Exhibit 10.1
CREDIT AGREEMENT
among
TOWN SPORTS INTERNATIONAL HOLDINGS, INC.,
TOWN SPORTS INTERNATIONAL, LLC,
VARIOUS LENDERS
and
DEUTSCHE BANK TRUST COMPANY AMERICAS,
as ADMINISTRATIVE AGENT

Dated as of May 11, 2011

DEUTSCHE BANK SECURITIES INC.
and
KEYBANK NATIONAL ASSOCIATION,
as JOINT LEAD ARRANGERS and JOINT BOOK RUNNING MANAGERS,
and
KEYBANK NATIONAL ASSOCIATION,
as SYNDICATION AGENT

(i)

(ii)

(iii)

(iv)

SCHEDULES

SCHEDULE I	Commitments
SCHEDULE II	Lender Addresses
SCHEDULE III	Existing Letters of Credit
SCHEDULE IV	Real Property
SCHEDULE V	Plans
SCHEDULE VI	Subsidiaries
SCHEDULE VII	Existing Indebtedness
SCHEDULE VIII	Insurance
SCHEDULE IX	Legal Names, Type of Organization (and Whether a Registered Organization); Jurisdiction of Organization; etc.
SCHEDULE X	Existing Liens
SCHEDULE XI	Existing Investments
SCHEDULE XII	Reverse Dutch Auction Procedures

EXHIBITS

EXHIBIT A-1	Notice of Borrowing
EXHIBIT A-2	Notice of Conversion/Continuation
EXHIBIT B-1	Initial Term Note
EXHIBIT B-2	Revolving Note
EXHIBIT B-3	Swingline Note

(v)

EXHIBIT B-4	Incremental Term Note
EXHIBIT C	Letter of Credit Request
EXHIBIT D	Section 5.04(b)(ii) Certificate
EXHIBIT E	Opinion of Simpson Thacher & Bartlett LLP
EXHIBIT F	Officers’ Certificate
EXHIBIT G	Pledge Agreement
EXHIBIT H	Security Agreement
EXHIBIT I	Subsidiaries Guaranty
EXHIBIT J	Solvency Certificate
EXHIBIT K	Compliance Certificate
EXHIBIT L	Assignment and Assumption Agreement
EXHIBIT M	Joinder Agreement
EXHIBIT N	Subordination Provisions
EXHIBIT O-1	Incremental Term Loan Commitment Agreement
EXHIBIT O-2	Incremental RL Commitment Agreement

(vi)

          CREDIT AGREEMENT, dated as of May 11, 2011, among TOWN SPORTS INTERNATIONAL HOLDINGS, INC., a Delaware corporation (“Holdings”), TOWN SPORTS INTERNATIONAL, LLC, a New York limited liability company (the “Borrower”), the Lenders party hereto from time to time, and DEUTSCHE BANK TRUST COMPANY AMERICAS, as administrative agent (in such capacity, the “Administrative Agent”). All capitalized terms used herein and defined in Section 1 are used herein as therein defined.
W I T N E S S E T H:
          WHEREAS, subject to and upon the terms and conditions set forth herein, the Lenders are willing to make available to the Borrower the respective credit facilities provided for herein;
          NOW, THEREFORE, IT IS AGREED:
          SECTION 1. Definitions and Accounting Terms.
          1.01 Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
          “Account” shall mean any Deposit Account or Securities Account.
          “Account Control Agreement” shall mean a “control agreement” in form and substance reasonably acceptable to the Administrative Agent and containing terms regarding the treatment of all cash, Cash Equivalents and other amounts on deposit in (or credited to) the respective Account governed by such Account Control Agreement.
          “Acquired Entity or Business” shall mean either (x) the assets and liabilities constituting a business, division or product line of any Person not already a Subsidiary of the Borrower or (y) 100% of the Equity Interests of any such Person, which Person shall, as a result of such stock acquisition, become a Wholly-Owned Domestic Subsidiary of the Borrower (or shall be merged with and into the Borrower or a Subsidiary Guarantor, with the Borrower or such Subsidiary Guarantor being the surviving Person), provided that any foreign operations of any such Person may be held by one or more Foreign Subsidiaries of such Person to the extent otherwise permitted under this Agreement.
          “Additional Security Documents” shall have the meaning provided in Section 9.12.
          “Adjustable Applicable Margins” shall have the meaning provided in the definition of “Applicable Margin”.
          “Adjusted Consolidated Net Income” shall mean, for any period, Consolidated Net Income for such period plus the sum of the amount of all net non-cash charges (including,

without limitation, depreciation, amortization, deferred tax expense, non-cash interest expense and non-cash stock or stock option compensation expense) and net non-cash losses which were included in arriving at Consolidated Net Income for such period, less the amount of all net non-cash gains and non-cash credits which were included in arriving at Consolidated Net Income for such period.
          “Adjusted Consolidated Working Capital” shall mean, at any time, Consolidated Current Assets (but excluding therefrom all cash and Cash Equivalents) less Consolidated Current Liabilities at such time.
          “Administrative Agent” shall mean DBTCA, in its capacity as Administrative Agent for the Lenders hereunder, and shall include any successor to the Administrative Agent appointed pursuant to Section 12.09.
          “Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling (including, but not limited to, all directors and officers of such Person), controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power (i) to vote 5% or more of the securities having ordinary voting power for the election of directors (or equivalent governing body) of such Person or (ii) to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise; provided, however, that neither the Administrative Agent nor any Affiliate thereof shall be considered an Affiliate of Holdings or any Subsidiary thereof.
          “Agent-Related Person” shall have the meaning provided in Schedule XII.
          “Agreement” shall mean this Credit Agreement, as modified, supplemented, amended, restated (including any amendment and restatement hereof), extended or renewed from time to time.
          “Applicable Excess Cash Flow Repayment Percentage” shall mean 75%; provided that, so long as no Default or Event of Default exists on the respective Excess Cash Flow Payment Date, (i) if the Secured Leverage Ratio as of the last day of the respective Excess Cash Flow Payment Period is less than or equal to 3.00:1.00 but greater than 2.50:1.00, then the Applicable Excess Cash Flow Repayment Percentage instead shall be 50%, (ii) if the Secured Leverage Ratio as of the last day of the respective Excess Cash Flow Payment Period is less than or equal to 2.50:1.00 but greater than 2.00:1.00, then the Applicable Excess Cash Flow Repayment Percentage instead shall be 25%, and (iii) if the Secured Leverage Ratio as of the last day of the respective Excess Cash Flow Payment Period is less than or equal to 2.00:1.00, then the Applicable Excess Cash Flow Repayment Percentage instead shall be 0%.
          “Applicable Margin” shall mean a percentage per annum equal to: (i) in the case of Initial Term Loans maintained as (x) Base Rate Loans, 4.50%, and (y) Eurodollar Loans, 5.50%; (ii) in the case of Revolving Loans and Swingline Loans maintained as (x) Base Rate Loans, initially 4.50%, and (y) Eurodollar Loans, initially 5.50%; (iii) in the case of Swingline Loans, initially 4.50%; and (iv) in the case of any Type of Incremental Term Loan of a given Tranche that is not an Initial Term Loan, that percentage per annum set forth in, or calculated in accordance with, Section 2.14 and the respective Incremental Term Loan Commitment Agreement. From and after each day of delivery of any certificate delivered in accordance with the first sentence of the following paragraph indicating an entitlement to a different margin for any Revolving Loans or Swingline Loans than that described in the immediately preceding sentence (each, a “Start Date”) to and including the applicable End Date described below, the Applicable Margins for such Tranches of Loans (hereinafter, the “Adjustable Applicable Margins”) shall be those set forth below opposite the Secured Leverage Ratio indicated to have been achieved in any certificate delivered in accordance with the following sentences:

		Revolving Loan and
	Revolving Loan	Swingline Loan
Secured Leverage Ratio	Eurodollar Margin	Base Rate Margin
Greater than 3.00 to 1.00	5.50%	4.50%

Greater than 2.75 to 1.00 but less than or equal to 3.00 to 1.00	5.25%	4.25%

Less than or equal to 2.75 to 1.00	5.00%	4.00%
          The Secured Leverage Ratio used in a determination of Adjustable Applicable Margins shall be determined based on the delivery of a certificate of Holdings (each, a “Quarterly Pricing Certificate”) by an Authorized Financial Officer of Holdings to the Administrative Agent (with a copy to be sent by the Administrative Agent to each Lender), within 45 days after the last day of any fiscal quarter of Holdings (or within 90 days after the last day of the fourth fiscal quarter of Holdings). The Quarterly Pricing Certificate shall set forth the calculation of the Secured Leverage Ratio as at the last day of the Test Period ended immediately prior to the relevant Start Date and the Adjustable Applicable Margins which shall be thereafter applicable (until such Adjustable Applicable Margins are changed or cease to apply in accordance with the following sentences). The Adjustable Applicable Margins so determined shall apply, except as set forth in the succeeding sentence, from the relevant Start Date to the earlier of (x) the date on which the next Quarterly Pricing Certificate is delivered to the Administrative Agent or (y) the date which is 45 days (or 90 days in the case of the fourth fiscal quarter of Holdings) following the last day of the fiscal quarter of Holdings for which the Adjustable Applicable Margins were most recently determined pursuant to this definition (such earlier date, the “End Date”), at which time, if no Quarterly Pricing Certificate has been delivered to the Administrative Agent indicating an entitlement to new Adjustable Applicable Margins (and thus commencing a new Start Date), the Adjustable Applicable Margins shall be those set forth in the first sentence of this definition (such Adjustable Applicable Margins as so determined, the “Highest Adjustable Applicable Margins”). Notwithstanding anything to the contrary contained above in this definition, (A) the Adjustable Applicable Margins for Revolving Loans and Swingline Loans shall be the Highest Adjustable Applicable Margins (x) at all times during which an Event of Default shall occur and be continuing and (y) at all times prior to the date of delivery of the financial statements of Holdings pursuant to Section 9.01(a) for the fiscal quarter of Holdings ending September 30, 2011, (B) the Applicable Margins in respect of any Tranche of Term Loans shall be increased as, and to the extent, necessary to comply with Section 2.14(a), (C) the Applicable Margins and Adjustable Applicable Margins in respect of Revolving Loans and Swingline Loans shall be increased as, and to the extent, necessary to comply with Section 2.15(a), (D) the Applicable Margins in respect of any Tranche of Revolving Loans and

Swingline Loans made pursuant to any Extended Revolving Loan Commitments shall be the applicable percentages per annum set forth in the relevant Extension Offer and (E) the Applicable Margins in respect of any Tranche of Extended Term Loans shall be the applicable percentages per annum set forth in the relevant Extension Offer.
          Notwithstanding anything to the contrary contained in this Agreement, if it is subsequently determined that the Secured Leverage Ratio set forth in any Quarterly Pricing Certificate delivered to the Administrative Agent is inaccurate for any reason and the result thereof is that the RL Lenders received interest or Letter of Credit Fees for any period at an Applicable Margin that is less than that which would have been applicable thereto had the Secured Leverage Ratio been accurately determined, then the Borrower shall pay to the Administrative Agent for the account of each RL Lender such additional interest and/or Letter of Credit Fees for such period in an amount equal to the remainder of (x) the amount of interest and/or Letter of Credit Fees to which such RL Lenders would have received had the Secured Leverage Ratio been correctly computed minus (y) the amount of interest and/or Letter of Credit Fees actually paid to such RL Lenders for such period, together with interest on such additional amounts (to the extent permitted by law) for such period at a rate per annum equal to the Base Rate that was in effect from to time during such period plus the Applicable Margin during such period (reflecting the correct Secured Leverage Ratio) for Revolving Loans maintained as Base Rate Loans. Such additional interest and/or Letter of Credit Fees shall be due and payable within three (3) Business Days after the Borrower obtains knowledge (including by way of notification thereof from the Administrative Agent or the Required Lenders) that the Secured Leverage Ratio was inaccurately computed. Upon the payment in full of any accrued additional interest and/or Letter of Credit Fees pursuant to this paragraph, any Default or Event of Default that may have arisen solely as a result of the Quarterly Pricing Certificate miscalculating the Secured Leverage Ratio for purposes of calculating the Applicable Margin (but not for purposes of calculating the Secured Leverage Ratio under Section 10.07 or any other Section of this Agreement or as a result of any other inaccuracy or misrepresentation set forth in such Quarterly Pricing Certificate) shall be deemed cured.
          “Applicable Threshold Price” shall have the meaning provided in Schedule XII.
          “Asset Sale” shall mean any sale, transfer or other disposition by Holdings or any of its Subsidiaries to any Person (including by way of redemption by such Person) other than to a Credit Party of any asset (including, without limitation, any capital stock or other securities of, or Equity Interests in, another Person) other than sales of assets pursuant to Sections 10.02(ii), (vi), (vii), (x), (xi), (xii) and (xiii).
          “Assignment and Assumption Agreement” shall mean an Assignment and Assumption Agreement substantially in the form of Exhibit L (appropriately completed).
          “Auction” shall have the meaning provided in Section 2.17.
          “Auction Amount” shall have the meaning provided in Schedule XII.
          “Auction Assignment and Assumption” shall have the meaning provided in Schedule XII.

          “Auction Manager” shall have the meaning provided in Section 2.17.
          “Auction Notice” shall have the meaning provided in Schedule XII.
          “Authorized Financial Officer” of any Person shall mean the chief financial officer, the vice-president finance, the treasurer or assistant treasurer of such Person or, if there is no chief financial officer, vice-president finance, treasurer or assistant treasurer of such Person, any other senior executive officer of such Person designated by the president of such Person as being a financial officer authorized to deliver and certify financial information under this Agreement.
          “Authorized Officer” shall mean, with respect to (i) delivering Notices of Borrowing, Notices of Conversion/Continuation and similar notices, any person or persons that has or have been authorized by the board of directors of the Borrower to deliver such notices pursuant to this Agreement and that has or have appropriate signature cards on file with the Administrative Agent, the Swingline Lender or the respective Issuing Lender, (ii) delivering financial information and officer’s certificates pursuant to this Agreement, an Authorized Financial Officer of Holdings or the Borrower, and (iii) any other matter in connection with this Agreement or any other Credit Document, any officer (or a person or persons so designated by any two officers) of Holdings or the Borrower.
          “Bankruptcy Code” shall have the meaning provided in Section 11.05.
          “Base Rate” shall mean, at any time, the highest of (i) the Prime Lending Rate at such time, (ii) 1/2 of 1% in excess of the overnight Federal Funds Rate at such time, (iii) the Eurodollar Rate for a Eurodollar Loan with a one-month Interest Period commencing on such day plus 1.00%, (iv) with respect to Initial Term Loans, 2.50%, and (v) with respect to any Tranche of Incremental Term Loans, such percentage as may be agreed to in the respective Incremental Term Loan Commitment Agreement. For purposes of this definition, the Eurodollar Rate shall be determined using the Eurodollar Rate as otherwise determined by the Administrative Agent in accordance with the definition of Eurodollar Rate, except that (x) if a given day is a Business Day, such determination shall be made on such day (rather than two Business Days prior to the commencement of an Interest Period) or (y) if a given day is not a Business Day, the Eurodollar Rate for such day shall be the rate determined by the Administrative Agent pursuant to preceding clause (x) for the most recent Business Day preceding such day. Any change in the Base Rate due to a change in the Prime Lending Rate, the Federal Funds Rate or such Eurodollar Rate shall be effective as of the opening of business on the day of such change in the Prime Lending Rate, the Federal Funds Rate or such Eurodollar Rate, respectively.
          “Base Rate Loan” shall mean (i) each Swingline Loan and (ii) each other Loan designated or deemed designated as such by the Borrower at the time of the incurrence thereof or conversion thereto as provided herein.
          “Borrower” shall have the meaning set forth in the first paragraph of this Agreement.

          “Borrowing” shall mean the borrowing of one Type of Loan of a single Tranche from all the Lenders having Commitments of the respective Tranche (or from the Swingline Lender in the case of Swingline Loans) on a given date (or resulting from a conversion or conversions on such date) having in the case of Eurodollar Loans the same Interest Period, provided that Base Rate Loans incurred pursuant to Section 2.10(b) shall be considered part of the related Borrowing of Eurodollar Loans.
          “BRS” shall mean Bruckmann, Rosser, Sherrill & Co. Management, L.P, a Delaware limited partnership.
          “BRS Investors” shall mean collectively: BRS; Bruce Bruckmann, an individual and his family members; Elizabeth McShane, an individual; Beverly Place, an individual; Kurt Bruckmann, an individual; William Bruckmann, an individual; BCB Family Partners, L.P.; NAZ Family Partners, L.P.; Bruce C. Bruckmann Family 1996 Trust; Bruce C. Bruckmann 1999 Gift Trust; Bruce C. Bruckmann 2007 Gift Trust; Nancy Zweng, an individual; Harold O. Rosser, an individual, his family members and any trust, the beneficiaries of which include only him, his spouse, parents, siblings, or direct lineal descendants; Stephen Sherrill, an individual, his family members and any trust, the beneficiaries of which include only him, his spouse, parents, siblings, or direct lineal descendants; Paul D. Kaminski, an individual; and Merrill Lynch Pierce Fenner & Smith, Custodian for the Benefit of Paul D. Kaminski IRA.
          “Business Day” shall mean (i) for all purposes other than as covered by clause (ii) below, any day except Saturday, Sunday and any day which shall be in New York, New York, a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in U.S. dollar deposits in the London interbank Eurodollar market.
          “Calculation Period” shall mean, with respect to any Permitted Acquisition, any Significant Asset Sale or any other event expressly required to be calculated on a Pro Forma Basis pursuant to the terms of this Agreement, the Test Period most recently ended prior to the date of any such Permitted Acquisition, Significant Asset Sale or other event for which financial statements are available.
          “Capital Expenditures” shall mean, with respect to any Person, all expenditures by such Person which should be capitalized in accordance with generally accepted accounting principles and, without duplication, the amount of Capitalized Lease Obligations incurred by such Person.
          “Capitalized Lease Obligations” shall mean, with respect to any Person, all rental obligations of such Person which, under generally accepted accounting principles, are or will be required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with such principles.
          “Captive Insurance Company” shall mean TSI Insurance, Inc., a New York captive insurance company and a Wholly-Owned Domestic Subsidiary of the Borrower.

          “Cash Equivalents” shall mean, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (ii) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within six months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s, (iii) Dollar denominated time deposits, certificates of deposit and bankers acceptances of any Lender or any commercial bank having, or which is the principal banking subsidiary of a bank holding company having, a long-term unsecured debt rating of at least “A” or the equivalent thereof from S&P or “A2” or the equivalent thereof from Moody’s with maturities of not more than six months from the date of acquisition by such Person, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iii) above, (v) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody’s and in each case maturing not more than six months after the date of acquisition by such Person, (vi) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (v) above, and (vii) in the case of Foreign Subsidiaries of the Borrower only (in addition to instruments referred to in clauses (i) through (vi) above), instruments equivalent to those referred to in clauses (i) through (vi) above denominated in a foreign currency, which are substantially equivalent in credit quality and tenor to those referred to above and customarily used by businesses for short term cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Foreign Subsidiary of the Borrower organized in such jurisdiction.
          “CERCLA” shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same has been amended and may hereafter be amended from time to time, 42 U.S.C. § 9601 et seq.
          “Change of Control” shall mean any of (i) from and after the Effective Date (x) any “Person” or “Group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the Effective Date), other than BRS, the BRS Investors and their Permissible Transferees, (A) is or shall become the “beneficial owners” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act as in effect on the Effective Date), directly or indirectly, of 35% or more on a fully diluted basis of the Voting Equity Interests of Holdings, unless BRS, the BRS Investors and their Permissible Transferees are the “beneficial owners” (as so defined) of at least a majority of such Voting Equity Interests on a fully diluted basis, or (B) shall have obtained the power (whether or not exercised) to elect a majority of Holdings’ directors or (y) the board of directors of Holdings shall cease to consist of a majority of Continuing Directors, (ii) Holdings shall cease to own 100% of the Equity Interests of the Borrower, or (iii) a “change of control” (or similar term) pursuant to, and as defined in, any Permitted Unsecured Debt Document shall occur.
          “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the

Code are to the Code as in effect at the date of this Agreement and any subsequent provisions of the Code amendatory thereof, supplemental thereto or substituted therefor.
          “Collateral” shall mean all property (whether real or personal) with respect to which any security interests have been granted (or purported to be granted) pursuant to any Security Document, including, without limitation, all Pledge Agreement Collateral, all Security Agreement Collateral and all cash and Cash Equivalents delivered as collateral pursuant to Section 2.18(a), 4.02(c), 5.02 or 11.
          “Collateral Agent” shall mean the Administrative Agent acting as collateral agent for the Secured Creditors pursuant to the Security Documents.
          “Commitment” shall mean any of the commitments of any Lender, i.e., an Initial Term Loan Commitment, an Incremental Term Loan Commitment or a Revolving Loan Commitment.
          “Commitment Commission” shall have the meaning provided in Section 4.01(a).
          “Consolidated Current Assets” shall mean, at any time, the consolidated current assets of Holdings and its Subsidiaries at such time.
          “Consolidated Current Liabilities” shall mean, at any time, the consolidated current liabilities of Holdings and its Subsidiaries at such time, but excluding the current portion of any Indebtedness under this Agreement and the current portion of any other long-term Indebtedness which would otherwise be included therein.
          “Consolidated EBITDA” shall mean, for any period, Consolidated Net Income for such period (without giving effect to (w) any extraordinary gains, (x) any non-cash income or gains (other than any non-cash income that may be recognized over time in accordance with generally accepted accounting principles in the U.S. in the ordinary course of business of the Borrower and its Subsidiaries on a basis consistent with past practices where cash payments to the Borrower and its Subsidiaries are made upfront in respect of initiation fees, personal training coupons and similar types of programs), (y) any after-tax effect of income or loss from the early extinguishment of (i) Indebtedness (including obligations under any Interest Rate Protection Agreements or Other Hedging Agreements) or (ii) other derivative instruments, and (z) any gains or losses from sales of assets other than inventory sold in the ordinary course of business), adjusted by (A) adding thereto (in each case to the extent deducted in determining Consolidated Net Income for such period and not otherwise excluded from the calculation of Consolidated EBITDA pursuant to clauses (w), (x), (y) and (z) above in this definition), without duplication, the amount of (i) total interest expense (inclusive of amortization of deferred financing fees and other original issue discount and banking fees, charges and commissions (e.g., letter of credit fees and commitment fees)) of Holdings and its Subsidiaries determined on a consolidated basis for such period, (ii) provision for taxes based on income and foreign withholding taxes for Holdings and its Subsidiaries determined on a consolidated basis for such period, (iii) all depreciation and amortization expense of Holdings and its Subsidiaries determined on a consolidated basis for such period, (iv) the amount of all Transaction Expenses for such period, (v) the amount of all deferred rent expense of Holdings and its Subsidiaries determined on a consolidated basis for such period, (vi) the amount of all non-cash deferred compensation expense of Holdings and its Subsidiaries determined on a consolidated basis for such period resulting from the issuance of capital stock, stock options or stock appreciation rights to former or current directors, officers or employees of Holdings or any Subsidiary of Holdings, or the exercise of such options or rights, (vii) the amount of all non-cash deferred compensation expense of Holdings and its Subsidiaries determined on a consolidated basis for such period resulting from the repurchase of capital stock, options and rights described in preceding clause (vi), (viii) the amount of all non-cash charges of Holdings and its Subsidiaries determined on a consolidated basis for such period resulting from discontinued operations to the extent otherwise permitted by FAS 141 to the extent that same were deducted in arriving at Consolidated Net Income for such period, (ix) the amount of all non-cash charges relating to the impairment or write-down of fixed assets, intangible assets or goodwill for such period, (x) the amount of all other non-cash charges of Holdings and its Subsidiaries determined on a consolidated basis for such period, and (xi) the amount of all prepayment premiums paid in connection with any retirement of Indebtedness, and (B) subtracting therefrom (to the extent not otherwise deducted in determining Consolidated Net Income for such period) (i) the amount of any payment of rent during such period that was deferred in a previous period and (ii) the amount of all cash payments and cash charges made during such period relating to any non-cash charges taken in a previous period pursuant to preceding clause (A)(viii) or (x). For the avoidance of doubt, it is understood and agreed that, to the extent any amounts are excluded from Consolidated Net Income by virtue of the proviso to the definition thereof contained herein, add backs to Consolidated Net Income in determining Consolidated EBITDA as provided above shall be limited (or denied) in a fashion consistent with the proviso to the definition of Consolidated Net Income contained herein.
          “Consolidated Indebtedness” shall mean, at any time, the remainder of (A) the sum of (without duplication) (i) all Indebtedness of Holdings and its Subsidiaries (on a consolidated basis) as would be required to be reflected as debt or Capitalized Lease Obligations on the liability side of a consolidated balance sheet of Holdings and its Subsidiaries in accordance with GAAP, (ii) all Indebtedness of Holdings and its Subsidiaries of the type described in clause (ii) of the definition of Indebtedness and (iii) all Contingent Obligations of Holdings and its Subsidiaries in respect of Indebtedness of any third Person of the type referred to in preceding clauses (i) and (ii); provided that the aggregate amount available to be drawn (i.e., unfunded amounts) under all letters of credit, bankers’ acceptances, bank guaranties, surety bonds and similar obligations issued for the account of Holdings or any of its Subsidiaries (but excluding, for avoidance of doubt, all unpaid drawings or other matured monetary obligations owing in respect of such letters of credit, bankers’ acceptances, bank guaranties, surety bonds and similar obligations) shall not be included in any determination of “Consolidated Indebtedness” minus (B) the lesser of (x) the aggregate amount of all Unrestricted cash and Cash Equivalents on hand of the Borrower and the Subsidiary Guarantors at such time and (y) $25,000,000.
          “Consolidated Interest Expense” shall mean, for any period, (i) the total consolidated cash interest expense of Holdings and its Subsidiaries (including, without limitation, all commissions, discounts and other commitment and banking fees and charges (e.g., fees with respect to letters of credit, Interest Rate Protection Agreements and Other Hedging Agreements) for such period (calculated without regard to any limitations on payment thereof), adjusted to exclude (to the extent same would otherwise be included in the calculation above in this clause (i)) the amortization of any deferred financing costs and original issue discount for such period, plus (ii) without duplication, that portion of Capitalized Lease Obligations of Holdings and its Subsidiaries on a consolidated basis representing the interest factor for such period, minus (iii) the aggregate amount of cash interest income of Holdings and its Subsidiaries during such period.
          “Consolidated Net Income” shall mean, for any period, the net income (or loss) of Holdings and its Subsidiaries for such period, determined on a consolidated basis (after any deduction for minority interests), provided that (i) in determining Consolidated Net Income, the net income of any other Person which is not a Subsidiary of Holdings or is accounted for by Holdings by the equity method of accounting shall be included only to the extent of the payment of cash dividends or cash distributions by such other Person to Holdings or a Subsidiary thereof during such period, (ii) the net income of any Subsidiary of Holdings (other than the Borrower) shall be excluded to the extent that the declaration or payment of cash dividends or similar cash distributions by that Subsidiary of that net income is not at the date of determination permitted by operation of its charter or any agreement, instrument or law applicable to such Subsidiary, (iii) except for determinations expressly required to be made on a Pro Forma Basis, the net income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or all or substantially all of the property or assets of such Person are acquired by a Subsidiary of the Borrower and (iv) for purposes of calculating the Interest Expense Coverage Ratio, cash interest income of Holdings and its Subsidiaries shall be excluded.
          “Consolidated Secured Indebtedness” shall mean, at any time, the aggregate amount of all Consolidated Indebtedness of Holdings and its Subsidiaries at such time that is secured by a Lien on any asset of Holdings and/or any of its Subsidiaries (including, without limitation, the Obligations).
          “Contingent Obligation” shall mean, as to any Person, without duplication, any obligation of such Person as a result of such Person being a general partner of any other Person, unless the underlying obligation is expressly made non-recourse as to such general partner, and any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

          “Continuing Directors” shall mean the directors of Holdings on the Effective Date and each other director of Holdings if such director’s nomination for election to the board of directors of Holdings is recommended by a majority of the then Continuing Directors.
          “Credit Agreement Party” shall mean and include Holdings and the Borrower.
          “Credit Agreement Party Guaranty” shall mean the guaranty of the Credit Agreement Parties pursuant to Section 14.
          “Credit Documents” shall mean this Agreement and, after the execution and delivery thereof pursuant to the terms of this Agreement, each Note, the Subsidiaries Guaranty, each Security Document, each Joinder Agreement, each Incremental Term Loan Commitment Agreement and each Incremental RL Commitment Agreement.
          “Credit Event” shall mean the making of any Loan or the issuance of any Letter of Credit.
          “Credit Party” shall mean Holdings, the Borrower and each Subsidiary Guarantor.
          “Cumulative Retained Excess Cash Flow Amount” shall mean, initially, $0, which amount (x) shall be increased on each Excess Cash Flow Payment Date, so long as any payment required pursuant to Section 5.02(e) has been made on such date, by an amount equal to the remainder of (A) the amount of Excess Cash Flow for the respective Excess Cash Flow Payment Period minus (B) the Applicable Excess Cash Flow Repayment Percentage of Excess Cash Flow for the respective Excess Cash Flow Payment Period, and (y) shall be reduced by the sum of (I) the aggregate amount of Dividends theretofore paid or made pursuant to Section 10.03(vii), (II) the aggregate amount of all Investments theretofore made pursuant to Section 10.05(xiv) and (III) the aggregate amount of all cash payments theretofore made pursuant to Section 10.08(i)(z).
          “DBTCA” shall mean Deutsche Bank Trust Company Americas, in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise.
          “Default” shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.
          “Defaulting Lender” shall mean any Lender with respect to which a Lender Default is in effect.
          “Deposit Account” shall mean a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization.
          “Designated Insured Risks” shall mean those categories of risks that are not covered by the Borrower’s and its Subsidiaries third party insurance coverage required to be maintained pursuant to Section 9.03 (such as, but not limited to, war, sabotage, terrorism, reputation and deceptive practices and other coverages in excess of those amounts required to be maintained by such Section 9.03) and which are not generally available at commercially reasonable rates as determined in good faith by the Board of Directors of the Borrower.

          “Discount Range” shall have the meaning provided in Schedule XII.
          “Dividend” shall mean any dividend or other distribution (whether in cash, securities or other property (other than common Equity Interests of Holdings) with respect to any Equity Interest of Holdings or any of its Subsidiaries, or any payment (whether in cash, securities or other property (other than common Equity Interests of Holdings)) including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to the stockholders, partners or members (or the equivalent Person thereof) of Holdings or any of its Subsidiaries.
          “Dollars” and the sign “$” shall each mean freely transferable lawful money of the United States.
          “Domestic Subsidiary” shall mean each Subsidiary of the Borrower incorporated or organized in the United States or any State thereof.
          “Drawing” shall have the meaning provided in Section 3.05(b).
          “Effective Date” shall have the meaning provided in Section 13.10.
          “Eligible Transferee” shall mean and include a commercial bank, an insurance company, a finance company, a financial institution, any fund that invests in loans or any other “accredited investor” (as defined in Regulation D of the Securities Act), but excluding individuals and Holdings and its Subsidiaries (except to the limited extent permitted by Section 2.17) and Affiliates; provided, however, notwithstanding the foregoing, one or more Affiliates of Holdings (including, for the avoidance of doubt, all directors and officers of Holdings or any of its Subsidiaries) that are neither Holdings nor any of its Subsidiaries, but may include individuals, may be an Eligible Transferee for up to $3,000,000 in the aggregate of outstanding Term Loans at any time for all such Affiliates so long as any such Affiliate shall have waived its right to (x) receive (and by becoming a Lender hereunder hereby waives its right to receive) information (other than administrative information such as notifications under Section 2) not prepared by (or on behalf of) Holdings or any of its Subsidiaries from the Administrative Agent or any Lender (or any advisor, agent or counsel thereof) under or in connection with the Credit Documents and (y) attend (and by becoming a Lender hereunder hereby waives its right to attend) any meeting or conference call (or any portion thereof) with the Administrative Agent or any Lender but in which neither Holdings nor any of its Subsidiaries participates.
          “End Date” shall have the meaning set forth in the definition of “Applicable Margin”.
          “Environmental Claims” shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, “Claims”), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any

third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief in connection with alleged injury or threat of injury to health, safety or the environment due to the presence of Hazardous Materials.
          “Environmental Law” shall mean any federal, state, foreign or local statute, law, rule, regulation, ordinance, code, guideline, policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, employee health and safety or Hazardous Materials, including, without limitation, CERCLA; the Resource Conservation and Recovery Act, 42 U.S.C § 6901 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. § 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. § 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. § 11001 et seq.; the Hazardous Material Transportation Act, 49 U.S.C. § 1801 et seq.; the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq.; and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.
          “Equity Interests” of any Person shall mean any and all capital stock, shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interest in (however designated) equity of such Person, including any common stock, any preferred stock, any limited or general partnership interest and any limited liability company membership interest.
          “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.
          “ERISA Affiliate” shall mean each person (as defined in Section 3(9) of ERISA) which together with Holdings or a Subsidiary of Holdings is deemed to be a “single employer” within the meaning of Section 414(b), (c), (m) or (o) of the Code.
          “Eurodollar Loan” shall mean each Loan (other than a Swingline Loan) designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.
          “Eurodollar Rate” shall mean, with respect to any Borrowing of Eurodollar Loans for any Interest Period, the highest of (i) (a) the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London Time) on the date that is two Business Days prior to the commencement of such Interest Period by reference to the Reuters Screen LIBOR01 for deposits in Dollar (or such other comparable page as may, in the opinion of the Administrative Agent, replace such page for the purpose of displaying such rates) for a period equal to such Interest Period; provided that to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “Eurodollar Rate” shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in Dollars are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the beginning of such Interest Period, divided by (b) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D), (ii) with respect to Initial Term Loans, 1.50%, and (iii) with respect to any Tranche of Incremental Term Loans, such percentage as may be agreed to in the respective Incremental Term Loan Commitment Agreement.
          “Event of Default” shall have the meaning provided in Section 11.
          “Excess Cash Flow” shall mean, for any period, the remainder of (a) the sum of, without duplication, (i) Adjusted Consolidated Net Income for such period and (ii) the decrease, if any, in Adjusted Consolidated Working Capital from the first day to the last day of such period (or, in the case of the Excess Cash Flow Payment Period ending December 31, 2011, from January 1, 2011 to the last day of such period), minus (b) the sum of, without duplication, (i) the aggregate amount of all Capital Expenditures made by Holdings and its Subsidiaries during such period (other than Capital Expenditures to the extent financed with equity proceeds, Equity Interests, asset sale proceeds (other than sales of inventory in the ordinary course of business), insurance proceeds or Indebtedness (other than Revolving Loans and Swingline Loans)), (ii) the aggregate amount of permanent principal payments of Indebtedness for borrowed money of Holdings and its Subsidiaries and the permanent repayment of the principal component of Capitalized Lease Obligations of Holdings and its Subsidiaries during such period (other than (1) repayments made with the proceeds of asset sales (other than sales of inventory in the ordinary course of business), sales or issuances of Equity Interests, insurance or Indebtedness, (2) repayments pursuant to Section 10.08(i)(y) or (z) and (3) payments of Loans and/or other Obligations, provided that repayments of Loans shall be deducted in determining Excess Cash Flow to the extent such repayments were required as a result of a Scheduled Term Loan Repayment pursuant to Section 5.02(b)), (iii) the increase, if any, in Adjusted Consolidated Working Capital from the first day to the last day of such period (or, in the case of the Excess Cash Flow Payment Period ending December 31, 2011, from January 1, 2011 to the last day of such period), and (iv) the aggregate amount of all cash payments made in respect of all Permitted Acquisitions and all Investments made pursuant to Section 10.05(xiii) (other than intercompany Investments among or between Holdings and its Subsidiaries) consummated by Holdings and its Subsidiaries during such period (other than any such payments to the extent financed with equity proceeds, asset sale proceeds, insurance proceeds or Indebtedness).
          “Excess Cash Flow Payment Date” shall mean the date occurring 90 days after the last day of each fiscal year of Holdings (commencing with the fiscal year of Holdings ending December 31, 2011).
          “Excess Cash Flow Payment Period” shall mean (x) with respect to the repayment required on the first Excess Cash Flow Payment Date, the period from April 1, 2011 to the last day of Holdings’ fiscal year ending December 31, 2011 (taken as one accounting period), and (y) with respect to the repayment required on each successive Excess Cash Flow Payment Date, the immediately preceding fiscal year of Holdings.
          “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          “Excluded Taxes” shall mean (i) any Tax imposed on or measured by the net income or net profits of a Lender pursuant to the laws of the Unites States of America or the jurisdiction in which such Lender is organized or the jurisdiction in which the principal office or applicable lending office of such Lender is located or any subdivision thereof or therein, (ii) any branch profits Taxes imposed by any jurisdiction described in clause (i), (iii) in the case of a Foreign Lender, any United States federal withholding Taxes (x) resulting from a requirement of law on the date such Foreign Lender becomes a party to this Agreement (or designates a new lending office), except to the extent such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding Taxes pursuant to Section 5.04(a), or (y) is attributable to such Foreign Lender’s failure to comply with Section 5.04(b), (iv) any Taxes imposed pursuant to FATCA and (v) any United States federal backup withholding Taxes.
          “Existing Credit Agreement” shall mean the Credit Agreement, dated as of February 27, 2007, among Holdings, the Borrower, the lenders party thereto and DBTCA, as administrative agent (as amended through and including the Initial Borrowing Date).
          “Existing GAAP” shall have the meaning provided in Section 13.07(a).
          “Existing Holdings Notes” shall mean Holdings’ 11% Senior Discount Notes due February 4, 2014 issued pursuant to the Existing Holdings Note Indenture.
          “Existing Holdings Notes Indenture” shall mean the Indenture, dated as of February 4, 2004, as heretofore amended or supplemented, between Holdings and the Existing Holdings Notes Trustee, as the trustee thereunder.
          “Existing Holdings Notes Redemption” shall have the meaning provided in Section 6.05.
          “Existing Holdings Notes Redemption Date” shall have the meaning provided in Section 6.05.
          “Existing Holdings Notes Trustee” shall mean The Bank of New York Mellon (as successor to The Bank of New York), as trustee under the Existing Holdings Notes Indenture.
          “Existing Indebtedness” shall have the meaning provided in Section 8.20.
          “Expiration Time” shall have the meaning provided in Schedule XII.
          “Extended Revolving Commitment” shall have the meaning provided in Section 2.16.
          “Extended Term Loans” shall have the meaning provided in Section 2.16.
          “Extending RL Lender” shall have the meaning provided in Section 2.16.
          “Extending Term Lender” shall have the meaning provided in Section 2.16.

          “Extension” shall have the meaning provided in Section 2.16.
          “Extension Offer” shall have the meaning provided in Section 2.16.
          “Facing Fee” shall have the meaning provided in Section 4.01(c).
          “FATCA” shall mean Sections 1471 through 1474 of the Code (as enacted on or prior to the Effective Date, and any amended or successor provisions that are substantially comparable; provided that any such amended or successor provisions impose criteria that are not materially more onerous than those contained in such provisions as enacted on or prior to the Effective Date) and the regulations promulgated thereunder or published administrative guidance implementing such provisions.
          “Federal Funds Rate” shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.
          “Fees” shall mean all amounts payable pursuant to or referred to in Section 4.01.
          “Foreign Lender” shall have the meaning provided in Section 5.04(b).
          “Foreign Pension Plan” shall mean any defined benefit plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America by Holdings or any one or more of its Subsidiaries primarily for the benefit of employees of Holdings or such Subsidiaries residing outside the United States, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code, but which is comparable to a Pension Plan.
          “Foreign Subsidiary” shall mean each Subsidiary of Holdings that is incorporated or organized under the laws of any jurisdiction other than the United States of America or any State thereof.
          “Guaranteed Creditors” shall mean and include each of the Administrative Agent, the Collateral Agent, the Issuing Lenders, the Lenders, the Swingline Lender and each party (other than any Credit Party) party to an Interest Rate Protection Agreement or Other Hedging Agreement to the extent such party constitutes a Secured Creditor under the Security Documents.
          “Guaranteed Obligations” shall mean (A) as to Holdings, (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of the principal, premium and interest on each Note issued by, and all Loans made to, the Borrower under this Agreement and all reimbursement obligations and Unpaid Drawings with respect to Letters of

Credit, together with all the other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due), indebtedness and liabilities (including, without limitation, indemnities, fees and interest (including any interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided for herein, whether or not such interest is an allowed claim in any such proceeding) thereon) of the Borrower to any Guaranteed Creditor now existing or hereafter incurred under, arising out of or in connection with this Agreement and each other Credit Document to which the Borrower is a party and the due performance and compliance by the Borrower with all the terms, conditions and agreements contained in the Credit Agreement and in each such other Credit Document and (ii) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due), liabilities and indebtedness (including any interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided for herein, whether or not such interest is an allowed claim in any such proceeding) of the Borrower and each other Guaranteed Party owing under any Interest Rate Protection Agreement or Other Hedging Agreement entered into by the Borrower or such Guaranteed Party with any Guaranteed Creditor (even if such Guaranteed Creditor subsequently ceases to be a Lender under this Agreement for any reason) so long as such Guaranteed Creditor or affiliate participates in such Interest Rate Protection Agreement or Other Hedging Agreement and their subsequent assigns, if any, whether now in existence or hereafter arising, and the due performance and compliance with all terms, conditions and agreements contained therein and (B) as to the Borrower, the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due), liabilities and indebtedness (including any interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided for herein, whether or not such interest is an allowed claim in any such proceeding) of each Guaranteed Party owing under any Interest Rate Protection Agreement or Other Hedging Agreement entered into by such Guaranteed Party with any Guaranteed Creditor (even if such Guaranteed Creditor subsequently ceases to be a Lender under this Agreement for any reason) so long as such Guaranteed Creditor or affiliate participates in such Interest Rate Protection Agreement or Other Hedging Agreement and their subsequent assigns, if any, whether now in existence or hereafter arising, and the due performance and compliance with all terms, conditions and agreements contained therein.
          “Guaranteed Party” shall mean the Borrower and each Subsidiary of the Borrower party to an Interest Rate Protection Agreement or Other Hedging Agreement with any Guaranteed Creditor.
          “Guarantor” shall mean each of Holdings, the Borrower and each Subsidiary Guarantor.
          “Guaranty” shall mean each of the Credit Agreement Parties Guaranty and the Subsidiaries Guaranty.
          “Hazardous Materials” shall mean (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of “hazardous substances,” “hazardous waste,” “hazardous materials,” “extremely hazardous substances,” “restricted hazardous waste,” “toxic substances,” “toxic pollutants,” “contaminants,” or “pollutants,” or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, the exposure to, or Release of which is prohibited, limited or regulated by any governmental authority.
          “Highest Adjustable Applicable Margins” shall have the meaning provided in the definition of “Applicable Margin”.
          “Holdings” shall have the meaning set forth in the first paragraph of this Agreement.
          “Holdings Common Stock” shall have the meaning provided in Section 8.13.
          “Immaterial Subsidiary” shall mean Subsidiaries of the Borrower, in the aggregate, whose revenues at any time are 3% or less of the consolidated revenues of the Borrower and its Subsidiaries for the twelve month period ending on the last day of the most recently ended month on or prior to such time.
          “Incremental Commitment” shall mean either an Incremental Term Loan Commitment or an Incremental RL Commitment.
          “Incremental Commitment Requirements” shall mean, with respect to any provision of Incremental Term Loan Commitments on an Incremental Term Loan Borrowing Date or Incremental RL Commitments on any Incremental RL Commitment Date, the satisfaction of each of the following conditions on any such date: (i) no Default or Event of Default then exists or would result therefrom (for purposes of such determination, assuming the relevant Loans in an aggregate principal amount equal to the full amount of Incremental Term Loan Commitments and/or Incremental RL Commitments then provided had been incurred, and the proceeds of such Loans had been applied, on any such date) and all of the representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects at such time (it being understood that (x) any representation and warranty that is qualified by materiality or Material Adverse Effect shall be required to be true and correct in all respects and (y) any representation and warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects (or all respects, as the case may be) as of such earlier date); (ii) Holdings shall be in compliance with (I) the financial covenants contained in Section 10.07 and (II) a Secured Leverage Ratio of less than or equal to 2.75:1.00, in each case for the Calculation Period most recently ended on or prior to the respective Incremental Term Loan Borrowing Date or Incremental RL Commitment Date, as the case may be, on a Pro Forma Basis, as if the relevant Loans to be made pursuant to the Incremental Commitments (assuming the full utilization thereof), and the proceeds of such Loans had been applied, on the first day of such Calculation Period; (iii) the delivery by Holdings or the Borrower to the Administrative Agent on or prior to such date of an officer’s certificate executed by an Authorized Financial Officer of Holdings or the Borrower and certifying as to compliance with preceding clauses (i) and (ii) and containing the calculations (in reasonable detail) required by preceding clause (ii); (iv) the delivery by Holdings or the Borrower to the Administrative Agent on or prior to such date of an acknowledgement in form and substance reasonably satisfactory to the Administrative Agent and executed by Holdings and each Subsidiary Guarantor, acknowledging that such Incremental Commitments and all Loans to be incurred pursuant thereto shall constitute (and be included in the definition of) “Guaranteed Obligations” hereunder and under the Subsidiaries Guaranty; (v) the delivery by Holdings or the Borrower to the Administrative Agent of an opinion or opinions, in form and substance reasonably satisfactory to the Administrative Agent, from counsel to the Credit Parties reasonably satisfactory to the Administrative Agent and dated such date, covering such of the matters set forth in the opinions of counsel delivered to the Administrative Agent on the Initial Borrowing Date pursuant to Section 6.03 as may be reasonably requested by the Administrative Agent, and such other matters incident to the transactions contemplated thereby as the Administrative Agent may reasonably request; (vi) the delivery by Holdings or the Borrower to the Administrative Agent of such officers’ certificates, board of director resolutions and, solely with respect to the Borrower, evidence of good standing as the Administrative Agent shall reasonably request; and (vii) the completion by the Borrower and the other Credit Parties by such date of such other actions as the Administrative Agent may reasonably request in connection with such Incremental Commitments.
          “Incremental RL Commitment” shall mean, for any Lender, any commitment by such Lender to make Revolving Loans pursuant to Section 2.01(b) as agreed to by such Lender in the respective Incremental RL Commitment Agreement delivered pursuant to Section 2.15; it being understood, however, that on each date upon which an Incremental RL Commitment of any Lender becomes effective, such Incremental RL Commitment of such Lender shall be added to (and thereafter become a part of) the Revolving Loan Commitment of such Lender for all purposes of this Agreement as contemplated by Section 2.15.
          “Incremental RL Commitment Agreement” shall mean each Incremental RL Commitment Agreement in the form of Exhibit O-2 (appropriately completed) executed in accordance with Section 2.15.
          “Incremental RL Commitment Date” shall mean each date upon which an Incremental RL Commitment under an Incremental RL Commitment Agreement becomes effective as provided in Section 2.15(b).
          “Incremental RL Lender” shall have the meaning specified in Section 2.15(b).
          “Incremental Term Loan” shall have the meaning provided in Section 2.01(c).
          “Incremental Term Loan Borrowing Date” shall mean, with respect to each Tranche of Incremental Term Loans, each date on which Incremental Term Loans of such Tranche are incurred pursuant to Section 2.01(c) and as otherwise permitted by Section 2.14.
          “Incremental Term Loan Commitment” shall mean, for each Lender, any commitment to make Incremental Term Loans provided by such Lender pursuant to Section 2.14, in such amount as agreed to by such Lender in the respective Incremental Term Loan Commitment Agreement and as set forth opposite such Lender’s name in Schedule I (as modified in accordance with Section 2.14) directly below the column entitled “Incremental Term Loan Commitment”, as the same may be terminated pursuant to Section 4.03 or 11.
          “Incremental Term Loan Commitment Agreement” shall mean each Incremental Term Loan Commitment Agreement in the form of Exhibit O-1 (appropriately completed) executed in accordance with Section 2.14.
          “Incremental Term Loan Lender” shall have the meaning provided in Section 2.14(b).
          “Incremental Term Loan Maturity Date” shall mean, for any Tranche of Incremental Term Loans, the final maturity date set forth for such Tranche of Incremental Term Loans in the respective Incremental Term Loan Commitment Agreement, provided that the final maturity date for all Incremental Term Loans of a given Tranche shall be the same date.
          “Incremental Term Note” shall have the meaning provided in Section 2.05(a).
          “Indebtedness” shall mean, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services, (ii) the maximum amount available to be drawn under all letters of credit, bankers’ acceptances and similar obligations issued for the account of such Person and all unpaid drawings in respect of such letters of credit, bankers’ acceptances and similar obligations, (iii) all Indebtedness of the types described in clause (i), (ii), (iv), (v) or (vi) of this definition secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person (provided that, if the Person has not assumed or otherwise become liable in respect of such Indebtedness, such Indebtedness shall be deemed to be in an amount equal to the fair market value of the property to which such Lien relates as determined in good faith by such Person), (iv) the aggregate amount of all Capitalized Lease Obligations of such Person, (v) all Contingent Obligations of such Person in respect of Indebtedness of the types described in clauses (i) through (iv) above and clause (vi) below, and (vi) except for purposes of calculating the Total Leverage Ratio and the Secured Leverage Ratio, all obligations under any Interest Rate Protection Agreement, any Other Hedging Agreement or under any similar type of agreement. Notwithstanding the foregoing, Indebtedness shall not include trade payables and accrued expenses incurred by any Person in the ordinary course of business of such Person.
          “Indemnified Taxes” shall mean Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by the Borrower under this Agreement or any Note.
          “Individual RL Exposure” of any RL Lender shall mean, at any time, the sum of (x) the aggregate principal amount of all Revolving Loans made by such RL Lender and then outstanding, (y) such RL Lender’s RL Percentage in each then outstanding Letter of Credit multiplied by the sum of the Stated Amount of the respective Letter of Credit and any Unpaid Drawings relating thereto and (z) such RL Lender’s RL Percentage multiplied by the aggregate principal amount of all then outstanding Swingline Loans.
          “Initial Borrowing Date” shall mean the date occurring on or after the Effective Date on which the initial Borrowing of Loans occurs.

          “Initial Revolving Loan Maturity Date” shall mean May 11, 2016.
          “Initial Term Loan” shall have the meaning provided in Section 2.01(a).
          “Initial Term Loan Commitment” shall mean, for each Lender, the amount set forth opposite such Lender’s name in Schedule I directly below the column entitled “Initial Term Loan Commitment,” as the same may be terminated pursuant to Section 4.03 or 11.
          “Initial Term Loan Maturity Date” shall mean May 11, 2018.
          “Initial Term Note” shall have the meaning provided in Section 2.05(a).
          “Intellectual Property” shall have the meaning provided in Section 8.19.
          “Intercompany Loan” shall have the meaning provided in Section 10.05(vii).
          “Interest Determination Date” shall mean, with respect to any Eurodollar Loan, the second Business Day prior to the commencement of any Interest Period relating to such Eurodollar Loan.
          “Interest Expense Coverage Ratio” shall mean, for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period; provided that for purposes of determining the Incremental Commitment Requirements and any calculation of the Interest Expense Coverage Ratio pursuant to Sections 2.17(a), 9.15, 10.03(vi), 10.03(vii), 10.04(xi), 10.05(xiv), 10.08(i)(y) and 10.08(i)(z), (i) Consolidated EBITDA shall be determined on a Pro Forma Basis in accordance with clause (iii) of the definition of “Pro Forma Basis” contained herein and (ii) Consolidated Interest Expense shall be determined on a Pro Forma Basis in accordance with the requirements of the definition of “Pro Forma Basis” contained herein.
          “Interest Period” shall have the meaning provided in Section 2.09.
          “Interest Rate Protection Agreement” shall mean any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement or other similar agreement or arrangement.
          “Investments” shall have the meaning provided in Section 10.05.
          “Issuing Lender” shall mean each of DBTCA (except as otherwise provided in Section 12.09) and any other Lender reasonably acceptable to the Administrative Agent which agrees to issue Letters of Credit hereunder. Any Issuing Lender may, in its discretion, arrange for one or more Letters of Credit to be issued by one or more Affiliates of such Issuing Lender; provided that, if any Extension or Extensions of Revolving Loan Commitments is or are effected in accordance with Section 2.16, then upon the occurrence of the Initial Revolving Loan Maturity Date and on each later date which is or was at any time a Revolving Loan Maturity Date with respect to Revolving Loan Commitments (each, an “Issuing Lender Termination Date”), each Issuing Lender (other than the Administrative Agent except as otherwise provided below) at such time shall have the right to resign as an Issuing Lender on, or on any date within

20 Business Days after, the respective Issuing Lender Termination Date, in each case upon not less than 10 days’ prior written notice thereof to the Borrower and the Administrative Agent and, in the event of any such resignation and upon the effectiveness thereof, the respective entity so resigning shall retain all of its rights hereunder and under the other Credit Documents as an Issuing Lender with respect to all Letters of Credit theretofore issued by it (which Letters of Credit shall remain outstanding in accordance with the terms hereof until their respective expirations) but shall not be required to issue any further Letters of Credit hereunder. If at any time and for any reason (including as a result of resignations as contemplated by the proviso to the preceding sentence), each Issuing Lender has resigned in such capacity in accordance with the preceding sentence, then no Person shall be an Issuing Lender hereunder obligated to issue Letters of Credit unless and until (and only for so long as) a Lender (or an affiliate of a Lender) reasonably satisfactory to the Administrative Agent and the Borrower agrees to act as an Issuing Lender hereunder. Any Issuing Lender may, in its discretion, arrange for one or more Letters of Credit to be issued by one or more Affiliates of such Issuing Lender (and such Affiliate shall be deemed to be an “Issuing Lender” for all purposes of the Credit Documents). Nothing in this definition shall limit the right of the Administrative Agent to resign hereunder (including in its capacity as an Issuing Lender) in accordance with the provisions of Section 12.09.
          “Issuing Lender Termination Date” shall have the meaning provided in the definition of “Issuing Lender” contained herein.
          “Joinder Agreement” shall mean a Joinder Agreement substantially in the form of Exhibit M (appropriately completed).
          “L/C Supportable Obligations” shall mean (i) obligations of the Borrower or any of its Subsidiaries with respect to workers’ compensation, surety bonds and other similar statutory obligations, (ii) rental obligations of the Borrower or any of its Subsidiaries under Real Property leases to which the Borrower or any of its Subsidiaries are a party to and (iii) such other obligations of the Borrower or any of its Subsidiaries as are permitted to exist pursuant to the terms of this Agreement (other than obligations in respect of (x) any Permitted Unsecured Debt, (y) any Indebtedness that is subordinated to any of the Obligations and (z) and any Equity Interests).
          “Leaseholds” of any Person shall mean all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.
          “Lender” shall mean each financial institution or other Person listed on Schedule I, as well as any Person that becomes a “Lender” hereunder pursuant to Section 2.13 or 13.04(b).
          “Lender Default” shall mean, as to any Lender, (i) the wrongful refusal (which has not been retracted) of such Lender or the failure of such Lender (which has not been cured) to make available its portion of any Borrowing (including any Mandatory Borrowing) or to fund its portion of any unreimbursed payment with respect to a Letter of Credit pursuant to Section 3.04(c), (ii) such Lender having been deemed insolvent or having become the subject of a bankruptcy or insolvency proceeding or a takeover by a regulatory authority, or (iii) such Lender having notified the Administrative Agent, the Swingline Lender, any Issuing Lender

and/or any Credit Party (x) that it does not intend to comply with its obligations under Section 2.01(b) or 2.01(e) or Section 3, as the case may be, in circumstances where such non-compliance would constitute a breach of such Lender’s obligations under the respective Section or (y) of the events described in preceding clause (ii); provided that, for purposes of (and only for purposes of) Section 2.18 and any documentation entered into pursuant to the Letter of Credit Back-Stop Arrangements (and the term “Defaulting Lender” as used therein), the term “Lender Default” shall also include, as to any Lender, (i) any Affiliate of such Lender that has “control” (within the meaning provided in the definition of “Affiliate”) of such Lender having been deemed insolvent or having become the subject of a bankruptcy or insolvency proceeding or a takeover by a regulatory authority, (ii) any previously cured “Lender Default” of such RL Lender under this Agreement, unless such Lender Default has ceased to exist for a period of at least 90 consecutive days, (iii) any default by such Lender with respect to its obligations under any other credit facility to which it is a party and which the Swingline Lender, any Issuing Lender or the Administrative Agent reasonably believes in good faith has occurred and is continuing, and (iv) the failure of such Lender to make available its portion of any Borrowing (including any Mandatory Borrowing) or to fund its portion of any unreimbursed payment with respect to a Letter of Credit pursuant to Section 3.04(c) within one (1) Business Day of the date (x) the Administrative Agent (in its capacity as a Lender) or (y) Lenders constituting the Majority Lenders with Revolving Loan Commitments has or have, as applicable, funded its or their portion thereof.
          “Letter of Credit” shall have the meaning provided in Section 3.01(a).
          “Letter of Credit Back-Stop Arrangements” shall have the meaning provided in Section 2.18(a).
          “Letter of Credit Exposure” shall mean, at any time, the aggregate amount of all Letter of Credit Outstandings at such time in respect of Letters of Credit. The Letter of Credit Exposure of any RL Lender at any time shall be its RL Percentage of the aggregate Letter of Credit Exposure at such time.
          “Letter of Credit Fee” shall have the meaning provided in Section 4.01(b).
          “Letter of Credit Outstandings” shall mean, at any time, the sum of (i) the Stated Amount of all outstanding Letters of Credit and (ii) the aggregate amount of all Unpaid Drawings in respect of all Letters of Credit.
          “Letter of Credit Request” shall have the meaning provided in Section 3.03(a).
          “Lien” shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).
          “License Subsidiary” shall mean TSI Holdings (IP), LLC, a Delaware limited liability company and a Wholly-Owned Domestic Subsidiary of the Borrower.

          “Loan” shall mean each Term Loan, each Revolving Loan and each Swingline Loan.
          “Majority Lenders” of any Tranche shall mean those Non-Defaulting Lenders which would constitute the Required Lenders under, and as defined in, this Agreement if all outstanding Obligations under the other Tranches under this Agreement were repaid in full and all Commitments with respect thereto were terminated.
          “Mandatory Borrowing” shall have the meaning provided in Section 2.01(e).
          “Margin Stock” shall have the meaning provided in Regulation U.
          “Material Adverse Effect” shall mean (i) a material adverse effect on the business, operations, property, liabilities or condition (financial or otherwise) of Holdings and its Subsidiaries taken as a whole or (ii) a material adverse effect (x) on the rights or remedies of the Lenders or the Administrative Agent hereunder or under any other Credit Document or (y) on the ability of the Credit Parties taken as a whole to perform their payment obligations to the Lenders or Administrative Agent hereunder or under any other Credit Document.
          “Maturity Date” shall mean, with respect to the relevant Tranche of Loans, the Initial Term Loan Maturity Date, each Incremental Term Loan Maturity Date, the Revolving Loan Maturity Date or the Swingline Expiry Date, as the case may be.
          “Maximum Incremental Commitment Amount” shall mean, at any date of determination, the remainder of (a) $35,000,000 minus (b) the sum of (I) the aggregate principal amount of all Incremental Term Loans incurred pursuant to Section 2.14 prior to such date and (II) the aggregate amount of all Incremental RL Commitments incurred pursuant to Section 2.15 prior to such date.
          “Maximum Permitted Consideration” shall mean, with respect to any Permitted Acquisition, the sum (without duplication) of (i) the fair market value of Holdings Common Stock (based on (x) the closing and/or trading price of Holdings Common Stock on the date of such Permitted Acquisition on the stock exchange on which Holdings Common Stock is listed or the automated quotation system on which Holdings Common Stock is quoted, or (y) if Holdings Common Stock is not listed on an exchange or quoted on a quotation system, the bid and asked prices of Holdings Common Stock in the over-the-counter market at the close of trading or (z) if Holdings Common Stock is not so listed, based on a good faith determination of the Board of Directors of Holdings) issued (or to be issued) as consideration in connection with such Permitted Acquisition, (ii) the fair market value of all Qualified Preferred Stock of Holdings (based on a good faith determination of the Board of Directors of Holdings) issued (or to be issued) as consideration in connection with such Permitted Acquisition, (iii) the aggregate principal amount of, and other obligations due under, all Seller Financing and Permitted Acquired Debt incurred, issued, acquired and/or assumed by the Borrower or any of its Subsidiaries in connection with such Permitted Acquisition, (iv) the aggregate amount of all cash paid (or to be paid) by the Borrower or any of its Subsidiaries in connection with such Permitted Acquisition (including payments of fees, costs, expenses and taxes in connection therewith), (v) the aggregate principal amount of, and other obligations due under, all other Indebtedness assumed, incurred and/or issued by the Borrower or any of its Subsidiaries in connection with such Permitted Acquisition to the extent permitted by Section 10.04, (vi) the aggregate amount that could reasonably be expected to be paid (based on good faith projections prepared by Holdings) pursuant to any earn-out, non-compete, consulting or deferred compensation or purchase price adjustment) for such Permitted Acquisition and (vii) the fair market value (based on good faith projections prepared by the Borrower) of all other consideration payable in connection with such Permitted Acquisition.
          “Maximum Rate” shall have the meaning provided in Section 13.19.
          “Maximum Swingline Amount” shall mean $5,000,000.
          “Minimum Borrowing Amount” shall mean (i) for Term Loans, $1,000,000, (ii) for Revolving Loans, $500,000, and (iii) for Swingline Loans, $100,000.
          “Minimum Extension Condition” shall mean (x) with respect to any Extension of any Tranche of Term Loans pursuant to Section 2.16, that Lenders, the sum of whose aggregate outstanding principal amount of Term Loans of such Tranche at such time equal 50% or more of the aggregate outstanding principal amount of all Term Loans of such Tranche at such time, shall have accepted the respective Extension Offer, and (y) with respect to any Extension of any Tranche of Revolving Loan Commitments pursuant to Section 2.16, that Lenders, the sum of whose Revolving Loan Commitments of such Tranche at such time equal 50% or more of the aggregate Revolving Loan Commitments of such Tranche at such time, shall have accepted the respective Extension Offer.
          “Minimum Liquidity Condition” shall mean (i) in the case of Sections 10.03(vii), 10.05(xiv) and 10.08(i)(z), that the sum of (I) the aggregate amount of Unrestricted cash and Cash Equivalents of the Borrower and the Subsidiary Guarantors at such time plus (II) the Total Unutilized Revolving Loan Commitment at such time shall equal or exceed $25,000,000, and (ii) in the case of Section 2.17, that the sum of (I) the aggregate amount of Unrestricted cash and Cash Equivalents of the Borrower and the Subsidiary Guarantors at such time plus (II) the Total Unutilized Revolving Loan Commitment at such time shall equal or exceed $50,000,000. For purposes of this definition only, the amount of the Total Unutilized Revolving Loan Commitment at any time shall be limited to that amount thereof (if any) that the Borrower is permitted to incur at such time in accordance with the terms of this Agreement and any amount in excess thereof shall not be treated as part of the Total Unutilized Revolving Loan Commitment at such time.
          “Minimum Tranche Amount” shall have the meaning provided in Section 2.16.
          “MNPI” shall mean material non-public information with respect to Holdings or its Subsidiaries, or the respective securities of any of the foregoing.
          “Moody’s” shall mean Moody’s Investors Service, Inc.
          “Mortgage” shall mean a mortgage, debenture, deed of trust, deed to secure debt, or similar security instrument.

          “Mortgage Policy” shall mean an ALTA Lender’s Title Insurance Policy (Form 2006).
          “Mortgaged Property” shall mean any Real Property owned by Holdings or any of its Subsidiaries which is encumbered (or required to be encumbered) by a Mortgage pursuant to the terms hereof.
          “Multiemployer Plan” shall mean a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which Holdings, any Subsidiary of Holdings, or any ERISA Affiliate has, or within the past five years has had, an obligation to contribute.
          “NAIC” shall mean the National Association of Insurance Commissioners.
          “Net Debt Proceeds” shall mean with respect to any incurrence of Indebtedness for borrowed money, the cash proceeds (net of underwriting discounts and commissions, fees and other costs associated therewith, including, without limitation, those of attorneys, accountants and other professionals) received by the respective Person from the respective incurrence of such Indebtedness for borrowed money.
          “Net Equity Proceeds” shall mean, with respect to each issuance or sale of any Holdings Common Stock and/or Qualified Preferred Stock by Holdings or any capital contribution to Holdings, the cash proceeds (net of underwriting discounts and commissions, fees and other costs associated therewith, including, without limitation, those of attorneys, accountants and other professionals) received by Holdings from the respective sale or issuance of Holdings Common Stock and/or Qualified Preferred Stock or from the respective capital contribution (other than from sales or issuances of Holdings Common Stock and/or Qualified Preferred Stock to, or capital contributions from, employees, officers and/or directors of Holdings or any of its Subsidiaries).
          “Net Recovery Event Proceeds” shall mean, with respect to any Recovery Event, the cash proceeds (net of costs, expenses and taxes incurred in connection with such Recovery Event) received by the respective Person in connection with such Recovery Event.
          “Net Sale Proceeds” shall mean, for any Asset Sale, the gross cash or Cash Equivalent proceeds (including any cash or Cash Equivalents received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from such sale of assets, net of the costs and expenses of such sale (including fees and commissions, payments of unassumed liabilities relating to the assets sold and required payments of any Indebtedness (other than Indebtedness secured pursuant to the Security Documents) which is secured by the respective assets which were sold), and the incremental taxes paid or reasonably expected to be payable as a result of such Asset Sale.
          “Non-Defaulting Lender” and “Non-Defaulting RL Lender” shall mean and include each Lender or RL Lender, as the case may be, other than a Defaulting Lender.
          “Non-Guarantor Subsidiary” shall mean any Subsidiary of the Borrower that is not a Subsidiary Guarantor.

          “Note” shall mean each Initial Term Note, each Incremental Term Note, Revolving Note and the Swingline Note.
          “Notice of Borrowing” shall have the meaning provided in Section 2.03(a).
          “Notice of Conversion/Continuation” shall have the meaning provided in Section 2.06.
          “Notice Office” shall mean (i) for credit notices, the office of the Administrative Agent located at 60 Wall Street, New York, New York 10005, Attention: Carin Keegan, Telephone No.: (212) 250-6083, and Telecopier No.: (212) 797-5690, and (ii) for operational notices, the office of the Administrative Agent located at 5022 Gate Parkway, Suite 200, Jacksonville, FL 32256, Attention: Maxeen Jacques, Telephone No.: (904) 380-3355, and Telecopier No.: (732) 380-3355, or such other office or person as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.
          “Obligations” shall mean all amounts owing to the Administrative Agent, the Collateral Agent, any Issuing Lender, the Swingline Lender or any Lender pursuant to the terms of this Agreement or any other Credit Document, including, without limitation, all amounts in respect of any principal, premium, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in this Agreement, whether or not such interest is an allowed claim under any such proceeding or under applicable state, federal or foreign law), penalties, fees, expenses, indemnifications, reimbursements (including Unpaid Drawings with respect to Letters of Credit), damages and other liabilities, and guarantees of the foregoing amounts.
          “Other Connection Taxes” shall mean, with respect to any Lender, Issuing Lender or Participant, Taxes on gross or net income, profits or revenue (including value-added or similar Taxes) imposed as a result of a present or former connection between such Person and the jurisdiction imposing such Taxes (other than a connection arising from such Person having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to, or enforced, this Agreement or any Note, or sold or assigned an interest in this Agreement or any Note).
          “Other Hedging Agreements” shall mean any foreign exchange contracts, currency swap agreements, commodity agreements or other similar arrangements, or arrangements designed to protect against fluctuations in currency values or commodity prices.
          “Participant” shall have the meaning provided in Section 3.04(a).
          “PATRIOT Act” shall have the meaning provided in Section 13.17.
          “Payment Office” shall mean the office of the Administrative Agent located at 5022 Gate Parkway, Suite 200, Jacksonville, FL 32256 or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

          “PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.
          “Pension Plan” shall mean a Plan which is subject to Title IV of ERISA or Sections 412 or 430 of the Code or Section 302 of ERISA.
          “Permissible Transferees” shall mean in the case of BRS or any BRS Investor, (A) any Affiliate of BRS, (B) any managing director, general partner, limited partner (but, in the case of any limited partner, only to the extent that such limited partner receives its shares of equity in Holdings through a pro rata in-kind distribution from the existing fund through which such limited partner’s investment in Holdings is held), director, officer or employee of BRS or any Affiliate thereof (collectively, “BRS Associates”), and his or her spouse, parents, siblings, members of his or her immediate family (including adopted children) and/or direct lineal descendants or (C) the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any BRS Associate and (D) any trust, the beneficiaries of which, or a corporation or partnership, the stockholders or partners of which, include only a BRS Associate, his or her spouse, parents, siblings, or direct lineal descendants.
          “Permitted Acquired Debt” shall have the meaning provided in Section 10.04(v).
          “Permitted Acquisition” shall mean the acquisition by the Borrower or a Subsidiary Guarantor of an Acquired Entity or Business (including by way of merger of such Acquired Entity or Business with and into the Borrower (so long as the Borrower is the surviving Person) or a Subsidiary Guarantor (so long as a Subsidiary Guarantor is the surviving Person)), provided that (in each case) (A) the consideration paid or to be paid by the Borrower or such Subsidiary Guarantor consists solely of the type of consideration set forth in the definition of “Maximum Permitted Consideration”, (B) in the case of the acquisition of 100% of the Equity Interests of any Person (including way of merger), such Person shall own no Equity Interests of any other Person (excluding de minimis amounts) unless either (x) such Person owns 100% of the Equity Interests of such other Person or (y) (1) such Person and/or its Wholly-Owned Subsidiaries own at least 80% of the consolidated assets of such Person and its Subsidiaries and (2) any non-Wholly Owned Subsidiary of such Person was non-Wholly Owned prior to the date of such Permitted Acquisition of such Person, (C) at least 90% of the consolidated assets and consolidated revenues of the business, division or product line acquired pursuant to the respective Permitted Acquisition, or of the business of the Person acquired pursuant to the respective Permitted Acquisition and its Subsidiaries taken as a whole, is in the United States, (D) the Acquired Entity or Business acquired pursuant to the respective Permitted Acquisition is in a business permitted by Section 10.11, (E) such Permitted Acquisition shall not be hostile and shall have been approved by the board of directors (or similar body) and/or the equity holders of the Acquired Business, and (F) all requirements of Sections 9.15 and 10.02 applicable to Permitted Acquisitions are satisfied. Notwithstanding anything to the contrary contained in the immediately preceding sentence, an acquisition which does not otherwise meet the requirements set forth above in the definition of “Permitted Acquisition” shall constitute a Permitted Acquisition if, and to the extent, the Required Lenders agree in writing, prior to the consummation thereof, that such acquisition shall constitute a Permitted Acquisition for purposes of this Agreement.

          “Permitted Acquisition Amount” shall mean, at any date of determination, an amount such that, after giving effect to the subject Permitted Acquisition, the aggregate Maximum Permitted Consideration theretofore (and then being) paid in respect of all Permitted Acquisitions (including the subject Permitted Acquisition) does not exceed the sum of (I) the fair market value of Holdings Common Stock on the date of the subject Permitted Acquisition (based on (x) the closing and/or trading price of Holdings Common Stock on the date of such Permitted Acquisition on the stock exchange on which Holdings Common Stock is listed or the automated quotation system on which Holdings Common Stock is quoted, or (y) if Holdings Common Stock is not listed on an exchange or quoted on a quotation system, the bid and asked prices of Holdings Common Stock in the over-the-counter market at the close of trading), (II) the aggregate principal amount of all Seller Financing and Permitted Acquired Debt then outstanding and then being incurred or assumed as part of the subject Permitted Acquisition and (III) the remainder of (a) the aggregate amount of all Unrestricted cash and Cash Equivalents of the Borrower and the Subsidiary Guarantors on the date of such Permitted Acquisition minus (b) the aggregate principal amount of all Revolving Loans and Swingline Loans then outstanding.
          “Permitted Equity Proceeds Basket Amount” shall mean, initially, $0, which amount (x) shall be increased on each date after the Initial Borrowing Date on which Holdings receives any Net Equity Proceeds, by an amount equal to such Net Equity Proceeds received by Holdings on such date and contributed to the Borrower and (y) shall be reduced by the sum of (I) the aggregate amount of Dividends theretofore paid or made pursuant to Section 9.03(viii), (II) the aggregate amount of all Investments theretofore made pursuant to Section 10.05(xv)(II) and (III) the aggregate amount of all cash payments theretofore made pursuant to Section 10.08(i)(x).
          “Permitted Liens” shall have the meaning provided in Section 10.01.
          “Permitted Unsecured Debt” shall mean any unsecured Indebtedness of Holdings or the Borrower, which may be guaranteed on an unsecured basis by the Borrower or one or more Subsidiary Guarantors, all of the terms and conditions of which satisfy the requirements of Section 10.04(xi), as such Indebtedness may be amended, modified and/or supplemented from time to time in accordance with the terms hereof and thereof.
          “Permitted Unsecured Debt Documents” shall mean, on and after the execution and delivery thereof, each note, instrument, agreement, guaranty and other document relating to each incurrence of Permitted Unsecured Debt, as the same may be amended, modified and/or supplemented from time to time in accordance with the terms hereof and thereof.
          “Person” shall mean any individual, partnership, joint venture, firm, corporation, association, limited liability company, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.
          “Plan” shall mean any pension plan as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) in respect of which Holdings or a Subsidiary of Holdings or an ERISA Affiliate is, or in the past five years has been (or if such Plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

          “Pledge Agreement” shall have the meaning provided in Section 6.09.
          “Pledge Agreement Collateral” shall mean all “Collateral” as defined in the Pledge Agreement.
          “Pledgee” shall have the meaning provided in the Pledge Agreement.
          “Prime Lending Rate” shall mean the rate which the Administrative Agent announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer by the Administrative Agent, which may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.
          “Pro Forma Basis” shall mean, in connection with any calculation of compliance with any financial covenant or financial term, the calculation thereof after giving effect on a pro forma basis to (x) the incurrence of any Indebtedness (other than revolving Indebtedness, except to the extent same is incurred to refinance other outstanding Indebtedness, to finance a Permitted Acquisition, to finance a Dividend pursuant to Section 10.03(vii) or to finance an Investment pursuant to Section 10.05(xiv)) after the first day of the relevant Calculation Period or Test Period, as the case may be, as if such Indebtedness had been incurred (and the proceeds thereof applied) on the first day of such Test Period or Calculation Period, as the case may be, (y) the permanent repayment of any Indebtedness (other than revolving Indebtedness, except to the extent accompanied by a corresponding permanent commitment reduction) after the first day of the relevant Test Period or Calculation Period, as the case may be, as if such Indebtedness had been retired, repaid or redeemed on the first day of such Test Period or Calculation Period, as the case may be, and (z) any Permitted Acquisition or any Significant Asset Sale then being consummated as well as any other Permitted Acquisition or any other Significant Asset Sale if consummated after the first day of the relevant Test Period or Calculation Period, as the case may be, and on or prior to the date of the respective Permitted Acquisition or Significant Asset Sale, as the case may be, then being effected, with the following rules to apply in connection therewith:
     (i) all Indebtedness (x) (other than revolving Indebtedness, except to the extent same is incurred to refinance other outstanding Indebtedness, to finance Permitted Acquisitions, to finance a Dividend pursuant to Section 10.03(vii) or to finance an Investment pursuant to Section 10.05(xiv)) incurred or issued after the first day of the relevant Test Period or Calculation Period (whether incurred to finance a Permitted Acquisition, to refinance Indebtedness or otherwise) shall be deemed to have been incurred or issued (and the proceeds thereof applied) on the first day of such Test Period or Calculation Period, as the case may be, and remain outstanding through the date of determination and (y) (other than revolving Indebtedness, except to the extent accompanied by a corresponding permanent commitment reduction) permanently retired, repaid or redeemed after the first day of the relevant Test Period or Calculation Period, as the case may be, shall be deemed to have been retired, repaid or redeemed on the first day of such Test Period or Calculation Period, as the case may be, and remain retired through the date of determination;

     (ii) all Indebtedness assumed to be outstanding pursuant to preceding clause (i) shall be deemed to have borne interest at (x) the rate applicable thereto, in the case of fixed rate indebtedness, or (y) the rates which would have been applicable thereto during the respective period when same was deemed outstanding, in the case of floating rate Indebtedness (although interest expense with respect to any Indebtedness for periods while same was actually outstanding during the respective period shall be calculated using the actual rates applicable thereto while same was actually outstanding); and
     (iii) in making any determination of Consolidated EBITDA, pro forma effect shall be given to any Permitted Acquisition or any Significant Asset Sale effected during the respective Calculation Period or Test Period (or thereafter, for purposes of determinations of the Applicable Margins and the Incremental Commitment Requirements and pursuant to Sections 2.17(a), 9.15(a), 10.03(vii), 10.04(xi), 10.05(xiv) and 10.08(i)(z) only) as if same had occurred on the first day of the respective Calculation Period or Test Period, as the case may be, taking into account, in the case of any Permitted Acquisition, factually supportable and identifiable cost savings and expenses which would otherwise be permitted to be accounted for as an adjustment pursuant to Article 11 of Regulation S-X under the Securities Act, as if such cost savings or expenses were realized on the first day of the respective period.
          “Projections” shall mean the projections that are contained in the Confidential Information Memorandum (Public Version) dated April 2011 and that were prepared by or on behalf of the Borrower in connection with the Transaction and delivered to the Administrative Agent and the Lenders prior to the Initial Borrowing Date.
          “Qualified Preferred Stock” shall mean any preferred stock of Holdings so long as (A) in each case the terms of any such preferred stock (i) do not contain any mandatory put, redemption, repayment, sinking fund or other similar provision (other than pursuant to a “change of control” redemption exercisable contingent only on payment in full of the Obligations and the termination of all Commitments) prior to six months following the last Maturity Date then in effect, (ii) do not require the cash payment of dividends prior to the date occurring six months following the last Maturity Date in effect and (iii) do not contain any financial performance “maintenance” covenants (whether stated as a covenant, default or otherwise, although “incurrence based” financial tests may be included).
          “Qualifying Bid” shall have the meaning provided in Schedule XII.
          “Quarterly Payment Date” shall mean the last Business Day of each June, September, December and March occurring after the Initial Borrowing Date, commencing on June 30, 2011.
          “Quarterly Pricing Certificate” shall have the meaning set forth in the definition of “Applicable Margin”.
          “Real Property” of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

          “Recovery Event” shall mean the receipt by Holdings or any of its Subsidiaries of any cash insurance proceeds or condemnation awards payable (i) by reason of theft, loss, physical destruction, damage, taking or any other similar event with respect to any property or assets of Holdings or any of its Subsidiaries and (ii) under any policy of insurance required to be maintained under Section 9.03 (in either case, excluding any business interruption insurance proceeds).
          “Refinancing” shall mean the repayment of all outstanding loans and all other obligations (and the termination of all commitments) under the Existing Credit Agreement.
          “Register” shall have the meaning provided in Section 13.15.
          “Regulation D” shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.
          “Regulation T” shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.
          “Regulation U” shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.
          “Regulation X” shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.
          “Related Parties” shall have the meaning provided in Section 13.01(a).
          “Release” shall mean actively or passively disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, emitting, escaping, emptying, pouring, seeping, migrating or the like, into or upon any land or water or air, or otherwise entering into the environment.
          “Replaced Lender” shall have the meaning provided in Section 2.13.
          “Replacement Lender” shall have the meaning provided in Section 2.13.
          “Reply Amount” shall have the meaning provided in Schedule XII.
          “Reply Price” shall have the meaning provided in Schedule XII.
          “Reportable Event” shall mean an event described in Section 4043(c) of ERISA with respect to a Pension Plan other than those events as to which the 30-day notice period is waived under subsection .22, .23, .25, .27 or .28 of PBGC Regulation Section 4043 as in effect on the date hereof (no matter how such notice requirement may be changed in the future).

          “Required Lenders” shall mean, at any time, Non-Defaulting Lenders the sum of whose outstanding Term Loans and Revolving Loan Commitments at such time (or, after the termination thereof, outstanding Revolving Loans and RL Percentages of (x) outstanding Swingline Loans at such time and (y) Letter of Credit Outstandings at such time) represents at least a majority of the sum of (i) all outstanding Term Loans of Non-Defaulting Lenders of such time and (ii) the Total Revolving Loan Commitment in effect at such time less the Revolving Loan Commitments of all Defaulting Lenders at such time (or, after the termination thereof, the sum of then total outstanding Revolving Loans of Non-Defaulting Lenders and the aggregate RL Percentages of all Non-Defaulting Lenders of the total outstanding Swingline Loans and Letter of Credit Outstandings at such time).
          “Responsible Officer” shall mean the chief executive officer, the president, the chief operating officer, any senior vice-president or any Authorized Financial Officer of Holdings or the Borrower.
          “Restricted” shall mean, when referring to cash or Cash Equivalents of Holdings or any of its Subsidiaries, that such cash or Cash Equivalents (i) appear (or would be required to appear) as “restricted” on a consolidated balance sheet of Holdings or of any such Subsidiary (unless such appearance is related to the Credit Documents or Liens created thereunder), (ii) are subject to any Lien in favor of any Person other than the Collateral Agent for the benefit of the Secured Creditors or (iii) are not otherwise generally available for use by Holdings or such Subsidiary.
          “Return Bid” shall have the meaning provided in Schedule XII.
          “Returns” shall have the meaning provided in Section 8.09.
          “Revolving Loan” shall have the meaning provided in Section 2.01(b).
          “Revolving Loan Commitment” shall mean, for each Lender, the amount set forth opposite such Lender’s name in Schedule I directly below the column entitled “Revolving Loan Commitment,” as same may be (x) reduced from time to time or terminated pursuant to Sections 4.02, 4.03 and/or 11, as applicable, (y) increased from time to time pursuant to Section 2.15 or (z) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 2.13 or 13.04(b). In addition, the Revolving Loan Commitment of each Lender shall include, subject to the consent of such Lender, any Extended Revolving Loan Commitment of such Lender.
          “Revolving Loan Maturity Date” shall mean the Initial Revolving Loan Maturity Date; provided that, with respect to any Tranche of Extended Revolving Loan Commitments (and related outstandings), the Revolving Loan Maturity Date with respect thereto shall instead be the final maturity date as specified in the applicable Extension Offer accepted by the respective Lender.
          “Revolving Note” shall have the meaning provided in Section 2.05(a).

          “RL Lender” shall mean each Lender with a Revolving Loan Commitment or with outstanding Revolving Loans (or with participations in Letter of Credit Outstandings or Swingline Loans).
          “RL Percentage” of any RL Lender at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Revolving Loan Commitment of such Lender at such time and the denominator of which is the Total Revolving Loan Commitment at such time, provided that if the RL Percentage of any RL Lender is to be determined after the Total Revolving Loan Commitment has been terminated, then the RL Percentage of such RL Lender shall be determined immediately prior (and without giving effect) to such termination (but otherwise giving effect to any subsequent assignments of outstanding Revolving Loans and Letter of Credit Oustandings); provided, further, that in the case of Section 2.18 when a Defaulting Lender shall exist, “RL Percentage” shall mean the percentage of the Total Revolving Loan Commitment (disregarding any Defaulting Lender’s Revolving Loan Commitment) represented by such Lender’s Revolving Loan Commitment.
          “S&P” shall mean Standard & Poor’s Ratings Services, a division of McGraw-Hill, Inc.
          “Scheduled Incremental Term Loan Repayment” shall have the meaning provided in Section 5.02(b)(ii).
          “Scheduled Incremental Term Loan Repayment Date” shall have the meaning provided in Section 5.02(b)(ii).
          “Scheduled Initial Term Loan Repayment” shall have the meaning provided in Section 5.02(b)(i).
          “Scheduled Initial Term Loan Repayment Date” shall have the meaning provided in Section 5.02(b)(i).
          “Scheduled Term Loan Repayment” shall mean each Scheduled Initial Term Loan Repayment and each Scheduled Incremental Term Loan Repayment of a given Tranche, as the context may require.
          “Scheduled Term Loan Repayment Date” shall mean each Scheduled Initial Term Loan Repayment Date and each Scheduled Incremental Term Loan Repayment Date of a given Tranche, as the context may require.
          “SEC” shall have the meaning provided in Section 9.01(a).
          “Section 5.04(b)(ii) Certificate” shall have the meaning provided in Section 5.04(b)(ii).
          “Secured Creditors” shall have the meaning assigned that term in the respective Security Documents.

          “Secured Leverage Ratio” shall mean, at any date of determination, the ratio of Consolidated Secured Indebtedness on such date to Consolidated EBITDA for the Test Period last ended on or prior to such date; provided that, for purposes of any calculation of the Secured Leverage Ratio pursuant to this Agreement, (i) Consolidated EBITDA shall be determined on a Pro Forma Basis in accordance with clause (iii) of the definition of “Pro Forma Basis” contained herein and (ii) Consolidated Secured Indebtedness shall be determined on a Pro Forma Basis in accordance with the requirements of the definition of “Pro Forma Basis” contained herein.
          “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
          “Securities Account” shall have the meaning provided the term “securities account” in the UCC as in effect on the date hereof in the State of New York.
          “Security Agreement” shall have the meaning provided in Section 6.10.
          “Security Agreement Collateral” shall mean all “Collateral” as defined in the Security Agreement.
          “Security Document” shall mean and include each of the Security Agreement, the Pledge Agreement and, after the execution and delivery thereof, each Additional Security Document.
          “Seller Financing” shall mean Indebtedness of the Borrower or a Subsidiary Guarantor issued as consideration to a seller of assets (including equity) pursuant to a Permitted Acquisition.
          “Settlement Service” shall have the meaning provided in Section 13.04.
          “Significant Asset Sale” shall mean each Asset Sale (or series of related Asset Sales) which generates Net Sale Proceeds of at least $5,000,000.
          “Specified Default” shall mean any Default under Section 11.01 or 11.05 (other than with respect to an Immaterial Subsidiary).
          “Start Date” shall have the meaning provided in the definition of “Applicable Margin”.
          “Stated Amount” of each Letter of Credit shall mean, at any time, the maximum amount available to be drawn thereunder (in each case determined without regard to whether any conditions to drawing could then be met).
          “Subsidiaries Guaranty” shall have the meaning provided in Section 6.11.
          “Subsidiary” shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.
          “Subsidiary Guarantor” shall mean each Wholly-Owned Domestic Subsidiary of the Borrower (other than the (x) Captive Insurance Company and (y) until such time as the License Subsidiary has complied with Section 9.12(e), the License Subsidiary).
          “Swingline Expiry Date” shall mean that date which is five Business Days prior to the Revolving Loan Maturity Date.
          “Swingline Lender” shall mean DBTCA for so long as DBTCA is the Administrative Agent hereunder and thereafter shall mean the successor Administrative Agent in its individual capacity.
          “Swingline Loan” shall have the meaning provided in Section 2.01(d).
          “Swingline Loan Exposure” shall mean, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Loan Exposure of any RL Lender at any time shall be its RL Percentage of the aggregate Swingline Loan Exposure at such time.
          “Swingline Note” shall have the meaning provided in Section 2.05(a).
          “Swiss Clubs Sale” shall mean either (x) the sale of any or all of the clubs owned by the Swiss Subsidiary on the Effective Date or (y) the sale of all the capital stock of the Swiss Subsidiary so long as the only clubs included in such sale are those clubs owned by the Swiss Subsidiary on the Effective Date (it being understood that, in the case of this clause (y), to the extent that clubs other than those owned by the Swiss Subsidiary on the Effective date are included in such sale, the sale of such clubs shall only be permitted to the extent such clubs could be sold at such time pursuant to (and utilize the basket under) Section 10.02(iv)).
          “Swiss Subsidiary” shall mean Town Sports, A.G., a corporation organized under the laws of Switzerland and a Wholly Owned Foreign Subsidiary of the Borrower.
          “Syndication Agent” shall mean KeyBank National Association, in its capacity as syndication agent.
          “Tax Benefit” shall have the meaning provided in Section 5.04(c).
          “Taxes” shall mean any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein, including any interest, additions to tax or penalties applicable thereto.
          “Term Loan” shall mean each Initial Term Loan and each Incremental Term Loan.

          “Term Loan Commitments” shall mean, collectively, the Initial Term Loan Commitments and the Incremental Term Loan Commitments.
          “Term Loan Maturity Date” shall mean the Initial Term Loan Maturity Date; provided that, with respect to any Tranche of Extended Term Loans, the Term Loan Maturity Date with respect thereto shall instead be the final maturity date as specified in the applicable Extension Offer accepted by the respective Lender.
          “Term Loan Percentage” of a Tranche of Term Loans shall mean, at any time, a fraction (expressed as a percentage), the numerator of which is equal to the aggregate outstanding principal amount of all Term Loans of such Tranche at such time and the denominator of which is equal to the aggregate outstanding principal amount of all Term Loans of all Tranches at such time.
          “Test Period” shall mean each period of four consecutive fiscal quarters of Holdings then last ended (in each case taken as one accounting period).
          “Total Commitment” shall mean, at any time, the sum of the Commitments of each of the Lenders at such time.
          “Total Incremental Term Loan Commitment” of any Tranche of Incremental Term Loans shall mean, at any time, the sum of the Incremental Term Loan Commitments of such Tranche of each of the Lenders at such time.
          “Total Initial Term Loan Commitment” shall mean, at any time, the sum of the Initial Term Loan Commitments of each of the Lenders at such time.
          “Total Leverage Ratio” shall mean, at any date of determination, the ratio of Consolidated Indebtedness on such date to Consolidated EBITDA for the Test Period last ended on or prior to such date; provided that (i) for purposes of any calculation of the Total Leverage Ratio pursuant to this Agreement, Consolidated EBITDA shall be determined on a Pro Forma Basis in accordance with clause (iii) of the definition of “Pro Forma Basis” contained herein and (ii) for purposes of any calculation of the Total Leverage Ratio in determining the Incremental Commitment Requirements and pursuant to Sections 2.17(a), 9.15, 10.03(vi), 10.04(xi) and 10.08(i)(y) only, Consolidated Indebtedness shall be determined on a Pro Forma Basis in accordance with the requirements of the definition of “Pro Forma Basis” contained herein.
          “Total Revolving Loan Commitment” shall mean, at any time, the sum of the Revolving Loan Commitments of each of the Lenders at such time.
          “Total Unutilized Revolving Loan Commitment” shall mean, at any time, an amount equal to the remainder of (x) the Total Revolving Loan Commitment then in effect less (y) the sum of the aggregate principal amount of all Revolving Loans and Swingline Loans then outstanding plus the aggregate amount of all Letter of Credit Outstandings.
          “Tranche” shall mean the respective facility and commitments utilized in making Loans hereunder, with there being three separate Tranches on the Effective Date, i.e., Initial Term Loans, Revolving Loans and Swingline Loans; provided that, for purposes of Sections

2.13, 13.04(b) and 13.12(a) and (b) and the definition of “Majority Lenders”, Revolving Loans and Swingline Loans shall be deemed to constitute part of a single “Tranche”. In addition, and notwithstanding the foregoing, any Incremental Term Loans extended after the Initial Borrowing Date shall, except to the extent provided in Section 2.14(c), be made pursuant to one or more additional Tranches of Term Loans which shall be designated pursuant to the respective Incremental Term Loan Commitment Agreement in accordance with the relevant requirements specified in Section 2.14. Furthermore, after giving effect to an Extension pursuant to Section 2.16, (x) any Revolving Loans pursuant to Extended Revolving Loan Commitments shall constitute a separate Tranche of Revolving Loans from the Tranche of Revolving Loans from which they were converted and (y) any Extended Term Loans shall constitute a separate Tranche of Term Loans from the Tranche of Term Loans from which they were converted.
          “Transaction” shall mean, collectively, (i) the consummation of the Refinancing, (ii) the consummation of the Existing Holdings Notes Redemption, (iii) the entering into of the Credit Documents on the Initial Borrowing Date and the incurrence of Initial Term Loans on such date and (iv) the payment of all fees and expenses in connection with the foregoing.
          “Transaction Expenses” shall mean all fees and expenses incurred in connection with, and payable prior to or in connection with the closing of, the Transaction and the transactions contemplated in connection with the Transaction, including all closing fees paid to any of the Lenders and the Administrative Agent hereunder, attorney’s fees, accountants’ fees, placement agents’ fees, discounts, commissions and brokerage fees and consultant fees.
          “Type” shall mean the type of Loan determined with regard to the interest option applicable thereto, i.e., whether a Base Rate Loan or a Eurodollar Loan.
          “UCC” shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.
          “Unfunded Current Liability” of any Pension Plan shall mean the amount, if any, by which the actuarial present value of the accumulated benefits under the Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, each determined in accordance with Statement of Financial Accounting Standards No. 87, based upon the actuarial assumptions used by the Pension Plan’s actuary in the most recent annual valuation of the Pension Plan.
          “United States” and “U.S.” shall each mean the United States of America.
          “Unpaid Drawing” shall have the meaning provided in Section 3.05(a).
          “Unrestricted” shall mean, when referring to cash or Cash Equivalents of the Borrower or any of its Subsidiaries, that such cash or Cash Equivalents are not Restricted.
          “Unutilized Revolving Loan Commitment” shall mean, with respect to any Lender at any time, such Lender’s Revolving Loan Commitment at such time less the sum of (i) the aggregate outstanding principal amount of all Revolving Loans made by such Lender at such time and (ii) such Lender’s RL Percentage of the Letter of Credit Outstandings at such time.

          “Voting Equity Interests” shall mean, as to any Person, any class or classes of outstanding Equity Interests of such Person pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors of such Person.
          “Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the then outstanding principal amount of such Indebtedness into (ii) the product obtained by multiplying (x) the amount of each then remaining installment or other required scheduled payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.
          “Wholly-Owned Domestic Subsidiary” shall mean, as to any Person, any Wholly-Owned Subsidiary of such Person which is also a Domestic Subsidiary of such Person.
          “Wholly-Owned Foreign Subsidiary” shall mean, as to any Person, any Wholly-Owned Subsidiary of such Person which is also a Foreign Subsidiary of such Person.
          “Wholly-Owned Subsidiary” shall mean, as to any Person, (i) any corporation 100% of whose Equity Interests (other than, in the case of a Foreign Subsidiary, director’s qualifying shares and nominal amount of shares held by local nationals, in each case to the extent required by applicable law) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time. Unless otherwise indicated herein, or the context otherwise requires, all references herein to any Wholly-Owned Subsidiary or Wholly-Owned Subsidiaries shall mean and be deemed to be references to a Wholly-Owned Subsidiary or Wholly-Owned Subsidiaries, as the case may be, of the Borrower.
          SECTION 2. Amount and Terms of Credit.
          2.01 The Commitments. (a) Subject to and upon the terms and conditions set forth herein, each Lender with an Initial Term Loan Commitment severally agrees to make a term loan or term loans (each, an “Initial Term Loan” and, collectively, the “Initial Term Loans”) to the Borrower, which Initial Term Loans (i) shall be incurred pursuant to a single drawing on the Initial Borrowing Date, (ii) shall be denominated in Dollars, (iii) except as hereinafter provided, shall, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that, except as otherwise specifically provided in Section 2.10(b), all Initial Term Loans comprising the same Borrowing shall at all times be of the same Type, and (iv) shall be made by each such Lender in that aggregate principal amount which does not exceed the Initial Term Loan Commitment of such Lender on the Initial Borrowing Date. Once repaid, Initial Term Loans incurred hereunder may not be reborrowed.
          (b) Subject to and upon the terms and conditions set forth herein, each Lender with a Revolving Loan Commitment severally agrees to make, at any time and from time to time on or after the Initial Borrowing Date and prior to the Revolving Loan Maturity Date, a revolving loan or revolving loans (each a “Revolving Loan” and, collectively, the “Revolving Loans”) to the Borrower, which Revolving Loans (i) shall be denominated in Dollars, (ii) shall, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that, except as otherwise specifically provided in Section 2.10(b), all Revolving Loans comprising the same Borrowing shall at all times be of the same Type, (iii) may be repaid and reborrowed in accordance with the provisions hereof, and (iv) shall not exceed for any such Lender at any time outstanding that aggregate principal amount which, when added to the product of (x) such Lender’s RL Percentage and (y) the sum of (I) the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time and (II) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding, equals the Revolving Loan Commitment of such Lender at such time.
          (c) Subject to and upon the terms and conditions set forth herein, each Lender with an Incremental Term Loan Commitment for a given Tranche of Incremental Term Loans severally agrees to make a term loan or term loans (each, an “Incremental Term Loan” and, collectively, the “Incremental Term Loans”) to the Borrower, which Incremental Term Loans (i) shall be incurred pursuant to a single drawing of such Tranche on the applicable Incremental Term Loan Borrowing Date, (ii) shall be denominated in Dollars, (iii) except as hereinafter provided, shall, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that, except as otherwise specifically provided in Section 2.10(b), all Incremental Term Loans of a given Tranche made as part of the same Borrowing shall at all times consist of Incremental Term Loans of the same Type, and (iv) shall not exceed for any such Incremental Term Loan Lender at any time of any incurrence thereof, the Incremental Term Loan Commitment of such Incremental Term Loan Lender for such Tranche on the respective Incremental Term Loan Borrowing Date. Once repaid, Incremental Term Loans incurred hereunder may not be reborrowed.
          (d) Subject to and upon the terms and conditions set forth herein, the Swingline Lender agrees to make, at any time and from time to time on or after the Initial Borrowing Date and prior to the Swingline Expiry Date, a revolving loan or revolving loans (each a “Swingline Loan” and, collectively, the “Swingline Loans”) to the Borrower, which Swingline Loans (i) shall be incurred and maintained as Base Rate Loans, (ii) shall be denominated in Dollars, (iii) may be repaid and reborrowed in accordance with the provisions hereof, (iv) shall not exceed in aggregate principal amount at any time outstanding, when combined with the aggregate principal amount of all Revolving Loans then outstanding and the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Swingline Loans) at such time, an amount equal to the Total Revolving Loan Commitment at such time, and (v) shall not exceed in aggregate principal amount at any time outstanding the Maximum Swingline Amount. Notwithstanding anything to the contrary contained in this Section 2.01(d), the Swingline Lender shall not make any Swingline Loan after it has received written notice from the Borrower, any other Credit Party, the Required Lenders or the Majority Lenders with Revolving Loans and/or Revolving Loan Commitments stating that a Default or an Event of Default exists and is continuing until such time as the Swingline Lender shall have received written notice (A) of rescission of all such notices from the party or parties originally delivering such notice or notices or (B) of the waiver of such Default or Event of Default by the Required Lenders.
          (e) On any Business Day, the Swingline Lender may, in its sole discretion, give notice by 3:00 P.M. (New York time) to the RL Lenders that the Swingline Lender’s outstanding Swingline Loans shall be funded with one or more Borrowings of Revolving Loans (provided that such notice shall be deemed to have been automatically given upon the occurrence of a Default or an Event of Default under Section 11.05 or upon the exercise of any of the remedies provided in the last paragraph of Section 11), in which case one or more Borrowings of Revolving Loans constituting Base Rate Loans (each such Borrowing, a “Mandatory Borrowing”) shall be made on the immediately succeeding Business Day (or on the second succeeding Business Day to the extent that the aforementioned notice is delivered (the to the extent required to be delivered) after 3:00 P.M. (New York time) on a Business Day) by all RL Lenders pro rata based on each such RL Lender’s RL Percentage (determined before giving effect to any termination of the Revolving Loan Commitments pursuant to the last paragraph of Section 11) and the proceeds thereof shall be applied directly by the Swingline Lender to repay the Swingline Lender for such outstanding Swingline Loans. Each RL Lender hereby irrevocably agrees to make Revolving Loans upon one Business Day’s notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by the Swingline Lender notwithstanding (i) the amount of the Mandatory Borrowing may not comply with the Minimum Borrowing Amount otherwise required hereunder, (ii) whether any conditions specified in Section 7 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) the date of such Mandatory Borrowing, and (v) the amount of the Total Revolving Loan Commitment at such time. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower), then each RL Lender hereby agrees that it shall forthwith purchase (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Lender such participations in the outstanding Swingline Loans as shall be necessary to cause the RL Lenders to share in such Swingline Loans ratably based upon their respective RL Percentages (determined before giving effect to any termination of the Revolving Loan Commitments pursuant to the last paragraph of Section 11), provided that (x) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective participation is required to be purchased and, to the extent attributable to the purchased participation, shall be payable to the participant from and after such date and (y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing RL Lender shall be required to pay the Swingline Lender interest on the principal amount of participation purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the overnight Federal Funds Rate for the first three days and at the interest rate otherwise applicable to Revolving Loans maintained as Base Rate Loans hereunder for each day thereafter.
          (f) If the Initial Revolving Loan Maturity Date shall have occurred at a time when Extended Revolving Loan Commitments are in effect, then on the Initial Revolving Loan

Maturity Date all then outstanding Swingline Loans shall be repaid in full on such date (and there shall be no adjustment to the participations in such Swingline Loans as a result of the occurrence of the Initial Revolving Loan Maturity Date); provided that, if on the occurrence of the Initial Revolving Loan Maturity Date (after giving effect to any repayments of Revolving Loans and any reallocation of Letter of Credit participations as contemplated in Section 3.07), there shall exist sufficient unutilized Extended Revolving Loan Commitments so that the respective outstanding Swingline Loans could be incurred pursuant to Extended Revolving Loan Commitments, which will remain in effect after the occurrence of the Initial Revolving Loan Maturity Date, then there shall be an automatic adjustment on such date of the participations in such Swingline Loans and same shall be deemed to have been incurred solely pursuant to the Extended Revolving Loan Commitments and such Swingline Loans shall not be so required to be repaid in full on the Initial Revolving Loan Maturity Date.
          2.02 Minimum Amount of Each Borrowing. The aggregate principal amount of each Borrowing of Loans under a respective Tranche shall not be less than the Minimum Borrowing Amount applicable to such Tranche. More than one Borrowing may occur on the same date, but at no time shall there be outstanding more than 15 Borrowings of Eurodollar Loans in the aggregate for all Tranches of Loans (unless a greater number of such Borrowings is agreed to by the Administrative Agent).
          2.03 Notice of Borrowing. (a) Whenever the Borrower desires to incur (x) Eurodollar Loans hereunder, it shall give the Administrative Agent at the Notice Office at least three Business Days’ prior notice of each Eurodollar Loan to be incurred hereunder or (y) Base Rate Loans hereunder (excluding Swingline Loans and Revolving Loans made pursuant to a Mandatory Borrowing), it shall give the Administrative Agent at the Notice Office at least one Business Day’s prior notice of each Base Rate Loan to be incurred hereunder, provided that (in each case) any such notice shall be deemed to have been given on a certain day only if given before 12:00 Noon (New York time) on such day. Each such notice (each a “Notice of Borrowing”), except as otherwise expressly provided in Section 2.10, shall be irrevocable and shall be in writing, or by telephone promptly confirmed in writing, in the form of Exhibit A-1, appropriately completed to specify: (i) the aggregate principal amount of the Loans to be incurred pursuant to such Borrowing, (ii) the date of such Borrowing (which shall be a Business Day), (iii) whether the Loans being incurred pursuant to such Borrowing shall constitute Initial Term Loans, Revolving Loans or Incremental Term Loans and, if Incremental Term Loans, the specific Tranche thereof, and (iv) whether the Loans being incurred pursuant to such Borrowing are to be initially maintained as Base Rate Loans or, to the extent permitted hereunder, Eurodollar Loans and, if Eurodollar Loans, the initial Interest Period to be applicable thereto. The Administrative Agent shall promptly give each Lender which is required to make Loans of the Tranche specified in the respective Notice of Borrowing, written notice of such proposed Borrowing, of such Lender’s proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.
          (b) (i) Whenever the Borrower desires to incur Swingline Loans hereunder, the Borrower shall give the Swingline Lender no later than 1:00 P.M. (New York time) on the date that a Swingline Loan is to be incurred, written notice or telephonic notice promptly confirmed in writing of each Swingline Loan to be incurred hereunder. Each such notice shall be irrevocable and specify in each case (A) the date of Borrowing (which shall be a Business Day)

and (B) the aggregate principal amount of the Swingline Loans to be incurred pursuant to such Borrowing.
          (ii) Mandatory Borrowings shall be made upon the notice specified in Section 2.01(e), with the Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of the Mandatory Borrowings as set forth in Section 2.01(e).
          (c) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice of any Borrowing or prepayment of Loans, the Administrative Agent or the Swingline Lender, as the case may be, may act without liability upon the basis of telephonic notice of such Borrowing or prepayment, as the case may be, believed by the Administrative Agent or the Swingline Lender, as the case may be, in good faith to be from an Authorized Officer of the Borrower, prior to receipt of written confirmation. In each such case, the Borrower hereby waives the right to dispute the Administrative Agent’s or the Swingline Lender’s record of the terms of such telephonic notice of such Borrowing or prepayment of Loans, as the case may be, absent manifest error.
          2.04 Disbursement of Funds. No later than 1:00 P.M. (New York time) on the date specified in each Notice of Borrowing (or (x) in the case of Swingline Loans, no later than 3:00 P.M. (New York time) on the date specified pursuant to Section 2.03(b)(i) or (y) in the case of Mandatory Borrowings, no later than 1:00 P.M. (New York time) on the date specified in Section 2.01(e)), each Lender with a Commitment of the respective Tranche will make available its pro rata portion (determined in accordance with Section 2.07) of each such Borrowing requested to be made on such date (or in the case of Swingline Loans, the Swingline Lender will make available the full amount thereof). All such amounts will be made available in Dollars and in immediately available funds at the Payment Office, and the Administrative Agent will, except in the case of Revolving Loans made pursuant to a Mandatory Borrowing, make available to the Borrower at the Payment Office the aggregate of the amounts so made available by the Lenders. Unless the Administrative Agent shall have been notified by any Lender prior to the date of Borrowing that such Lender does not intend to make available to the Administrative Agent such Lender’s portion of any Borrowing to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing and the Administrative Agent may (but shall not be obligated to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent also shall be entitled to recover on demand from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if recovered from such Lender, the overnight Federal Funds Rate for the first three days and at the interest rate otherwise applicable to such Loans for each day thereafter and (ii) if recovered from the Borrower, the rate of interest applicable to the respective Borrowing, as determined pursuant to Section 2.08. Nothing in this

Section 2.04 shall be deemed to relieve any Lender from its obligation to make Loans hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any failure by such Lender to make Loans hereunder.
          2.05 Notes. (a) The Borrower’s obligations to pay the principal of, and interest on, the Loans made by each Lender shall be evidenced in the Register maintained by the Administrative Agent pursuant to Section 13.15 and shall, if requested by such Lender, also be evidenced (i) in the case of Initial Term Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-1, with blanks appropriately completed in conformity herewith (each an “Initial Term Note” and, collectively, the “Initial Term Notes”), (ii) in the case of Revolving Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-2, with blanks appropriately completed in conformity herewith (each a “Revolving Note” and, collectively, the “Revolving Notes”), (iii) in the case of Swingline Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-3, with blanks appropriately completed in conformity herewith (the “Swingline Note”), and (iv) in the case of Incremental Term Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-4, with blanks appropriately completed in conformity herewith (each, an “Incremental Term Note” and, collectively, the “Incremental Term Notes”).
          (b) Each Lender will note on its internal records the amount of each Loan made by it and each payment in respect thereof and prior to any transfer of any of its Notes will endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation or any error in such notation shall not affect the Borrower’s obligations in respect of such Loans.
          (c) Notwithstanding anything to the contrary contained above in this Section 2.05 or elsewhere in this Agreement, Notes shall only be delivered to Lenders which at any time specifically request the delivery of such Notes. No failure of any Lender to request or obtain a Note evidencing its Loans to the Borrower shall affect or in any manner impair the obligations of the Borrower to pay the Loans (and all related Obligations) incurred by the Borrower which would otherwise be evidenced thereby in accordance with the requirements of this Agreement, and shall not in any way affect the security or guaranties therefor provided pursuant to the various Credit Documents. Any Lender which does not have a Note evidencing its outstanding Loans shall in no event be required to make the notations otherwise described in preceding clause (b). At any time when any Lender requests the delivery of a Note to evidence any of its Loans, the Borrower shall (at its expense) promptly execute and deliver to the respective Lender the requested Note in the appropriate amount or amounts to evidence such Loans.
          2.06 Conversions. The Borrower shall have the option to convert, on any Business Day, all or a portion equal to at least the Minimum Borrowing Amount of the outstanding principal amount of Loans (other than Swingline Loans which may not be converted pursuant to this Section 2.06) made pursuant to one or more Borrowings (so long as of the same Tranche) of one or more Types of Loans into a Borrowing (of the same Tranche) of another Type of Loan, provided that, (i) except as otherwise provided in Section 2.10(b), Eurodollar Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable to the Loans being converted and no such partial conversion of Eurodollar Loans shall reduce the outstanding principal amount of such Eurodollar Loans made pursuant to a single Borrowing to less than the Minimum Borrowing Amount applicable thereto, (ii) Base Rate Loans may not be converted into Eurodollar Loans if (x) any Event of Default under Section 11.05 with respect any Credit Party (other than an Immaterial Subsidiary) is in existence on the proposed date of conversion or (y) any other Event of Default or any Specified Default is in existence on the proposed date of the conversion and (in the case of this sub-clause (y) only) the Required Lenders determine (in their sole discretion) that such conversion would be disadvantageous to the Lenders at such time, and (iii) no conversion pursuant to this Section 2.06 shall result in a greater number of Borrowings of Eurodollar Loans than is permitted under Section 2.02. Each such conversion shall be effected by the Borrower by giving the Administrative Agent at the Notice Office prior to 12:00 Noon (New York time) (x) at least three Business Days’ prior written notice (or telephonic notice promptly confirmed in writing) in the case of a conversion into Eurodollar Loans and (y) at least one Business Day’s prior written notice (or telephonic notice promptly confirmed in writing) in the case of a conversion into Base Rate Loans (in each case, a “Notice of Conversion/Continuation”) in the form of Exhibit A-2, appropriately completed to specify the Loans to be so converted, the Borrowing or Borrowings pursuant to which such Loans were incurred and, if to be converted into Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Lender prompt notice of any such proposed conversion affecting any of its Loans.
          2.07 Pro Rata Borrowings. All Borrowings of Initial Term Loans, Incremental Term Loans and Revolving Loans under this Agreement shall be incurred from the Lenders pro rata on the basis of their Initial Term Loan Commitments, applicable Incremental Term Loan Commitments or Revolving Loan Commitments, as the case may be, provided that all Mandatory Borrowings shall be incurred from the RL Lenders pro rata on the basis of their RL Percentages. It is understood that no Lender shall be responsible for any default by any other Lender of its obligation to make Loans hereunder and that each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to make its Loans hereunder.
          2.08 Interest. (a) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Base Rate Loan from the date of Borrowing thereof until the earlier of (i) the maturity thereof (whether by acceleration or otherwise) and (ii) the conversion of such Base Rate Loan to a Eurodollar Loan pursuant to Section 2.06 or 2.09, as applicable, at a rate per annum which shall be equal to the sum of the relevant Applicable Margin plus the Base Rate, each as in effect from time to time.
          (b) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Loan from the date of Borrowing thereof until the earlier of (i) the maturity thereof (whether by acceleration or otherwise) and (ii) the conversion of such Eurodollar Loan to a Base Rate Loan pursuant to Section 2.06, 2.09 or 2.10, as applicable, at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the relevant Applicable Margin as in effect from time to time during such Interest Period plus the Eurodollar Rate for such Interest Period.
          (c) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan shall, in each case, bear interest at a rate per annum equal to the greater of

(x) the rate which is 2% in excess of the rate then borne by such Loans and (y) the rate which is 2% in excess of the rate otherwise applicable to Base Rate Loans of the respective Tranche from time to time, and all other overdue amounts payable hereunder and under any other Credit Document shall bear interest at a rate per annum equal to the rate which is 2% in excess of the rate applicable to Revolving Loans that are maintained as Base Rate Loans from time to time. Interest that accrues under this Section 2.08(c) shall be payable on demand.
          (d) Accrued (and theretofore unpaid) interest shall be payable (i) in respect of each Base Rate Loan, (x) quarterly in arrears on each Quarterly Payment Date, (y) on the date of (A) any repayment or prepayment in full of all outstanding Term Loans of any Tranche and (B) in the case of Revolving Loans, any termination of the Total Revolving Loan Commitment, and (z) at maturity (whether by acceleration or otherwise) and, after such maturity, on demand, and (ii) in respect of each Eurodollar Loan, (x) on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period, (y) on the date of any repayment or prepayment (on the amount repaid or prepaid), and (z) at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.
          (e) Upon each Interest Determination Date, the Administrative Agent shall determine the Eurodollar Rate for each Interest Period applicable to the respective Eurodollar Loans and shall promptly notify the Borrower and the Lenders thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.
          2.09 Interest Periods. At the time the Borrower gives any Notice of Borrowing or Notice of Conversion/Continuation in respect of the making of, or conversion into, any Eurodollar Loan (in the case of the initial Interest Period applicable thereto) or prior to 12:00 Noon (New York time) on the third Business Day prior to the expiration of an Interest Period applicable to such Eurodollar Loan (in the case of any subsequent Interest Period), the Borrower shall have the right to elect the interest period (each, an “Interest Period”) applicable to such Eurodollar Loan, which Interest Period shall, at the option of the Borrower, be a one, two, three or six month period, or, to the extent agreed to by all Lenders with Commitments and/or Loans under the relevant Tranche, a nine or twelve month period, provided that (in each case):
     (i) all Eurodollar Loans comprising a Borrowing shall at all times have the same Interest Period;
     (ii) the initial Interest Period for any Eurodollar Loan shall commence on the date of Borrowing of such Eurodollar Loan (including the date of any conversion thereto from a Base Rate Loan) and each Interest Period occurring thereafter in respect of such Eurodollar Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;
     (iii) if any Interest Period for a Eurodollar Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

     (iv) if any Interest Period for a Eurodollar Loan would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period for a Eurodollar Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;
     (v) no Interest Period may be selected at any time if (x) an Event of Default under Section 11.05 with respect to any Credit Party (other than an Immaterial Subsidiary) is then in existence or (y) any other Event of Default or any Specified Default is then in existence and (in the case of this sub-clause (y) only) the Required Lenders determine (in their sole discretion) that such conversion would be disadvantageous to the Lenders at such time;
     (vi) no Interest Period in respect of any Borrowing of any Tranche of Loans shall be selected which extends beyond the Maturity Date for such Tranche of Loans; and
     (vii) no Interest Period in respect of any Borrowing of any Tranche of Term Loans shall be selected which extends beyond any date upon which a mandatory repayment of such Tranche of Term Loans will be required to be made under Section 5.02(b) if the aggregate principal amount of such Tranche of Term Loans which have Interest Periods which will expire after such date will be in excess of the aggregate principal amount of such Tranche of Term Loans then outstanding less the aggregate amount of such required repayment.
If by 12:00 Noon (New York time) on the third Business Day prior to the expiration of any Interest Period applicable to a Borrowing of Eurodollar Loans, the Borrower has failed to elect, or is not permitted to elect, a new Interest Period to be applicable to such Eurodollar Loans as provided above, the Borrower shall be deemed to have elected to convert such Eurodollar Loans into Base Rate Loans effective as of the expiration date of such current Interest Period.
          2.10 Increased Costs, Illegality, etc. (a) In the event that any Lender shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the Administrative Agent):
     (i) on any Interest Determination Date that, by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or
     (ii) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loan because of (x) any change since the Effective Date in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, but not limited to

(A) a change that shall subject any Lender to any Taxes (other than (1) Indemnified Taxes covered in Section 5.04(a), (2) Excluded Taxes and (3) Other Connection Taxes) on its Loans, loan principal, Letters of Credit, Commitments or other Obligations, or its deposits, reserves, other liabilities or capital attributable thereto or (B) a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate and/or (y) other circumstances arising since the Effective Date affecting such Lender, the interbank Eurodollar market or the position of such Lender in such market; or
     (iii) at any time, that the making or continuance of any Eurodollar Loan has been made (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by any Lender in good faith with any governmental request (whether or not having force of law) or (z) impracticable as a result of a contingency occurring after the Effective Date which materially and adversely affects the interbank Eurodollar market;
then, and in any such event, such Lender (or the Administrative Agent, in the case of clause (i) above) shall promptly give notice (by telephone promptly confirmed in writing) to the Borrower and, except in the case of clause (i) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion/Continuation given by the Borrower with respect to Eurodollar Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower agrees to pay to such Lender, upon such Lender’s written request therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing in reasonable detail the basis for the calculation thereof, submitted to the Borrower by such Lender shall, absent manifest error, be final and conclusive and binding on all the parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 2.10(b) as promptly as possible and, in any event, within the time period required by law.
          (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 2.10(a)(ii), the Borrower may, and in the case of a Eurodollar Loan affected by the circumstances described in Section 2.10(a)(iii), the Borrower shall, either (x) if the affected Eurodollar Loan is then being made initially or pursuant to a conversion, cancel such Borrowing by giving the Administrative Agent telephonic notice (confirmed in writing) on the same date that the Borrower was notified by the affected Lender or the Administrative Agent pursuant to Section 2.10(a)(ii) or (iii) or (y) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days’ written notice to the Administrative Agent, require the affected Lender to convert such Eurodollar Loan into a Base Rate Loan, provided that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 2.10(b).

          (c) If any Lender determines that after the Effective Date the introduction or effectiveness of or any change in any applicable law or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law) concerning capital adequacy, or any change in interpretation or administration thereof by the NAIC or any governmental authority, central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender based on the existence of such Lender’s Commitments hereunder or its obligations hereunder, then the Borrower agrees to pay to such Lender, upon its written demand therefor, such additional amounts as shall be required to compensate such Lender or such other corporation for the increased cost to such Lender or such other corporation or the reduction in the rate of return to such Lender or such other corporation as a result of such increase of capital. In determining such additional amounts, each Lender will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that such Lender’s determination of compensation owing under this Section 2.10(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Lender, upon determining that any additional amounts will be payable pursuant to this Section 2.10(c), will give prompt written notice thereof to the Borrower, which notice shall show in reasonable detail the basis for calculation of such additional amounts.
          (d) Notwithstanding anything in this Agreement to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a change after the Effective Date in a requirement of law or governmental rule, regulation or order, regardless of the date enacted, adopted, issued or implemented for all purposes under or in connection with this Agreement (including this Section 2.10 and Section 3.06).
          (e) Notwithstanding anything to the contrary in this Section 2.10, the Borrower shall not be required to compensate a Lender pursuant to this Section 2.10 for any amounts incurred more than 180 days prior to the date that such Lender notifies the Borrower of such Lender’s intention to claim compensation therefor; provided that, if the circumstances giving rise to such claim have a retroactive effect, then such 180-day period shall be extended to include the period of such retroactive effect.
          2.11 Compensation. The Borrower agrees to compensate each Lender, upon its written request (which request shall set forth in reasonable detail the basis for requesting such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Eurodollar Loans but excluding loss of anticipated profits) which such Lender may sustain: (i) if for any reason (other than a default by such Lender or the Administrative Agent) a Borrowing of, or conversion from or into, Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 2.10(a)); (ii) if any prepayment or repayment (including any prepayment or repayment made pursuant to Section 5.01, Section 5.02 or as a result of an acceleration of the

Loans pursuant to Section 11) or conversion of any of its Eurodollar Loans, or assignment of any of its Eurodollar Loans pursuant to Section 2.13, occurs on a date which is not the last day of an Interest Period with respect thereto; (iii) if any prepayment of any of its Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other default by the Borrower to repay Eurodollar Loans when required by the terms of this Agreement or any Note held by such Lender or (y) any election made pursuant to Section 2.10(b).
          2.12 Change of Lending Office. Each Lender agrees that upon the occurrence of any event giving rise to the operation of Section 2.10(a)(ii) or (iii), Section 2.10(c), Section 3.06 or Section 5.04 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans or Letters of Credit affected by such event, provided that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 2.12 shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in Sections 2.10, 3.06 and 5.04.
          2.13 Replacement of Lenders. (x) If any Lender becomes a Defaulting Lender, (y) upon the occurrence of an event giving rise to the operation of Section 2.10(a)(ii) or (iii), Section 2.10(c), Section 3.06 or Section 5.04 with respect to any Lender which results in such Lender charging to the Borrower increased costs under any such Section or (z) in the case of a refusal by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as (and to the extent) provided in Section 13.12(b), the Borrower shall have the right, if no Default or Event of Default then exists (or, in the case of preceding clause (z), will exist immediately after giving effect to such replacement), to replace such Lender (the “Replaced Lender”) with one or more other Eligible Transferees, none of whom shall constitute a Defaulting Lender at the time of such replacement (collectively, the “Replacement Lender”) and each of whom shall be required to be reasonably acceptable to the Administrative Agent and, in the case of a replacement of Revolving Loan Commitments, each Issuing Lender and the Swingline Lender or, in the case of a replacement as provided in Section 13.12(b) where the consent of the respective Lender is required with respect to less than all Tranches of its Loans or Commitments, to replace the Commitments and/or outstanding Loans of such Lender in respect of each Tranche where the consent of such Lender would otherwise be individually required, with identical Commitments and/or Loans of the respective Tranche provided by the Replacement Lender, provided that:
     (a) at the time of any replacement pursuant to this Section 2.13, the Replacement Lender shall be obligated to enter into one or more Assignment and Assumption Agreements pursuant to Section 13.04(b) (and with all fees payable pursuant to said Section 13.04(b) to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the Commitments and outstanding Loans (or, in the case of the replacement of only (a) the Revolving Loan Commitment, the Revolving Loan Commitment and outstanding Revolving Loans and participations in Letter of Credit Outstandings and/or (b) the outstanding Term Loans of a Tranche or Tranches, the outstanding Term Loans of such Tranche or Tranches with respect to which such Lender is being replaced) of, and in each case (except for the replacement of only the outstanding Term Loans of the respective Lender) all participations in Letters of Credit by, the Replaced Lender and, in connection therewith, shall pay to (x) the Replaced Lender in respect thereof an amount equal to the sum of (I) an amount equal to the principal of, and all accrued and unpaid interest on, all outstanding Loans of the respective Replaced Lender under each Tranche with respect to which such Replaced Lender is being replaced, (II) an amount equal to all Unpaid Drawings (unless there are no Unpaid Drawings with respect to the Tranche being replaced) that have been funded by (and not reimbursed to) such Replaced Lender, together with all then accrued and unpaid interest with respect thereto at such time and (III) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Lender (but only with respect to the relevant Tranche, in the case of the replacement of less than all Tranches of Loans then held by the respective Replaced Lender) pursuant to Section 4.01 (other than pursuant to Section 4.01(h)), (y) except in the case of the replacement of only the outstanding Term Loans of a Replaced Lender, each Issuing Lender an amount equal to such Replaced Lender’s RL Percentage of any Unpaid Drawing relating to Letters of Credit issued by such Issuing Lender (which at such time remains an Unpaid Drawing) to the extent such amount was not theretofore funded by such Replaced Lender to such Issuing Lender, together with all then accrued and unpaid interest with respect thereto at such time, and (z) in the case of any replacement of Revolving Loan Commitments, the Swingline Lender an amount equal to such Replaced Lender’s RL Percentage of any Mandatory Borrowing to the extent such amount was not theretofore funded by such Replaced Lender to the Swingline Lender, together with all then accrued and unpaid interest thereon at such time; and
     (b) all obligations of the Borrower due and owing to the Replaced Lender at such time (other than those (x) specifically described in clause (a) above in respect of which the assignment purchase price has been, or is concurrently being, paid, but including all amounts, if any, owing under Sections 2.11 and 4.01(h) or (y) relating to any Tranche of Loans and/or Commitments of the respective Replaced Lender which will remain outstanding after giving effect to the respective replacement) shall be paid in full to such Replaced Lender concurrently with such replacement.
          Upon the execution of the respective Assignment and Assumption Agreement, the payment of amounts referred to in clauses (a) and (b) above and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note or Notes executed by the Borrower, (x) the Replacement Lender shall become a Lender hereunder and, unless the respective Replaced Lender continues to have outstanding Term Loans and/or a Revolving Loan Commitment hereunder, the Replaced Lender shall cease to constitute a Lender hereunder and, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 2.10, 2.11, 3.06, 5.04, 12.06 and 13.01), which shall survive as to such Replaced Lender and (y) except in the case of the replacement of only outstanding Term Loans pursuant to this Section 2.13, the RL Percentages of the Lenders shall be automatically adjusted at such time to give effect to such replacement.
          2.14 Incremental Term Loan Commitments. (a) The Borrower shall have the right to request, at any time after the Initial Borrowing Date, that one or more Lenders (and/or one or more other Persons which are Eligible Transferees and which will become Lenders) provide Incremental Term Loan Commitments to the Borrower and, subject to the terms and conditions contained in this Agreement and in the respective Incremental Term Loan Commitment Agreement, make Incremental Term Loans pursuant thereto; it being understood and agreed, however, that (i) no Lender shall be obligated to provide an Incremental Term Loan Commitment as a result of any such request by the Borrower, and until such time, if any, as such Lender has agreed in its sole discretion to provide an Incremental Term Loan Commitment and executed and delivered to the Administrative Agent and the Borrower an Incremental Term Loan Commitment Agreement as provided in clause (b) of this Section 2.14, such Lender shall not be obligated to fund any Incremental Term Loans, (ii) any Lender (including any Eligible Transferee who will become a Lender) may so provide an Incremental Term Loan Commitment without the consent of any other Lender, (iii) each Tranche of Incremental Term Loan Commitments, and all Incremental Term Loans to be made pursuant thereto, shall be denominated in Dollars, (iv) the amount of each Tranche of Incremental Term Loan Commitments (whether constituting a new Tranche of Incremental Term Loans or being added to (and thereafter constituting a part of) a then outstanding Tranche of Term Loans) shall be in a minimum aggregate amount for all Lenders which provide an Incremental Term Loan Commitment under such Tranche of Incremental Term Loans (including Eligible Transferees who will become Lenders) of at least $25,000,000 (or such lower amount as may be acceptable to the Administrative Agent) and in integral multiples of $5,000,000 in excess thereof (or such other integral multiple as may be acceptable to the Administrative Agent), (v) the aggregate amount of all Incremental Term Loan Commitments provided pursuant to this Section 2.14 and the aggregate principal amount of all Incremental Term Loans to be made pursuant thereto shall not exceed the Maximum Incremental Commitment Amount at such time, (vi) the up-front fees and, if applicable, any unutilized commitment fees and/or other fees, payable to each Incremental Term Loan Lender in respect of each Incremental Term Loan Commitment shall be separately agreed to by the Borrower and each such Incremental Term Loan Lender, (vii) each Tranche of Incremental Term Loans shall (A) have an Incremental Term Loan Maturity Date of no earlier than the Initial Term Loan Maturity Date, (B) have a Weighted Average Life to Maturity of no less than the Weighted Average Life to Maturity as then in effect for the Initial Term Loans and (C) be subject to the Applicable Margins as are set forth in the Incremental Term Loan Commitment Agreement governing such Tranche of Incremental Term Loans; provided that, if the Applicable Margins for such Tranche of Incremental Term Loans (which, for such purposes only, shall be deemed to include all up-front or similar fees or original issue discount (amortized over the shorter of (x) the life of such Tranche of Incremental Term Loans and (y) four years) payable to all Incremental Term Loan Lenders providing such Tranche of Incremental Term Loans and any Eurodollar Rate floor or Base Rate floor applicable to such Incremental Term Loans, but exclusive of any arrangement, structuring or other fees payable in connection therewith that are not shared with all Incremental Term Loan Lenders providing such Tranche of Incremental Term Loans) determined as of the initial funding date for such Tranche of Incremental Term Loans exceeds the Applicable Margins (which, for such purposes only, shall be deemed to include all up-front or similar fees or original issue discount originally payable to all Lenders providing the Initial Term Loans or any Incremental Term Loans theretofore incurred and any Eurodollar Rate floor or Base Rate floor applicable to the Initial Term Loans or such Incremental Term Loans) relating to the Initial Term Loans or such Incremental Term Loans immediately prior to the effectiveness of the respective Incremental Term Loan Commitment

Agreement by more than 0.50%, then the Applicable Margins relating to the Initial Term Loans and any Incremental Term Loans thereto incurred shall be adjusted to be equal to the Applicable Margins (determined as provided above) relating to such Tranche of Incremental Term Loans minus 0.50%, (viii) the proceeds of all Incremental Term Loans shall be used only for the purposes permitted by Section 8.08(c), (ix) each Incremental Term Loan Commitment Agreement shall specifically designate the Tranche or Tranches of the Incremental Term Loan Commitments being provided thereunder (which Tranche shall be a new Tranche (i.e., not the same as the Initial Term Loans or any other then existing Tranche of Term Loans) unless the requirements of Section 2.14(c) are satisfied), (x) all Incremental Term Loans (and all interest, fees and other amounts payable thereon) shall be Obligations under this Agreement and the other applicable Credit Documents and shall be secured by the Security Documents, and guaranteed under the Guaranties, on a pari passu basis with all other Obligations secured by the Security Documents and guaranteed under the Guaranties, and (xi) each Lender (including any Eligible Transferee who will become a Lender) agreeing to provide an Incremental Term Loan Commitment pursuant to an Incremental Term Loan Commitment Agreement shall, subject to the satisfaction of the relevant conditions set forth in this Agreement, make Incremental Term Loans under the Tranche specified in such Incremental Term Loan Commitment Agreement as provided in Section 2.01(c) and such Incremental Term Loans shall thereafter be deemed to be Incremental Term Loans under such Tranche for all purposes of this Agreement and the other applicable Credit Documents.
          (b) At the time of the provision of Incremental Term Loan Commitments pursuant to this Section 2.14, the Borrower, the Administrative Agent and each such Lender or other Eligible Transferee which agrees to provide an Incremental Term Loan Commitment (each, an “Incremental Term Loan Lender”) shall execute and deliver to the Administrative Agent an Incremental Term Loan Commitment Agreement, with the effectiveness of the Incremental Term Loan Commitment provided therein (and the making of the respective Incremental Term Loans thereunder) to occur on the date set forth in such Incremental Term Loan Commitment Agreement, which date in any event shall be no earlier than the date on which (w) all fees required to be paid in connection therewith at the time of such effectiveness shall have been paid (including, without limitation, any agreed upon up-front or arrangement fees owing to the Administrative Agent (or any affiliate thereof)), (x) all Incremental Commitment Requirements are satisfied, (y) all other conditions set forth in this Section 2.14 shall have been satisfied, and (z) all other conditions precedent that may be set forth in such Incremental Term Loan Commitment Agreement shall have been satisfied. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Term Loan Commitment Agreement, and at such time, (i) Schedule I shall be deemed modified to reflect the Incremental Term Loan Commitments of the affected Lenders and (ii) to the extent requested by any Incremental Term Loan Lender, Incremental Term Notes will be issued, at the Borrower’s expense, to such Incremental Term Loan Lender in conformity with the requirements of Section 2.05.
          (c) Notwithstanding anything to the contrary contained above in this Section 2.14, the Incremental Term Loan Commitments provided by an Incremental Term Loan Lender or Incremental Term Loan Lenders, as the case may be, pursuant to each Incremental Term Loan Commitment Agreement shall constitute a new Tranche, which shall be separate and distinct from the existing Tranches pursuant to this Agreement (with a designation which may be made in letters (i.e., A, B, C, etc.), numbers (1, 2, 3, etc.) or a combination thereof (i.e., A-1, A-2, A-3, B-1, B-2, B-3, C-1, C-2, C-3, etc.), provided that, with the consent of the Administrative Agent, the parties to a given Incremental Term Loan Commitment Agreement may specify therein that the respective Incremental Term Loans made pursuant thereto shall constitute part of, and be added to, a then outstanding Tranche of Term Loans so long as the following requirements are satisfied:
     (i) the Incremental Term Loans to be made pursuant to such Incremental Term Loan Commitment Agreement shall have the same Maturity Date and shall have the same Applicable Margins as the Tranche of Term Loans to which the new Incremental Term Loans are being added;
     (ii) the new Incremental Term Loans to be made pursuant to such Incremental Term Loan Commitment Agreement shall have the same Scheduled Term Loan Repayment Dates as then remain with respect to the Tranche of Term Loans to which such new Incremental Term Loans are being added (with the amount of each Scheduled Term Loan Repayment applicable to such new Incremental Term Loans to be the same (on a proportionate basis) as is theretofore applicable to the Tranche of Term Loans to which such new Incremental Term Loans are being added, thereby increasing the amount of each then remaining Scheduled Term Loan Repayments of the respective Tranche of Term Loans proportionately); and
     (iii) on the date of the making of such new Incremental Term Loans, and notwithstanding anything to the contrary set forth in Section 2.09, such new Incremental Term Loans shall be added to (and form part of) each Borrowing of outstanding Term Loans of the respective Tranche on a pro rata basis (based on the relative sizes of the various outstanding Borrowings), so that each Lender will participate proportionately in each then outstanding Borrowing of Term Loans of the respective Tranche.
          To the extent the provisions of preceding clause (iii) require that Lenders making new Incremental Term Loans add such Incremental Term Loans to the then outstanding Borrowings of Eurodollar Loans of the respective Tranche of Term Loans, it is acknowledged that the effect thereof may result in such new Incremental Term Loans having short Interest Periods (i.e., an Interest Period that began during an Interest Period then applicable to outstanding Eurodollar Loans of the respective Tranche and which will end on the last day of such Interest Period). In connection therewith, the Borrower hereby agrees to compensate the Lenders making the new Incremental Term Loans of the respective Tranche for funding Eurodollar Loans during an existing Interest Period on such basis as may be agreed by the Borrower and the respective Lender or Lenders as may be provided in the respective Incremental Term Loan Commitment Agreement.
          2.15 Incremental RL Commitments. (a) The Borrower shall have the right to request, at any time after the Initial Borrowing Date, that one or more Lenders (and/or one or more other Persons which are Eligible Transferees and which will become Lenders) provide Incremental RL Commitments and, subject to the terms and conditions contained in this Agreement and in the respective Incremental RL Commitment Agreement, make Revolving Loans pursuant thereto; it being understood and agreed, however, that (i) no Lender shall be obligated to provide an Incremental RL Commitment as a result of any such request by the Borrower, and until such time, if any, as such Lender has agreed in its sole discretion to provide an Incremental RL Commitment and executed and delivered to the Administrative Agent an Incremental RL Commitment Agreement as provided in clause (b) of this Section 2.15, such Lender shall not be obligated to fund any Revolving Loans in excess of its Revolving Loan Commitment as in effect prior to giving effect to such Incremental RL Commitment incurred pursuant to this Section 2.15, (ii) any Lender (including any Eligible Transferee who will become a Lender) may so provide an Incremental RL Commitment without the consent of any other Lender, (iii) each incurrence of Incremental RL Commitments on a given Incremental RL Commitment Date pursuant to this Section 2.15 shall be in a minimum aggregate amount for all Lenders which provide an Incremental RL Commitment (including any Eligible Transferee who will become Lenders) of at least $25,000,000 (or such lower amount as may be acceptable to the Administrative Agent) and in integral multiples of $5,000,000 in excess thereof (or such other integral multiple as may be acceptable to the Administrative Agent, (iv) the aggregate amount of Incremental RL Commitments to be incurred pursuant to this Section 2.15 at any time shall not exceed the Maximum Incremental Commitment Amount at such time, (v) the up-front fees and, if applicable, any unutilized commitment fees and/or other fees, payable to each Incremental RL Lender in respect of each Incremental RL Commitment shall be separately agreed to by the Borrower and each such Incremental RL Lender, (vi) if the Applicable Margins and/or Adjustable Applicable Margins with respect to Revolving Loans to be incurred pursuant to an Incremental RL Commitment shall be higher in any respect than those applicable to any other Revolving Loans, the Applicable Margins and/or Adjustable Applicable Margins for such other Revolving Loans and extension of credit hereunder shall be automatically increased as and to the extent needed to eliminate any deficiencies in accordance with the definition of “Applicable Margin” contained herein, (vii) the proceeds of all Revolving Loans to be made pursuant to any Incremental RL Commitments shall be used only for the purposes permitted by Section 8.08(b), and (viii) all Loans subsequently incurred pursuant to such Incremental RL Commitment (and all interest, fees and other amounts payable thereon) shall be Obligations under this Agreement and the other applicable Credit Documents and shall be secured by the Security Documents, and guaranteed under the Guaranties, on a pari passu basis with all other Obligations secured by the Security Documents and guaranteed under the Guaranties.
          (b) At the time of the provision of Incremental RL Commitments pursuant to this Section 2.15, the Borrower, the Administrative Agent and each such Lender or other Eligible Transferee which agrees to provide an Incremental RL Commitment (each, an “Incremental RL Lender”) shall execute and deliver to the Administrative Agent an Incremental RL Commitment Agreement, with the effectiveness of such Incremental RL Lender’s Incremental RL Commitment to occur on the date set forth in such Incremental RL Commitment Agreement, which date in any event shall be no earlier than the date on which (w) all fees required to be paid in connection therewith at the time of such effectiveness shall have been paid (including, without limitation, any agreed upon up-front or arrangement fees owing to the Administrative Agent (or any affiliate thereof)), (x) all Incremental Commitment Requirements are satisfied, (y) all other conditions set forth in this Section 2.15 shall have been satisfied, and (z) all other conditions precedent that may be set forth in such Incremental RL Commitment Agreement shall have been satisfied. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental RL Commitment Agreement, and at such time (A) the Total Revolving Loan

Commitment under, and for all purposes of, this Agreement shall be increased by the aggregate amount of such Incremental RL Commitments, (B) Schedule I shall be deemed modified to reflect the revised Revolving Loan Commitments of the affected Lenders and (C) to the extent requested by any Incremental RL Lender, Revolving Notes will be issued, at the Borrower’s expense, to such Incremental RL Lender in conformity with the requirements of Section 2.05.
          (c) At the time of any provision of Incremental RL Commitments pursuant to this Section 2.15, the Borrower shall, in coordination with the Administrative Agent, repay outstanding Revolving Loans of certain of the RL Lenders, and incur additional Revolving Loans from certain other RL Lenders (including the Incremental RL Lenders), in each case to the extent necessary so that all of the RL Lenders participate in each outstanding Borrowing of Revolving Loans pro rata on the basis of their respective Revolving Loan Commitments (after giving effect to any increase in the Total Revolving Loan Commitment pursuant to this Section 2.15) and with the Borrower being obligated to pay to the respective RL Lenders any costs of the type referred to in Section 2.11 in connection with any such repayment and/or Borrowing.
          2.16 Extension of Term Loans and Revolving Loan Commitments. (a) Notwithstanding anything to the contrary in this Agreement, subject to the terms of this Section 2.16, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Borrower to all Lenders of Term Loans with a like Maturity Date or Revolving Loan Commitments with a like Maturity Date, in each case on a pro rata basis (based on the aggregate outstanding principal amount of the respective Term Loans with a like Maturity Date or Revolving Loan Commitments with a like Maturity Date, as the case may be) and on the same terms to each such Lender, the Borrower is hereby permitted to consummate from time to time following the Initial Borrowing Date transactions with individual Lenders that accept the terms contained in such Extension Offers to extend the Maturity Date of each such Lender’s Term Loans and/or Revolving Loan Commitments and otherwise modify the terms of such Term Loans and/or Revolving Loan Commitments pursuant to the terms of the relevant Extension Offer (including, without limitation, by increasing the interest rate or fees payable in respect of such Term Loans and/or Revolving Loan Commitments (and related outstandings) and/or modifying the amortization schedule in respect of such Lender’s Term Loans)) (each, an “Extension”, any Extended Term Loans shall constitute a separate Tranche of Term Loans from the Tranche of Term Loans from which they were converted, and any Extended Revolving Commitments shall constitute a separate Tranche of Revolving Loan Commitments from the Tranche of Revolving Loan Commitments from which they were converted), so long as the following terms are satisfied:
     (i) no Default or Event of Default shall have occurred and be continuing at the time the offering document in respect of an Extension Offer is delivered to the Lenders;
     (ii) except as to interest rates, fees and final maturity, the Revolving Loan Commitment of any RL Lender (an “Extending RL Lender”) extended pursuant to an Extension (an “Extended Revolving Loan Commitment”), and the related outstandings, shall be a Revolving Loan Commitment (or related outstandings, as the case may be) with the same terms as the original Revolving Loan Commitments (and related outstandings) (except for covenants or other provisions contained herein applicable only to periods after the then latest Maturity Date then in effect); provided that (x) subject to the provisions of Sections 2.01(f) and 3.07 to the extent dealing with Swingline Loans and Letters of Credit which mature or expire after the Initial Revolving Loan Maturity Date, all Swingline Loans and Letters of Credit shall be participated in on a pro rata basis by all Lenders with Revolving Loan Commitments in accordance with their RL Percentages (and, except as provided in Sections 2.01(f) and 3.07, without giving effect to changes thereto on the Initial Revolving Loan Maturity Date, with respect to Swingline Loans and Letters of Credit theretofore incurred or issued) and all borrowings and commitment reductions under Revolving Loan Commitments and repayments thereunder shall be made on a pro rata basis (except for (A) payments of interest and fees at different rates on Extended Revolving Loan Commitments (and related outstandings) and (B) repayments required upon the Revolving Loan Maturity Date of the non-extending Revolving Loan Commitments) and (y) at no time shall there be Revolving Loan Commitments hereunder (including extended Revolving Loan Commitments and any original Revolving Loan Commitments) which have more than two different Revolving Loan Maturity Dates;
     (iii) except as to interest rates, fees, amortization, final maturity date, premium, required prepayment dates and participation in prepayments (which shall, subject to immediately succeeding clauses (iv), (v) and (vi), be determined by the Borrower and set forth in the relevant Extension Offer), the Term Loans of any Lender that agrees to an extension with respect to such Term Loans (an “Extending Term Lender”) extended pursuant to any Extension (“Extended Term Loans”) shall have the same terms as the Tranche of Term Loans subject to such Extension Offer (except for covenants or other provisions contained herein applicable only to periods after the then latest Maturity Date then in effect);
     (iv) the final maturity date of any Extended Term Loans shall be no earlier than the latest Maturity Date then in effect hereunder and the amortization schedule applicable to Term Loans pursuant to Section 5.02(b) for periods prior to the Initial Term Loan Maturity Date may not be increased;
     (v) the Weighted Average Life to Maturity of any Extended Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Term Loans extended thereby;
     (vi) any Extended Term Loans may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments hereunder, in each case as specified in the respective Extension Offer;
     (vii) if the aggregate principal amount of Term Loans (calculated on the face amount thereof) or Revolving Loan Commitments, as the case may be, in respect of which Lenders with Term Loans or Revolving Loan Commitments, as the case may be, shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Term Loans or Revolving Loan Commitments, as the case may be, offered to be extended by the Borrower pursuant to such Extension Offer, then the Term

Loans or Revolving Loan Commitments, as the case may be, of such Lenders with Term Loans or Revolving Loan Commitments, as the case may be, shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Lenders with Term Loans or Revolving Loan Commitments, as the case may be, have accepted such Extension Offer;
     (viii) all documentation in respect of such Extension shall be consistent with the foregoing, and all written communications by the Borrower generally directed to the Lenders in connection therewith shall be in form and substance consistent with the foregoing and otherwise reasonably satisfactory to the Administrative Agent;
     (ix) the applicable Minimum Extension Condition shall be satisfied;
     (x) the Minimum Tranche Amount shall be satisfied unless waived by the Administrative Agent;
     (xi) no more than one Extension may be effected in respect of Revolving Loan Commitments and no more than one Extension may be effected in respect of Term Loans; and
     (xii) the Extension shall not become effective unless, on the proposed effective date of the Extension, (x) the Borrower shall have delivered to the Administrative Agent a certificate of an Authorized Officer of each Credit Party dated the applicable date of the Extension and executed by an Authorized Officer of such Credit Party certifying and attaching the resolutions adopted by such Credit Party approving or consenting to such Extension and (y) the conditions set forth in Section 7 shall be satisfied (with all references in such Section to any Credit Event being deemed to be references to the Extension on the applicable date of the Extension) and the Administrative Agent shall have received a certificate to that effect dated the applicable date of the Extension and executed by an Authorized Officer of the Borrower. In connection with each Extension Offer, each relevant Lender, acting in its sole and individual discretion, shall determine whether it wishes to participate in the respective Extension contemplated by such Extension Offer. Any relevant Lender that does not respond to an Extension Offer within the time period contemplated by the applicable Extension Offer shall be deemed to have rejected such Extension Offer. The election of any relevant Lender to agree to an Extension shall not obligate any other Lender to so agree.
          (b) With respect to all Extensions consummated by the Borrower pursuant to this Section 2.16, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 5.01, 5.02, 13.02 or 13.06 and (ii) no Tranche of Extended Term Loans shall be in an amount of less than $25,000,000 (the “Minimum Tranche Amount”), unless such Minimum Tranche Amount is waived by the Administrative Agent. The Administrative Agent and the Lenders hereby consent to the Extensions and the other transactions contemplated by this Section 2.16 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Term Loans and/or Extended Revolving Commitments on the such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement (but otherwise subject to

Section 13.12(a)) or any other Credit Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section 2.16, provided that such consent shall not be deemed to be an acceptance of an Extension Offer.
          (c) The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Credit Documents with the Borrower (and the other applicable Credit Parties) as (and to the extent) may be necessary in order establish new Tranches in respect of Revolving Loan Commitments or Term Loans so extended and such technical amendments as may be necessary in connection with the establishment of such new Tranches, in each case on terms consistent with this Section 2.16. Without limiting the foregoing, in connection with any Extensions the respective Credit Parties shall (at their expense) amend (and the Collateral Agent is hereby directed to amend) any Mortgage that has a Maturity Date prior to the then latest Maturity Date so that such maturity date is extended to the then latest Maturity Date (or such later date as may be advised by local counsel to the Administrative Agent).
          (d) In connection with any Extension, the Borrower shall provide the Administrative Agent at least 15 Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.16.
          2.17 Reverse Dutch Auction Repurchases. (a) Notwithstanding anything to the contrary contained in this Agreement or any other Credit Document, the Borrower may, at any time and from time to time after the occurrence of the Initial Borrowing Date, conduct reverse Dutch auctions in order to purchase Term Loans (each, an “Auction” and each such Auction to be managed exclusively by an investment bank of recognized standing selected by the Borrower following consultation with the Administrative Agent, such investment bank in such capacity, the “Auction Manager”), so long as the following conditions are satisfied:
     (i) each Auction shall be conducted in accordance with the procedures, terms and conditions set forth in this Section 2.17 and Schedule XII;
     (ii) no Default or Event of Default shall have occurred and be continuing on the date of the delivery of each Auction Notice and at the time of purchase of any Term Loans in connection with any Auction;
     (iii) the minimum principal amount (calculated on the face amount thereof) of all Term Loans that the Borrower offers to purchase in any such Auction shall be no less than $25,000,000 (unless another amount is agreed to by the Administrative Agent);
     (iv) the Minimum Liquidity Condition has been satisfied at such time and immediately after giving effect to the purchase of Term Loans pursuant to such Auction;
     (v) the Borrower shall be in compliance, on a Pro Forma Basis, with the financial covenants in Section 10.07 for the Calculation Period most recently ended on or prior to the date of the respective purchase of Term Loans pursuant to such Auction;

     (vi) the aggregate principal amount (calculated on the face amount thereof) of all Term Loans so purchased by the Borrower shall automatically be cancelled and retired by the Borrower on the settlement date of the relevant purchase (and may not be resold);
     (vii) no more than one Auction may be ongoing at any one time;
     (viii) no more than three Auctions may be effected in any twelve month period unless otherwise agreed by the Administrative Agent;
     (ix) each Auction shall be open and offered to all Lenders of the relevant Tranche of Term Loans on a pro rata basis;
     (x) the Borrower represents and warrants that, as of the date of the delivery of each Auction Notice and at the time of purchase of any Term Loans in connection with any Auction, no Credit Party shall have any MNPI that both (A) has not been previously disclosed in writing to the Administrative Agent and the Lenders (other than because such Lender does not wish to receive such MNPI) prior to such time and (B) could reasonably be expected to have a material effect upon, or otherwise be material to, a Lender’s decision to participate in the Auction; and
     (xi) at the time of each purchase of Term Loans through an Auction, the Borrower shall have delivered to the Auction Manager and the Administrative Agent an officer’s certificate of an Authorized Officer of the Borrower certifying as to compliance with preceding clauses (ii), (iv), (v) and (x) (and containing the calculations (in reasonable detail) required by preceding clauses (iv) and (v)).
          (b) The Borrower must terminate an Auction if it fails to satisfy one or more of the conditions set forth above which are required to be met at the time which otherwise would have been the time of purchase of Term Loans pursuant to the respective Auction. If the Borrower commences any Auction (and all relevant requirements set forth above which are required to be satisfied at the time of the commencement of the respective Auction have in fact been satisfied), and if at such time of commencement the Borrower reasonably believes that all required conditions set forth above which are required to be satisfied at the time of the purchase of Term Loans pursuant to such Auction shall be satisfied, then the Borrower shall have no liability to any Lender for any termination of the respective Auction as a result of its failure to satisfy one or more of the conditions set forth above which are required to be met at the time which otherwise would have been the time of purchase of Term Loans pursuant to the respective Auction, and any such failure shall not result in any Default or Event of Default hereunder. With respect to all purchases of Term Loans made by the Borrower pursuant to this Section 2.17, (x) the Borrower shall pay on the settlement date of each such purchase all accrued and unpaid interest (except to the extent otherwise set forth in the relevant offering documents), if any, on the purchased Term Loans up to the settlement date of such purchase and (y) such purchases (and the payments made by the Borrower and the cancellation of the purchased Term Loans, in each case in connection therewith) shall not constitute voluntary or mandatory payments or prepayments for purposes of Sections 5.01, 5.02 or 13.06 (although the par principal amount of Term Loans of the respective Tranche so purchased pursuant to this Section 2.17 shall be applied to reduce the remaining Scheduled Repayments of such Tranche of Term Loans of the applicable Lenders being repaid in inverse order of maturity).
          (c) The Administrative Agent and the Lenders hereby consent to the Auctions and the other transactions contemplated by this Section 2.17 (provided that no Lender shall have an obligation to participate in any such Auctions) and hereby waive the requirements of any provision of this Agreement (including, without limitation, Sections 5.01, 5.02 and 13.06 (it being understood and acknowledged that purchases of the Term Loans by the Borrower contemplated by this Section 2.17 shall not constitute Investments by the Borrower)) or any other Credit Document that may otherwise prohibit any Auction or any other transaction contemplated by this Section 2.17. The Auction Manager acting in its capacity as such hereunder shall be entitled to the benefits of the provisions of Section 12 and Section 13.01 mutatis mutandis as if each reference therein to the “Administrative Agent” were a reference to the Auction Manager, and the Administrative Agent shall cooperate with the Auction Manager as reasonably requested by the Auction Manager in order to enable it to perform its responsibilities and duties in connection with each Auction.
          2.18 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any RL Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such RL Lender is a Defaulting Lender:
     (a) if any Swingline Loan Exposure or Letter of Credit Exposure exists at the time an RL Lender becomes a Defaulting Lender then:
     (i) all or any part of such Swingline Loan Exposure and Letter of Credit Exposure shall be reallocated among the RL Lenders that are Non-Defaulting RL Lenders in accordance with their respective RL Percentages but only to the extent (x) the sum of all RL Lenders’ that are Non-Defaulting RL Lenders Individual RL Exposures plus such Defaulting Lender’s Swingline Loan Exposure and Letter of Credit Exposure does not exceed the aggregate amount of all Non-Defaulting RL Lenders’ Revolving Loan Commitments and (y) immediately following the reallocation to an RL Lender that is a Non-Defaulting Lender, the Individual RL Exposure of such RL Lender does not exceed its Revolving Loan Commitment at such time;
     (ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within three (3) Business Days following notice by the Administrative Agent (x) first, prepay such Swingline Loan Exposure and (y) second, cash collateralize in a manner reasonably satisfactory to the applicable Issuing Lender such Defaulting Lender’s Letter of Credit Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in aggregate amount equal to 100% of such Defaulting Lender’s Letter of Credit Exposure for so long as such Letter of Credit Exposure is outstanding (the “Letter of Credit Back-Stop Arrangements”);

     (iii) the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 4.01(b) with respect to such Defaulting Lender’s Letter of Credit Exposure;
     (iv) if the Letter of Credit Exposure of the Non-Defaulting Lenders is reallocated pursuant to this Section 2.18(a), then the fees payable to the RL Lenders pursuant to Section 4.01(b) shall be adjusted in accordance with such Non-Defaulting Lenders’ RL Percentages; and
     (v) if any Defaulting Lender’s Letter of Credit Exposure is neither cash collateralized nor reallocated pursuant to this Section 2.18(a), then, without prejudice to any rights or remedies of any Issuing Lender or any RL Lender hereunder, all letter of credit fees payable under Section 4.01(b) with respect to such Defaulting Lender’s Letter of Credit Exposure shall be payable to each Issuing Lender until such Letter of Credit Exposure is cash collateralized and/or reallocated; and
     (b) notwithstanding anything to the contrary contained in Section 2.01(d) or Section 3, so long as any RL Lender is a Defaulting Lender (i) the Swingline Lender shall not fund any Swingline Loan and no Issuing Lender shall issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure will be 100% covered by the Revolving Loan Commitments of the Non-Defaulting Lenders and/or cash collateral has been provided by the Borrower in accordance with Section 2.18(a), and (ii) participating interests in any such newly issued or increased Letter of Credit or newly made Swingline Loan shall be allocated among RL Lenders that are Non-Defaulting Lenders in a manner consistent with Section 2.18(a)(i) (and Defaulting Lenders shall not participate therein).
          In the event that the Administrative Agent, the Borrower, each Issuing Lender and the Swingline Lender each agrees that a Defaulting Lender has adequately remedied all matters that caused such RL Lender to be a Defaulting Lender, then (i) the Swingline Loan Exposure and Letter of Credit Exposure of the RL Lenders shall be readjusted to reflect the inclusion of such RL Lender’s Revolving Loan Commitments and on such date such RL Lender shall purchase at par such of the Revolving Loans of the other RL Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such RL Lender to hold such Revolving Loans in accordance with its RL Percentage and (ii) so long as no Default or Event of Default then exists, all funds held as cash collateral pursuant to the Letter of Credit Back-Stop Arrangements shall thereafter be promptly returned to the Borrower. If the Revolving Loan Commitments have been terminated, all Obligations in respect of the Total Revolving Loan Commitment (or related outstandings) have been paid in full and no Letters of Credit are outstanding, then, so long as no Default or Event of Default then exists, all funds held as cash collateral pursuant to the Letter of Credit Back-Stop Arrangements shall thereafter be promptly returned to the Borrower.

          SECTION 3. Letters of Credit.
          3.01 Letters of Credit. (a) Subject to and upon the terms and conditions set forth herein, the Borrower may request that an Issuing Lender issue, at any time and from time to time on and after the Initial Borrowing Date and prior to the 15th day prior to the Revolving Loan Maturity Date, for the account of the Borrower and for the benefit of (x) any holder (or any trustee, agent or other similar representative for any such holders) of L/C Supportable Obligations, an irrevocable standby letter of credit, in a form customarily used by such Issuing Lender or in such other form as is reasonably acceptable to such Issuing Lender, and (y) sellers of goods to the Borrower or any of its Subsidiaries, an irrevocable trade letter of credit, in a form customarily used by such Issuing Lender or in such other form as has been approved by such Issuing Lender (each such letter of credit, a “Letter of Credit” and, collectively, the “Letters of Credit”). All Letters of Credit shall be denominated in Dollars and shall be issued on a sight basis only.
          (b) Subject to and upon the terms and conditions set forth herein, each Issuing Lender agrees that it will, at any time and from time to time on and after the Initial Borrowing Date and prior to the 15th day prior to the Revolving Loan Maturity Date, following its receipt of the respective Letter of Credit Request, issue for account of the Borrower, one or more Letters of Credit as are permitted to remain outstanding hereunder without giving rise to a Default or an Event of Default, provided that no Issuing Lender shall be under any obligation to issue any Letter of Credit of the types described above if at the time of such issuance:
     (i) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain such Issuing Lender from issuing such Letter of Credit or any requirement of law applicable to such Issuing Lender or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over such Issuing Lender shall prohibit, or request that such Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Lender with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuing Lender is not otherwise compensated hereunder) not in effect with respect to such Issuing Lender on the date hereof, or any unreimbursed loss, cost or expense which was not applicable or in effect with respect to such Issuing Lender as of the date hereof and which such Issuing Lender reasonably and in good faith deems material to it; or
     (ii) such Issuing Lender shall have received from the Borrower, any other Credit Party or the Required Lenders prior to the issuance of such Letter of Credit notice of the type described in the second sentence of Section 3.03(b).
          3.02 Maximum Letter of Credit Outstandings; Final Maturities. (a) Notwithstanding anything to the contrary contained in this Agreement, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time would exceed either (x) $25,000,000 or (y) when added to the sum of (I) the aggregate principal amount of all Revolving Loans then outstanding and (II) the aggregate principal amount of all Swingline Loans then outstanding, an amount equal to the

Total Revolving Loan Commitment at such time, and (ii) each Letter of Credit shall by its terms terminate (x) in the case of standby Letters of Credit, on or before the earlier of (A) the date which occurs 12 months after the date of the issuance thereof (although any such standby Letter of Credit shall be extendible for successive periods of up to 12 months, but, in each case, not beyond the fifth Business Day prior to the Revolving Loan Maturity Date) and (B) five Business Days prior to the Revolving Loan Maturity Date, and (y) in the case of trade Letters of Credit, on or before the earlier of (A) the date which occurs 180 days after the date of issuance thereof and (B) 15 days prior to the Revolving Loan Maturity Date.
          (b) Schedule III contains a description of all letters of credit issued by each Issuing Lender pursuant to the Existing Credit Agreement and which are to remain outstanding on the Initial Borrowing Date and sets forth, with respect to each such letter of credit, (i) the name of the issuing lender, (ii) the letter of credit number, (iii) the stated amount, (iv) the name of the beneficiary and (v) the expiry date. Each such letter of credit, including any extension thereof, shall constitute a “Letter of Credit” under, as defined in, and for all purposes of, this Agreement and shall be deemed issued on the Initial Borrowing Date.
          3.03 Letter of Credit Requests; Minimum Stated Amount. (a) Whenever the Borrower desires that a Letter of Credit be issued for its account, the Borrower shall give the Administrative Agent and the respective Issuing Lender at least four Business Days’ (or such shorter period as is acceptable to such Issuing Lender) written notice thereof (including by way of facsimile). Each notice shall be in the form of Exhibit C, appropriately completed (each a “Letter of Credit Request”).
          (b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower to the Lenders that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 3.02. Unless the respective Issuing Lender has received notice from the Borrower, any other Credit Party or the Required Lenders before it issues a Letter of Credit that one or more of the conditions specified in Section 6 or 7 are not then satisfied, or that the issuance of such Letter of Credit would violate Section 3.02, then such Issuing Lender shall, subject to the terms and conditions of this Agreement, issue the requested Letter of Credit for the account of the Borrower in accordance with such Issuing Lender’s usual and customary practices. Upon the issuance of or modification or amendment to any standby Letter of Credit, each Issuing Lender shall promptly notify the Borrower and the Administrative Agent, in writing of such issuance, modification or amendment and such notice shall be accompanied by a copy of such Letter of Credit or the respective modification or amendment thereto, as the case may be. Promptly after receipt of such notice the Administrative Agent shall notify the Participants, in writing, of such issuance, modification or amendment. On the first Business Day of each week, each Issuing Lender shall furnish the Administrative Agent with a written report (which may be transmitted via facsimile) of the daily aggregate outstandings of trade Letters of Credit issued by such Issuing Lender for the immediately preceding week.
          (c) The initial Stated Amount of each Letter of Credit shall not be less than $20,000 or such lesser amount as is acceptable to the respective Issuing Lender.

          3.04 Letter of Credit Participations. (a) Immediately upon the issuance by an Issuing Lender of any Letter of Credit, such Issuing Lender shall be deemed to have sold and transferred to each RL Lender, and each such RL Lender (in its capacity under this Section 3.04, a “Participant”) shall be deemed irrevocably and unconditionally to have purchased and received from such Issuing Lender, without recourse or warranty, an undivided interest and participation, to the extent of such Participant’s RL Percentage, in such Letter of Credit, each drawing or payment made thereunder and the obligations of the Borrower under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto. Upon any change in the Revolving Loan Commitments or RL Percentages of the Lenders pursuant to Section 2.13 or 13.04(b), it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings relating thereto, there shall be an automatic adjustment to the participations pursuant to this Section 3.04 to reflect the new RL Percentages of the assignor and assignee Lender, as the case may be.
          (b) In determining whether to pay under any Letter of Credit, no Issuing Lender shall have any obligation relative to the other Lenders other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by an Issuing Lender under or in connection with any Letter of Credit issued by it shall not create for such Issuing Lender any resulting liability to the Borrower, any other Credit Party, any Lender or any other Person unless such action is taken or omitted to be taken with gross negligence or willful misconduct on the part of such Issuing Lender (as determined by a court of competent jurisdiction in a final and non-appealable decision).
          (c) In the event that any Issuing Lender makes any payment under any Letter of Credit issued by it and the Borrower shall not have reimbursed such amount in full to such Issuing Lender pursuant to Section 3.05(a), such Issuing Lender shall promptly notify the Administrative Agent, which shall promptly notify each Participant of such failure, and each Participant shall promptly and unconditionally pay to such Issuing Lender the amount of such Participant’s RL Percentage of such unreimbursed payment in Dollars and in same day funds. If the Administrative Agent so notifies, on or prior to 1:00 P.M. (New York time) on any Business Day, any Participant required to fund a payment under a Letter of Credit, such Participant shall make available to the respective Issuing Lender in Dollars such Participant’s RL Percentage of the amount of such payment on such Business Day (or to the extent that the Administrative Agent so notifies such Participant after 1:00 P.M. (New York time) on such Business Day, on the immediately succeeding Business Day, in either case) in same day funds. If and to the extent such Participant shall not have so made its RL Percentage of the amount of such payment available to the respective Issuing Lender, such Participant agrees to pay to such Issuing Lender, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to such Issuing Lender at the overnight Federal Funds Rate for the first three days and at the interest rate applicable to Revolving Loans that are maintained as Base Rate Loans for each day thereafter. The failure of any Participant to make available to an Issuing Lender its RL Percentage of any payment under any Letter of Credit issued by such Issuing Lender shall not relieve any other Participant of its obligation hereunder to make available to such Issuing Lender its RL Percentage of any payment under any Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to such Issuing Lender such other Participant’s RL Percentage of any such payment.
          (d) Whenever an Issuing Lender receives a payment of a reimbursement obligation as to which it has received any payments from the Participants pursuant to clause (c) above, such Issuing Lender shall pay to each such Participant which has paid its RL Percentage thereof, in Dollars and in same day funds, an amount equal to such Participant’s share (based upon the proportionate aggregate amount originally funded by such Participant to the aggregate amount funded by all Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations.
          (e) Upon the request of any Participant, each Issuing Lender shall furnish to such Participant copies of any standby Letter of Credit issued by it and such other documentation as may reasonably be requested by such Participant.
          (f) The obligations of the Participants to make payments to each Issuing Lender with respect to Letters of Credit shall be irrevocable and not subject to any qualification or exception whatsoever (except in the case of an Issuing Lender’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision)) and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:
     (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;
     (ii) the existence of any claim, setoff, defense or other right which Holdings or any of its Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, any Participant, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between Holdings or any Subsidiary of Holdings and the beneficiary named in any such Letter of Credit);
     (iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;
     (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or
     (v) the occurrence of any Default or Event of Default.
          3.05 Agreement to Repay Letter of Credit Drawings. (a) The Borrower agrees to reimburse each Issuing Lender, by making payment to the Administrative Agent in immediately available funds at the Payment Office, for any payment or disbursement made by such Issuing Lender under any Letter of Credit issued by it (each such amount, so paid until reimbursed by the Borrower, an “Unpaid Drawing”), not later than one Business Day following receipt by the Borrower of notice of such payment or disbursement (provided that no such notice shall be required to be given if a Default or an Event of Default under Section 11.05 with respect to the Borrower shall have occurred and be continuing, in which case the Unpaid Drawing shall be due and payable immediately without presentment, demand, protest or notice of any kind (all of which are hereby waived by the Borrower)), with interest on the amount so paid or disbursed by such Issuing Lender, to the extent not reimbursed prior to 1:00 P.M. (New York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date such Issuing Lender was reimbursed by the Borrower therefor at a rate per annum equal to the Base Rate in effect from time to time plus the Applicable Margin as in effect from time to time for Revolving Loans that are maintained as Base Rate Loans; provided, however, to the extent such amounts are not reimbursed prior to 1:00 P.M. (New York time) on the third Business Day following the receipt by the Borrower of notice of such payment or disbursement or following the occurrence of a Default or an Event of Default under Section 11.05 with respect to the Borrower, interest shall thereafter accrue on the amounts so paid or disbursed by such Issuing Lender (and until reimbursed by the Borrower) at a rate per annum equal to the Base Rate as in effect from time to time plus the Applicable Margin for Revolving Loans that are maintained as Base Rate Loans as in effect from time to time plus 2%, with such interest to be payable on demand. Each Issuing Lender shall give the Borrower prompt written notice of each Drawing under any Letter of Credit issued by it, provided that the failure to give any such notice shall in no way affect, impair or diminish the Borrower’s obligations hereunder.
          (b) The obligations of the Borrower under this Section 3.05 to reimburse each Issuing Lender with respect to drafts, demands and other presentations for payment under Letters of Credit issued by it (each, a “Drawing”) (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which Holdings or any Subsidiary of Holdings may have or have had against any Lender (including in its capacity as an Issuing Lender or as a Participant), including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit to conform to the terms of the Letter of Credit or any nonapplication or misapplication by the beneficiary of the proceeds of such Drawing; provided, however, that the Borrower shall not be obligated to reimburse any Issuing Lender for any wrongful payment made by such Issuing Lender under a Letter of Credit issued by it as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Issuing Lender (as determined by a court of competent jurisdiction in a final and non-appealable decision).
          3.06 Increased Costs. If at any time after the Effective Date, the introduction or effectiveness of or any change in any applicable law, rule, regulation, order, guideline or request or in the interpretation or administration thereof by the NAIC or any governmental authority charged with the interpretation or administration thereof, or compliance by any Issuing Lender or any Participant with any request or directive by the NAIC or by any such governmental authority (whether or not having the force of law), shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued by any Issuing Lender or participated in by any Participant, or (ii) impose on any Issuing Lender or any Participant any other conditions relating, directly or indirectly, to this Agreement or any Letter of Credit; and the result of any of the foregoing is to increase the cost to any Issuing Lender or any Participant of issuing, maintaining or participating in any Letter of Credit, or reduce the amount of any sum received or receivable by any Issuing Lender or any Participant hereunder or reduce the rate of return on its capital with respect to Letters of Credit (other than (1) Indemnified Taxes covered in Section 5.04(a), (2) Excluded Taxes and (3) Other Connection Taxes), then, upon the delivery of the certificate referred to below to the Borrower by any Issuing Lender or any Participant (a copy of which certificate shall be sent by such Issuing Lender or such Participant to the Administrative Agent), the Borrower agrees to pay to such Issuing Lender or such Participant such additional amount or amounts as will compensate such Issuing Lender or such Participant for such increased cost or reduction in the amount receivable or reduction on the rate of return on its capital. Any Issuing Lender or any Participant, upon determining that any additional amounts will be payable pursuant to this Section 3.06, will give prompt written notice thereof to the Borrower, which notice shall include a certificate submitted to the Borrower by such Issuing Lender or such Participant (a copy of which certificate shall be sent by such Issuing Lender or such Participant to the Administrative Agent), setting forth in reasonable detail the basis for the calculation of such additional amount or amounts necessary to compensate such Issuing Lender or such Participant. The certificate required to be delivered pursuant to this Section 3.06 shall, absent manifest error, be final and conclusive and binding on the Borrower. Notwithstanding anything to the contrary in this Section 3.06, the Borrower shall not be required to compensate any Issuing Lender or Participant pursuant to this Section 3.06 for any amounts incurred more than 180 days prior to the date that such Person notifies the Borrower of such Person’s intention to claim compensation therefor; provided that, if the circumstances giving rise to such claim have a retroactive effect, then such 180-day period shall be extended to include the period of such retroactive effect.
          3.07 Extended Revolving Loan Commitments. If the Initial Revolving Loan Maturity Date shall have occurred at a time when Extended Revolving Loan Commitments are in effect, then such Letters of Credit shall automatically be deemed to have been issued (including for purposes of the obligations of the RL Lenders under the applicable Tranche to purchase participations therein and to make Revolving Loans and payments in respect thereof pursuant to Sections 3.04 and 3.05) under (and ratably participated in by Lenders under the applicable Tranche pursuant to) the Extended Revolving Loan Commitments up to an aggregate amount not to exceed the aggregate principal amount of the unutilized Extended Revolving Loan Commitments thereunder at such time (it being understood that no partial face amount of any Letter of Credit may be so reallocated). Except to the extent of reallocations of participations pursuant to the prior sentence, the occurrence of the Initial Revolving Loan Maturity Date with respect to a given Tranche of Revolving Loan Commitments shall have no effect upon (and shall not diminish) the percentage participations of the Lenders under a Tranche in any Letter of Credit under such Tranche issued before the Initial Revolving Loan Maturity Date.
          SECTION 4. Commitment Commission; Fees; Reductions of Commitment.
          4.01 Fees. (a) The Borrower agrees to pay to the Administrative Agent for distribution to each Non-Defaulting RL Lender a commitment commission (the “Commitment Commission”) for the period from and including the Effective Date to and including the Revolving Loan Maturity Date (or such earlier date on which the Total Revolving Loan Commitment has been terminated) computed at a rate per annum equal to 0.50% of the Unutilized Revolving Loan Commitment of such Non-Defaulting RL Lender as in effect from time to time. Accrued Commitment Commission shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the date upon which the Total Revolving Loan

Commitment is terminated. Notwithstanding the foregoing, Commitment Commission in respect of any Extended Revolving Loan Commitments shall be the rate set forth in the relevant Extension Offer.
          (b) The Borrower agrees to pay to the Administrative Agent for distribution to each RL Lender (based on such RL Lender’s respective RL Percentage) a fee in respect of each Letter of Credit (the “Letter of Credit Fee”) for the period from and including the date of issuance of such Letter of Credit to and including the date of termination or expiration of such Letter of Credit, computed at a rate per annum equal to the Applicable Margin as in effect from time to time during such period with respect to Revolving Loans that are maintained as Eurodollar Loans on the daily Stated Amount of each such Letter of Credit. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the first day on or after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding. Notwithstanding the foregoing, the Letter of Credit Fee in respect of any Extended Revolving Loan Commitments shall be the rate set forth in the relevant Extension Offer.
          (c) The Borrower agrees to pay to each Issuing Lender, for its own account, a facing fee in respect of each Letter of Credit issued by it (the “Facing Fee”) for the period from and including the date of issuance of such Letter of Credit to and including the date of termination or expiration of such Letter of Credit, computed at a rate per annum equal to 1/4 of 1% on the daily Stated Amount of such Letter of Credit, provided that in any event the minimum amount of Facing Fees payable in any twelve-month period for each Letter of Credit shall be not less than $500; it being agreed that, on the day of issuance of any Letter of Credit and on each anniversary thereof prior to the termination or expiration of such Letter of Credit, if $500 will exceed the amount of Facing Fees that will accrue with respect to such Letter of Credit for the immediately succeeding twelve-month period, the full $500 shall be payable on the date of issuance of such Letter of Credit and on each such anniversary thereof. Except as otherwise provided in the proviso to the immediately preceding sentence, accrued Facing Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the first day on or after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.
          (d) The Borrower agrees to pay to each Issuing Lender, for its own account, upon each payment under, issuance of, or amendment to, any Letter of Credit issued by it, such amount as shall at the time of such event be the administrative charge and the reasonable expenses which such Issuing Lender is generally imposing in connection with such occurrence with respect to letters of credit.
          (e) The Borrower agrees to pay to the Administrative Agent for distribution to the respective Incremental Term Loan Lenders such fees as may be agreed to as provided in Section 2.14(a).
          (f) The Borrower agrees to pay to the Administrative Agent for distribution to the respective Incremental RL Lenders such fees as may be agreed to as provided in Section 2.15(a).

          (g) The Borrower agrees to pay to the Administrative Agent and its Affiliates such fees as may be agreed to in writing from time to time by Holdings and/or any of its Subsidiaries and the Administrative Agent and such Affiliates.
          (h) All voluntary prepayments of principal of Initial Term Loans pursuant to Sections 5.01(a) and (b) and all mandatory repayments of principal of Initial Term Loans pursuant to Sections 5.02(c) and (d) (other than, in each case, any such prepayment or repayment made in connection with a Change of Control, but only so long as all outstanding Loans are repaid in full and the Total Revolving Loan Commitment is terminated at the time of such Change of Control) will be subject to payment by the Borrower to the Administrative Agent, for the ratable account of each Lender with outstanding Initial Term Loans, of a fee as follows: (x) if payable prior to May 11, 2012, an amount equal to 2.0% of the aggregate principal amount of such prepayment or repayment, as the case may be, and (y) if payable on or after May 11, 2012 and prior to May 11, 2013, an amount equal to 1.0% of the aggregate principal amount of such prepayment or repayment, as the case may be. Such fees shall be earned, due and payable by the Borrower upon the date of any such prepayment or repayment, as the case may be. It being understood that any Lender with outstanding Initial Term Loans that is replaced as a Replaced Lender pursuant to clause (z) of Section 2.13 prior to the second anniversary of the Initial Borrowing Date shall be treated as having its Initial Term Loans prepaid by the Borrower and shall be entitled to receive from the Borrower the applicable fee set forth above at the time of such replacement.
          4.02 Voluntary Termination of Unutilized Revolving Loan Commitments. (a) Upon at least three Business Days’ prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right, at any time or from time to time, without premium or penalty to terminate the Total Unutilized Revolving Loan Commitment in whole, or reduce it in part, pursuant to this Section 4.02(a), in an integral multiple of $1,000,000 in the case of partial reductions to the Total Unutilized Revolving Loan Commitment, provided that each such reduction shall apply proportionately to permanently reduce the Revolving Loan Commitment of each RL Lender.
          (b) In the event of a refusal by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as (and to the extent) provided in Section 13.12(b), the Borrower shall have the right, subject to obtaining the consents required by Section 13.12(b), upon five Business Days’ prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), to terminate the entire Revolving Loan Commitment of such Lender, so long as all Loans, together with accrued and unpaid interest, Fees and all other amounts, owing to such Lender (including all amounts, if any, owing pursuant to Section 2.11 but excluding the payment of amounts owing in respect of Loans of any Tranche maintained by such Lender, if such Loans are not being repaid pursuant to Section 13.12(b)) are repaid concurrently with the effectiveness of such termination pursuant to Section 5.01(b) (at which time Schedule I shall be deemed modified to reflect such changed amounts) and such Lender’s RL Percentage of all outstanding Letters of Credit is reallocated and/or cash collateralized in the manner set forth in clause (c) below, and at such time, unless the respective Lender continues to have outstanding Term Loans hereunder, such Lender shall no longer constitute a “Lender” for purposes of this Agreement, except with respect to indemnifications under this Agreement (including, without limitation, Sections 2.10, 2.11, 3.06, 5.04, 12.06 and 13.01), which shall survive as to such repaid Lender.
          (c) If any Letter of Credit Exposure exists at the time that an RL Lender’s Revolving Loan Commitment is terminated as provided in Section 4.02(b), becomes a Defaulting Lender then:
     (i) all or any part of such Letter of Credit Exposure shall be reallocated among the RL Lenders that are Non-Defaulting RL Lenders in accordance with their respective RL Percentages but only to the extent (x) the sum of the individual RL Exposures of all RL Lenders that are Non-Defaulting RL Lenders plus such terminated RL Lender’s Letter of Credit Exposure that is to be reallocated does not exceed the aggregate amount of all Non-Defaulting RL Lenders’ Revolving Loan Commitments and (y) immediately following the reallocation to an RL Lender that is a Non-Defaulting Lender, the Individual RL Exposure of such RL Lender does not exceed its Revolving Loan Commitment at such time; and
     (ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within three (3) Business Days following notice by the Administrative Agent cash collateralize in a manner reasonably satisfactory to the applicable Issuing Lender such terminated RL Lender’s Letter of Credit Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in an aggregate amount equal to 100% of such terminated RL Lender’s Letter of Credit Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) for so long as such Letter of Credit Exposure is outstanding.
          4.03 Mandatory Reduction of Commitments. (a) The Total Commitment (and the Commitment of each Lender) shall terminate in its entirety on May 31, 2011, unless the Initial Borrowing Date has occurred on or prior to such date.
          (b) In addition to any other mandatory commitment reductions pursuant to this Section 4.03, the Total Initial Term Loan Commitment (and the Initial Term Loan Commitment of each Lender) shall terminate in its entirety on the Initial Borrowing Date (after giving effect to the incurrence of Initial Term Loans on such date).
          (c) In addition to any other mandatory commitment reductions pursuant to this Section 4.03, the Total Incremental Term Loan Commitment under a given Tranche shall terminate in its entirety on the Incremental Term Loan Borrowing Date for such Tranche of Incremental Term Loans (after giving effect to the incurrence of Incremental Term Loans of such Tranche on such date).
          (d) In addition to any other mandatory commitment reductions pursuant to this Section 4.03, (i) the Total Revolving Loan Commitment (and the Revolving Loan Commitment of each RL Lender) (other than Extended Revolving Loan Commitments) shall terminate in its entirety upon the Initial Revolving Loan Maturity Date and (ii) the Total Revolving Loan Commitment remaining in effect after the Initial Revolving Loan Maturity Date shall terminate in its entirety upon the Revolving Loan Maturity Date applicable to any Extended Revolving Loan Commitments.
          SECTION 5. Prepayments; Payments; Taxes.
          5.01 Voluntary Prepayments. (a) The Borrower shall have the right to prepay the Loans, without premium or penalty (except as set forth in clause (vi) of this Section 5.01(a)), in whole or in part at any time and from time to time on the following terms and conditions: (i) the Borrower shall give the Administrative Agent prior to 12:00 Noon (New York time) at the Notice Office (x) at least one Business Day’s prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Base Rate Loans (or same day notice in the case of a prepayment of Swingline Loans) and (y) at least two Business Days’ prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Eurodollar Loans, which notice (in each case) shall specify (I) whether Initial Term Loans, Incremental Term Loans under a given Tranche, Revolving Loans or Swingline Loans shall be prepaid, (II) the amount of such prepayment, (III) the Types of Loans to be prepaid, and (IV) in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which such Eurodollar Loans were made, and which notice the Administrative Agent shall, except in the case of a prepayment of Swingline Loans, promptly transmit to each of the Lenders; (ii) (x) each partial prepayment of Term Loans pursuant to this Section 5.01(a) shall be in an aggregate principal amount of at least $500,000 (or such lesser amount as is acceptable to the Administrative Agent), (y) each partial prepayment of Revolving Loans pursuant to this Section 5.01(a) shall be in an aggregate principal amount of at least $500,000 (or such lesser amount as is acceptable to the Administrative Agent) and (z) each partial prepayment of Swingline Loans pursuant to this Section 5.01(a) shall be in an aggregate principal amount of at least $50,000 (or such lesser amount as is acceptable to the Administrative Agent), provided that if any partial prepayment of Eurodollar Loans made pursuant to any Borrowing shall reduce the outstanding principal amount of Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, then such Borrowing may not be continued as a Borrowing of Eurodollar Loans (and same shall automatically be converted into a Borrowing of Base Rate Loans) and any election of an Interest Period with respect thereto given by the Borrower shall have no force or effect; (iii) each prepayment pursuant to this Section 5.01(a) in respect of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans, provided that at the Borrower’s election in connection with any prepayment of Revolving Loans pursuant to this Section 5.01(a), such prepayment shall not, so long as no Default or Event of Default then exists, be applied to any Revolving Loan of a Defaulting Lender; (iv) each prepayment in respect of any Tranche of Term Loans made pursuant to this Section 5.01(a) shall be allocated among each of the outstanding Tranches of Term Loans on a pro rata basis, with each Tranche of Term Loans to be allocated its Term Loan Percentage of the amount of such prepayment; (v) each prepayment of any Tranche of Term Loans pursuant to this Section 5.01(a) shall reduce the then remaining Scheduled Term Loan Repayments of such Tranche of Term Loans in the order designated in writing by the Borrower to the Administrative Agent at the time that the Borrower delivers its respective notice of prepayment or, in the absence of such designation, in direct order of maturity; and (vi) any prepayment of Initial Term Loans made prior to the two year anniversary date of the Initial Borrowing Date shall be accompanied by the payment of the fee described in Section 4.01(h).

          (b) In the event of a refusal by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as (and to the extent) provided in Section 13.12(b), the Borrower shall have the right, upon five Business Days’ prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), to repay all Loans of such Lender, together with accrued and unpaid interest, Fees, and all other amounts (including all amounts, if any, owing under Section 2.11) then owing to such Lender (or owing to such Lender with respect to each Tranche which gave rise to the need to obtain such Lender’s individual consent) in accordance with, and subject to the requirements of, said Section 13.12(b), so long as (A) in the case of the repayment of Revolving Loans of any Lender pursuant to this clause (b), (x) the Revolving Loan Commitment of such Lender is terminated concurrently with such repayment pursuant to Section 4.02(b) (at which time Schedule I shall be deemed modified to reflect the changed Revolving Loan Commitments), and (y) such Lender’s RL Percentage of all outstanding Letters of Credit is reallocated and/or cash collateralized in the manner provided in Section 4.02(c) and (B) the consents, if any, required by Section 13.12(b) in connection with the repayment pursuant to this clause (b) shall have been obtained. Each prepayment of any Tranche of Term Loans pursuant to this Section 5.01(b) shall reduce the then remaining Scheduled Term Loan Repayments of such Tranche of Term Loans on a pro rata basis (based upon the then remaining principal amount of each such Scheduled Term Loan Repayment of such Tranche of Term Loans after giving effect to all prior reductions thereto).
          5.02 Mandatory Repayments. (a) On any day on which the sum of (I) the aggregate outstanding principal amount of all Revolving Loans (after giving effect to all other repayments thereof on such date), (II) the aggregate outstanding principal amount of all Swingline Loans (after giving effect to all other repayments thereof on such date) and (III) the aggregate amount of all Letter of Credit Outstandings exceeds the Total Revolving Loan Commitment at such time, the Borrower shall prepay on such day the principal of Swingline Loans and, after all Swingline Loans have been repaid in full or if no Swingline Loans are outstanding, Revolving Loans in an amount equal to such excess. If, after giving effect to the prepayment of all outstanding Swingline Loans and Revolving Loans, the aggregate amount of the Letter of Credit Outstandings exceeds the Total Revolving Loan Commitment at such time, the Borrower shall pay to the Administrative Agent at the Payment Office on such day an amount of cash and/or Cash Equivalents equal to the amount of such excess (up to a maximum amount equal to the Letter of Credit Outstandings at such time), such cash and/or Cash Equivalents to be held as security for all Obligations of the Borrower to the Issuing Lenders and the Lenders hereunder in a cash collateral account to be established and controlled by the Administrative Agent.
          (b) (i) In addition to any other mandatory repayments pursuant to this Section 5.02, on each date set forth below (each, a “Scheduled Initial Term Loan Repayment Date”), the Borrower shall be required to repay that principal amount of Initial Term Loans, to the extent then outstanding, as is set forth opposite each such date below (each such repayment, as the same may be (x) reduced as provided in Section 5.01(a), 5.01(b) or 5.02(g) or (y) increased as provided in the immediately succeeding paragraph and in Section 2.14(c), a “Scheduled Initial Term Loan Repayment”):

Scheduled Initial Term Loan Repayment Date	Amount
The last Business Day of the Borrower’s fiscal quarter ending June 30, 2011	$750,000
The last Business Day of the Borrower’s fiscal quarter ending September 30, 2011	$750,000
The last Business Day of the Borrower’s fiscal quarter ending December 31, 2011	$750,000
The last Business Day of the Borrower’s fiscal quarter ending March 31, 2012	$750,000
The last Business Day of the Borrower’s fiscal quarter ending June 30, 2012	$750,000
The last Business Day of the Borrower’s fiscal quarter ending September 30, 2012	$750,000
The last Business Day of the Borrower’s fiscal quarter ending December 31, 2012	$750,000
The last Business Day of the Borrower’s fiscal quarter ending March 31, 2013	$750,000
The last Business Day of the Borrower’s fiscal quarter ending June 30, 2013	$750,000
The last Business Day of the Borrower’s fiscal quarter ending September 30, 2013	$750,000
The last Business Day of the Borrower’s fiscal quarter ending December 31, 2013	$750,000
The last Business Day of the Borrower’s fiscal quarter ending March 31, 2014	$750,000
The last Business Day of the Borrower’s fiscal quarter ending June 30, 2014	$750,000
The last Business Day of the Borrower’s fiscal quarter ending September 30, 2014	$750,000
The last Business Day of the Borrower’s fiscal quarter ending December 31, 2014	$750,000

Scheduled Initial Term Loan Repayment Date	Amount
The last Business Day of the Borrower’s fiscal quarter ending March 31, 2015	$750,000
The last Business Day of the Borrower’s fiscal quarter ending June 30, 2015	$750,000
The last Business Day of the Borrower’s fiscal quarter ending September 30, 2015	$750,000
The last Business Day of the Borrower’s fiscal quarter ending December 31, 2015	$750,000
The last Business Day of the Borrower’s fiscal quarter ending March 31, 2016	$750,000
The last Business Day of the Borrower’s fiscal quarter ending June 30, 2016	$750,000
The last Business Day of the Borrower’s fiscal quarter ending September 30, 2016	$750,000
The last Business Day of the Borrower’s fiscal quarter ending December 31, 2016	$750,000
The last Business Day of the Borrower’s fiscal quarter ending March 31, 2017	$750,000
The last Business Day of the Borrower’s fiscal quarter ending June 30, 2017	$750,000
The last Business Day of the Borrower’s fiscal quarter ending September 30, 2017	$750,000
The last Business Day of the Borrower’s fiscal quarter ending December 31, 2017	$750,000
The last Business Day of the Borrower’s fiscal quarter ending March 31, 2018	$750,000
Initial Term Loan Maturity Date	$279,000,000 (or, if less, the then remaining aggregate outstanding principal amount of Initial Term Loans)

If, as of the last day of any fiscal quarter of Holdings (commencing with the fiscal quarter ending June 30, 2011), the Secured Leverage Ratio for the Test Period ended on such day is greater than 2.75:1.00, then the Scheduled Initial Term Loan Repayment required to be made on the immediately succeeding Scheduled Initial Term Loan Repayment Date (excluding the Initial Term Loan Maturity Date) shall be deemed to be $3,750,000 (with such amount to be adjusted to give effect to any voluntary prepayments theretofore made pursuant to Sections 5.01(a) and (b) and any mandatory repayments theretofore made pursuant to Sections 5.02(c), (d), (e) and (f) such that any such prepayments or repayments, the application of which was respectively determined prior to the relevant Secured Leverage Ratio calculation and the payment of which was theretofore scheduled to be applied on the relevant Scheduled Initial Term Loan Repayment Date, shall reduce such amount by the same percentage by which the Scheduled Initial Term Loan Repayment set forth in the preceding table would otherwise have been reduced by the application of the previously determined prepayment or repayment to arrive at the Scheduled Initial Term Loan Repayment had the Secured Leverage Ratio remained below 2.75 to 1.00, but only to the extent of the amount of any prepayment or repayment, as applicable, that has not yet been theretofore applied to any other Scheduled Initial Term Loan Repayment; it being understood and agreed, however, to the extent that any future Scheduled Initial Term Loan Repayments had theretofore been reduced as a result of any such voluntary prepayments or mandatory repayments, such future Scheduled Initial Term Loan Repayments may be readjusted (and thereby increased) to reflect the adjustment made above in this parenthetical).
          (ii) In addition to any other mandatory repayments pursuant to this Section 5.02, the Borrower shall be required to make, with respect to each Tranche of Incremental Term Loans, to the extent then outstanding, scheduled amortization payments of such Tranche of Incremental Term Loans on the dates and in the principal amounts set forth in the respective Incremental Term Loan Commitment Agreement (each such date, a “Scheduled Incremental Term Loan Repayment Date”, and each such repayment, as the same may be (x) reduced as provided in Section 5.01(a), 5.01(b) or 5.02(g) or (y) increased as provided in Section 2.14(c), a “Scheduled Incremental Term Loan Repayment”).
          (c) In addition to any other mandatory repayments pursuant to this Section 5.02, on each date on or after the Initial Borrowing Date upon which Holdings or any of its Subsidiaries receives any cash proceeds from any issuance or incurrence by Holdings or any of its Subsidiaries of Indebtedness for borrowed money (other than Indebtedness for borrowed money permitted to be incurred pursuant to Section 10.04), an amount equal to 100% of the Net Debt Proceeds of the respective incurrence of Indebtedness shall be applied on such date as a mandatory repayment in accordance with the requirements of Sections 5.02(g) and (h).
          (d) In addition to any other mandatory repayments pursuant to this Section 5.02, on each date on or after the Initial Borrowing Date upon which Holdings or any of its Subsidiaries receives any cash proceeds from any Asset Sale, an amount equal to 100% of the Net Sale Proceeds therefrom shall be applied on such date as a mandatory repayment in accordance with the requirements of Sections 5.02(g) and (h); provided, however, that with respect to no more than $30,000,000 in the aggregate of such Net Sale Proceeds received by Holdings or its Subsidiaries in any fiscal year of Holdings, such Net Sale Proceeds shall not be required to be so applied on such date so long as no Default or Event of Default then exists and such Net Sale Proceeds shall be used to purchase assets used or to be used in the businesses permitted pursuant to Section 10.11 within 365 days following the date of such Asset Sale; and provided further, however, that if all or any portion of such Net Sale Proceeds not required to be so applied as provided above in this Section 5.02(d) are not so reinvested within such 365-day period (or such earlier date, if any, as Holdings or the relevant Subsidiary determines not to reinvest the Net Sale Proceeds from such Asset Sale as set forth above), such remaining portion shall be applied on the last day of such period (or such earlier date, as the case may be) as provided above in this Section 5.02(d) without regard to the preceding proviso.
          (e) In addition to any other mandatory repayments pursuant to this Section 5.02, on each Excess Cash Flow Payment Date, an amount equal to remainder (if positive) of (A) the Applicable Excess Cash Flow Repayment Percentage of the Excess Cash Flow for the related Excess Cash Flow Payment Period minus (B) the aggregate amount of principal repayments of Loans (other than any Term Loans (calculated at the face amount thereof) purchased or repaid pursuant to an Auction) to the extent (and only to the extent) that such repayments were made as a voluntary prepayment pursuant to Section 5.01 with internally generated funds (but in a case of a voluntary prepayment of Revolving Loans or Swingline Loans, only to the extent accompanied by a voluntary reduction to the Total Revolving Loan Commitment in an amount equal to such prepayment) during the relevant Excess Cash Flow Payment Period, shall be applied as a mandatory repayment in accordance with the requirements of Sections 5.02(g) and (h).
          (f) In addition to any other mandatory repayments pursuant to this Section 5.02, within 30 days following each date on or after the Initial Borrowing Date upon which Holdings or any of its Subsidiaries receives any cash proceeds from any Recovery Event (other than Recovery Events where the Net Recovery Event Proceeds therefrom do not exceed $500,000), an amount equal to 100% of the Net Recovery Event Proceeds from such Recovery Event shall be applied within such 30 day period as a mandatory repayment in accordance with the requirements of Sections 5.02(g) and (h); provided, however that, so long as no Default or Event of Default then exists, such Net Recovery Event Proceeds shall not be required to be so applied within such 30 day period to the extent that such Net Recovery Event Proceeds shall be used to purchase assets used or to be used in the businesses permitted pursuant to Section 10.11 within 365 days following the date of the receipt of such Net Recovery Event Proceeds; and provided further, that if all or any portion of such Net Recovery Event Proceeds not required to be so applied pursuant to the preceding proviso are not so used within 365 days after the date of the receipt of such Net Recovery Event Proceeds (or such earlier date, if any, as Holdings or the relevant Subsidiary determines not to reinvest the Net Recovery Event Proceeds relating to such Recovery Event as set forth above), such remaining portion shall be applied on the last day of such period (or such earlier date, as the case may be) as provided above in this Section 5.02(f) without regard to the immediately preceding proviso.
          (g) Each amount required to be applied pursuant to Sections 5.02(c), (d), (e) and (f) in accordance with this Section 5.02(g) shall be applied to repay the outstanding principal amount of Term Loans and shall be allocated among each Tranche of outstanding Term Loans on a pro rata basis, with each Tranche of Term Loans to be allocated its Term Loan Percentage of the amount of the respective repayment. The amount of each principal repayment of each Tranche of Term Loans made as required by Sections 5.02(c), 5.02(d), 5.02(e) and 5.02(f) shall be applied to reduce the then remaining Scheduled Term Loan Repayments on a pro rata basis

(based upon the then remaining principal amounts of such Scheduled Term Loan Repayments of such Tranche of Term Loans after giving effect to all prior reductions thereto).
          (h) With respect to each repayment of Loans required by this Section 5.02, the Borrower may designate the Types of Loans of the respective Tranche which are to be repaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings of the respective Tranche pursuant to which such Eurodollar Loans were made, provided that: (i) repayments of Eurodollar Loans pursuant to this Section 5.02 may only be made on the last day of an Interest Period applicable thereto unless all Eurodollar Loans of the respective Tranche with Interest Periods ending on such date of required repayment and all Base Rate Loans of the respective Tranche have been paid in full; (ii) if any repayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, such Borrowing shall be automatically converted into a Borrowing of Base Rate Loans; and (iii) each repayment of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion with a view, but not an obligation, to minimize breakage cost owing under Section 2.11.
          (i) In addition to any other mandatory repayments pursuant to this Section 5.02, (i) notwithstanding anything to the contrary contained herein, all then outstanding Loans of a respective Tranche (other than Swingline Loans) shall be repaid in full on the respective Maturity Date for such Tranche of Loans, and (ii) outstanding Swingline Loans shall be repaid in full on the earlier of (x) the fifth Business Day following the date of the incurrence of such Swingline Loans and (y) the Swingline Expiry Date.
          5.03 Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement and under any Note shall be made to the Administrative Agent for the account of the Lender or Lenders entitled thereto not later than 1:00 P.M. (New York time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office; provided that, written notice by the Borrower to the Administrative Agent regarding the making of any payment from the Borrower’s account at the Payment Office shall be deemed the making of such payment to the extent that a sufficient amount of funds are available to be withdrawn from such account and such funds are in fact transferred to the Payment Office. Any payments under this Agreement or under any Note which are made later than 1:00 P.M. (New York time) on any day shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.
          5.04 Net Payments. (a) All payments made by the Borrower hereunder and under any Note will be made without setoff, counterclaim or other defense. All such payments will be made free and clear of, and without deduction or withholding for Taxes, unless such deduction or withholding is required by any law. If any such Taxes are Indemnified Taxes, the Borrower agrees to pay the full amount of such Indemnified Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any such Indemnified Taxes, will not be less than the amount provided for herein or in such Note had no such withholding or deduction been made. The Borrower will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts (or such other evidence reasonably satisfactory to the Administrative Agent) evidencing such payment by the Borrower (to the extent Borrower is responsible for making such withholding or deduction). The Borrower agrees to indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Indemnified Taxes so levied or imposed and paid by such Lender.
          (b) Each Lender that is a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes (other than a Lender that may be treated as an exempt recipient under Treasury Regulations Section 1.6049-4(c)(1)(ii), subject to the provisions of Treasury Regulations Section 1.1441-1(d)(4)) agrees to deliver to the Borrower and the Administrative Agent on or prior to the Effective Date or, in the case of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 2.13 or 13.04(b) (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, an Internal Revenue Service Form W-9. Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes (“Foreign Lender”) and not described in the succeeding sentence (regarding Internal Revenue Service Form W-8IMY) agrees to deliver to the Borrower and the Administrative Agent on or prior to the Effective Date or, in the case of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 2.13 or 13.04(b) (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, (i) two accurate and complete original signed copies of Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption or reduction under an income tax treaty) (or successor forms) certifying to such Lender’s entitlement as of such date to a complete exemption or reduction in from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) (or any successor forms) pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit D (any such certificate, a “Section 5.04(b)(ii) Certificate”) and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN (with respect to the portfolio interest exemption) (or successor form) certifying to such Lender’s entitlement as of such date to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note.) In the case of a Foreign Lender that is not the beneficial owner of payments made under this Agreement or any Note (including a partnership or a participating Lender), such Foreign Lender shall deliver to the Borrower and the Administrative Agent on or prior to the Effective Date or, in the case of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 2.13 or 13.04(b) (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, (i) two accurate and complete original signed copies of Internal Revenue Service Form W-8IMY on behalf of itself and (ii) the relevant forms prescribed in the preceding two sentences as applicable that would be required of each such beneficial owner or partner of such partnership if such beneficial owner or partner were a Lender. In addition, each Foreign Lender shall, in the case of any payment made after December 31, 2012 in respect of any Loan, Letters of Credit, Note or Obligation that was not treated as outstanding for purposes of FATCA on March 18, 2012, provide any forms, documentation, or other information as shall be prescribed by the Internal Revenue Service to demonstrate that the relevant Foreign Lender has complied with the applicable reporting requirements of FATCA. In addition, each Foreign Lender agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the certification or forms in the second and third preceding sentences obsolete or inaccurate in any material respect, such Foreign Lender will deliver to the Borrower and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form W-8ECI, Form W-8BEN (with respect to the benefits of any income tax treaty), Form W-8BEN (with respect to the portfolio interest exemption) and a Section 5.04(b)(ii) Certificate or Internal Revenue Service Form W-8IMY (together with all underlying forms), as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Foreign Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or such Foreign Lender shall immediately notify the Borrower and the Administrative Agent of its inability to deliver any such Form or Certificate, in which case such Foreign Lender shall not be required to deliver any such Form or Certificate pursuant to this Section 5.04(b).
          (c) If the Borrower pays any additional amount under this Section 5.04 to a Lender and such Lender determines in its sole discretion that it has actually received in connection therewith any refund of its Tax liabilities in or with respect to the taxable year in which the additional amount is paid (a “Tax Benefit”), such Lender shall pay to the Borrower an amount that the Lender shall, in its sole discretion, determine is equal to the net benefit, after tax, which was obtained by such Lender in such year as a consequence of such Tax Benefit; provided, however, that (i) any Lender may determine, in its sole discretion consistent with the policies of such Lender, whether to seek a Tax Benefit, (ii) any Taxes that are imposed on a Lender as a result of a disallowance or reduction of any Tax Benefit with respect to which such Lender has made a payment to the Borrower pursuant to this Section 5.04(c) shall be treated as a Tax for which the Borrower is obligated to indemnify such Lender pursuant to this Section 5.04 without any exclusions or defenses, (iii) nothing in this Section 5.04(c) shall require any Lender to disclose any confidential information to the Borrower (including, without limitation, its tax returns), and (iv) no Lender shall be required to pay any amounts pursuant to this Section 5.04(c) at any time when a Default or an Event of Default exists.
          SECTION 6. Conditions Precedent to Credit Events on the Initial Borrowing Date. The obligation of each Lender to make Loans, and the obligation of each Issuing Lender to issue Letters of Credit, on the Initial Borrowing Date, are subject at the time of the making of such Loans or the issuance of such Letters of Credit to the satisfaction of the following conditions:
          6.01 Effective Date; Notes. On or prior to the Initial Borrowing Date, (i) the Effective Date shall have occurred as provided in Section 13.10 and (ii) there shall have been delivered to the Administrative Agent for the account of each of the Lenders that has requested same the appropriate Initial Term Note and/or Revolving Note executed by the Borrower and, if requested by the Swingline Lender, the Swingline Note executed by the Borrower, in each case in the amount, maturity and as otherwise provided herein.
          6.02 Officer’s Certificate. On the Initial Borrowing Date, the Administrative Agent shall have received a certificate, dated the Initial Borrowing Date and signed on behalf of the Borrower by the chairman of the board, the chief executive officer, the president, the chief financial officer or any vice president of the Borrower, certifying on behalf of the Borrower that all of the conditions in Sections 6.05, 6.06, 6.07, 6.08 and 7.01 have been satisfied on such date.
          6.03 Opinions of Counsel. On the Initial Borrowing Date, the Administrative Agent shall have received from Simpson Thacher & Bartlett LLP, special counsel to the Credit Parties, an opinion addressed to the Administrative Agent, the Collateral Agent and each of the Lenders and dated the Initial Borrowing Date covering the matters set forth in Exhibit E.
          6.04 Corporate Documents; Proceedings; etc. (a) On the Initial Borrowing Date, the Administrative Agent shall have received a certificate from each Credit Party, dated the Initial Borrowing Date, signed by the chairman of the board, the chief executive officer, the president, the chief financial officer or any vice president of such Credit Party, and attested to by the secretary or any assistant secretary of such Credit Party, in the form of Exhibit F with appropriate insertions, together with copies of the certificate or articles of incorporation and by-laws (or other equivalent organizational documents), as applicable, of such Credit Party and the resolutions of such Credit Party referred to in such certificate, and each of the foregoing shall be in form and substance reasonably acceptable to the Administrative Agent.
          (b) On the Initial Borrowing Date, all corporate, limited liability company, partnership and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Credit Documents shall be reasonably satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals and good standing certificates, which the Administrative Agent reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate, limited liability company, partnership or governmental authorities.
          6.05 Existing Holdings Notes Redemption and Discharge. On or prior to the Initial Borrowing Date, (i) Holdings shall have delivered to the Existing Holdings Notes Trustee an irrevocable notice of redemption for all outstanding Existing Holdings Notes, which redemption (the “Existing Holdings Notes Redemption”) shall be effected on or about June 10, 2011 (the “Existing Holdings Notes Redemption Date”) in accordance with the optional redemption provisions set forth in Article Three of the Existing Holdings Notes Indenture, (ii) concurrently with the funding of the Initial Term Loans hereunder, (I) Holdings shall have irrevocably deposited with the Existing Holdings Notes Trustee cash in an amount sufficient to pay and discharge, or defease, the entire Indebtedness on the outstanding Existing Holdings Notes for principal of, and premium and interest on, such Existing Holdings Notes to, but not including, the Existing Holdings Notes Redemption Date, (II) Holdings shall have paid all other sums that are then payable by Holdings under the Existing Holdings Notes Indenture and (III) Holdings shall have irrevocably instructed the Existing Holdings Notes Trustee in writing to apply the funds referred to in preceding sub-clause (I) to the payment of the Existing Holdings Notes on the Existing Holdings Notes Redemption Date and (iii) the Administrative Agent shall have received evidence, in form and substance reasonably satisfactory to it, that the matters set forth in preceding clauses (i) and (ii) have been satisfied.
          6.06 Refinancing. On the Initial Borrowing Date and concurrently with the funding of the Initial Term Loans hereunder, all Indebtedness under the Existing Credit Agreement shall have been repaid in full (other than the Existing Letters of Credit that are incorporated herein as Letters of Credit) and all commitments in respect thereof shall have been terminated and all Liens and guaranties in connection therewith shall have been terminated (and all appropriate releases, termination statements or other instruments of assignment with respect thereto shall have been obtained) to the reasonable satisfaction of the Administrative Agent. The Administrative Agent shall have received satisfactory evidence (including satisfactory pay-off letters, mortgage releases, Intellectual Property releases and UCC-3 termination statements) that the matters set forth in the immediately preceding sentence have been satisfied as of the Initial Borrowing Date.
          6.07 Adverse Change, Approvals. (a) Since December 31, 2010 (but for this purpose assuming that the Transaction had occurred prior to December 31, 2010), nothing shall have occurred which has had, or could reasonably be expected to have, a Material Adverse Effect.
          (b) On or prior to the Initial Borrowing Date, all necessary governmental (domestic and foreign) and material third party approvals and/or consents in connection with the Transaction, the other transactions contemplated hereby and the granting of Liens under the Credit Documents shall have been obtained and remain in effect, and all applicable waiting periods with respect thereto shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of the Transaction or the other transactions contemplated by the Credit Documents or otherwise referred to herein or therein. On the Initial Borrowing Date, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the Transaction or the other transactions contemplated by the Credit Documents or otherwise referred to herein or therein.
          6.08 Litigation. On the Initial Borrowing Date, there shall be no actions, suits, investigations or proceedings pending or threatened (i) with respect to the Transaction, this Agreement or any other Credit Document or (ii) which has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.
          6.09 Pledge Agreement. On the Initial Borrowing Date, each Credit Party shall have duly authorized, executed and delivered the Pledge Agreement in the form of Exhibit G (as amended, modified or supplemented from time to time, the (“Pledge Agreement”) and shall have delivered to the Collateral Agent, as pledgee thereunder, all of the Pledge Agreement Collateral, if any, referred to therein and then owned by such Credit Party, (x) endorsed in blank in the case of promissory notes constituting Pledge Agreement Collateral and (y) together with executed and undated endorsements for transfer in the case of Equity Interests constituting certificated Pledge

Agreement Collateral, along with evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent desirable, to perfect the security interests purported to be created by the Pledge Agreement have been taken and the Pledge Agreement shall be in full force and effect.
          6.10 Security Agreement. On the Initial Borrowing Date, each Credit Party shall have duly authorized, executed and delivered the Security Agreement in the form of Exhibit H (as amended, modified or supplemented from time to time, the “Security Agreement”) covering all of such Credit Party’s Security Agreement Collateral, together with:
     (i) proper financing statements (Form UCC-1 or the equivalent) fully authorized for filing under the UCC or other appropriate filing offices of each jurisdiction as may be necessary or, in the reasonable opinion of the Collateral Agent desirable, to perfect the security interests purported to be created by the Security Agreement;
     (ii) certified copies of requests for information or copies (Form UCC-11), or equivalent reports as of a recent date, listing all effective financing statements that name Holdings or any of its Subsidiaries as debtor and that are filed in the jurisdictions referred to in clause (i) above, together with copies of such other financing statements that name Holdings or any of its Subsidiaries as debtor (none of which shall cover any of the Collateral except (x) to the extent evidencing Permitted Liens or (y) those in respect of which the Collateral Agent shall have received termination statements (Form UCC-3) or such other termination statements as shall be required by local law fully executed for filing);
     (iii) evidence of the completion of all other recordings and filings of, or with respect to, the Security Agreement as may be necessary or, in the reasonable opinion of the Collateral Agent desirable, to perfect the security interests intended to be created by the Security Agreement; and
     (iv) evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent desirable to perfect and protect the security interests purported to be created by the Security Agreement have been taken, and the Security Agreement shall be in full force and effect.
          6.11 Subsidiaries Guaranty. On the Initial Borrowing Date, each Subsidiary Guarantor shall have duly authorized, executed and delivered the Subsidiaries Guaranty in the form of Exhibit I (as amended, modified or supplemented from time to time, the “Subsidiaries Guaranty”), and the Subsidiaries Guaranty shall be in full force and effect.
          6.12 Financial Statements; Pro Forma Financials; Projections; etc. On or prior to the Initial Borrowing Date, the Administrative Agent shall have received true and correct copies of the historical financial statements, the pro forma financial statements and the Projections referred to in Sections 8.05(a) and (d).
          6.13 Solvency Certificate; Insurance Certificates. On the Initial Borrowing Date, the Administrative Agent shall have received:

     (i) a solvency certificate from the chief financial officer of Holdings in the form of Exhibit J hereto; and
     (ii) certificates of insurance complying with the requirements of Section 9.03 for the business and properties of the Holdings and its Subsidiaries, in form and substance reasonably satisfactory to the Administrative Agent and naming the Collateral Agent as an additional insured and/or as loss payee.
          6.14 Fees, etc. On the Initial Borrowing Date, the Borrower shall have paid to (i) each Lender with an Initial Term Loan Commitment on the Initial Borrowing Date an initial yield payment equal to 1.00% of its Initial Term Loan Commitment in effect on such date (immediately before giving effect to the termination thereof pursuant to Section 4.03(b)) and (ii) the Administrative Agent all costs, fees and expenses (including, without limitation, reasonable legal fees and expenses) and other compensation contemplated hereby payable to the Administrative Agent to the extent then due.
          6.15 Public Debt Ratings. On or prior to the Initial Borrowing Date, the Borrower shall have obtained (i) debt ratings (of any level) from S&P and Moody’s in respect of each Tranche of Loans existing on the Initial Borrowing Date and (ii) corporate credit and corporate family ratings (of any level) from S&P and Moody’s, each of which ratings shall be in effect on the Initial Borrowing Date.
          6.16 PATRIOT Act. On or prior to the Initial Borrowing Date, the Administrative Agent and the Lenders shall have received all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act, in each case to the extent requested in writing at least five Business Days prior to the Initial Borrowing Date.
          SECTION 7. Conditions Precedent to All Credit Events. The obligation of each Lender to make Loans (including Loans made on the Initial Borrowing Date), and the obligation of each Issuing Lender to issue Letters of Credit (including Letters of Credit issued on the Initial Borrowing Date), are subject, at the time of each such Credit Event (except as hereinafter indicated), to the satisfaction of the following conditions:
          7.01 No Default; Representations and Warranties. At the time of each such Credit Event and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of such Credit Event (it being understood and agreed that (x) any representation and warranty that is qualified by materiality or Material Adverse Effect shall be required to be true and correct in all respects and (y) any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects (or all respects, as the case may be) only as of such specified date).
          7.02 Notice of Borrowing; Letter of Credit Request. (a) Prior to the making of each Loan (other than a Swingline Loan or Revolving Loan made pursuant to a Mandatory

Borrowing), the Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 2.03(a). Prior to the making of each Swingline Loan, the Swingline Lender shall have received the notice referred to in Section 2.03(b)(i).
          (b) Prior to the issuance of each Letter of Credit (other than the Existing Letters of Credit), the Administrative Agent and the respective Issuing Lender shall have received a Letter of Credit Request meeting the requirements of Section 3.03(a).
          The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by Holdings and the Borrower to the Administrative Agent and each of the Lenders that all the conditions specified in Section 6 (with respect to Credit Events on the Initial Borrowing Date) and in this Section 7 (with respect to Credit Events on or after the Initial Borrowing Date) and applicable to such Credit Event are satisfied as of that time. All of the Notes, certificates, legal opinions and other documents and papers referred to in Section 6 and in this Section 7 unless otherwise specified, shall be delivered to the Administrative Agent at the Notice Office for the account of each of the Lenders and, except for the Notes, in sufficient counterparts or copies for each of the Lenders and shall be in form and substance reasonably satisfactory to the Administrative Agent.
          SECTION 8. Representations, Warranties and Agreements. In order to induce the Lenders to enter into this Agreement and to make the Loans, and issue (or participate in) the Letters of Credit as provided herein, each of Holdings and the Borrower makes the following representations, warranties and agreements, in each case after giving effect to the Transaction, all of which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans and the issuance of the Letters of Credit, with the occurrence of each Credit Event on or after the Initial Borrowing Date being deemed to constitute a representation and warranty that the matters specified in this Section 8 are true and correct in all material respects on and as of the Initial Borrowing Date and on the date of each such other Credit Event (it being understood and agreed that (x) any representation and warranty that is qualified by materiality or Material Adverse Effect shall be required to be true and correct in all respects and (y) any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects (or all respects, as the case may be) only as of such specified date).
          8.01 Organizational Status. Each of Holdings and each of its Subsidiaries (i) is a duly organized and validly existing corporation, partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization, (ii) has the corporate, partnership or limited liability company power and authority, as the case may be, to own its property and assets and to transact the business in which it is engaged and presently proposes to engage, and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its property or the conduct of its business requires such qualifications, except (x) in the case of preceding clauses (i) and (ii), for Immaterial Subsidiaries, and (y) in the case of preceding clause (iii), for failures to be so qualified or authorized which, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          8.02 Power and Authority. Each Credit Party has the corporate, partnership or limited liability company power and authority, as the case may be, to execute, deliver and perform the terms and provisions of each of the Credit Documents to which it is a party and has taken all necessary corporate, partnership or limited liability company action, as the case may be, to authorize the execution, delivery and performance by it of each of such Credit Documents. Each Credit Party has duly executed and delivered each of the Credit Documents to which it is party, and each of such Credit Documents constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).
          8.03 No Violation. Neither the execution, delivery or performance by any Credit Party of the Credit Documents to which it is a party, nor compliance by it with the terms and provisions thereof, (i) will contravene in any material respect any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the property or assets of any Credit Party or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, in each case to which any Credit Party or any of its Subsidiaries is a party or by which it or any its property or assets is bound or to which it may be subject, or (iii) will violate any provision of the certificate or articles of incorporation, certificate of formation, limited liability company agreement, partnership agreement or by-laws (or equivalent organizational documents), as applicable, of any Credit Party or any of its Subsidiaries.
          8.04 Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to be obtained or made by, or on behalf of, any Credit Party to authorize, or is required to be obtained or made by, or on behalf of, any Credit Party in connection with, (i) the execution, delivery and performance of any Credit Document or (ii) the legality, validity, binding effect or enforceability of any such Credit Document (except (in each case) for (x) those that have otherwise been obtained or made and (y) filings which are necessary to perfect the security interests created under the Security Documents, which filings, in the case of security interests created on the Initial Borrowing Date, will be made within ten days following the Initial Borrowing Date).
          8.05 Financial Statements; Financial Condition; Undisclosed Liabilities; Holdings’ Projections. (a) (i) The consolidated balance sheets of Holdings and its Subsidiaries for Holdings’ fiscal years ended on December 31, 2009 and December 31, 2010, respectively, and (in each case) the related consolidated statements of income, cash flows and shareholders’ equity (or deficit, as the case may be) of Holdings and its Subsidiaries for such fiscal years ended on such dates, copies of which have been furnished to the Lenders prior to the Initial Borrowing Date, present fairly in all material respects the consolidated financial position of Holdings and its Subsidiaries at the dates of such balance sheets and the consolidated results of the operations of

Holdings and its Subsidiaries for the periods covered thereby. All of the foregoing historical financial statements have been prepared in accordance with generally accepted accounting principles consistently applied.
          (ii) The pro forma consolidated financial statements of Holdings and its Subsidiaries at December 31, 2010 after giving effect to the Transaction and the financing therefor, copies of which have been furnished to the Lenders prior to the Initial Borrowing Date, present fairly in all material respects the pro forma consolidated financial position of Holdings and its Subsidiaries as of December 31, 2010 and the pro forma consolidated results of operations of Holdings and its Subsidiaries for the twelve-month period ended on December 31, 2010. Such pro forma financial statements have been prepared on a basis consistent with the historical financial statements set forth in clause (i) of this Section 8.05(a).
          (b) On and as of the Initial Borrowing Date, and after giving effect to the Transaction and to all Indebtedness (including the Loans) being incurred or assumed and Liens created by the Credit Parties in connection therewith, (i) the sum of the assets, at a fair valuation, of the Borrower on a stand-alone basis, of Holdings and its Subsidiaries taken as a whole and of the Borrower and its Subsidiaries taken as a whole will exceed its or their respective debts, (ii) the Borrower on a stand-alone basis, Holdings and its Subsidiaries taken as a whole and the Borrower and its Subsidiaries taken as a whole has or have not incurred and does or do not intend to incur, and does or do not believe that it or they will incur, debts beyond its or their respective ability to pay such debts as such debts mature, and (iii) the Borrower on a stand-alone basis, Holdings and its Subsidiaries taken as a whole and the Borrower and its Subsidiaries taken as a whole will have sufficient capital with which to conduct their respective businesses. For purposes of this Section 8.05(b), “debt” means any liability on a claim, and “claim” means (a) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or (b) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
          (c) Except (i) as fully disclosed in the financial statements referred to in Section 8.05(a) and (ii) for the Obligations, there were as of the Initial Borrowing Date no liabilities or obligations with respect to Holdings or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. As of the Initial Borrowing Date and except for the Obligations, neither Holdings nor the Borrower knows of no reasonable basis for the assertion against it or any of its Subsidiaries of any liability or obligation of any nature whatsoever that is not fully disclosed in the financial statements or referred to in Section 8.05(a) which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
          (d) The Projections delivered to the Administrative Agent and the Lenders prior to the Initial Borrowing Date represent estimates of the performance of the Borrower and its Subsidiaries for the periods stated therein based upon assumptions which were believed by the Borrower in good faith to be reasonable when made and continue to be reasonable as of the Initial Borrowing Date; provided, however, that the foregoing is not a guarantee that such projections will be achieved. The Projections are based upon estimates and assumptions stated therein, all of which the Borrower believes in good faith to be reasonable and fair in light of current conditions and current facts known to the Borrower and, as of the Initial Borrowing Date, reflect the Borrower’s good faith and reasonable estimates of the future financial performance of the Borrower and its Subsidiaries and of the other information projected therein for the periods set forth therein; it being understood that the Projections are subject to significant risks and uncertainties, many of which are beyond the Borrower’s control.
          (e) After giving effect to the Transaction (but for this purpose assuming that the Transaction and the related financing had occurred prior to December 31, 2010), since December 31, 2010, there has been no change in the condition (financial or otherwise), business, operations, assets or liabilities of Holdings or any of its Subsidiaries that has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.
          8.06 Litigation. There are no actions, suits or proceedings pending or, to the knowledge of Holdings and the Borrower, threatened (i) with respect to the Transaction or any Credit Document or (ii) that could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.
          8.07 True and Complete Disclosure. All factual information (taken as a whole) furnished by or on behalf of Holdings or the Borrower in writing to the Administrative Agent or any Lender (through the Administrative Agent) (including, without limitation, all information contained in the Credit Documents) for purposes of or in connection with this Agreement, the other Credit Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of Holdings or the Borrower in writing to the Administrative Agent or any Lender is (taken as a whole), true and accurate in all material respects and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect.
          8.08 Use of Proceeds; Margin Regulations. (a) All proceeds of the Initial Term Loans will be used by the Borrower to (i) finance the Refinancing, (ii) finance the Existing Holdings Notes Redemption (including, without limitation, the principal of, and premium and interest on, the outstanding Existing Holdings Notes to, but not including, the Existing Holdings Notes Redemption Date and (iii) pay the fees and expenses incurred in connection with the Transaction.
          (b) All proceeds of the Revolving Loans and the Swingline Loans will be used for the working capital, capital expenditures and other general corporate purposes of Holdings and its Subsidiaries; provided that (i) no proceeds of Revolving Loans or Swingline Loans may be used to effect the Transaction or to pay any fees and expenses incurred in connection therewith and (ii) no proceeds of Swingline Loans will be used to refinance then outstanding Swingline Loans.

          (c) All proceeds of Incremental Term Loans will be used for the working capital, capital expenditures and other general corporate purposes of Holdings and its Subsidiaries.
          (d) Neither the making of any Loan nor the use of the proceeds thereof nor the occurrence of any other Credit Event will be used (a) for “buying” or “carrying” any Margin Stock (within the meaning of Regulation U) for any purpose which violates or is inconsistent with Regulation U or (b) for any purpose that will violate or be inconsistent with the provisions of Regulation T, U or X. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and such Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 or FR Form G-3, as applicable, referred to in Regulation U.
          (e) At the time of each Credit Event, not more than 25% of the value of the assets of Holdings and its Subsidiaries taken as a whole (including all Equity Interests of Holdings held in treasury) will constitute Margin Stock.
          8.09 Tax Returns and Payments. Each of Holdings and each of its Subsidiaries has timely filed or caused to be timely filed with the appropriate taxing authority all material tax returns (the “Returns”) required to be filed by, or with respect to the income, properties or operations of, Holdings and/or any of its Subsidiaries. The Returns accurately reflect in all material respects all liability for taxes of Holdings and its Subsidiaries for the periods covered thereby. Each of Holdings and each of its Subsidiaries has paid all taxes and assessments due and payable by it, other than those that are immaterial and those that are being contested in good faith and adequately disclosed and fully provided for on the financial statements of Holdings and its Subsidiaries in accordance with generally accepted accounting principles. There is no action, suit, proceeding, investigation, audit or claim now pending or, to the best knowledge of Holdings or any of its Subsidiaries, threatened by any authority regarding any taxes relating to Holdings or any of its Subsidiaries that, either individually or in the aggregate, could reasonably be expected to result in a material liability to Holdings and its Subsidiaries taken as a whole.
          8.10 Compliance with ERISA. (a) Schedule V sets forth, as of the Initial Borrowing Date, the name of each Plan and Multiemployer Plan. Except to the extent that a breach of any of the following representations or warranties in this clause (a), either individually or (to the extent any such breach has not been satisfied and is outstanding) in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (i) each Plan is in compliance with its terms and with all applicable laws, including, without limitation, ERISA and the Code; (ii) each Plan (and each related trust, if any) that is intended to be qualified under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service, or has submitted or is within the remedial amendment period for submitting an application for a determination letter with the Internal Revenue Service, or is a prototype plan that has received an Internal Revenue Service opinion letter with respect to the prototype plan document, to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code, and, to Holdings’ and the Borrower’s knowledge, no event has occurred and no condition or circumstance has existed that has resulted, or would be likely to result, in the revocation of any such determination or opinion, rejection of such an application or the failure to issue such a favorable determination letter; (iii) no Reportable Event has occurred; (iv) no Pension Plan has an Unfunded Current Liability; (v) no Pension Plan has failed to satisfy the minimum funding standard within the meaning of, and no Pension Plan has applied for or received a waiver of the minimum funding standard or an extension of any amortization period within the meaning of, Section 412 of the Code or Section 302 or 304 of ERISA; (vi) no determination has been received that any Pension Plan is, or is expected to be, considered an “at-risk” plan within the meaning of Section 430 of the Code or Section 303 of ERISA; (vii) all contributions required to be made with respect to a Pension Plan or Multiemployer Plan have been timely made; (viii) neither Holdings nor any Subsidiary of Holdings nor any ERISA Affiliate has incurred (or, to Holdings’ and the Borrower’s knowledge, reasonably expects to incur) any liability to or on account of a Pension Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, or 4069 of ERISA or Section 436(f), 4971 or 4975 of the Code; (ix) no proceedings have been instituted to terminate or appoint a trustee to administer any Pension Plan; (x) no lien imposed under the Code or ERISA on the assets of Holdings or any Subsidiary of Holdings or any ERISA Affiliate exists or is reasonably likely to arise on account of any Pension Plan; (xi) no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Pension Plan (other than routine claims for benefits) is pending, or, to Holdings’ and the Borrower’s knowledge, expected or threatened; (xiii) neither Holdings nor any Subsidiary of Holdings nor any ERISA Affiliate has incurred (or, to Holdings’ and the Borrower’s knowledge, reasonably expects to incur) any liability to or on account of a Multiemployer Plan pursuant to Sections 4201, 4204 or 4212 of ERISA; (xiv) neither Holdings nor any Subsidiary of Holdings nor any ERISA Affiliate has received any notice, and no Multiemployer Plan has received from Holdings, any Subsidiary of Holdings or any ERISA Affiliate any notice, that a Multiemployer Plan is “insolvent” or in “reorganization” (as such terms are defined in Title IV of ERISA) or in “endangered” or “critical” status under Section 305 of ERISA; (xv) all amounts required by applicable law or by the terms of any welfare benefit plan (as defined in Section 3(1) of ERISA) maintained by Holdings or any of its Subsidiaries with respect to, or for the provision of, post-retirement health benefits have been accrued in accordance with Statement of Financial Accounting Standards No. 106 and Holdings or any of its Subsidiaries may cease contributions to or terminate such plans without incurring any material liability; and (xvi) each group health plan (as defined in Section 4980B(g)(2) of the Code) which covers or has covered employees or former employees of Holdings, any Subsidiary of Holdings, or any ERISA Affiliate has at all times been operated in compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code.
          (b) Except to the extent that a breach of any of the following representations or warranties in this clause (b), either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (i) each Foreign Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities; (ii) all contributions required to be made with respect to a Foreign Pension Plan have been timely made; neither Holdings nor any of its Subsidiaries has incurred any obligation in connection with the termination of, or withdrawal from, any Foreign Pension Plan and (iii) the present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan, determined as of the end of Holdings’ most recently ended fiscal year on the basis of actuarial assumptions used to fund such Foreign Pension Plan, did not exceed the current value of the assets of such Foreign Pension Plan allocable to such benefit liabilities.

          8.11 The Security Documents. (a) The provisions of the Security Agreement are effective to create in favor of the Collateral Agent for the benefit of the Secured Creditors a legal, valid and enforceable security interest in all right, title and interest of the respective Credit Parties in the Security Agreement Collateral described therein, and, in the case of security interests created on the Initial Borrowing Date, the Collateral Agent, for the benefit of the Secured Creditors, has (or within 10 days (or 30 days in the case of filings to be made with the United States Copyright Office or 90 days in the case of filings to be made with the United States Patent and Trademark Office) following the Initial Borrowing Date will have) a fully perfected security interest in all right, title and interest in all of the Security Agreement Collateral described therein, subject to no other Liens other than Permitted Liens. The recordation of (x) the Grant of Security Interest in U.S. Patents, if applicable, and (y) the Grant of Security Interest in U.S. Trademarks, if applicable, in the respective form attached to the Security Agreement, in each case in the United States Patent and Trademark Office, together with filings on Form UCC-1 made pursuant to the Security Agreement, will create, as may be perfected by such filings and recordation, a perfected security interest in the United States registered trademarks and patents (and applications therefor) covered by the Security Agreement, and the recordation of the Grant of Security Interest in U.S. Copyrights, if applicable, in the form attached to the Security Agreement with the United States Copyright Office, together with filings on Form UCC-1 made pursuant to the Security Agreement, will create, as may be perfected by such filings and recordation, a perfected security interest in the United States registered copyrights (and applications therefor) covered by the Security Agreement.
          (b) The security interests created under the Pledge Agreement in favor of the Collateral Agent, as Pledgee, for the benefit of the Secured Creditors, constitute perfected security interests in the Pledge Agreement Collateral described in the Pledge Agreement, subject to no security interests of any other Person, other than non-consensual Permitted Liens of the type permitted under Section 10.01(i). No filings or recordings are required in order to perfect (or maintain the perfection or priority of) the security interests created in the Pledge Agreement Collateral under either Pledge Agreement other than with respect to that portion of the Pledge Agreement Collateral constituting a “general intangible” under the UCC which is not also a “certificated security” (as defined in the UCC as in effect with New York).
          8.12 Properties. All Real Property owned by Holdings or any of its Subsidiaries as of the Initial Borrowing Date, and the nature of the interest therein, is set forth in Schedule IV. Each of Holdings and each of its Subsidiaries has good and marketable title to all material properties owned by it, and a valid leasehold interest in all property leased by it, including (in each case) all material property reflected in the most recent historical balance sheets referred to in Section 8.05(a) (except (x) as sold or otherwise disposed of since the date of such balance sheet in the ordinary course of business or as permitted by the terms of this Agreement and (y) in the case of leasehold interests, to the extent that the failure to have a valid leasehold interest, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect), free and clear of all Liens, other than Permitted Liens.
          8.13 Capitalization. On the Initial Borrowing Date, the authorized capital stock of Holdings consists of (i) 100,000,000 shares of common stock, par value $.001 per share (the “Holdings Common Stock”), and (ii) 5,000,000 shares of preferred stock, par value $0.001 per share, no shares of which preferred stock are issued or outstanding. All outstanding shares of capital stock of Holdings have been duly and validly issued and are fully paid and non-assessable. As of the Initial Borrowing Date, Holdings does not have outstanding any capital stock or other securities convertible into or exchangeable for its capital stock or any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock, except for options and warrants to purchase shares of Holdings common stock and/or Qualified Preferred Stock which may be issued from time to time.
          8.14 Subsidiaries. Holdings has no Subsidiaries other than (i) those Subsidiaries listed on Schedule VI (which Schedule identifies the direct owner of each such Subsidiary on the Initial Borrowing Date and their percentage ownership interest therein) and (ii) new Subsidiaries created in compliance with this Agreement.
          8.15 Compliance with Statutes, etc. Each of Holdings and each of its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including, without limitation, applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
          8.16 Investment Company Act. Neither Holdings nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.
          8.17 Environmental Matters. (a) Each of Holdings and each of its Subsidiaries is in compliance with all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws. There are no pending or, to the knowledge of Holdings and the Borrower, threatened Environmental Claims against Holdings or any of its Subsidiaries or any Real Property owned, leased or operated by Holdings or any of its Subsidiaries (including, to the knowledge of Holdings and the Borrower, any such claim arising out of the ownership, lease or operation by Holdings or any of its Subsidiaries of any Real Property formerly owned, leased or operated by Holdings or any of its Subsidiaries but no longer owned, leased or operated by Holdings or any of its Subsidiaries). There are no facts, circumstances, conditions or occurrences with respect to the business or operations of Holdings or any of its Subsidiaries, or any Real Property owned, leased or operated by Holdings or any of its Subsidiaries (including, to the knowledge of Holdings and the Borrower, any Real Property formerly owned, leased or operated by Holdings or any of its Subsidiaries but no longer owned, leased or operated by Holdings or any of its Subsidiaries) or, to the knowledge of Holdings and the Borrower, any property adjoining or adjacent to any such Real Property that could be reasonably expected (i) to form the basis of an Environmental Claim against Holdings or any of its Subsidiaries or any Real Property owned, leased or operated by Holdings or any of its Subsidiaries or (ii) to cause any Real Property owned, leased or operated by Holdings or any of its Subsidiaries to be subject to any restrictions on the ownership, lease, occupancy or transferability of such Real Property by Holdings or any of its Subsidiaries under any applicable Environmental Law.

          (b) Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, or Released on or from, any Real Property owned, leased or operated by Holdings or any of its Subsidiaries or, to the knowledge of Holdings and the Borrower, any property adjoining or adjacent to any Real Property, where such generation, use, treatment, storage, transportation or Release has violated or could be reasonably expected to violate any applicable Environmental Law or give rise to an Environmental Claim against Holdings or any of its Subsidiaries.
          (c) Notwithstanding anything to the contrary in this Section 8.17, the representations and warranties made in this Section 8.17 shall be untrue only if the effect of any or all conditions, violations, claims, restrictions, failures and noncompliances of the types described above could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
          8.18 Labor Relations. Neither Holdings nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect. There is (i) no unfair labor practice complaint pending against Holdings or any of its Subsidiaries or, to the knowledge of Holdings and the Borrower, threatened against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against Holdings or any of its Subsidiaries or, to the knowledge of Holdings and the Borrower, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against Holdings or any of its Subsidiaries or, to the knowledge of Holdings and the Borrower, threatened against Holdings or any of its Subsidiaries, (iii) no union representation question exists with respect to the employees of Holdings or any of its Subsidiaries, and (iv) no violation of the Fair Labor Standards Act or any other applicable federal, state or foreign wage and hour laws, except (with respect to any matter specified in clause (i), (ii), (iii) or (iv) above, either individually or in the aggregate) such as could not reasonably be expected to have a Material Adverse Effect.
          8.19 Intellectual Property, etc. Except as, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, each of Holdings and each of its Subsidiaries owns or has the right to use all the domestic and foreign patents, trademarks, domain names, service marks, trade names, copyrights, inventions, trade secrets, proprietary information, know-how and other intellectual property of any type, whether or not written (including, but not limited to, rights in computer programs, databases and data collections) and formulas, or has rights with respect to the foregoing (collectively “Intellectual Property”) necessary for the present conduct of its business, without any known conflict with the rights of others. The conduct of the business of Holdings and its Subsidiaries does not infringe the intellectual property rights of others, except for such infringements which, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
          8.20 Indebtedness. Schedule VII sets forth a true and complete list of all Indebtedness of Holdings and its Subsidiaries as of the Initial Borrowing Date (excluding the Obligations, the “Existing Indebtedness”) and which is to remain outstanding after giving effect to the Transaction, in each case showing the aggregate principal amount thereof and the name of the respective borrower and any Credit Party or any of its Subsidiaries which directly or indirectly guarantees such debt.
          8.21 Insurance. Schedule VIII sets forth a true and complete listing of all insurance maintained by Holdings and its Subsidiaries as of the Initial Borrowing Date, with the amounts insured (and any deductibles) set forth therein.
          8.22 Legal Names; Type of Organization (and Whether a Registered Organization); Jurisdiction of Organization; etc. Schedule IX sets forth, as of the Initial Borrowing Date, the legal name of each Credit Party, the type of organization of each Credit Party, whether or not each Credit Party is a registered organization (within the meaning of the New York UCC), the jurisdiction of organization of each Credit Party, the location (within the meaning of the New York UCC) of each Credit Party, and the organizational identification number (if any) of each of Credit Party.
          SECTION 9. Affirmative Covenants. Each of Holdings and the Borrower hereby covenants and agrees that on and after the Effective Date and until the Total Commitment and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings (in each case together with interest thereon), Fees and all other Obligations (other than indemnities described in Section 13.13 which are not then due and payable) incurred hereunder and thereunder, are paid in full:
          9.01 Information Covenants. Holdings will furnish to each Lender:
          (a) Quarterly Financial Statements. Within 45 days after the close of each of the first three quarterly accounting periods in each fiscal year of Holdings (commencing with its fiscal quarter ended on March 31, 2011), (i) the consolidated balance sheet of Holdings and its Subsidiaries at the end of such quarterly accounting period and the related consolidated statements of income and retained earnings (or accumulated deficit, as the case may be) and statement of cash flows for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, in each case setting forth comparative figures for the corresponding quarterly accounting period in the prior fiscal year and comparable budgeted figures for such quarterly accounting period as set forth in the respective budget delivered pursuant to Section 9.01(d), all of which shall be certified by an Authorized Financial Officer of Holdings that they fairly present in all material respects in accordance with generally accepted accounting principles the financial condition of Holdings and its Subsidiaries as of the dates indicated and the results of their operations for the periods indicated, subject to normal year-end audit adjustments and the absence of footnotes (it being understood and agreed that the filing of Holdings’ Report on Form 10-Q with the Securities and Exchange Commission or any successor thereto (the “SEC”) within the time period otherwise required above in this Section 9.01(a) (to the extent containing the information required above in this clause (i)) shall satisfy the financial statement delivery requirements under this clause (i)), and (ii) management’s discussion and analysis of the important operational and financial developments during such quarterly accounting period (it being understood and agreed that any such management’s discussion and analysis set forth in Holdings’ Form 10-Q filed with the SEC for the respective quarterly accounting period shall satisfy the requirements of this clause (ii).

          (b) Annual Financial Statements. Within 90 days after the close of each fiscal year of Holdings, (i) the consolidated balance sheet of Holdings and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings (or accumulated deficit, as the case may be) and statement of cash flows for such fiscal year setting forth comparative figures for the preceding fiscal year and certified by PricewaterhouseCoopers LLP or other independent certified public accountants of recognized national standing, together with a report of such accounting firm (which report shall be without a “going concern” or like qualification or exception and without any qualification or exception as to scope of audit) stating that (unless it is such accounting firm’s policy not to issue such statements) in the course of its regular audit of the financial statements of Holdings and its Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm obtained no knowledge of any Event of Default under Section 10.07 which has occurred and is continuing or, if in the opinion of such accounting firm such an Event of Default has occurred and is continuing, a statement as to the nature thereof (it being understood and agreed that the filing of Holdings’ Report on Form 10-K with the SEC within the time period otherwise required above in this Section 9.01(b) (to the extent containing the information required above in this clause (i)) shall satisfy the financial statement delivery requirements under this clause (i)), and (ii) management’s discussion and analysis of the important operational and financial developments during such fiscal year (it being understood and agreed that any such management’s discussion and analysis set forth in Holdings’ Form 10-K filed with the SEC for the respective fiscal year shall satisfy the requirements of this clause (ii).
          (c) Management Letters. Promptly after Holdings’ or any of its Subsidiaries’ receipt thereof, a copy of any “management letter” received from its certified public accountants and management’s response thereto.
          (d) Budgets. No later than 60 days following the first day of each fiscal year of Holdings, a budget in form reasonably satisfactory to the Administrative Agent (including budgeted statements of income, sources and uses of cash and balance sheets for Holdings and its Subsidiaries on a consolidated basis) for each of the twelve months of such fiscal year prepared in detail setting forth, with appropriate discussion, the principal assumptions upon which such budget is based.
          (e) Officer’s Certificates. At the time of the delivery of the financial statements provided for in Sections 9.01(a) and (b), a compliance certificate from an Authorized Financial Officer of Holdings in the form of Exhibit K certifying on behalf of Holdings that, to such officer’s knowledge after due inquiry, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall (i) set forth in reasonable detail the calculations required to establish (x) whether Holdings and its Subsidiaries were in compliance with the provisions of Sections 10.01(x), 10.01(xvi), 10.02(iv), 10.03(iii), 10.03(v), 10.03(vi), 10.03(vii), 10.03(viii), 10.04(iii), 10.04(v), 10.04(x), 10.05(vii) (in respect of Intercompany Loans outstanding to Non-Guarantor Subsidiaries of the Borrower and to the Captive Insurance Company), 10.05(viii) (in respect of cash capital contributions to Non-Guarantor Subsidiaries of the Borrower and to the Captive Insurance Company, in each case to be made by a Credit Party), 10.05(xiii), 10.05(xiv), 10.05(xv), 10.07, 10.08(i) and 10.13 at the end of such fiscal quarter or year, as the case may be, and (y) the Secured Leverage Ratio at the end of such fiscal quarter or year, as the case may be, (ii) if delivered with the financial statements required by Section 9.01(b), set forth in reasonable detail the amount of (and the calculations required to establish the amount of) (x) Excess Cash Flow for the respective Excess Cash Flow Payment Period as well as the Applicable Excess Cash Flow Repayment Percentage and (y) the Cumulative Retained Excess Cash Flow Amount as of the Excess Cash Flow Payment Date in respect of the respective Excess Cash Flow Payment Period, and (iii) certify that there have been no changes to Annexes B through G, inclusive, of the Security Agreement and Annexes A through F of the Pledge Agreement, in each case since the Initial Borrowing Date or, if later, since the date of the most recent certificate delivered pursuant to this Section 9.01(e), or if there have been any such changes, a list in reasonable detail of such changes (but, in each case with respect to this clause (iii), only to the extent that such changes are required to be reported to the Collateral Agent pursuant to the terms of such Security Documents).
          (f) Notice of Default, Litigation and Material Adverse Effect. Promptly, and in any event within three Business Days after any Responsible Officer of Holdings or the Borrower obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or an Event of Default, (ii) any litigation or governmental investigation (including, without limitation, by the New York Insurance Department) or proceeding pending against Holdings or any of its Subsidiaries (x) which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or (y) with respect to any Credit Document, or (iii) any other event, change or circumstance that has had, or could reasonably be expected to have, a Material Adverse Effect.
          (g) Environmental Matters. Promptly after any Responsible Officer of Holdings or the Borrower obtains knowledge thereof, notice of one or more of the following environmental matters to the extent that such environmental matters, either individually or when aggregated with all other such environmental matters, could reasonably be expected to have a Material Adverse Effect:
     (i) any pending or threatened Environmental Claim against Holdings or any of its Subsidiaries or any Real Property owned, leased or operated by Holdings or any of its Subsidiaries;
     (ii) any condition or occurrence on or arising from any Real Property owned, leased or operated by Holdings or any of its Subsidiaries that (a) results in noncompliance by Holdings or any of its Subsidiaries with any applicable Environmental Law or (b) could reasonably be expected to form the basis of an Environmental Claim against Holdings or any of its Subsidiaries or any such Real Property;
     (iii) any condition or occurrence on any Real Property owned, leased or operated by Holdings or any of its Subsidiaries that could reasonably be expected to cause such Real Property to be subject to any restrictions on the ownership, lease, occupancy, use or transferability by Holdings or any of its Subsidiaries of such Real Property under any Environmental Law; and
     (iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned, leased or operated by Holdings or any of its Subsidiaries as required by any Environmental Law or any governmental or other administrative agency; provided that in any event Holdings shall deliver to each Lender all notices received by Holdings or any of its Subsidiaries from any government or governmental agency under, or pursuant to, CERCLA which identify Holdings or any of its Subsidiaries as potentially responsible parties for remediation costs or which otherwise notify Holdings or any of its Subsidiaries of potential liability under CERCLA.
All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and Holdings’ or such Subsidiary’s response thereto.
          (h) Patriot Act. Promptly following the Administrative Agent’s or any Lender’s request therefor, all documentation and other information that the Administrative Agent or such Lender (through the Administrative Agent) reasonably requests in order to comply with its ongoing obligations under the applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.
          (i) Other Information. From time to time, such other information or documents (financial or otherwise) with respect to Holdings or any of its Subsidiaries as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request.
          9.02 Books, Records and Inspections; Annual Meetings. (a) Holdings will, and will cause each of its Subsidiaries to, keep proper books of record and accounts in which full, true and correct entries in all material respects in conformity in all material respects with (and to the extent required by) generally accepted accounting principles and all applicable requirements of law shall be made in relation to its business and activities. Holdings will, and will cause each of its Subsidiaries to, permit, upon reasonable notice to Holdings, officers and designated representatives of the Administrative Agent or the Required Lenders to visit and inspect, under guidance of officers of Holdings or such Subsidiary, any of the properties of Holdings or such Subsidiary, and to examine the books of account of Holdings or such Subsidiary and discuss the affairs, finances and accounts of Holdings or such Subsidiary with, and be advised as to the same by, its and their officers and independent accountants, all upon reasonable prior notice and at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or the Required Lenders may reasonably request; provided that only one such inspection may be conducted in any fiscal year of Holdings unless an Event of Default is in existence.
          (b) At a date to be mutually agreed upon between the Administrative Agent and the Borrower occurring on or prior to the 150th day after the close of each fiscal year of the Borrower (commencing with Borrower’s fiscal year ending December 31, 2011), the Borrower will, at the request of the Administrative Agent, hold a meeting with all of the Lenders at which meeting will be reviewed the financial results of Holdings and its Subsidiaries for the previous fiscal year and the budgets presented for the current fiscal year of the Borrower.
          9.03 Maintenance of Property; Insurance. (a) Holdings will, and will cause each of its Subsidiaries to, (i) keep, in all material respects, all material property necessary to the business of Holdings and its Subsidiaries in good working order and condition, ordinary wear and tear excepted, (ii) maintain with financially sound and reputable third party insurance companies insurance (except to the extent of any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as Holdings and its Subsidiaries) on all such property and against all such risks as is consistent and in accordance with industry practice for companies similarly situated owning similar properties and engaged in similar businesses as Holdings and its Subsidiaries, and (iii) furnish to the Administrative Agent, upon its written request therefor, full information as to the insurance carried. The provisions of this Section 9.03 shall be deemed supplemental to, but not duplicative of, the provisions of any Security Documents that require the maintenance of insurance.
          (b) Holdings will, and will cause each of its Subsidiaries to, at all times keep its property constituting Collateral insured in favor of the Collateral Agent as loss payee and/or additional insured, as applicable, and all policies or certificates (or certified copies thereof) with respect to such insurance (and any other insurance maintained by Holdings and/or such Subsidiaries) (i) shall be endorsed to the Collateral Agent’s satisfaction for the benefit of the Collateral Agent (including, without limitation, by naming the Collateral Agent as loss payee and/or additional insured, as applicable), (ii) shall state that such insurance policies shall not be canceled without at least 30 days’ prior written notice thereof by the respective insurer to the Collateral Agent (unless it is such insurer’s policy not to provide such a statement) and (iii) shall be deposited with the Collateral Agent.
          (c) If Holdings or any of its Subsidiaries shall fail to maintain insurance in accordance with this Section 9.03, or if Holdings or any of its Subsidiaries shall fail to so endorse and deposit all policies or certificates with respect thereto, the Administrative Agent shall have the right (but shall be under no obligation), on or after the date that is 20 days after Holdings or the Borrower has received written notice from the Administrative Agent of its intention to do so, to procure such insurance and the Borrower agrees to reimburse the Administrative Agent for all reasonable costs and expenses of procuring such insurance.
          9.04 Existence; Franchises. Holdings will, and will cause each of its Subsidiaries to, take or cause to be taken, (A) all actions necessary to preserve and keep in full force and effect its existence and (B) all reasonable actions necessary to maintain its material franchises, privileges, copyrights, trademarks and patents; provided, however, that nothing in this Section 9.04 shall (i) prevent (x) sales of assets and other transactions by Holdings or any of its Subsidiaries in accordance with Section 10.02, or (y) the withdrawal by Holdings or any of its Subsidiaries of its qualification as a foreign corporation, partnership or limited liability company, as the case may be, in any jurisdiction if such withdrawal could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (ii) require Holdings or any of its Subsidiaries to preserve or keep in full force and effect any franchises, privileges, copyrights, trademarks or patents if Holdings or such Subsidiary shall determine that the preservation or continued effectiveness thereof is no longer desirable in the conduct of the business of Holdings or such Subsidiary and that the loss thereof, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
          9.05 Compliance with Statutes, etc. Holdings will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such noncompliances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
          9.06 Compliance with Environmental Laws. (a) Holdings will comply, and will cause each of its Subsidiaries to comply, with all Environmental Laws and permits applicable to, or required by, the ownership, lease or use of its Real Property now or hereafter owned, leased or operated by Holdings or any of its Subsidiaries, except such noncompliances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and will promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance. Neither Holdings nor any of its Subsidiaries will generate, use, treat, store, Release or dispose of, or permit the generation, use, treatment, storage, Release or disposal of Hazardous Materials on any Real Property now or hereafter owned, leased or operated by Holdings or any of its Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any such Real Property, except for Hazardous Materials generated, used, treated, stored, Released or disposed of at any such Real Properties in compliance in all material respects with all applicable Environmental Laws.
          (b) (i) After the receipt by the Administrative Agent or any Lender of any notice of the type described in Section 9.01(g), (ii) at any time that Holdings or any of its Subsidiaries are not in compliance with Section 9.06(a) or (iii) in the event that the Administrative Agent or the Lenders have exercised any of the remedies pursuant to the last paragraph of Section 11, Holdings and the Borrower will (in each case) provide, at the sole expense of Holdings and the Borrower and at the request of the Administrative Agent, an environmental site assessment report concerning any Mortgaged Property, prepared by an environmental consulting firm reasonably approved by the Administrative Agent, indicating the presence or absence of Hazardous Materials and the potential cost of any removal or remedial action in connection with such Hazardous Materials on such Mortgaged Property. If Holdings or the Borrower fails to provide the same within 30 days after such request was made, the Administrative Agent may order the same, the cost of which shall be borne by Holdings and the Borrower, and Holdings and the Borrower shall grant and hereby grant to the Administrative Agent and the Lenders and their respective agents access to such Mortgaged Property and specifically grant the Administrative Agent and the Lenders an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment at any reasonable time upon reasonable notice to Holdings or the Borrower, all at the sole expense of the Borrower.
          9.07 ERISA. As soon as possible and, in any event, within fifteen (15) Business Days after Holdings, any Subsidiary of Holdings or any ERISA Affiliate knows of the occurrence of any of the following, to the extent that same, either individually or (to the extent such occurrence is ongoing and has not been satisfied) in the aggregate, could reasonably be expected to have a Material Adverse Effect, Holdings will deliver to each of the Lenders a certificate of an Authorized Financial Officer of Holdings setting forth the full details as to such occurrence and the action, if any, that Holdings, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given or filed by Holdings, such Subsidiary, the Plan administrator or such ERISA Affiliate to or with the PBGC or any other governmental agency and any notices received by Holdings, such Subsidiary or such ERISA Affiliate from the PBGC or any other government agency with respect thereto:

(a) that a Reportable Event has occurred; that a contributing sponsor (as defined in Section 4001(a)(13) of ERISA of a Pension Plan is subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof), and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 is reasonably expected to occur with respect to such Pension Plan within the following 30 days; (b) that a Pension Plan has failed to satisfy the minimum funding standard, within the meaning of Section 412 of the Code or Section 302 of ERISA; (c) that a determination has been received that any Pension Plan is, or is expected to be, considered an “at-risk” plan within the meaning of Section 430 of the Code or Section 303 of ERISA; (d) that a Pension Plan has an Unfunded Current Liability; (e) that proceedings have been or are reasonably expected to be instituted to terminate or appoint a trustee to administer a Pension Plan; (f) that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Pension Plan; (g) that any contribution required to be made with respect to a Pension Plan, a Multiemployer Plan or a Foreign Pension Plan has not been timely made; (h) that notice has been received that a Multiemployer Plan has been “terminated”, or is in “reorganization” or “insolvent” (all within the meaning of Title IV of ERISA) or is in “endangered” or “critical” status (within the meaning of Section 305 of ERISA); or (i) that Holdings, any Subsidiary of Holdings or any ERISA Affiliate will or is reasonably likely to incur (A) any liability with respect to a Pension Plan under Sections 409, 502(i), 502(l), 4062, 4063, 4064 or 4069 of ERISA or Sections 436(f), 4971, 4975 or 4980 of the Code; (B) any liability under Sections 4201, 4204 or 4212 of ERISA with respect to a Multiemployer Plan; (C) any liability with respect to a group health plan (as defined in Section 4980B(g)(2) of the Code) under Section 4980B of the Code and/or the Health Insurance Portability and Accountability Act of 1996; or (D) liability for post-retirement health benefits under any welfare benefit plan (within the meaning of Section 3(1) of ERISA). In addition, at the request of any Lender(s), within thirty (30) days following the later of the date of the request or the date of filing or receipt (as applicable), Holdings will deliver to the Administrative Agent for delivery to such Lenders (i) a complete copy of the most recent annual report (on Internal Revenue Service Form 5500-series) of each Plan specified (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service and (ii) any material notices furnished or received by Holdings, any Subsidiary of Holdings or any ERISA Affiliate to or from, as applicable, either the plan administrator or an applicable governmental agency with respect to a Pension Plan, Multiemployer Plan or Foreign Pension Plan.
          9.08 End of Fiscal Years; Fiscal Quarters. Holdings will cause (i) each of its fiscal years to end on December 31 of each year and (ii) each of its fiscal quarters to end on March 31, June 30, September 30 and December 31, of each fiscal year.
          9.09 Interest Rate Protection. No later than 120 days following the Initial Borrowing Date, the Borrower will enter into (and thereafter maintain) Interest Rate Protection Agreements mutually acceptable to the Borrower and the Administrative Agent, having a term of at least three years from the date of such Interest Rate Protection Agreements, establishing a fixed or maximum interest rate for an aggregate notional principal amount equal to at least 50% of the aggregate principal amount of all Initial Term Loans then outstanding.

          9.10 Payment of Taxes. Holdings will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it, in each case on a timely basis, and all lawful claims which, if unpaid, might become a Lien or charge upon any properties of Holdings or any of its Subsidiaries not otherwise permitted under Section 10.01(i); provided that neither Holdings nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with generally accepted accounting principles.
          9.11 Use of Proceeds. The Borrower will use the proceeds of the Loans only as provided in Section 8.08.
          9.12 Additional Security; Further Assurances; etc. (a) Holdings will, and will cause each of the other Credit Parties to, grant to the Collateral Agent for the benefit of the Secured Creditors security interests in such assets and properties (leased or owned) of the Borrower and the other Credit Parties as are not covered by the original Security Documents and as may be reasonably requested from time to time by the Administrative Agent but otherwise subject to any limitations set forth in the Security Documents as to “excluded assets” (collectively, the “Additional Security Documents”). All such security interests shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Administrative Agent and shall constitute valid and enforceable perfected security interests superior to and prior to the rights of all third Persons and subject to no other Liens except for Permitted Liens. The Additional Security Documents or instruments related thereto shall be duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Additional Security Documents and all taxes, fees and other charges payable in connection therewith shall be paid in full. Notwithstanding the foregoing, this Section 9.12(a) shall not apply to (and Holdings and its Subsidiaries shall not be required to grant a Mortgage in) (x)(I) the Real Property at 151 East 86th Street, New York, NY 10028 and (II) any owned Real Property the fair market value of which (as determined in good faith by the Borrower) is less than $5,000,000 or (y) any Leasehold.
          (b) Holdings and the Borrower will, and the Borrower will cause each of the other Credit Parties to, at the expense of Holdings and the Borrower, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such schedules, financing statements, transfer endorsements, powers of attorney and other assurances or instruments and take such further steps relating to the Collateral covered by any of the Security Documents as the Collateral Agent may reasonably require pursuant to this Section 9.12 to perfect (and maintain the perfection and priority) of the security interests in the Collateral (but otherwise subject to any limitations set forth in the Security Documents). With respect to any Mortgage, Holdings will cause to be delivered to the Collateral Agent such opinions of counsel, title insurance, surveys, and, if applicable, flood certifications as may be reasonably requested by the Collateral Agent to assure itself that this Section 9.12 has been complied with.
          (c) Except as otherwise provided in clause (d) of this Section 9.12, Holdings and the Borrower agree that each action required above by this Section 9.12 shall be completed as soon as reasonably practicable, but in no event later than 30 days after such action is requested to be taken by the Administrative Agent (as such date may be extended by the Administrative Agent in its sole discretion).
          (d) Within 15 Business Days (as such date may be extended by the Administrative Agent in its sole discretion) (i) after the establishment, creation or acquisition of a Wholly-Owned Domestic Subsidiary, Holdings and the Borrower will cause such Wholly-Owned Domestic Subsidiary (x) to execute and deliver to the Administrative Agent a Joinder Agreement and (y) to deliver to the Administrative Agent such other relevant documentation of the type described in Section 6 as such Wholly-Owned Domestic Subsidiary would have had to deliver on the Initial Borrowing Date if it were a Credit Party on such date to the extent requested by the Administrative Agent and (ii) after any Credit Party acquires any additional Equity Interests of any Subsidiary, such Equity Interests shall be pledged and delivered pursuant to (and to the extent required by) the Pledge Agreement.
          (e) Within 90 days after the Initial Borrowing Date (as such date may be extended by the Administrative Agent in its sole discretion), Holdings and the Borrower will cause the License Subsidiary (x) to execute and deliver to the Administrative Agent a Joinder Agreement (with such changes thereto as may be approved by the Administrative Agent in connection with any requirements that may be imposed by the applicable governmental authority approving the License Subsidiary entering into the Subsidiaries Guaranty, the Pledge Agreement and the Security Agreement pursuant to the Joinder Agreement) and (y) to deliver to the Administrative Agent such other relevant documentation of the type described in Section 6 as the License Subsidiary would have had to deliver on the Initial Borrowing Date if it were a Credit Party on such date to the extent requested by the Administrative Agent.
          9.13 Ownership of Subsidiaries; etc. Except as otherwise permitted by Sections 10.05(xiii), (xiv), (xv) and (xviii) and the definition of “Permitted Acquisition”, Holdings will, and will cause each of its Subsidiaries to, own 100% of the Equity Interests of each of their Subsidiaries (other than, in the case of Foreign Subsidiaries, directors’ qualifying shares and other nominal amounts held by local nationals, in each case to the extent required by applicable law).
          9.14 Maintenance of Ratings. The Borrower will use its commercially reasonable efforts to maintain at all times (i) monitored public debt ratings (of any level) from S&P and Moody’s in respect of each Tranche of Loans and (ii) a monitored public corporate rating and a monitored public corporate family rating (in each case, of any level) from S&P and Moody’s.
          9.15 Permitted Acquisitions. Subject to the provisions of this Section 9.15 and the requirements contained in the definition of Permitted Acquisition, the Borrower and the Subsidiary Guarantors may from time to time effect Permitted Acquisitions, so long as (in each case except to the extent the Required Lenders otherwise specifically agree in writing in the case of a specific Permitted Acquisition): (i) no Default or Event of Default shall have occurred and be continuing at the time of the consummation of the proposed Permitted Acquisition or immediately after giving effect thereto; (ii) the Borrower shall have given to the Administrative Agent at least 10 Business Days’ (or such shorter period of time as may be reasonably acceptable to the Administrative Agent) prior written notice of any Permitted Acquisition, which notice shall describe in reasonable detail the principal terms and conditions of such Permitted Acquisition; (iii) the Administrative Agent shall have received (x) in the case of a proposed Permitted Acquisition in which the aggregate Maximum Permitted Consideration is at least $25,000,000, audited year end financial statements for at least the most recent fiscal year (for which such financial statements are available) and, to the extent available, interim unaudited quarterly financial statements for the then current fiscal year of the Acquired Entity or Business being acquired pursuant to such proposed Permitted Acquisition and (y) in the case of each proposed Permitted Acquisition, a pro forma consolidated balance sheet of Holdings and its Subsidiaries as of the last day of the most recently ended fiscal quarter of Holdings and a pro forma consolidated statement of income of Holdings and its Subsidiaries for the most recently ended four fiscal quarter period, in each case on a Pro Forma Basis after giving effect to such proposed Permitted Acquisition;, (iv) Holdings shall be in compliance with (x) the financial covenants contained in Section 10.07 and (y) a Total Leverage Ratio of less than 4.75:1.00, in each case for the respective Calculation Period on a Pro Forma Basis as if the respective Permitted Acquisition (as well as all other Permitted Acquisitions theretofore consummated after the first day of such Calculation Period) had occurred on the first day of such Calculation Period; (v) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the respective Permitted Acquisition (both before and after giving effect thereto) (it being understood that any representation and warranty that is qualified by materiality or Material Adverse Effect shall be required to be true and correct in all respects), unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects (or all respects, or as the case may be) as of such earlier date; (vi) the Maximum Permitted Consideration for the respective Permitted Acquisition, when added to the aggregate Maximum Permitted Consideration paid for all other Permitted Acquisitions theretofore or then being consummated, does not exceed the Permitted Acquisition Amount at such time; (vii) after giving effect to such proposed Permitted Acquisition and the payment of all amounts (including fees and expenses) owing in connection therewith, the sum of (I) the Total Unutilized Revolving Loan Commitment plus (II) the aggregate amount of Unrestricted cash and Cash Equivalents of the Borrower and the Subsidiary Guarantors shall equal or exceed the sum of (x) $15,000,000 plus (y) an amount equal to the aggregate amount reasonably likely to be payable in respect of all post-closing purchase price adjustments required or which will be required in connection with such Permitted Acquisition (and all other Permitted Acquisitions for which such purchase price adjustments may be required to be made) as determined by the Borrower in good faith; and (viii) the Borrower shall have delivered to the Administrative Agent a certificate executed by an Authorized Financial Officer thereof, certifying to the best of such officer’s knowledge, compliance with the requirements of preceding clauses (i) through (vii), inclusive, and containing the calculations (in reasonable detail) required by preceding clauses (iv), (vi) and (vii).
          9.16 Cash on Hand at the Captive Insurance Company and the License Subsidiary. (a) If at any time the Captive Insurance Company holds cash or Cash Equivalents in excess of $2,000,000 in the aggregate for a period of more than five consecutive Business Days, the Borrower will cause the Captive Insurance Company to immediately pay a cash Dividend up to the Borrower in an amount equal to such excess.

          (b) If at any time the License Subsidiary (to the extent that it is a Non-Guarantor Subsidiary) holds cash or Cash Equivalents in excess of $500,000 in the aggregate for a period of more than five consecutive Business Days, the Borrower will cause the License Subsidiary to immediately pay a cash Dividend up to the Borrower in an amount equal to such excess.
          9.17 Contributions. Holdings will contribute as a common equity contribution to the capital of the Borrower upon Holdings’ receipt thereof, any net cash proceeds received by Holdings from any asset sale, any incurrence of Indebtedness, any Recovery Event, any issuance or sale of its equity, any cash capital contributions or any tax refunds (other than any tax refunds that are repaid to the Borrower pursuant to any tax sharing agreement with Holdings).
          9.18 Account Control Agreements. At all times from and after the 90th day after the Initial Borrowing Date during which the Credit Parties collectively hold more than $10,000,000 of cash or Cash Equivalents in (or credited to) Accounts (other than Accounts used exclusively for payroll obligations), Holdings will, and will cause the other Credit Parties to, ensure that at least 75% of the aggregate cash and Cash Equivalents of the Credit Parties are held in (or credited to) such Accounts over which an Account Control Agreement is in full force and effect (it being understood and agreed, however, that an Account Control Agreement shall not be required for any Deposit Account that is used exclusively for payroll obligations).
          SECTION 10. Negative Covenants. Each of Holdings and the Borrower hereby covenants and agrees that on and after the Effective Date and until the Total Commitment and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings (in each case, together with interest thereon), Fees and all other Obligations (other than any indemnities described in Section 13.13 which are not then due and payable) incurred hereunder and thereunder, are paid in full:
          10.01 Liens. Holdings will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of Holdings or any of its Subsidiaries, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable with recourse to Holdings or any of its Subsidiaries), or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute; provided that the provisions of this Section 10.01 shall not prevent the creation, incurrence, assumption or existence of the following (Liens described below are herein referred to as “Permitted Liens”):
     (i) Liens for taxes, assessments or governmental charges or levies which are not overdue for a period of more than 30 days or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles;
     (ii) Liens in respect of property or assets of Holdings or any of its Subsidiaries imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers’, warehousemen’s, materialmen’s and mechanics’ liens and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of Holdings’ or such Subsidiary’s property or assets or materially impair the use thereof in the operation of the business of Holdings or such Subsidiary or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;
     (iii) Liens in existence on the Initial Borrowing Date which are listed, and the property subject thereto described, in Schedule X, but only to the respective date, if any, set forth in such Schedule X for the removal, replacement and termination of any such Liens, plus renewals, replacements and extensions of such Liens to the extent set forth on such Schedule X, provided that (x) the aggregate principal amount of the Indebtedness, if any, secured by such Liens does not increase from that amount outstanding at the time of any such renewal, replacement or extension, plus accrued and unpaid interest and cash fees and expenses (including premium) incurred in connection with such renewal, replacement or extension and (y) any such renewal, replacement or extension does not encumber any additional assets or properties of Holdings or any of its Subsidiaries;
     (iv) Liens created pursuant to the Security Documents;
     (v) licenses (including of Intellectual Property), sublicenses (including of Intellectual Property), leases or subleases granted to other Persons not materially interfering with the conduct of the business of Holdings and its Subsidiaries taken as a whole;
     (vi) Liens upon assets of the Borrower or any of its Subsidiaries subject to Capitalized Lease Obligations to the extent such Capitalized Lease Obligations are permitted by Section 10.04(iii), provided that (x) such Liens only serve to secure the payment of Indebtedness arising under such Capitalized Lease Obligation and (y) the Lien encumbering the asset giving rise to the Capitalized Lease Obligation does not encumber any asset of Holdings or any other asset of the Borrower or any Subsidiary of the Borrower;
     (vii) Liens placed upon equipment, machinery or fixed or capital assets acquired after the Initial Borrowing Date and placed at the time of the acquisition thereof by the Borrower or such Subsidiary or within 120 days thereafter to secure Indebtedness incurred to pay all or a portion of the purchase price thereof or to secure Indebtedness incurred solely for the purpose of financing the acquisition of any such equipment, machinery, fixed or capital assets or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided that (x) the Indebtedness secured by such Liens is permitted by Section 10.04(iii) and (y) in all events, the Lien encumbering the equipment, machinery or fixed or capital assets so acquired does not encumber any asset of Holdings or any other asset of the Borrower or any Subsidiary of the Borrower;

     (viii) easements, rights-of-way, restrictions, encroachments and other similar charges or encumbrances, and minor title deficiencies, in each case not securing Indebtedness;
     (ix) Liens arising from precautionary UCC financing statement filings regarding operating leases entered into in the ordinary course of business;
     (x) Liens arising out of the existence of judgments or awards not constituting an Event of Default under Section 11.09;
     (xi) statutory and common law landlords’ liens under leases to which the Borrower or any of its Subsidiaries is a party;
     (xii) Liens (other than Liens imposed under ERISA) incurred in the ordinary course of business in connection with workers’ compensation claims, unemployment insurance and social security benefits and Liens securing the performance of bids, tenders, leases and contracts in the ordinary course of business, statutory obligations, surety bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business and consistent with past practice (exclusive of appeal bonds and obligations in respect of the payment for borrowed money);
     (xiii) Liens on property or assets acquired pursuant to a Permitted Acquisition, or on property or assets of a Subsidiary of the Borrower in existence at the time such Subsidiary is acquired pursuant to a Permitted Acquisition, provided that (x) any Indebtedness that is secured by such Liens is permitted to exist under Section 10.04(v), and (y) such Liens are not incurred in connection with, or in contemplation or anticipation of, such Permitted Acquisition and do not attach to any asset of Holdings or any other asset of the Borrower or any of its Subsidiaries;
     (xiv) Liens on property or assets acquired pursuant to a Permitted Acquisition or an Investment (other than the Equity Interests of any Subsidiary of the Borrower) securing any Seller Financing incurred by the Borrower or a Subsidiary thereof to finance (in whole or in part) the respective Permitted Acquisition or Investment, provided that (x) such Liens only serve to secure the Seller Financing incurred as part of such Permitted Acquisition or Investment, (y) any Seller Financing that is secured by such Liens is permitted to exist under Section 10.04(iii), and (z) such Liens do not attach to any asset of Holdings or any other asset of the Borrower or any of its Subsidiaries;
     (xv) to the extent constituting a Lien, sale-leaseback transactions consummated pursuant to Section 10.02(iv), provided that (x) such Liens only serve to secure the obligations in respect of such sale-leaseback transaction and (y) the Lien encumbering such asset does not encumber any asset of Holdings or any other asset of the Borrower or any Subsidiary of the Borrower;
     (xvi) Liens not otherwise permitted pursuant to this Section 10.01 which secure obligations of the Borrower or any of its Subsidiaries permitted under this Agreement not exceeding $20,000,000 in the aggregate at any time outstanding.

In connection with the granting of Liens of the type described in clauses (vi), (vii), (xiii) and (xiv) of this Section 10.01 by the Borrower or any of its Subsidiaries, the Administrative Agent and the Collateral Agent shall be authorized to take any actions deemed appropriate by it in connection therewith (including, without limitation, by executing appropriate lien releases or lien subordination agreements in favor of the holder or holders of such Liens, in either case solely with respect to the assets subject to such Liens).
          10.02 Consolidation, Merger, Purchase or Sale of Assets, etc. Holdings will not, and will not permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any partnership, joint venture, or transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of all or any part of its property or assets, or enter into any sale-leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials, equipment and Intellectual Property in the ordinary course of business) of any Person (or agree to do any of the foregoing at any future time), except that:
     (i) Capital Expenditures by the Borrower and its Subsidiaries shall be permitted to the extent not in violation of Section 10.13;
     (ii) each of the Borrower and its Subsidiaries may make sales of inventory in the ordinary course of business;
     (iii) Investments may be made to the extent permitted by Section 10.05;
     (iv) the Borrower and its Subsidiaries may consummate the Swiss Clubs Sale and may sell other assets (including Equity Interests of any Subsidiary but otherwise subject to the proviso to this clause (iv) in the case of a Subsidiary Guarantor and the License Subsidiary), so long as (v) no Default or Event of Default then exists or would result therefrom, (w) each such sale is in an arm’s-length transaction and the Borrower or the respective Subsidiary receives at least fair market value (as determined in good faith by the Borrower or such Subsidiary, as the case may be), (x) the consideration received by the Borrower or such Subsidiary consists of at least 75% cash or Cash Equivalents and is paid at the time of the closing of such sale, (y) the Net Sale Proceeds therefrom are applied and/or reinvested as (and to the extent) required by Section 5.02(d) and (z) the aggregate amount of the proceeds received from all assets sold pursuant to this clause (iv) (exclusive of any proceeds received from the Swiss Clubs Sale) shall not exceed $30,000,000 in any fiscal year of Holdings, provided that the sale of the Equity Interests of any Subsidiary Guarantor or the License Subsidiary shall not be permitted pursuant to this clause (iv) unless such sale is for all of the outstanding Equity Interests of such Subsidiary Guarantor;
     (v) each of the Borrower and its Subsidiaries may lease (as lessee) or license (as licensee) real or personal property (so long as any such lease or license does not create a Capitalized Lease Obligation except to the extent permitted by Section 10.04(iii));

     (vi) each of the Borrower and its Subsidiaries may sell or discount, in each case without recourse and in the ordinary course of business, accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof and not as part of any financing transaction;
     (vii) each of the Borrower and its Subsidiaries may grant licenses, sublicenses, leases or subleases to other Persons not materially interfering with the conduct of the business of the Borrower and its Subsidiaries taken as a whole, in each case so long as no such grant otherwise prohibits the Collateral Agent’s security interest in the asset or property subject thereto;
     (viii) (A) any Subsidiary of the Borrower (other than the Captive Insurance Company) may merge with and into, or be dissolved or liquidated into, the Borrower or any Subsidiary Guarantor so long as (i) in the case of any such merger, dissolution or liquidation involving the Borrower, the Borrower is the surviving Person of any such merger, dissolution or liquidation, (ii) in all other cases, a Subsidiary Guarantor is the surviving Person of any such merger, dissolution or liquidation, and (iii) in all cases, the security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents in the assets of such Subsidiary shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such merger, dissolution or liquidation), and (B) any Non-Guarantor Subsidiary (other than the Captive Insurance Company and, to the extent that it is a Non-Guarantor Subsidiary, the License Subsidiary) may merge with and into, or be dissolved or liquidated into, any other Non-Guarantor Subsidiary;
     (ix) Permitted Acquisitions may be made to the extent permitted by Section 9.15;
     (x) the Borrower and its Subsidiaries may sell or exchange specific items of equipment (including pursuant to trade up/trade in transactions), so long as the purpose of each such sale or exchange is to acquire (and results within 120 days of such sale or exchange in the acquisition of) replacement items of equipment;
     (xi) (A) the Borrower may transfer assets to any Subsidiary Guarantor and any Subsidiary of the Borrower may transfer assets to the Borrower or to any Subsidiary Guarantor, in each case so long as the security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents in the assets so transferred shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such transfer) and (B) any Non-Guarantor Subsidiary (other than the License Subsidiary, to the extent that it is a Non-Guarantor Subsidiary) may transfer assets to any other Non-Guarantor Subsidiary (other than to the Captive Insurance Company);
     (xii) the Captive Insurance Company and any Immaterial Subsidiary may be dissolved or liquidated, if Holdings determines that it is in the best interests of the Credit Parties to do so; and

     (xiii) the Borrower and its Subsidiaries may sell, transfer or otherwise dispose of Intellectual Property which, in the reasonable judgment of the Borrower or such Subsidiary, are determined to be uneconomical, negligible or obsolete in the conduct of its business.
To the extent the Required Lenders (or all of the Lenders, as the case may be) waive the provisions of this Section 10.02 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 10.02 (other than to Holdings or another Credit Party), such Collateral shall be sold free and clear of the Liens created by the Security Documents, and the Administrative Agent and the Collateral Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.
          10.03 Dividends. Holdings will not, and will not permit any of its Subsidiaries to, authorize, declare or pay any Dividends with respect to Holdings or any of its Subsidiaries, except that:
     (i) any Subsidiary of the Borrower may pay cash Dividends to the Borrower or to any Wholly-Owned Domestic Subsidiary of the Borrower and any Foreign Subsidiary of the Borrower also may pay cash Dividends to any Wholly-Owned Foreign Subsidiary of the Borrower;
     (ii) any non-Wholly-Owned Subsidiary of the Borrower may pay cash Dividends to its shareholders, partners or members generally so long as the Borrower or its respective Subsidiary which owns the Equity Interest in the Subsidiary paying such Dividends receives at least its proportionate share thereof (based upon its relative holding of the Equity Interest in the Subsidiary paying such Dividends and taking into account the relative preferences, if any, of the various classes of Equity Interests of such Subsidiary;
     (iii) the Borrower may pay cash Dividends to Holdings so long as Holdings promptly uses such proceeds solely to (and Holdings may) redeem or repurchase outstanding shares of Holdings’ common stock (or options to purchase such common stock) following the death, disability, retirement or termination of employment of officers, directors or employees of Holdings or any of its Subsidiaries, provided that (x) the aggregate amount of Dividends pursuant to this Section 10.03(iii) shall not exceed (I) $750,000 in any fiscal year of Holdings plus (II) the aggregate amount of cash proceeds received by Holdings after the Initial Borrowing Date in connection with the issuance of Holdings’ common stock (or options to purchase such common stock) to officers, directors or employees of Holdings and its Subsidiaries plus (III) any cash proceeds received by Holdings or the Borrower from key man life insurance policies obtained solely for the purpose of making such redemptions or repurchases and (y) at the time of any Dividend (including any such redemption or repurchase) permitted to be made pursuant to this Section 10.03(iii), no Default or Event of Default shall then exist or result therefrom;
     (iv) Holdings may pay regularly scheduled Dividends on its Qualified Preferred Stock pursuant to the terms thereof solely through the issuance of additional shares of such Qualified Preferred Stock rather than in cash;

     (v) the Borrower may pay cash Dividends to Holdings so long as the proceeds thereof are promptly used by Holdings solely to pay operating expenses incurred in the ordinary course of business (including, without limitation, professional fees and expenses) and other similar corporate overhead costs and expenses, provided that the aggregate amount of all cash Dividends paid pursuant to this clause (v) shall not exceed $3,000,000 in any fiscal year of Holdings;
     (vi) the Borrower may pay cash Dividends to Holdings, and Holdings may use such proceeds to pay or make cash Dividends, in an aggregate amount not to exceed, when added to the aggregate amount of cash payments made pursuant to Section 10.08(i)(y), $25,000,000, so long as (i) no Default or Event of Default then exists or would result therefrom, (ii) at the time that any such Dividend is paid or made (and immediately after giving effect thereto), Holdings shall be in compliance, on a Pro Forma Basis, with the financial covenants contained in Section 10.07 for the Calculation Period most recently ended on or prior to the date of the respective Dividend, and (iii) prior to the payment or making of such cash Dividend, Holdings or the Borrower shall have delivered to the Administrative Agent a certificate executed by an Authorized Financial Officer, certifying to the best of such officer’s knowledge, compliance with the requirements of preceding clauses (i) and (ii), and containing the calculations (in reasonable detail) required by preceding clause (ii);
     (vii) the Borrower may pay additional cash Dividends to Holdings, and Holdings may use such proceeds to pay or make additional cash Dividends, in an aggregate amount not to exceed the Cumulative Retained Excess Cash Flow Amount as in effect immediately before the respective Dividend, so long as (i) no Default or Event of Default then exists or would result therefrom, (ii) at the time that any such Dividend is paid or made (and immediately after giving effect thereto), Holdings shall be in compliance, on a Pro Forma Basis, with (x) a Secured Leverage Ratio of less than 2.75:1.00 and (y) the financial covenant contained in Section 10.07(a), in each case for the Calculation Period most recently ended on or prior to the date of the respective Dividend, (iii) the Minimum Liquidity Condition is satisfied at such time and immediately after giving effect to the payment of the respective Dividend, and (iv) prior to the payment or making of such cash Dividend, Holdings or the Borrower shall have delivered to the Administrative Agent a certificate executed by an Authorized Financial Officer, certifying to the best of such officer’s knowledge, compliance with the requirements of preceding clauses (i), (ii) and (iii), and containing the calculations (in reasonable detail) required by preceding clauses (ii) and (iii);
     (viii) the Borrower may pay additional cash Dividends to Holdings, and Holdings may use such proceeds to pay or make additional cash Dividends, in an aggregate amount not to exceed the lesser of (I) the Permitted Equity Proceeds Basket Amount as in effect immediately before the respective Dividend and (II) $20,000,000, in each case, so long as no Default or Event of Default then exists or would result therefrom; and
     (ix) the Borrower may pay cash Dividends to Holdings (including through payments under any tax sharing agreement with Holdings) in amounts required for

Holdings to pay, in each case without duplication, (x) franchise taxes and other similar taxes required to maintain Holdings’ corporate existence, and (y) foreign, federal, state and/or local income taxes, to the extent such income taxes are attributable to the income of the Borrower and its Subsidiaries.
          10.04 Indebtedness. Holdings will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:
     (i) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;
     (ii) Indebtedness of the Borrower under Interest Rate Protection Agreements entered into with respect to other Indebtedness permitted under this Section 10.04 so long as the entering into of such Interest Rate Protection Agreements are bona fide hedging activities and are not for speculative purposes;
     (iii) Indebtedness of the Borrower and its Subsidiaries evidenced by Capitalized Lease Obligations (to the extent permitted by Section 10.13), purchase money Indebtedness described in Section 10.01(vii) and Seller Financing, provided that in no event shall the sum of the aggregate principal amount of all Capitalized Lease Obligations, purchase money Indebtedness and Seller Financing permitted by this clause (iii) exceed $20,000,000 at any time outstanding;
     (iv) Existing Indebtedness outstanding on the Initial Borrowing Date and listed on Schedule VII (as reduced by any repayments thereof on or after the Initial Borrowing Date), without giving effect to any subsequent extension, renewal or refinancing thereof except to the extent set forth on Schedule VIII, provided that the aggregate principal amount of the Indebtedness to be extended, renewed or refinanced does not increase from that amount outstanding at the time of any such extension, renewal or refinancing (provided that the Existing Holdings Notes shall only be permitted to remain outstanding through the Existing Holdings Notes Redemption Date and may not be extended, renewed or refinanced);
     (v) Indebtedness of a Subsidiary of the Borrower acquired pursuant to a Permitted Acquisition or an Investment or Indebtedness of the Borrower or a Subsidiary assumed at the time of a Permitted Acquisition or an Investment involving the purchase of an asset or assets securing such Indebtedness) (such Indebtedness, in either case, “Permitted Acquired Debt”), provided that (x) such Indebtedness was not incurred in connection with, or in anticipation or contemplation of, such Permitted Acquisition or Investment and (y) the aggregate principal amount of all Indebtedness permitted by this clause (v) shall not exceed $10,000,000 at any one time outstanding;
     (vi) intercompany Indebtedness among the Borrower and its Subsidiaries to the extent permitted by Sections 10.05(vii), (xiii), (xiv) and (xv);
     (vii) Indebtedness consisting of guaranties by the Borrower of lease obligations of Wholly-Owned Subsidiaries of the Borrower;

     (viii) (A) Contingent Obligations of the Borrower or any Subsidiary Guarantor with respect to Indebtedness and lease obligations of the Borrower or any Subsidiary Guarantor otherwise permitted under this Agreement and (B) Contingent Obligations of any Non-Guarantor Subsidiary with respect to Indebtedness and lease obligations of any other Non-Guarantor Subsidiary;
     (ix) Indebtedness of the Borrower or any of its Subsidiaries under any foreign exchange contracts or currency swap agreements constituting Other Hedging Agreements entered into in connection with the Borrower’s or any of its Subsidiaries foreign operations so long as entering into of such Other Hedging Agreements are bona fide hedging activities and are not for speculative purposes;
     (x) so long as no Default or Event of Default then exists or would result therefrom, additional unsecured Indebtedness incurred by the Borrower and its Subsidiaries in an aggregate principal amount not to exceed $10,000,000 at any one time outstanding; and
     (xi) additional unsecured Indebtedness incurred by Holdings or the Borrower constituting Permitted Unsecured Debt, and unsecured guaranties thereof by the Borrower or the Subsidiary Guarantors, so long as (I) no Default or Event of Default exists at the time of incurrence thereof or would result therefrom, (II) Holdings shall be in compliance, on a Pro Forma Basis, with (x) the financial covenants contained in Section 10.07 and (y) a Total Leverage Ratio of less than 4.75:1.00, in each case for the Calculation Period most recently ended on or prior to the date of the respective incurrence of such Permitted Unsecured Debt (determined after giving effect to the incurrence of such Permitted Unsecured Debt), (III) such Indebtedness is not subject to any scheduled amortization, mandatory redemption, mandatory repayment or mandatory prepayment, sinking fund or similar payment (other than, in each case, offers to repurchase upon a change of control, asset sale or event of loss and acceleration rights after an event of default) or have a final maturity date, in either case prior to the date occurring six months following the latest Maturity Date then in effect, (IV) the indenture or other applicable agreement governing such Indebtedness (including any related guaranties and collateral) shall not include any financial performance “maintenance” covenants (whether stated as a covenant, default or otherwise, although “incurrence-based” financial tests may be included), and (V) Holdings or the Borrower shall have furnished to the Administrative Agent a certificate from an Authorized Officer of the Borrower certifying as to compliance with the requirements of preceding clauses (I) through (IV) and containing the calculations (in reasonable detail) required by preceding clause (II).
          10.05 Advances, Investments and Loans. Holdings will not, and will not permit any of its Subsidiaries to, directly or indirectly, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or make any capital contribution to, any other Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or hold any cash or Cash Equivalents (each of the foregoing an “Investment” and, collectively, “Investments”), except that the following shall be permitted:

     (i) the Borrower and its Subsidiaries may acquire and hold accounts receivables owing to any of them, if created or acquired in the ordinary course of business;
     (ii) Holdings and its Subsidiaries may acquire and hold cash and Cash Equivalents;
     (iii) Holdings and its Subsidiaries may hold the Investments held by them on the Initial Borrowing Date and described on Schedule XI, provided that any additional Investments made with respect thereto shall be permitted only if permitted under the other provisions of this Section 10.05;
     (iv) the Borrower and its Subsidiaries may acquire and own investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in good faith settlement of delinquent obligations of, and other disputes with, customers and suppliers;
     (v) the Borrower and its Subsidiaries may make loans and advances to their officers and employees for moving, relocation and travel expenses and other similar expenditures, in each case in the ordinary course of business in an aggregate amount not to exceed $500,000 at any time (determined without regard to any write-downs or write-offs of such loans and advances);
     (vi) the Borrower may enter into Interest Rate Protection Agreements to the extent permitted by Section 10.04(ii);
     (vii) (A) the Borrower and the Subsidiary Guarantors may make intercompany loans and advances (I) between and among one another and (II) to Non-Guarantor Subsidiaries in an aggregate amount not to exceed, when added to the aggregate amount of all capital contributions made to Non-Guarantor Subsidiaries pursuant to clause (viii)(II), $5,000,000 at any time (determined without regard to any write-downs or write-offs of such loans and advances) and (B) Non-Guarantor Subsidiaries may make intercompany loans and advances between and among one another (all such intercompany loans and advances referred to in preceding clauses (A) and (B), collectively, the “Intercompany Loans”), so long as (x) any note held by a Credit Party and evidencing any such Intercompany Loan is pledged to the Collateral Agent pursuant to, and to the extent required by, the Pledge Agreement, (y) the aggregate outstanding principal amount of all Intercompany Loans made pursuant to this clause (vii) to the Captive Insurance Company, when added to the aggregate amount of all capital contributions made to the Captive Insurance Company pursuant to clause (viii) of this Section 10.05, shall not exceed $2,500,000 at any time outstanding (determined without regard to any write-downs or write-offs of any such Investments), and (z) any Intercompany Loans made by the Captive Insurance Company to any other Credit Party shall be subject to the subordination provisions set forth in Exhibit N;
     (viii) (I) the Borrower and the Subsidiary Guarantors may make capital contributions to their respective Subsidiaries that are also Subsidiary Guarantors, (II) the

Borrower and the Subsidiary Guarantors may make capital contributions to Non-Guarantor Subsidiaries in an aggregate amount not to exceed, when added to the aggregate outstanding principal amount of all Intercompany Loans made to Non-Guarantor Subsidiaries pursuant to clause (vii)(II) of Section 10.05, shall not exceed $5,000,000 at any time outstanding (determined without regard to any write-downs or write-offs of any such Investments, and (III) Non-Guarantor Subsidiaries of the Borrower may make capital contributions to or other Investments in other Non-Guarantor Subsidiaries, provided that the aggregate amount of all capital contributions made to the Captive Insurance Company pursuant to this clause (viii), when added to the aggregate outstanding principal amount of all Intercompany Loans made to the Captive Insurance Company pursuant to clause (vii) of this Section 10.05, shall not exceed $2,500,000 at any time outstanding (determined without regard to any write-downs or write-offs of any such Investments);
     (ix) Permitted Acquisitions shall be permitted in accordance with Section 9.15;
     (x) the Borrower and its Subsidiaries may acquire and hold non-cash consideration received from Asset Sales to the extent permitted pursuant to Section 10.02(iv);
     (xi) Holdings may acquire and hold obligations of one or more officers, directors or employees of Holdings or any of its Subsidiaries in connection with such officers’, directors’ or employees’ acquisition of shares of capital stock of Holdings so long as no cash is paid by Holdings or any of its Subsidiaries to such officers, directors or employees in connection with the acquisition of any such obligations;
     (xii) the Borrower and its Subsidiaries may enter into Other Hedging Agreements to the extent permitted by Section 10.04(ix);
     (xiii) the Borrower and its Subsidiaries may make Investments not otherwise permitted by this Section 10.05 (other than Investments in or to Holdings) in an aggregate amount not to exceed $10,000,000 (determined without regard to any write-downs or write-offs thereof), net of cash payments of principal in the case of loans and cash equity returns (whether as a dividend or redemption) in the case of equity investments;
     (xiv) the Borrower and its Subsidiaries may make additional Investments not otherwise permitted by this Section 10.05 in an aggregate amount not to exceed the Cumulative Retained Excess Cash Flow Amount as in effect immediately before the respective Investment, so long as (i) no Default or Event of Default then exists or would result therefrom, (ii) at the time that any such Investment is made (and immediately after giving effect thereto), Holdings shall be in compliance, on a Pro Forma Basis, with (x) a Secured Leverage Ratio of less than 2.75:1.00 and (y) the financial covenant contained in Section 10.07(a), in each case for the Calculation Period most recently ended on or prior to the date of the respective Investment, (iii) the Minimum Liquidity Condition is satisfied at such time and immediately after giving effect to the making of the respective Investment, and (iv) prior to the making of such Investment, Holdings or the Borrower shall have delivered to the Administrative Agent a certificate executed by an Authorized

Financial Officer, certifying to the best of such officer’s knowledge, compliance with the requirements of preceding clauses (i), (ii) and (iii), and containing the calculations (in reasonable detail) required by preceding clauses (ii) and (iii);
     (xv) the Borrower and its Subsidiaries may make additional Investments not otherwise permitted by this Section 10.05 in an aggregate amount not to exceed the Permitted Equity Proceeds Basket Amount as in effect immediately before the respective Investment, so long as no Default or Event of Default then exists or would result therefrom;
     (xvi) Holdings may make Investments in the Borrower;
     (xvii) Contingent Obligations of Holdings and its Subsidiaries permitted by Section 10.04, to the extent constituting an Investment, shall be permitted; and
     (xviii) Investments by the Borrower and its Subsidiaries to the extent acquired with common Equity Interests of Holdings shall be permitted.
          10.06 Transactions with Affiliates. Holdings will not, and will not permit any of its Subsidiaries to, enter into any transaction or series of related transactions with any Affiliate of Holdings or any of its Subsidiaries, other than on terms and conditions substantially as favorable to Holdings or such Subsidiary as would reasonably be obtained by Holdings or such Subsidiary at that time in a comparable arm’s-length transaction with a Person other than an Affiliate, except that the following in any event shall be permitted:
     (i) Dividends may be paid to the extent provided in Section 10.03;
     (ii) loans may be made and repaid and other transactions may be entered into by Holdings and its Subsidiaries to the extent permitted by Sections 10.02, 10.04 and 10.05;
     (iii) customary fees may be paid to non-officer directors of Holdings and its Subsidiaries;
     (iv) Holdings and its Subsidiaries may enter into, and may make payments under, employment agreements, employee benefits plans, stock option plans, indemnification provisions and other similar compensatory arrangements (including arrangements made with respect to bonuses) with officers, employees and directors of Holdings and its Subsidiaries in the ordinary course of business;
     (v) (A) the Borrower and its Subsidiaries may make payments to (x) the Captive Insurance Company for the sole purpose of paying insurance premiums owed to the Captive Insurance Company and (y) the License Subsidiary for the sole purpose of paying any license fees owed to the License Subsidiary on a basis consistent with past practices and (B) the Captive Insurance Company may pay out claims to (or on behalf of) the Borrower and its Subsidiaries in respect of the Designated Insured Risks and (y) the License Subsidiary may pay intellectual property maintenance fees to the Borrower and its other Subsidiaries on a basis consistent with past practices;

     (vi) subject to the limitations set forth in Section 10.03(ix), the Borrower may enter into, and may make payments under any tax sharing agreement with Holdings;
     (vii) Holdings may issue shares of its Equity Interests otherwise permitted to be issued by it under this Agreement;
     (viii) transactions between or among Holdings and any one or more of its Wholly-Owned Subsidiaries (other than the Captive Insurance Company) to the extent that such transactions are not otherwise prohibited under this Agreement; and
     (ix) Subsidiaries of the Borrower may pay fees to the Borrower or any Subsidiary Guarantor in exchange for management or other services provided to such Subsidiaries.
Notwithstanding anything to the contrary contained above in this Section 10.06, neither the Borrower nor any Subsidiary of the Borrower shall make any payments to the Captive Insurance Company and the License Subsidiary (to the extent that it is a Non-Subsidiary Guarantor) except as specifically provided in clause (v) of this Section 10.06 and, in the case of the Captive Insurance Company, as otherwise permitted by Section 10.05.
          10.07 Interest Expense Coverage Ratio; Total Leverage Ratio. (a) Holdings will not permit the Interest Expense Coverage Ratio for any Test Period ending on the last day of any fiscal quarter of Holdings to be less than 2.00:1.00.
          (b) Holdings will not permit the Total Leverage Ratio on the last day of any fiscal quarter of Holdings set forth below to be greater than the ratio set forth opposite such fiscal quarter below:

Fiscal Quarter Ending	Ratio
June 30, 2011	5.25:1.00
September 30, 2011	5.00:1.00
December 31, 2011	4.75:1.00
March 31, 2012 and the last day of each fiscal quarter of Holdings thereafter	4.50:1.00.
          10.08 Limitations on Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements, etc. Holdings will not, and will not permit any of its Subsidiaries to:
     (i) on and after the execution and delivery of any Permitted Unsecured Debt Document, make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption, repurchase or acquisition for value of, or any prepayment or redemption as a result of any asset sale, change of control or similar event of (including, in each case without limitation, by way of depositing with the trustee with respect thereto or any other Person money or securities before due for the purpose of paying when due), any Permitted Unsecured Debt; provided that:

     (w) so long as no Default or Event of Default then exists or would result therefrom, the Borrower may prepay, redeem, repurchase or acquire any then outstanding Permitted Unsecured Debt with the Net Debt Proceeds received by Holdings or the Borrower from a new issuance of Permitted Unsecured Debt after the Initial Borrowing Date to the extent issued in accordance with the terms of this Agreement;
     (x) so long as no Default or Event of Default then exists or would result therefrom, the Borrower may prepay any then outstanding Permitted Unsecured Debt with the Permitted Equity Proceeds Basket Amount as in effect immediately before the respective payment;
     (y) the Borrower may prepay any then outstanding Permitted Unsecured Debt in an aggregate amount not to exceed, when added to the aggregate amount of cash Dividends paid or made pursuant to Section 10.03(vi), $25,000,000, so long as (i) no Default or Event of Default then exists or would result therefrom, (ii) at the time that any such prepayment is paid or made (and immediately after giving effect thereto), Holdings shall be in compliance, on a Pro Forma Basis, with the financial covenants contained in Section 10.07 for the Calculation Period most recently ended on or prior to the date of the respective prepayment, and (iii) prior to such prepayment, Holdings or the Borrower shall have delivered to the Administrative Agent a certificate executed by an Authorized Financial Officer, certifying to the best of such officer’s knowledge, compliance with the requirements of preceding clauses (i) and (ii), and containing the calculations (in reasonable detail) required by preceding clause (ii) and (ii); and
     (z) the Borrower may prepay, redeem, repurchase or acquire any then outstanding Permitted Unsecured Debt in an aggregate amount not to exceed the Cumulative Retained Excess Cash Flow Amount as in effect immediately before the respective prepayment, redemption, repurchase and acquisition, so long as (i) no Default or Event of Default then exists or would result therefrom, (ii) at the time that any such prepayment, redemption, repurchase or acquisition is made (and immediately after giving effect thereto), Holdings shall be in compliance, on a Pro Forma Basis, with (x) a Secured Leverage Ratio of less than 2.75:1.00 and (y) the financial covenant contained in Section 10.07(a), in each case for the Calculation Period most recently ended on or prior to the date of the respective prepayment, redemption, repurchase or acquisition, (iii) the Minimum Liquidity Condition is satisfied at such time and immediately after giving effect to the making of the respective prepayment, redemption, repurchase or acquisition, and (iv) prior to the making of such prepayment, Holdings or the Borrower shall have delivered to the Administrative Agent a certificate executed by an Authorized Financial Officer, certifying to the best of such officer’s knowledge, compliance with the requirements of preceding clauses (i), (ii) and (iii), and containing the calculations (in reasonable detail) required by preceding clauses (ii) and (iii);

     (ii) on and after the execution and delivery of any Permitted Unsecured Debt Document, amend, modify or change, or permit the amendment, modification or change of, any provision of any Permitted Unsecured Debt Document to the extent that the Permitted Unsecured Debt Document in the amended, modified or changed form would not be able to be incurred at such in accordance with the terms of Section 10.04(xi);
     (iii) amend, modify or change its certificate or articles of incorporation (including, without limitation, by the filing or modification of any certificate or articles of designation), certificate of formation, limited liability company agreement or by-laws (or the equivalent organizational documents), as applicable, in any manner that could reasonably be expected to be materially adverse to the interests of the Lenders;
     (iv) repay any Intercompany Loan owed to the Captive Insurance Company or the License Subsidiary (to the extent that it is a Non-Guarantor Subsidiary) at any time that a Default or an Event of Default exists; or
     (v) increase in any material respect the basis on which the insurance premiums and licensing fees paid to the Captive Insurance Company and the License Subsidiary (to the extent that it is a Non-Guarantor Subsidiary) are calculated, as the case may be.
To the extent that any Permitted Unsecured Debt is prepaid, redeemed, repurchased, or acquired as otherwise permitted by clause (i) of this Section 10.08, such Permitted Unsecured Debt shall be immediately cancelled by the Borrower and shall no longer be outstanding.
          10.09 Limitation on Certain Restrictions on Subsidiaries. Holdings will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by Holdings or any of its Subsidiaries, or pay any Indebtedness owed to Holdings or any of its Subsidiaries, (b) make loans or advances to Holdings or any of its Subsidiaries or (c) transfer any of its properties or assets to Holdings or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) applicable law (including, in the case of the Captive Insurance Company, the New York Insurance Law and the regulations promulgated thereunder), (ii) this Agreement and the other Credit Documents, (iii) on and after the execution and delivery thereof, the Permitted Unsecured Debt Documents, (iv) customary provisions restricting subletting or assignment of any lease governing any leasehold interest of Holdings or any of its Subsidiaries, (v) customary provisions restricting assignment of any licensing agreement (in which Holdings or any of its Subsidiaries is the licensee) or other contract entered into by Holdings or any of its Subsidiaries in the ordinary course of business, (vi) restrictions on the transfer of any asset pending the close of the sale of such asset, (vii) restrictions on the transfer of any asset subject to a Lien permitted by Section 10.01(iii), (vi), (vii), (xiii), (xiv) or (xv) and (viii) restrictions or encumbrances with respect to a Subsidiary of the Borrower imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Equity Interests or all or substantially all of the assets of such Subsidiary, so long as such sale or disposition is permitted under this Agreement and the other Credit Documents.

          10.10 Limitation on Issuance of Capital Stock. (a) Holdings will not, and will not permit any of its Subsidiaries to, issue (i) any preferred stock or other preferred Equity Interests other than (x) Qualified Preferred Stock, (y) preferred Equity Interests issued by a Subsidiary of the Borrower to the Borrower or a Subsidiary Guarantor and (z) preferred Equity Interests issued by a Non-Guarantor Subsidiary to another Non-Guarantor Subsidiary, or (ii) any redeemable common stock or other redeemable common Equity Interests other than common stock or other common Equity Interests that are redeemable at the sole option of Holdings or such Subsidiary, as the case may be or that are not mandatorily redeemable prior to the date occurring six months following the latest Maturity Date then in effect.
          (b) Holdings will not permit any of its Subsidiaries to issue any capital stock or other Equity Interests (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, capital stock or other Equity Interests, except (i) for transfers and replacements of then outstanding shares of capital stock or other Equity Interests, (ii) for stock splits, stock dividends and other issuances which do not decrease the percentage ownership of Holdings or any of its Subsidiaries in any class of the capital stock or other equity interests of the Borrower or such Subsidiary, (iii) in the case of Foreign Subsidiaries of the Borrower, to qualify directors and for nominal shares required to be held by local nationals, in each case to the extent required by applicable law or (iv) for issuances by Subsidiaries of the Borrower which are newly created or acquired in accordance with the terms of this Agreement.
          10.11 Business, etc. (a) Holdings will not, and will not permit any of its Subsidiaries to, engage in any business other than the businesses engaged in by Holdings and its Subsidiaries as of the Initial Borrowing Date and other businesses reasonably related thereto.
          (b) Notwithstanding the foregoing or anything else in this Agreement to the contrary, (i) Holdings will not engage in any business or own any significant assets or have any material liabilities other than (x) its ownership of the Equity Interests of the Borrower, (y) its ownership of those Investments permitted to be held by it under Section 10.05, and (z) those liabilities which it is responsible for under this Agreement, the other Credit Documents and Permitted Unsecured Debt Documents to which it is a party, provided that Holdings may engage in those activities that are incidental to the maintenance of its existence in compliance with applicable law and legal, tax and accounting matters in connection with any of the foregoing activities, and (ii) Holdings will not permit the Captive Insurance Company to engage in any business or own any significant assets or have any material liabilities other than (x) its ownership of the Equity Interests of the License Subsidiary and its holding of any Intercompany Loans owed to it as permitted by this Agreement, (y) having those liabilities which it is responsible for in respect of any Intercompany Loans owed by it as permitted by this Agreement and (z) providing insurance only to, and collecting related premiums only from, the Borrower and its Subsidiaries with respect to the Designated Insured Risks (it being understood that in no event shall Holdings permit the Captive Insurance Company to assume any reinsurance from any other insurance company, including any reinsurance of the Borrower’s and its Subsidiaries’ risks that are directly insured by any other insurance company), provided that, in addition to the foregoing, the Captive Insurance Company may engage in those activities that are incidental to the maintenance of its existence in compliance with applicable law and legal, tax and accounting matters in connection with any of the foregoing activities.

          10.12 Change of Legal Names; Type of Organization (and Whether a Registered Organization); Jurisdiction of Organization etc. Holdings will not, and will not permit the Borrower or any Subsidiary Guarantor to, change its legal name, its type of organization, its status as a registered organization (in the case of a registered organization), its jurisdiction of organization, or its organizational identification number (if any), except that any such changes shall be permitted (so long as not in violation of the applicable requirements of the Security Documents and so long as same do not involve (x) a registered organization ceasing to constitute the same or (y) a Credit Party changing its jurisdiction of organization from the United States or a State thereof to a jurisdiction of organization outside the United States or a State thereof) if (i) it shall have given to the Collateral Agent not more than 5 Business Days’ written notice (or such later notice as is acceptable to the Collateral Agent) after each change to the information listed on Schedule IX (as adjusted for any subsequent changes thereto previously made in accordance with this sentence), together with a supplement to Schedule IX which shall correct all information contained therein for the respective Credit Party, and (ii) in connection with the respective such change or changes, it shall have taken all action reasonably requested by the Collateral Agent to maintain the security interests of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.
          10.13 Capital Expenditures. (a) If, as of the last day of any fiscal quarter of Holdings (commencing with the fiscal quarter ending June 30, 2011), the Secured Leverage Ratio for the Test Period ended on such day (i) is greater than 3.00:1.00, then Holdings will not, and will not permit any of its Subsidiaries to, make any Capital Expenditures in excess of $40,000,000 in the aggregate for Holdings and its Subsidiaries for such Test Period, (ii) is less than or equal to 3.00:1.00 but greater than 2.50:1.00, then Holdings will not, and will not permit any of its Subsidiaries to, make any Capital Expenditures in excess of $50,000,000 in the aggregate for Holdings and its Subsidiaries for such Test Period, or (iii) is less than or equal to 2.50:1.00, then there shall be no limitation on Capital Expenditures pursuant to this Section 10.13(a) (other than Capital Expenditures constituting Permitted Acquisitions unless same are independently permitted by Section 9.15) for Holdings and its Subsidiaries for the Test Period ended on such day (it being understood and agreed that no Default or Event of Default shall arise under this Section 10.13(a) in the event that Holdings and its Subsidiaries made Capital Expenditures in any Test Period in excess of those amounts permitted above in this Section 10.13(a) for such Test Period to the extent (but only to the extent) that such Capital Expenditures were otherwise permitted to be made by Holdings and its Subsidiaries under this Section 10.13(a) at the time such Capital Expenditures were actually made).
          (b) In addition to the foregoing, Holdings and its Subsidiaries may make additional Capital Expenditures (which Capital Expenditures will not be included in any determination under Section 10.13(a)) with the amount of Net Sale Proceeds received by Holdings or any of its Subsidiaries from any Asset Sale so long as such Net Sale Proceeds are reinvested within 365 days following the date of such Asset Sale, but only to the extent that such Net Sale Proceeds are not otherwise required to be applied as a mandatory repayment pursuant to Section 5.02(d).
          (c) In addition to the foregoing, Holdings and its Subsidiaries may make additional Capital Expenditures (which Capital Expenditures will not be included in any determination under Section 10.13(a)) with the amount of Net Recovery Event Proceeds received by

Holdings or any of its Subsidiaries from any Recovery Event so long as such Net Recovery Event Proceeds are reinvested within 365 days following the date of receipt of such Net Recovery Event Proceeds from such Recovery Event, but only to the extent that such Net Recovery Event Proceeds are not otherwise required to be applied as a mandatory repayment pursuant to Section 5.02(f).
          (d) In addition to the foregoing, the Borrower and its Subsidiaries may make additional Capital Expenditures (which Capital Expenditures will not be included in any determination under Section 10.13(a)) constituting Permitted Acquisitions effected in accordance with the requirements of Section 9.15.
          (e) In addition to the foregoing, the Borrower and its Subsidiaries may make additional Capital Expenditures (which Capital Expenditures will not be included in any determination under Section 10.13(a)) constituting Investments effected in accordance with the requirements of Section 10.05.
          SECTION 11. Events of Default. Upon the occurrence of any of the following specified events (each, an “Event of Default”):
          11.01 Payments. The Borrower shall (i) default in the payment when due of any principal of any Loan or any Note or any Unpaid Drawing or (ii) default, and such default shall continue unremedied for three or more Business Days, in the payment when due of any interest on any Loan, Note or Unpaid Drawing or any Fees or any other amounts owing hereunder or under any other Credit Document; or
          11.02 Representations, etc. Any representation, warranty or statement made or deemed made by any Credit Party herein or in any other Credit Document or in any certificate delivered to the Administrative Agent or any Lender pursuant hereto or thereto shall prove to be untrue in any material respect (or in any respect to the extent qualified by materiality or Material Adverse Effect) on the date as of which made or deemed made; or
          11.03 Covenants. Holdings or any of its Subsidiaries shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in Section 9.01(f)(i), 9.08, 9.11, 9.12(d), 9.15, 9.17 or Section 10 or (ii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement or in any other Credit Document (other than those set forth in Sections 11.01 and 11.02) and such default shall continue unremedied for a period of 30 days after written notice thereof to Holdings or the Borrower by the Administrative Agent or the Required Lenders; or
          11.04 Default Under Other Agreements. (i) Holdings or any of its Subsidiaries shall (x) default in any payment of any Indebtedness (other than the Obligations) beyond the period of grace, if any, provided in an instrument or agreement under which such Indebtedness was created or (y) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Obligations) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause

(determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity, or (ii) any Indebtedness (other than the Obligations) of Holdings or any of its Subsidiaries shall be declared to be (or shall become) due and payable prior to the stated maturity thereof (other than, in the case of this clause (ii), any secured Indebtedness that is required to be prepaid as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness), provided that it shall not be a Default or an Event of Default under this Section 11.04 unless the aggregate principal amount of all Indebtedness as described in preceding clauses (i) and (ii) is at least $10,000,000; or
          11.05 Bankruptcy, etc. Holdings or any of its Subsidiaries (other than an Immaterial Subsidiary) shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, or any successor thereto (the “Bankruptcy Code”); or an involuntary case is commenced against Holdings or any of its Subsidiaries (other than an Immaterial Subsidiary), and the petition is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of Holdings or any of its Subsidiaries (other than an Immaterial Subsidiary), or Holdings or any of its Subsidiaries (other than an Immaterial Subsidiary) commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Holdings or any of its Subsidiaries (other than an Immaterial Subsidiary) (including, but not limited to, in the case of the Captive Insurance Company, Article 74 of the New York Insurance Law), or there is commenced against Holdings or any of its Subsidiaries (other than an Immaterial Subsidiary) any such proceeding which remains undismissed for a period of 60 days, or Holdings or any of its Subsidiaries (other than an Immaterial Subsidiary) is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or Holdings or any of its Subsidiaries (other than an Immaterial Subsidiary) suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or Holdings or any of its Subsidiaries (other than an Immaterial Subsidiary) makes a general assignment for the benefit of creditors; or any corporate, limited liability company or similar action is taken by Holdings or any of its Subsidiaries (other than an Immaterial Subsidiary) for the purpose of effecting any of the foregoing; or
          11.06 ERISA. (a) (i) Any Pension Plan shall have failed to satisfy the minimum funding standard required for any plan year or part thereof under Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or Section 302 or 304 of ERISA, (ii) a determination shall have been made that any Pension Plan is, or is expected to be, considered an “at-risk” plan within the meaning of Section 430 of the Code or Section 303 of ERISA, (iii) a Reportable Event shall have occurred, (iv) a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Pension Plan shall be subject to the advance reporting requirement of PBGB Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof) and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 shall be reasonably expected to occur with respect to such Pension Plan within the following 30 days,(v)any Pension Plan shall have had or is likely to have a trustee appointed to administer such Pension Plan, (vi) any Pension Plan is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, (vii) any Pension Plan shall have an

Unfunded Current Liability, (viii) a contribution required to be made with respect to a Pension Plan, a Multiemployer Plan or a Foreign Pension Plan shall not have been timely made, (ix) Holdings, any Subsidiary of Holdings or any ERISA Affiliate shall have received a notice that a Multiemployer Plan has been terminated (within the meaning of Title IV of ERISA) or is in “endangered” or “critical” status (under Section 305 of ERISA), (x) Holdings or any Subsidiary of Holdings or any ERISA Affiliate shall have incurred or shall be reasonably likely to incur (A) liability to or on account of a Pension Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, or 4069 of ERISA or Section 436(f), 4971 or 4975 of the Code, (B) liability under Sections 4201, 4204 or 4212 of ERISA with respect to a Multiemployer Plan, (C) liability under Section 4980B of the Code on account of a group health plan (as defined in Section 4980B(g)(2) of the Code), or (D) liability for post-retirement health benefits under a welfare benefit plan (within the meaning of Section 3(1) of ERISA), or (xi) a “default” within the meaning of Section 4219(c)(5) of ERISA shall have occurred with respect to any Multiemployer Plan; (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (c) such lien, security interest or liability individually has had, or could reasonably be expected to have, a Material Adverse Effect, or to the extent any such lien, security interest or liability has not been satisfied and remains outstanding, when aggregated with all such other liens, security interests or liabilities that have not been satisfied and remain outstanding, could reasonably be expected to have a Material Adverse Effect; or
          11.07 Security Documents. Any of the Security Documents shall cease to be in full force and effect, or shall cease to give the Collateral Agent for the benefit of the Secured Creditors the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on, all of the Collateral (other than immaterial portions of the Collateral), in favor of the Collateral Agent, superior to and prior to the rights of all third Persons (except as permitted by Section 10.01), and subject to no other Liens (except as permitted by Section 10.01)), or any Credit Party shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any such Security Document and such default shall continue beyond the period of grace, if any, specifically applicable thereto pursuant to the terms of such Security Document or, if no such period of grace is provided in such Security Document, such default shall continue unremedied for a period of 30 days after written notice to the Borrower by the Administrative Agent or the Required Lenders; or
          11.08 Guaranties. Any Guaranty or any provision thereof shall cease to be in full force or effect as to any Guarantor, or any Guarantor or any Person acting for or on behalf of such Guarantor shall deny or disaffirm such Guarantor’s obligations under its Guaranty or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to its Guaranty; or
          11.09 Judgments. One or more judgments or decrees shall be entered against Holdings or any Subsidiary (other than an Immaterial Subsidiary) of Holdings involving in the aggregate for Holdings and its Subsidiaries (other than an Immaterial Subsidiary) a liability (to the extent not paid or fully covered by a reputable and solvent third party insurance company) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 60 consecutive days, and the aggregate amount of all such judgments or decrees equals or exceeds $10,000,000; or
          11.10 Change of Control. A Change of Control shall occur;
          then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent, upon the written request of the Required Lenders, shall by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent, any Lender or the holder of any Note to enforce its claims against any Credit Party (provided that, if an Event of Default specified in Section 11.05 shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitment terminated, whereupon the Commitments of each Lender shall forthwith terminate immediately and any Commitment Commission shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and the Notes and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; (iii) terminate any Letter of Credit which may be terminated in accordance with its terms; (iv) direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 11.05 with respect to the Borrower, it will pay) to the Collateral Agent at the Payment Office such additional amount of cash or Cash Equivalents, to be held as security by the Collateral Agent, as is equal to the aggregate Stated Amount of all Letters of Credit issued for the account of the Borrower and then outstanding; (v) enforce, as Collateral Agent, all of the Liens and security interests created pursuant to the Security Documents; and (vi) apply any cash collateral held by the Administrative Agent pursuant to Sections 2.18 and/or 5.02 to the repayment of the Obligations.
          SECTION 12. The Administrative Agent.
          12.01 Appointment. The Lenders hereby irrevocably designate and appoint DBTCA as Administrative Agent (for purposes of this Section 12 and Section 13.01, the term “Administrative Agent” also shall include DBTCA in its capacity as Collateral Agent pursuant to the Security Documents to act as specified herein and in the other Credit Documents. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Administrative Agent to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Administrative Agent may perform any of its respective duties hereunder by or through its officers, directors, agents, employees or affiliates.
          12.02 Nature of Duties. (a) The Administrative Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement and in the other Credit Documents. Neither the Administrative Agent nor any of its officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision). The duties of the Administrative Agent shall be mechanical and administrative in nature; the Administrative Agent shall not have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Lender or the holder of any Note; and nothing in this Agreement or in any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.
          (b) Notwithstanding any other provision of this Agreement or any provision of any other Credit Document, each of the Syndication Agent and each Lead Arranger is named as such for recognition purposes only, and in its capacity as such shall have no powers, duties, responsibilities or liabilities with respect to this Agreement or the other Credit Documents or the transactions contemplated hereby and thereby; it being understood and agreed that each of the Syndication Agent and each Lead Arranger shall be entitled to all indemnification and reimbursement rights in favor of the Administrative Agent as, and to the extent, provided for under Sections 12.06 and 13.01. Without limitation of the foregoing, neither the Syndication Agent nor any Lead Arranger shall, solely by reason of this Agreement or any other Credit Documents, have any fiduciary relationship in respect of any Lender or any other Person.
          12.03 Lack of Reliance on the Administrative Agent. Independently and without reliance upon the Administrative Agent, each Lender and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of Holdings and its Subsidiaries in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of Holdings and its Subsidiaries and, except as expressly provided in this Agreement, the Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. The Administrative Agent shall not be responsible to any Lender or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of Holdings or any of its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of Holdings or any of its Subsidiaries or the existence or possible existence of any Default or Event of Default.
          12.04 Certain Rights of the Administrative Agent. If the Administrative Agent requests instructions from the Required Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Required Lenders; and

the Administrative Agent shall not incur liability to any Lender by reason of so refraining. Without limiting the foregoing, neither any Lender nor the holder of any Note shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders.
          12.05 Reliance. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Administrative Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by the Administrative Agent.
          12.06 Indemnification. To the extent the Administrative Agent (or any affiliate thereof) is not reimbursed and indemnified by the Borrower, the Lenders will reimburse and indemnify the Administrative Agent (and any affiliate thereof) in proportion to their respective “percentage” as used in determining the Required Lenders (determined as if there were no Defaulting Lenders) for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature (including, without limitation, any customary indemnifications provided to a deposit account bank pursuant to a “control agreement” referred to in the Security Agreement) which may be imposed on, asserted against or incurred by the Administrative Agent (or any affiliate thereof) in performing its duties hereunder or under any other Credit Document (including with respect to any agreements or other instruments referred to herein or therein) or in any way relating to or arising out of this Agreement or any other Credit Document; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s (or such affiliate’s) gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).
          12.07 The Administrative Agent in its Individual Capacity. With respect to its obligation to make Loans, or issue or participate in Letters of Credit, under this Agreement, the Administrative Agent shall have the rights and powers specified herein for a “Lender” and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term “Lender,” “Required Lenders,” “Majority Lenders” “holders of Notes” or any similar terms shall, unless the context clearly indicates otherwise, include the Administrative Agent in its respective individual capacities. The Administrative Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, investment banking, trust or other business with, or provide debt financing, equity capital or other services (including financial advisory services) to any Credit Party or any Affiliate of any Credit Party (or any Person engaged in a similar business with any Credit Party or any Affiliate thereof) as if they were not performing the duties specified herein, and may accept fees and other consideration from any Credit Party or any Affiliate of any Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

          12.08 Holders. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.
          12.09 Resignation by the Administrative Agent. (a) The Administrative Agent may resign from the performance of all its respective functions and duties hereunder and/or under the other Credit Documents at any time by giving 15 Business Days’ prior written notice to the Lenders and, unless a Default or an Event of Default under Section 11.05 with respect to the Borrower then exists, the Borrower. Any such resignation by an Administrative Agent hereunder shall also constitute its resignation as an Issuing Lender and the Swingline Lender, in which case the resigning Administrative Agent (x) shall not be required to issue any further Letters of Credit or make any additional Swingline Loans hereunder and (y) shall maintain all of its rights as Issuing Lender or Swingline Lender, as the case may be, with respect to any Letters of Credit issued by it, or Swingline Loans made by it, in either case, prior to the date of such resignation. Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below.
          (b) Upon any such notice of resignation by the Administrative Agent, the Required Lenders shall appoint a successor Administrative Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrower, which acceptance shall not be unreasonably withheld or delayed (provided that the Borrower’s approval shall not be required if an Event of Default then exists).
          (c) If a successor Administrative Agent shall not have been so appointed within such 15 Business Day period, the Administrative Agent, with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed, provided that the Borrower’s consent shall not be required if an Event of Default then exists), shall then appoint a successor Administrative Agent who shall serve as Administrative Agent hereunder or thereunder until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.
          (d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 20th Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent’s resignation shall become effective and the Required Lenders shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.
          (e) Upon a resignation of the Administrative Agent pursuant to this Section 12.09, the Administrative Agent shall remain indemnified to the extent provided in this Agreement and the other Credit Documents and the provisions of this Section 12 shall continue in effect for the benefit of the Administrative Agent for all of its actions and inactions while serving as the Administrative Agent.

          SECTION 13. Miscellaneous.
          13.01 Payment of Expenses, etc. (a) The Borrower hereby agrees to: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Administrative Agent (including, without limitation, the reasonable fees and disbursements of White & Case LLP and one local counsel to the Administrative Agent in each relevant jurisdiction) in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto, of the Administrative Agent in connection with its syndication efforts and administration functions with respect to this Agreement and of the Administrative Agent and, after the occurrence of an Event of Default, each of the Issuing Lenders and Lenders in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or pursuant to any insolvency or bankruptcy proceedings (including, in each case without limitation, the reasonable fees and disbursements of counsel and consultants for the Administrative Agent and, after the occurrence of an Event of Default, one additional firm of counsel for the Lenders); (ii) pay and hold the Administrative Agent, each of the Issuing Lenders and each of the Lenders harmless from and against any and all present and future stamp, excise and other similar documentary taxes with respect to the foregoing matters and save the Administrative Agent, each of the Issuing Lenders and each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to the Administrative Agent, such Issuing Lender or such Lender) to pay such taxes; and (iii) indemnify the Administrative Agent, each Issuing Lender and each Lender, and each of their respective officers, directors, employees, representatives, agents, affiliates, trustees and investment advisors (collectively, as to the Administrative Agent, such Issuing Lender or such Lender, its “Related Parties”) from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys’ and consultants’ fees and disbursements (limited, in the case of any Event of Default, to one counsel to the Administrative Agent, one additional counsel for all Issuing Lenders and Lenders, taken as a whole, one local counsel for the Administrative Agent and the Lenders, taken as a whole, in each relevant jurisdiction, and, solely in the case of an actual or perceived conflict of interests, one additional counsel in each relevant jurisdiction to each group of affected Lenders similarly situated, taken as a whole)) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not the Administrative Agent, any Issuing Lender or any Lender is a party thereto and whether or not such investigation, litigation or other proceeding is brought by or on behalf of any Credit Party) related to the entering into and/or performance of this Agreement or any other Credit Document (b) the entering into and/or performance of this Agreement or any other Credit Document or the use of any Letter of Credit or the proceeds of any Loans hereunder or the consummation of the Transaction or any other transactions contemplated herein or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents, or (c) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property at any time owned, leased or operated by Holdings or any of its Subsidiaries, the generation, storage, transportation, handling or disposal of Hazardous Materials by Holdings or any of its Subsidiaries at any location, whether or not owned, leased or operated by Holdings or any of its Subsidiaries, the non-compliance by Holdings or any of its Subsidiaries with any Environmental Law (including applicable permits thereunder) applicable to any Real Property, or any Environmental Claim asserted against Holdings, any of its Subsidiaries or any Real Property at any time owned, leased or operated by Holdings or any of its Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified or its Related Parties (as determined by a court of competent jurisdiction in a final and non-appealable decision)). To the extent that the undertaking to indemnify, pay or hold harmless the Administrative Agent, any Issuing Lender or any Lender set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.
          (b) To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Person entitled to indemnification pursuant to Section 13.01(a), on any theory of liability, for special, indirect, consequential or incidental damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Credit Document or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby or thereby, any Letter of Credit, any Loan or the use of the proceeds thereof. No Person entitled to indemnification pursuant to Section 13.01(a) shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby, except to the extent the liability of such indemnified Person results from such indemnified Person’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).
          13.02 Right of Setoff. In addition to any rights and remedies now or hereafter granted under applicable law, the Security Documents or otherwise, and not by way of limitation of any such rights or remedies, upon any Obligation becoming due and payable by the Borrower (whether at the stated maturity, by acceleration or otherwise), the Administrative Agent, each Issuing Lender and each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by the Administrative Agent, such Issuing Lender or such Lender (including, without limitation, by branches and agencies of the Administrative Agent, such Issuing Lender or such Lender wherever located) to or for the credit or the account of the Borrower or any of its Subsidiaries against and on account of the Obligations and liabilities of the Credit Parties to the Administrative Agent, such Issuing Lender or such Lender under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Lender pursuant to Section 13.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not the Administrative Agent, such Issuing Lender or such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.
          13.03 Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered: if to any Credit Party, at the address specified opposite its signature below or in the other relevant Credit Documents; if to any Lender, at its address specified on Schedule II; and if to the Administrative Agent, at the Notice Office; or, as to any Credit Party or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Lender, at such other address as shall be designated by such Lender in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to (x) each Lender in the case of Sections 2.01(d), 2.03(a) and 3.04(c) and (y) the Administrative Agent and the Borrower (in either case) shall not be effective until received by such Lender, the Administrative Agent or the Borrower, as the case may be.
          13.04 Benefit of Agreement; Assignments; Participations. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, neither Holdings nor the Borrower may assign or transfer any of its rights, obligations or interest hereunder or under the other Credit Documents without the prior written consent of the Lenders and, provided further, that, although any Lender may transfer, assign or grant participations in its rights hereunder, such Lender shall remain a “Lender” for all purposes hereunder (and may not transfer or assign all or any portion of its Commitments and outstanding Loans hereunder except as provided in Sections 2.13 and 13.04(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a “Lender” hereunder and, provided further, that no Lender shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Revolving Loan Maturity Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof (it being understood that any amendment or modification to the financial definitions in this Agreement or to Section 13.07(a) shall not constitute a reduction in the rate of interest or Fees payable hereunder), or increase the amount of the participant’s participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment (or the available portion thereof) or Revolving Loan shall be permitted without the consent of any participant if the participant’s participation is not increased as a result thereof), (ii) consent to the assignment or transfer by Holdings or the Borrower of any of its rights and obligations under this Agreement, (iii) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Credit Documents) supporting the

Loans or Letters of Credit hereunder in which such participant is participating or (iv) release all or substantially all of the Subsidiary Guarantors under the Subsidiaries Guaranty (except as expressly provided in the Credit Documents) supporting the Loans or Letters of Credit hereunder in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant’s rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation.
          (b) Notwithstanding the foregoing, any Lender (or any Lender together with one or more other Lenders) may (x) assign all or a portion of its Commitments and related outstanding Obligations (or, if the Commitments with respect to the relevant Tranche have terminated, outstanding Obligations) hereunder to (i)(A) its parent company and/or any affiliate of such Lender which is at least 50% owned by such Lender or its parent company or (B) to one or more other Lenders or any affiliate of any such other Lender which is at least 50% owned by such other Lender or its parent company (provided that any fund that invests in loans and is managed or advised by the same investment advisor of another fund which is a Lender (or by an Affiliate of such investment advisor) shall be treated as an affiliate of such other Lender for the purposes of this sub-clause (x)(i)(B)), or (ii) in the case of any Lender that is a fund that invests in loans, any other fund that invests in loans and is managed or advised by the same investment advisor of any Lender or by an Affiliate of such investment advisor or (y) assign all, or if less than all, a portion equal to at least $1,000,000 in the aggregate for the assigning Lender or assigning Lenders, of such Commitments and related outstanding Obligations (or, if the Commitments with respect to the relevant Tranche have terminated, outstanding Obligations) hereunder to one or more Eligible Transferees (treating any fund that invests in loans and any other fund that invests in loans and is managed or advised by the same investment advisor of such fund or by an Affiliate of such investment advisor as a single Eligible Transferee), each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Assumption Agreement, provided that (i) at such time, Schedule I shall be deemed modified to reflect the Commitments and/or outstanding Loans, as the case may be, of such new Lender and of the existing Lenders, (ii) upon the surrender of the relevant Notes by the assigning Lender (or, upon such assigning Lender’s indemnifying the Borrower for any lost Note pursuant to a customary indemnification agreement) new Notes will be issued, at the Borrower’s expense, to such new Lender and to the assigning Lender upon the request of such new Lender or assigning Lender, such new Notes to be in conformity with the requirements of Section 2.05 (with appropriate modifications) to the extent needed to reflect the revised Commitments and/or outstanding Loans, as the case may be, (iii) the consent of the Administrative Agent and, so long as no Event of Default under Section 11.01 or 11.05 then exists (other than with respect to an Immaterial Subsidiary), the consent of the Borrower in each case shall be required in connection with any such assignment pursuant to clause (y) above (each of which consents shall not be unreasonably withheld or delayed), provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 5 Business Days after having received notice thereof, (iv) the consent of each Issuing Lender and the Swingline Lender shall be required in connection with any assignment of Revolving Loan Commitments (and related Obligations) pursuant to clause (y) above (such consent not to be unreasonably withheld or delayed), (v) unless waived by the

Administrative Agent, the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Lender, the payment of a non-refundable assignment fee of $3,500 and (vi) no such transfer or assignment will be effective until recorded by the Administrative Agent on the Register pursuant to Section 13.15. To the extent of any assignment pursuant to this Section 13.04(b), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Commitments and outstanding Loans. At the time of each assignment pursuant to this Section 13.04(b) to a Person which is not already a Lender hereunder, the respective assignee Lender shall, to the extent legally entitled to do so, provide to the Borrower the appropriate Internal Revenue Service Forms (and, if applicable, a Section 5.04(b)(ii) Certificate) described in Section 5.04(b). To the extent that an assignment of all or any portion of a Lender’s Commitments and related outstanding Obligations pursuant to Section 2.13 or this Section 13.04(b) would, at the time of such assignment, result in increased costs under Section 2.10, 3.06 or 5.04 from those being charged by the respective assigning Lender prior to such assignment, then the Borrower shall not be obligated to pay such increased costs (although the Borrower, in accordance with and pursuant to the other provisions of this Agreement, shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment). Notwithstanding the foregoing provisions of this Section 13.04(b) or any other provision of this Agreement, if the Borrower shall have consented thereto in writing, the Administrative Agent shall have the right, but not the obligation, to effectuate assignments of Commitments and/or related outstanding Obligations via an electronic settlement system acceptable to Administrative Agent and the Borrower as designated in writing from time to time to the Lenders by the Administrative Agent (the “Settlement Service”). At any time when the Administrative Agent elects, in its sole discretion, to implement such Settlement Service, each such assignment shall be effected by the assigning Lender and proposed assignee pursuant to the procedures then in effect under the Settlement Service, which procedures shall be subject to the prior written approval of the Borrower and shall be consistent with the other provisions of this Section 13.04(b). Each assigning Lender and proposed assignee shall comply with the requirements of the Settlement Service in connection with effecting any assignment of Commitments and/or related outstanding Obligations pursuant to the Settlement Service. Assignments and assumptions of Commitments and/or related outstanding Obligations shall be effected by the provisions otherwise set forth herein until the Administrative Agent notifies the Borrower and the Lenders of the Settlement Service as set forth herein.
          (c) Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Loans and Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank and, with prior notification to the Administrative Agent (but without the consent of the Administrative Agent or the Borrower), any Lender which is a fund may pledge all or any portion of its Loans and Notes to its trustee or to a collateral agent providing credit or credit support to such Lender in support of its obligations to such trustee, such collateral agent or a holder of such obligations, as the case may be. No pledge pursuant to this clause (c) shall release the transferor Lender from any of its obligations hereunder.
          13.05 No Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent, the Collateral Agent, any Issuing Lender or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower or any other Credit Party and the Administrative Agent, the Collateral Agent, any Issuing Lender or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Administrative Agent, the Collateral Agent, any Issuing Lender or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent, the Collateral Agent, any Issuing Lender or any Lender to any other or further action in any circumstances without notice or demand.
          13.06 Payments Pro Rata. (a) Except as otherwise provided in this Agreement, the Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Obligations hereunder, the Administrative Agent shall distribute such payment to the Lenders entitled thereto (other than any Lender that has consented in writing to waive its pro rata share of any such payment) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.
          (b) Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker’s lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans, Unpaid Drawings, Commitment Commission or Letter of Credit Fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the respective Credit Party to such Lenders in such amount as shall result in a proportional participation by all the Lenders in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Lenders, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.
          (c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 13.06(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Lenders as opposed to Defaulting Lenders.
          13.07 Calculations; Computations. (a) The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by Holdings to the Lenders); provided that, (i) except as otherwise specifically provided herein, all accounting and financial terms used herein shall utilize generally accepted accounting principles and policies in conformity with those used to prepare the December 31, 2010 year-end historical financial statements of Holdings and its Subsidiaries referred to in Section 8.05(a) (“Existing GAAP”) (ii) notwithstanding anything to the contrary contained herein, all such financial statements shall be prepared, and all financial covenants contained herein or in any other Credit Document shall be calculated, in each case, without giving effect to any election under FASB ASC 825 (or any similar accounting principle) permitting a Person to value its financial liabilities at the fair value thereof, (iii) to the extent expressly provided herein, certain calculations shall be made on a Pro Forma Basis, (iv) for the period from the Initial Borrowing Date through and including the Existing Holdings Notes Redemption Date, all computations and all definitions (including accounting terms) used in determining the Applicable Margins and the Incremental Commitment Requirements and compliance with Sections 2.17(a), 9.15, 10.03(vi), 10.03(vii), 10.04(xi), 10.05(xiv), 10.08(i)(y), 10.08(i)(z) and 10.07 shall be calculated as if the Existing Holdings Notes were not outstanding and as if there was no interest expense associated therewith, and (v) for the avoidance of doubt, all operating lease expense and other liabilities with respect to leases of Holdings and its Subsidiaries that would constitute operating leases under Existing GAAP shall not be included in the calculations of Indebtedness, Capital Expenditures or Consolidated Interest Expense hereunder.
          (b) All computations of interest, Commitment Commission and other Fees hereunder shall be made on the basis of a year of 360 days (except for interest calculated by reference to the Prime Lending Rate, which shall be based on a year of 365 or 366 days, as applicable) for the actual number of days (including the first day but excluding the last day; except that in the case of Letter of Credit Fees and Facing Fees, the last day shall be included) occurring in the period for which such interest, Commitment Commission or Fees are payable.
          13.08 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL, EXCEPT AS OTHERWISE PROVIDED IN CERTAIN OF THE SECURITY DOCUMENTS, BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, EACH OF HOLDINGS AND THE BORROWER HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH OF HOLDINGS AND THE BORROWER HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER HOLDINGS OR THE BORROWER, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER HOLDINGS OR THE BORROWER. EACH OF HOLDINGS AND THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE

MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO HOLDINGS OR THE BORROWER AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH OF HOLDINGS AND THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN, HOWEVER, SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT, ANY LENDER OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST HOLDINGS OR THE BORROWER IN ANY OTHER JURISDICTION.
          (b) EACH OF HOLDINGS AND THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
          (c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
          13.09 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.
          13.10 Effectiveness. This Agreement shall become effective on the date (the “Effective Date”) on which Holdings, the Borrower, the Administrative Agent and each of the Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Administrative Agent at the Notice Office or, in the case of the Lenders, shall have given to the Administrative Agent telephonic (confirmed in writing), written or telex notice (actually received) at such office that the same has been signed and mailed to it. The Administrative Agent will give Holdings, the Borrower and each Lender prompt written notice of the occurrence of the Effective Date.

          13.11 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.
          13.12 Amendment or Waiver; etc. (a) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party hereto or thereto and the Required Lenders (although additional parties (other than foreign borrowers) may be added to (and annexes may be modified to reflect such additions), and Subsidiaries of the Borrower may be released from the Subsidiaries Guaranty and the Security Documents in accordance with the provisions hereof and thereof without the consent of the other Credit Parties party thereto or the Required Lenders), provided that no such change, waiver, discharge or termination shall, without the consent of each Lender (other than, except with respect to following clause (i), a Defaulting Lender) (with Obligations being directly affected in the case of following clause (i) or whose Obligations are being extended in the case of following clause (i)(x)), (i)(x) extend the final scheduled maturity of any Loan or Note or extend the stated expiration date of any Letter of Credit beyond the Revolving Loan Maturity Date, (y) reduce the amount of, or extend the date of, any Scheduled Term Loan Repayment in respect of the applicable Tranche of Term Loans, or (z) reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with the waiver of applicability of any post-default increase in interest rates), or reduce (or forgive) the principal amount thereof (it being understood that any amendment or modification to the financial definitions in this Agreement or to Section 13.07(a) shall not constitute a reduction in the rate of interest or Fees for the purposes of this clause (i)), (ii) release all or substantially all of the Collateral (except as expressly provided in the Credit Documents) under all the Security Documents, (iii) release all or substantially all of the Guarantors (except as expressly provided in the Credit Documents) from the Guaranties, (iv) amend, modify or waive any provision of this Section 13.12(a) (except for technical amendments with respect to additional extensions of credit pursuant to this Agreement which afford the protections to such additional extensions of credit of the type provided to the Term Loans and the Revolving Loan Commitments on the Effective Date), (v) reduce the “majority” voting threshold specified in the definition of Required Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the extensions of Term Loans and Revolving Loan Commitments are included on the Effective Date), or (vi) consent to the assignment or transfer by Holdings or the Borrower of any of its rights and obligations under this Agreement; provided further, that no such change, waiver, discharge or termination shall (1) increase the Commitments of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitment or a mandatory repayment of Loans shall not constitute an increase of the Commitment of any Lender, and that an increase in the available portion of any Commitment of any Lender shall not constitute an increase of the Commitment of such Lender), (2) except in cases where additional extensions of term loans and/or revolving loans are being afforded substantially the same treatment afforded to the Term Loans and Revolving Loans pursuant to this Agreement on the Effective Date, (x) with out the consent of the Majority Lenders of each Tranche which is being allocated a lesser prepayment, repayment or commitment reduction as a result of the actions described below in this sub-clause (x), alter the required application of any prepayments or repayments (or commitment reduction), as between the various Tranches, pursuant to Section 5.01(a) or 5.02(g) (it being understood, however, that (a) the Required Lenders may waive, in whole or in part, any such prepayment, repayment or commitment reduction, so long as the application, as amongst the various Tranches, of any such prepayment, repayment or commitment reduction which is still required to be made is not altered and (b) any conversion of any Tranche of Loans into another Tranche of Loans hereunder in like principal amount shall not be considered a “prepayment” or “repayment” for purposes of this clause (2)), (3) without the consent of the Majority Lenders of each Tranche which is adversely affected by such amendment, amend the definition of Majority Lenders (it being understood that with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Majority Lenders on substantially the same basis as the extensions of Term Loans and Revolving Loan Commitments are included on the Effective Date), (4) without the consent of each Issuing Lender, amend, modify or waive any provision of Section 3 or alter its rights or obligations with respect to Letters of Credit, (5) without the consent of the Swingline Lender, alter the Swingline Lender’s rights or obligations with respect to Swingline Loans, (6) without the written consent of the Majority Lenders with Revolving Loans and/or Revolving Commitments, amend, modify or waive any condition precedent set forth in Section 7 with respect to the making of Revolving Loans, Swingline Loans or the issuance of Letters of Credit, (7) without the consent of the Administrative Agent, amend, modify or waive any provision of Section 12 or any other provision as same relates to the rights or obligations of the Administrative Agent, (8) without the consent of the Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent, or (9) except as otherwise provided in this Agreement (including, without limitation, pursuant to Sections 2.16, 2.17, 2.18, 4.02(b), 4.02(c), and 5.01(b)), with respect to any voluntary or mandatory prepayment or repayment of the Loans of any Tranche pursuant to Section 5.01, 5.02(c), 5.02(d), 5.02(e) or 5.02(f), effect a non-pro rata prepayment or repayment of such Loans of any Lender under such Tranche which would result in any such Lender receiving less than its pro rata share thereof without the consent of such Lender.
          (b) If, in connection with any proposed change, waiver, discharge or termination of any of the provisions of this Agreement as contemplated by clauses (i) through (vi), inclusive, of the first proviso to Section 13.12(a), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Borrower shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described in either clause (A) or (B) below, to either (A) replace each such non-consenting Lender or Lenders (or, at the option of the Borrower, if the respective Lender’s consent is required with respect to less than all Tranches of Loans (or related Commitments), to replace only the Revolving Loan Commitments and/or Loans of the respective non-consenting Lender which gave rise to the need to obtain such Lender’s individual consent) with one or more Replacement Lenders pursuant to Section 2.13 so long as at the time of such replacement, each such Replacement Lender consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Lender’s Revolving Loan Commitment (if such Lender’s consent is required as a result of its Revolving Loan Commitment) and/or repay each Tranche of outstanding Loans of such Lender which gave rise to the need to obtain such Lender’s consent and/or cash collateralize its applicable RL Percentage of the Letter of Credit of Outstandings in accordance with Sections 4.02(b) and/or 5.01(b), provided that, unless the

Commitments which are terminated and Loans which are repaid pursuant to preceding clause (B) are immediately replaced in full at such time through the addition of new Lenders or the increase of the Commitments and/or outstanding Loans of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B), the Required Lenders (determined after giving effect to the proposed action) shall specifically consent thereto, provided further, that in any event the Borrower shall not have the right to replace a Lender, terminate its Commitment or repay its Loans solely as a result of the exercise of such Lender’s rights (and the withholding of any required consent by such Lender) pursuant to the further proviso to Section 13.12(a).
          (c) Notwithstanding anything to the contrary contained in this Section 13.12, (x) Security Documents and the Subsidiaries Guaranty, but only to the extent relating to the License Subsidiary, may be modified with only the consent of the Administrative Agent and the Borrower as contemplated by Section 9.12(e); (y) Security Documents (including any Additional Security Documents) and related documents executed by Subsidiaries of the Borrower in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be amended, supplemented and waived with the consent of the Administrative Agent and the Borrower without the need to obtain the consent of any other Person if such amendment, supplement or waiver is delivered in order (i) to comply with local law or advice of local counsel, (ii) to cure ambiguities, omissions, mistakes or defects or (iii) to cause such Security Document or other document to be consistent with this Agreement and the other Credit Documents and (z) if following the Effective Date, the Administrative Agent and the Borrower shall have jointly identified an ambiguity, inconsistency, obvious error or any error or omission of a technical or immaterial nature, in each case, in any provision of the Credit Documents (other than the Security Documents), then the Administrative Agent and the Credit Parties shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Credit Documents if the same is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice thereof.
          13.13 Survival. All indemnities set forth herein including, without limitation, in Sections 2.10, 2.11, 3.06, 5.04, 12.06 and 13.01 shall survive the execution, delivery and termination of this Agreement and the Notes and the making and repayment of the Obligations.
          13.14 Domicile of Loans. Each Lender may transfer and carry its Loans at, to or for the account of any office, Subsidiary or Affiliate of such Lender. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 13.14 would, at the time of such transfer, result in increased costs under Section 2.10, 2.11, 3.06 or 5.04 from those being charged by the respective Lender prior to such transfer, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective transfer).
          13.15 Register. The Borrower hereby designates the Administrative Agent to serve as its agent, solely for purposes of this Section 13.15, to maintain a register (the “Register”) on which it will record the Commitments from time to time of each of the Lenders, the Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender. Failure to make any such recordation, or any error in such recordation, shall not affect the Borrower’s obligations in respect of such Loans. With respect to any Lender, the transfer of the Commitments of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 13.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note (if any) evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender at the request of any such Lender. The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 13.15, provided that the Borrower will not be liable for any portion of such losses, claims, damages or liabilities to the extent resulting from the Administrative Agent’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).
          13.16 Confidentiality. (a) Subject to the provisions of clause (b) of this Section 13.16, each Lender agrees that it will not disclose without the prior consent of Holdings and the Borrower (other than to its employees, auditors, advisors or counsel or to another Lender if such Lender or such Lender’s holding or parent company in its sole discretion determines that any such party should have access to such information, provided such Persons shall be subject to the provisions of this Section 13.16 to the same extent as such Lender) any information with respect to Holdings or any of its Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Credit Document, provided that any Lender may disclose any such information (i) as has become generally available to the public other than by virtue of a breach of this Section 13.16(a) by the respective Lender, (ii) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (iii) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (iv) in order to comply with any law, order, regulation or ruling applicable to such Lender, (v) to the extent such information is received by the Administrative Agent or Lender from a third party that is not known by the Administrative Agent or such Lender to be subject to confidentiality arrangements to Holders or any of its Subsidiaries, (vi) to the Administrative Agent or the Collateral Agent, (vii) to any direct or indirect contractual counterparty in any swap, hedge or similar agreement (or to any such contractual counterparty’s professional advisor), so long as such contractual counterparty (or such professional advisor) agrees to be bound by the provisions of this Section 13.16, (viii) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Notes or Commitments or any interest therein by such Lender otherwise permitted by this Agreement, provided that such prospective transferee agrees to be bound by the confidentiality provisions contained in this Section 13.16, (ix) for purposes of establishing a “due diligence” defense and (x) solely to the extent that such information is independently developed by the Administrative Agent or such Lender.
          (b) Each of Holdings and the Borrower hereby acknowledges and agrees that each Lender may share with any of its affiliates, and such affiliates may share with such Lender, any information related to Holdings or any of its Subsidiaries (including, without limitation, any non-public customer information regarding the creditworthiness of Holdings and its Subsidiaries), provided such Persons shall be subject to the provisions of this Section 13.16 to the same extent as such Lender.
          13.17 PATRIOT Act. Each Lender subject to the USA PATRIOT ACT (Title 111 of Pub. L. 109-177 (signed into law March 9, 2009) (as amended from time to time)) (the “PATRIOT Act”) hereby notifies the Borrower that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrower and the other Credit Parties and other information that will allow such Lender to identify the Borrower and the other Credit Parties in accordance with the Patriot Act.
          13.18 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Credit Document), the Borrower and each other Credit Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i)(A) the arranging and other services regarding this Agreement provided by the Administrative Agent and Lead Arrangers are arms-length commercial transactions between the Borrower, each other Credit Party and their respective Affiliates, on the one hand, and the Administrative Agent and the Lead Arrangers on the other hand, (B) each of the Borrower and each other Credit Party has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower and each other Credit Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Credit Documents; (ii) (A) the Administrative Agent and the Lead Arrangers are, and have been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower, any other Credit Party or any of their respective Affiliates, or any other Person and (B) neither the Administrative Agent nor any Lead Arranger has any obligation to the Borrower, any other Credit Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Credit Documents; and (iii) the Administrative Agent and the Lead Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, the other Credit Parties and their respective Affiliates, and neither the Administrative Agent nor any Lead Arranger has any obligation to disclose any of such interests to the Borrower, any other Credit Party or any of their respective Affiliates. To the fullest extent permitted by law, each of the Borrower and the other Credit Parties hereby waives and releases any claims that it may have against the Administrative Agent and the Lead Arrangers with respect to any breach or alleged breach of agency or finducary duty in connection with any aspect of any transaction contemplated hereby.

          13.19 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Credit Document, the interest paid or agreed to be paid under the Credit Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
     SECTION 14. Credit Agreement Parties Guaranty.
     14.01 Guaranty. In order to induce the Administrative Agent, the Collateral Agent, the Issuing Lenders and the Lenders to enter into this Agreement and to extend credit hereunder, and to induce the other Guaranteed Creditors to enter into Interest Rate Protection Agreements and Other Hedging Agreements and in recognition of the direct benefits to be received by each Credit Agreement Party from the proceeds of the Loans, the issuance of the Letters of Credit and the entering into of such Interest Rate Protection Agreements and Other Hedging Agreements, each Credit Agreement Party hereby agrees with the Guaranteed Creditors as follows: each Credit Agreement Party hereby unconditionally and irrevocably guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, acceleration or otherwise, of any and all of the Guaranteed Obligations to the Guaranteed Creditors. If any or all of the Guaranteed Obligations to the Guaranteed Creditors becomes due and payable hereunder, each Credit Agreement Party, unconditionally and irrevocably, promises to pay such indebtedness to the Administrative Agent and/or the other Guaranteed Creditors, or order, on demand, together with any and all expenses which may be incurred by the Administrative Agent and the other Guaranteed Creditors in collecting any of the Guaranteed Obligations. If claim is ever made upon any Guaranteed Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including any Guaranteed Party), then and in such event each Credit Agreement Party agrees that any such judgment, decree, order, settlement or compromise shall be binding upon such Credit Agreement Party, notwithstanding any revocation of this Credit Agreement Party Guaranty or other instrument evidencing any liability of any other Guaranteed Party, and such Credit Agreement Party shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.
          14.02 Bankruptcy. Additionally, each Credit Agreement Party unconditionally and irrevocably guarantees the payment of any and all of the Guaranteed Obligations to the Guaranteed Creditors whether or not due or payable by any Guaranteed Party upon the occurrence of any of the events specified in Section 11.05, and irrevocably and unconditionally promises to pay such indebtedness to the Guaranteed Creditors, or order, on demand, in lawful money of the United States.
          14.03 Nature of Liability. The liability of each Credit Agreement Party hereunder is primary, absolute and unconditional, exclusive and independent of any security for or other guaranty of the Guaranteed Obligations, whether executed by such Credit Agreement Party, any other guarantor or by any other party, and the liability of each Credit Agreement Party hereunder shall not be affected or impaired by (a) any direction as to application of payment by any Guaranteed Party or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by any Guaranteed Party, or (e) any payment made to any Guaranteed Creditor on the Guaranteed Obligations which any such Guaranteed Creditor repays to any Guaranteed Party pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Credit Agreement Party waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding, or (f) any action or inaction by the Guaranteed Creditors as contemplated in Section 14.05, or (g) any invalidity, irregularity or enforceability of all or any part of the Guaranteed Obligations or of any security therefor.
          14.04 Independent Obligation. The obligations of each Credit Agreement Party hereunder are independent of the obligations of any Guaranteed Party, any other guarantor, any other guarantor or any other Person, and a separate action or actions may be brought and prosecuted against either Credit Agreement Party whether or not action is brought against any Guaranteed Party, any other guarantor or any other Person and whether or not any Guaranteed Party, any other guarantor or any other Person be joined in any such action or actions. Each Credit Agreement Party waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by any Guaranteed Party with respect to any Guaranteed Obligations or other circumstance which operates to toll any statute of limitations as to such Guaranteed Party shall operate to toll the statute of limitations as to the relevant Credit Agreement Party.
          14.05 Authorization. Each Credit Agreement Party authorizes the Guaranteed Creditors without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:
     (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations (including any increase or decrease in the principal amount thereof or the rate of interest or fees thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and this Credit Agreement Party Guaranty shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;
     (b) take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, impair, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;
     (c) exercise or refrain from exercising any rights against any Guaranteed Party or others or otherwise act or refrain from acting;
     (d) release or substitute any one or more endorsers, guarantors, any Guaranteed Party or other obligors;
     (e) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of any Guaranteed Party to their respective creditors other than the Guaranteed Creditors;
     (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of any Guaranteed Party to the Guaranteed Creditors regardless of what liability or liabilities of such Guaranteed Party remain unpaid;
     (g) consent to or waive any breach of, or any act, omission or default under, this Agreement, any other Credit Document, any Interest Rate Protection Agreement or any Other Hedging Agreement or any of the instruments or agreements referred to herein or therein, or otherwise amend, modify or supplement this Agreement, any other Credit Document, any Interest Rate Protection Agreement or any Other Hedging Agreement or any of such other instruments or agreements; and/or
     (h) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of such Credit Agreement Party from its liabilities under this Credit Agreement Party Guaranty.
          14.06 Reliance. It is not necessary for any Guaranteed Creditor to inquire into the capacity or powers of any Guaranteed Party or the officers, directors, partners or agents acting or purporting to act on their behalf, and any Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder by the relevant Credit Agreement Party.
          14.07 Subordination. Any indebtedness of any Guaranteed Party now or hereafter owing to either Credit Agreement Party is hereby subordinated to the Guaranteed Obligations of such Guaranteed Party owing to the Guaranteed Creditors; and if the Administrative Agent so requests at a time when an Event of Default exists, all such indebtedness of such Guaranteed Party to such Credit Agreement Party shall be collected, enforced and received by such Credit Agreement Party for the benefit of the Guaranteed Creditors and be paid over to the Administrative Agent on behalf of the Guaranteed Creditors on account of the Guaranteed Obligations of such Guaranteed Party to the Guaranteed Creditors, but without affecting or impairing in any manner the liability of either Credit Agreement Party under the other provisions of this Credit Agreement Party Guaranty. Prior to the transfer by either Credit Agreement Party to any Person (other than a Subsidiary Guarantor) of any note or negotiable instrument evidencing any such indebtedness of any Guaranteed Party to such Credit

Agreement Party, such Credit Agreement Party shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. Without limiting the generality of the foregoing, each Credit Agreement Party hereby agrees with the Guaranteed Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Credit Agreement Party Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Guaranteed Obligations have been irrevocably paid in full in cash.
          14.08 Waiver. (a) Each Credit Agreement Party waives any right (except as shall be required by applicable statute and cannot be waived) to require any Guaranteed Creditor to (i) proceed against any Guaranteed Party, any other guarantor or any other party, (ii) proceed against or exhaust any security held from any Guaranteed Party, any other guarantor or any other party or (iii) pursue any other remedy in any Guaranteed Creditor’s power whatsoever. Each Credit Agreement Party waives any defense based on or arising out of any defense of the any Guaranteed Party, any other guarantor or any other party, other than payment of the Guaranteed Obligations to the extent of such payment, based on or arising out of the disability of any Guaranteed Party, any other guarantor or any other party, or the validity, legality or unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the any Guaranteed Party other than payment of the Guaranteed Obligations to the extent of such payment. The Guaranteed Creditors may, at their election, foreclose on any security held by the Administrative Agent, the Collateral Agent or any other Guaranteed Creditor by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Guaranteed Creditors may have against any Guaranteed Party or any other party, or any security, without affecting or impairing in any way the liability of either Credit Party hereunder except to the extent the Guaranteed Obligations of each Credit Agreement Party have been paid. Each Credit Agreement Party waives any defense arising out of any such election by the Guaranteed Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of such Credit Agreement Party against any Guaranteed Party or any other party or any security.
          (b) Each Credit Agreement Party waives all presentments, demands for performance, protests and notices, including without limitation notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Credit Agreement Party Guaranty, and notices of the existence, creation or incurring of new or additional Guaranteed Obligations. Each Credit Agreement Party assumes all responsibility for being and keeping itself informed of the each Guaranteed Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which each Credit Agreement Party assumes and incurs hereunder, and agrees that neither the Administrative Agent nor any of the other Guaranteed Creditors shall have any duty to advise such Credit Agreement Party of information known to them regarding such circumstances or risks.
          (c) Until such time as the Guaranteed Obligations have been paid in full in cash, each Credit Agreement Party hereby waives all rights of subrogation which it may at any time otherwise have as a result of this Credit Agreement Party Guaranty (whether contractual, under Section 509 of the Bankruptcy Code, or otherwise) to the claims of the Guaranteed

Creditors against any other guarantor of the Guaranteed Obligations and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from any Guaranteed Party or any other guarantor which it may at any time otherwise have as a result of this Credit Agreement Party Guaranty.
          14.09 Payments. All payments made by either Credit Agreement Party pursuant to this Section 14 shall be made in Dollars and will be made without setoff, counterclaim or other defense, and shall be subject to the provisions of Sections 5.03 and 5.04.
          14.10 Maximum Liability. It is the desire and intent of the Credit Agreement Parties and the Guaranteed Creditors that this Credit Agreement Party Guaranty shall be enforced against each Credit Agreement Party to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If, however, and to the extent that, the obligations of the Credit Agreement Parties under this Credit Agreement Party Guaranty shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers), then the amount of such Credit Agreement Party’s obligations under this Credit Agreement Party Guaranty shall be deemed to be reduced and such Credit Agreement Party shall pay the maximum amount of the Guaranteed Obligations which would be permissible under applicable law.
*     *     *

          IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.
Address:

5 Penn Plaza	TOWN SPORTS INTERNATIONAL HOLDINGS, INC.
4th Floor
New York, New York 10001	By:	/s/ Daniel G. Gallagher

Attention: Dan Gallagher		Name: Daniel G. Gallagher
Tel. No.: (212) 246-6700		Title: Chief Financial Officer
Fax No.: (212) 246-8422

5 Penn Plaza	TOWN SPORTS INTERNATIONAL, LLC
4th Floor
New York, New York 10001	By:	/s/ Daniel G. Gallagher

Attention: Dan Gallagher		Name: Daniel G. Gallagher
Tel. No.: (212) 246-6700		Title: Chief Financial Officer
Fax No.: (212) 246-8422
Signature page to Town Sports Credit Agreement — 2011

DEUTSCHE BANK TRUST COMPANY AMERICAS, Individually and as Administrative Agent
By:	/s/ Carin Keegan
	Name:	Carin Keegan
	Title:	Director

By:	/s/ Enrique Landaeta
	Name:	Enrique Landaeta
	Title:	Vice President

Signature page to Town Sports Credit Agreement — 2011

KEYBANK NATIONAL ASSOCIATION
By:
Name:
Title:

Signature page to Town Sports Credit Agreement — 2011

SIGNATURE PAGE TO THE CREDIT
AGREEMENT, DATED AS OF THE DATE FIRST
WRITTEN ABOVE, AMONG TOWN SPORTS
INTERNATIONAL HOLDINGS, INC., TOWN
SPORTS INTERNATIONAL, LLC, THE LENDERS
PARTY HERETO FROM TIME TO TIME, AND
DEUTSCHE BANK TRUST COMPANY
AMERICAS, AS ADMINISTRATIVE AGENT

By:
Name:
Title:

Signature page to Town Sports Credit Agreement — 2011

SCHEDULE I
COMMITMENTS

	Initial Term Loan
Lenders	Commitment	Revolving Loan Commitment
Deutsche Bank Trust Company Americas	$300,000,000	$22,500,000
KeyBank National Association	$0	$22,500,000
Bank of America, N.A.	$0	$5,000,000

Total	$300,000,000	$50,000,000

SCHEDULE II
LENDER ADDRESSES

Lenders	Addresses
Deutsche Bank Trust Company Americas	60 Wall Street
New York, NY 10005
Attn: Carin Keegan
Tel: 212-250-6083
Fax: 212-797-5690
e-mail: carin.keegan@db.com

KeyBank National Association	127 Public Square
Cleveland, Ohio 44114
Attn: Shibani Faehnle
Tel: 216-689-0459
Fax: 216-689-4981
e-mail: Shibani_Faehnle@KeyBank.com

Bank of America, N.A.	One Bryant Park
32nd Floor
New York, NY 10036
Tel: 646-855-2332
Fax: 646-855-1545
E-mail: jana.l.baker@baml.com

SCHEDULE III
EXISTING LETTERS OF CREDIT

Town Sports International, LLC	As of:
Standby Letters of Credit	May 11, 2011
			Deutsche
Beneficiary	($) Amount	Expiration Date	Bank Ref No.

117 Seventh Ave South Property Co.	50,000.00	1/6/12	s-11684
ZKZ Assoc Ltd.	100,000.00	8/31/11	s-11801
Lowell Street Investments LLC	131,250.00	7/12/11	s-13745
Three Park Ave Bldg Co., LP	200,000.00	8/7/11	s-14234
President & Fellows of Harvard College	221,000.00	8/12/11	s-15980
4830 Realty Associates	31,898.79	9/17/11	s-16056
Zurich American Insurance Co.	750,000.00	5/31/11	s-17112
Well-Prop (Multi) LLC	159,746.45	7/31/11	s-17178
202 Main Ave LLC	43,425.00	7/31/11	s-17181
Zurich American Insurance Company	2,000,000.00	6/13/11	s-17575
Madison 1657 Realty Inc.	119,387.00	7/8/11	s-17576
Zurich American Insurance Company	2,250,000.00	7/29/11	s-17985
TIAA-CREF	300,000.00	1/8/12	s-18128
RLI Insurance Company	1,300,000.00	2/17/12	s-18240
400 Metronorth Corporate Center LLC	893,753.00	1/15/12	s-18499
Commonwealth of Virginia, Dept of Agric.	300,000.00	7/1/11	s-18786
State of Maryland, Consumer Protection Div.	200,000.00	9/1/11	s-18875
State of Maryland, Consumer Protection Div.	200,000.00	9/1/11	s-18876
State of Maryland, Consumer Protection Div.	200,000.00	9/1/11	s-18877
State of Maryland, Consumer Protection Div.	200,000.00	9/1/11	s-18878

Total	$9,650,460.24

SCHEDULE IV
SCHEDULE OF OWNED REAL PROPERTY

Entity	Location
TSI East 86, LLC	151 East 86th Street
New York, NY 10028

SCHEDULE V
PLANS
Town Sports International 401(K) Plan

SCHEDULE VI
SUBSIDIARIES

		Percentage of
Legal Entity Name	Owner	Ownership
Town Sports International, LLC	Town Sports International Holdings, Inc.	100%
TSI 217 Broadway, LLC	Town Sports International, LLC	100%
TSI Alexandria West, LLC	Town Sports International, LLC	100%
TSI Allston, LLC	Town Sports International, LLC	100%
TSI Arthro-Fitness Services, LLC	Town Sports International, LLC	100%
TSI Astoria, LLC	Town Sports International, LLC	100%
TSI Battery Park, LLC	Town Sports International, LLC	100%
TSI Bay Ridge 86th Street, LLC	Town Sports International, LLC	100%
TSI Bayridge, LLC	Town Sports International, LLC	100%
TSI Bensonhurst, LLC	Town Sports International, LLC	100%
TSI Boylston, LLC	Town Sports International, LLC	100%
TSI Broadway, LLC	Town Sports International, LLC	100%
TSI Brooklyn Belt, LLC	Town Sports International, LLC	100%
TSI Brunswick, LLC	Town Sports International, LLC	100%
TSI Bulfinch, LLC	Town Sports International, LLC	100%
TSI Carmel, LLC	Town Sports International, LLC	100%
TSI Cash Management, LLC	Town Sports International, LLC	100%
TSI Central Square, LLC	Town Sports International, LLC	100%
TSI Cobble Hill, LLC	Town Sports International, LLC	100%
TSI Commack, LLC	Town Sports International, LLC	100%
TSI Court Street, LLC	Town Sports International, LLC	100%
TSI Croton, LLC	Town Sports International, LLC	100%
TSI Danbury, LLC	Town Sports International, LLC	100%
TSI Deer Park, LLC	Town Sports International, LLC	100%
TSI Dobbs Ferry, LLC	Town Sports International, LLC	100%
TSI Downtown Crossing, LLC	Town Sports International, LLC	100%
TSI East 23, LLC	Town Sports International, LLC	100%
TSI East 31, LLC	Town Sports International, LLC	100%
TSI East 34, LLC	Town Sports International, LLC	100%
TSI East 36, LLC	Town Sports International, LLC	100%
TSI East 41, LLC	Town Sports International, LLC	100%
TSI East 48, LLC	Town Sports International, LLC	100%

		Percentage of
Legal Entity Name	Owner	Ownership
TSI East 51, LLC	Town Sports International, LLC	100%
TSI East 59, LLC	Town Sports International, LLC	100%
TSI East 76, LLC	Town Sports International, LLC	100%
TSI East 86, LLC	Town Sports International, LLC	100%
TSI East 91, LLC	Town Sports International, LLC	100%
TSI East Brunswick, LLC	Town Sports International, LLC	100%
TSI East Meadow, LLC	Town Sports International, LLC	100%
TSI Fenway, LLC	Town Sports International, LLC	100%
TSI First Avenue, LLC	Town Sports International, LLC	100%
TSI Forest Hills, LLC	Town Sports International, LLC	100%
TSI Garden City, LLC	Town Sports International, LLC	100%
TSI Garnerville, LLC	Town Sports International, LLC	100%
TSI Glendale, LLC	Town Sports International, LLC	100%
TSI Grand Central, LLC	Town Sports International, LLC	100%
TSI Great Neck, LLC	Town Sports International, LLC	100%
TSI Greenwich, LLC	Town Sports International, LLC	100%
TSI Hartsdale, LLC	Town Sports International, LLC	100%
TSI Hawthorne, LLC	Town Sports International, LLC	100%
TSI Herald, LLC	Town Sports International, LLC	100%
TSI Hicksville, LLC	Town Sports International, LLC	100%
TSI Holdings (CIP), LLC	Town Sports International, LLC	100%
TSI Holdings (DC), LLC	Town Sports International, LLC	100%
TSI Holdings (MA), LLC	Town Sports International, LLC	100%
TSI Holdings (MD), LLC	Town Sports International, LLC	100%
TSI Holdings (NJ), LLC	Town Sports International, LLC	100%
TSI Holdings (PA), LLC	Town Sports International, LLC	100%
TSI Holdings (VA), LLC	Town Sports International, LLC	100%
TSI Huntington, LLC	Town Sports International, LLC	100%
TSI Insurance, Inc.	Town Sports International, LLC	100%
TSI International, Inc.	Town Sports International, LLC	100%
TSI Irving Place, LLC	Town Sports International, LLC	100%
TSI Jamaica Estates, LLC	Town Sports International, LLC	100%
TSI Larchmont, LLC	Town Sports International, LLC	100%
TSI Lincoln, LLC	Town Sports International, LLC	100%
TSI Long Beach, LLC	Town Sports International, LLC	100%
TSI Mamaroneck, LLC	Town Sports International, LLC	100%

		Percentage of
Legal Entity Name	Owner	Ownership
TSI Mercer Street, LLC	Town Sports International, LLC	100%
TSI Midwood, LLC	Town Sports International, LLC	100%
TSI Morris Park, LLC	Town Sports International, LLC	100%
TSI Murray Hill, LLC	Town Sports International, LLC	100%
TSI Nanuet, LLC	Town Sports International, LLC	100%
TSI Natick, LLC	Town Sports International, LLC	100%
TSI New Rochelle, LLC	Town Sports International, LLC	100%
TSI Newbury Street, LLC	Town Sports International, LLC	100%
TSI Norwalk, LLC	Town Sports International, LLC	100%
TSI Oceanside, LLC	Town Sports International, LLC	100%
TSI Port Jefferson, LLC	Town Sports International, LLC	100%
TSI Providence Downtown, LLC	Town Sports International, LLC	100%
TSI Providence Eastside, LLC	Town Sports International, LLC	100%
TSI Reade Street, LLC	Town Sports International, LLC	100%
TSI Rego Park, LLC	Town Sports International, LLC	100%
TSI Scarsdale, LLC	Town Sports International, LLC	100%
TSI Seaport, LLC	Town Sports International, LLC	100%
TSI Sheridan, LLC	Town Sports International, LLC	100%
TSI Smithtown, LLC	Town Sports International, LLC	100%
TSI Soho, LLC	Town Sports International, LLC	100%
TSI Somers, LLC	Town Sports International, LLC	100%
TSI South Park Slope, LLC	Town Sports International, LLC	100%
TSI Stamford Downtown, LLC	Town Sports International, LLC	100%
TSI Stamford Post, LLC	Town Sports International, LLC	100%
TSI Stamford Rinks, LLC	Town Sports International, LLC	100%
TSI Staten Island, LLC	Town Sports International, LLC	100%
TSI Sunnyside, LLC	Town Sports International, LLC	100%
TSI Syosset, LLC	Town Sports International, LLC	100%
TSI Varick Street, LLC	Town Sports International, LLC	100%
TSI Wall Street, LLC	Town Sports International, LLC	100%
TSI Water Street, LLC	Town Sports International, LLC	100%
TSI West 14, LLC	Town Sports International, LLC	100%
TSI West 16, LLC	Town Sports International, LLC	100%
TSI West 23, LLC	Town Sports International, LLC	100%
TSI West 38, LLC	Town Sports International, LLC	100%
TSI West 41, LLC	Town Sports International, LLC	100%

		Percentage of
Legal Entity Name	Owner	Ownership
TSI West 44, LLC	Town Sports International, LLC	100%
TSI West 48, LLC	Town Sports International, LLC	100%
TSI West 52, LLC	Town Sports International, LLC	100%
TSI West 73, LLC	Town Sports International, LLC	100%
TSI West 76, LLC	Town Sports International, LLC	100%
TSI West 80, LLC	Town Sports International, LLC	100%
TSI West 94, LLC	Town Sports International, LLC	100%
TSI West 115th Street, LLC	Town Sports International, LLC	100%
TSI West 125, LLC	Town Sports International, LLC	100%
TSI West 145th Street, LLC	Town Sports International, LLC	100%
TSI West Hartford, LLC	Town Sports International, LLC	100%
TSI West Newton, LLC	Town Sports International, LLC	100%
TSI West Nyack, LLC	Town Sports International, LLC	100%
TSI Westborough, LLC	Town Sports International, LLC	100%
TSI Westport, LLC	Town Sports International, LLC	100%
TSI Weymouth, LLC	Town Sports International, LLC	100%
TSI White Plains City Center, LLC	Town Sports International, LLC	100%
TSI White Plains, LLC	Town Sports International, LLC	100%
TSI Whitestone, LLC	Town Sports International, LLC	100%
TSI Woodmere, LLC	Town Sports International, LLC	100%
TSI Princeton, LLC	TSI Brunswick, LLC	100%
TSI Chevy Chase, LLC	TSI Holdings (DC), LLC	100%
TSI Columbia Heights, LLC	TSI Holdings (DC), LLC	100%
TSI Connecticut Avenue, LLC	TSI Holdings (DC), LLC	100%
TSI Dupont Circle, Inc.	TSI Holdings (DC), LLC	100%
TSI Dupont II, INC	TSI Holdings (DC), LLC	100%
TSI F Street, LLC	TSI Holdings (DC), LLC	100%
TSI Gallery Place, LLC	TSI Holdings (DC), LLC	100%
TSI Georgetown, LLC	TSI Holdings (DC), LLC	100%
TSI Glover, LLC	TSI Holdings (DC), LLC	100%
TSI K Street, LLC	TSI Holdings (DC), LLC	100%
TSI M Street, LLC	TSI Holdings (DC), LLC	100%
TSI University Management, LLC	TSI Holdings (DC), LLC	100%
TSI Washington, Inc.	TSI Holdings (DC), LLC	100%
TSI Andover, LLC	TSI Holdings (MA), LLC	100%
TSI Davis Square, LLC	TSI Holdings (MA), LLC	100%

		Percentage of
Legal Entity Name	Owner	Ownership
TSI Dedham, LLC	TSI Holdings (MA), LLC	100%
TSI Framingham, LLC	TSI Holdings (MA), LLC	100%
TSI Franklin (MA), LLC	TSI Holdings (MA), LLC	100%
TSI Lexington (MA), LLC	TSI Holdings (MA), LLC	100%
TSI Lynnfield, LLC	TSI Holdings (MA), LLC	100%
TSI Newton, LLC	TSI Holdings (MA), LLC	100%
TSI South End, LLC	TSI Holdings (MA), LLC	100%
TSI South Station, LLC	TSI Holdings (MA), LLC	100%
TSI Waltham, LLC	TSI Holdings (MA), LLC	100%
TSI Watertown, LLC	TSI Holdings (MA), LLC	100%
TSI Wayland, LLC	TSI Holdings (MA), LLC	100%
TSI Wellesley, LLC	TSI Holdings (MA), LLC	100%
TSI Wellington Circle, LLC	TSI Holdings (MA), LLC	100%
TSI Woburn, LLC	TSI Holdings (MA), LLC	100%
TSI Bethesda, LLC	TSI Holdings (MD), LLC	100%
TSI Germantown, LLC	TSI Holdings (MD), LLC	100%
TSI North Bethesda, LLC	TSI Holdings (MD), LLC	100%
TSI Silver Spring, LLC	TSI Holdings (MD), LLC	100%
TSI South Bethesda, LLC	TSI Holdings (MD), LLC	100%
TSI Bayonne, LLC	TSI Holdings (NJ), LLC	100%
TSI Butler, LLC	TSI Holdings (NJ), LLC	100%
TSI Cherry Hill, LLC	TSI Holdings (NJ), LLC	100%
TSI Clifton, LLC	TSI Holdings (NJ), LLC	100%
TSI Colonia, LLC	TSI Holdings (NJ), LLC	100%
TSI Englewood, LLC	TSI Holdings (NJ), LLC	100%
TSI Fort Lee, LLC	TSI Holdings (NJ), LLC	100%
TSI Franklin Park, LLC	TSI Holdings (NJ), LLC	100%
TSI Freehold, LLC	TSI Holdings (NJ), LLC	100%
TSI Hoboken, LLC	TSI Holdings (NJ), LLC	100%
TSI Hoboken North, LLC	TSI Holdings (NJ), LLC	100%
TSI Jersey City, LLC	TSI Holdings (NJ), LLC	100%
TSI Livingston, LLC	TSI Holdings (NJ), LLC	100%
TSI Mahwah, LLC	TSI Holdings (NJ), LLC	100%
TSI Marlboro, LLC	TSI Holdings (NJ), LLC	100%
TSI Matawan, LLC	TSI Holdings (NJ), LLC	100%
TSI Montclair, LLC	TSI Holdings (NJ), LLC	100%

		Percentage of
Legal Entity Name	Owner	Ownership
TSI Newark, LLC	TSI Holdings (NJ), LLC	100%
TSI No Sweat, LLC	TSI Holdings (NJ), LLC	100%
TSI Old Bridge, LLC	TSI Holdings (NJ), LLC	100%
TSI Parsippany, LLC	TSI Holdings (NJ), LLC	100%
TSI Plainsboro, LLC	TSI Holdings (NJ), LLC	100%
TSI Princeton North, LLC	TSI Holdings (NJ), LLC	100%
TSI Ramsey, LLC	TSI Holdings (NJ), LLC	100%
TSI Ridgewood, LLC	TSI Holdings (NJ), LLC	100%
TSI Somerset, LLC	TSI Holdings (NJ), LLC	100%
TSI Springfield, LLC	TSI Holdings (NJ), LLC	100%
TSI West Caldwell, LLC	TSI Holdings (NJ), LLC	100%
TSI Westwood, LLC	TSI Holdings (NJ), LLC	100%
TSI Ardmore, LLC	TSI Holdings (PA), LLC	100%
TSI Highpoint, LLC	TSI Holdings (PA), LLC	100%
TSI Market Street, LLC	TSI Holdings (PA), LLC	100%
TSI Radnor, LLC	TSI Holdings (PA), LLC	100%
TSI Rodin Place, LLC	TSI Holdings (PA), LLC	100%
TSI Society Hill, LLC	TSI Holdings (PA), LLC	100%
TSI Alexandria, LLC	TSI Holdings (VA), LLC	100%
TSI Clarendon, LLC	TSI Holdings (VA), LLC	100%
TSI Fairfax, LLC	TSI Holdings (VA), LLC	100%
TSI Sterling, LLC	TSI Holdings (VA), LLC	100%
TSI West Springfield, LLC	TSI Holdings (VA), LLC	100%
TSI Holdings (IP), LLC	TSI Insurance, Inc.	100%
Town Sports AG	TSI International, Inc.	100%

SCHEDULE VII
EXISTING INDEBTEDNESS
     None.

SCHEDULE VIII
INSURANCE

Coverage	Limit		Deductible
Workers Compensation	Coverage A
	Statutory	WC
☐ Guaranteed Cost
	Coverage D	EL
	☐ $1,000,000	per accident
	☐ $1,000,000	policy limit disease
	☐ $1,000,000	each employee disease
	Included	Stop Gap

General Liability	☐ $500,000	Each Occurrence	☐ $500,000 SIR per Occurrence
	☐ $2,000,000 ☐ $20,000,000 ☐ 500,000 Om / 2,000,000 Agg. ☐ $500,000	General Agg. Per Location General Agg. Limit Products & Completed Operations Personal / Adv. lnj.	☐ ALAE erodes retention / does not erode the policy limit ☐ $50,000 Deductible per Occurrence for Professional Liability $200,000 Aggregate Stop Loss
	☐ $500,000	Fire Damage
	☐ $2,500	Medical Expense
	☐ $500,000	Employee Benefits Liability Occ & Agg (Claims Made)
	☐ $500,000	Rented Property Premises
	☐ $500,000	Contractual Indemnification Policy

Auto Liability	☐ $1,000,000	CSL	Liability
	☐ $1,000,000	UMIUIM	☐ Nil
	☐ $10,000	Med Pay
	☐ Statutory	PIP	Physical Damage
☐ Autos under $40K:
			$500	Comp
			$500	Coll
☐ Autos over $40K:
			$1,500	Comp
			$1,500	Coll

Umbrella	$10,000,000	occlagg	☐ $10,000	SIR

Foreign Liability DIC	☐ $1,000,000	GL Occ/Agg.	☐ $1,000	EBL
	☐ $1,000,000	Auto DIC	☐ $1,000	Money/ Securities
	☐ $25,000	Auto PD/each acc	☐ $50	Medical Expense
	☐ State of hire	WC
	☐ $1,000,000	Employers Liability
	☐ $1,000,000	Repatriation
	☐ $1,500,000	AD&D
	☐ $1,000,000	K&R

Property	All Risk / BI / EE		All Risk / BliEE
	☐ $25,000,000		☐ $25,000
	Major Sublimits		Earthquake
☐ $25,000
	Earthquake		CA Earthquake
	☐ $25,000,000	EQ Ann/Agg except	☐ N/A
	☐ Excluded	CA Earthquake	Transit
☐ $25,000
	Flood		Named Windstorm
3% TIV 100k
	☐ $25,000,000	Flood Ann/Agg except	☐ min

Coverage	Limit		Deductible
	☐ $2,500,000	Flood Zone AN Agg.
	Named Windstorm		Flood
	☐ $25,000,000	Windstorm Agg	☐ $25,000	Except

	Terrorism-Sabotage		Flood Zone AN
	☐ $75,000,000	Each Occurrence-Property Coverage	☐ 5% TIV 250k min
	☐ 200,000,000	Sabotage and Terrorism	Terrorism-Sabotage
			☐ $25,000	Each Occurrence
Other Major Sublimits
	☐ $750,000	Transit
	☐ $10,000,000	Automatic Acquisition
	☐ $5,000,000	Unnamed Locations
	☐ $5,000,000	E&O
	☐ $10,000,000	Contingent BVEE

Boiler & Machinery	☐ $25,000,000	Combined PD/BVEE	☐ $25,000	PD/BVEE

Sublimits

	☐ $1,000,000	Ammonia Cont
	☐ $5,000,000	Water Damage
	☐ $1,000,000	Spoilage
	☐ $1,000,000	Haz Subs
	☐ $5,000,000	Ordinance or Law
	☐ $5,000,000	Media
	☐ $5,000,000	Brands & Labels

Directors and Officers	☐ $25,000,000	Traditional D&O	☐ $500,000	Securities
	☐ $10,000,000	Side A DC Only	☐ $250,000	All other claims

Employment Practices Liability	☐ $10,000,000		☐ $250,000	SIR

Fiduciary	☐ $3,000,000		☐ $10,000

Crime	☐ $5,000,000		☐ $50,000

SCHEDULE IX
SCHEDULE OF LEGAL NAMES, TYPE OF ORGANIZATION
(AND WHETHER A REGISTERED ORGANIZATION AND/OR
A TRANSMITTING UTILITY), JURISDICTION OF ORGANIZATION,
LOCATION AND ORGANIZATIONAL IDENTIFICATION NUMBERS

	Type of Organization	Registered			Entity’s Organization	Transmitting
Exact Legal Name of Each	(or, if the Entity is an	Organization?	Jurisdiction of	Entity’s Location (for purposes	Identification Number	Utility?
Entity	Individual, so indicate)	(Yes/No)	Organization	of NY UCC § 9-307)	(or, if none, so indicate)	(Yes/No)
Town Sports International Holdings, Inc.	Corporation	Yes	Delaware	Delaware	3754592	No
Town Sports International, LLC	Limited Liability Company	Yes	New York	New York	None	No
TSI 217 Broadway, LLC	Limited Liability Company	Yes	Delaware	Delaware	4268991	No
TSI Alexandria, LLC	Limited Liability Company	Yes	Delaware	Delaware	2901743	No
TSI Alexandria West, LLC	Limited Liability Company	Yes	Delaware	Delaware	4330291	No
TSI Allston, LLC	Limited Liability Company	Yes	Delaware	Delaware	3899539	No
TSI Andover, LLC	Limited Liability Company	Yes	Delaware	Delaware	4269134	No
TSI Ardmore, LLC	Limited Liability Company	Yes	Delaware	Delaware	3387908	No
TSI Arthro-Fitness Services, LLC	Limited Liability Company	Yes	Delaware	Delaware	4268994	No
TSI Astoria, LLC	Limited Liability Company	Yes	Delaware	Delaware	4268995	No
TSI Battery Park, LLC	Limited Liability Company	Yes	Delaware	Delaware	4268998	No

	Type of Organization	Registered			Entity’s Organization	Transmitting
Exact Legal Name of Each	(or, if the Entity is an	Organization?	Jurisdiction of	Entity’s Location (for purposes	Identification Number	Utility?
Entity	Individual, so indicate)	(Yes/No)	Organization	of NY UCC § 9-307)	(or, if none, so indicate)	(Yes/No)
TSI Bay Ridge 86th Street, LLC	Limited Liability Company	Yes	Delaware	Delaware	4269108	No
TSI Bayonne, LLC	Limited Liability Company	Yes	Delaware	Delaware	4536496	No
TSI Bayridge, LLC	Limited Liability Company	Yes	Delaware	Delaware	4269001	No
TSI Bensonhurst, LLC	Limited Liability Company	Yes	Delaware	Delaware	4416091	No
TSI Bethesda, LLC	Limited Liability Company	Yes	Delaware	Delaware	3018449	No
TSI Boylston, LLC	Limited Liability Company	Yes	Delaware	Delaware	4269330	No
TSI Broadway, LLC	Limited Liability Company	Yes	Delaware	Delaware	4269002	No
TSI Brooklyn Belt, LLC	Limited Liability Company	Yes	Delaware	Delaware	4269004	No
TSI Brunswick, LLC	Limited Liability Company	Yes	Delaware	Delaware	4282150	No
TSI Bulfinch, LLC	Limited Liability Company	Yes	Delaware	Delaware	3899536	No
TSI Butler, LLC	Limited Liability Company	Yes	Delaware	Delaware	4239615	No
TSI Carmel, LLC	Limited Liability Company	Yes	Delaware	Delaware	4269111	No
TSI Cash Management, LLC	Limited Liability Company	Yes	Delaware	Delaware	4269009	No
TSI Central Square, LLC	Limited Liability Company	Yes	Delaware	Delaware	3899543	No

	Type of Organization	Registered			Entity’s Organization	Transmitting
Exact Legal Name of Each	(or, if the Entity is an	Organization?	Jurisdiction of	Entity’s Location (for purposes	Identification Number	Utility?
Entity	Individual, so indicate)	(Yes/No)	Organization	of NY UCC § 9-307)	(or, if none, so indicate)	(Yes/No)
TSI Cherry Hill, LLC	Limited Liability Company	Yes	Delaware	Delaware	3040637	No
TSI Chevy Chase, LLC	Limited Liability Company	Yes	Delaware	Delaware	4269632	No
TSI Clarendon, LLC	Limited Liability Company	Yes	Delaware	Delaware	3317876	No
TSI Clifton, LLC	Limited Liability Company	Yes	Delaware	Delaware	4195613	No
TSI Cobble Hill, LLC	Limited Liability Company	Yes	Delaware	Delaware	4269013	No
TSI Colonia, LLC	Limited Liability Company	Yes	Delaware	Delaware	2928572	No
TSI Columbia Heights, LLC	Limited Liability Company	Yes	Delaware	Delaware	4269691	No
TSI Commack, LLC	Limited Liability Company	Yes	Delaware	Delaware	4269015	No
TSI Connecticut Avenue, LLC	Limited Liability Company	Yes	Delaware	Delaware	4269736	No
TSI Court Street, LLC	Limited Liability Company	Yes	Delaware	Delaware	4269017	No
TSI Croton, LLC	Limited Liability Company	Yes	Delaware	Delaware	4269019	No
TSI Danbury, LLC	Limited Liability Company	Yes	Delaware	Delaware	4269758	No
TSI Davis Square, LLC	Limited Liability Company	Yes	Delaware	Delaware	4160261	No
TSI Dedham, LLC	Limited Liability Company	Yes	Delaware	Delaware	4510871	No

	Type of Organization	Registered			Entity’s Organization	Transmitting
Exact Legal Name of Each	(or, if the Entity is an	Organization?	Jurisdiction of	Entity’s Location (for purposes	Identification Number	Utility?
Entity	Individual, so indicate)	(Yes/No)	Organization	of NY UCC § 9-307)	(or, if none, so indicate)	(Yes/No)
TSI Deer Park, LLC	Limited Liability Company	Yes	Delaware	Delaware	4364946	No
TSI Dobbs Ferry, LLC	Limited Liability Company	Yes	Delaware	Delaware	4269114	No
TSI Downtown Crossing, LLC	Limited Liability Company	Yes	Delaware	Delaware	4269741	No
TSI Dupont Circle, Inc.	Corporation	Yes	Delaware	Delaware	2220114	No
TSI Dupont II, Inc.	Corporation	Yes	Delaware	Delaware	2439444	No
TSI East 23, LLC	Limited Liability Company	Yes	Delaware	Delaware	4269027	No
TSI East 31, LLC	Limited Liability Company	Yes	Delaware	Delaware	4269030	No
TSI East 34, LLC	Limited Liability Company	Yes	Delaware	Delaware	4269032	No
TSI East 36, LLC	Limited Liability Company	Yes	Delaware	Delaware	4269035	No
TSI East 41, LLC	Limited Liability Company	Yes	Delaware	Delaware	4269039	No
TSI East 48, LLC	Limited Liability Company	Yes	Delaware	Delaware	4269115	No
TSI East 51, LLC	Limited Liability Company	Yes	Delaware	Delaware	4269041	No
TSI East 59, LLC	Limited Liability Company	Yes	Delaware	Delaware	4269047	No
TSI East 76, LLC	Limited Liability Company	Yes	Delaware	Delaware	4269049	No

	Type of Organization	Registered			Entity’s Organization	Transmitting
Exact Legal Name of Each	(or, if the Entity is an	Organization?	Jurisdiction of	Entity’s Location (for purposes	Identification Number	Utility?
Entity	Individual, so indicate)	(Yes/No)	Organization	of NY UCC § 9-307)	(or, if none, so indicate)	(Yes/No)
TSI East 86, LLC	Limited Liability Company	Yes	Delaware	Delaware	4269119	No
TSI East 91, LLC	Limited Liability Company	Yes	Delaware	Delaware	4269051	No
TSI East Brunswick, LLC	Limited Liability Company	Yes	Delaware	Delaware	4343405	No
TSI East Meadow, LLC	Limited Liability Company	Yes	Delaware	Delaware	4269024	No
TSI Englewood, LLC	Limited Liability Company	Yes	Delaware	Delaware	4099792
TSI F Street, LLC	Limited Liability Company	Yes	Delaware	Delaware	4269753	No
TSI Fairfax, LLC	Limited Liability Company	Yes	Delaware	Delaware	2951887	No
TSI Fenway, LLC	Limited Liability Company	Yes	Delaware	Delaware	3899546	No
TSI First Avenue, LLC	Limited Liability Company	Yes	Delaware	Delaware	4269053	No
TSI Forest Hills, LLC	Limited Liability Company	Yes	Delaware	Delaware	4269055	No
TSI Fort Lee, LLC	Limited Liability Company	Yes	Delaware	Delaware	2900457	No
TSI Framingham, LLC	Limited Liability Company	Yes	Delaware	Delaware	4269136	No
TSI Franklin (MA), LLC	Limited Liability Company	Yes	Delaware	Delaware	4269138	No

	Type of Organization	Registered			Entity’s Organization	Transmitting
Exact Legal Name of Each	(or, if the Entity is an	Organization?	Jurisdiction of	Entity’s Location (for purposes	Identification Number	Utility?
Entity	Individual, so indicate)	(Yes/No)	Organization	of NY UCC § 9-307)	(or, if none, so indicate)	(Yes/No)
TSI Franklin Park, LLC	Limited Liability Company	Yes	Delaware	Delaware	2928574	No
TSI Freehold, LLC	Limited Liability Company	Yes	Delaware	Delaware	3057259	No
TSI Gallery Place, LLC	Limited Liability Company	Yes	Delaware	Delaware	4269770	No
TSI Garden City, LLC	Limited Liability Company	Yes	Delaware	Delaware	4269057	No
TSI Garnerville, LLC	Limited Liability Company	Yes	Delaware	Delaware	4376082	No
TSI Georgetown, LLC	Limited Liability Company	Yes	Delaware	Delaware	4269763	No
TSI Germantown, LLC	Limited Liability Company	Yes	Delaware	Delaware	2916539	No
TSI Glendale, LLC	Limited Liability Company	Yes	Delaware	Delaware	4269128	No
TSI Glover, LLC	Limited Liability Company	Yes	Delaware	Delaware	4269240	No
TSI Grand Central, LLC	Limited Liability Company	Yes	Delaware	Delaware	4269060	No
TSI Great Neck, LLC	Limited Liability Company	Yes	Delaware	Delaware	4269061	No
TSI Greenwich, LLC	Limited Liability Company	Yes	Delaware	Delaware	4269761	No
TSI Hartsdale, LLC	Limited Liability Company	Yes	Delaware	Delaware	4269062	No
TSI Hawthorne, LLC	Limited Liability Company	Yes	Delaware	Delaware	4269066	No

	Type of Organization	Registered			Entity’s Organization	Transmitting
Exact Legal Name of Each	(or, if the Entity is an	Organization?	Jurisdiction of	Entity’s Location (for purposes	Identification Number	Utility?
Entity	Individual, so indicate)	(Yes/No)	Organization	of NY UCC § 9-307)	(or, if none, so indicate)	(Yes/No)
TSI Herald, LLC	Limited Liability Company	Yes	Delaware	Delaware	4269068	No
TSI Hicksville, LLC	Limited Liability Company	Yes	Delaware	Delaware	4257117	No
TSI Highpoint, LLC	Limited Liability Company	Yes	Delaware	Delaware	3140945	No
TSI Hoboken, LLC	Limited Liability Company	Yes	Delaware	Delaware	3057253	No
TSI Hoboken North, LLC	Limited Liability Company	Yes	Delaware	Delaware	3773429	No
TSI Holdings (CIP), LLC	Limited Liability Company	Yes	Delaware	Delaware	4269773	No
TSI Holdings (DC), LLC	Limited Liability Company	Yes	Delaware	Delaware	4268598	No
TSI Holdings (MA), LLC	Limited Liability Company	Yes	Delaware	Delaware	4268036	No
TSI Holdings (MD), LLC	Limited Liability Company	Yes	Delaware	Delaware	4268623	No
TSI Holdings (NJ), LLC	Limited Liability Company	Yes	Delaware	Delaware	3744923	No
TSI Holdings (PA), LLC	Limited Liability Company	Yes	Delaware	Delaware	4268627	No
TSI Holdings (VA), LLC	Limited Liability Company	Yes	Delaware	Delaware	4268618	No
TSI Huntington, LLC	Limited Liability Company	Yes	Delaware	Delaware	4268974	No
TSI International, Inc.	Corporation	Yes	Delaware	Delaware	2141083	No
TSI Irving Place, LLC	Limited Liability Company	Yes	Delaware	Delaware	4268978	No

	Type of Organization	Registered			Entity’s Organization	Transmitting
Exact Legal Name of Each	(or, if the Entity is an	Organization?	Jurisdiction of	Entity’s Location (for purposes	Identification Number	Utility?
Entity	Individual, so indicate)	(Yes/No)	Organization	of NY UCC § 9-307)	(or, if none, so indicate)	(Yes/No)
TSI Jamaica Estates, LLC	Limited Liability Company	Yes	Delaware	Delaware	4402223	No
TSI Jersey City, LLC	Limited Liability Company	Yes	Delaware	Delaware	3525625	No
TSI K Street, LLC	Limited Liability Company	Yes	Delaware	Delaware	4269781	No
TSI Larchmont, LLC	Limited Liability Company	Yes	Delaware	Delaware	4268983	No
TSI Lexington (MA), LLC	Limited Liability Company	Yes	Delaware	Delaware	4269142	No
TSI Lincoln, LLC	Limited Liability Company	Yes	Delaware	Delaware	4268985	No
TSI Livingston, LLC	Limited Liability Company	Yes	Delaware	Delaware	3305800	No
TSI Long Beach, LLC	Limited Liability Company	Yes	Delaware	Delaware	4268987	No
TSI Lynnfield, LLC	Limited Liability Company	Yes	Delaware	Delaware	4269143	No
TSI M Street, LLC	Limited Liability Company	Yes	Delaware	Delaware	4269776	No
TSI Mahwah, LLC	Limited Liability Company	Yes	Delaware	Delaware	2905457	No
TSI Mamaroneck, LLC	Limited Liability Company	Yes	Delaware	Delaware	4268989	No
TSI Market Street, LLC	Limited Liability Company	Yes	Delaware	Delaware	3123380	No
TSI Marlboro, LLC	Limited Liability Company	Yes	Delaware	Delaware	3057264	No

Schedule IX

	Type of Organization	Registered			Entity’s Organization	Transmitting
Exact Legal Name of Each	(or, if the Entity is an	Organization?	Jurisdiction of	Entity’s Location (for purposes	Identification Number	Utility?
Entity	Individual, so indicate)	(Yes/No)	Organization	of NY UCC § 9-307)	(or, if none, so indicate)	(Yes/No)
TSI Matawan, LLC	Limited Liability Company	Yes	Delaware	Delaware	3057208	No
TSI Mercer Street, LLC	Limited Liability Company	Yes	Delaware	Delaware	4268990	No
TSI Midwood, LLC	Limited Liability Company	Yes	Delaware	Delaware	4268993	No
TSI Montclair, LLC	Limited Liability Company	Yes	Delaware	Delaware	3235308	No
TSI Morris Park, LLC	Limited Liability Company	Yes	Delaware	Delaware	4269130	No
TSI Murray Hill, LLC	Limited Liability Company	Yes	Delaware	Delaware	4269000	No
TSI Nanuet, LLC	Limited Liability Company	Yes	Delaware	Delaware	4269005	No
TSI Natick, LLC	Limited Liability Company	Yes	Delaware	Delaware	4269786	No
TSI New Rochelle, LLC	Limited Liability Company	Yes	Delaware	Delaware	4290057	No
TSI Newark, LLC	Limited Liability Company	Yes	Delaware	Delaware	3548397	No
TSI Newbury Street, LLC	Limited Liability Company	Yes	Delaware	Delaware	4269793	No

	Type of Organization	Registered			Entity’s Organization	Transmitting
Exact Legal Name of Each	(or, if the Entity is an	Organization?	Jurisdiction of	Entity’s Location (for purposes	Identification Number	Utility?
Entity	Individual, so indicate)	(Yes/No)	Organization	of NY UCC § 9-307)	(or, if none, so indicate)	(Yes/No)
TSI Newton, LLC	Limited Liability Company	Yes	Delaware	Delaware	4188428	No
TSI No Sweat, LLC	Limited Liability Company	Yes	Delaware	Delaware	4071998	No
TSI North Bethesda, LLC	Limited Liability Company	Yes	Delaware	Delaware	3018427	No
TSI Norwalk, LLC	Limited Liability Company	Yes	Delaware	Delaware	4269791	No
TSI Oceanside, LLC	Limited Liability Company	Yes	Delaware	Delaware	4269012	No
TSI Old Bridge, LLC	Limited Liability Company	Yes	Delaware	Delaware	3057213	No
TSI Parsippany, LLC	Limited Liability Company	Yes	Delaware	Delaware	2928568	No
TSI Plainsboro, LLC	Limited Liability Company	Yes	Delaware	Delaware	2928573	No
TSI Port Jefferson, LLC	Limited Liability Company	Yes	Delaware	Delaware	4269018	No
TSI Princeton, LLC	Limited Liability Company	Yes	Delaware	Delaware	2750867	No
TSI Princeton North, LLC	Limited Liability Company	Yes	Delaware	Delaware	3946066	No
TSI Providence Downtown, LLC	Limited Liability Company	Yes	Delaware	Delaware	4411647	No
TSI Providence Eastside, LLC	Limited Liability Company	Yes	Delaware	Delaware	4411648	No
TSI Radnor, LLC	Limited Liability Company	Yes	Delaware	Delaware	4034032	No

	Type of Organization	Registered			Entity’s Organization	Transmitting
Exact Legal Name of Each	(or, if the Entity is an	Organization?	Jurisdiction of	Entity’s Location (for purposes	Identification Number	Utility?
Entity	Individual, so indicate)	(Yes/No)	Organization	of NY UCC § 9-307)	(or, if none, so indicate)	(Yes/No)
TSI Ramsey, LLC	Limited Liability Company	Yes	Delaware	Delaware	3138497	No
TSI Reade Street, LLC	Limited Liability Company	Yes	Delaware	Delaware	4269021	No
TSI Rego Park, LLC	Limited Liability Company	Yes	Delaware	Delaware	4269031	No
TSI Ridgewood, LLC	Limited Liability Company	Yes	Delaware	Delaware	3386883	No
TSI Rodin Place, LLC	Limited Liability Company	Yes	Delaware	Delaware	3026591	No
TSI Scarsdale, LLC	Limited Liability Company	Yes	Delaware	Delaware	4269037	No
TSI Seaport, LLC	Limited Liability Company	Yes	Delaware	Delaware	4269040	No
TSI Sheridan, LLC	Limited Liability Company	Yes	Delaware	Delaware	4269043	No
TSI Silver Spring, LLC	Limited Liability Company	Yes	Delaware	Delaware	3296686	No
TSI Smithtown, LLC	Limited Liability Company	Yes	Delaware	Delaware	4269048	No
TSI Society Hill, LLC	Limited Liability Company	Yes	Delaware	Delaware	3026597	No
TSI Soho, LLC	Limited Liability Company	Yes	Delaware	Delaware	4269052	No

	Type of Organization	Registered			Entity’s Organization	Transmitting
Exact Legal Name of Each	(or, if the Entity is an	Organization?	Jurisdiction of	Entity’s Location (for purposes	Identification Number	Utility?
Entity	Individual, so indicate)	(Yes/No)	Organization	of NY UCC § 9-307)	(or, if none, so indicate)	(Yes/No)
TSI Somers, LLC	Limited Liability Company	Yes	Delaware	Delaware	4269058	No
TSI Somerset, LLC	Limited Liability Company	Yes	Delaware	Delaware	2928575	No
TSI South Bethesda, LLC	Limited Liability Company	Yes	Delaware	Delaware	3854033	No
TSI South End, LLC	Limited Liability Company	Yes	Delaware	Delaware	4269795	No
TSI South Park Slope, LLC	Limited Liability Company	Yes	Delaware	Delaware	4269064	No
TSI South Station, LLC	Limited Liability Company	Yes	Delaware	Delaware	4269797	No
TSI Springfield, LLC	Limited Liability Company	Yes	Delaware	Delaware	2928570	No
TSI Stamford Downtown, LLC	Limited Liability Company	Yes	Delaware	Delaware	4269799	No
TSI Stamford Post, LLC	Limited Liability Company	Yes	Delaware	Delaware	4269803	No
TSI Stamford Rinks, LLC	Limited Liability Company	Yes	Delaware	Delaware	4269807	No
TSI Staten Island, LLC	Limited Liability Company	Yes	Delaware	Delaware	4269070	No
TSI Sterling, LLC	Limited Liability Company	Yes	Delaware	Delaware	2978316	No
TSI Sunnyside, LLC	Limited Liability Company	Yes	Delaware	Delaware	4324681	No
TSI Syosset, LLC	Limited Liability Company	Yes	Delaware	Delaware	4269074	No

	Type of Organization	Registered			Entity’s Organization	Transmitting
Exact Legal Name of Each	(or, if the Entity is an	Organization?	Jurisdiction of	Entity’s Location (for purposes	Identification Number	Utility?
Entity	Individual, so indicate)	(Yes/No)	Organization	of NY UCC § 9-307)	(or, if none, so indicate)	(Yes/No)
TSI University Management, LLC	Limited Liability Company	Yes	Delaware	Delaware	4269811	No
TSI Varick Street, LLC	Limited Liability Company	Yes	Delaware	Delaware	4269076	No
TSI Wall Street, LLC	Limited Liability Company	Yes	Delaware	Delaware	4269078	No
TSI Waltham, LLC	Limited Liability Company	Yes	Delaware	Delaware	3584187	No
TSI Washington, Inc.	Corporation	Yes	Delaware	Delaware	2195425	No
TSI Water Street, LLC	Limited Liability Company	Yes	Delaware	Delaware	4269087	No
TSI Watertown, LLC	Limited Liability Company	Yes	Delaware	Delaware	4269336	No
TSI Wayland, LLC	Limited Liability Company	Yes	Delaware	Delaware	4554568	No
TSI Wellesley, LLC	Limited Liability Company	Yes	Delaware	Delaware	4269148	No
TSI Wellington Circle, LLC	Limited Liability Company	Yes	Delaware	Delaware	4160262	No
TSI West 14, LLC	Limited Liability Company	Yes	Delaware	Delaware	4269093	No
TSI West 16, LLC	Limited Liability Company	Yes	Delaware	Delaware	4269096	No
TSI West 23, LLC	Limited Liability Company	Yes	Delaware	Delaware	4269098	No
TSI West 38, LLC	Limited Liability Company	Yes	Delaware	Delaware	4269038	No

	Type of Organization	Registered			Entity’s Organization	Transmitting
Exact Legal Name of Each	(or, if the Entity is an	Organization?	Jurisdiction of	Entity’s Location (for purposes	Identification Number	Utility?
Entity	Individual, so indicate)	(Yes/No)	Organization	of NY UCC § 9-307)	(or, if none, so indicate)	(Yes/No)
TSI West 41, LLC	Limited Liability Company	Yes	Delaware	Delaware	4269045	No
TSI West 44, LLC	Limited Liability Company	Yes	Delaware	Delaware	4269054	No
TSI West 48, LLC	Limited Liability Company	Yes	Delaware	Delaware	4269067	No
TSI West 52, LLC	Limited Liability Company	Yes	Delaware	Delaware	4269073	No
TSI West 73, LLC	Limited Liability Company	Yes	Delaware	Delaware	4269077	No
TSI West 76, LLC	Limited Liability Company	Yes	Delaware	Delaware	4269080	No
TSI West 80, LLC	Limited Liability Company	Yes	Delaware	Delaware	4269085	No
TSI West 94, LLC	Limited Liability Company	Yes	Delaware	Delaware	4269086	No
TSI West 115th Street, LLC	Limited Liability Company	Yes	Delaware	Delaware	4269131	No
TSI West 125, LLC	Limited Liability Company	Yes	Delaware	Delaware	4269090	No
TSI West 145th Street, LLC	Limited Liability Company	Yes	Delaware	Delaware	4239620	No
TSI West Caldwell, LLC	Limited Liability Company	Yes	Delaware	Delaware	2928566	No
TSI West Hartford, LLC	Limited Liability Company	Yes	Delaware	Delaware	4411640	No
TSI West Newton, LLC	Limited Liability Company	Yes	Delaware	Delaware	4269593	No

	Type of Organization	Registered			Entity’s Organization	Transmitting
Exact Legal Name of Each	(or, if the Entity is an	Organization?	Jurisdiction of	Entity’s Location (for purposes	Identification Number	Utility?
Entity	Individual, so indicate)	(Yes/No)	Organization	of NY UCC § 9-307)	(or, if none, so indicate)	(Yes/No)
TSI West Nyack, LLC	Limited Liability Company	Yes	Delaware	Delaware	4269089	No
TSI West Springfield, LLC	Limited Liability Company	Yes	Delaware	Delaware	3131927	No
TSI Westborough, LLC	Limited Liability Company	Yes	Delaware	Delaware	4311117	No
TSI Westport, LLC	Limited Liability Company	Yes	Delaware	Delaware	4269809	No
TSI Westwood, LLC	Limited Liability Company	Yes	Delaware	Delaware	3478988	No
TSI Weymouth, LLC	Limited Liability Company	Yes	Delaware	Delaware	4269814	No
TSI White Plains City Center, LLC	Limited Liability Company	Yes	Delaware	Delaware	4269095	No
TSI White Plains, LLC	Limited Liability Company	Yes	Delaware	Delaware	4269100	No
TSI Whitestone, LLC	Limited Liability Company	Yes	Delaware	Delaware	4269102	No
TSI Woburn, LLC	Limited Liability Company	Yes	Delaware	Delaware	4411649	No
TSI Woodmere, LLC	Limited Liability Company	Yes	Delaware	Delaware	4269106	No

SCHEDULE X
EXISTING LIENS
None.

SCHEDULE XI
EXISTING INVESTMENTS
The Borrower, through its subsidiary, TSI Washington, Inc., has an investment in Capital Hill Squash Club Associates (“CHSA”). The Borrower also has an investment in Kalorama Sports Management Associates (“KSMA”) through its indirect subsidiary TSI Dupont Circle, Inc. CHSA and KSMA are health clubs in Washington, D.C. that operate under the Borrower’s “Washington Sports Club” brand name. CHSA and KSMA have operations, which are similar, or related to, those of the Borrower.
TSI Washington, Inc. has a limited partnership interest in CHSA, which provides TSI Washington, Inc. with approximately 20% of the profits of CHSA, as defined in the limited partnership agreement governing TSI Washington, Inc.’s investment in CHSA. TSI Dupont Circle, Inc. has a co-general partnership and limited partnership interest in KSMA, which entitles TSI Dupont Circle, Inc. to receive approximately 45% of the profits of KSMA, as defined in the limited partnership agreement governing TSI Dupont Circle, Inc.’s investment in KSMA.

SCHEDULE XII
REVERSE DUTCH AUCTION PROCEDURES
This Schedule XII is intended to summarize certain basic terms of the reverse Dutch auction procedures pursuant to and in accordance with the terms and conditions of Section 2.17 of the Credit Agreement, of which this Schedule XII is a part. It is not intended to be a definitive statement of all of the terms and conditions of a reverse Dutch auction, the definitive terms and conditions for which shall be set forth in the applicable offering document. Any of the terms set forth below may be modified solely with the consent of the Administrative Agent and the Borrower to the extent not otherwise inconsistent with the provisions of Section 2.17 of the Credit Agreement. None of the Administrative Agent, the Auction Manager, or any of their respective affiliates or any officers, directors, employees, agents or attorneys-in-fact of such Persons (together with the Administrative Agent and its affiliates, the “Agent-Related Person”) makes any recommendation pursuant to any offering document as to whether or not any Lender should sell its Term Loans to the Borrower pursuant to any offering documents, nor shall the decision by the Administrative Agent, the Auction Manager or any other Agent-Related Person (or any of their affiliates) in its respective capacity as a Lender to sell its Term Loans to the Borrower be deemed to constitute such a recommendation. Each Lender should make its own decision on whether to sell any of its Term Loans and, if it decides to do so, the principal amount of and price to be sought for such Term Loans. In addition, each Lender should consult its own attorney, business advisor or tax advisor as to legal, business, tax and related matters concerning each Auction and the relevant offering documents. Capitalized terms not otherwise defined in this Schedule XII have the meanings assigned to them in the Credit Agreement.
          (a) Notice Procedures. In connection with each Auction, the Borrower will provide notification to the Auction Manager for distribution to the Lenders of the relevant Tranche of Term Loans (each, an “Auction Notice”). Each Auction Notice shall contain (i) the maximum principal amount (calculated on the face amount thereof) of Term Loans that the Borrower offers to purchase in such Auction (the “Auction Amount”), which shall be no less than $25,000,000 (unless another amount is agreed to by the Administrative Agent); (ii) the range of discounts to par (the “Discount Range”), expressed as a range of prices per $1,000 (in increments of $5), at which the Borrower would be willing to purchase Term Loans in such Auction; and (iii) the date on which such Auction will conclude, on which date Return Bids (as defined below) will be due by 1:00 p.m. (New York time) (as such date and time may be extended by the Auction Manager, such time the “Expiration Time”). Such Expiration Time may be extended for a period not exceeding three (3) Business Days upon notice by the Borrower to the Auction Manager received not less than 24 hours before the original Expiration Time; provided that only one extension per offer shall be permitted. An Auction shall be regarded as a “failed auction” in the event that either (x) the Borrower withdraws such Auction in accordance with the terms hereof or (y) the Expiration Time occurs with no Qualifying Bids (as defined below) having been received. In the event of a failed auction, the Borrower shall not be permitted to deliver a new Auction Notice prior to the date occurring three (3) Business Days after such withdrawal or Expiration Time, as the case may be. Notwithstanding anything to the contrary contained herein, the Borrower shall not initiate any Auction by delivering an Auction Notice to the Auction Manager until after the conclusion (whether successful or failed) of the previous Auction (if any), whether such conclusion occurs by withdrawal of such previous Auction or the occurrence of the Expiration Time of such previous Auction.

          (b) Reply Procedures. In connection with any Auction, each Lender of Term Loans of the applicable Tranche wishing to participate in such Auction shall, prior to the Expiration Time, provide the Auction Manager with a notice of participation, in the form included in the respective offering document (each, a “Return Bid”) which shall specify (i) a discount to par that must be expressed as a price per $1,000 (in increments of $5) in principal amount of Term Loans (the “Reply Price”) within the Discount Range and (ii) the principal amount of Term Loans, in an amount not less than $1,000,000 or an integral multiple of $1,000 in excess thereof, that such Lender offers for sale at its Reply Price (the “Reply Amount”). A Lender may submit a Reply Amount that is less than the minimum amount and incremental amount requirements described above only if the Reply Amount comprises the entire amount of the Term Loans of such Tranche held by such Lender. Lenders may only submit one Return Bid per Auction but each Return Bid may contain up to three (3) component bids, each of which may result in a separate Qualifying Bid and each of which will not be contingent on any other component bid submitted by such Lender resulting in a Qualifying Bid. In addition to the Return Bid, the participating Lender must execute and deliver, to be held by the Auction Manager, an assignment and acceptance in the form included in the offering document (each, an “Auction Assignment and Assumption”). The Borrower will not purchase any Term Loans at a price that is outside of the applicable Discount Range, nor will any Return Bids (including any component bids specified therein) submitted at a price that is outside such applicable Discount Range be considered in any calculation of the Applicable Threshold Price.
          (c) Acceptance Procedures. Based on the Reply Prices and Reply Amounts received by the Auction Manager, the Auction Manager, in consultation with the Borrower, will calculate the lowest purchase price (the “Applicable Threshold Price”) for such Auction within the Discount Range for such Auction that will allow the Borrower to complete the Auction by purchasing the full Auction Amount (or such lesser amount of Term Loans for which the Borrower has received Qualifying Bids). The Borrower shall purchase Term Loans from each Lender whose Return Bid is within the Discount Range and contains a Reply Price that is equal to or less than the Applicable Threshold Price (each, a “Qualifying Bid”). All Term Loans included in Qualifying Bids (including multiple component Qualifying Bids contained in a single Return Bid) received at a Reply Price lower than the Applicable Threshold Price will be purchased at such applicable Reply Prices and shall not be subject to proration.
          (d) Proration Procedures. All Term Loans offered in Return Bids (or, if applicable, any component thereof) constituting Qualifying Bids at the Applicable Threshold Price will be purchased at the Applicable Threshold Price; provided that if the aggregate principal amount (calculated on the face amount thereof) of all Term Loans for which Qualifying Bids have been submitted in any given Auction at the Applicable Threshold Price would exceed the remaining portion of the Auction Amount (after deducting all Term Loans to be purchased at prices below the Applicable Threshold Price), the Borrower shall purchase the Term Loans for which the Qualifying Bids submitted were at the Applicable Threshold Price ratably based on the respective principal amounts offered and in an aggregate amount equal to the amount necessary to complete the purchase of the Auction Amount. No Return Bids or any component thereof will be accepted above the Applicable Threshold Price.

          (e) Notification Procedures. The Auction Manager will calculate the Applicable Threshold Price and post the Applicable Threshold Price and proration factor onto an internet or intranet site (including an IntraLinks, SyndTrak or other electronic workspace) in accordance with the Auction Manager’s standard dissemination practices by 4:00 p.m. New York time on the same Business Day as the date the Return Bids were due (as such due date may be extended in accordance with this Schedule XII). The Auction Manager will insert the principal amount of Term Loans to be assigned and the applicable settlement date into each applicable Auction Assignment and Assumption received in connection with a Qualifying Bid. Upon the request of the submitting Lender, the Auction Manager will promptly return any Auction Assignment and Assumption received in connection with a Return Bid that is not a Qualifying Bid.
          (f) Auction Assignment and Assumption. Each Auction Notice and Auction Assignment and Assumption shall contain the following representations and warranties by the Borrower:
     (i) The conditions set forth in Section 2.17 of the Credit Agreement have each been satisfied on and as of the date hereof, except to the extent that such conditions refer to conditions that must be satisfied as of a future date, in which case the Borrower must terminate any Auction if it fails to satisfy one of more of the conditions which are required to be met at the time which otherwise would have been the time of purchase of Term Loans pursuant to an Auction.
     (ii) The representations and warranties of the Borrower and each other Credit Party contained in Section 8 of the Credit Agreement or any other Credit Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (other than any representation or warranty that is qualified by materiality or reference to Material Adverse Effect, which shall be true and correct in all respects) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes hereof, the representations and warranties contained in Section 8.05(a) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (b) and (c) of Section 9.01 of the Credit Agreement.
          (g) Additional Procedures. Once initiated by an Auction Notice, the Borrower may withdraw an Auction only in the event that, (i) as of such time, no Qualifying Bid has been received by the Auction Manager or (ii) the Borrower has failed to meet a condition set forth in Section 2.17 of the Credit Agreement. Furthermore, in connection with any Auction, upon submission by a Lender of a Return Bid, such Lender will not have any withdrawal rights. Any Return Bid (including any component bid thereof) delivered to the Auction Manager may not be modified, revoked, terminated or cancelled by a Lender. However, an Auction may become void if the conditions to the purchase of Term Loans by the Borrower required by the terms and conditions of Section 2.17 of the Credit Agreement are not met. The purchase price in respect of each Qualifying Bid for which purchase by the Borrower is required in accordance with the foregoing provisions shall be paid directly by the Borrower to the respective assigning Lender on a settlement date as determined jointly by the Borrower and the Auction Manager (which shall be not later than ten (10) Business Days after the date Return Bids are due). The Borrower shall execute each applicable Auction Assignment and Assumption received in connection with a Qualifying Bid. All questions as to the form of documents and validity and eligibility of Term Loans that are the subject of an Auction will be determined by the Auction Manager, in consultation with the Borrower, and their determination will be final and binding so long as such determination is not inconsistent with the terms of Section 2.17 of the Credit Agreement or this Schedule XII. The Auction Manager’s interpretation of the terms and conditions of the offering document, in consultation with the Borrower, will be final and binding so long as such interpretation is not inconsistent with the terms of Section 2.17 of the Credit Agreement or this Schedule XII. None of the Administrative Agent, the Auction Manager, any other Agent-Related Person or any of their respective affiliates assumes any responsibility for the accuracy or completeness of the information concerning the Borrower, the Credit Parties, or any of their affiliates (whether contained in an offering document or otherwise) or for any failure to disclose events that may have occurred and may affect the significance or accuracy of such information. This Schedule XII shall not require the Borrower to initiate any Auction.

EXHIBIT A-1
FORM OF NOTICE OF BORROWING
[Date]
Deutsche Bank Trust Company Americas,
as Administrative Agent for the Lenders party
to the Credit Agreement
referred to below
5022 Gate Parkway
Suite 200
Jacksonville, FL 32256
Attention: [__________]
Ladies and Gentlemen:
          The undersigned, Town Sports International, LLC (the “Borrower”), refers to the Credit Agreement, dated as of May [__], 2011 (as amended, restated, modified and/or supplemented from time to time, the “Credit Agreement,” the terms defined therein being used herein as therein defined), among Town Sports International Holdings, Inc., the Borrower, the lenders from time to time party thereto (the “Lenders”), and you, as Administrative Agent for such Lenders, and hereby gives you notice, irrevocably, pursuant to Section 2.03[(a)][(b)(i)] of the Credit Agreement, that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the “Proposed Borrowing”) as required by Section 2.03[(a)][(b)(i)] of the Credit Agreement:
          (i) The Business Day of the Proposed Borrowing is ___________.1
          (ii) The Loans to be made pursuant to the Proposed Borrowing shall consist of [Initial Term Loans] [Incremental Term Loans]2 [Revolving Loans] [Swingline Loans].

[1]	Shall be a Business Day at least one Business Day in the case of Base Rate Loans (or same day in the case of Swingline Loans) and at least three Business Days in the case of Eurodollar Loans, in each case, after the date hereof, provided that (in each case) any such notice shall be deemed to have been given on a certain day only if given before 12:00 Noon (New York time) (or 1:00 p.m. (New York time) in the case of Swingline Loans) on such day.

[2]	For Incremental Term Loans, designate the Tranche.

EXHIBIT A-2

          (iii) The aggregate principal amount of the Proposed Borrowing is $___________.
          (iv) The Loans to be made pursuant to the Proposed Borrowing shall be initially maintained as [Base Rate Loans] [Eurodollar Loans].
          [(v) The initial Interest Period for the Proposed Borrowing is [one month] [two months] [three months] [six months] [, to the extent agreed to by all Lenders with Commitments and/or Loans under the relevant Tranche, [nine] [twelve] months and, if such Interest Period is unavailable, [specify alternative desired].]3
          The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:
          (A) the representations and warranties contained in the Credit Agreement and in the other Credit Documents are and will be true and correct in all material respects, before and after giving effect to the Proposed Borrowing and to the application of the proceeds thereof, as though made on such date (it being understood and agreed that any representation and warranty that is qualified by materiality or Material Adverse Effect shall be true and correct in all respects), unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects (or all respects, as the case may be) as of such earlier date; and
          (B) no Default or Event of Default has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds thereof.

Very truly yours, TOWN SPORTS INTERNATIONAL, LLC
By:
Name:
Title:

[3]	To be included for a Proposed Borrowing of Eurodollar Loans.

FORM OF NOTICE OF CONVERSION/CONTINUATION
[Date]
Deutsche Bank Trust Company Americas,
as Administrative Agent for the Lenders party
to the Credit Agreement
referred to below
5022 Gate Parkway
Suite 200
Jacksonville, FL 32256
Attention: [__________]
Ladies and Gentlemen:
          The undersigned, Town Sports International, LLC (the “Borrower”), refers to the Credit Agreement, dated as of May [__], 2011 (as amended, restated, modified and/or supplemented from time to time, the “Credit Agreement,” the terms defined therein being used herein as therein defined), among Town Sports International Holdings, Inc., the Borrower, the lenders from time to time party thereto (the “Lenders”), and you, as Administrative Agent for such Lenders, and hereby give you notice, irrevocably, pursuant to Section [2.06][2.09] of the Credit Agreement, that the undersigned hereby requests to [convert] [continue] the Borrowing of [Initial Term Loans] [Incremental Term Loans]4 [Revolving Loans] referred to below, and in that connection sets forth below the information relating to such [conversion] [continuation] (the “Proposed [Conversion] [Continuation]”) as required by Section [2.06][2.09] of the Credit Agreement:
          (i) The Proposed [Conversion] [Continuation] relates to the Borrowing of [Initial Term Loans] [Incremental Term Loans] [Revolving Loans]originally made on _____ __, 20__ (the “Outstanding Borrowing”) in the principal amount of $________ and currently maintained as a Borrowing of [Base Rate Loans] [Eurodollar Loans with an Interest Period ending on _____ __, ____].
          (ii) The Business Day of the Proposed [Conversion] [Continuation] is ___________.5

[4]	For Incremental Term Loans, designate the Tranche.

[5]	Shall be a Business Day at least three Business Days (or one Business Day in the case of a conversion into Base Rate Loans) after the date hereof, provided that such notice shall be deemed to have been given on a certain day only if given before 12:00 Noon (New York time) on such day.

          (iii) The Outstanding Borrowing shall be [continued as a Borrowing of Eurodollar Loans with an Interest Period of _______] [converted into a Borrowing of [Base Rate Loans] [Eurodollar Loans with an Interest Period of ___]].6

Very truly yours, TOWN SPORTS INTERNATIONAL, LLC
By:
Name:
Title:

[6]	If either (x) only a portion of the Outstanding Borrowing is to be so converted or continued or (y) the Outstanding Borrowing is to be divided into separate Borrowings with different Interest Periods, the Borrower should make appropriate modifications to this clause to reflect same.

EXHIBIT B-1
FORM OF INITIAL TERM NOTE

$__________	New York, New York _________ __, ____
          FOR VALUE RECEIVED, TOWN SPORTS INTERNATIONAL, LLC, a New York limited liability company (the “Borrower”), hereby promises to pay to [______] or its registered assigns (the “Lender”), in lawful money of the United States of America in immediately available funds, at the Payment Office (as defined in the Agreement referred to below) initially located at 5022 Gate Parkway, Suite 200, Jacksonville, FL 32256 on the Initial Term Loan Maturity Date (as defined in the Agreement) the principal sum of __________ DOLLARS ($__________) or, if less, the unpaid principal amount of all Initial Term Loans (as defined in the Agreement) made by the Lender pursuant to the Agreement, payable at such times and in such amounts as are specified in the Agreement.
          The Borrower also promises to pay interest on the unpaid principal amount of each Initial Term Loan made by the Lender in like money at said office from the date hereof until paid at the rates and at the times provided in Section 2.08 of the Agreement.
          This Note is one of the Initial Term Notes referred to in the Credit Agreement, dated as of May [__], 2011, among Town Sports International Holdings, Inc., the Borrower, the lenders from time to time party thereto (including the Lender) and Deutsche Bank Trust Company Americas, as Administrative Agent (as amended, restated, modified and/or supplemented from time to time, the “Agreement”), and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Agreement). This Note is secured by the Security Documents (as defined in the Agreement) and is entitled to the benefits of the Guaranties (as defined in the Agreement). As provided in the Agreement, this Note is subject to voluntary prepayment and mandatory repayment prior to the Initial Term Loan Maturity Date, in whole or in part, and Initial Term Loans may be converted from one Type (as defined in the Agreement) into another Type to the extent provided in the Agreement.
          In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may become or be declared to be due and payable in the manner and with the effect provided in the Agreement.
          The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

          THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

TOWN SPORTS INTERNATIONAL, LLC
By:
Name:
Title:

EXHIBIT B-2
FORM OF REVOLVING NOTE

$__________	New York, New York [Date]
          FOR VALUE RECEIVED, TOWN SPORTS INTERNATIONAL, LLC, a New York limited liability company (the “Borrower”), hereby promises to pay to [____________] or its registered assigns (the “Lender”), in lawful money of the United States of America in immediately available funds, at the Payment Office (as defined in the Agreement referred to below) initially located at 5022 Gate Parkway, Suite 200, Jacksonville, FL 32256 on the Revolving Loan Maturity Date (as defined in the Agreement) the principal sum of _____________ DOLLARS ($_____) or, if less, the unpaid principal amount of all Revolving Loans (as defined in the Agreement) made by the Lender pursuant to the Agreement, payable at such times and in such amounts as are specified in the Agreement.
          The Borrower also promises to pay interest on the unpaid principal amount of each Revolving Loan made by the Lender in like money at said office from the date hereof until paid at the rates and at the times provided in Section 2.08 of the Agreement.
          This Note is one of the Revolving Notes referred to in the Credit Agreement, dated as of May [__], 2011, among Town Sports International Holdings, Inc., the Borrower, the lenders from time to time party thereto (including the Lender), and the Administrative Agent (as amended, restated, modified and/or supplemented from time to time, the “Agreement”), and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Agreement). This Note is secured by the Security Documents (as defined in the Agreement) and is entitled to the benefits of the Guaranties (as defined in the Agreement). As provided in the Agreement, this Note is subject to voluntary prepayment and mandatory repayment prior to the Revolving Loan Maturity Date, in whole or in part, and Revolving Loans may be converted from one Type (as defined in the Agreement) into another Type to the extent provided in the Agreement.
          In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may become or be declared to be due and payable in the manner and with the effect provided in the Agreement.
          The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.
          THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

TOWN SPORTS INTERNATIONAL, LLC
By:
Name:
Title:

EXHIBIT B-3
FORM OF SWINGLINE NOTE

$5,000,000	New York, New York
[Date]
          FOR VALUE RECEIVED, TOWN SPORTS INTERNATIONAL, LLC, a New York limited liability company (the “Borrower”), hereby promises to pay to DEUTSCHE BANK TRUST COMPANY AMERICAS or its registered assigns (the “Lender”), in lawful money of the United States of America in immediately available funds, at the Payment Office (as defined in the Agreement referred to below) initially located at 5022 Gate Parkway, Suite 200, Jacksonville, FL 32256 on the Swingline Expiry Date (as defined in the Agreement) the principal sum of FIVE MILLION DOLLARS ($5,000,000) or, if less, the unpaid principal amount of all Swingline Loans (as defined in the Agreement) made by the Lender pursuant to the Agreement, payable at such times and in such amounts as are specified in the Agreement.
          The Borrower also promises to pay interest on the unpaid principal amount of each Swingline Loan made by the Lender in like money at said office from the date hereof until paid at the rates and at the times provided in Section 2.08 of the Agreement.
          This Note is the Swingline Note referred to in the Credit Agreement, dated as of May [__], 2011, among Town Sports International Holdings, Inc., the Borrower, the lenders from time to time party thereto (including the Lender), and the Administrative Agent (as amended, restated, modified and/or supplemented from time to time, the “Agreement”), and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Agreement). This Note is secured by the Security Documents (as defined in the Agreement) and is entitled to the benefits of the Guaranties (as defined in the Agreement). As provided in the Agreement, this Note is subject to voluntary prepayment and mandatory repayment prior to the Swingline Expiry Date, in whole or in part.
          In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may become or be declared to be due and payable in the manner and with the effect provided in the Agreement.
          The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

          THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

TOWN SPORTS INTERNATIONAL, LLC
By:
Name:
Title:

EXHIBIT B-4
FORM OF INCREMENTAL TERM NOTE

$__________	New York, New York
_________ __, ____
          FOR VALUE RECEIVED, TOWN SPORTS INTERNATIONAL, LLC, a New York limited liability company (the “Borrower”), hereby promises to pay to [______] or its registered assigns (the “Lender”), in lawful money of the United States of America in immediately available funds, at the Payment Office (as defined in the Agreement referred to below) initially located at 5022 Gate Parkway, Suite 200, Jacksonville, FL 32256 on [Insert the applicable Incremental Term Loan Maturity Date] (the “Incremental Term Loan Maturity Date”) the principal sum of __________ DOLLARS ($__________) or, if less, the unpaid principal amount of all [Insert the applicable description of the respective Tranche of Incremental Term Loans] (as defined in the Agreement) made by the Lender pursuant to the Agreement, payable at such times and in such amounts as are specified in the Agreement.
          The Borrower also promises to pay interest on the unpaid principal amount of each [Incremental Term Loan] made by the Lender in like money at said office from the date hereof until paid at the rates and at the times provided in Section 2.08 of the Agreement.
          This Note is one of the Incremental Term Notes referred to in the Credit Agreement, dated as of May [__], 2011, among Town Sports International Holdings, Inc., the Borrower, the lenders from time to time party thereto (including the Lender) and Deutsche Bank Trust Company Americas, as Administrative Agent (as amended, restated, modified and/or supplemented from time to time, the “Agreement”), and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Agreement). This Note is secured by the Security Documents (as defined in the Agreement) and is entitled to the benefits of the Guaranties (as defined in the Agreement). As provided in the Agreement, this Note is subject to voluntary prepayment and mandatory repayment prior to the Incremental Term Loan Maturity Date, in whole or in part, and Incremental Term Loans may be converted from one Type (as defined in the Agreement) into another Type to the extent provided in the Agreement.
          In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may become or be declared to be due and payable in the manner and with the effect provided in the Agreement.
          The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

          THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

TOWN SPORTS INTERNATIONAL, LLC
By:
Name:
Title:

EXHIBIT C
FORM OF LETTER OF CREDIT REQUEST
Dated 7
Deutsche Bank Trust Company Americas, as Administrative Agent, under the Credit Agreement, dated as of May [__], 2011 (as amended, restated, modified and/or supplemented from time to time, the “Credit Agreement”), among Town Sports International Holdings, Inc., Town Sports International, LLC (the “Borrower”), the lenders from time to time party thereto and Deutsche Bank Trust Company Americas, as Administrative Agent
60 Wall Street
New York, New York 10005
Attention: [                    ]
[[____8_____], as Issuing Lender
under the Credit Agreement

                                                    ]
Attention: [                    ]
Ladies and Gentlemen:
     Pursuant to Section 3.03 of the Credit Agreement, we hereby request that the Issuing Lender, in its individual capacity, issue a [standby] [trade] Letter of Credit for the account of the undersigned on 9 (the “Date of Issuance”), which Letter of Credit shall be denominated in United States dollars and shall be in the initial aggregate Stated Amount of 10.

[7]	Date of Letter of Credit Request.

[8]	Insert name and address of Issuing Lender. For standby Letters of Credit issued by Deutsche Bank Trust Company Americas insert: Deutsche Bank Trust Company Americas, 60 Wall Street, New York, NY 10005-MS NYC 60-2708, Attention: Global Loan Operations, Standby Letter of Credit Unit. For trade Letters of Credit issued by Deutsche Bank Trust Company Americas, insert: Deutsche Bank Trust Company Americas, 60 Wall Street, New York, NY 10005, Attention: Trade and Risk Services, Import LC. For Letters of Credit issued by another Issuing Lender, insert the correct notice information for that Issuing Lender.

[9]	Date of Issuance which shall be (x) a Business Day and (y) at least 4 Business Days after the date hereof (or such earlier date as is acceptable to the respective Issuing Lender in any given case).

[10]	Aggregate initial Stated Amount of the Letter of Credit which shall not be less than $20,000 (or such lesser amount as is acceptable to the respective Issuing Lender).

     For purposes of this Letter of Credit Request, unless otherwise defined herein, all capitalized terms used herein which are defined in the Credit Agreement shall have the respective meaning provided therein.
     The beneficiary of the requested Letter of Credit will be 11, and such Letter of Credit will be in support of 12 and will have a stated expiration date of 13.
     We hereby certify that:
(A)	the representations and warranties contained in the Credit Agreement and in the other Credit Documents are and will be true and correct in all material respects, both before and after giving effect to the issuance of the Letter of Credit requested hereby, on the Date of Issuance (it being understood and agreed that (x) any representation and warranty that is qualified by materiality or Material Adverse Effect shall be true and correct in all respects and (y) any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects (or all respects, as the case may be) only as of such specified date; and

(B)	no Default or Event of Default has occurred and is continuing nor, after giving effect to the issuance of the Letter of Credit requested hereby, would such a Default or Event of Default occur.
     Copies of all documentation with respect to the supported transaction are attached hereto.

TOWN SPORTS INTERNATIONAL, LLC
By:
Name:
Title:

[11]	Insert name and address of beneficiary.

[12]	Insert a description of L/C Supportable Obligations (in the case of standby Letters of Credit) and insert description of permitted trade obligations of the Borrower and its Subsidiaries (in the case of trade Letters of Credit).

[13]	Insert the last date upon which drafts may be presented which may not be later than (i) in the case of standby Letters of Credit, the earlier of (x) twelve months after the Date of Issuance and (y) the 5th Business Day prior to the Revolving Loan Maturity Date and (ii) in the case of trade Letters of Credit, the earlier of (x) 180 days after the Date of Issuance and (y) 15 days prior to the Revolving Loan Maturity Date.

EXHIBIT D
SECTION 5.04(b)(ii) CERTIFICATE
     Reference is hereby made to the Credit Agreement, dated as of May [__], 2011, among Town Sports International Holdings, Inc., Town Sports International, LLC, the lenders from time to time party thereto, and Deutsche Bank Trust Company Americas, as Administrative Agent (the “Administrative Agent”) (as amended, restated, modified and/or supplemented from time to time, the “Credit Agreement”). Pursuant to the provisions of Section 5.04(b)(ii) of the Credit Agreement, the undersigned hereby certifies that it is not a “bank” as such term is used in Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended.

[NAME OF LENDER]
By:
Name:
Title:

Date: _______________ ___, _______

EXHIBIT E
Opinion of Simpson Thacher & Bartlett LLP
May 11, 2011
Deutsche Bank Trust Company Americas, as Administrative Agent under the Credit Agreement, as hereinafter defined (in such capacity, the “Administrative Agent”) and as Collateral Agent under the Security Documents, as hereinafter defined (in such capacity, the “Collateral Agent”)
     and
The Lenders listed on Schedule I hereto

Re:	Credit Agreement, dated as of May 11, 2011 (the “Credit Agreement”), among Town Sports International, LLC, a New York limited liability company (the “Borrower”), Town Sports International Holdings, Inc., a Delaware corporation (“Holdings”), the lending institutions identified in the Credit Agreement (the “Lenders”), certain other parties and the Administrative Agent
Ladies and Gentlemen:
     We have acted as counsel to the Borrower, Holdings and the subsidiaries of the Borrower named on Schedule II attached hereto (each, a “Subsidiary Guarantor” and, collectively, the “Subsidiary Guarantors”; the Borrower, Holdings and the Subsidiary Guarantors being referred to herein collectively as the “Credit Parties”) in connection with the preparation, execution and delivery of the following documents:
(i) the Credit Agreement;
(ii) the Notes delivered to the Lenders on the date hereof;
(iii) the Subsidiaries Guaranty;
(iv) the Security Agreement; and
(v) the Pledge Agreement.
The documents described in the foregoing clauses (i) through (v) are collectively referred to herein as the “Credit Documents,” and the documents described in the foregoing clauses (iv) and (v) are collectively referred to herein as the “Security Documents.” Unless otherwise indicated, capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement. This opinion letter is furnished to you pursuant to Section 6.03 of the Credit Agreement.
     We have examined the following:
(i)	the Credit Agreement, signed by each Credit Party that is a party thereto and by the Administrative Agent and certain of the Lenders;

(ii)	each other Credit Document, signed by each Credit Party that is a party thereto;

(iii)	unfiled copies of the financing statements listed on Schedule III hereto and denominated as “New York Financing Statements” (the “New York Financing Statements”), naming the Credit Parties indicated on such Schedule III as debtors and the Administrative Agent as secured party, which we understand will be filed in the Office of the Secretary of State of the State of New York (the “New York Filing Office”); and

(iv)	unfiled copies of the financing statements listed on Schedule IV hereto (the “Delaware Financing Statements”), among the Credit Parties indicated on such Schedule IV as debtors and the Administrative Agent as secured party, which we understand will be filed in the Office of the Secretary of State of the State of Delaware (the “Delaware Filing Office”).
          In addition, we have examined, and have relied as to matters of fact upon, the documents delivered to you at the closing, and upon originals, or duplicates or certified or conformed copies, of such corporate and limited liability company records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Credit Parties, and have made such other investigations, as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. In addition, we have relied as to certain matters of fact upon the representations made in the Credit Documents.

     In addition, we have assumed that (1) the Credit Parties have rights in the Collateral referred to in the Security Documents that is existing on the date hereof and will have rights in property that becomes such Collateral after the date hereof, (2) “value” (as defined in Section 1- 201(44) of the Uniform Commercial Code as in effect in the State of New York (the “New York UCC”)) has been given by the Lenders to the Credit Parties for the security interests and other rights in such Collateral and (3) to the extent our opinion in paragraph 12 relates to securities purportedly represented by a certificate and issued by an issuer not organized under the laws of one of the states of the United States, such securities are “certificated securities” within the meaning of New York UCC Section 8-102(a)(4).
     In rendering the opinion set forth in paragraph 4 below with respect to the Notes, we have assumed that at the time of any execution and delivery of Notes after the date hereof, the board of directors of the Borrower (or any committee thereof acting pursuant to authority properly delegated to such committee by such board of directors) has not taken any action to rescind or otherwise reduce the prior authorization of the issuance of such Notes.
     Based upon and subject to the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that:
     1. Each of the Credit Parties (a) is validly existing and in good standing as a corporation or a limited liability company, as applicable, under the law of the State of New York or Delaware, as applicable, (b) has the corporate or limited liability company power and authority, as applicable, to execute and deliver each of the Credit Documents to which it is a party, to perform its obligations thereunder and to grant the security interests to be granted by it pursuant to the Security Documents and, in the case of the Borrower, to borrow thereunder, and (c) has duly authorized, executed and delivered each Credit Document to which it is a party.
     2. The execution and delivery by each Credit Party of the Credit Documents to which it is a party, the Borrower’s borrowings in accordance with the terms of the Credit Documents, the performance of such Credit Party’s payment obligations thereunder and the granting of the security interests to be granted by such Credit Party pursuant to the Security Documents will not result in any violation of (a) the certificate of incorporation or the certificate of formation, as applicable, or the by-laws or limited liability company agreement, as applicable, of such Credit Party or (b) assuming that proceeds of borrowings will be used in accordance with the terms of the Credit Agreement, any federal or New York statute, the Delaware General Corporation Law or the Delaware Limited Liability Company Act or any rule or regulation issued pursuant to any federal or New York statute, the Delaware General Corporation Law or the Delaware Limited Liability Company Act or any order known to us issued by any court or governmental agency or body.
     3. No consent, approval, authorization, order, filing, registration or qualification of or with any federal or New York governmental agency or body or any Delaware governmental agency or body acting pursuant to the Delaware General Corporation Law or the Delaware Limited Liability Company Act is required for the execution and delivery by any Credit Party of the Credit Documents to which it is a party, the borrowings by the Borrower in accordance with the terms of the Credit Documents, the performance by any Credit Party of its payment obligations under the Credit Documents to which it is a party or the granting of any security interests under the Security Documents, except filings required for the perfection of security interests granted pursuant to the Security Documents.
     4. Assuming that each of the Credit Documents is a valid and legally binding obligation of each of the parties thereto (other than the Credit Parties) and assuming that (a) execution, delivery and performance by each Credit Party of the Credit Documents to which it is a party do not violate the laws of the jurisdiction in which it is organized or any other applicable laws (excepting the federal laws of the United States, the law of the State of New York, the Delaware General Corporation Law and the Delaware Limited Liability Company Act) and (b) execution, delivery and performance by each Credit Party of the Credit Documents to which it is a party do not constitute a breach of or default under any agreement or instrument which is binding upon such Credit Party, each Credit Document constitutes the valid and legally binding obligation of each Credit Party that is a party thereto, enforceable against such Credit Party in accordance with its terms.
     5. To our knowledge there is no action, suit or proceeding now pending before or by any court, arbitrator or governmental agency, body or official to which any Credit Party is a party or to which the business, assets or property of any Credit Party is subject, and no such action, suit or proceeding is threatened to which any Credit Party would be a party or to which the business, assets or property of any Credit Party would be subject, that in either case questions the validity of the Credit Documents.
     6. No Credit Party is an “investment company” within the meaning of, and subject to regulation under, the Investment Company Act of 1940, as amended.

     7. Assuming that the Borrower will comply with the provisions of the Credit Agreement relating to the use of proceeds, the execution and delivery of the Credit Agreement by the Borrower and the making of the Loans under the Credit Agreement will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.
     8. Each of the New York Financing Statements is in appropriate form for filing in the New York Filing Office.
     9. The Security Agreement creates in favor of the Collateral Agent for the benefit of the Secured Creditors (as defined in the Security Agreement) a security interest in the Collateral as defined and described therein in which a security interest may be created under Article 9 of the New York UCC (the “Security Agreement Article 9 Collateral”).
     10. Upon the filing in the New York Filing Office of the New York Financing Statements, the Collateral Agent will have a perfected security interest for the benefit of the Secured Creditors in that portion of the Security Agreement Article 9 Collateral in which a security interest is perfected by filing a financing statement in the New York Filing Office.
     11. The Pledge Agreement creates in favor of the Collateral Agent for the benefit of the Secured Creditors a security interest under the New York UCC in the investment property identified on Annex C to the Pledge Agreement (the “Pledged Investment Property”).
     12. The Collateral Agent will have a perfected security interest in the Pledged Investment Property for the benefit of the Secured Creditors under the New York UCC: (a) in the case of Pledged Investment Property constituting certificated securities, upon delivery to the Collateral Agent for the benefit of the Secured Creditors in the State of New York of the certificates representing such Pledged Investment Property in registered form, indorsed in blank by an effective indorsement or accompanied by undated stock powers with respect thereto duly indorsed in blank by an effective indorsement and (b) in the case of Pledged Investment Property constituting uncertificated securities, when the issuer has agreed that it will comply with instructions originated by the Collateral Agent without further consent by the registered owner of the Pledged Investment Property. Assuming neither the Collateral Agent nor any of the Secured Creditors has notice of any adverse claims to the Pledged Investment Property, the Collateral Agent will acquire the security interest in the Pledged Investment Property for the benefit of the Secured Creditors free of any adverse claim.
     Although we express no opinion as to the law of the State of Delaware (other than the Delaware General Corporation Law and the Delaware Limited Liability Company Act), we have reviewed Article 9 of the Uniform Commercial Code in effect in the State of Delaware as set forth in the Commerce Clearing House, Inc. Secured Transactions Guide as supplemented through April 26, 2011 (the “Delaware UCC”) and, based solely on such review, we advise you that (a) the Delaware Financing Statements are in appropriate form for filing in the Delaware Filing Office and (b) upon the filing of the Delaware Financing Statements in the Delaware Filing Office, the Collateral Agent will have a perfected security interest for the benefit of the Secured Creditors in that portion of the Security Agreement Article 9 Collateral in which a security interest is perfected by filing a financing statement in the Delaware Filing Office.
     Our opinions in paragraphs 4, 9 and 11 above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing. Our opinion in paragraph 4 above also is subject to the qualification that certain provisions of the Security Documents may not be enforceable in whole or in part, although the inclusion of such provisions does not render the Security Documents invalid, and the Security Documents and the law of the State of New York contain adequate remedial provisions for the practical realization of the rights and benefits afforded thereby.
     Our opinions in paragraphs 8 through 11 and our advice in the second preceding paragraph above, are limited to Article 9 of the New York UCC or the Delaware UCC, as the case may be, and our opinion in paragraph 12 is limited to Articles 8 and 9 of the New York UCC, and, therefore, those opinion and advice paragraphs do not address collateral of a type not subject to Article 8 or 9, as the case may be, of the New York UCC or the Delaware UCC. In addition we express no opinion as to what law governs perfection of the security interests granted in the collateral covered by this opinion letter.
     We express no opinion and render no advice with respect to:
     (i) perfection of any security interest in (1) any collateral of a type represented by a certificate of title, (2) any proceeds and (3) any collateral consisting of money or Cash Equivalents;

     (ii) perfection of any security interest the priority of which is subject to Section 9-334 of the New York UCC;
     (iii) the priority of any security interest;
     (iv) the effect of Section 552 of the Bankruptcy Code (11 U.S.C. Section 552) (relating to property acquired by a pledgor after the commencement of a case under the United States Bankruptcy Code with respect to such pledgor) and Section 506(c) of the Bankruptcy Code (11 U.S.C. Section 506(c)) (relating to certain costs and expenses of a trustee in preserving or disposing of collateral);
     (v) the effect of any provision of the Credit Documents that is intended to establish any standard other than a standard set forth in the New York UCC as the measure of the performance by any party thereto of such party’s obligations of good faith, diligence, reasonableness or care or of the fulfillment of the duties imposed on any secured party with respect to the maintenance, disposition or redemption of collateral, accounting for surplus proceeds of collateral or accepting collateral in discharge of liabilities;
     (vi) the effect of any provision of the Credit Documents that is intended to permit modification thereof only by means of an agreement in writing signed by the parties thereto;
     (vii) the effect of any provision of the Credit Documents insofar as it provides that any Person purchasing a participation from a Lender or other Person may exercise set-off or similar rights with respect to such participation or that any Lender or other Person may exercise set-off or similar rights other than in accordance with applicable law;
     (viii) the effect of any provision of the Credit Documents imposing penalties or forfeitures;
     (ix) the enforceability of any provision of the Credit Documents to the extent that such provision constitutes a waiver of illegality as a defense to the performance of contract obligations; and
     (x) the effect of any provision of the Credit Documents relating to indemnification or exculpation in connection with violations of any securities laws or relating to indemnification, contribution or exculpation in connection with willful, reckless or criminal acts or gross negligence of the indemnified or exculpated Person or the Person receiving contribution.
     In connection with the provisions of the Credit Documents whereby the parties submit to the jurisdiction of the courts of the United States of America located in the State and County of New York, we note the limitations of 28 U.S.C. Sections 1331 and 1332 on subject matter jurisdiction of the federal courts. In connection with the provisions of the Credit Documents that relate to forum selection (including, without limitation, any waiver of any objection to venue or any objection that a court is an inconvenient forum), we note that under NYCPLR Section 510 a New York State court may have discretion to transfer the place of trial, and under 28 U.S.C. Section 1404(a) a United States district court has discretion to transfer an action from one federal court to another.
     We do not express any opinion herein concerning any law other than the federal law of the United States, the law of the State of New York, the Delaware General Corporation Law, and the Delaware Limited Liability Company Act.
     This opinion letter is rendered to you in connection with the above described transactions. This opinion letter may not be relied upon by you for any other purpose, or relied upon by, or furnished to, any other person, firm or corporation without our prior written consent, except that this opinion letter may be furnished to, but may not be relied upon by, any person, firm or corporation that purchases an interest in or participation in the Credit Agreement, accountants and counsel for any Lender or the Administrative Agent or Collateral Agent, on the basis that they make no further disclosure, bank and insurance company examiners, and to any other person pursuant to court order or judicial process.

Very truly yours,

/s/ Simpson Thacher & Bartlett LLP

SIMPSON THACHER & BARTLETT LLP

Schedule I
The Lenders

Schedule II
Subsidiary Guarantors
TSI 217 Broadway, LLC
TSI Alexandria West, LLC
TSI Allston, LLC
TSI Arthro-Fitness Services, LLC
TSI Astoria, LLC
TSI Battery Park, LLC
TSI Bay Ridge 86th Street, LLC
TSI Bayridge, LLC
TSI Bensonhurst, LLC
TSI Boylston, LLC
TSI Broadway, LLC
TSI Brooklyn Belt, LLC
TSI Brunswick, LLC
TSI Bulfinch, LLC
TSI Carmel, LLC
TSI Cash Management, LLC
TSI Central Square, LLC
TSI Cobble Hill, LLC
TSI Commack, LLC
TSI Court Street, LLC
TSI Croton, LLC
TSI Danbury, LLC
TSI Deer Park, LLC
TSI Dobbs Ferry, LLC
TSI Downtown Crossing, LLC
TSI East 23, LLC
TSI East 31, LLC
TSI East 34, LLC
TSI East 36, LLC
TSI East 41, LLC
TSI East 48, LLC
TSI East 51, LLC
TSI East 59, LLC
TSI East 76, LLC
TSI East 86, LLC
TSI East 91, LLC

TSI East Brunswick, LLC
TSI East Meadow, LLC
TSI Fenway, LLC
TSI First Avenue, LLC
TSI Forest Hills, LLC
TSI Garden City, LLC
TSI Garnerville, LLC
TSI Glendale, LLC
TSI Grand Central, LLC
TSI Great Neck, LLC
TSI Greenwich, LLC
TSI Hartsdale, LLC
TSI Hawthorne, LLC
TSI Herald, LLC
TSI Hicksville, LLC
TSI Holdings (CIP), LLC
TSI Holdings (DC), LLC
TSI Holdings (MA), LLC
TSI Holdings (MD), LLC
TSI Holdings (NJ), LLC
TSI Holdings (PA), LLC
TSI Holdings (VA), LLC
TSI Huntington, LLC
TSI International, Inc.
TSI Irving Place, LLC
TSI Jamaica Estates, LLC
TSI Larchmont, LLC
TSI Lincoln, LLC
TSI Long Beach, LLC
TSI Mamaroneck, LLC
TSI Mercer Street, LLC
TSI Midwood, LLC
TSI Morris Park, LLC
TSI Murray Hill, LLC
TSI Nanuet, LLC
TSI Natick, LLC
TSI New Rochelle, LLC
TSI Newbury Street, LLC
TSI Norwalk, LLC
TSI Oceanside, LLC
TSI Port Jefferson, LLC

TSI Providence Downtown, LLC
TSI Providence Eastside, LLC
TSI Reade Street, LLC
TSI Rego Park, LLC
TSI Scarsdale, LLC
TSI Seaport, LLC
TSI Sheridan, LLC
TSI Smithtown, LLC
TSI Soho, LLC
TSI Somers, LLC
TSI South Park Slope, LLC
TSI Stamford Downtown, LLC
TSI Stamford Post, LLC
TSI Stamford Rinks, LLC
TSI Staten Island, LLC
TSI Sunnyside, LLC
TSI Syosset, LLC
TSI Varick Street, LLC
TSI Wall Street, LLC
TSI Water Street, LLC
TSI West 14, LLC
TSI West 16, LLC
TSI West 23, LLC
TSI West 38, LLC
TSI West 41, LLC
TSI West 44, LLC
TSI West 48, LLC
TSI West 52, LLC
TSI West 73, LLC
TSI West 76, LLC
TSI West 80, LLC
TSI West 94, LLC
TSI West 115th Street, LLC
TSI West 125, LLC
TSI West 145th Street, LLC
TSI West Hartford, LLC
TSI West Newton, LLC
TSI West Nyack, LLC
TSI Westborough, LLC
TSI Westport, LLC
TSI Weymouth, LLC

TSI White Plains City Center, LLC
TSI White Plains, LLC
TSI Whitestone, LLC
TSI Woodmere, LLC
TSI Princeton, LLC
TSI Chevy Chase, LLC
TSI Columbia Heights, LLC
TSI Connecticut Avenue, LLC
TSI Dupont Circle, Inc.
TSI Dupont II, Inc.
TSI F Street, LLC
TSI Gallery Place, LLC
TSI Georgetown, LLC
TSI Glover, LLC
TSI K Street, LLC
TSI M Street, LLC
TSI University Management, LLC
TSI Washington, Inc.
TSI Andover, LLC
TSI Davis Square, LLC
TSI Dedham, LLC
TSI Framingham, LLC
TSI Franklin (MA), LLC
TSI Lexington (MA), LLC
TSI Lynnfield, LLC
TSI Newton, LLC
TSI South End, LLC
TSI South Station, LLC
TSI Waltham, LLC
TSI Watertown, LLC
TSI Wayland, LLC
TSI Wellesley, LLC
TSI Wellington Circle, LLC
TSI Woburn, LLC
TSI Bethesda, LLC
TSI Germantown, LLC
TSI North Bethesda, LLC
TSI Silver Spring, LLC
TSI South Bethesda, LLC
TSI Bayonne, LLC
TSI Butler, LLC

TSI Cherry Hill, LLC
TSI Clifton, LLC
TSI Colonia, LLC
TSI Englewood, LLC
TSI Fort Lee, LLC
TSI Franklin Park, LLC
TSI Freehold, LLC
TSI Hoboken, LLC
TSI Hoboken North, LLC
TSI Jersey City, LLC
TSI Livingston, LLC
TSI Mahwah, LLC
TSI Marlboro, LLC
TSI Matawan, LLC
TSI Montclair, LLC
TSI Newark, LLC
TSI No Sweat, LLC
TSI Old Bridge, LLC
TSI Parsippany, LLC
TSI Plainsboro, LLC
TSI Princeton North, LLC
TSI Ramsey, LLC
TSI Ridgewood, LLC
TSI Somerset, LLC
TSI Springfield, LLC
TSI West Caldwell, LLC
TSI Westwood, LLC
TSI Ardmore, LLC
TSI Highpoint, LLC
TSI Market Street, LLC
TSI Radnor, LLC
TSI Rodin Place, LLC
TSI Society Hill, LLC
TSI Alexandria, LLC
TSI Clarendon, LLC
TSI Fairfax, LLC
TSI Sterling, LLC
TSI West Springfield, LLC

Schedule III
New York Financing Statements
     The following financing statements on form UCC-1, naming the Person listed below as debtor and the Administrative Agent as secured party for the benefit of the Secured Creditors, to be filed in the offices listed opposite the name of such party:

Debtor	Filing Office
Town Sports International, LLC	Office of the Secretary of State of the State of New York

Schedule IV
Delaware Financing Statements
     The following financing statements on form UCC-1, naming the Person listed below as debtor and the Administrative Agent as secured party for the benefit of the Secured Creditors, to be filed in the offices listed opposite the name of such party:

Debtor	Filing Office
Town Sports International Holdings, Inc.	Office of the Secretary of State of the State of Delaware
TSI 217 Broadway, LLC	Office of the Secretary of State of the State of Delaware
TSI Alexandria West, LLC	Office of the Secretary of State of the State of Delaware
TSI Allston, LLC	Office of the Secretary of State of the State of Delaware
TSI Arthro Fitness Services, LLC	Office of the Secretary of State of the State of Delaware
TSI Astoria, LLC	Office of the Secretary of State of the State of Delaware
TSI Battery Park, LLC	Office of the Secretary of State of the State of Delaware
TSI Bay Ridge 86th Street, LLC	Office of the Secretary of State of the State of Delaware
TSI Bayridge, LLC	Office of the Secretary of State of the State of Delaware
TSI Bensonhurst, LLC	Office of the Secretary of State of the State of Delaware
TSI Boylston, LLC	Office of the Secretary of State of the State of Delaware
TSI Broadway, LLC	Office of the Secretary of State of the State of Delaware
TSI Brooklyn Belt, LLC	Office of the Secretary of State of the State of Delaware
TSI Brunswick, LLC	Office of the Secretary of State of the State of Delaware
TSI Bulfinch, LLC	Office of the Secretary of State of the State of Delaware
TSI Carmel, LLC	Office of the Secretary of State of the State of Delaware

Debtor	Filing Office
TSI Cash Management, LLC	Office of the Secretary of State of the State of Delaware
TSI Central Square, LLC	Office of the Secretary of State of the State of Delaware
TSI Cobble Hill, LLC	Office of the Secretary of State of the State of Delaware
TSI Commack, LLC	Office of the Secretary of State of the State of Delaware
TSI Court Street, LLC	Office of the Secretary of State of the State of Delaware
TSI Croton, LLC	Office of the Secretary of State of the State of Delaware
TSI Danbury, LLC	Office of the Secretary of State of the State of Delaware
TSI Deer Park, LLC	Office of the Secretary of State of the State of Delaware
TSI Dobbs Ferry, LLC	Office of the Secretary of State of the State of Delaware
TSI Downtown Crossing, LLC	Office of the Secretary of State of the State of Delaware
TSI East 23, LLC	Office of the Secretary of State of the State of Delaware
TSI East 31, LLC	Office of the Secretary of State of the State of Delaware
TSI East 34, LLC	Office of the Secretary of State of the State of Delaware
TSI East 36, LLC	Office of the Secretary of State of the State of Delaware
TSI East 41, LLC	Office of the Secretary of State of the State of Delaware
TSI East 48, LLC	Office of the Secretary of State of the State of Delaware
TSI East 51, LLC	Office of the Secretary of State of the State of Delaware
TSI East 59, LLC	Office of the Secretary of State of the State of Delaware
TSI East 76, LLC	Office of the Secretary of State of the State of Delaware
TSI East 86, LLC	Office of the Secretary of State of the State of Delaware

Debtor	Filing Office
TSI East 91, LLC	Office of the Secretary of State of the State of Delaware
TSI East Brunswick, LLC	Office of the Secretary of State of the State of Delaware
TSI East Meadow, LLC	Office of the Secretary of State of the State of Delaware
TSI Fenway, LLC	Office of the Secretary of State of the State of Delaware
TSI First Avenue, LLC	Office of the Secretary of State of the State of Delaware
TSI Forest Hills, LLC	Office of the Secretary of State of the State of Delaware
TSI Garden City, LLC	Office of the Secretary of State of the State of Delaware
TSI Garnerville, LLC	Office of the Secretary of State of the State of Delaware
TSI Glendale, LLC	Office of the Secretary of State of the State of Delaware
TSI Grand Central, LLC	Office of the Secretary of State of the State of Delaware
TSI Great Neck, LLC	Office of the Secretary of State of the State of Delaware
TSI Greenwich, LLC	Office of the Secretary of State of the State of Delaware
TSI Hartsdale, LLC	Office of the Secretary of State of the State of Delaware
TSI Hawthorne, LLC	Office of the Secretary of State of the State of Delaware
TSI Herald, LLC	Office of the Secretary of State of the State of Delaware
TSI Hicksville, LLC	Office of the Secretary of State of the State of Delaware
TSI Holdings (CIP), LLC	Office of the Secretary of State of the State of Delaware
TSI Holdings (DC), LLC	Office of the Secretary of State of the State of Delaware
TSI Holdings (MA), LLC	Office of the Secretary of State of the State of Delaware
TSI Holdings (MD), LLC	Office of the Secretary of State of the State of Delaware

Debtor	Filing Office
TSI Holdings (NJ), LLC	Office of the Secretary of State of the State of Delaware
TSI Holdings (PA), LLC	Office of the Secretary of State of the State of Delaware
TSI Holdings (VA), LLC	Office of the Secretary of State of the State of Delaware
TSI Huntington, LLC	Office of the Secretary of State of the State of Delaware
TSI International, Inc.	Office of the Secretary of State of the State of Delaware
TSI Irving Place, LLC	Office of the Secretary of State of the State of Delaware
TSI Jamaica Estates, LLC	Office of the Secretary of State of the State of Delaware
TSI Larchmont, LLC	Office of the Secretary of State of the State of Delaware
TSI Lincoln, LLC	Office of the Secretary of State of the State of Delaware
TSI Long Beach, LLC	Office of the Secretary of State of the State of Delaware
TSI Mamaroneck, LLC	Office of the Secretary of State of the State of Delaware
TSI Mercer Street, LLC	Office of the Secretary of State of the State of Delaware
TSI Midwood, LLC	Office of the Secretary of State of the State of Delaware
TSI Morris Park, LLC	Office of the Secretary of State of the State of Delaware
TSI Murray Hill, LLC	Office of the Secretary of State of the State of Delaware
TSI Nanuet, LLC	Office of the Secretary of State of the State of Delaware
TSI Natick, LLC	Office of the Secretary of State of the State of Delaware
TSI New Rochelle, LLC	Office of the Secretary of State of the State of Delaware
TSI Newbury Street, LLC	Office of the Secretary of State of the State of Delaware
TSI Norwalk, LLC	Office of the Secretary of State of the State of Delaware

Debtor	Filing Office
TSI Oceanside, LLC	Office of the Secretary of State of the State of Delaware
TSI Port Jefferson, LLC	Office of the Secretary of State of the State of Delaware
TSI Providence Downtown, LLC	Office of the Secretary of State of the State of Delaware
TSI Providence Eastside, LLC	Office of the Secretary of State of the State of Delaware
TSI Reade Street, LLC	Office of the Secretary of State of the State of Delaware
TSI Rego Park, LLC	Office of the Secretary of State of the State of Delaware
TSI Scarsdale, LLC	Office of the Secretary of State of the State of Delaware
TSI Seaport, LLC	Office of the Secretary of State of the State of Delaware
TSI Sheridan, LLC	Office of the Secretary of State of the State of Delaware
TSI Smithtown, LLC	Office of the Secretary of State of the State of Delaware
TSI Soho, LLC	Office of the Secretary of State of the State of Delaware
TSI Somers, LLC	Office of the Secretary of State of the State of Delaware
TSI South Park Slope, LLC	Office of the Secretary of State of the State of Delaware
TSI Stamford Downtown, LLC	Office of the Secretary of State of the State of Delaware
TSI Stamford Post, LLC	Office of the Secretary of State of the State of Delaware
TSI Stamford Rinks, LLC	Office of the Secretary of State of the State of Delaware
TSI Staten Island, LLC	Office of the Secretary of State of the State of Delaware
TSI Sunnyside, LLC	Office of the Secretary of State of the State of Delaware
TSI Syosset, LLC	Office of the Secretary of State of the State of Delaware
TSI Varick Street, LLC	Office of the Secretary of State of the State of Delaware

Debtor	Filing Office
TSI Wall Street, LLC	Office of the Secretary of State of the State of Delaware
TSI Water Street, LLC	Office of the Secretary of State of the State of Delaware
TSI West 14, LLC	Office of the Secretary of State of the State of Delaware
TSI West 16, LLC	Office of the Secretary of State of the State of Delaware
TSI West 23, LLC	Office of the Secretary of State of the State of Delaware
TSI West 38, LLC	Office of the Secretary of State of the State of Delaware
TSI West 41, LLC	Office of the Secretary of State of the State of Delaware
TSI West 44, LLC	Office of the Secretary of State of the State of Delaware
TSI West 48, LLC	Office of the Secretary of State of the State of Delaware
TSI West 52, LLC	Office of the Secretary of State of the State of Delaware
TSI West 73, LLC	Office of the Secretary of State of the State of Delaware
TSI West 76, LLC	Office of the Secretary of State of the State of Delaware
TSI West 80, LLC	Office of the Secretary of State of the State of Delaware
TSI West 94, LLC	Office of the Secretary of State of the State of Delaware
TSI West 115th Street, LLC	Office of the Secretary of State of the State of Delaware
TSI West 125, LLC	Office of the Secretary of State of the State of Delaware
TSI West 145th Street, LLC	Office of the Secretary of State of the State of Delaware
TSI West Hartford, LLC	Office of the Secretary of State of the State of Delaware
TSI West Newton, LLC	Office of the Secretary of State of the State of Delaware
TSI West Nyack, LLC	Office of the Secretary of State of the State of Delaware

Debtor	Filing Office
TSI Westborough, LLC	Office of the Secretary of State of the State of Delaware
TSI Westport, LLC	Office of the Secretary of State of the State of Delaware
TSI Weymouth, LLC	Office of the Secretary of State of the State of Delaware
TSI White Plains City Center, LLC	Office of the Secretary of State of the State of Delaware
TSI White Plains, LLC	Office of the Secretary of State of the State of Delaware
TSI Whitestone, LLC	Office of the Secretary of State of the State of Delaware
TSI Woodmere, LLC	Office of the Secretary of State of the State of Delaware
TSI Princeton, LLC	Office of the Secretary of State of the State of Delaware
TSI Chevy Chase, LLC	Office of the Secretary of State of the State of Delaware
TSI Columbia Heights, LLC	Office of the Secretary of State of the State of Delaware
TSI Connecticut Avenue, LLC	Office of the Secretary of State of the State of Delaware
TSI Dupont Circle, Inc.	Office of the Secretary of State of the State of Delaware
TSI Dupont II, Inc.	Office of the Secretary of State of the State of Delaware
TSI F Street, LLC	Office of the Secretary of State of the State of Delaware
TSI Gallery Place, LLC	Office of the Secretary of State of the State of Delaware
TSI Georgetown, LLC	Office of the Secretary of State of the State of Delaware
TSI Glover, LLC	Office of the Secretary of State of the State of Delaware
TSI K Street, LLC	Office of the Secretary of State of the State of Delaware
TSI M Street, LLC	Office of the Secretary of State of the State of Delaware
TSI University Management, LLC	Office of the Secretary of State of the State of Delaware

Debtor	Filing Office
TSI Washington, Inc.	Office of the Secretary of State of the State of Delaware
TSI Andover, LLC	Office of the Secretary of State of the State of Delaware
TSI Davis Square, LLC	Office of the Secretary of State of the State of Delaware
TSI Dedham, LLC	Office of the Secretary of State of the State of Delaware
TSI Framingham, LLC	Office of the Secretary of State of the State of Delaware
TSI Franklin (MA), LLC	Office of the Secretary of State of the State of Delaware
TSI Lexington (MA), LLC	Office of the Secretary of State of the State of Delaware
TSI Lynnfield, LLC	Office of the Secretary of State of the State of Delaware
TSI Newton, LLC	Office of the Secretary of State of the State of Delaware
TSI South End, LLC	Office of the Secretary of State of the State of Delaware
TSI South Station, LLC	Office of the Secretary of State of the State of Delaware
TSI Waltham, LLC	Office of the Secretary of State of the State of Delaware
TSI Watertown, LLC	Office of the Secretary of State of the State of Delaware
TSI Wayland, LLC	Office of the Secretary of State of the State of Delaware
TSI Wellesley, LLC	Office of the Secretary of State of the State of Delaware
TSI Wellington Circle, LLC	Office of the Secretary of State of the State of Delaware
TSI Woburn, LLC	Office of the Secretary of State of the State of Delaware
TSI Bethesda, LLC	Office of the Secretary of State of the State of Delaware
TSI Germantown, LLC	Office of the Secretary of State of the State of Delaware
TSI North Bethesda, LLC	Office of the Secretary of State of the State of Delaware

Debtor	Filing Office
TSI Silver Spring, LLC	Office of the Secretary of State of the State of Delaware
TSI South Bethesda, LLC	Office of the Secretary of State of the State of Delaware
TSI Bayonne, LLC	Office of the Secretary of State of the State of Delaware
TSI Butler, LLC	Office of the Secretary of State of the State of Delaware
TSI Cherry Hill, LLC	Office of the Secretary of State of the State of Delaware
TSI Clifton, LLC	Office of the Secretary of State of the State of Delaware
TSI Colonia, LLC	Office of the Secretary of State of the State of Delaware
TSI Englewood, LLC	Office of the Secretary of State of the State of Delaware
TSI Fort Lee, LLC	Office of the Secretary of State of the State of Delaware
TSI Franklin Park, LLC	Office of the Secretary of State of the State of Delaware
TSI Freehold, LLC	Office of the Secretary of State of the State of Delaware
TSI Hoboken, LLC	Office of the Secretary of State of the State of Delaware
TSI Hoboken North, LLC	Office of the Secretary of State of the State of Delaware
TSI Jersey City, LLC	Office of the Secretary of State of the State of Delaware
TSI Livingston, LLC	Office of the Secretary of State of the State of Delaware
TSI Mahwah, LLC	Office of the Secretary of State of the State of Delaware
TSI Marlboro, LLC	Office of the Secretary of State of the State of Delaware
TSI Matawan, LLC	Office of the Secretary of State of the State of Delaware
TSI Montclair, LLC	Office of the Secretary of State of the State of Delaware
TSI Newark, LLC	Office of the Secretary of State of the State of Delaware

Debtor	Filing Office
TSI No Sweat, LLC	Office of the Secretary of State of the State of Delaware
TSI Old Bridge, LLC	Office of the Secretary of State of the State of Delaware
TSI Parsippany, LLC	Office of the Secretary of State of the State of Delaware
TSI Plainsboro, LLC	Office of the Secretary of State of the State of Delaware
TSI Princeton North, LLC	Office of the Secretary of State of the State of Delaware
TSI Ramsey, LLC	Office of the Secretary of State of the State of Delaware
TSI Ridgewood, LLC	Office of the Secretary of State of the State of Delaware
TSI Somerset, LLC	Office of the Secretary of State of the State of Delaware
TSI Springfield, LLC	Office of the Secretary of State of the State of Delaware
TSI West Caldwell, LLC	Office of the Secretary of State of the State of Delaware
TSI Westwood, LLC	Office of the Secretary of State of the State of Delaware
TSI Ardmore, LLC	Office of the Secretary of State of the State of Delaware
TSI Highpoint, LLC	Office of the Secretary of State of the State of Delaware
TSI Market Street, LLC	Office of the Secretary of State of the State of Delaware
TSI Radnor, LLC	Office of the Secretary of State of the State of Delaware
TSI Rodin Place, LLC	Office of the Secretary of State of the State of Delaware
TSI Society Hill, LLC	Office of the Secretary of State of the State of Delaware
TSI Alexandria, LLC	Office of the Secretary of State of the State of Delaware
TSI Clarendon, LLC	Office of the Secretary of State of the State of Delaware
TSI Fairfax, LLC	Office of the Secretary of State of the State of Delaware

Debtor	Filing Office
TSI Sterling, LLC	Office of the Secretary of State of the State of Delaware
TSI West Springfield, LLC	Office of the Secretary of State of the State of Delaware

EXHIBIT F
FORM OF OFFICER’S CERTIFICATE
               I, the undersigned, [Chairman of the Board/Chief Executive Officer/President/Chief Financial Officer/Vice President] of [NAME OF COMPANY], a __________ organized and existing under the laws of the State of ________ (the “Company”), do hereby certify on behalf of the Company that:
               1. This Certificate is furnished pursuant to Section 6 of the Credit Agreement, dated as of May [__], 2011, among [the Company,] [Town Sports International Holdings, Inc.,] [Town Sports International, LLC,] the lenders from time to time party thereto and Deutsche Bank Trust Company Americas, as Administrative Agent (such Credit Agreement, as in effect on the date of this Certificate, being herein called the “Credit Agreement”). Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.
               1. 2. The persons named in Exhibit A attached hereto have been duly elected, have duly qualified as, and at all times since ___________ __, 20__14 (to and including the date hereof) have been officers of the Company, holding the respective offices in such Exhibit A set forth opposite their names, and the signatures on such Exhibit A set forth opposite their names are their genuine signatures.
               3. Attached hereto as Exhibit B is a true and correct copy of the [Certificate of Incorporation] [Articles of Incorporation] [Certificate of Formation] of the Company, as filed in the Office of the Secretary of State of the State of _________ on ___________, ____, together with all amendments thereto adopted through the date hereof.
               4. Attached hereto as Exhibit C is a true and correct copy of the [By-Laws] [Limited Liability Company Agreement] [Partnership Agreement] of the Company which [were] [was] duly adopted, [are] [is] in full force and effect on the date hereof.
               5. Attached hereto as Exhibit D is a true and correct copy of resolutions which were duly adopted on __________, 2011 [by unanimous written consent of the Board of Directors of the Company] [by a meeting of the Board of Directors of the Company at which a quorum was present and acting throughout], and said resolutions have not been rescinded, amended or modified. Except as attached hereto as Exhibit D, no resolutions have been adopted by the Board of Directors of the Company which authorize the execution, delivery or performance of any of the Credit Documents to which the Company is a party.
               [6. On the date hereof, all of the conditions set forth in Sections 6.05, 6.06, 6.07, 6.08 and 7.01 of the Credit Agreement have been satisfied.]15

[14]	Insert a date prior to the time of any corporate action relating to any Credit Document.

[15]	Insert in Officers’ Certificate for the Borrower only.

               [6][7]. On the date hereof, the representations and warranties contained in the Credit Agreement and in the other Credit Documents are true and correct in all material respects with the same effect as though such representations and warranties had been made on the date hereof, both before and after giving effect to each Credit Event to occur on the date hereof and the application of the proceeds thereof (it being understood and agreed that any representation and warranty that is qualified by materiality or Material Adverse Effect shall be true and correct in all respects), unless stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects (or all respects, as the case may be) as of such earlier date.
               [7][8]. On the date hereof, no Default or Event of Default has occurred and is continuing or would result from any Credit Event to occur on the date hereof or from the application of the proceeds thereof.
               [8][9]. There is no pending proceeding for the dissolution or liquidation of the Company or, to the knowledge of the undersigned, threatening its existence.
               IN WITNESS WHEREOF, I have hereunto set my hand this ____ day of ____, 20_.

[NAME OF COMPANY]
By:
Name:
Title:

               I, the undersigned, [Secretary/Assistant Secretary] of the Company, do hereby certify, solely in my capacity as an officer of the Company and not in my individual capacity, on behalf of the Company that:
               1. [Name of Person making above certifications] is the duly elected and qualified [Chairman of the Board/Chief Executive Officer/President/Chief Financial Officer/Vice President] of the Company and the signature above is [his] [her] genuine signature.
               2. The certifications made by [name of Person making above certifications] on behalf of the Company in Items 2, 3, 4, 5 and [8] [9] above are true and correct.
               IN WITNESS WHEREOF, I have hereunto set my hand this ____ day of _____, 20_.

[NAME OF COMPANY]
By:
Name:
Title:

Name[16]	Office	Signature

[16]	Include name, office and signature of each officer who will sign any Credit Document on behalf of the Company, including the officer who will sign the certification at the end of this Certificate or related documentation.

EXHIBIT G

FORM OF
PLEDGE AGREEMENT
among
TOWN SPORTS INTERNATIONAL HOLDINGS, INC.,
TOWN SPORTS INTERNATIONAL, LLC,
VARIOUS OTHER SUBSIDIARIES OF TOWN SPORTS INTERNATIONAL HOLDINGS,
INC.
and
DEUTSCHE BANK TRUST COMPANY AMERICAS,
as COLLATERAL AGENT
Dated as of May [__], 2011

FORM OF PLEDGE AGREEMENT
               PLEDGE AGREEMENT (as amended, modified or supplemented from time to time, this “Agreement”), dated as of May [__], 2011, among each of the undersigned pledgors (each, a “Pledgor” and, together with any other entity that becomes a pledgor hereunder pursuant to Section 29 hereof, the “Pledgors”) and Deutsche Bank Trust Company Americas, as collateral agent (together with any successor collateral agent, the “Pledgee”), for the benefit of the Secured Creditors (as defined below). Except as otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.
W I T N E S S E T H :
               WHEREAS, Town Sports International Holdings, Inc. (“Holdings”), Town Sports International, LLC (the “Borrower”), the lenders from time to time party thereto (the “Lenders”) and Deutsche Bank Trust Company Americas, as administrative agent (together with any successor administrative agent, the “Administrative Agent”), have entered into a Credit Agreement, dated as of May [__], 2011 (as amended, modified, restated, extended, restructured and/or supplemented from time to time, together with any agreement refinancing in full the Indebtedness under such agreement or successor agreements to the extent such agreement provides that it is to be the “Credit Agreement” hereunder, the “Credit Agreement”), providing for the making of Loans to, and the issuance of, and participation in, Letters of Credit for the account, of the Borrower, all as contemplated therein (the Lenders, each Issuing Lender, the Administrative Agent and the Pledgee are herein called the “Lender Creditors”);
               WHEREAS, pursuant to the Credit Agreement Party Guaranty, each Credit Agreement Party has guaranteed to the Secured Creditors the payment when due of all Guaranteed Obligations as described (and defined) therein;
               WHEREAS, pursuant to the Subsidiaries Guaranty, each Pledgor (other than Holdings and the Borrower) has jointly and severally guaranteed the payment and performance when due of all Guaranteed Obligations as described (and defined) therein;
               WHEREAS, the Borrower and/or one or more of its Subsidiaries may at any time and from time to time enter into one or more Interest Rate Protection Agreements or Other Hedging Agreements with one or more Lender Creditors or any affiliate thereof (each such Lender Creditor or affiliate, even if the respective Lender Creditor subsequently ceases to be a Lender under the Credit Agreement for any reason, together with such Lender Creditor’s or affiliate’s successors and assigns, if any, collectively, the “Other Creditors” and, together with the Lender Creditors, the “Secured Creditors”);
               WHEREAS, it is a condition precedent to the making of Loans to the Borrower and the issuance of, and participation in, Letters of Credit for the account of the Borrower under the Credit Agreement and to the Other Creditors entering into Interest Rate Protection

Agreements and Other Hedging Agreements that each Pledgor shall have executed and delivered to the Pledgee this Agreement; and
               WHEREAS, each Pledgor will obtain benefits from the incurrence of Loans by the Borrower and the issuance of, and participation in, Letters of Credit for the account of the Borrower under the Credit Agreement and the entering into by the Borrower and/or one or more of its Subsidiaries of Interest Rate Protection Agreements or Other Hedging Agreements and, accordingly, desires to enter into this Agreement in order to satisfy the conditions described in the preceding recital and to induce the Lenders to make Loans to the Borrower and issue, and/or participate in, Letters of Credit for the account of the Borrower and the Other Creditors to enter into Interest Rate Protection Agreements or Other Hedging Agreements with the Borrower and/or one or more of its Subsidiaries;
               NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Pledgor, the receipt and sufficiency of which are hereby acknowledged, each Pledgor hereby makes the following representations and warranties to the Pledgee for the benefit of the Secured Creditors and hereby covenants and agrees with the Pledgee for the benefit of the Secured Creditors as follows:
               • SECURITY FOR OBLIGATIONS. This Agreement is made by each Pledgor for the benefit of the Secured Creditors to secure:
          • the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, principal, premium, interest, reimbursement obligations (both actual and contingent) under Letters of Credit, fees, costs, and indemnities (including in each case, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Pledgor or any Subsidiary thereof at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding) of such Pledgor to the Lender Creditors, whether now existing or hereafter incurred under, arising out of, or in connection with, the Credit Agreement and the other Credit Documents to which such Pledgor is a party (including, in the case of each Pledgor that is a Guarantor, all such obligations, liabilities and indebtedness of such Pledgor under its Guaranty) and the due performance and compliance by such Pledgor with all of the terms, conditions and agreements contained in the Credit Agreement and in such other Credit Documents (all such obligations, liabilities and indebtedness under this clause (i), except to the extent consisting of obligations, liabilities or indebtedness with respect to Interest Rate Protection Agreements or Other Hedging Agreements, being herein collectively called the “Credit Document Obligations”);
          • the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, in each case, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Pledgor or any of its Subsidiaries at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding) owing by such Pledgor to the Other Creditors under, or with respect to (including, in the case of each Pledgor that is a Guarantor, all such obligations, liabilities and indebtedness of such Pledgor under its Guaranty), each Interest Rate Protection Agreement and Other Hedging Agreement, whether such Interest Rate Protection Agreement or Other Hedging Agreement is now in existence or hereafter arising and the due performance and compliance by such Pledgor with all of the terms, conditions and agreements contained therein (all such obligations, liabilities and indebtedness described in this clause (ii) being herein collectively called the “Other Obligations”);
          • any and all sums advanced by the Pledgee in order to preserve the Collateral (as hereinafter defined) or preserve its security interest in the Collateral;
          • in the event of any proceeding for the collection or enforcement of any indebtedness, obligations or liabilities of such Pledgor referred to in clauses (i) and (ii) above, after an Event of Default shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Pledgee of its rights hereunder, together with reasonable attorneys’ fees and court costs; and
          • all amounts paid by any Secured Creditor as to which such Secured Creditor has the right to reimbursement under Section 11 of this Agreement;
all such obligations, liabilities, indebtedness, sums and expenses set forth in clauses (i) through (v) of this Section 1 being herein collectively called the “Obligations,” it being acknowledged and agreed that the “Obligations” shall include extensions of credit of the types described above, whether outstanding on the date of this Agreement or extended from time to time after the date of this Agreement.
               • DEFINITIONS. • Reference to singular terms shall include the plural and vice versa.
               • The following capitalized terms used herein shall have the definitions specified below:
               “Administrative Agent” shall have the meaning set forth in the recitals hereto.
               “Adverse Claim” shall have the meaning given such term in Section 8-102(a)(1) of the UCC.
               “Agreement” shall have the meaning set forth in the first paragraph hereof.
               “Borrower” shall have the meaning set forth in the recitals hereto.

               “Certificated Security” shall have the meaning given such term in Section 8-102(a)(4) of the UCC.
               “Clearing Corporation” shall have the meaning given such term in Section 8-102(a)(5) of the UCC.
               “Collateral” shall have the meaning set forth in Section 3.1 hereof.
               “Collateral Accounts” shall mean any and all accounts established and maintained by the Pledgee in the name of any Pledgor at any time while an Event of Default shall have occurred and be continuing to which Collateral may be credited after the occurrence and during the continuance of an Event of Default.
               “Credit Agreement” shall have the meaning set forth in the recitals hereto.
               “Credit Document Obligations” shall have the meaning set forth in Section 1(i) hereof.
               “Credit Documents” shall have the meaning provided in the Credit Agreement, as such documents may be amended, modified, restated and/or supplemented from time to time in connection with the Credit Agreement.
               “Equity Interest” of any Person shall mean any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interest in (however designated) equity of such Person, including, without limitation, any common stock, preferred stock, any limited or general partnership interest and any limited liability company membership interest.
               “Event of Default” shall mean any Event of Default under, and as defined in, the Credit Agreement or, after the Credit Document Obligations have been paid in full and all Letters of Credit and Commitments have terminated, an Event of Default (or similar term) under any Interest Rate Protection Agreement or Other Hedging Agreement entered into with an Other Creditor.
               “Exempted Foreign Entity” shall mean any Foreign Subsidiary of the Borrower that is treated as a corporation or an association taxable as a corporation for U.S. Federal income tax purposes.
               “Financial Asset” shall have the meaning given such term in Section 8-102(a)(9) of the UCC.
               “Foreign Subsidiary” shall have the meaning given such term the Credit Agreement.
               “Holdings” shall have the meaning set forth in the recitals hereto.
               “Indemnitees” shall have the meaning set forth in Section 11 hereof.

               “Instrument” shall have the meaning given such term in Section 9-102(a)(47) of the UCC.
               “Investment Property” shall have the meaning given such term in Section 9-102(a)(49) of the UCC.
               “Lender Creditors” shall have the meaning set forth in the recitals hereto.
               “Lenders” shall have the meaning set forth in the recitals hereto.
               “Limited Liability Company Assets” shall mean all assets, whether tangible or intangible and whether real, personal or mixed (including, without limitation, all limited liability company capital and interest in other limited liability companies), at any time owned by any Pledgor or represented by any Limited Liability Company Interest.
               “Limited Liability Company Interests” shall mean the entire limited liability company membership interest at any time owned by any Pledgor in any limited liability company.
               “Non-Voting Equity Interests” shall mean all Equity Interests of any Foreign Subsidiary of the Borrower which are not Voting Equity Interests.
               “Notes” shall mean (x) all intercompany notes at any time issued to each Pledgor and (y) all other promissory notes from time to time issued to, or held by, each Pledgor.
               “Obligations” shall have the meaning set forth in Section 1 hereof.
               “Other Creditors” shall have the meaning set forth in the recitals hereto.
               “Other Hedging Agreements” shall have the meaning given such term the Credit Agreement.
               “Other Obligations” shall have the meaning set forth in Section 1(ii) hereof.
               “Partnership Assets” shall mean all assets, whether tangible or intangible and whether real, personal or mixed (including, without limitation, all partnership capital and interest in other partnerships), at any time owned or represented by any Partnership Interest.
               “Partnership Interest” shall mean the entire general partnership interest or limited partnership interest at any time owned by any Pledgor in any general partnership or limited partnership.
               “Person” shall have the meaning given such term the Credit Agreement.
               “Pledged Notes” shall have the meaning set forth in Section 3.5 hereof.
               “Pledgee” shall have the meaning set forth in the first paragraph hereof.

               “Pledgor” shall have the meaning set forth in the first paragraph hereof.
               “Proceeds” shall have the meaning given such term in Section 9-102(a)(64) of the UCC and, in any event, shall also include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Pledgee or any Pledgor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to any Pledgor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any Person acting under color of governmental authority), and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.
               “Registered Organization” shall mean a “registered organization” as such term is defined in Section 9-102 (a) (70) of the UCC.
               “Required Lenders” shall have the meaning given such term in the Credit Agreement.
               “Required Secured Creditors” shall have the meaning given such term in the Security Agreement.
               “Secured Creditors” shall have the meaning set forth in the recitals hereto.
               “Secured Debt Agreements” shall mean and include (x) this Agreement, (y) the other Credit Documents, and (z) the Interest Rate Protection Agreements and Other Hedging Agreements entered into with any Other Creditor.
               “Securities Account” shall have the meaning given such term in Section 8-501(a) of the UCC.
               “Securities Act” shall mean the Securities Act of 1933, as amended, as in effect from time to time.
               “Securities Intermediary” shall have the meaning given such term in Section 8-102(14) of the UCC.
               “Security” and “Securities” shall have the meaning given such term in Section 8-102(a)(15) of the UCC and shall in any event also include all Stock and all Notes.
               “Security Entitlement” shall have the meaning given such term in Section 8-102(a)(17) of the UCC.
               “Stock” shall mean all of the issued and outstanding shares of capital stock at any time owned by any Pledgor of any corporation.
               “Subsidiary” shall have the meaning given such term in the Credit Agreement.
               “Termination Date” shall have the meaning set forth in the Security Agreement.

               “Transmitting Utility” shall mean a “transmitting utility” as such term is defined in Section 9-102(a)(80) of the UCC.
               “UCC” shall mean the Uniform Commercial Code as in effect in the State of New York from time to time; provided that all references herein to specific sections or subsections of the UCC are references to such sections or subsections, as the case may be, of the Uniform Commercial Code as in effect in the State of New York on the date hereof.
               “Uncertificated Security” shall have the meaning given such term in Section 8-102(a)(18) of the UCC.
               “Voting Equity Interests” of any Foreign Subsidiary of the Borrower shall mean all classes of Equity Interests of such Foreign Subsidiary entitled to vote.
               • PLEDGE OF SECURITIES, ETC.
               • Pledge. To secure the Obligations now or hereafter owed or to be performed by such Pledgor, each Pledgor does hereby grant, pledge and assign to the Pledgee for the benefit of the Secured Creditors, and does hereby create a continuing security interest in favor of the Pledgee for the benefit of the Secured Creditors in, all of its right, title and interest in and to the following, whether now existing or hereafter from time to time acquired (collectively, the “Collateral”):
               • each of the Collateral Accounts, including any and all assets of whatever type or kind deposited by such Pledgor in each such Collateral Account, whether now owned or hereafter acquired, existing or arising, including, without limitation, all Financial Assets, Investment Property, monies, checks, drafts, Instruments, Securities or interests therein of any type or nature deposited or required by the Credit Agreement or any other Secured Debt Agreement to be deposited in each such Collateral Account, and all investments and all certificates and other Instruments (including depository receipts, if any) from time to time representing or evidencing the same, and all dividends, interest, distributions, cash and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing;
               • all Securities owned or held by such Pledgor from time to time and all options and warrants owned by such Pledgor from time to time to purchase Securities;
               • all Limited Liability Company Interests owned by such Pledgor from time to time and all of its right, title and interest in each limited liability company to which each such Limited Liability Company Interest relates, whether now existing or hereafter acquired, including, without limitation, to the fullest extent permitted under the terms and provisions of the documents and agreements governing such Limited Liability Company Interests and applicable law:
          • all the capital thereof and its interest in all profits, income, surpluses, losses, Limited Liability Company Assets and other distributions to which such Pledgor shall at any time be entitled in respect of such Limited Liability Company Interests;
          • all other payments due or to become due to such Pledgor in respect of Limited Liability Company Interests, whether under any limited liability company agreement or otherwise, whether as contractual obligations, damages, insurance proceeds or otherwise;
          • all of its claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under any limited liability company agreement or operating agreement, or at law or otherwise in respect of such Limited Liability Company Interests;
          • all present and future claims, if any, of such Pledgor against any such limited liability company for monies loaned or advanced, for services rendered or otherwise;
          • all of such Pledgor’s rights under any limited liability company agreement or operating agreement or at law to exercise and enforce every right, power, remedy, authority, option and privilege of such Pledgor relating to such Limited Liability Company Interests, including any power to terminate, cancel or modify any such limited liability company agreement or operating agreement, to execute any instruments and to take any and all other action on behalf of and in the name of any of such Pledgor in respect of such Limited Liability Company Interests and any such limited liability company, to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce, collect or receipt for any of the foregoing or for any Limited Liability Company Asset, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action in connection with any of the foregoing; and
          • all other property hereafter delivered in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof;
               • all Partnership Interests owned by such Pledgor from time to time and all of its right, title and interest in each partnership to which each such Partnership Interest relates, whether now existing or hereafter acquired, including, without limitation, to the fullest extent permitted under the terms and provisions of the documents and agreements governing such Partnership Interests and applicable law:
          • all the capital thereof and its interest in all profits, income, surpluses, losses, Partnership Assets and other distributions to which such Pledgor shall at any time be entitled in respect of such Partnership Interests;

          • all other payments due or to become due to such Pledgor in respect of Partnership Interests, whether under any partnership agreement or otherwise, whether as contractual obligations, damages, insurance proceeds or otherwise;
          • all of its claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under any partnership agreement or operating agreement, or at law or otherwise in respect of such Partnership Interests;
          • all present and future claims, if any, of such Pledgor against any such partnership for monies loaned or advanced, for services rendered or otherwise;
          • all of such Pledgor’s rights under any partnership agreement or operating agreement or at law to exercise and enforce every right, power, remedy, authority, option and privilege of such Pledgor relating to such Partnership Interests, including any power to terminate, cancel or modify any partnership agreement or operating agreement, to execute any instruments and to take any and all other action on behalf of and in the name of any of such Pledgor in respect of such Partnership Interests and any such partnership, to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce, collect or receipt for any of the foregoing or for any Partnership Asset, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action in connection with any of the foregoing; and
          • all other property hereafter delivered in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof;
               • all Security Entitlements owned by such Pledgor from time to time in any and all of the foregoing;
               • all Financial Assets and Investment Property owned by such Pledgor from time to time; and
               • all Proceeds of any and all of the foregoing;
provided that (A)(x) until a change in the relevant sections of the Code or the regulations, rules, rulings, notices or other official pronouncements issued or promulgated thereunder (in which case this clause (x) shall no longer be applicable), no Pledgor shall be required at any time to pledge hereunder more than 65% of the total combined voting power of all classes of Voting Equity Interests of any Exempted Foreign Entity, and (y) each Pledgor shall be required to pledge hereunder 100% of the Non-Voting Equity Interests of each Exempted Foreign Entity at any time and from time to time acquired by such Pledgor, which Non-Voting Equity Interests shall not be subject to the limitations described in preceding clause (x) and (B) no Pledgor shall be required to grant a security interest hereunder in (and the term “Collateral” shall not include) the Equity Interests in Persons that are not Wholly-Owned Subsidiaries of Holdings but only to the extent that the pledge of such Equity Interests is not permitted hereunder by the terms of any agreement or organizational document of such Person and only so long as such contractual prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC, the Bankruptcy Code or any other requirement of law.
               Notwithstanding anything to the contrary contained in this Agreement, the Pledgors shall not be required to take any actions to perfect the Collateral Agent’s security interest hereunder except to the extent that a security interest in such types of Collateral can be perfected (i) by the filings of a UCC-1 (or similar) financing statement under the applicable UCC, (ii) possession of certificated Securities evidencing Equity Interests, (iii) possession of Instruments constituting Notes, (iv) as provided in Section 3.2(a)(ii) hereof and (v) as provided in Section 3.2(a)(v) hereof and the representations, warranties and covenants contained in this Agreement with respect to a perfected security interest in such Collateral shall be qualified to the extent provided in this paragraph.
               • Procedures. (a) To the extent that any Pledgor at any time or from time to time owns, acquires or obtains any right, title or interest in any Collateral, such Collateral shall automatically (and without the taking of any action by the respective Pledgor) be pledged pursuant to Section 3.1 of this Agreement and, in addition thereto, the respective Pledgor shall (to the extent provided below) take the following actions as set forth below (as promptly as practicable and, in any event, within 10 Business Days after it obtains such Collateral (as such period may be extended by the Collateral Agent in its sole discretion)) for the benefit of the Pledgee and the other Secured Creditors:
          • with respect to a Certificated Security representing an Equity Interest (other than a Certificated Security credited on the books of a Clearing Corporation or Securities Intermediary), the respective Pledgor shall physically deliver such Certificated Security to the Pledgee, endorsed to the Pledgee or endorsed in blank;
          • with respect to an Uncertificated Security (other than an Uncertificated Security credited on the books of a Clearing Corporation or Securities Intermediary), the respective Pledgor shall cause the issuer of such Uncertificated Security (unless the issuer of such Uncertificated Security is not a Subsidiary of such Pledgor) to duly authorize and execute, and deliver to the Pledgee, an agreement for the benefit of the Pledgee and the other Secured Creditors substantially in the form of Annex H hereto (appropriately completed to the reasonable satisfaction of the Pledgee and with such modifications, if any, as shall be reasonably satisfactory to the Pledgee) pursuant to which such issuer agrees to comply with any and all instructions originated by the Pledgee without further consent by the registered owner and not to comply with instructions regarding such Uncertificated Security (and any Partnership Interests and Limited Liability Company Interests issued by such issuer) originated by any other Person other than a court of competent jurisdiction;

          • with respect to a Partnership Interest or a Limited Liability Company Interest (other than a Partnership Interest or Limited Liability Company Interest credited on the books of a Clearing Corporation or Securities Intermediary), if such Partnership Interest or Limited Liability Company Interest is represented by a certificate and is a Security for purposes of the UCC, the procedure set forth in Section 3.2(a)(i) hereof;
          • with respect to any Intercompany Note and any other Note in a principal amount in excess of $1,000,000, physical delivery of such Note to the Pledgee, endorsed to the Pledgee or endorsed in blank; and
          • with respect to cash proceeds from any of the Collateral described in Section 3.1 hereof which the Pledgee is entitled to retain pursuant to the terms of this Agreement, establishment by the Pledgee of a Collateral Account.
In addition to the foregoing, in the event that any Partnership Interests or Limited Liability Company Interests of any Pledgor which were not previously Securities become (A) Certificated Securities, such Pledgor shall follow the procedure set forth in Section 3.2(a)(i), or (B) Uncertificated Securities, such Pledgor shall follow the procedure set forth in Section 3.2(a)(ii), in either case, within 10 Business Days after the date that such Partnership Interests or Limited Liability Company Interests become Securities (as such period may be extended by the Collateral Agent in its sole discretion).
               (b) In addition to the actions required to be taken pursuant to Section 3.2(a) hereof, each Pledgor shall from time to time cause appropriate financing statements (on Form UCC-1 or other appropriate form) under the Uniform Commercial Code as in effect in the various relevant States, covering all Collateral hereunder (with the form of such financing statements to be satisfactory to the Pledgee), to be filed in the relevant filing offices so that at all times the Pledgee has a security interest in all Investment Property and other Collateral which is perfected by the filing of such financing statements (in each case to the maximum extent perfection by filing may be obtained under the laws of the relevant States, including, without limitation, Section 9-312(a) of the UCC).
               • Subsequently Acquired Collateral. If any Pledgor shall acquire (by purchase, stock dividend or similar distribution or otherwise) any additional Collateral at any time or from time to time after the date hereof, such Collateral shall automatically (and without any further action being required to be taken) be subject to the pledge and security interests created pursuant to Section 3.1 hereof and, furthermore, the respective Pledgor will promptly thereafter take (or cause to be taken) all action with respect to such Collateral in accordance with the procedures set forth in Section 3.2 hereof, and will promptly thereafter deliver to the Pledgee such supplements to Annexes A through G hereto as are reasonably necessary to cause such annexes to be complete and accurate at such time. Without limiting the foregoing, each Pledgor shall be required to pledge hereunder the Equity Interests of any Exempted Foreign Entity at any time and from time to time after the date hereof acquired by such Pledgor, provided that (x) a change in the relevant sections of the Code or the regulations, rules, rulings, notices or other official pronouncements issued or promulgated thereunder, no Pledgor shall be required at any time to pledge hereunder more than 65% of the total combined voting power of all classes of Voting Equity Interests of any Exempted Foreign Entity and (y) each Pledgor shall be required to pledge hereunder 100% of the Non-Voting Equity Interests of each Exempted Foreign Entity at any time and from time to time acquired by such Pledgor.
               • Transfer Taxes. Each pledge of Collateral under Section 3.1 or Section 3.3 hereof shall be accompanied by any transfer tax stamps required in connection with the pledge of such Collateral.
               • Definition of Pledged Notes. All Notes at any time pledged or required to be pledged hereunder are hereinafter called the “Pledged Notes.”
               • Certain Representations and Warranties Regarding the Collateral. Each Pledgor represents and warrants that on the date hereof: (i) the exact legal name of such Pledgor, the type of organization of such Pledgor, whether or not such Pledgor is a Registered Organization, the jurisdiction of organization of such Pledgor, the organizational identification number (if any) of such Pledgor, and whether or not such Pledgor is a Transmitting Utility, is listed on Annex A hereto; (ii) each Subsidiary of such Pledgor, and the direct ownership thereof, is listed in Annex B hereto; (iii) the Stock (and any warrants or options to purchase Stock) held by such Pledgor consists of the number and type of shares of the stock (or warrants or options to purchase any stock) of the corporations as described in Annex C hereto; (iv) such Stock constitutes that percentage of the issued and outstanding capital stock of the issuing corporation as is set forth in Annex C hereto; (v) the Notes held by such Pledgor consist of the promissory notes described in Annex D hereto where such Pledgor is listed as the lender; (vi) the Limited Liability Company Interests held by such Pledgor consist of the number and type of interests of the Persons described in Annex E hereto; (vii) each such Limited Liability Company Interest constitutes that percentage of the issued and outstanding equity interest of the issuing Person as set forth in Annex E hereto; (viii) the Partnership Interests held by such Pledgor consist of the number and type of interests of the Persons described in Annex F hereto; (ix) each such Partnership Interest constitutes that percentage or portion of the entire partnership interest of the Partnership as set forth in Annex F hereto; (x) the exact address of the chief executive office of such Pledgor is listed on Annex G hereto; (xi) the Pledgor has complied with the respective procedure set forth in Section 3.2(a) hereof with respect to each item of Collateral described in Annexes B through F hereto; and (xi) on the date hereof, such Pledgor owns no other Securities, Stock, Notes, Limited Liability Company Interests or Partnership Interests.
               • APPOINTMENT OF SUB-AGENTS; ENDORSEMENTS, ETC. If and to the extent necessary to enable the Pledgee to perfect its security interest in any of the Collateral or to exercise any of its remedies hereunder, the Pledgee shall have the right to appoint one or more sub-agents for the purpose of retaining physical possession of the Collateral, which may be held (in the discretion of the Pledgee) in the name of the relevant Pledgor, endorsed or assigned in blank or in favor of the Pledgee or any nominee or nominees of the Pledgee or a sub-agent appointed by the Pledgee.
               • VOTING, ETC., WHILE NO EVENT OF DEFAULT. Each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral owned by it, and to give consents, waivers or ratifications in respect thereof; provided that, in each case, no vote shall be cast or any consent, waiver or ratification given or any action taken or omitted to be taken which would violate, result in a breach of any covenant contained in, or be inconsistent with any of the terms of any Secured Debt Agreement, or which could reasonably be expected to have the effect of impairing the value of the Collateral or any part thereof or the position or interests of the Pledgee or any other Secured Creditor in the Collateral, unless expressly permitted by the terms of the Secured Debt Agreements. Notwithstanding the foregoing, all such rights of each Pledgor to vote and to give consents, waivers and ratifications shall cease in case either (x) an Event of Default under Section 11.05 of the Credit Agreement has occurred and is continuing or (y) any other Event of Default has occurred and is continuing and the Pledgee has otherwise notified Holdings or the Borrower, and Section 7 hereof shall become applicable.
               • DIVIDENDS AND OTHER DISTRIBUTIONS. Unless and until there shall have occurred and be continuing either (x) an Event of Default under Section 11.05 of the Credit Agreement or (y) any other Event of Default and the Pledgee has otherwise notified Holdings or the Borrower, all cash dividends, cash distributions, cash Proceeds and other cash amounts payable in respect of the Collateral shall be paid to the respective Pledgor. The Pledgee shall be entitled to receive directly, and to retain as part of the Collateral:
          • all other or additional stock, notes, certificates, limited liability company interests, partnership interests, instruments or other securities or property (including, but not limited to, cash dividends other than as set forth above) paid or distributed by way of dividend or otherwise in respect of the Collateral;
          • all other or additional stock, notes, certificates, limited liability company interests, partnership interests, instruments or other securities or property (including, but not limited to, cash (although such cash may be paid directly to the respective Pledgor so long as no Event of Default then exists)) paid or distributed in respect of the Collateral by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar rearrangement; and
          • all other or additional stock, notes, certificates, limited liability company interests, partnership interests, instruments or other securities or property (including, but not limited to, cash but only if an Event of Default then exists) which may be paid in respect of the Collateral by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation or similar corporate or other reorganization.
                    Nothing contained in this Section 6 shall limit or restrict in any way the Pledgee’s right to receive the proceeds of the Collateral in any form in accordance with Section 3 of this Agreement. All dividends, distributions or other payments which are received by any Pledgor contrary to the provisions of this Section 6 or Section 7 hereof shall be received in trust for the benefit of the Pledgee, shall be segregated from other property or funds of such Pledgor and shall be forthwith paid over to the Pledgee as Collateral in the same form as so received (with any necessary endorsement).

                • REMEDIES IN CASE OF AN EVENT OF DEFAULT. If there shall have occurred and be continuing an Event of Default, then and in every such case, the Pledgee shall be entitled to exercise all of the rights, powers and remedies (whether vested in it by this Agreement, any other Secured Debt Agreement or by law) for the protection and enforcement of its rights in respect of the Collateral, and the Pledgee shall be entitled to exercise all the rights and remedies of a secured party under the UCC as in effect in any relevant jurisdiction and also shall be entitled, without limitation, to exercise the following rights, which each Pledgor hereby agrees to be commercially reasonable:
          • to receive all amounts payable in respect of the Collateral otherwise payable under Section 6 hereof to the respective Pledgor;
          • to transfer all or any part of the Collateral into the Pledgee’s name or the name of its nominee or nominees;
          • to accelerate any Pledged Note which may be accelerated in accordance with its terms, and take any other lawful action to collect upon any Pledged Note (including, without limitation, to make any demand for payment thereon);
          • to vote (and exercise all rights and powers in respect of voting) all or any part of the Collateral (whether or not transferred into the name of the Pledgee) and give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto as though it were the outright owner thereof (each Pledgor hereby irrevocably constituting and appointing the Pledgee the proxy and attorney-in-fact of such Pledgor, with full power of substitution to do so);
          • at any time and from time to time to sell, assign and deliver, or grant options to purchase, all or any part of the Collateral, or any interest therein, at any public or private sale, without demand of performance, advertisement or, notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise purchase or dispose (all of which are hereby waived by each Pledgor), for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as the Pledgee in its absolute discretion may determine, provided that at least 10 days’ written notice of the time and place of any such sale shall be given to the respective Pledgor. The Pledgee shall not be obligated to make any such sale of Collateral regardless of whether any such notice of sale has theretofore been given. Each Pledgor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security or the Obligations or otherwise. At any such sale, unless prohibited by applicable law, the Pledgee on behalf of the Secured Creditors may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. Neither the Pledgee nor any other Secured Creditor shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall any of them be under any obligation to take any action whatsoever with regard thereto; and
          • to set-off any and all Collateral against any and all Obligations, and to withdraw any and all cash or other Collateral from any and all Collateral Accounts and to apply such cash and other Collateral to the payment of any and all Obligations.
               • REMEDIES, CUMULATIVE, ETC. Each and every right, power and remedy of the Pledgee provided for in this Agreement or in any other Secured Debt Agreement, or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Pledgee or any other Secured Creditor of any one or more of the rights, powers or remedies provided for in this Agreement or any other Secured Debt Agreement or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Pledgee or any other Secured Creditor of all such other rights, powers or remedies, and no failure or delay on the part of the Pledgee or any other Secured Creditor to exercise any such right, power or remedy shall operate as a waiver thereof. No notice to or demand on any Pledgor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Pledgee or any other Secured Creditor to any other or further action in any circumstances without notice or demand. The Secured Creditors agree that this Agreement may be enforced only by the action of the Pledgee, in each case, acting upon the instructions of the Required Secured Creditors, and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Pledgee for the benefit of the Secured Creditors upon the terms of this Agreement and the Security Agreement.
               • APPLICATION OF PROCEEDS.

               • All monies collected by the Pledgee upon any sale or other disposition of the Collateral pursuant to the terms of this Agreement, together with all other monies received by the Pledgee hereunder, shall be applied in the manner provided in the Security Agreement.
               • It is understood and agreed that each Pledgor shall remain jointly and severally liable with respect to its Obligations to the extent of any deficiency between the amount of the proceeds of the Collateral pledged by it hereunder and the aggregate amount of such Obligations.
               • PURCHASERS OF COLLATERAL. Upon any sale of the Collateral by the Pledgee hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt of the Pledgee or the officer making such sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Pledgee or such officer or be answerable in any way for the misapplication or nonapplication thereof.

               • INDEMNITY. Each Pledgor jointly and severally agrees (i) to indemnify and hold harmless the Pledgee and each other Secured Creditor (in their capacity as such) and their respective successors, assigns, employees, advisors, agents and affiliates (as to any Indemnitee, its “Related Parties”) (individually an “Indemnitee”, and collectively, the “Indemnitees”) from and against any and all obligations, damages, injuries, penalties, claims, demands, losses, judgments and liabilities (including, without limitation, liabilities for penalties) of whatsoever kind or nature, and (ii) to reimburse each Indemnitee for all reasonable costs, expenses and disbursements, including reasonable attorneys’ fees and expenses (limited, in the case of any Event of Default, to one counsel to the Administrative Agent, one additional counsel for all Issuing Lenders and Lenders, taken as a whole, one local counsel for the Administrative Agent and the Lenders, taken as a whole, in each relevant jurisdiction, and, solely in the case of an actual or perceived conflict of interests, one additional counsel in each relevant jurisdiction to each group of affected Lenders similarly situated, taken as a whole), in each case arising out of or resulting from this Agreement or the exercise by any Indemnitee of any right or remedy granted to it hereunder (but excluding any obligations, damages, injuries, penalties, claims, demands, losses, judgments and liabilities (including, without limitation, liabilities for penalties) or expenses of whatever kind or nature to the extent incurred or arising by reason of gross negligence or willful misconduct of such Indemnitee or its Related Parties (as determined by a court of competent jurisdiction in a final and non-appealable decision)). In no event shall the Pledgee hereunder be liable, in the absence of gross negligence or willful misconduct on its part (as determined by a court of competent jurisdiction in a final and non-appealable decision), for any matter or thing in connection with this Agreement other than to account for monies or other property actually received by it in accordance with the terms hereof. If and to the extent that the obligations of any Pledgor under this Section 11 are unenforceable for any reason, such Pledgor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law. The indemnity obligations of each Pledgor contained in this Section 11 shall continue in full force and effect notwithstanding the full payment of all the Notes issued under the Credit Agreement, the termination of all Interest Rate Protection Agreements and Other Hedging Agreements and Letters of Credit, and the payment of all other Obligations and notwithstanding the discharge thereof.
               • PLEDGEE NOT A PARTNER OR LIMITED LIABILITY COMPANY MEMBER. • Nothing herein shall be construed to make the Pledgee or any other Secured Creditor liable as a member of any limited liability company or as a partner of any partnership and neither the Pledgee nor any other Secured Creditor by virtue of this Agreement or otherwise (except as referred to in the following sentence) shall have any of the duties, obligations or liabilities of a member of any limited liability company or as a partner in any partnership. The parties hereto expressly agree that, unless the Pledgee shall become the absolute owner of Collateral consisting of a Limited Liability Company Interest or a Partnership Interest pursuant hereto and is admitted as a member or partner of the respective Limited Liability Company or Partnership, this Agreement shall not be construed as creating a partnership or joint venture among the Pledgee, any other Secured Creditor, any Pledgor and/or any other Person.
               • Except as provided in the last sentence of paragraph (a) of this Section 12, the Pledgee, by accepting this Agreement, did not intend to become a member of any limited liability company or a partner of any partnership or otherwise be deemed to be a co-venturer with respect to any Pledgor, any limited liability company, partnership and/or any other Person either before or after an Event of Default shall have occurred. The Pledgee shall have only those powers set forth herein and the Secured Creditors shall assume none of the duties, obligations or liabilities of a member of any limited liability company or as a partner of any partnership or any Pledgor except as provided in the last sentence of paragraph (a) of this Section 12.
               • The Pledgee and the other Secured Creditors shall not be obligated to perform or discharge any obligation of any Pledgor as a result of the pledge hereby effected.
               • The acceptance by the Pledgee of this Agreement, with all the rights, powers, privileges and authority so created, shall not at any time or in any event obligate the Pledgee or any other Secured Creditor to appear in or defend any action or proceeding relating to the Collateral to which it is not a party, or to take any action hereunder or thereunder, or to expend any money or incur any expenses or perform or discharge any obligation, duty or liability under the Collateral.
               • FURTHER ASSURANCES; POWER-OF-ATTORNEY. (a) Each Pledgor agrees that it will join with the Pledgee in executing and, at such Pledgor’s own expense, file and refile under the UCC or other applicable law such financing statements, continuation statements and other documents, in form reasonably acceptable to the Pledgee, in such offices as the Pledgee (acting on its own or on the instructions of the Required Secured Creditors) may deem reasonably necessary or appropriate and wherever required or permitted by law in order to perfect and preserve the Pledgee’s security interest in the Collateral hereunder and hereby authorizes the Pledgee to file financing statements and amendments thereto relative to all or any part of the Collateral (including, without limitation, financing statements which list the Collateral specifically and/or “all assets” as collateral) without the signature of such Pledgor where permitted by law, and agrees to do such further acts and things and to execute and deliver to the Pledgee such additional conveyances, assignments, agreements and instruments as the Pledgee may reasonably require or deem reasonably necessary to carry into effect the purposes of this Agreement or to further assure and confirm unto the Pledgee its rights, powers and remedies hereunder or thereunder.
               (b) Each Pledgor hereby constitutes and appoints the Pledgee its true and lawful attorney-in-fact, irrevocably, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, from time to time solely after the occurrence and during the continuance of an Event of Default, in the Pledgee’s reasonable discretion, to act, require, demand, receive and give acquittance for any and all monies and claims for monies due or to become due to such Pledgor under or arising out of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings and to execute any instrument which the Pledgee may deem necessary or advisable to accomplish the purposes of this Agreement, which appointment as attorney is coupled with an interest.
               • THE PLEDGEE AS COLLATERAL AGENT. The Pledgee will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement. It is expressly understood, acknowledged and agreed by each Secured Creditor that by accepting the benefits of this Agreement, each such Secured Creditor acknowledges and agrees that the obligations of the Pledgee as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement and in Section 12 of the Credit Agreement. The Pledgee shall act hereunder on the terms and conditions set forth herein and in Section 12 of the Credit Agreement.
               • TRANSFER BY THE PLEDGORS. No Pledgor will sell or otherwise dispose of, grant any option with respect to, or mortgage, pledge or otherwise encumber any of the Collateral or any interest therein, except as permitted by the Credit Agreement.
               • REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PLEDGORS. • Each Pledgor represents, warrants and covenants as to itself and each of its Subsidiaries that:
          (i) it is the legal, beneficial and record owner of, and has good title to, all of its Collateral consisting of one or more Securities, Partnership Interests and Limited Liability Company Interests and that it has sufficient interest in all of its Collateral in which a security interest is purported to be created hereunder for such security interest to attach (subject, in each case, to no pledge, lien, mortgage, hypothecation, security interest, charge, option, Adverse Claim or other encumbrance whatsoever, except the liens and security interests created by this Agreement and nonconsensual Liens permitted by Section 10.01(i) of the Credit Agreement);
          (ii) it has full power, authority and legal right to pledge all the Collateral pledged by it pursuant to this Agreement;
          (iii) this Agreement has been duly authorized, executed and delivered by such Pledgor and constitutes a legal, valid and binding obligation of such Pledgor enforceable against such Pledgor in accordance with its terms, except to the extent that the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law);
          (iv) except to the extent already obtained or made, no consent of any other party (including, without limitation, any stockholder, partner, member or creditor of such Pledgor or any of its Subsidiaries) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required to be obtained by such Pledgor in connection with (a) the execution, delivery or performance of this Agreement by such Pledgor, (b) the validity or enforceability of this Agreement against such Pledgor (except as set forth in clause (iii) above), (c) the perfection or enforceability of the Pledgee’s security interest in such Pledgor’s Collateral, or (d) except for compliance with or as may be required by applicable securities laws, the exercise by the Pledgee of any of its rights or remedies provided herein;

          (v) neither the execution, delivery or performance by such Pledgor of this Agreement, nor compliance by it with the terms and provisions hereof nor the consummation of the transactions contemplated herein: (i) will contravene any provision of any applicable law, statute, rule or regulation, or any applicable order, writ, injunction or decree of any court, arbitrator or governmental instrumentality, domestic or foreign, applicable to such Pledgor; (ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the properties or assets of such Pledgor or any of its Subsidiaries pursuant to the terms of any indenture, lease, mortgage, deed of trust, credit agreement, loan agreement or any other material agreement, contract or other instrument to which such Pledgor or any of its Subsidiaries is a party or is otherwise bound, or by which it or any of its properties or assets is bound or to which it may be subject; or (iii) will violate any provision of the certificate of incorporation, by-laws, certificate of partnership, partnership agreement, certificate of formation or limited liability company agreement (or equivalent organizational documents), as the case may be, of such Pledgor or any of its Subsidiaries;
          (vi) all of such Pledgor’s Collateral (consisting of Securities, Limited Liability Company Interests or Partnership Interests) has been duly and validly issued and acquired, is fully paid and non-assessable and is subject to no options to purchase or similar rights, except pursuant to a sale or other disposition transaction permitted by the Credit Agreement;
          (vii) each of such Pledgor’s Pledged Notes constitutes, or when executed by the obligor thereof will constitute, the legal, valid and binding obligation of such obligor, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law);
          (viii) the pledge, collateral assignment and delivery to the Pledgee of such Pledgor’s Collateral consisting of Certificated Securities and Pledged Notes pursuant to this Agreement creates a valid and perfected first priority security interest in such Certificated Securities and Pledged Notes, and the proceeds thereof, subject to no prior Lien or encumbrance or to any agreement purporting to grant to any third party a Lien or encumbrance on the property or assets of such Pledgor which would include the Securities and the Pledgee is entitled to all the rights, priorities and benefits afforded by the UCC or other relevant law as enacted in any relevant jurisdiction to perfect security interests in respect of such Collateral; and
          (ix) to the extent required by Section 3.2 hereof, “control” (as defined in Section 8-106 of the UCC) has been obtained by the Pledgee over all of such Pledgor’s Collateral consisting of Securities (including, without limitation, Notes which are Securities) with respect to which such “control” may be obtained pursuant to Section 8-106 of the UCC except to the extent that the obligation of the applicable Pledgor to provide the Pledgee with “control” of such Collateral has not yet arisen under this Agreement.
               (b) Each Pledgor covenants and agrees that it will defend the Pledgee’s right, title and security interest in and to such Pledgor’s Collateral and the proceeds thereof against the claims and demands of all persons whomsoever; and each Pledgor covenants and agrees that it will have like title to and right to pledge any other property at any time hereafter pledged to the Pledgee by such Pledgor as Collateral hereunder and will likewise defend the right thereto and security interest therein of the Pledgee and the other Secured Creditors.
               (c) Each Pledgor covenants and agrees that it will take no action which would violate any of the terms of any Secured Debt Agreement.
               • LEGAL NAMES; TYPE OF ORGANIZATION (AND WHETHER A REGISTERED ORGANIZATION AND/OR A TRANSMITTING UTILITY); JURISDICTION OF ORGANIZATION; ORGANIZATIONAL IDENTIFICATION NUMBERS; CHANGES THERETO; ETC. The exact legal name of each Pledgor, the type of organization of such Pledgor, whether or not such Pledgor is a Registered Organization, the jurisdiction of organization of such Pledgor, the organizational identification number (if any) of such Pledgor, and whether or not such Pledgor is a Transmitting Utility, is listed on Annex A hereto for such Pledgor. No Pledgor shall change its legal name, its type of organization (including without limitation its status as (x) a Registered Organization, in the case of each Registered Organization or (y) a Transmitting Utility or a Person which is not a Transmitting Utility, as the case may be), its jurisdiction of organization, or its organizational identification number (if any) from that listed on Annex A hereto for such Pledgor or those that may have been established after the date of this Agreement in accordance with the immediately succeeding sentence of this Section 17. No Pledgor shall change its legal name, its type of organization, its status as a Registered Organization (in the case of a Registered Organization), its status as a Transmitting Utility or as a Person which is not a Transmitting Utility, as the case may be, its jurisdiction of organization, or its organizational identification number (if any), except that any such changes shall be permitted (so long as not in violation of the applicable requirements of the Secured Debt Agreements and so long as same do not involve (x) a Registered Organization ceasing to constitute same or (y) any Pledgor changing its jurisdiction of organization from the United States or a State thereof to a jurisdiction of organization outside the United States or a State thereof) if (i) it shall have given to the Pledgee not less than 15 days’ prior written notice of each change to the information listed on Annex A (or such shorter notice as is acceptable to the Pledgee) (as adjusted for any subsequent changes thereto previously made in accordance with this sentence), together with a supplement to Annex A which shall correct all information contained therein for the respective Pledgor, and (ii) in connection with such respective change or changes, it shall have taken all action reasonably requested by the Pledgee to maintain the security interests of the Pledgee in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect. In addition, to the extent that any Pledgor does not have an organizational identification number on the date hereof and later obtains one, such Pledgor shall promptly thereafter notify the Pledgee of such organizational identification number and shall take all actions reasonably satisfactory to the Pledgee to the extent necessary to maintain the security interest of the Pledgee in the Collateral intended to be granted hereby fully perfected and in full force and effect.
               • PLEDGORS’ OBLIGATIONS ABSOLUTE, ETC. Prior to the Termination Date, the obligations of each Pledgor under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by any circumstance or occurrence whatsoever, including, without limitation: (i) any renewal, extension, amendment or modification of or addition or supplement to or deletion from any Secured Debt Agreement or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof (except to the extent that any such modification expressly and directly relates to such Pledgor’s obligations under this Agreement); (ii) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such agreement or instrument including, without limitation, this Agreement; (iii) any furnishing of any additional security to the Pledgee or its assignee or any acceptance thereof or any release of any security by the Pledgee or its assignee; (iv) any limitation on any party’s liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof; or (v) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to any Pledgor or any Subsidiary of any Pledgor, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not such Pledgor shall have notice or knowledge of any of the foregoing.
               • TERMINATION; RELEASE. • After the Termination Date, this Agreement and the security interest created hereby shall automatically terminate (provided that all indemnities set forth herein including, without limitation, in Section 11 hereof shall survive any such termination), and the Pledgee, at the request and expense of such Pledgor, will execute and deliver to such Pledgor a proper instrument or instruments (including UCC termination statements) acknowledging the satisfaction and termination of this Agreement (including, without limitation, UCC termination statements and instruments of satisfaction, discharge and/or reconveyance), and will duly release from the security interest created hereby and, and will duly assign, transfer and deliver to such Pledgor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Pledgee and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement, together with any moneys at the time held by the Pledgee or any of its sub-agents hereunder and, with respect to any Collateral consisting of an Uncertificated Security, a Partnership Interest or a Limited Liability Company Interest (other than an Uncertificated Security, Partnership Interest or Limited Liability Company Interest credited on the books of a Clearing Corporation or Securities Intermediary), a termination of the agreement relating thereto executed and delivered by the issuer of such Uncertificated Security pursuant to Section 3.2(a)(ii) or by the respective partnership or limited liability company pursuant to Section 3.2(a)(iv)(2).
               • In the event that any part of the Collateral is sold or otherwise disposed of (to a Person other than a Credit Party in accordance with the Credit Agreement) or any other transaction expressly permitted by the Credit Agreement requires a release of the relevant Collateral (x) at any time prior to the time at which all Credit Document Obligations have been paid in full and all Commitments and Letters of Credit under the Credit Agreement have been terminated, in connection with a sale or other disposition permitted by Section 10.02 of the Credit Agreement or is otherwise released at the direction of the Required Lenders (or all the Lenders if required by Section 13.12 of the Credit Agreement) or (y) at any time thereafter, to the extent permitted by the other Secured Debt Agreements, and in the case of clauses (x) and (y), the proceeds of such sale or disposition (or from such release) are applied in accordance with the terms of the Credit Agreement or such other Secured Debt Agreement, as the case may be, to the extent required to be so applied, the Pledgee, at the request and expense of such Pledgor, will duly release from the security interest created hereby (and will execute and deliver such documentation, including termination or partial release statements and the like in connection therewith) and assign, transfer and deliver to such Pledgor (without recourse and without any representation or warranty) such of the Collateral as is then being (or has been) so sold or released and as may be in the possession of the Pledgee (or, in the case of Collateral held by any sub-agent designated pursuant to Section 4 hereto, such sub-agent) and has not theretofore been released pursuant to this Agreement.
               • At any time that any Pledgor desires that Collateral be released as provided in the foregoing Section 19(a) or (b), it shall deliver to the Pledgee (and the relevant sub-agent, if any, designated pursuant to Section 4 hereof) a certificate signed by an authorized officer of such Pledgor stating that the release of the respective Collateral is permitted pursuant to Section 19(a) or (b) hereof.
               • The Pledgee shall have no liability whatsoever to any other Secured Creditor as the result of any release of Collateral by it in accordance with (or which the Collateral Agent in good faith believes to be in accordance with) this Section 19.
               • NOTICES, ETC. All notices and communications hereunder shall be in writing and sent or delivered by mail, telecopy or overnight courier service and all such notices and communications shall, when mailed, telecopied or sent by overnight courier, be effective when deposited in the mails, delivered to the overnight courier or sent by telecopier, except that notices and communications to the Pledgee or any Pledgor shall not be effective until received by the Pledgee or such Pledgor, as the case may be. All such notices and other communications shall be in writing and addressed as follows:
•	if to any Pledgor, at:

c/o Town Sports International, LLC 5 Penn Plaza 4th Floor New York, New York 10001 Attention: Dan Gallagher Telephone No.: (212) 246-6700 Telecopier No.: (212) 246-8422

•	if to the Pledgee, at:

60 Wall Street New York, New York 10005 Attention: Carin Keegan Telephone No.: (212) 250-6083 Telecopier No.: (212) 797-5690
               • if to any Lender Creditor, at such address as such Lender Creditor shall have specified in the Credit Agreement;
               • if to any Other Creditor, at such address as such Other Creditor shall have specified in writing to the Borrower and the Pledgee;
               • or at such other address or addressed to such other individual as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.
               • WAIVER; AMENDMENT. Except as provided in Sections 29 and 31 hereof, none of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever except in accordance with the requirements specified in Section 10.2 of the Security Agreement.
               • MISCELLANEOUS. This Agreement shall and shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and their respective successors and assigns, provided that no Pledgor may assign any of its rights or obligations hereunder without the prior written consent of the Pledgee (with the prior written consent of the Required Secured Creditors). All agreements, statements, representations and warranties made by each Pledgor herein or in any certificate or other instrument delivered by such Pledgor or on its behalf under this Agreement shall be considered to have been relied upon by the Secured Creditors and shall survive the execution and delivery of this Agreement and the other Secured Debt Agreements regardless of any investigation made by the Secured Creditors or on their behalf.
               • HEADINGS DESCRIPTIVE. The headings of the several Sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.
               • GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL.
               • THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PLEDGOR HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH PLEDGOR HEREBY

FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH PLEDGOR, AND AGREES NOT TO PLEAD OR CLAIM IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN ANY OF THE AFORESAID COURTS THAT ANY SUCH COURT LACKS PERSONAL JURISDICTION OVER SUCH PLEDGOR. EACH PLEDGOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ANY SUCH PLEDGOR AT ITS ADDRESS FOR NOTICES AS PROVIDED IN SECTION 20 ABOVE, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH PLEDGOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SUCH SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN, HOWEVER, SHALL AFFECT THE RIGHT OF THE PLEDGEE UNDER THIS AGREEMENT, OR ANY SECURED CREDITOR, TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY PLEDGOR IN ANY OTHER JURISDICTION.
               • EACH PLEDGOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
               • EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
               • PLEDGOR’S DUTIES. It is expressly agreed, anything herein contained to the contrary notwithstanding, that each Pledgor shall remain liable to perform all of the obligations, if any, assumed by it with respect to the Collateral and the Pledgee shall not have any obligations or liabilities with respect to any Collateral by reason of or arising out of this Agreement, nor shall the Pledgee be required or obligated in any manner to perform or fulfill any of the obligations of any Pledgor under or with respect to any Collateral.
               • COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with each Pledgor and the Pledgee.
               • SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
               • RECOURSE. This Agreement is made with full recourse to each Pledgor and pursuant to and upon all the representations, warranties, covenants and agreements on the part of such Pledgor contained herein and in the other Secured Debt Agreements and otherwise in writing in connection herewith or therewith.
               • ADDITIONAL PLEDGORS. It is understood and agreed that any Wholly-Owned Domestic Subsidiary of Holdings that is required to execute a counterpart of this Agreement after the date hereof pursuant to the Credit Agreement or any other Credit Document shall become a Pledgor hereunder by (x) executing a counterpart hereof or a Joinder Agreement and delivering the same to the Pledgee, (y) delivering supplements to Annexes A through G hereto as are necessary to cause such annexes to be complete and accurate with respect to such additional Pledgor on such date and (z) taking all actions as specified in this Agreement as would have been taken by such Pledgor had it been an original party to this Agreement, in each case with all documents required above to be delivered to the Pledgee and with all documents and actions required above to be taken to the reasonable satisfaction of the Pledgee.
               • LIMITED OBLIGATIONS. It is the desire and intent of each Pledgor and the Secured Creditors that this Agreement shall be enforced against each Pledgor to the fullest extent permissible under the laws applied in each jurisdiction in which enforcement is sought. Notwithstanding anything to the contrary contained herein, in furtherance of the foregoing, it is noted that the obligations of each Pledgor constituting a Subsidiary Guarantor have been limited as provided in the Subsidiaries Guaranty.
               • RELEASE OF PLEDGORS. If at any time all of the Equity Interests of any Pledgor owned by the Borrower or any of its Subsidiaries are sold to a Person other than a Credit Party in a transaction permitted pursuant to the Credit Agreement (and which does not violate the terms of any other Secured Debt Agreement then in effect), then, such Pledgor shall be released as a Pledgor pursuant to this Agreement without any further action hereunder (it being understood that the sale of all of the Equity Interests in any Person that owns, directly or indirectly, all of the Equity Interests in any Pledgor shall be deemed to be a sale of all of the Equity Interests in such Pledgor for purposes of this Section), and the Pledgee is authorized and directed to execute and deliver such instruments of release as are reasonably satisfactory to it. At any time that the Borrower desires that a Pledgor be released from this Agreement as provided in this Section 31, the Borrower shall deliver to the Pledgee a certificate signed by a principal executive officer of the Borrower stating that the release of such Pledgor is permitted pursuant to this Section 31. If requested by Pledgee (although the Pledgee shall have no obligation to make any such request), the Borrower shall furnish legal opinions (from counsel reasonably acceptable to the Pledgee) to the effect set forth in the immediately preceding sentence. The Pledgee shall have no liability whatsoever to any other Secured Creditor as a result of the release of any Pledgor by it in accordance with, or which it believes to be in accordance with, this Section 31.
* * * *

               IN WITNESS WHEREOF, each Pledgor and the Pledgee have caused this Agreement to be executed by their duly elected officers duly authorized as of the date first above written.

TOWN SPORTS INTERNATIONAL, LLC, as a Pledgor
By:
Name:
Title:

TOWN SPORTS INTERNATIONAL HOLDINGS, INC., as a Pledgor
By:
Name:
Title:

[LIST OF PLEDGORS TO BE UPDATED BY COMPANY]

TSI 217 BROADWAY, LLC
TSI ALEXANDRIA, LLC
TSI ALLSTON, LLC
TSI ANDOVER, LLC
TSI ARDMORE, LLC
TSI ARTHRO-FITNESS SERVICES, LLC
TSI ASTORIA, LLC
TSI BATTERY PARK, LLC
TSI BETHESDA, LLC
TSI BAY RIDGE 86TH STREET, LLC
TSI BAYONNE, LLC
TSI BAYRIDGE, LLC
TSI BENSONHURST, LLC
TSI BOYLSTON, LLC
TSI BROADWAY, LLC
TSI BROOKLYN BELT, LLC
TSI BRUNSWICK, LLC
TSI BULFINCH, LLC
TSI BUTLER, LLC
TSI CARMEL, LLC
TSI CASH MANAGEMENT, LLC
TSI CENTRAL SQUARE, LLC
TSI CHERRY HILL, LLC
TSI CHEVY CHASE, LLC

TSI CLARENDON, LLC
TSI CLIFTON, LLC
TSI COBBLE HILL, LLC
TSI COLONIA, LLC
TSI COLUMBIA HEIGHTS, LLC
TSI COMMACK, LLC
TSI CONNECTICUT AVENUE, LLC
TSI COURT STREET, LLC
TSI CROTON, LLC
TSI DANBURY, LLC
TSI DOBBS FERRY, LLC
TSI DAVIS SQUARE, LLC
TSI DOWNTOWN CROSSING, LLC
TSI DUPONT CIRCLE, INC.
TSI DUPONT II, INC.
TSI EAST 23, LLC
TSI EAST 31, LLC
TSI EAST 34, LLC
TSI EAST 36, LLC
TSI EAST 41, LLC
TSI EAST 48, LLC
TSI EAST 51, LLC
TSI EAST 59, LLC
TSI EAST 76, LLC
TSI EAST 86, LLC
TSI EAST 91, LLC
TSI EAST BRUNSWICH, LLC
TSI EAST MEADOW, LLC
TSI ENGLEWOOD, LLC
TSI F STREET, LLC
TSI FAIRFAX, LLC
TSI FENWAY, LLC
TSI FIRST AVENUE, LLC
TSI FOREST HILLS, LLC
TSI FORT LEE, LLC
TSI FRAMINGHAM, LLC
TSI FRANKLIN (MA), LLC
TSI FRANKLIN PARK, LLC
TSI FREEHOLD, LLC
TSI GALLERY PLACE, LLC
TSI GARDEN CITY, LLC
TSI GARNERVILLE, LLC
TSI GEORGETOWN, LLC
TSI GERMANTOWN, LLC
TSI GLENDALE, LLC
TSI GLOVER, LLC

TSI GRAND CENTRAL, LLC
TSI GREAT NECK, LLC
TSI GREENWICH, LLC
TSI HARTSDALE, LLC
TSI HAWTHORNE, LLC
TSI HERALD, LLC
TSI HICKSVILLE, LLC
TSI HIGHPOINT, LLC
TSI HOBOKEN, LLC
TSI HOBOKEN NORTH, LLC
TSI HOLDINGS (CIP), LLC
TSI HOLDINGS (DC), LLC
TSI HOLDINGS (IP), LLC
TSI HOLDINGS (MA), LLC
TSI HOLDINGS (MD), LLC
TSI HOLDINGS (NJ), LLC
TSI HOLDINGS (PA), LLC
TSI HOLDINGS (VA), LLC
TSI HUNTINGTON, LLC
TSI INTERNATIONAL, INC.
TSI IRVING PLACE, LLC
TSI JAMAICA ESTATES, LLC
TSI JERSEY CITY, LLC
TSI K STREET, LLC
TSI LARCHMONT, LLC
TSI LEXINGTON (MA), LLC
TSI LINCOLN, LLC
TSI LIVINGSTON, LLC
TSI LONG BEACH, LLC
TSI LYNNFIELD, LLC
TSI M STREET, LLC
TSI MAHWAH, LLC
TSI MAMARONECK, LLC
TSI MARKET STREET, LLC
TSI MARLBORO, LLC
TSI MATAWAN, LLC
TSI MERCER STREET, LLC
TSI MIDWOOD, LLC
TSI MONTCLAIR, LLC
TSI MORRIS PARK, LLC
TSI MURRAY HILL, LLC
TSI NANUET, LLC
TSI NATICK, LLC
TSI NEW ROCHELLE, LLC
TSI NEWARK, LLC
TSI NEWBURY STREET, LLC

TSI NEWTON, LLC
TSI NO SWEAT, LLC
TSI NORTH BETHESDA, LLC
TSI NORWALK, LLC
TSI OCEANSIDE, LLC
TSI OLD BRIDGE, LLC
TSI PARSIPPANY, LLC
TSI PLAINSBORO, LLC
TSI PORT JEFFERSON, LLC
TSI PRINCETON, LLC
TSI PRINCETON NORTH, LLC
TSI RADNOR, LLC
TSI RAMSEY, LLC
TSI READE STREET, LLC
TSI REGO PARK, LLC
TSI RIDGEWOOD, LLC
TSI RODIN PLACE, LLC
TSI SCARSDALE, LLC
TSI SEAPORT, LLC
TSI SHERIDAN, LLC
TSI SILVER SPRING, LLC
TSI SMITHTOWN, LLC
TSI SOCIETY HILL, LLC
TSI SOHO, LLC
TSI SOMERS, LLC
TSI SOMERSET, LLC
TSI SOUTH BETHESDA, LLC
TSI SOUTH END, LLC
TSI SOUTH PARK SLOPE, LLC
TSI SOUTH STATION, LLC
TSI SPRINGFIELD, LLC
TSI STAMFORD DOWNTOWN, LLC
TSI STAMFORD POST, LLC
TSI STAMFORD RINKS, LLC
TSI STATEN ISLAND, LLC
TSI STERLING, LLC
TSI SYOSSET, LLC
TSI UNIVERSITY MANAGEMENT, LLC
TSI VARICK STREET, LLC
TSI WALL STREET, LLC
TSI WALTHAM, LLC
TSI WASHINGTON, INC.
TSI WATER STREET, LLC
TSI WATERTOWN, LLC
TSI WAYLAND, LLC
TSI WELLESLEY, LLC

TSI WELLINGTON CIRCLE, LLC
TSI WEST 14, LLC
TSI WEST 16, LLC
TSI WEST 23, LLC
TSI WEST 38, LLC
TSI WEST 41, LLC
TSI WEST 44, LLC
TSI WEST 48, LLC
TSI WEST 52, LLC
TSI WEST 73, LLC
TSI WEST 76, LLC
TSI WEST 80, LLC
TSI WEST 94, LLC
TSI WEST 115TH STREET, LLC
TSI WEST 125, LLC
TSI WEST 145TH STREET, LLC
TSI WEST CALDWELL, LLC
TSI WEST HARTFORD, LLC
TSI WEST NEWTON, LLC
TSI WEST NYACK, LLC
TSI WEST SPRINGFIELD, LLC
TSI WESTBOROUGH, LLC
TSI WESTPORT, LLC
TSI WESTWOOD, LLC
TSI WEYMOUTH, LLC
TSI WHITE PLAINS, LLC
TSI WHITE PLAINS CITY CENTER, LLC
TSI WHITESTONE, LLC
TSI WOBURN, LLC
TSI WOODMERE, LLC
each as a Pledgor

By:
Name:
Title:

4.

Accepted and Agreed to:
DEUTSCHE BANK TRUST COMPANY AMERICAS,
     as Collateral Agent

By:
Name:
Title:

By:
Name
Title:

ANNEX A
to
PLEDGE AGREEMENT
SCHEDULE OF LEGAL NAMES, TYPE OF ORGANIZATION
(AND WHETHER A REGISTERED ORGANIZATION AND/OR
A TRANSMITTING UTILITY), JURISDICTION OF ORGANIZATION
AND ORGANIZATIONAL IDENTIFICATION NUMBERS

	Type of			Pledgor’s
	Organization			Organization
	(or, if the			Identification
	Pledgor is an	Registered		Number	Transmitting
Exact Legal Name of	Individual, so	Organization?	Jurisdiction of	(or, if none, so	Utility?
Each Pledgor	indicate)	(Yes/No)	Organization	indicate)	(Yes/No)
Town Sports International Holdings, Inc.	Corporation	Yes	Delaware	3754592	No
Town Sports International, LLC	Limited Liability Company	Yes	New York	None	No
TSI 217 Broadway, LLC	Limited Liability Company	Yes	Delaware	4268991	No
TSI Alexandria, LLC	Limited Liability Company	Yes	Delaware	2901743	No
TSI Alexandria West, LLC	Limited Liability Company	Yes	Delaware	4330291	No
TSI Allston, LLC	Limited Liability Company	Yes	Delaware	3899539	No
TSI Andover, LLC	Limited Liability Company	Yes	Delaware	4269134	No
TSI Ardmore, LLC	Limited Liability Company	Yes	Delaware	3387908	No
TSI Arthro-Fitness Services, LLC	Limited Liability Company	Yes	Delaware	4268994	No
TSI Astoria, LLC	Limited Liability Company	Yes	Delaware	4268995	No
TSI Battery Park, LLC	Limited Liability Company	Yes	Delaware	4268998	No

	Type of			Pledgor’s
	Organization			Organization
	(or, if the			Identification
	Pledgor is an	Registered		Number	Transmitting
Exact Legal Name of	Individual, so	Organization?	Jurisdiction of	(or, if none, so	Utility?
Each Pledgor	indicate)	(Yes/No)	Organization	indicate)	(Yes/No)
TSI Bay Ridge 86th Street, LLC	Limited Liability Company	Yes	Delaware	4269108	No
TSI Bayonne, LLC	Limited Liability Company	Yes	Delaware	4536496	No
TSI Bayridge, LLC	Limited Liability Company	Yes	Delaware	4269001	No
TSI Bensonhurst, LLC	Limited Liability Company	Yes	Delaware	4416091	No
TSI Bethesda, LLC	Limited Liability Company	Yes	Delaware	3018449	No
TSI Boylston, LLC	Limited Liability Company	Yes	Delaware	4269330	No
TSI Broadway, LLC	Limited Liability Company	Yes	Delaware	4269002	No
TSI Brooklyn Belt, LLC	Limited Liability Company	Yes	Delaware	4269004	No
TSI Brunswick, LLC	Limited Liability Company	Yes	Delaware	4282150	No
TSI Bulfinch, LLC	Limited Liability Company	Yes	Delaware	3899536	No
TSI Butler, LLC	Limited Liability Company	Yes	Delaware	4239615	No
TSI Carmel, LLC	Limited Liability Company	Yes	Delaware	4269111	No
TSI Cash Management, LLC	Limited Liability Company	Yes	Delaware	4269009	No
TSI Central Square, LLC	Limited Liability Company	Yes	Delaware	3899543	No
TSI Cherry Hill, LLC	Limited Liability Company	Yes	Delaware	3040637	No

	Type of			Pledgor’s
	Organization			Organization
	(or, if the			Identification
	Pledgor is an	Registered		Number	Transmitting
Exact Legal Name of	Individual, so	Organization?	Jurisdiction of	(or, if none, so	Utility?
Each Pledgor	indicate)	(Yes/No)	Organization	indicate)	(Yes/No)
TSI Chevy Chase, LLC	Limited Liability Company	Yes	Delaware	4269632	No
TSI Clarendon, LLC	Limited Liability Company	Yes	Delaware	3317876	No
TSI Clifton, LLC	Limited Liability Company	Yes	Delaware	4195613	No
TSI Cobble Hill, LLC	Limited Liability Company	Yes	Delaware	4269013	No
TSI Colonia, LLC	Limited Liability Company	Yes	Delaware	2928572	No
TSI Columbia Heights, LLC	Limited Liability Company	Yes	Delaware	4269691	No
TSI Commack, LLC	Limited Liability Company	Yes	Delaware	4269015	No
TSI Connecticut Avenue, LLC	Limited Liability Company	Yes	Delaware	4269736	No
TSI Court Street, LLC	Limited Liability Company	Yes	Delaware	4269017	No
TSI Croton, LLC	Limited Liability Company	Yes	Delaware	4269019	No
TSI Danbury, LLC	Limited Liability Company	Yes	Delaware	4269758	No
TSI Davis Square, LLC	Limited Liability Company	Yes	Delaware	4160261	No
TSI Dedham, LLC	Limited Liability Company	Yes	Delaware	4510871	No
TSI Deer Park, LLC	Limited Liability Company	Yes	Delaware	4364946	No
TSI Dobbs Ferry, LLC	Limited Liability Company	Yes	Delaware	4269114	No

	Type of			Pledgor’s
	Organization			Organization
	(or, if the			Identification
	Pledgor is an	Registered		Number	Transmitting
Exact Legal Name of	Individual, so	Organization?	Jurisdiction of	(or, if none, so	Utility?
Each Pledgor	indicate)	(Yes/No)	Organization	indicate)	(Yes/No)
TSI Downtown Crossing, LLC	Limited Liability Company	Yes	Delaware	4269741	No
TSI Dupont Circle, Inc.	Corporation	Yes	Delaware	2220114	No
TSI Dupont II, Inc.	Corporation	Yes	Delaware	2439444	No
TSI East 23, LLC	Limited Liability Company	Yes	Delaware	4269027	No
TSI East 31, LLC	Limited Liability Company	Yes	Delaware	4269030	No
TSI East 34, LLC	Limited Liability Company	Yes	Delaware	4269032	No
TSI East 36, LLC	Limited Liability Company	Yes	Delaware	4269035	No
TSI East 41, LLC	Limited Liability Company	Yes	Delaware	4269039	No
TSI East 48, LLC	Limited Liability Company	Yes	Delaware	4269115	No
TSI East 51, LLC	Limited Liability Company	Yes	Delaware	4269041	No
TSI East 59, LLC	Limited Liability Company	Yes	Delaware	4269047	No
TSI East 76, LLC	Limited Liability Company	Yes	Delaware	4269049	No
TSI East 86, LLC	Limited Liability Company	Yes	Delaware	4269119	No
TSI East 91, LLC	Limited Liability Company	Yes	Delaware	4269051	No
TSI East Brunswick, LLC	Limited Liability Company	Yes	Delaware	4343405	No
TSI East Meadow, LLC	Limited Liability Company	Yes	Delaware	4269024	No

	Type of			Pledgor’s
	Organization			Organization
	(or, if the			Identification
	Pledgor is an	Registered		Number	Transmitting
Exact Legal Name of	Individual, so	Organization?	Jurisdiction of	(or, if none, so	Utility?
Each Pledgor	indicate)	(Yes/No)	Organization	indicate)	(Yes/No)
TSI Englewood, LLC	Limited Liability Company	Yes	Delaware	4099792
TSI F Street, LLC	Limited Liability Company	Yes	Delaware	4269753	No
TSI Fairfax, LLC	Limited Liability Company	Yes	Delaware	2951887	No
TSI Fenway, LLC	Limited Liability Company	Yes	Delaware	3899546	No
TSI First Avenue, LLC	Limited Liability Company	Yes	Delaware	4269053	No
TSI Forest Hills, LLC	Limited Liability Company	Yes	Delaware	4269055	No
TSI Fort Lee, LLC	Limited Liability Company	Yes	Delaware	2900457	No
TSI Framingham, LLC	Limited Liability Company	Yes	Delaware	4269136	No
TSI Franklin (MA), LLC	Limited Liability Company	Yes	Delaware	4269138	No
TSI Franklin Park, LLC	Limited Liability Company	Yes	Delaware	2928574	No
TSI Freehold, LLC	Limited Liability Company	Yes	Delaware	3057259	No
TSI Gallery Place, LLC	Limited Liability Company	Yes	Delaware	4269770	No
TSI Garden City, LLC	Limited Liability Company	Yes	Delaware	4269057	No
TSI Garnerville, LLC	Limited Liability Company	Yes	Delaware	4376082	No

	Type of			Pledgor’s
	Organization			Organization
	(or, if the			Identification
	Pledgor is an	Registered		Number	Transmitting
Exact Legal Name of	Individual, so	Organization?	Jurisdiction of	(or, if none, so	Utility?
Each Pledgor	indicate)	(Yes/No)	Organization	indicate)	(Yes/No)
TSI Georgetown, LLC	Limited Liability Company	Yes	Delaware	4269763	No
TSI Germantown, LLC	Limited Liability Company	Yes	Delaware	2916539	No
TSI Glendale, LLC	Limited Liability Company	Yes	Delaware	4269128	No
TSI Glover, LLC	Limited Liability Company	Yes	Delaware	4269240	No
TSI Grand Central, LLC	Limited Liability Company	Yes	Delaware	4269060	No
TSI Great Neck, LLC	Limited Liability Company	Yes	Delaware	4269061	No
TSI Greenwich, LLC	Limited Liability Company	Yes	Delaware	4269761	No
TSI Hartsdale, LLC	Limited Liability Company	Yes	Delaware	4269062	No
TSI Hawthorne, LLC	Limited Liability Company	Yes	Delaware	4269066	No
TSI Herald, LLC	Limited Liability Company	Yes	Delaware	4269068	No
TSI Hicksville, LLC	Limited Liability Company	Yes	Delaware	4257117	No
TSI Highpoint, LLC	Limited Liability Company	Yes	Delaware	3140945	No
TSI Hoboken, LLC	Limited Liability Company	Yes	Delaware	3057253	No
TSI Hoboken North, LLC	Limited Liability Company	Yes	Delaware	3773429	No
TSI Holdings (CIP), LLC	Limited Liability Company	Yes	Delaware	4269773	No

	Type of			Pledgor’s
	Organization			Organization
	(or, if the			Identification
	Pledgor is an	Registered		Number	Transmitting
Exact Legal Name of	Individual, so	Organization?	Jurisdiction of	(or, if none, so	Utility?
Each Pledgor	indicate)	(Yes/No)	Organization	indicate)	(Yes/No)
TSI Holdings (DC), LLC	Limited Liability Company	Yes	Delaware	4268598	No
TSI Holdings (MA), LLC	Limited Liability Company	Yes	Delaware	4268036	No
TSI Holdings (MD), LLC	Limited Liability Company	Yes	Delaware	4268623	No
TSI Holdings (NJ), LLC	Limited Liability Company	Yes	Delaware	3744923	No
TSI Holdings (PA), LLC	Limited Liability Company	Yes	Delaware	4268627	No
TSI Holdings (VA), LLC	Limited Liability Company	Yes	Delaware	4268618	No
TSI Huntington, LLC	Limited Liability Company	Yes	Delaware	4268974	No
TSI International, Inc.	Corporation	Yes	Delaware	2141083	No
TSI Irving Place, LLC	Limited Liability Company	Yes	Delaware	4268978	No
TSI Jamaica Estates, LLC	Limited Liability Company	Yes	Delaware	4402223	No
TSI Jersey City, LLC	Limited Liability Company	Yes	Delaware	3525625	No
TSI K Street, LLC	Limited Liability Company	Yes	Delaware	4269781	No
TSI Larchmont, LLC	Limited Liability Company	Yes	Delaware	4268983	No
TSI Lexington (MA), LLC	Limited Liability Company	Yes	Delaware	4269142	No
TSI Lincoln, LLC	Limited Liability Company	Yes	Delaware	4268985	No

	Type of			Pledgor’s
	Organization			Organization
	(or, if the			Identification
	Pledgor is an	Registered		Number	Transmitting
Exact Legal Name of	Individual, so	Organization?	Jurisdiction of	(or, if none, so	Utility?
Each Pledgor	indicate)	(Yes/No)	Organization	indicate)	(Yes/No)
TSI Livingston, LLC	Limited Liability Company	Yes	Delaware	3305800	No
TSI Long Beach, LLC	Limited Liability Company	Yes	Delaware	4268987	No
TSI Lynnfield, LLC	Limited Liability Company	Yes	Delaware	4269143	No
TSI M Street, LLC	Limited Liability Company	Yes	Delaware	4269776	No
TSI Mahwah, LLC	Limited Liability Company	Yes	Delaware	2905457	No
TSI Mamaroneck, LLC	Limited Liability Company	Yes	Delaware	4268989	No
TSI Market Street, LLC	Limited Liability Company	Yes	Delaware	3123380	No
TSI Marlboro, LLC	Limited Liability Company	Yes	Delaware	3057264	No
TSI Matawan, LLC	Limited Liability Company	Yes	Delaware	3057208	No
TSI Mercer Street, LLC	Limited Liability Company	Yes	Delaware	4268990	No
TSI Midwood, LLC	Limited Liability Company	Yes	Delaware	4268993	No
TSI Montclair, LLC	Limited Liability Company	Yes	Delaware	3235308	No
TSI Morris Park, LLC	Limited Liability Company	Yes	Delaware	4269130	No
TSI Murray Hill, LLC	Limited Liability Company	Yes	Delaware	4269000	No
TSI Nanuet, LLC	Limited Liability Company	Yes	Delaware	4269005	No

	Type of			Pledgor’s
	Organization			Organization
	(or, if the			Identification
	Pledgor is an	Registered		Number	Transmitting
Exact Legal Name of	Individual, so	Organization?	Jurisdiction of	(or, if none, so	Utility?
Each Pledgor	indicate)	(Yes/No)	Organization	indicate)	(Yes/No)
TSI Natick, LLC	Limited Liability Company	Yes	Delaware	4269786	No
TSI New Rochelle, LLC	Limited Liability Company	Yes	Delaware	4290057	No
TSI Newark, LLC	Limited Liability Company	Yes	Delaware	3548397	No
TSI Newbury Street, LLC	Limited Liability Company	Yes	Delaware	4269793	No
TSI Newton, LLC	Limited Liability Company	Yes	Delaware	4188428	No
TSI No Sweat, LLC	Limited Liability Company	Yes	Delaware	4071998	No
TSI North Bethesda, LLC	Limited Liability Company	Yes	Delaware	3018427	No
TSI Norwalk, LLC	Limited Liability Company	Yes	Delaware	4269791	No
TSI Oceanside, LLC	Limited Liability Company	Yes	Delaware	4269012	No
TSI Old Bridge, LLC	Limited Liability Company	Yes	Delaware	3057213	No
TSI Parsippany, LLC	Limited Liability Company	Yes	Delaware	2928568	No
TSI Plainsboro, LLC	Limited Liability Company	Yes	Delaware	2928573	No
TSI Port Jefferson, LLC	Limited Liability Company	Yes	Delaware	4269018	No
TSI Princeton, LLC	Limited Liability Company	Yes	Delaware	2750867	No
TSI Princeton North, LLC	Limited Liability Company	Yes	Delaware	3946066	No

	Type of			Pledgor’s
	Organization			Organization
	(or, if the			Identification
	Pledgor is an	Registered		Number	Transmitting
Exact Legal Name of	Individual, so	Organization?	Jurisdiction of	(or, if none, so	Utility?
Each Pledgor	indicate)	(Yes/No)	Organization	indicate)	(Yes/No)
TSI Providence Downtown, LLC	Limited Liability Company	Yes	Delaware	4411647	No
TSI Providence Eastside, LLC	Limited Liability Company	Yes	Delaware	4411648	No
TSI Radnor, LLC	Limited Liability Company	Yes	Delaware	4034032	No
TSI Ramsey, LLC	Limited Liability Company	Yes	Delaware	3138497	No
TSI Reade Street, LLC	Limited Liability Company	Yes	Delaware	4269021	No
TSI Rego Park, LLC	Limited Liability Company	Yes	Delaware	4269031	No
TSI Ridgewood, LLC	Limited Liability Company	Yes	Delaware	3386883	No
TSI Rodin Place, LLC	Limited Liability Company	Yes	Delaware	3026591	No
TSI Scarsdale, LLC	Limited Liability Company	Yes	Delaware	4269037	No
TSI Seaport, LLC	Limited Liability Company	Yes	Delaware	4269040	No
TSI Sheridan, LLC	Limited Liability Company	Yes	Delaware	4269043	No
TSI Silver Spring, LLC	Limited Liability Company	Yes	Delaware	3296686	No
TSI Smithtown, LLC	Limited Liability Company	Yes	Delaware	4269048	No
TSI Society Hill, LLC	Limited Liability Company	Yes	Delaware	3026597	No
TSI Soho, LLC	Limited Liability Company	Yes	Delaware	4269052	No

	Type of			Pledgor’s
	Organization			Organization
	(or, if the			Identification
	Pledgor is an	Registered		Number	Transmitting
Exact Legal Name of	Individual, so	Organization?	Jurisdiction of	(or, if none, so	Utility?
Each Pledgor	indicate)	(Yes/No)	Organization	indicate)	(Yes/No)
TSI Somers, LLC	Limited Liability Company	Yes	Delaware	4269058	No
TSI Somerset, LLC	Limited Liability Company	Yes	Delaware	2928575	No
TSI South Bethesda, LLC	Limited Liability Company	Yes	Delaware	3854033	No
TSI South End, LLC	Limited Liability Company	Yes	Delaware	4269795	No
TSI South Park Slope, LLC	Limited Liability Company	Yes	Delaware	4269064	No
TSI South Station, LLC	Limited Liability Company	Yes	Delaware	4269797	No
TSI Springfield, LLC	Limited Liability Company	Yes	Delaware	2928570	No
TSI Stamford Downtown, LLC	Limited Liability Company	Yes	Delaware	4269799	No
TSI Stamford Post, LLC	Limited Liability Company	Yes	Delaware	4269803	No
TSI Stamford Rinks, LLC	Limited Liability Company	Yes	Delaware	4269807	No
TSI Staten Island, LLC	Limited Liability Company	Yes	Delaware	4269070	No
TSI Sterling, LLC	Limited Liability Company	Yes	Delaware	2978316	No
TSI Sunnyside, LLC	Limited Liability Company	Yes	Delaware	4324681	No
TSI Syosset, LLC	Limited Liability Company	Yes	Delaware	4269074	No
TSI University Management, LLC	Limited Liability Company	Yes	Delaware	4269811	No

	Type of			Pledgor’s
	Organization			Organization
	(or, if the			Identification
	Pledgor is an	Registered		Number	Transmitting
Exact Legal Name of	Individual, so	Organization?	Jurisdiction of	(or, if none, so	Utility?
Each Pledgor	indicate)	(Yes/No)	Organization	indicate)	(Yes/No)
TSI Varick Street, LLC	Limited Liability Company	Yes	Delaware	4269076	No
TSI Wall Street, LLC	Limited Liability Company	Yes	Delaware	4269078	No
TSI Waltham, LLC	Limited Liability Company	Yes	Delaware	3584187	No
TSI Washington, Inc.	Corporation	Yes	Delaware	2195425	No
TSI Water Street, LLC	Limited Liability Company	Yes	Delaware	4269087	No
TSI Watertown, LLC	Limited Liability Company	Yes	Delaware	4269336	No
TSI Wayland, LLC	Limited Liability Company	Yes	Delaware	4554568	No
TSI Wellesley, LLC	Limited Liability Company	Yes	Delaware	4269148	No
TSI Wellington Circle, LLC	Limited Liability Company	Yes	Delaware	4160262	No
TSI West 14, LLC	Limited Liability Company	Yes	Delaware	4269093	No
TSI West 16, LLC	Limited Liability Company	Yes	Delaware	4269096	No
TSI West 23, LLC	Limited Liability Company	Yes	Delaware	4269098	No
TSI West 38, LLC	Limited Liability Company	Yes	Delaware	4269038	No
TSI West 41, LLC	Limited Liability Company	Yes	Delaware	4269045	No
TSI West 44, LLC	Limited Liability Company	Yes	Delaware	4269054	No
TSI West 48, LLC	Limited Liability Company	Yes	Delaware	4269067	No

	Type of			Pledgor’s
	Organization			Organization
	(or, if the			Identification
	Pledgor is an	Registered		Number	Transmitting
Exact Legal Name of	Individual, so	Organization?	Jurisdiction of	(or, if none, so	Utility?
Each Pledgor	indicate)	(Yes/No)	Organization	indicate)	(Yes/No)
TSI West 52, LLC	Limited Liability Company	Yes	Delaware	4269073	No
TSI West 73, LLC	Limited Liability Company	Yes	Delaware	4269077	No
TSI West 76, LLC	Limited Liability Company	Yes	Delaware	4269080	No
TSI West 80, LLC	Limited Liability Company	Yes	Delaware	4269085	No
TSI West 94, LLC	Limited Liability Company	Yes	Delaware	4269086	No
TSI West 115th Street, LLC	Limited Liability Company	Yes	Delaware	4269131	No
TSI West 125, LLC	Limited Liability Company	Yes	Delaware	4269090	No
TSI West 145th Street, LLC	Limited Liability Company	Yes	Delaware	4239620	No
TSI West Caldwell, LLC	Limited Liability Company	Yes	Delaware	2928566	No
TSI West Hartford, LLC	Limited Liability Company	Yes	Delaware	4411640	No
TSI West Newton, LLC	Limited Liability Company	Yes	Delaware	4269593	No
TSI West Nyack, LLC	Limited Liability Company	Yes	Delaware	4269089	No
TSI West Springfield, LLC	Limited Liability Company	Yes	Delaware	3131927	No
TSI Westborough, LLC	Limited Liability Company	Yes	Delaware	4311117	No
TSI Westport, LLC	Limited Liability Company	Yes	Delaware	4269809	No

	Type of			Pledgor’s
	Organization			Organization
	(or, if the			Identification
	Pledgor is an	Registered		Number	Transmitting
Exact Legal Name of	Individual, so	Organization?	Jurisdiction of	(or, if none, so	Utility?
Each Pledgor	indicate)	(Yes/No)	Organization	indicate)	(Yes/No)
TSI Westwood, LLC	Limited Liability Company	Yes	Delaware	3478988	No
TSI Weymouth, LLC	Limited Liability Company	Yes	Delaware	4269814	No
TSI White Plains City Center, LLC	Limited Liability Company	Yes	Delaware	4269095	No
TSI White Plains, LLC	Limited Liability Company	Yes	Delaware	4269100	No
TSI Whitestone, LLC	Limited Liability Company	Yes	Delaware	4269102	No
TSI Woburn, LLC	Limited Liability Company	Yes	Delaware	4411649	No
TSI Woodmere, LLC	Limited Liability Company	Yes	Delaware	4269106	No

ANNEX B
to
PLEDGE AGREEMENT
SCHEDULE OF SUBSIDIARIES

Jurisdiction of
Entity	Ownership	Organization
Town Sports International, LLC	Town Sports International Holdings, Inc.	New York
TSI 217 Broadway, LLC	Town Sports International, LLC	Delaware
TSI Alexandria West, LLC	Town Sports International, LLC	Delaware
TSI Allston, LLC	Town Sports International, LLC	Delaware
TSI Arthro-Fitness Services, LLC	Town Sports International, LLC	Delaware
TSI Astoria, LLC	Town Sports International, LLC	Delaware
TSI Battery Park, LLC	Town Sports International, LLC	Delaware
TSI Bay Ridge 86th Street, LLC	Town Sports International, LLC	Delaware
TSI Bayridge, LLC	Town Sports International, LLC	Delaware
TSI Bensonhurst, LLC	Town Sports International, LLC	Delaware
TSI Boylston, LLC	Town Sports International, LLC	Delaware
TSI Broadway, LLC	Town Sports International, LLC	Delaware
TSI Brooklyn Belt, LLC	Town Sports International, LLC	Delaware
TSI Brunswick, LLC	Town Sports International, LLC	Delaware
TSI Bulfinch, LLC	Town Sports International, LLC	Delaware
TSI Carmel, LLC	Town Sports International, LLC	Delaware
TSI Cash Management, LLC	Town Sports International, LLC	Delaware
TSI Central Square, LLC	Town Sports International, LLC	Delaware
TSI Cobble Hill, LLC	Town Sports International, LLC	Delaware
TSI Commack, LLC	Town Sports International, LLC	Delaware
TSI Court Street, LLC	Town Sports International, LLC	Delaware
TSI Croton, LLC	Town Sports International, LLC	Delaware
TSI Danbury, LLC	Town Sports International, LLC	Delaware
TSI Deer Park, LLC	Town Sports International, LLC	Delaware
TSI Dobbs Ferry, LLC	Town Sports International, LLC	Delaware
TSI Downtown Crossing, LLC	Town Sports International, LLC	Delaware
TSI East 23, LLC	Town Sports International, LLC	Delaware
TSI East 31, LLC	Town Sports International, LLC	Delaware
TSI East 34, LLC	Town Sports International, LLC	Delaware
TSI East 36, LLC	Town Sports International, LLC	Delaware
TSI East 41, LLC	Town Sports International, LLC	Delaware
TSI East 48, LLC	Town Sports International, LLC	Delaware

Jurisdiction of
Entity	Ownership	Organization
TSI East 51, LLC	Town Sports International, LLC	Delaware
TSI East 59, LLC	Town Sports International, LLC	Delaware
TSI East 76, LLC	Town Sports International, LLC	Delaware
TSI East 86, LLC	Town Sports International, LLC	Delaware
TSI East 91, LLC	Town Sports International, LLC	Delaware
TSI East Brunswick, LLC	Town Sports International, LLC	Delaware
TSI East Meadow, LLC	Town Sports International, LLC	Delaware
TSI Fenway, LLC	Town Sports International, LLC	Delaware
TSI First Avenue, LLC	Town Sports International, LLC	Delaware
TSI Forest Hills, LLC	Town Sports International, LLC	Delaware
TSI Garden City, LLC	Town Sports International, LLC	Delaware
TSI Garnerville, LLC	Town Sports International, LLC	Delaware
TSI Glendale, LLC	Town Sports International, LLC	Delaware
TSI Grand Central, LLC	Town Sports International, LLC	Delaware
TSI Great Neck, LLC	Town Sports International, LLC	Delaware
TSI Greenwich, LLC	Town Sports International, LLC	Delaware
TSI Hartsdale, LLC	Town Sports International, LLC	Delaware
TSI Hawthorne, LLC	Town Sports International, LLC	Delaware
TSI Herald, LLC	Town Sports International, LLC	Delaware
TSI Hicksville, LLC	Town Sports International, LLC	Delaware
TSI Holdings (CIP), LLC	Town Sports International, LLC	Delaware
TSI Holdings (DC), LLC	Town Sports International, LLC	Delaware
TSI Holdings (MA), LLC	Town Sports International, LLC	Delaware
TSI Holdings (MD), LLC	Town Sports International, LLC	Delaware
TSI Holdings (NJ), LLC	Town Sports International, LLC	Delaware
TSI Holdings (PA), LLC	Town Sports International, LLC	Delaware
TSI Holdings (VA), LLC	Town Sports International, LLC	Delaware
TSI Huntington, LLC	Town Sports International, LLC	Delaware
TSI Insurance, Inc.	Town Sports International, LLC	New York
TSI International, Inc.	Town Sports International, LLC	Delaware
TSI Irving Place, LLC	Town Sports International, LLC	Delaware
TSI Jamaica Estates, LLC	Town Sports International, LLC	Delaware
TSI Larchmont, LLC	Town Sports International, LLC	Delaware
TSI Lincoln, LLC	Town Sports International, LLC	Delaware
TSI Long Beach, LLC	Town Sports International, LLC	Delaware

Jurisdiction of
Entity	Ownership	Organization
TSI Mamaroneck, LLC	Town Sports International, LLC	Delaware
TSI Mercer Street, LLC	Town Sports International, LLC	Delaware
TSI Midwood, LLC	Town Sports International, LLC	Delaware
TSI Morris Park, LLC	Town Sports International, LLC	Delaware
TSI Murray Hill, LLC	Town Sports International, LLC	Delaware
TSI Nanuet, LLC	Town Sports International, LLC	Delaware
TSI Natick, LLC	Town Sports International, LLC	Delaware
TSI New Rochelle, LLC	Town Sports International, LLC	Delaware
TSI Newbury Street, LLC	Town Sports International, LLC	Delaware
TSI Norwalk, LLC	Town Sports International, LLC	Delaware
TSI Oceanside, LLC	Town Sports International, LLC	Delaware
TSI Port Jefferson, LLC	Town Sports International, LLC	Delaware
TSI Providence Downtown, LLC	Town Sports International, LLC	Delaware
TSI Providence Eastside, LLC	Town Sports International, LLC	Delaware
TSI Reade Street, LLC	Town Sports International, LLC	Delaware
TSI Rego Park, LLC	Town Sports International, LLC	Delaware
TSI Scarsdale, LLC	Town Sports International, LLC	Delaware
TSI Seaport, LLC	Town Sports International, LLC	Delaware
TSI Sheridan, LLC	Town Sports International, LLC	Delaware
TSI Smithtown, LLC	Town Sports International, LLC	Delaware
TSI Soho, LLC	Town Sports International, LLC	Delaware
TSI Somers, LLC	Town Sports International, LLC	Delaware
TSI South Park Slope, LLC	Town Sports International, LLC	Delaware
TSI Stamford Downtown, LLC	Town Sports International, LLC	Delaware
TSI Stamford Post, LLC	Town Sports International, LLC	Delaware
TSI Stamford Rinks, LLC	Town Sports International, LLC	Delaware
TSI Staten Island, LLC	Town Sports International, LLC	Delaware
TSI Sunnyside, LLC	Town Sports International, LLC	Delaware
TSI Syosset, LLC	Town Sports International, LLC	Delaware
TSI Varick Street, LLC	Town Sports International, LLC	Delaware
TSI Wall Street, LLC	Town Sports International, LLC	Delaware
TSI Water Street, LLC	Town Sports International, LLC	Delaware
TSI West 14, LLC	Town Sports International, LLC	Delaware
TSI West 16, LLC	Town Sports International, LLC	Delaware
TSI West 23, LLC	Town Sports International, LLC	Delaware

Jurisdiction of
Entity	Ownership	Organization
TSI West 38, LLC	Town Sports International, LLC	Delaware
TSI West 41, LLC	Town Sports International, LLC	Delaware
TSI West 44, LLC	Town Sports International, LLC	Delaware
TSI West 48, LLC	Town Sports International, LLC	Delaware
TSI West 52, LLC	Town Sports International, LLC	Delaware
TSI West 73, LLC	Town Sports International, LLC	Delaware
TSI West 76, LLC	Town Sports International, LLC	Delaware
TSI West 80, LLC	Town Sports International, LLC	Delaware
TSI West 94, LLC	Town Sports International, LLC	Delaware
TSI West 115th Street, LLC	Town Sports International, LLC	Delaware
TSI West 125, LLC	Town Sports International, LLC	Delaware
TSI West 145th Street, LLC	Town Sports International, LLC	Delaware
TSI West Hartford, LLC	Town Sports International, LLC	Delaware
TSI West Newton, LLC	Town Sports International, LLC	Delaware
TSI West Nyack, LLC	Town Sports International, LLC	Delaware
TSI Westborough, LLC	Town Sports International, LLC	Delaware
TSI Westport, LLC	Town Sports International, LLC	Delaware
TSI Weymouth, LLC	Town Sports International, LLC	Delaware
TSI White Plains City Center, LLC	Town Sports International, LLC	Delaware
TSI White Plains, LLC	Town Sports International, LLC	Delaware
TSI Whitestone, LLC	Town Sports International, LLC	Delaware
TSI Woodmere, LLC	Town Sports International, LLC	Delaware
TSI Princeton, LLC	TSI Brunswick, LLC	Delaware
TSI Chevy Chase, LLC	TSI Holdings (DC), LLC	Delaware
TSI Columbia Heights, LLC	TSI Holdings (DC), LLC	Delaware
TSI Connecticut Avenue, LLC	TSI Holdings (DC), LLC	Delaware
TSI Dupont Circle, Inc.	TSI Holdings (DC), LLC	Delaware
TSI Dupont II, Inc.	TSI Holdings (DC), LLC	Delaware
TSI F Street, LLC	TSI Holdings (DC), LLC	Delaware
TSI Gallery Place, LLC	TSI Holdings (DC), LLC	Delaware
TSI Georgetown, LLC	TSI Holdings (DC), LLC	Delaware
TSI Glover, LLC	TSI Holdings (DC), LLC	Delaware
TSI K Street, LLC	TSI Holdings (DC), LLC	Delaware
TSI M Street, LLC	TSI Holdings (DC), LLC	Delaware
TSI University Management, LLC	TSI Holdings (DC), LLC	Delaware

Jurisdiction of
Entity	Ownership	Organization
TSI Washington, Inc.	TSI Holdings (DC), LLC	Delaware
TSI Andover, LLC	TSI Holdings (MA), LLC	Delaware
TSI Davis Square, LLC	TSI Holdings (MA), LLC	Delaware
TSI Dedham, LLC	TSI Holdings (MA), LLC	Delaware
TSI Framingham, LLC	TSI Holdings (MA), LLC	Delaware
TSI Franklin (MA), LLC	TSI Holdings (MA), LLC	Delaware
TSI Lexington (MA), LLC	TSI Holdings (MA), LLC	Delaware
TSI Lynnfield, LLC	TSI Holdings (MA), LLC	Delaware
TSI Newton, LLC	TSI Holdings (MA), LLC	Delaware
TSI South End, LLC	TSI Holdings (MA), LLC	Delaware
TSI South Station, LLC	TSI Holdings (MA), LLC	Delaware
TSI Waltham, LLC	TSI Holdings (MA), LLC	Delaware
TSI Watertown, LLC	TSI Holdings (MA), LLC	Delaware
TSI Wayland, LLC	TSI Holdings (MA), LLC	Delaware
TSI Wellesley, LLC	TSI Holdings (MA), LLC	Delaware
TSI Wellington Circle, LLC	TSI Holdings (MA), LLC	Delaware
TSI Woburn, LLC	TSI Holdings (MA), LLC	Delaware
TSI Bethesda, LLC	TSI Holdings (MD), LLC	Delaware
TSI Germantown, LLC	TSI Holdings (MD), LLC	Delaware
TSI North Bethesda, LLC	TSI Holdings (MD), LLC	Delaware
TSI Silver Spring, LLC	TSI Holdings (MD), LLC	Delaware
TSI South Bethesda, LLC	TSI Holdings (MD), LLC	Delaware
TSI Bayonne, LLC	TSI Holdings (NJ), LLC	Delaware
TSI Butler, LLC	TSI Holdings (NJ), LLC	Delaware
TSI Cherry Hill, LLC	TSI Holdings (NJ), LLC	Delaware
TSI Clifton, LLC	TSI Holdings (NJ), LLC	Delaware
TSI Colonia, LLC	TSI Holdings (NJ), LLC	Delaware
TSI Englewood, LLC	TSI Holdings (NJ), LLC	Delaware
TSI Fort Lee, LLC	TSI Holdings (NJ), LLC	Delaware
TSI Franklin Park, LLC	TSI Holdings (NJ), LLC	Delaware
TSI Freehold, LLC	TSI Holdings (NJ), LLC	Delaware
TSI Hoboken, LLC	TSI Holdings (NJ), LLC	Delaware
TSI Hoboken North, LLC	TSI Holdings (NJ), LLC	Delaware
TSI Jersey City, LLC	TSI Holdings (NJ), LLC	Delaware
TSI Livingston, LLC	TSI Holdings (NJ), LLC	Delaware

Jurisdiction of
Entity	Ownership	Organization
TSI Mahwah, LLC	TSI Holdings (NJ), LLC	Delaware
TSI Marlboro, LLC	TSI Holdings (NJ), LLC	Delaware
TSI Matawan, LLC	TSI Holdings (NJ), LLC	Delaware
TSI Montclair, LLC	TSI Holdings (NJ), LLC	Delaware
TSI Newark, LLC	TSI Holdings (NJ), LLC	Delaware
TSI No Sweat, LLC	TSI Holdings (NJ), LLC	Delaware
TSI Old Bridge, LLC	TSI Holdings (NJ), LLC	Delaware
TSI Parsippany, LLC	TSI Holdings (NJ), LLC	Delaware
TSI Plainsboro, LLC	TSI Holdings (NJ), LLC	Delaware
TSI Princeton North, LLC	TSI Holdings (NJ), LLC	Delaware
TSI Ramsey, LLC	TSI Holdings (NJ), LLC	Delaware
TSI Ridgewood, LLC	TSI Holdings (NJ), LLC	Delaware
TSI Somerset, LLC	TSI Holdings (NJ), LLC	Delaware
TSI Springfield, LLC	TSI Holdings (NJ), LLC	Delaware
TSI West Caldwell, LLC	TSI Holdings (NJ), LLC	Delaware
TSI Westwood, LLC	TSI Holdings (NJ), LLC	Delaware
TSI Ardmore, LLC	TSI Holdings (PA), LLC	Delaware
TSI Highpoint, LLC	TSI Holdings (PA), LLC	Delaware
TSI Market Street, LLC	TSI Holdings (PA), LLC	Delaware
TSI Radnor, LLC	TSI Holdings (PA), LLC	Delaware
TSI Rodin Place, LLC	TSI Holdings (PA), LLC	Delaware
TSI Society Hill, LLC	TSI Holdings (PA), LLC	Delaware
TSI Alexandria, LLC	TSI Holdings (VA), LLC	Delaware
TSI Clarendon, LLC	TSI Holdings (VA), LLC	Delaware
TSI Fairfax, LLC	TSI Holdings (VA), LLC	Delaware
TSI Sterling, LLC	TSI Holdings (VA), LLC	Delaware
TSI West Springfield, LLC	TSI Holdings (VA), LLC	Delaware
Town Sports AG	TSI International, Inc.	Switzerland

ANNEX C
to
PLEDGE AGREEMENT
SCHEDULE OF STOCK
1.	Town Sports International, LLC

	Type of	Number of	Certificate	Percentage	Sub-clause of Section 3.2(a)
Name of Issuing Corporation	Shares	Shares	No.	Owned	of Pledge Agreement
TSI Insurance, Inc.	Common	100,000	2	100%	3.2	(a)(i)
TSI International, Inc.	Common	100	2	100%	3.2	(a)(i)
2.	TSI Holdings (DC), LLC

	Type of	Number of	Certificate	Percentage	Sub-clause of Section 3.2(a)
Name of Issuing Corporation	Shares	Shares	No.	Owned	of Pledge Agreement
TSI Dupont Circle, Inc.	Common	100	3	100%	3.2	(a)(i)
TSI Dupont II, Inc.	Common	100	2	100%	3.2	(a)(i)
TSI Washington, Inc.	Common	100	3	100%	3.2	(a)(i)
3.	TSI International, Inc.

	Type of	Number of	Certificate	Percentage	Sub-clause of Section 3.2(a)
Name of Issuing Corporation	Shares	Shares	No.	Owned	of Pledge Agreement
Town Sports AG	Common	1298	7	65%	3.2	(a)(i)

ANNEX D
to
PLEDGE AGREEMENT
SCHEDULE OF NOTES
None.

ANNEX E
to
PLEDGE AGREEMENT
SCHEDULE OF LIMITED LIABILITY COMPANY INTERESTS
1.	Town Sports International Holdings, Inc.

			Sub-clause of
Name of Issuing Limited Liability		Percentage	Section 3.2(a) of
Company	Type of Interest	Owned	Pledge Agreement
Town Sports International, LLC	Limited Liability Company	100%	3.2(a)(ii)
2.	Town Sports International, LLC

			Sub-clause of
			Section 3.2(a)
Name of Issuing Limited		Percentage	of Pledge
Liability Company	Type of Interest	Owned	Agreement
TSI Alexandria West, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Arthro-Fitness Services, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Astoria, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Battery Park, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Bay Ridge 86th Street, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Bayridge, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Bensonhurst, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Broadway, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI 217 Broadway, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Brooklyn Belt, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Carmel, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Cash Management, LLC	Limited Liability Company	100%	3.2(a)(ii)

			Sub-clause of
			Section 3.2(a)
Name of Issuing Limited		Percentage	of Pledge
Liability Company	Type of Interest	Owned	Agreement
TSI Cobble Hill, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Commack, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Court Street, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Croton, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Deer Park, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Dobbs Ferry, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI East Brunswick, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI East Meadow, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI East 23, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI East 31, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI East 34, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI East 36, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI East 41, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI East 48, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI East 51, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI East 59, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI East 76, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI East 86, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI East 91, LLC	Limited Liability Company	100%	3.2(a)(ii)

			Sub-clause of
			Section 3.2(a)
Name of Issuing Limited		Percentage	of Pledge
Liability Company	Type of Interest	Owned	Agreement
TSI First Avenue, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Forest Hills, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Garden City, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Garnerville, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Grand Central, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Great Neck, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Glendale, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Hartsdale, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Hawthorne, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Herald, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Hicksville, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Huntington, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Irving Place, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Jamaica Estates, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Larchmont, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Lincoln, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Long Beach, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Mamaroneck, LLC	Limited Liability Company	100%	3.2(a)(ii)

			Sub-clause of
			Section 3.2(a)
Name of Issuing Limited		Percentage	of Pledge
Liability Company	Type of Interest	Owned	Agreement
TSI Mercer Street, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Midwood, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Morris Park, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Murray Hill, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Nanuet, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI New Rochelle, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Oceanside, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Port Jefferson, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Providence Downtown, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Providence Eastside, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Reade Street, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Rego Park, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Scarsdale, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Seaport, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Sheridan, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Smithtown, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Soho, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Somers, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI South Park Slope, LLC	Limited Liability Company	100%	3.2(a)(ii)

			Sub-clause of
			Section 3.2(a)
Name of Issuing Limited		Percentage	of Pledge
Liability Company	Type of Interest	Owned	Agreement
TSI Staten Island, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Sunnyside, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Syosset, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Varick Street, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Wall Street, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Water Street, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI West 14, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI West 16, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI West 23, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI West 38, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI West 41, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI West 44, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI West 48, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI West 52, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI West 73, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI West 76, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI West 80, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI West 94, LLC	Limited Liability Company	100%	3.2(a)(ii)

			Sub-clause of
			Section 3.2(a)
Name of Issuing Limited		Percentage	of Pledge
Liability Company	Type of Interest	Owned	Agreement
TSI West 115th Street, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI West 125, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI West 145th Street, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI West Nyack, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Westborough, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI White Plains, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI White Plains City Center, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Whitestone, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Woodmere, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Allston, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Boylston, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Bulfinch, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Central Square, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Downtown Crossing, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Fenway, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Natick, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Newbury Street, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI West Newton, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Weymouth, LLC	Limited Liability Company	100%	3.2(a)(ii)

			Sub-clause of
			Section 3.2(a)
Name of Issuing Limited		Percentage	of Pledge
Liability Company	Type of Interest	Owned	Agreement
TSI Danbury, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Greenwich, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Norwalk, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Stamford Downtown, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Stamford Post, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Stamford Rinks, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI West Hartford, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Westport, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Holdings (DC), LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Holdings (MA), LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Holdings (MD), LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Holdings (NJ), LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Brunswick, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Holdings (CIP), LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Holdings (PA), LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Holdings (VA), LLC	Limited Liability Company	100%	3.2(a)(ii)

3.    TSI Holdings (MD), LLC

			Sub-clause of
Name of Issuing Limited Liability		Percentage	Section 3.2(a) of
Company	Type of Interest	Owned	Pledge Agreement
TSI Bethesda, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Germantown, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI North Bethesda, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Silver Spring, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI South Bethesda, LLC	Limited Liability Company	100%	3.2(a)(ii)

4. TSI Holdings (VA), LLC

			Sub-clause of
Name of Issuing Limited Liability		Percentage	Section 3.2(a) of
Company	Type of Interest	Owned	Pledge Agreement
TSI Alexandria, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Clarendon, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Fairfax, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI West Springfield, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Sterling, LLC	Limited Liability Company	100%	3.2(a)(ii)

5. TSI Holdings (PA), LLC

			Sub-clause of
Name of Issuing Limited Liability		Percentage	Section 3.2(a) of
Company	Type of Interest	Owned	Pledge Agreement
TSI Ardmore, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Highpoint, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Market Street, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Radnor, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Rodin Place, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Society Hill, LLC	Limited Liability Company	100%	3.2(a)(ii)

6. TSI Holdings (NJ), LLC

			Sub-clause of
Name of Issuing Limited Liability		Percentage	Section 3.2(a) of
Company	Type of Interest	Owned	Pledge Agreement
TSI Bayonne, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Butler, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Cherry Hill, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Clifton, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Colonia, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Englewood, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Fort Lee, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Franklin Park, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Freehold, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Hoboken, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Hoboken North, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Jersey City, LLC	Limited Liability Company	100%	3.2(a)(ii)

			Sub-clause of
Name of Issuing Limited			Section 3.2(a) of
Liability Company	Type of Interest	Percentage Owned	Pledge Agreement
TSI Livingston, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Mahwah, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Marlboro, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Matawan, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Montclair, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Newark, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI No Sweat, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Old Bridge, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Parsippany, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Plainsboro, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Princeton North LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Ramsey, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Ridgewood, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Somerset, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Springfield, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI West Caldwell, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Westwood, LLC	Limited Liability Company	100%	3.2(a)(ii)
7.	TSI Holdings (MA), LLC

			Sub-clause of
Name of Issuing Limited			Section 3.2(a) of
Liability Company	Type of Interest	Percentage Owned	Pledge Agreement
TSI Andover, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Davis Square, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Dedham, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Framingham, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Franklin (MA), LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Lexington (MA), LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Lynnfield, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Newton, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI South End, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI South Station, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Waltham, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Watertown, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Wayland, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Wellesley, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Wellington Circle, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Woburn, LLC	Limited Liability Company	100%	3.2(a)(ii)
8.	TSI Brunswick, LLC

			Sub-clause of
Name of Issuing Limited			Section 3.2(a) of
Liability Company	Type of Interest	Percentage Owned	Pledge Agreement
TSI Princeton, LLC	Limited Liability Company	100%	3.2(a)(ii)
9.	TSI Holdings (DC), LLC

			Sub-clause of
Name of Issuing Limited			Section 3.2(a) of
Liability Company	Type of Interest	Percentage Owned	Pledge Agreement
TSI Chevy Chase, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Columbia Heights, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Connecticut Avenue, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI F Street, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Gallery Place, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Georgetown, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI Glover, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI K Street, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI M Street, LLC	Limited Liability Company	100%	3.2(a)(ii)
TSI University Management, LLC	Limited Liability Company	100%	3.2(a)(ii)

ANNEX F
to
PLEDGE AGREEMENT
SCHEDULE OF PARTNERSHIP INTERESTS
1.	TSI Dupont, Inc.

			Sub-clause of
			Section 3.2(a)
		Percentage	of Pledge
Name of Issuing Partnership	Type of Interest	Owned[17]	Agreement
Kalorama Sports Management Associates	Partnership Interest	45%	3.2(a)(ii)
2.	TSI Washington, Inc.

			Sub-clause of
			Section 3.2(a)
		Percentage	of Pledge
Name of Issuing Partnership	Type of Interest	Owned	Agreement
Capitol Hill Squash Club Associates	Limited Partnership Interest	20%	3.2(a)(ii)

[17]	Percentage is reflective of the estimated profit sharing percentage related to these Limited Partnership Investments.

ANNEX G
to
PLEDGE AGREEMENT
SCHEDULE OF CHIEF EXECUTIVE OFFICES

Name of Pledgor	Address(es) of Chief Executive Office
Town Sports International Holdings, Inc.	5 Penn Plaza, 4th Floor New York, NY 10001
Town Sports International, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI 217 Broadway, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Alexandria, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Alexandria West, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Allston, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Andover, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Ardmore, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Arthro-Fitness Services, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Astoria, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Battery Park, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Bay Ridge 86th Street, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Bayonne, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Bayridge, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Bensonhurst, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Bethesda, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Boylston, LLC	5 Penn Plaza, 4th Floor New York, NY 10001

Name of Pledgor	Address(es) of Chief Executive Office
TSI Broadway, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Brooklyn Belt, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Brunswick, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Bulfinch, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Butler, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Carmel, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Cash Management, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Central Square, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Cherry Hill, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Chevy Chase, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Clarendon, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Clifton, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Cobble Hill, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Colonia, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Columbia Heights, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Commack, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Connecticut Avenue, LLC	5 Penn Plaza, 4th Floor New York, NY 10001

Name of Pledgor	Address(es) of Chief Executive Office
TSI Court Street, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Croton, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Danbury, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Davis Square, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Dedham, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Deer Park, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Dobbs Ferry, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Downtown Crossing, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Dupont Circle, Inc.	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Dupont II, Inc.	5 Penn Plaza, 4th Floor New York, NY 10001
TSI East Brunswick, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI East Meadow, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI East 23, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI East 31, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI East 34, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI East 36, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI East 41, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI East 48, LLC	5 Penn Plaza, 4th Floor New York, NY 10001

Name of Pledgor	Address(es) of Chief Executive Office
TSI East 51, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI East 59, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI East 76, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI East 86, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI East 91, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Englewood, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI F Street, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Fairfax, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Fenway, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI First Avenue, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Forest Hills, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Fort Lee, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Framingham, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Franklin (MA), LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Franklin Park, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Freehold, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Gallery Place, LLC	5 Penn Plaza, 4th Floor New York, NY 10001

Name of Pledgor	Address(es) of Chief Executive Office
TSI Garden City, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Garnersville, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Georgetown, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Germantown, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Glendale, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Glover, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Grand Central, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Great Neck, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Greenwich, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Hartsdale, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Hawthorne, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Herald, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Hicksville, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Highpoint, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Hoboken, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Hoboken North, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Holdings (CIP), LLC	5 Penn Plaza, 4th Floor New York, NY 10001

Name of Pledgor	Address(es) of Chief Executive Office
TSI Holdings (DC), LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Holdings (MA), LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Holdings (MD), LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Holdings (NJ), LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Holdings (PA), LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Holdings (VA), LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Huntington, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI International, Inc.	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Irving Place, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Jamaica Estates, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Jersey City, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI K Street, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Larchmont, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Lexington (MA), LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Lincoln, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Livingston, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Long Beach, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Lynnfield, LLC	5 Penn Plaza, 4th Floor New York, NY 10001

Name of Pledgor	Address(es) of Chief Executive Office
TSI M Street, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Mahwah, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Mamaroneck, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Market Street, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Marlboro, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Matawan, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Mercer Street, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Midwood, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Montclair, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Morris Park, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Murray Hill, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Nanuet, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Natick, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI New Rochelle, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Newark, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Newbury Street, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Newton, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI No Sweat, LLC	5 Penn Plaza, 4th Floor New York, NY 10001

Name of Pledgor	Address(es) of Chief Executive Office
TSI North Bethesda, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Norwalk, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Oceanside, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Old Bridge, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Parsippany, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Plainsboro, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Port Jefferson, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Princeton, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Princeton North, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Providence Downtown, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Providence Eastside, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Radnor, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Ramsey, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Reade Street, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Rego Park, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Ridgewood, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Rodin Place, LLC	5 Penn Plaza, 4th Floor New York, NY 10001

Name of Pledgor	Address(es) of Chief Executive Office
TSI Scarsdale, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Seaport, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Sheridan, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Silver Spring, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Smithtown, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Society Hill, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Soho, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Somers, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Somerset, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI South Bethesda, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI South End, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI South Park Slope, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI South Station, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Springfield, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Stamford Downtown, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Stamford Post, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Stamford Rinks, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Staten Island, LLC	5 Penn Plaza, 4th Floor New York, NY 10001

Name of Pledgor	Address(es) of Chief Executive Office
TSI Sterling, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Sunnyside, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Syosset, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI University Management, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Varick Street, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Wall Street, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Waltham, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Washington, Inc.	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Water Street, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Watertown, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Wayland, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Wellesley, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Wellington Circle, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI West Caldwell, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI West Hartford, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI West Newton, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI West Nyack, LLC	5 Penn Plaza, 4th Floor New York, NY 10001

Name of Pledgor	Address(es) of Chief Executive Office
TSI West Springfield, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI West 14, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI West 16, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI West 23, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI West 38, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI West 41, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI West 44, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI West 48, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI West 52, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI West 73, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI West 76, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI West 80, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI West 94, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI West 115th Street, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI West 125, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI West 145th Street, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Westborough, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Westport, LLC	5 Penn Plaza, 4th Floor New York, NY 10001

Name of Pledgor	Address(es) of Chief Executive Office
TSI Westwood, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Weymouth, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI White Plains City Center, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI White Plains, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Whitestone, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Woburn, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Woodmere, LLC	5 Penn Plaza, 4th Floor New York, NY 10001

ANNEX H
to
PLEDGE AGREEMENT
Form of Agreement Regarding Uncertificated Securities, Limited Liability
Company Interests and Partnership Interests
     AGREEMENT (as amended, modified, restated and/or supplemented from time to time, this “Agreement”), dated as of                     , among the undersigned pledgor (the “Pledgor”), Deutsche Bank Trust Company Americas, not in its individual capacity but solely as Collateral Agent (the “Pledgee”), and                     , as the issuer of the [Uncertificated Securities] [Limited Liability Company Interests] [Partnership Interests] (defined below) (the “Issuer”).
W I T N E S S E T H :
     WHEREAS, the Pledgor, certain of its affiliates and the Pledgee have entered into a Pledge Agreement, dated as of May [___], 2011 (as amended, modified, restated and/or supplemented from time to time, the “Pledge Agreement”), under which, among other things, in order to secure the payment of the Obligations (as defined in the Pledge Agreement), the Pledgor has or will pledge to the Pledgee for the benefit of the Secured Creditors (as defined in the Pledge Agreement), and grant a security interest in favor of the Pledgee for the benefit of the Secured Creditors in, all of the right, title and interest of the Pledgor in and to any and [all “uncertificated securities” (as defined in Section 8-102(a)(18) of the Uniform Commercial Code, as adopted in the State of New York) (“Uncertificated Securities”)] [Partnership Interests (as defined in the Pledge Agreement)] [Limited Liability Company Interests (as defined in the Pledge Agreement)] issued from time to time by the Issuer, whether now existing or hereafter from time to time acquired by the Pledgor (with all of such [Uncertificated Securities] [Partnership Interests] [Limited Liability Company Interests] being herein collectively called the “Issuer Pledged Interests”); and
     WHEREAS, the Pledgor desires the Issuer to enter into this Agreement in order to protect and perfect the security interest of the Pledgee under the Pledge Agreement in the Issuer Pledged Interests, to vest in the Pledgee control of the Issuer Pledged Interests and to provide for the rights of the parties under this Agreement;
     NOW THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
     1. The Pledgor hereby irrevocably authorizes and directs the Issuer, and the Issuer hereby agrees, to comply with any and all instructions and orders originated by the Pledgee (and its permitted successors and assigns) regarding any and all of the Issuer Pledged Interests without the further consent by the registered owner (including the Pledgor), and, after receiving a notice from the Pledgee stating that an “Event of Default” has occurred and is continuing, not to comply with any instructions or orders regarding any or all of the Issuer Pledged Interests originated by any person or entity other than the Pledgee (and its permitted successors and assigns) or a court of competent jurisdiction.
     2. The Issuer hereby certifies that (i) no notice of any security interest, lien or other encumbrance or claim affecting the Issuer Pledged Interests (other than the security interest of the Pledgee) has been received by it, and (ii) the security interest of the Pledgee in the Issuer Pledged Interests has been registered in the books and records of the Issuer.
     3. The Issuer hereby represents and warrants that (i) the pledge by the Pledgor of, and the granting by the Pledgor of a security interest in, the Issuer Pledged Interests to the Pledgee, for the benefit of the Secured Creditors, does not violate the charter, by-laws, partnership agreement, membership agreement or any other agreement governing the Issuer or the Issuer Pledged Interests, and (ii) the Issuer Pledged Interests fully paid and nonassessable.
     4. All notices, statements of accounts, reports, prospectuses, financial statements and other communications to be sent to the Pledgor by the Issuer in respect of the Issuer will also be sent to the Pledgee at the following address:
60 Wall Street
New York, New York 10005
Attention: Carin Keegan
Telephone No.: (212) 250-6083
Telecopier No.: (212) 797-5690
     5. Until the Pledgee shall have delivered written notice to the Issuer that all of the Obligations have been paid in full (other than contingent indemnification obligations which are not then due and payable) and this Agreement is terminated, the Issuer will, upon receiving notice from the Pledgee stating that an “Event of Default” has occurred and is continuing, send any and all redemptions, distributions, interest or other payments in respect of the Issuer Pledged Interests from the Issuer for the account of the Pledgor only by wire transfers to the following address:

ABA No.:

Account in the Name of:

Account No.:

     6. Except as expressly provided otherwise in Sections 4 and 5 above, all notices, instructions, orders and communications hereunder shall be sent or delivered by mail, telegraph, telex, telecopy, cable or overnight courier service and all such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to the Pledgee, the Pledgor or the Issuer shall not be effective until received by the Pledgee, the Pledgor or the Issuer, as the case may be. All notices and other communications shall be in writing and addressed as follows:

(a)	if to the Pledgor, at:

Attention:
Telephone No.:
Telecopier No.:

(b)	if to the Pledgee, at:
60 Wall Street
New York, New York 10005
Attention: Carin Keegan
Telephone No.: (212) 250-6083
Telecopier No.: (212) 797-5690

(c)	if to the Issuer, at:

17. or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder. As used in this Section 6, “Business Day” means any day other than a Saturday, Sunday, or other day in which banks in New York are authorized to remain closed.
     7. This Agreement shall be binding upon the successors and assigns of the Pledgor and the Issuer and shall inure to the benefit of and be enforceable by the Pledgee and its successors and assigns. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument. In the event that any provision of this Agreement shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Agreement which shall remain binding on all parties hereto. None of the terms and conditions of this Agreement may be changed, waived, modified or varied in the manner whatsoever except in writing signed by the Pledgee, the Issuer and the Pledgor.
     8. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its principles of conflict of laws.

     IN WITNESS WHEREOF, the Pledgor, the Pledgee and the Issuer have caused this Agreement to be executed by their duly elected officers duly authorized as of the date first above written.

[ ],
as Pledgor

By

Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, not in its individual capacity but solely as Collateral Agent and Pledgee

By

Name:
Title:

By

Name:
Title:

[ ],
as Issuer

By

Name:
Title:

EXHIBIT G

1. SECURITY FOR OBLIGATIONS	2
2. DEFINITIONS	3
3. PLEDGE OF SECURITIES, ETC.	7
3.1 Pledge	7
3.2 Procedures	10
3.3 Subsequently Acquired Collateral	11
3.4 Transfer Taxes	12
3.5 Definition of Pledged Notes	12
3.6 Certain Representations and Warranties Regarding the Collateral	12
4. APPOINTMENT OF SUB-AGENTS; ENDORSEMENTS, ETC	12
5. VOTING, ETC., WHILE NO EVENT OF DEFAULT	12
6. DIVIDENDS AND OTHER DISTRIBUTIONS	13
7. REMEDIES IN CASE OF AN EVENT OF DEFAULT	14
8. REMEDIES, CUMULATIVE, ETC	15
9. APPLICATION OF PROCEEDS	15
10. PURCHASERS OF COLLATERAL	15
11. INDEMNITY	16
12. PLEDGEE NOT A PARTNER OR LIMITED LIABILITY COMPANY MEMBER	16
13. FURTHER ASSURANCES; POWER-OF-ATTORNEY	17
14. THE PLEDGEE AS COLLATERAL AGENT	17
15. TRANSFER BY THE PLEDGORS	18
16. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PLEDGORS	18
17. LEGAL NAMES; TYPE OF ORGANIZATION (AND WHETHER A REGISTERED ORGANIZATION AND/OR A TRANSMITTING UTILITY); JURISDICTION OF ORGANIZATION; ORGANIZATIONAL IDENTIFICATION NUMBERS; CHANGES THERETO; ETC	20
18. PLEDGORS’ OBLIGATIONS ABSOLUTE, ETC	21
19. TERMINATION; RELEASE	21
20. NOTICES, ETC	22

21. WAIVER; AMENDMENT	23
22. MISCELLANEOUS	23
23. HEADINGS DESCRIPTIVE	23
24. GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL	23
25. PLEDGOR’S DUTIES	24
26. COUNTERPARTS	24
27. SEVERABILITY	25
28. RECOURSE	25
29. ADDITIONAL PLEDGORS	25
30. LIMITED OBLIGATIONS	25
31. RELEASE OF PLEDGORS	25

ANNEX A	—	SCHEDULE OF LEGAL NAMES, TYPE OF ORGANIZATION, JURISDICTION OF ORGANIZATION AND ORGANIZATIONAL IDENTIFICATION NUMBERS
ANNEX B	—	SCHEDULE OF SUBSIDIARIES
ANNEX C	—	SCHEDULE OF STOCK
ANNEX D	—	SCHEDULE OF NOTES
ANNEX E	—	SCHEDULE OF LIMITED LIABILITY COMPANY INTERESTS
ANNEX F	—	SCHEDULE OF PARTNERSHIP INTERESTS
ANNEX G	—	SCHEDULE OF CHIEF EXECUTIVE OFFICES
ANNEX H	—	FORM OF AGREEMENT REGARDING UNCERTIFICATED SECURITIES, LIMITED LIABILITY COMPANY INTERESTS AND PARTNERSHIP INTERESTS

EXHIBIT H
FORM OF SECURITY AGREEMENT
among
TOWN SPORTS INTERNATIONAL HOLDINGS, INC.,
TOWN SPORTS INTERNATIONAL, LLC,
CERTAIN OTHER SUBSIDIARIES OF TOWN SPORTS INTERNATIONAL HOLDINGS,
INC.
and
DEUTSCHE BANK TRUST COMPANY AMERICAS,
as COLLATERAL AGENT

Dated as of May 11, 2011

FORM OF SECURITY AGREEMENT
          SECURITY AGREEMENT, dated as of May 11, 2011, made by each of the undersigned assignors (each, an “Assignor” and, together with any other entity that becomes an assignor hereunder pursuant to Section 10.12 hereof, the “Assignors”) in favor of Deutsche Bank Trust Company Americas, as collateral agent (together with any successor collateral agent, the “Collateral Agent”), for the benefit of the Secured Creditors (as defined below). Certain capitalized terms as used herein are defined in Article IX hereof. Except as otherwise defined herein, all other capitalized terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.
W I T N E S S E T H :
          WHEREAS, Town Sports International Holdings, LLC (“Holdings”), Town Sports International, LLC (the “Borrower”), the lenders from time to time party thereto (the “Lenders”) and Deutsche Bank Trust Company Americas, as administrative agent (together with any successor administrative agent, the “Administrative Agent”), have entered into a Credit Agreement, dated as of May 11, 2011 (as amended, modified, restated, extended, restructured and/or supplemented from time to time, together with any agreement refinancing in full the Indebtedness under such agreement or successor agreements to the extent such agreement provides that it is to be the “Credit Agreement” hereunder, the “Credit Agreement”), providing for the making of Loans to, and the issuance of, and participation in, Letters of Credit for the account of, the Borrower, all as contemplated therein (the Lenders, each Issuing Lender, the Administrative Agent and the Collateral Agent are herein called the “Lender Creditors”);
          WHEREAS, the Borrower and/or one or more of its Subsidiaries may at any time and from time to time enter into one or more Interest Rate Protection Agreements and/or Other Hedging Agreements with one or more Lenders or any affiliate thereof (each such Lender or affiliate, even if the respective Lender subsequently ceases to be a Lender under the Credit Agreement for any reason, together with such Lender’s or affiliate’s successors and assigns, if any, collectively, the “Other Creditors” and, together with the Lender Creditors, the “Secured Creditors”);
          WHEREAS, pursuant to the Credit Agreement Party Guaranty, each Credit Agreement Party has guaranteed to the Guaranteed Creditors the payment when due of all Guaranteed Obligations as described (and defined) therein;
          WHEREAS, pursuant to the Subsidiaries Guaranty, each Assignor (other than Holdings and the Borrower) has jointly and severally guaranteed the payment and performance when due of all Guaranteed Obligations as described (and defined) therein;
          WHEREAS, it is a condition precedent to the making of Loans to the Borrower, and the issuance of, and participation in, Letters of Credit for the account of the Borrower under the Credit Agreement and to the Other Creditors entering into Interest Rate Protection Agreements and Other Hedging Agreements that each Assignor shall have executed and delivered to the Collateral Agent this Agreement; and

          WHEREAS, each Assignor will obtain benefits from the incurrence of Loans by the Borrower and the issuance of, and participation in, Letters of Credit for the account of the Borrower under the Credit Agreement and the entering into by the Borrower and/or one or more of its Subsidiaries of Interest Rate Protection Agreements or Other Hedging Agreements and, accordingly, desires to execute this Agreement in order to satisfy the condition described in the preceding recital and to induce the Lenders to make Loans to the Borrower and issue, and/or participate in, Letters of Credit for the account of the Borrower and the Other Creditors to enter into Interest Rate Protection Agreements or Other Hedging Agreements with the Borrower and/or one or more of its Subsidiaries;
          NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Assignor, the receipt and sufficiency of which are hereby acknowledged, each Assignor hereby makes the following representations and warranties to the Collateral Agent for the benefit of the Secured Creditors and hereby covenants and agrees with the Collateral Agent for the benefit of the Secured Creditors as follows:
SECURITY INTERESTS
          Grant of Security Interests. (a) As security for the prompt and complete payment and performance when due of all of its Obligations, each Assignor does hereby assign and transfer unto the Collateral Agent, and does hereby pledge and grant to the Collateral Agent, in each case for the benefit of the Secured Creditors, a continuing security interest in all of the right, title and interest of such Assignor in, to and under all of the following personal property and fixtures (and all rights therein) of such Assignor, or in which or to which such Assignor has any rights, in each case whether now existing or hereafter from time to time acquired:
          each and every Account;
          all cash;
the Cash Collateral Account and all monies, securities, Instruments and other investments deposited or required to be deposited in the Cash Collateral Account;
all Chattel Paper (including, without limitation, all Tangible Chattel Paper and all Electronic Chattel Paper);
all Commercial Tort Claims (including all Commercial Tort Claims described in Annex D hereto);
all Domain Names, Trade Secrets, and other proprietary information, including financial data, personal information, customer lists, supplier lists, business plans, and data collections;
all Contracts, together with all Contract Rights arising thereunder;

          all Copyrights;
          all Equipment;
all Deposit Accounts and all other demand, deposit, time, savings, cash management, passbook and similar accounts maintained by such Assignor with any Person and all monies, securities, Instruments and other investments deposited or required to be deposited in any of the foregoing;
          all Documents;
          all General Intangibles;
          all Goods;
          all Instruments;
          all Inventory;
          all Investment Property and Securities Accounts;
all Letter-of-Credit Rights (whether or not the respective letter of credit is evidenced by a writing);
all Marks, together with the registrations and right to all renewals thereof, the goodwill of the business of such Assignor symbolized by the Marks and all causes of action arising prior to or after the date hereof for infringement of any of the Marks or unfair competition regarding the same;
all Patents, together with all causes of action arising prior to or after the date hereof for infringement of any of the Patents or unfair competition regarding the same;
all Permits;
all Software and all recorded data of any kind or nature, and any media on which the foregoing is recorded;
all Supporting Obligations; and
all Proceeds and products of any and all of the foregoing (all of the above, including this clause (xxiii), the “Collateral”);
provided that no Assignor shall be required to grant a security interest hereunder in (and the term “Collateral” shall not include) any Excluded Collateral (so long as same remains “Excluded Collateral” in accordance with the definition thereof).

          (b) The security interest of the Collateral Agent under this Agreement extends to all Collateral which any Assignor may acquire, or with respect to which any Assignor may obtain rights, at any time during the term of this Agreement.
          (c) Notwithstanding anything to the contrary contained in this Agreement, the Assignors shall not be required to take any actions to perfect the Collateral Agent’s security interest hereunder in motor vehicles, Letter-of-Credit Rights, cash, Deposit Accounts and Securities Accounts, in each case except to the extent that a security interest in such types of Collateral can be perfected by (i) the filings of a UCC-1 (or similar) financing statement under the applicable UCC, (ii) in the case of Designated Deposit Accounts, by the execution and delivery of a Deposit Account Control Agreement in accordance with Section 9.18 of the Credit Agreement and (iii) in the case of Letter of Credit Rights, by taking the respective actions described in Section 3.8 hereof (and the representations, warranties and covenants contained in this Agreement with respect to a perfected security interest in such Collateral shall be qualified to the extent provided in this Section 1.1(c)).
          (d) Notwithstanding anything to the contrary contained in this Agreement, no security interest is assigned, transferred, pledged or granted in any “intent-to-use” application for registration of a Mark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing with respect thereto of a verified “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act, to the extent that, and during the period in which, the assignment, transfer, pledge or grant of a security interest in such intent-to-use application would impair the validity or enforceability of any registration that issues from that intent-to-use application under applicable federal law.
          Power of Attorney. Each Assignor hereby constitutes and appoints the Collateral Agent its true and lawful attorney, irrevocably, with full power after the occurrence of and during the continuance of an Event of Default (in the name of such Assignor or otherwise) to act, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys due or to become due to such Assignor under or arising out of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which the Collateral Agent may deem to be necessary or advisable to protect the interests of the Secured Creditors, which appointment as attorney is coupled with an interest.
GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS
Each Assignor represents, warrants and covenants, which representations, warranties and covenants shall survive execution and delivery of this Agreement, as follows:
          Necessary Filings. (i) All filings, registrations, recordings and other actions necessary or appropriate to create, preserve and perfect the security interest granted by such Assignor to the Collateral Agent hereby in respect of the Collateral have been accomplished (or will be accomplished within the time periods set forth in the first sentence of Section 8.11(a) of the Credit Agreement) and (ii) the security interest granted to the Collateral Agent pursuant to this Agreement in and to the Collateral creates (or upon such filings will create) a valid and, together with all such filings, registrations, recordings and other actions, a perfected security interest therein prior to the rights of all other Persons therein and subject to no other Liens (other than Permitted Liens) and is entitled to all the rights, priorities and benefits afforded by the UCC or other relevant law as enacted in any relevant jurisdiction to perfected security interests, in each case to the extent that the Collateral consists of the type of property in which a security interest may be perfected and is required to be perfected hereunder (x) by possession or control (within the meaning of the UCC as in effect on the date hereof in the State of New York), (y) by filing a financing statement under the UCC as enacted in any relevant jurisdiction or (z) by a filing of a Grant of Security Interest in the respective form attached hereto in the United States Patent and Trademark Office or in the United States Copyright Office.
          No Liens. Such Assignor is, and as to all Collateral acquired by it from time to time after the date hereof such Assignor will be, the owner or holder of all Collateral free from any Lien (other than Permitted Liens), and such Assignor shall defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to the Collateral Agent.
          Other Financing Statements. As of the date hereof, there is no financing statement (or similar statement or instrument of registration under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Collateral (other than financing statements filed in respect of Permitted Liens), and so long as the Termination Date has not occurred, such Assignor will not execute or authorize to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to the Collateral, except financing statements filed or to be filed in respect of and covering the security interests granted hereby by such Assignor or in connection with Permitted Liens.
          Chief Executive Office. The chief executive office of such Assignor is, on the date of this Agreement, located at the address indicated on Annex A hereto for such Assignor. During the period of the four calendar months preceding the date of this Agreement, the chief executive office of such Assignor has not been located at any address other than that indicated on Annex A in accordance with the immediately preceding sentence, in each case unless each such other address is also indicated on Annex A hereto for such Assignor.
          Legal Names; Type of Organization (and Whether a Registered Organization and/or a Transmitting Utility); Jurisdiction of Organization; Organizational Identification Numbers; Changes Thereto; etc. As of the date hereof, the exact legal name of each Assignor, the type of organization of such Assignor, whether or not such Assignor is a Registered Organization, the jurisdiction of organization of such Assignor, the organizational identification number (if any) of such Assignor, and whether or not such Assignor is a Transmitting Utility, is listed on Annex B hereto for such Assignor. Such Assignor shall not change its legal name, its type of organization, its status as a Registered Organization (in the case of a Registered Organization), its status as a Transmitting Utility or as a Person which is not a Transmitting Utility, as the case may be, its jurisdiction of organization, or its organizational identification number (if any) from that listed on Annex B hereto, except that any such changes shall be permitted (so long as not in violation of the applicable requirements of the Credit Documents and so long as same do not involve (x) a Registered Organization ceasing to constitute same or (y) such Assignor changing its jurisdiction of organization from the United States or a State thereof to a jurisdiction of organization outside the United States or a State thereof) if (i) it shall have given to the Collateral Agent not more than 10 days’ written notice (or such shorter period as shall be acceptable to the Collateral Agent) after each change to the information listed on Annex B (as adjusted for any subsequent changes thereto previously made in accordance with this sentence), together with a supplement to Annex B which shall correct all information contained therein for such Assignor, and (ii) in connection with such respective change or changes, it shall have taken all action reasonably requested by the Collateral Agent to maintain the security interests of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect. In addition, to the extent that such Assignor does not have an organizational identification number on the date hereof and later obtains one, such Assignor shall promptly thereafter notify the Collateral Agent of such organizational identification number and shall take all actions reasonably satisfactory to the Collateral Agent to the extent necessary to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby fully perfected and in full force and effect.
          Trade Names; Etc. Such Assignor does not have nor does it operate in any jurisdiction under, nor in the preceding five years has it had or operated in any jurisdiction under, any trade names, fictitious names or other names except its legal name as specified in Annex B and such other trade or fictitious names as are listed on Annex C hereto for such Assignor. Such Assignor may assume or operate in any jurisdiction under any new trade, fictitious or other name if (i) it shall have given to the Collateral Agent not more than 10 days’ written notice (or such shorter period as shall be acceptable to the Collateral Agent) after any such assumption or operation, clearly describing such new name and the jurisdictions in which such new name will be used and providing such other information in connection therewith as the Collateral Agent may reasonably request and (ii) with respect to such new name, it shall have taken all action reasonably requested by the Collateral Agent to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.
SPECIAL PROVISIONS CONCERNING ACCOUNTS; CONTRACT RIGHTS;
INSTRUMENTS; CHATTEL PAPER AND CERTAIN OTHER COLLATERAL
          Maintenance of Records. Upon the occurrence and during the continuance of an Event of Default and at the request of the Collateral Agent, such Assignor shall, at its own cost and expense, deliver all tangible evidence of its Accounts and Contract Rights (including, without limitation, all documents evidencing the Accounts and all Contracts) and such books and records to the Collateral Agent or to its representatives (copies of which evidence and books and records may be retained by such Assignor). Upon the occurrence and during the continuance of an Event of Default and if the Collateral Agent so directs, such Assignor shall legend, in form and manner satisfactory to the Collateral Agent, the Accounts and the Contracts, as well as books, records and documents (if any) of such Assignor evidencing or pertaining to such

Accounts and Contracts with an appropriate reference to the fact that such Accounts and Contracts have been assigned to the Collateral Agent and that the Collateral Agent has a security interest therein.
          Direction to Account Debtors; Contracting Parties; etc. Upon the occurrence and during the continuance of an Event of Default, if the Collateral Agent so directs any Assignor, such Assignor agrees (x) to cause all payments on account of the Accounts and Contracts to be made directly to the Cash Collateral Account, (y) that the Collateral Agent may, at its option, directly notify the obligors with respect to any Accounts and/or under any Contracts to make payments with respect thereto as provided in the preceding clause (x), and (z) that the Collateral Agent may enforce collection of any such Accounts and Contracts and may adjust, settle or compromise the amount of payment thereof, in the same manner and to the same extent as such Assignor. Without notice to or assent by any Assignor, the Collateral Agent may, upon the occurrence and during the continuance of an Event of Default, apply any or all amounts then in, or thereafter deposited in, the Cash Collateral Account toward the payment of the Obligations in the manner provided in Section 7.4 of this Agreement. The reasonable costs and expenses of collection (including reasonable attorneys’ fees), whether incurred by an Assignor or the Collateral Agent, shall be borne by the relevant Assignor. The Collateral Agent shall deliver a copy of each notice referred to in the preceding clause (y) to the relevant Assignor, provided that (x) the failure by the Collateral Agent to so notify such Assignor shall not affect the effectiveness of such notice or the other rights of the Collateral Agent created by this Section 3.2 and (y) no such notice shall be required if an Event of Default of the type described in Section 11.05 of the Credit Agreement has occurred and is continuing.
          Collection. Except as otherwise directed by the Collateral Agent after the occurrence and during the continuation of an Event of Default, any Assignor may allow as adjustments to amounts owing under its Accounts and Contracts (i) an extension or renewal of the time or times of payment, or settlement for less than the total unpaid balance, which such Assignor finds appropriate, and (ii) a refund or credit due as a result of returned or damaged merchandise or improperly performed services or for other reasons which such Assignor finds appropriate. The reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees) of collection, whether incurred by an Assignor or the Collateral Agent, shall be borne by the relevant Assignor.
          Instruments. If any Assignor owns or acquires any Instrument in excess of $1,000,000 constituting Collateral (other than (x) checks and other payment instruments received and collected in the ordinary course of business and (y) any Instrument subject to pledge pursuant to the Pledge Agreement), such Assignor will within 10 Business Days notify the Collateral Agent thereof, and upon request by the Collateral Agent will promptly deliver such Instrument to the Collateral Agent appropriately endorsed to the order of the Collateral Agent as further security hereunder.
          Assignors Remain Liable Under Accounts. Anything herein to the contrary notwithstanding, the Assignors shall remain liable under each of the Accounts to observe and perform all of the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to such Accounts. Neither the Collateral Agent nor any other Secured Creditor shall have any obligation or liability under any

Account (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any other Secured Creditor of any payment relating to such Account pursuant hereto, nor shall the Collateral Agent or any other Secured Creditor be obligated in any manner to perform any of the obligations of any Assignor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by them or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to them or to which they may be entitled at any time or times.
          Assignors Remain Liable Under Contracts. Anything herein to the contrary notwithstanding, the Assignors shall remain liable under each of the Contracts to observe and perform all of the conditions and obligations to be observed and performed by them thereunder, all in accordance with and pursuant to the terms and provisions of each Contract. Neither the Collateral Agent nor any other Secured Creditor shall have any obligation or liability under any Contract by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any other Secured Creditor of any payment relating to such Contract pursuant hereto, nor shall the Collateral Agent or any other Secured Creditor be obligated in any manner to perform any of the obligations of any Assignor under or pursuant to any Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any performance by any party under any Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to them or to which they may be entitled at any time or times.
          Designated Deposit Accounts. With respect to each Designated Deposit Account maintained by such Assignor from time to time, such Assignor shall comply with the requirements of Section 9.18 of the Credit Agreement.
          Letter-of-Credit Rights. If any Assignor is at any time a beneficiary under a letter of credit with a stated amount of $1,000,000 or more, such Assignor shall promptly notify the Collateral Agent thereof and, at the request of the Collateral Agent, such Assignor shall, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, use its commercially reasonable efforts to either (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Collateral Agent of the proceeds of any drawing under such letter of credit or (ii) arrange for the Collateral Agent to become the transferee beneficiary of such letter of credit, with the Collateral Agent agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be applied as provided in this Agreement after the occurrence and during the continuance of an Event of Default.
          Commercial Tort Claims. All Commercial Tort Claims of, and known to, each Assignor in existence on the date of this Agreement are described in Annex D hereto (but only to the extent that the amount (taking the greater of the aggregate claimed damages thereunder or the reasonably estimated value thereof) of an individual Commercial Tort Claim is $1,000,000 or more). If any Assignor shall at any time after the date of this Agreement acquire a Commercial Tort Claim in an amount (taking the greater of the aggregate claimed damages thereunder or the reasonably estimated value thereof) of $1,000,000 or more, such Assignor shall promptly notify the Collateral Agent thereof in a writing signed by such Assignor and describing the details thereof and shall grant to the Collateral Agent in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Collateral Agent.
          Chattel Paper. Upon the request of the Collateral Agent made at any time or from time to time, each Assignor shall promptly furnish to the Collateral Agent a list of all Electronic Chattel Paper in each case in respect of goods with a value greater than $1,000,000 held or owned by such Assignor. Furthermore, if requested by the Collateral Agent, each Assignor shall promptly take all actions which are reasonably practicable so that the Collateral Agent has “control” of all Electronic Chattel Paper in accordance with the requirements of Section 9-105 of the UCC. Each Assignor will promptly (and in any event within 10 days) following any request by the Collateral Agent, deliver an original of all of its Tangible Chattel Paper in each case in respect of goods with a value greater than $1,000,000 to the Collateral Agent.
SPECIAL PROVISIONS CONCERNING TRADEMARKS AND DOMAIN NAMES
          Additional Representations and Warranties. Each Assignor represents and warrants that it is the true and lawful owner of or otherwise has the right to use the registered Marks and Domain Names listed in Annex E hereto for such Assignor and that said listed Marks and Domain Names include all (a) United States trademarks and service marks registered in the United States Patent and Trademark Office, (b) applications to register United States trademarks and service marks in the United States Patent and Trademark Office, and (c) Internet domain names, in each case of (a)-(c), that such Assignor owns in connection with its business as of the date hereof. Each Assignor represents and warrants that it owns, is licensed to use or otherwise has the right to use, all Marks and Domain Names that are necessary for the conduct of its business as currently conducted. Each Assignor further warrants that it has no knowledge of any written or other material third party claim received by it that any aspect of such Assignor’s present business operations infringe or will infringe any trademark, service mark or trade name of any other Person which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Each Assignor represents and warrants that the registrations listed in Annex E are subsisting and have not been canceled and, to such Assignor’s knowledge, are valid, and such Assignor is not aware, except as would not have a Material Adverse Effect, of any third-party claim that any of said registrations is invalid or unenforceable. Each Assignor hereby grants to the Collateral Agent an absolute power of attorney to sign, solely upon the occurrence and during the continuance of an Event of Default, any document which may be required by the United States Patent and Trademark Office or similar registrar in order to effect, in accordance with Section 7.1 hereof, an absolute assignment of all right, title and interest in each Mark and/or Domain Name, and record the same.
          Infringements. Except as each Assignor otherwise determines in its reasonable business judgment, each Assignor agrees to prosecute diligently in accordance with reasonable business practices any Person infringing any Mark or Domain Name in any manner that could reasonably be expected to have a Material Adverse Effect.

          Preservation of Marks and Domain Names. Except as otherwise permitted by the Credit Agreement, each Assignor agrees to use its United States federally registered Marks that are material to such Assignor’s business in interstate commerce during the time in which this Agreement is in effect and to take all such other actions as are reasonably necessary to preserve such Marks as trademarks or service marks under the laws of the United States (in each case, other than as such Assignor determines that the preservation or continued effectiveness thereof is no longer desirable in the conduct of the business).
          Maintenance of Registration. Except as otherwise permitted by the Credit Agreement, each Assignor shall, at its own expense, diligently process all documents reasonably required to maintain all Mark and/or Domain Name registrations, including but not limited to affidavits of use and applications for renewals of registration in the United States Patent and Trademark Office for all of its material registered Marks, and shall pay all fees and disbursements in connection therewith and shall not abandon such filing of affidavit of use or any such application of renewal prior to the exhaustion of all administrative and judicial remedies without prior written consent of the Collateral Agent, which consent shall not be unreasonably withheld (in each case, other than as such Assignor determines that the preservation or continued effectiveness thereof is no longer desirable in the conduct of the business).
          Future Registered Marks. If any Mark registration is issued hereafter to any Assignor as a result of any application now or hereafter pending before the United States Patent and Trademark Office, at the end of the calendar quarter in which such certificate or similar indicia of ownership was received, such Assignor shall deliver to the Collateral Agent a copy of such registration certificate or similar indicia of ownership, and a grant of a security interest in such Mark, to the Collateral Agent and at the expense of such Assignor, confirming the grant of a security interest in such Mark to the Collateral Agent hereunder, the form of such security to be substantially in the form of Annex H hereto or in such other form as may be reasonably satisfactory to the Collateral Agent.
SPECIAL PROVISIONS CONCERNING PATENTS, COPYRIGHTS AND TRADE SECRETS
          Additional Representations and Warranties. Each Assignor represents and warrants that it is the true and lawful owner of (i) all rights in (x) the Patents listed in Annex F hereto for such Assignor and that said Patents include all the United States patents and applications for United States patents that such Assignor owns as of the date hereof and (y) the Copyrights listed in Annex G hereto for such Assignor and that said Copyrights constitute all the United States copyrights registered with the United States Copyright Office and applications to register United States copyrights that such Assignor owns as of the date hereof and (ii) all rights in, or otherwise has the right to use, all Trade Secrets and other proprietary information necessary to operate the business of such Assignor as currently operated. Each Assignor further warrants that it has no knowledge of any written or other material third party claim received by it that any aspect of such Assignor’s present business operations infringes or will infringe any patent and/or copyright of any other Person, or that such Assignor has misappropriated any trade secret or other proprietary information, in each case which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Each Assignor hereby grants to the Collateral Agent an absolute power of attorney to sign, solely upon the occurrence and during the continuance of any Event of Default, any document which may be required by the United States Patent and Trademark Office or the United States Copyright Office in order to effect, in accordance with Section 7.1 hereof, an absolute assignment of all right, title and interest in each Patent or Copyright, and to record the same.
          Infringements. Except as each Assignor otherwise determines in its reasonable business judgment, each Assignor agrees to diligently prosecute any Person infringing any Patent or Copyright or any Person misappropriating any Trade Secret, for which such Assignor has a right of action for misappropriation, in each case to the extent that such infringement or misappropriation, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
          Maintenance of Patents or Copyrights. Except as otherwise permitted by the Credit Agreement, at its own expense, each Assignor shall make timely payment of all post-issuance fees required to maintain in force its rights under each issued Patent or registered Copyright (other than as such Assignor determines that the preservation or continued effectiveness thereof is no longer desirable in the conduct of the business).
          Prosecution of Patent or Copyright Applications. At its own expense, each Assignor shall diligently prosecute all material applications for (i) United States Patents listed in Annex H hereto and (ii) United States Copyrights listed on Annex I hereto, in each case for such Assignor and shall not abandon any such application prior to exhaustion of all administrative and judicial remedies (in each case, other than as such Assignor determines that the preservation or continued effectiveness thereof is no longer desirable in the conduct of the business).
          Other Patents and Copyrights. At the end of each calendar quarter following the acquisition or issuance of a United States Patent, registration of a Copyright, or acquisition of a registered Copyright, or of filing of an application for a United States Patent or Copyright, the relevant Assignor shall deliver to the Collateral Agent a copy of said Copyright or Patent, or certificate or registration of, or application therefor, as the case may be, with a grant of a security interest as to such Patent or Copyright, as the case may be, to the Collateral Agent and at the expense of such Assignor, confirming the grant of a security interest, the form of such grant of a security interest to be substantially in the form of Annex I or J hereto, as appropriate, or in such other form as may be reasonably satisfactory to the Collateral Agent.
PROVISIONS CONCERNING ALL COLLATERAL
          Protection of Collateral Agent’s Security. Except as otherwise permitted by the Credit Documents, each Assignor will do nothing to impair the rights of the Collateral Agent in the Collateral. Each Assignor will at all times keep its Inventory and Equipment insured in favor of the Collateral Agent, at such Assignor’s own expense to the extent and in the manner required by the Credit Documents. Except to the extent otherwise permitted to be retained by such Assignor or applied by such Assignor pursuant to the terms of the Credit Documents, during the existence of an Event of Default the Collateral Agent shall, at the time any proceeds of such insurance are distributed to the Secured Creditors, apply such proceeds in accordance with Section 7.4 hereof. Each Assignor assumes all liability and responsibility in connection with the Collateral acquired by it and the liability of such Assignor to pay the Obligations shall in no way be affected or diminished by reason of the fact that such Collateral may be lost, destroyed, stolen, damaged or for any reason whatsoever unavailable to such Assignor.
          Additional Information. Each Assignor will, at its own expense, from time to time upon the reasonable request of the Collateral Agent, promptly (and in any event within 10 Business Days after its receipt of the respective request) furnish to the Collateral Agent such information with respect to the Collateral (including with reasonable specificity and in summary form, the identity of the Collateral or such components thereof as may have been reasonably requested by the Collateral Agent, the value and location of such Collateral, etc.) as may be reasonably requested by the Collateral Agent. Without limiting the forgoing, each Assignor agrees that it shall promptly (and in any event within 10 Business Days after its receipt of the respective request) furnish to the Collateral Agent such updated Annexes hereto as may from time to time be reasonably requested by the Collateral Agent.
          Further Actions. Each Assignor will, at its own expense and upon the reasonable request of the Collateral Agent, take such further steps relating to the Collateral, which the Collateral Agent deems reasonably appropriate or advisable to perfect, preserve or protect its security interest in the Collateral.
          Financing Statements. Each Assignor agrees to authorize and deliver to the Collateral Agent such financing statements, in form reasonably acceptable to the Collateral Agent, as the Collateral Agent may from time to time reasonably request or as are reasonably necessary or desirable in the opinion of the Collateral Agent to establish and maintain a valid, enforceable, perfected security interest in the Collateral as provided herein and the other rights and security contemplated hereby. Each Assignor will pay any applicable filing fees, recordation taxes and related expenses relating to its Collateral. Each Assignor hereby authorizes the Collateral Agent to file any such financing statements without the signature of such Assignor where permitted by law (and such authorization includes describing the Collateral as “all assets” of such Assignor).
REMEDIES UPON OCCURRENCE OF AN EVENT OF DEFAULT
          Remedies; Obtaining the Collateral Upon Default. Each Assignor agrees that, if any Event of Default shall have occurred and be continuing, then and in every such case, the Collateral Agent, in addition to any rights now or hereafter existing under applicable law and under the other provisions of this Agreement, shall have all rights as a secured creditor under any UCC, and such additional rights and remedies to which a secured creditor is entitled under the laws in effect in all relevant jurisdictions and may:
     personally, or by agents or attorneys, immediately take possession of the Collateral or any part thereof, from such Assignor or any other Person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon such

Assignor’s premises where any of the Collateral is located and remove the same and use in connection with such removal any and all services, supplies, aids and other facilities of such Assignor;
     instruct the obligor or obligors on any agreement, instrument or other obligation (including, without limitation, the Accounts and the Contracts) constituting the Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Collateral Agent and may exercise any and all remedies of such Assignor in respect of such Collateral;
     instruct all depository banks and other depository institutions which have entered into a Deposit Account Control Agreement with the Collateral Agent to transfer all monies, securities and instruments held by such depositary bank or other depository institution to the Cash Collateral Account in accordance with the terms of the respective Deposit Account Control Agreement (including by issuing a “Notice of Exclusive Control” in accordance with the terms thereof);
     withdraw all monies, securities and instruments in the Cash Collateral Account and/or in any other Deposit Account maintained with the Collateral Agent or any other Secured Creditor (or any affiliate thereof) for application to the Obligations in accordance with Section 7.4 hereof;
     sell, assign or otherwise liquidate any or all of the Collateral or any part thereof in accordance with Section 7.2 hereof, or direct such Assignor to sell, assign or otherwise liquidate any or all of the Collateral or any part thereof, and, in each case, take possession of the proceeds of any such sale or liquidation;
     take possession of the Collateral or any part thereof, by directing such Assignor in writing to deliver the same to the Collateral Agent at any reasonable place or places designated by the Collateral Agent, in which event such Assignor shall at its own expense:
     (x) forthwith cause the same to be moved to the place or places so designated by the Collateral Agent and there delivered to the Collateral Agent;
     (y) store and keep any Collateral so delivered to the Collateral Agent at such place or places pending further action by the Collateral Agent as provided in Section 7.2 hereof; and
     (z) while the Collateral shall be so stored and kept, provide such security and maintenance services as shall be reasonably necessary to protect the same and to preserve and maintain it in good condition;
     license or sublicense, whether on an exclusive or nonexclusive basis, any Marks, Domain Names, Patents or Copyrights included in the Collateral for such term and on such conditions and in such manner as the Collateral Agent shall in its sole judgment determine;

     apply any monies constituting Collateral or proceeds thereof in accordance with the provisions of Section 7.4;
     take any other action as specified in clauses (1) through (5), inclusive, of Section 9-607 of the UCC;
     declare the entire right, title and interest of any Assignor in and to any Patents, Copyrights, Domain Names, and Marks included in the Collateral, in which event such rights, title and interest shall immediately vest in the Collateral Agent for the benefit of the Secured Creditors, and the Collateral Agent shall be entitled to exercise the power of attorney referred to in Sections 4.1 and 5.1 to execute, cause to be acknowledged and notarized and record said absolute assignment with the applicable agency or registrar;
     use or practice any Patents, Copyrights, Trade Secrets or other proprietary information, Marks, and Domain Names included in the Collateral and the goodwill of any Assignor’s business symbolized by such Marks or Domain Names and the right to carry on the business and use the assets of such Assignor in connection with which the Marks or Domain Names have been used; and
     direct any Assignor to refrain, in which event such Assignor shall refrain, from using or practicing any Patents, Copyrights, Trade Secrets or other proprietary information, Marks, and Domain Names included in the Collateral in any manner whatsoever, directly or indirectly, and such Assignor shall execute such further documents that the Collateral Agent may reasonably request to further confirm this and to transfer ownership and any registrations and pending applications to the Collateral Agent for the benefit of the Secured Creditors;
it being understood that each Assignor’s obligation so to deliver the Collateral is of the essence of this Agreement and that, accordingly, upon application to a court of equity having jurisdiction, the Collateral Agent shall be entitled to a decree requiring specific performance by such Assignor of said obligation. By accepting the benefits of this Agreement and each other Security Document, the Secured Creditors expressly acknowledge and agree that this Agreement and each other Security Document may be enforced only by the action of the Collateral Agent acting upon the instructions of the Required Secured Creditors and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Collateral Agent or the holders of at least a majority of the outstanding Other Obligations, as the case may be, for the benefit of the Secured Creditors upon the terms of this Agreement and the other Security Documents.
          Remedies; Disposition of the Collateral. If any Event of Default shall have occurred and be continuing, then any Collateral repossessed by the Collateral Agent under or pursuant to Section 7.1 hereof and any other Collateral whether or not so repossessed by the Collateral Agent, may be sold, assigned, leased or otherwise disposed of under one or more contracts or as an entirety, and without the necessity of gathering at the place of sale the property to be sold, and in general in such manner, at such time or times, at such place or places and on such terms as the Collateral Agent may, in compliance with any mandatory requirements of applicable law, determine to be commercially reasonable. Any of the Collateral may be sold, leased or otherwise disposed of, in the condition in which the same existed when taken by the Collateral Agent or after any overhaul or repair at the expense of the relevant Assignor which the Collateral Agent shall determine to be commercially reasonable. Any disposition which shall be a private sale or other private proceedings permitted by such requirements shall be made upon not less than 10 days’ prior written notice to the relevant Assignor specifying the time at which such disposition is to be made and the intended sale price or other consideration therefor, and shall be subject, for the 10 days after the giving of such notice, to the right of the relevant Assignor or any nominee of such Assignor to acquire the Collateral involved at a price or for such other consideration at least equal to the intended sale price or other consideration so specified. Any such sale, lease or other disposition may be effected by means of a public disposition or private disposition, effected in accordance with the applicable requirements (in each case if and to the extent applicable) of Sections 9-610 through 9-613 of the UCC and/or such other mandatory requirements of applicable law as may apply to the respective disposition. The Collateral Agent may, without notice or publication, adjourn any public or private disposition or cause the same to be adjourned from time to time by announcement at the time and place fixed for the disposition, and such disposition may be made at any time or place to which the disposition may be so adjourned. To the extent permitted by any such requirement of law, the Collateral Agent may bid for and become the purchaser (and may pay all or any portion of the purchase price by crediting Obligations against the purchase price) of the Collateral or any item thereof, offered for sale in accordance with this Section 7.2 without accountability to the relevant Assignor. If, under applicable law, the Collateral Agent shall be permitted to make disposition of the Collateral within a period of time which does not permit the giving of notice to the relevant Assignor as hereinabove specified, the Collateral Agent need give such Assignor only such notice of disposition as shall be reasonably practicable in view of such applicable law. Each Assignor agrees to do or cause to be done all such other acts and things as may be reasonably necessary to make such disposition or dispositions of all or any portion of the Collateral valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at such Assignor’s expense.
          Waiver of Claims. Except as otherwise provided in this Agreement, EACH ASSIGNOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE AND JUDICIAL HEARING IN CONNECTION WITH THE COLLATERAL AGENT’S TAKING POSSESSION OR THE COLLATERAL AGENT’S DISPOSITION OF ANY OF THE COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES, and each Assignor hereby further waives, to the extent permitted by law:
     all damages occasioned by such taking of possession or any such disposition except any damages which are the direct result of the Collateral Agent’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision);

     except as otherwise expressly provided in this Agreement, all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent’s rights hereunder; and
     all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof, and each Assignor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws.
Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the relevant Assignor therein and thereto, and shall be a perpetual bar both at law and in equity against such Assignor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under such Assignor.
          Application of Proceeds. (a) All moneys collected by the Collateral Agent upon any sale or other disposition of the Collateral (and, to the extent the Pledge Agreement or any other Security Document requires proceeds of collateral under such other Security Document to be applied in accordance with the provisions of this Agreement, all monies collected by the Pledgee or collateral agent under such other Security Document upon any sale or other disposition of the collateral under any such Security Document), together with all other moneys received by the Collateral Agent hereunder and under each other Security Document, shall be applied as follows:
     first, to the payment of all amounts owing the Collateral Agent of the type described in clauses (iii), (iv) and (v) of the definition of “Obligations”;
     second, to the extent proceeds remain after the application pursuant to preceding clause (i), an amount equal to the outstanding Primary Obligations shall be paid to the Secured Creditors as provided in Section 7.4(e) hereof, with each Secured Creditor receiving an amount equal to its outstanding Primary Obligations or, if the proceeds are insufficient to pay in full all such Primary Obligations, its Pro Rata Share of such amount remaining to be distributed;
     third, to the extent proceeds remain after the application pursuant to preceding clauses (i) and (ii), an amount equal to the outstanding Secondary Obligations shall be paid to the Secured Creditors as provided in Section 7.4(e) hereof, with each Secured Creditor receiving an amount equal to its outstanding Secondary Obligations or, if the proceeds are insufficient to pay in full all such Secondary Obligations, its Pro Rata Share of such amount remaining to be distributed; and
     fourth, to the extent proceeds remain after the application pursuant to preceding clauses (i) through (iii), inclusive, and following the termination of this Agreement pursuant to Section 10.8(a) hereof, to the relevant Assignor or to whomever may be lawfully entitled to receive such surplus.

     (b) For purposes of this Agreement, (x) “Pro Rata Share” shall mean, when calculating a Secured Creditor’s portion of any distribution or amount, that amount (expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount of such Secured Creditor’s Primary Obligations or Secondary Obligations, as the case may be, and the denominator of which is the then outstanding amount of all Primary Obligations or Secondary Obligations, as the case may be, (y) “Primary Obligations” shall mean (i) in the case of the Credit Document Obligations, all principal of, premium, fees and interest on, all Loans, all Unpaid Drawings, all contingent reimbursement obligations equal to the Stated Amount of all outstanding Letters of Credit and all Fees, and (ii) in the case of the Other Obligations, all amounts due under each Interest Rate Protection Agreement and each Other Hedging Agreement with an Other Creditor (other than indemnities, fees (including, without limitation, attorneys’ fees) and similar obligations and liabilities) and (z) “Secondary Obligations” shall mean all Obligations other than Primary Obligations.
          (c) When payments to Secured Creditors are based upon their respective Pro Rata Shares, the amounts received by such Secured Creditors hereunder shall be applied (for purposes of making determinations under this Section 7.4 only) (i) first, to their Primary Obligations and (ii) second, to their Secondary Obligations. If any payment to any Secured Creditor of its Pro Rata Share of any distribution would result in overpayment to such Secured Creditor, such excess amount shall instead be distributed in respect of the unpaid Primary Obligations or Secondary Obligations, as the case may be, of the other Secured Creditors, with each Secured Creditor whose Primary Obligations or Secondary Obligations, as the case may be, have not been paid in full to receive an amount equal to such excess amount multiplied by a fraction the numerator of which is the unpaid Primary Obligations or Secondary Obligations, as the case may be, of such Secured Creditor entitled to distribution and the denominator of which is the unpaid Primary Obligations or Secondary Obligations, as the case may be, of all Secured Creditors entitled to such distribution.
          (d) Each of the Secured Creditors, by their acceptance of the benefits hereof and of the other Security Documents, agrees and acknowledges that if the Lender Creditors are to receive a distribution on account of undrawn amounts with respect to Letters of Credit issued under the Credit Agreement (which shall only occur after all outstanding Revolving Loans and Swingline Loans under the Credit Agreement and Unpaid Drawings have been paid in full), such amounts shall be paid to the Administrative Agent under the Credit Agreement and held by it, for the equal and ratable benefit of the Lender Creditors, as cash security for the repayment of Obligations owing to the Lender Creditors as such. If any amounts are held as cash security pursuant to the immediately preceding sentence, then upon the termination of all outstanding Letters of Credit under the Credit Agreement, and after the application of all such cash security to the repayment of all Obligations owing to the Lender Creditors after giving effect to the termination of all such Letters of Credit, if there remains any excess cash, such excess cash shall be returned by the Administrative Agent to the Collateral Agent for distribution in accordance with Section 7.4(a) hereof.
          (e) All payments required to be made hereunder shall be made (x) if to the Lender Creditors, to the Administrative Agent for the account of the Lender Creditors, and (y) if to the Other Creditors, to the trustee, paying agent or other similar representative (each, a

“Representative”) for the Other Creditors or, in the absence of such a Representative, directly to the Other Creditors.
          (f) For purposes of applying payments received in accordance with this Section 7.4, the Collateral Agent shall be entitled to rely upon (i) the Administrative Agent and (ii) the Representative or, in the absence of such a Representative, upon the Other Creditors for a determination (which the Administrative Agent, each Representative and the Secured Creditors agree (or shall agree) to provide upon request of the Collateral Agent) of the outstanding Obligations owed to the Lender Creditors or the Other Creditors, as the case may be. Unless it has received written notice from a Lender Creditor or an Other Creditor to the contrary, the Administrative Agent and each Representative, in furnishing information pursuant to the preceding sentence, and the Collateral Agent, in acting hereunder, shall be entitled to assume that no Secondary Obligations are outstanding. Unless it has written notice from an Other Creditor to the contrary, the Collateral Agent, in acting hereunder, shall be entitled to assume that no Interest Rate Protection Agreements or Other Hedging Agreements are in existence.
          (g) This Agreement is made with full recourse to each Assignor and pursuant to and upon all the warranties, representations, covenants and agreements on the part of such Assignor contained herein, in the Secured Debt Agreements and otherwise in writing in connection herewith or therewith. It is understood that each Assignor shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the Obligations.
          Remedies Cumulative. Each and every right, power and remedy hereby specifically given to the Collateral Agent shall be in addition to every other right, power and remedy specifically given to the Collateral Agent under this Agreement, the other Secured Debt Agreements or now or hereafter existing at law, in equity or by statute and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Collateral Agent. All such rights, powers and remedies shall be cumulative and the exercise or the beginning of the exercise of one shall not be deemed a waiver of the right to exercise any other or others. No delay or omission of the Collateral Agent in the exercise of any such right, power or remedy and no renewal or extension of any of the Obligations shall impair any such right, power or remedy or shall be construed to be a waiver of any Default or Event of Default or an acquiescence thereof. No notice to or demand on any Assignor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Collateral Agent to any other or further action in any circumstances without notice or demand. In the event that the Collateral Agent shall bring any suit to enforce any of its rights hereunder and shall be entitled to judgment, then in such suit the Collateral Agent may recover reasonable expenses, including reasonable attorneys’ fees, and the amounts thereof shall be included in such judgment.
          Discontinuance of Proceedings. In case the Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case the relevant Assignor, the Collateral Agent and each holder of any of the Obligations shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the security interest created under this Agreement, and all rights, remedies and powers of the Collateral Agent shall continue as if no such proceeding had been instituted.
INDEMNITY
          Indemnity. (a) Without limiting the provisions of the other Secured Debt Agreements, each Assignor jointly and severally agrees to indemnify, reimburse and hold the Collateral Agent, each other Secured Creditor (in its capacity as such) and their respective successors, assigns, employees, affiliates, advisors and agents (as to any Indemnitee, its “Related Parties”) (hereinafter in this Section 8.1 referred to individually as “Indemnitee,” and collectively as “Indemnitees”) harmless from any and all liabilities, obligations, damages, injuries, penalties, claims, demands, actions, suits, judgments and any and all costs, expenses or disbursements (including reasonable attorneys’ fees and expenses (limited, in the case of any Event of Default, to one counsel to the Collateral Agent, one additional counsel for all Issuing Lenders and Lenders, taken as a whole, one local counsel for the Collateral Agent and the Lenders, taken as a whole, in each relevant jurisdiction, and, solely in the case of an actual or perceived conflict of interests, one additional counsel in each relevant jurisdiction to each group of affected Lenders similarly situated, taken as a whole)) (for the purposes of this Section 8.1 the foregoing are collectively called “expenses”) of whatsoever kind and nature imposed on, asserted against or incurred by any of the Indemnitees in any way relating to or arising out of this Agreement or the enforcement of any of the terms hereof, or the preservation of any rights hereunder, or in any way relating to or arising out of the manufacture, ownership, ordering, purchase, delivery, control, acceptance, lease, financing, possession, operation, condition, sale, return or other disposition, or use of the Collateral (including, without limitation, latent or other defects, whether or not discoverable), the violation of the laws of any country, state or other governmental body or unit, any tort (including, without limitation, claims arising or imposed under the doctrine of strict liability, or for or on account of injury to or the death of any Person (including any Indemnitee), or property damage), or contract claim; provided that no Indemnitee shall be indemnified pursuant to this Section 8.1(a) for losses, damages or liabilities to the extent caused by the gross negligence or willful misconduct of such Indemnitee or its Related Parties (as determined by a court of competent jurisdiction in a final and non-appealable decision). Each Assignor agrees that upon written notice by any Indemnitee of the assertion of such a liability, obligation, damage, injury, penalty, claim, demand, action, suit or judgment, the relevant Assignor shall assume full responsibility for the defense thereof. Each Indemnitee agrees to use its best efforts to promptly notify the relevant Assignor of any such assertion of which such Indemnitee has knowledge.
          (b) Without limiting the application of Section 8.1(a) hereof, each Assignor agrees, jointly and severally, to pay or reimburse the Collateral Agent for any and all reasonable fees, costs and expenses of whatever kind or nature incurred in connection with the creation, preservation or protection of the Collateral Agent’s Liens on, and security interest in, the Collateral, including, without limitation, all fees and taxes in connection with the recording or filing of instruments and documents in all applicable public offices, payment or discharge of any taxes or Liens upon or in respect of the Collateral, premiums for insurance with respect to the Collateral and all other fees, costs and expenses in connection with protecting, maintaining or preserving the Collateral and the Collateral Agent’s interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Collateral.
          (c) Without limiting the application of Section 8.1(a) or (b) hereof, each Assignor agrees, jointly and severally, to pay, indemnify and hold each Indemnitee harmless from and against any loss, costs, damages and expenses which such Indemnitee may suffer, expend or incur in consequence of or growing out of any misrepresentation by any Assignor in this Agreement or in any writing contemplated by or made or delivered pursuant to or in connection with this Agreement.
          (d) If and to the extent that the obligations of any Assignor under this Section 8.1 are unenforceable for any reason, such Assignor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.
          Indemnity Obligations Secured by Collateral; Survival. Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Obligations secured by the Collateral. The indemnity obligations of each Assignor contained in this Article VIII shall continue in full force and effect notwithstanding the full payment of all of the other Obligations and notwithstanding the full payment of all the Notes issued, and Loans made, under the Credit Agreement, the termination of all Letters of Credit issued under the Credit Agreement, the termination of all Interest Rate Protection Agreements and Other Hedging Agreements entered into with the Other Creditors and the payment of all other Obligations and notwithstanding the discharge thereof and the occurrence of the Termination Date.
DEFINITIONS
          The following terms shall have the meanings herein specified. Such definitions shall be equally applicable to the singular and plural forms of the terms defined.
          “Account” shall mean any “account” as such term is defined in the UCC as in effect on the date hereof in the State of New York, and in any event shall include but shall not be limited to, all rights to payment of any monetary obligation, whether or not earned by performance, (i) for property that has been or is to be sold, leased, licensed, assigned or otherwise disposed of, (ii) for services rendered or to be rendered, (iii) for a secondary obligation incurred or to be incurred, (iv) for energy provided or to be provided, (v) arising out of the use of a credit or charge card or information contained on or for use with the card, or (vi) as winnings in a lottery or other game of chance operated or sponsored by a State, governmental unit of a State, or person licensed or authorized to operate the game by a State or governmental unit of a State. Without limiting the foregoing, the term “account” shall include all Health-Care-Insurance Receivables.

          “Administrative Agent” shall have the meaning provided in the recitals of this Agreement.
          “Agreement” shall mean this Security Agreement as the same may be amended, modified, restated and/or supplemented from time to time in accordance with its terms.
          “As-Extracted Collateral” shall mean “as-extracted collateral” as such term is defined in the UCC as in effect on the date hereof in the State of New York.
          “Assignor” shall have the meaning provided in the first paragraph of this Agreement.
          “Borrower” shall have the meaning provided in the recitals of this Agreement.
          “Cash Collateral Account” shall mean a non-interest bearing cash collateral account maintained with, and in the sole dominion and control of, the Collateral Agent for the benefit of the Secured Creditors.
          “Chattel Paper” shall mean “chattel paper” as such term is defined in the UCC as in effect on the date hereof in the State of New York. Without limiting the foregoing, the term “Chattel Paper” shall in any event include all Tangible Chattel Paper and all Electronic Chattel Paper.
          “Class” shall have the meaning provided in Section 10.2 of this Agreement.
          “Collateral” shall have the meaning provided in Section 1.1(a) of this Agreement.
          “Collateral Agent” shall have the meaning provided in the first paragraph of this Agreement.
          “Commercial Tort Claims” shall mean “commercial tort claims” as such term is defined in the UCC as in effect on the date hereof in the State of New York.
          “Contract Rights” shall mean all rights of any Assignor under each Contract, including, without limitation, (i) any and all rights to receive and demand payments under any or all Contracts, (ii) any and all rights to receive and compel performance under any or all Contracts, and (iii) any and all other rights, interests and claims now existing or in the future arising in connection with any or all Contracts.
          “Contracts” shall mean all contracts between any Assignor and one or more additional parties (including, without limitation, any Interest Rate Protection Agreements, Other Hedging Agreements, licensing agreements and any partnership agreements, joint venture agreements and limited liability company agreements).
          “Copyrights” shall mean any United States or foreign copyright owned by any Assignor, including any registrations of any copyrights, in the United States Copyright Office or any foreign equivalent office, as well as any application for a copyright registration made with the United States Copyright Office or any foreign equivalent office by any Assignor.

          “Credit Agreement” shall have the meaning provided in the recitals of this Agreement.
          “Credit Document Obligations” shall have the meaning provided in the definition of “Obligations” in this Article IX.
          “Credit Documents” shall have the meaning provided in the Credit Agreement, as such documents may be amended, modified, restated and/or supplemented from time to time in connection with the Credit Agreement.
          “Deposit Accounts” shall mean all “deposit accounts” as such term is defined in the UCC as in effect on the date hereof in the State of New York.
          “Documents” shall mean “documents” as such term is defined in the UCC as in effect on the date hereof in the State of New York.
          “Domain Names” shall mean all Internet domain names and associated URL addresses in or to which any Assignor has any right, title or interest.
          “Electronic Chattel Paper” shall mean “electronic chattel paper” as such term is defined in the UCC as in effect on the date hereof in the State of New York.
          “Equipment” shall mean any “equipment” as such term is defined in the UCC as in effect on the date hereof in the State of New York now or hereafter owned by any Assignor, and in any event, shall include, but shall not be limited to, all machinery, equipment, furnishings, fixtures and vehicles now or hereafter owned by any Assignor and any and all additions, substitutions and replacements of any of the foregoing and all accessions thereto, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.
          “Event of Default” shall mean any Event of Default under, and as defined in, the Credit Agreement or, after the Credit Document Obligations have been paid in full and all Letters of Credit and Commitments have terminated, an Event of Default (or similar term) under any Interest Rate Protection Agreement or Other Hedging Agreement entered into with an Other Creditor.
          “Excluded Collateral” shall mean (i) any Contract that validly prohibits, restricts or requires the consent not obtained of a third party (other than Holdings or a Subsidiary thereof) for the creation by such Assignor of a security interest in such Contract (or in any rights or property obtained by such Assignor under such Contracts) except to the extent that any such prohibition or restriction would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 and 9-409 of the UCC (or any successor provision or provisions) or any other applicable law (including the Bankruptcy Code), (ii) any property subject to a Lien permitted by Section 10.01(vi), (vii), (xiv) or (xv) of the Credit Agreement, to the extent that the contractual arrangements governing such Lien expressly prohibit the granting of a security interest hereunder in such property, (iii) any property to the extent that such grant of a security interest is prohibited by a governmental authority, or requires a consent not obtained of any governmental authority and (iv) the Equity Interests in Persons that are not Wholly-Owned Subsidiaries of Holdings but only to the extent that the pledge of such Equity Interests is not permitted hereunder by the terms of any agreement or organizational document of such Person and only so long as such contractual prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC, the Bankruptcy Code or any other requirement of law.
          “General Intangibles” shall mean “general intangibles” as such term is defined in the UCC as in effect on the date hereof in the State of New York.
          “Goods” shall mean “goods” as such term is defined in the UCC as in effect on the date hereof in the State of New York.
          “Health-Care-Insurance Receivable” shall mean any “health-care-insurance receivable” as such term is defined in the UCC as in effect on the date hereof in the State of New York.
          “Holdings” shall have the meaning provided in the recitals hereto.
          “Indemnitee” shall have the meaning provided in Section 8.1(a) of this Agreement.
          “Instrument” shall mean “instruments” as such term is defined in the UCC as in effect on the date hereof in the State of New York.
          “Inventory” shall mean merchandise, inventory and goods, and all additions, substitutions and replacements thereof and all accessions thereto, wherever located, together with all goods, supplies, incidentals, packaging materials, labels, materials and any other items used or usable in manufacturing, processing, packaging or shipping same, in all stages of production from raw materials through work in process to finished goods, and all products and proceeds of whatever sort and wherever located any portion thereof which may be returned, rejected, reclaimed or repossessed by the Collateral Agent from any Assignor’s customers, and shall specifically include all “inventory” as such term is defined in the UCC as in effect on the date hereof in the State of New York.
          “Investment Property” shall mean “investment property” as such term is defined in the UCC as in effect on the date hereof in the State of New York.
          “Lender Creditors” shall have the meaning provided in the recitals of this Agreement.
          “Lenders” shall have the meaning provided in the recitals of this Agreement.
          “Letter-of-Credit Rights” shall mean “letter-of-credit rights” as such term is defined in the UCC as in effect on the date hereof in the State of New York.
          “Marks” shall mean any trademarks, service marks and trade names owned by any Assignor, including any registration or application for registration of any trademarks and service marks owned by any Assignor, which are registered or filed in the United States Patent and Trademark Office or the equivalent thereof in any state of the United States or any equivalent foreign office or agency, as well as any unregistered trademarks and service marks owned by any Assignor and any trade dress owned by any Assignor.
     “Obligations” shall mean and include, as to any Assignor, all of the following:
     (i) the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, principal, premium, interest, reimbursement obligations (both actual and contingent) under Letters of Credit, fees, cost and indemnities (including, in each case, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Assignor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding) of such Assignor to the Lender Creditors, whether now existing or hereafter incurred under, arising out of, or in connection with, the Credit Agreement and the other Credit Documents to which such Assignor is a party (including, without limitation, in the event such Assignor is a Guarantor, all such obligations, liabilities and indebtedness of such Assignor under its Guaranty) and the due performance and compliance by such Assignor with all of the terms, conditions and agreements contained in the Credit Agreement and in such other Credit Documents (all such obligations, liabilities and indebtedness under this clause (i), except to the extent consisting of obligations or indebtedness with respect to Interest Rate Protection Agreements or Other Hedging Agreements, being herein collectively called the “Credit Document Obligations”);
     (ii) the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, in each case, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Assignor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding) owing by each Assignor to the Other Creditors, now existing or hereafter incurred under, arising out of or in connection with any Interest Rate Protection Agreement or Other Hedging Agreement, whether such Interest Rate Protection Agreement or Other Hedging Agreement is now in existence or hereinafter arising (including, without limitation, in the case of an Assignor that is a Guarantor, all obligations, liabilities and indebtedness of such Assignor under its Guaranty in respect of the Interest Rate Protection Agreements and Other Hedging Agreements), and the due performance and compliance by such Assignor with all of the terms, conditions and agreements contained in each such Interest Rate Protection Agreement and Other Hedging Agreement (all such obligations, liabilities and indebtedness under this clause (ii) being herein collectively called the “Other Obligations”);
     (iii) any and all sums advanced by the Collateral Agent in order to preserve the Collateral or preserve its security interest in the Collateral;

     (iv) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of such Assignor referred to in clauses (i) and (ii) above, after an Event of Default shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Collateral Agent of its rights hereunder, together with reasonable attorneys’ fees and court costs; and
     (v) all amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement under Section 8.1 of this Agreement;
it being acknowledged and agreed that the “Obligations” shall include extensions of credit of the types described above, whether outstanding on the date of this Agreement or extended from time to time after the date of this Agreement.
          “Other Creditors” shall have the meaning provided in the recitals of this Agreement.
          “Other Obligations” shall have the meaning provided in the definition of “Obligations” in this Article IX.
          “Patents” shall mean any United States or foreign patent owned by any Assignor, and any divisions, continuations (including, but not limited to, continuations-in-parts) and improvements thereof.
          “Permits” shall mean, to the extent permitted to be assigned by the terms thereof or by applicable law, all licenses, permits, rights, orders, variances, franchises or authorizations of or from any governmental authority or agency.
          “Primary Obligations” shall have the meaning provided in Section 7.4(b) of this Agreement.
          “Pro Rata Share” shall have the meaning provided in Section 7.4(b) of this Agreement.
          “Proceeds” shall mean all “proceeds” as such term is defined in the UCC as in effect in the State of New York on the date hereof and, in any event, shall also include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Collateral Agent or any Assignor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to any Assignor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any person acting under color of governmental authority) and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.
          “Registered Organization” shall have the meaning provided in the UCC as in effect in the State of New York.

          “Representative” shall have the meaning provided in Section 7.4(e) of this Agreement.
          “Required Secured Creditors” shall mean (i) at any time when any Credit Document Obligations are outstanding (other than contingent indemnity obligations that are not then due and payable) or any Commitments or Letters of Credit under the Credit Agreement exist, the Required Lenders (or, to the extent provided in Section 13.12 of the Credit Agreement, each of the Lenders) and (ii) at any time after all of the Credit Document Obligations have been paid in full in cash (other than contingent indemnity obligations that are not then due and payable) and all Commitments and Letters of Credit under the Credit Agreement have been terminated and no further Commitments or Letters of Credit may be provided thereunder, the holders of a majority of the Other Obligations.
          “Requisite Creditors” shall have the meaning provided in Section 10.2 of this Agreement.
          “Secondary Obligations” shall have the meaning provided in Section 7.4(b) of this Agreement.
          “Secured Creditors” shall have the meaning provided in the recitals of this Agreement.
          “Secured Debt Agreements” shall mean and include (i) this Agreement and the other Credit Documents and (ii) the Interest Rate Protection Agreements and Other Hedging Agreements entered into with an Other Creditor.
          “Securities Accounts” shall mean all “securities accounts” as such term is defined in the UCC as in effect on the date hereof in the State of New York.
          “Software” shall mean “software” as such term is defined in the UCC as in effect on the date hereof in the State of New York.
          “Supporting Obligations” shall mean any “supporting obligation” as such term is defined in the UCC as in effect on the date hereof in the State of New York, now or hereafter owned by any Assignor, or in which any Assignor has any rights, and, in any event, shall include, but shall not be limited to, all of such Assignor’s rights in any Letter-of-Credit Right or secondary obligation that supports the payment or performance of, and all security for, any Account, Chattel Paper, Document, General Intangible, Instrument or Investment Property.
          “Tangible Chattel Paper” shall mean “tangible chattel paper” as such term is defined in the UCC as in effect on the date hereof in the State of New York.
          “Termination Date” shall have the meaning provided in Section 10.8(a) of this Agreement.
          “Trade Secrets” shall mean any trade secrets or other proprietary and confidential information including financial data, personal information, customer lists, supplier lists, business plans, and data collections, to the extent each of the foregoing constitute trade secrets, to which any Assignor has any right, title or interest therein.
          “Transmitting Utility” shall have the meaning given such term in Section 9-102(a)(80) of the UCC.
          “UCC” shall mean the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction.
MISCELLANEOUS
          Notices. Except as otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be sent or delivered by mail, telecopy or courier service and all such notices and communications shall, when mailed, telecopied or sent by courier, be effective when deposited in the mails, delivered to the overnight courier, or sent by telecopier, except that notices and communications to the Collateral Agent or any Assignor shall not be effective until received by the Collateral Agent or such Assignor, as the case may be. All notices and other communications shall be in writing and addressed as follows:
(a)	if to any Assignor, at:

c/o Town Sports International, LLC 5 Penn Plaza 4th Floor New York, New York 10001 Attention: Dan Gallagher Telephone No.: (212) 246-6700 Telecopier No.: (212) 246-8422

(b)	if to the Collateral Agent, at:

60 Wall Street New York, New York 10005 Attention: Carin Keegan Telephone No.: (212) 250-6083 Telecopier No.: (212) 250-5690
     (c) if to any Lender Creditor (other than the Collateral Agent), at such address as such Lender Creditor shall have specified in the Credit Agreement;
     (d) if to any Other Creditor, at such address as such Other Creditor shall have specified in writing to the Borrower and the Collateral Agent;
or at such other address or addressed to such other individual as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.

          Waiver; Amendment. Except as provided in Sections 10.8 and 10.12 hereof and Section 13.12(c) of the Credit Agreement, none of the terms and conditions of this Agreement or any other Security Document may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by each Assignor directly affected thereby (it being understood that the addition or release of any Assignor hereunder shall not constitute a change, waiver, discharge or termination affecting any Assignor other than the Assignor so added or released) and the Collateral Agent (with the written consent of the Required Secured Creditors); provided, however, (i) that any change, waiver, modification or variance affecting the rights and benefits of a single Class of Secured Creditors (and not all Secured Creditors in a like or similar manner) also shall require the written consent of the Requisite Creditors of such affected Class, (ii) supplements to the Annexes hereto and to the other Security Documents may be made without the consent of any Secured Creditor, other than the Collateral Agent, as provided herein or therein, and (iii) Assignors may be released from their obligations hereunder and under the other Security Documents and new Assignors may be added hereto and to the other Security Documents without the consent of any Secured Creditors other than the Collateral Agent, as provided herein or therein. For the purpose of this Agreement and each other Security Document, the term “Class” shall mean each class of Secured Creditors, i.e., whether (x) the Lender Creditors as holders of the Credit Document Obligations or (y) the Other Creditors as the holders of the Other Obligations. For the purpose of this Agreement, the term “Requisite Creditors” of any Class shall mean each of (x) with respect to the Credit Document Obligations, the Required Lenders (or, to the extent provided in Section 13.12 of the Credit Agreement, each of the Lenders), and (y) with respect to the Other Obligations, the holders of at least a majority of all Other Obligations outstanding from time to time.
          Obligations Absolute. The obligations of each Assignor hereunder shall remain in full force and effect without regard to, and shall not be impaired by, (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of such Assignor; (b) any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege under or in respect of this Agreement or any other Secured Debt Agreement; or (c) any amendment to or modification of any Secured Debt Agreement or any security for any of the Obligations; whether or not such Assignor shall have notice or knowledge of any of the foregoing.
          Successors and Assigns. This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect, subject to release and/or termination as set forth in Section 10.8 hereof, (ii) be binding upon each Assignor, its successors and assigns; provided, however, that no Assignor shall assign any of its rights or obligations hereunder or under the other Credit Documents without the prior written consent of the Collateral Agent (with the prior written consent of the Required Secured Creditors), and (iii) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent, the other Secured Creditors and their respective successors, transferees and assigns. All agreements, statements, representations and warranties made by each Assignor herein or in any certificate or other instrument delivered by such Assignor or on its behalf under this Agreement shall be considered to have been relied upon by the Secured Creditors and shall survive the execution and delivery of this Agreement and the other Secured Debt Agreements regardless of any investigation made by the Secured Creditors or on their behalf.

          Headings Descriptive. The headings of the several sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.
          GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH ASSIGNOR HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH ASSIGNOR HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH ASSIGNOR, AND AGREES NOT TO PLEAD OR CLAIM IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN ANY OF THE AFORESAID COURTS THAT ANY SUCH COURT LACKS PERSONAL JURISDICTION OVER SUCH ASSIGNOR. EACH ASSIGNOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ANY SUCH ASSIGNOR AT ITS ADDRESS FOR NOTICES AS PROVIDED IN SECTION 10.1 ABOVE, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH ASSIGNOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SUCH SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN, HOWEVER, SHALL AFFECT THE RIGHT OF THE COLLATERAL AGENT UNDER THIS AGREEMENT, OR ANY SECURED CREDITOR, TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY ASSIGNOR IN ANY OTHER JURISDICTION.
          (b) EACH ASSIGNOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

          (c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
          Assignor’s Duties. It is expressly agreed, anything herein contained to the contrary notwithstanding, that, prior to the Termination Date, each Assignor shall remain liable to perform all of the obligations, if any, assumed by it with respect to the Collateral and, except as otherwise provided in Section 10.11 hereof, the Collateral Agent shall not have any obligations or liabilities with respect to any Collateral by reason of or arising out of this Agreement, nor shall the Collateral Agent be required or obligated in any manner to perform or fulfill any of the obligations of any Assignor under or with respect to any Collateral.
          Termination; Release. (a) After the Termination Date, this Agreement shall terminate (provided that all indemnities set forth herein including, without limitation in Section 8.1 hereof, shall survive such termination) and the Collateral Agent, at the request and expense of the respective Assignor, will promptly execute and deliver to such Assignor a proper instrument or instruments (including UCC termination statements on form UCC-3) acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to such Assignor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Collateral Agent and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement. As used in this Agreement, “Termination Date” shall mean the date upon which both (A) the Total Commitment under the Credit Agreement has been terminated, no Note under the Credit Agreement is outstanding and all Loans thereunder have been repaid in full, all Letters of Credit issued under the Credit Agreement have been terminated and all other Credit Document Obligations then due and payable have been paid in full and (B) unless the respective Interest Rate Protection Agreements and Other Hedging Agreements specifically provide otherwise, all Interest Rate Protection Agreements and Other Hedging Agreements entered into with any Other Creditor have been terminated and all Other Obligations then due and payable have been paid in full.
          (b) In the event that any part of the Collateral is sold or otherwise disposed of (to a Person other than a Credit Party in accordance with the Credit Agreement) or any other transaction expressly permitted by the Credit Agreement requires a release of the relevant Collateral (x) at any time prior to the time at which all Credit Document Obligations have been paid in full and all Commitments and Letters of Credit under the Credit Agreement have been terminated, in connection with a sale or disposition permitted by the Secured Debt Agreements or is otherwise released at the direction of the Required Lenders (or all the Lenders if required by Section 13.12 of the Credit Agreement) or (y) at any time thereafter, to the extent permitted by the other Secured Debt Agreements, and in the case of clauses (x) and (y), the proceeds of such sale or other disposition (or from such release) are applied in accordance with the terms of the Credit Agreement or such other Secured Debt Agreements, as the case may be, to the extent required to be so applied, the Collateral Agent, at the request and expense of such Assignor, will duly release from the security interest created hereby (and will execute and deliver such documentation, including termination or partial release statements and the like in connection therewith) and assign, transfer and deliver to such Assignor (without recourse and without any representation or warranty) such of the Collateral as is then being (or has been) so sold or otherwise disposed of, or released, and as may be in the possession of the Collateral Agent and has not theretofore been released pursuant to this Agreement. Furthermore, upon the release of any Subsidiary Guarantor from the Subsidiaries Guaranty in accordance with the provisions thereof, such Assignor (and the Collateral at such time assigned by the respective Assignor pursuant hereto) shall be released from this Agreement.
          (c) At any time that an Assignor desires that the Collateral Agent take any action to acknowledge or give effect to any release of Collateral pursuant to the foregoing Section 10.8(a) or (b), such Assignor shall deliver to the Collateral Agent a certificate signed by a senior officer of such Assignor stating that the release of the respective Collateral is permitted pursuant to such Section 10.8(a) or (b). At any time that the Borrower or the respective Assignor desires that a Subsidiary of the Borrower which has been released from the Subsidiaries Guaranty be released hereunder as provided in the last sentence of Section 10.8(b) hereof, it shall deliver to the Collateral Agent a certificate signed by a principal executive officer of the Borrower and the respective Assignor stating that the release of the respective Assignor (and its Collateral) is permitted pursuant to such Section 10.8(b).
          (d) The Collateral Agent shall have no liability whatsoever to any other Secured Creditor as the result of any release of Collateral by it in accordance with (or which the Collateral Agent in the absence of gross negligence and willful misconduct believes to be in accordance with) this Section 10.8.
          Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Collateral Agent.
          Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
          The Collateral Agent and the other Secured Creditors. The Collateral Agent will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement. It is expressly understood and agreed that the obligations of the Collateral Agent as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement and in Section 12 of the Credit Agreement. The Collateral Agent shall act hereunder on the terms and conditions set forth herein and in Section 12 of the Credit Agreement.
          Additional Assignors. It is understood and agreed that any Subsidiary Guarantor that desires to become an Assignor hereunder, or is required to execute a counterpart of this Agreement after the date hereof pursuant to the respective Secured Debt Agreements, shall become an Assignor hereunder by executing a counterpart hereof and delivering same to the Collateral Agent, or by executing a Joinder Agreement, (y) delivering supplements to Annexes A through G, inclusive, hereto as are necessary to cause such Annexes to be complete and accurate with respect to such additional Assignor on such date, and (z) taking all actions as specified in this Agreement as would have been taken by such Assignor had it been an original party to this Agreement, in each case with all documents required above to be delivered to the Collateral Agent and with all documents and actions required above to be taken to the reasonable satisfaction of the Collateral Agent.
[Remainder of this page intentionally left blank; signature page follows]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

TOWN SPORTS INTERNATIONAL, LLC, as an Assignor
By:
Name:
Title:

TOWN SPORTS INTERNATIONAL HOLDINGS, INC., as an Assignor
By:
Name:
Title:

TSI 217 BROADWAY, LLC
TSI ALEXANDRIA, LLC
TSI ALEXANDRIA WEST, LLC
TSI ALLSTON, LLC
TSI ANDOVER, LLC
TSI ARDMORE, LLC
TSI ARTHRO-FITNESS SERVICES, LLC
TSI ASTORIA, LLC
TSI BATTERY PARK, LLC
TSI BETHESDA, LLC
TSI BAYONNE, LLC
TSI BAY RIDGE 86TH STREET, LLC
TSI BAYONNE, LLC
TSI BAYRIDGE, LLC
TSI BENSONHURST, LLC
TSI BOYLSTON, LLC
TSI BROADWAY, LLC
TSI BROOKLYN BELT, LLC
TSI BRUNSWICK, LLC
TSI BULFINCH, LLC
TSI BUTLER, LLC
TSI CARMEL, LLC
TSI CASH MANAGEMENT, LLC
TSI CENTRAL SQUARE, LLC
TSI CHERRY HILL, LLC

TSI CHEVY CHASE, LLC
TSI CLARENDON, LLC
TSI CLIFTON, LLC
TSI COBBLE HILL, LLC
TSI COLONIA, LLC
TSI COLUMBIA HEIGHTS, LLC
TSI COMMACK, LLC
TSI CONNECTICUT AVENUE, LLC
TSI COURT STREET, LLC
TSI CROTON, LLC
TSI DANBURY, LLC
TSI DAVIS SQUARE, LLC
TSI DEDHAM, LLC
TSI DEER PARK, LLC
TSI DOBBS FERRY, LLC
TSI DOWNTOWN CROSSING, LLC
TSI DUPONT CIRCLE, INC.
TSI DUPONT II, INC.
TSI EAST 23, LLC
TSI EAST 31, LLC
TSI EAST 34, LLC
TSI EAST 36, LLC
TSI EAST 41, LLC
TSI EAST 48, LLC
TSI EAST 51, LLC
TSI EAST 59, LLC
TSI EAST 76, LLC
TSI EAST 86, LLC
TSI EAST 91, LLC
TSI EAST BRUNSWICK, LLC
TSI EAST MEADOW, LLC
TSI ENGLEWOOD, LLC
TSI F STREET, LLC
TSI FAIRFAX, LLC
TSI FENWAY, LLC
TSI FIRST AVENUE, LLC
TSI FOREST HILLS, LLC
TSI FORT LEE, LLC
TSI FRAMINGHAM, LLC
TSI FRANKLIN (MA), LLC
TSI FRANKLIN PARK, LLC
TSI FREEHOLD, LLC
TSI GALLERY PLACE, LLC
TSI GARDEN CITY, LLC

TSI GARNERVILLE, LLC
TSI GEORGETOWN, LLC
TSI GERMANTOWN, LLC
TSI GLENDALE, LLC
TSI GLOVER, LLC
TSI GRAND CENTRAL, LLC
TSI GREAT NECK, LLC
TSI GREENWICH, LLC,
TSI HARTSDALE, LLC
TSI HAWTHORNE, LLC
TSI HERALD, LLC
TSI HICKSVILLE, LLC
TSI HIGHPOINT, LLC
TSI HOBOKEN, LLC
TSI HOBOKEN NORTH, LLC
TSI HOLDINGS (CIP), LLC
TSI HOLDINGS (DC), LLC
TSI HOLDINGS (IP), LLC
TSI HOLDINGS (MA), LLC
TSI HOLDINGS (MD), LLC
TSI HOLDINGS (NJ), LLC
TSI HOLDINGS (PA), LLC
TSI HOLDINGS (VA), LLC
TSI HUNTINGTON, LLC
TSI INTERNATIONAL, INC.
TSI IRVING PLACE, LLC
TSI JAMAICA ESTATES, LLC
TSI JERSEY CITY, LLC
TSI K STREET, LLC
TSI LARCHMONT, LLC
TSI LEXINGTON (MA), LLC
TSI LINCOLN, LLC
TSI LIVINGSTON, LLC
TSI LONG BEACH, LLC
TSI LYNNFIELD, LLC
TSI M STREET, LLC
TSI MAHWAH, LLC
TSI MAMARONECK, LLC
TSI MARKET STREET, LLC
TSI MARLBORO, LLC
TSI MATAWAN, LLC
TSI MERCER STREET, LLC
TSI MIDWOOD, LLC
TSI MONTCLAIR, LLC
TSI MORRIS PARK, LLC
TSI MURRAY HILL, LLC

TSI NANUET, LLC
TSI NATICK, LLC
TSI NEW ROCHELLE, LLC
TSI NEWARK, LLC
TSI NEWBURY STREET, LLC
TSI NEWTON, LLC
TSI NO SWEAT, LLC
TSI NORTH BETHESDA, LLC
TSI NORWALK, LLC
TSI OCEANSIDE, LLC
TSI OLD BRIDGE, LLC
TSI PARSIPPANY, LLC
TSI PLAINSBORO, LLC
TSI PORT JEFFERSON, LLC
TSI PRINCETON, LLC
TSI PRINCETON NORTH, LLC
TSI PROVIDENCE DOWNTOWN, LLC
TSI PROVIDENCE EASTSIDE, LLC
TSI RADNOR, LLC
TSI RAMSEY, LLC
TSI READE STREET, LLC
TSI REGO PARK, LLC
TSI RIDGEWOOD, LLC
TSI RODIN PLACE, LLC
TSI SCARSDALE, LLC
TSI SEAPORT, LLC
TSI SHERIDAN, LLC
TSI SILVER SPRING, LLC
TSI SMITHTOWN, LLC
TSI SOCIETY HILL, LLC
TSI SOHO, LLC
TSI SOMERS, LLC
TSI SOMERSET, LLC
TSI SOUTH BETHESDA, LLC
TSI SOUTH END, LLC
TSI SOUTH PARK SLOPE, LLC
TSI SOUTH STATION, LLC
TSI SPRINGFIELD, LLC
TSI STAMFORD DOWNTOWN, LLC
TSI STAMFORD POST, LLC
TSI STAMFORD RINKS, LLC
TSI STATEN ISLAND, LLC
TSI STERLING, LLC
TSI SUNNYSIDE, LLC
TSI SYOSSET, LLC,
TSI UNIVERSITY MANAGEMENT, LLC

TSI VARICK STREET, LLC
TSI WALL STREET, LLC
TSI WALTHAM, LLC
TSI WASHINGTON, INC.
TSI WATER STREET, LLC
TSI WATERTOWN, LLC
TSI WAYLAND, LLC
TSI WELLESLEY, LLC
TSI WELLINGTON CIRCLE, LLC
TSI WEST 14, LLC
TSI WEST 16, LLC
TSI WEST 23, LLC
TSI WEST 38, LLC
TSI WEST 41, LLC
TSI WEST 44, LLC
TSI WEST 48, LLC
TSI WEST 52, LLC
TSI WEST 73, LLC
TSI WEST 76, LLC
TSI WEST 80, LLC
TSI WEST 94, LLC
TSI WEST 115TH STREET, LLC
TSI WEST 125, LLC
TSI WEST 145TH STREET, LLC
TSI WEST CALDWELL, LLC
TSI WEST HARTFORD, LLC
TSI WEST NEWTON, LLC
TSI WEST NYACK, LLC
TSI WEST SPRINGFIELD, LLC
TSI WESTBOROUGH, LLC
TSI WESTPORT, LLC
TSI WESTWOOD, LLC
TSI WEYMOUTH, LLC
TSI WHITE PLAINS, LLC
TSI WHITE PLAINS CITY CENTER, LLC
TSI WHITESTONE, LLC
TSI WOBURN, LLC
TSI WOODMERE, LLC,
                    each as an Assignor

By:
Name:
Title:

Accepted and Agreed to:
DEUTSCHE BANK TRUST COMPANY
AMERICAS, as Collateral Agent

By:
Name:
Title:

By:
Title:

ANNEX A
to
SECURITY AGREEMENT
SCHEDULE OF CHIEF EXECUTIVE OFFICES

Name of Assignor	Address(es) of Chief Executive Office
Town Sports International Holdings, Inc.	5 Penn Plaza, 4th Floor
New York, NY 10001

Town Sports International, LLC	5 Penn Plaza, 4th Floor
New York, NY 10001

TSI 217 Broadway, LLC	5 Penn Plaza, 4th Floor
New York, NY 10001

TSI Alexandria, LLC	5 Penn Plaza, 4th Floor
New York, NY 10001

TSI Alexandria West, LLC	5 Penn Plaza, 4th Floor
New York, NY 10001

TSI Allston, LLC	5 Penn Plaza, 4th Floor
New York, NY 10001

TSI Andover, LLC	5 Penn Plaza, 4th Floor
New York, NY 10001

TSI Ardmore, LLC	5 Penn Plaza, 4th Floor
New York, NY 10001

TSI Arthro-Fitness Services, LLC	5 Penn Plaza, 4th Floor
New York, NY 10001

TSI Astoria, LLC	5 Penn Plaza, 4th Floor
New York, NY 10001

TSI Battery Park, LLC	5 Penn Plaza, 4th Floor
New York, NY 10001

TSI Bay Ridge 86th Street, LLC	5 Penn Plaza, 4th Floor
New York, NY 10001

TSI Bayonne, LLC	5 Penn Plaza, 4th Floor
New York, NY 10001

TSI Bayridge, LLC	5 Penn Plaza, 4th Floor
New York, NY 10001

TSI Bensonhurst, LLC	5 Penn Plaza, 4th Floor
New York, NY 10001

TSI Bethesda, LLC	5 Penn Plaza, 4th Floor
New York, NY 10001

Name of Assignor	Address(es) of Chief Executive Office
TSI Boylston, LLC	5 Penn Plaza, 4th Floor
New York, NY 10001

TSI Broadway, LLC	5 Penn Plaza, 4th Floor
New York, NY 10001

TSI Brooklyn Belt, LLC	5 Penn Plaza, 4th Floor
New York, NY 10001

TSI Brunswick, LLC	5 Penn Plaza, 4th Floor
New York, NY 10001

TSI Bulfinch, LLC	5 Penn Plaza, 4th Floor
New York, NY 10001

TSI Butler, LLC	5 Penn Plaza, 4th Floor
New York, NY 10001

TSI Carmel, LLC	5 Penn Plaza, 4th Floor
New York, NY 10001

TSI Cash Management, LLC	5 Penn Plaza, 4th Floor
New York, NY 10001

TSI Central Square, LLC	5 Penn Plaza, 4th Floor
New York, NY 10001

TSI Cherry Hill, LLC	5 Penn Plaza, 4th Floor
New York, NY 10001

TSI Chevy Chase, LLC	5 Penn Plaza, 4th Floor
New York, NY 10001

TSI Clarendon, LLC	5 Penn Plaza, 4th Floor
New York, NY 10001

TSI Clifton, LLC	5 Penn Plaza, 4th Floor
New York, NY 10001

TSI Cobble Hill, LLC	5 Penn Plaza, 4th Floor
New York, NY 10001

TSI Colonia, LLC	5 Penn Plaza, 4th Floor
New York, NY 10001

TSI Columbia Heights, LLC	5 Penn Plaza, 4th Floor
New York, NY 10001

TSI Commack, LLC	5 Penn Plaza, 4th Floor
New York, NY 10001

TSI Connecticut Avenue, LLC	5 Penn Plaza, 4th Floor

Name of Assignor	Address(es) of Chief Executive Office
New York, NY 10001

TSI Court Street, LLC	5 Penn Plaza, 4th Floor
New York, NY 10001

TSI Croton, LLC	5 Penn Plaza, 4th Floor
New York, NY 10001

TSI Danbury, LLC	5 Penn Plaza, 4th Floor
New York, NY 10001

TSI Davis Square, LLC	5 Penn Plaza, 4th Floor
New York, NY 10001

TSI Dedham, LLC	5 Penn Plaza, 4th Floor
New York, NY 10001

TSI Deer Park, LLC	5 Penn Plaza, 4th Floor
New York, NY 10001

TSI Dobbs Ferry, LLC	5 Penn Plaza, 4th Floor
New York, NY 10001

TSI Downtown Crossing, LLC	5 Penn Plaza, 4th Floor
New York, NY 10001

TSI Dupont Circle, Inc.	5 Penn Plaza, 4th Floor
New York, NY 10001

TSI Dupont II, Inc.	5 Penn Plaza, 4th Floor
New York, NY 10001

TSI East Brunswick, LLC	5 Penn Plaza, 4th Floor
New York, NY 10001

TSI East Meadow, LLC	5 Penn Plaza, 4th Floor
New York, NY 10001

TSI East 23, LLC	5 Penn Plaza, 4th Floor
New York, NY 10001

TSI East 31, LLC	5 Penn Plaza, 4th Floor
New York, NY 10001

TSI East 34, LLC	5 Penn Plaza, 4th Floor
New York, NY 10001

TSI East 36, LLC	5 Penn Plaza, 4th Floor
New York, NY 10001

TSI East 41, LLC	5 Penn Plaza, 4th Floor
New York, NY 10001

Name of Assignor	Address(es) of Chief Executive Office
TSI East 48, LLC	5 Penn Plaza, 4th Floor
New York, NY 10001

TSI East 51, LLC	5 Penn Plaza, 4th Floor
New York, NY 10001

TSI East 59, LLC	5 Penn Plaza, 4th Floor
New York, NY 10001

TSI East 76, LLC	5 Penn Plaza, 4th Floor
New York, NY 10001

TSI East 86, LLC	5 Penn Plaza, 4th Floor
New York, NY 10001

TSI East 91, LLC	5 Penn Plaza, 4th Floor
New York, NY 10001

TSI Englewood, LLC	5 Penn Plaza, 4th Floor
New York, NY 10001

TSI F Street, LLC	5 Penn Plaza, 4th Floor
New York, NY 10001

TSI Fairfax, LLC	5 Penn Plaza, 4th Floor
New York, NY 10001

TSI Fenway, LLC	5 Penn Plaza, 4th Floor
New York, NY 10001

TSI First Avenue, LLC	5 Penn Plaza, 4th Floor
New York, NY 10001

TSI Forest Hills, LLC	5 Penn Plaza, 4th Floor
New York, NY 10001

TSI Fort Lee, LLC	5 Penn Plaza, 4th Floor
New York, NY 10001

TSI Framingham, LLC	5 Penn Plaza, 4th Floor
New York, NY 10001

TSI Franklin (MA), LLC	5 Penn Plaza, 4th Floor
New York, NY 10001

TSI Franklin Park, LLC	5 Penn Plaza, 4th Floor
New York, NY 10001

TSI Freehold, LLC	5 Penn Plaza, 4th Floor
New York, NY 10001

TSI Gallery Place, LLC	5 Penn Plaza, 4th Floor
New York, NY 10001

Name of Assignor	Address(es) of Chief Executive Office
TSI Garden City, LLC	5 Penn Plaza, 4th Floor New York, NY 10001

TSI Garnersville, LLC	5 Penn Plaza, 4th Floor New York, NY 10001

TSI Georgetown, LLC	5 Penn Plaza, 4th Floor New York, NY 10001

TSI Germantown, LLC	5 Penn Plaza, 4th Floor New York, NY 10001

TSI Glendale, LLC	5 Penn Plaza, 4th Floor New York, NY 10001

TSI Glover, LLC	5 Penn Plaza, 4th Floor New York, NY 10001

TSI Grand Central, LLC	5 Penn Plaza, 4th Floor New York, NY 10001

TSI Great Neck, LLC	5 Penn Plaza, 4th Floor New York, NY 10001

TSI Greenwich, LLC	5 Penn Plaza, 4th Floor New York, NY 10001

TSI Hartsdale, LLC	5 Penn Plaza, 4th Floor New York, NY 10001

TSI Hawthorne, LLC	5 Penn Plaza, 4th Floor New York, NY 10001

TSI Herald, LLC	5 Penn Plaza, 4th Floor New York, NY 10001

TSI Hicksville, LLC	5 Penn Plaza, 4th Floor New York, NY 10001

TSI Highpoint, LLC	5 Penn Plaza, 4th Floor New York, NY 10001

TSI Hoboken, LLC	5 Penn Plaza, 4th Floor New York, NY 10001

TSI Hoboken North, LLC	5 Penn Plaza, 4th Floor New York, NY 10001

TSI Holdings (CIP), LLC	5 Penn Plaza, 4th Floor New York, NY 10001

Name of Assignor	Address(es) of Chief Executive Office
5 Penn Plaza, 4th Floor
TSI Holdings (DC), LLC	New York, NY 10001

5 Penn Plaza, 4th Floor
TSI Holdings (MA), LLC	New York, NY 10001

5 Penn Plaza, 4th Floor
TSI Holdings (MD), LLC	New York, NY 10001

5 Penn Plaza, 4th Floor
TSI Holdings (NJ), LLC	New York, NY 10001

5 Penn Plaza, 4th Floor
TSI Holdings (PA), LLC	New York, NY 10001

5 Penn Plaza, 4th Floor
TSI Holdings (VA), LLC	New York, NY 10001

5 Penn Plaza, 4th Floor
TSI Huntington, LLC	New York, NY 10001

5 Penn Plaza, 4th Floor
TSI International, Inc.	New York, NY 10001

5 Penn Plaza, 4th Floor
TSI Irving Place, LLC	New York, NY 10001

5 Penn Plaza, 4th Floor
TSI Jamaica Estates, LLC	New York, NY 10001

5 Penn Plaza, 4th Floor
TSI Jersey City, LLC	New York, NY 10001

5 Penn Plaza, 4th Floor
TSI K Street, LLC	New York, NY 10001

5 Penn Plaza, 4th Floor
TSI Larchmont, LLC	New York, NY 10001

5 Penn Plaza, 4th Floor
TSI Lexington (MA), LLC	New York, NY 10001

5 Penn Plaza, 4th Floor
TSI Lincoln, LLC	New York, NY 10001

5 Penn Plaza, 4th Floor
TSI Livingston, LLC	New York, NY 10001

5 Penn Plaza, 4th Floor
TSI Long Beach, LLC	New York, NY 10001

TSI Lynnfield, LLC	5 Penn Plaza, 4th Floor
New York, NY 10001

Name of Assignor	Address(es) of Chief Executive Office
New York, NY 10001
TSI M Street, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Mahwah, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Mamaroneck, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Market Street, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Marlboro, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Matawan, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Mercer Street, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Midwood, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Montclair, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Morris Park, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Murray Hill, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Nanuet, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Natick, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI New Rochelle, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Newark, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Newbury Street, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Newton, LLC	5 Penn Plaza, 4th Floor New York, NY 10001

Name of Assignor	Address(es) of Chief Executive Office
TSI No Sweat, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI North Bethesda, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Norwalk, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Oceanside, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Old Bridge, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Parsippany, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Plainsboro, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Port Jefferson, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Princeton, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Princeton North, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Providence Downtown, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Providence Eastside, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Radnor, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Ramsey, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Reade Street, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Rego Park, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Ridgewood, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Rodin Place, LLC	5 Penn Plaza, 4th Floor

Name of Assignor	Address(es) of Chief Executive Office
New York, NY 10001
TSI Scarsdale, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Seaport, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Sheridan, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Silver Spring, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Smithtown, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Society Hill, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Soho, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Somers, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Somerset, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI South Bethesda, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI South End, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI South Park Slope, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI South Station, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Springfield, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Stamford Downtown, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Stamford Post, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Stamford Rinks, LLC	5 Penn Plaza, 4th Floor New York, NY 10001

Name of Assignor	Address(es) of Chief Executive Office
TSI Staten Island, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Sterling, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Sunnyside, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Syosset, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI University Management, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Varick Street, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Wall Street, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Waltham, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Washington, Inc.	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Water Street, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Watertown, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Wayland, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Wellesley, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Wellington Circle, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI West Caldwell, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI West Hartford, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI West Newton, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI West Nyack, LLC	5 Penn Plaza, 4th Floor

Name of Assignor	Address(es) of Chief Executive Office
New York, NY 10001
TSI West Springfield, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI West 14, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI West 16, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI West 23, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI West 38, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI West 41, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI West 44, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI West 48, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI West 52, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI West 73, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI West 76, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI West 80, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI West 94, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI West 115th Street, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI West 125, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI West 145th Street, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Westborough, LLC	5 Penn Plaza, 4th Floor New York, NY 10001

Name of Assignor	Address(es) of Chief Executive Office
TSI Westport, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Westwood, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Weymouth, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI White Plains City Center, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI White Plains, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Whitestone, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Woburn, LLC	5 Penn Plaza, 4th Floor New York, NY 10001
TSI Woodmere, LLC	5 Penn Plaza, 4th Floor New York, NY 10001

ANNEX B
to
SECURITY AGREEMENT
SCHEDULE OF LEGAL NAMES, TYPE OF ORGANIZATION
(AND WHETHER A REGISTERED ORGANIZATION AND/OR
A TRANSMITTING UTILITY), JURISDICTION OF ORGANIZATION
AND ORGANIZATIONAL IDENTIFICATION NUMBERS

	Type of			Assignor’s
	Organization			Organization
	(or, if the	Registered		Identification	Transmit
	Assignor is an	Organiza		Number	ting
Exact Legal Name of	Individual, so	tion?	Jurisdiction of	(or, if none, so	Utility?
Each Assignor	indicate)	(Yes/No)	Organization	indicate)	(Yes/No)

Town Sports International Holdings, Inc.	Corporation	Yes	Delaware	3754592	No
Town Sports International, LLC	Limited Liability Company	Yes	New York	None	No
TSI 217 Broadway, LLC	Limited Liability Company	Yes	Delaware	4268991	No
TSI Alexandria, LLC	Limited Liability Company	Yes	Delaware	2901743	No
TSI Alexandria West, LLC	Limited Liability Company	Yes	Delaware	4330291	No
TSI Allston, LLC	Limited Liability Company	Yes	Delaware	3899539	No
TSI Andover, LLC	Limited Liability Company	Yes	Delaware	4269134	No
TSI Ardmore, LLC	Limited Liability Company	Yes	Delaware	3387908	No
TSI Arthro-Fitness Services, LLC	Limited Liability Company	Yes	Delaware	4268994	No
TSI Astoria, LLC	Limited Liability Company	Yes	Delaware	4268995	No
TSI Battery Park, LLC	Limited Liability Company	Yes	Delaware	4268998	No

	Type of			Assignor’s
	Organization			Organization
	(or, if the	Registered		Identification	Transmit
	Assignor is an	Organiza		Number	ting
Exact Legal Name of	Individual, so	tion?	Jurisdiction of	(or, if none, so	Utility?
Each Assignor	indicate)	(Yes/No)	Organization	indicate)	(Yes/No)
TSI Bay Ridge 86th Street, LLC	Limited Liability Company	Yes	Delaware	4269108	No
TSI Bayonne, LLC	Limited Liability Company	Yes	Delaware	4536496	No
TSI Bayridge, LLC	Limited Liability Company	Yes	Delaware	4269001	No
TSI Bensonhurst, LLC	Limited Liability Company	Yes	Delaware	4416091	No
TSI Bethesda, LLC	Limited Liability Company	Yes	Delaware	3018449	No
TSI Boylston, LLC	Limited Liability Company	Yes	Delaware	4269330	No
TSI Broadway, LLC	Limited Liability Company	Yes	Delaware	4269002	No
TSI Brooklyn Belt, LLC	Limited Liability Company	Yes	Delaware	4269004	No
TSI Brunswick, LLC	Limited Liability Company	Yes	Delaware	4282150	No
TSI Bulfinch, LLC	Limited Liability Company	Yes	Delaware	3899536	No
TSI Butler, LLC	Limited Liability Company	Yes	Delaware	4239615	No
TSI Carmel, LLC	Limited Liability Company	Yes	Delaware	4269111	No
TSI Cash Management, LLC	Limited Liability Company	Yes	Delaware	4269009	No
TSI Central Square, LLC	Limited Liability Company	Yes	Delaware	3899543	No
TSI Cherry Hill, LLC	Limited Liability Company	Yes	Delaware	3040637	No

	Type of			Assignor’s
	Organization			Organization
	(or, if the	Registered		Identification	Transmit
	Assignor is an	Organiza		Number	ting
Exact Legal Name of	Individual, so	tion?	Jurisdiction of	(or, if none, so	Utility?
Each Assignor	indicate)	(Yes/No)	Organization	indicate)	(Yes/No)

TSI Chevy Chase, LLC	Limited Liability Company	Yes	Delaware	4269632	No
TSI Clarendon, LLC	Limited Liability Company	Yes	Delaware	3317876	No
TSI Clifton, LLC	Limited Liability Company	Yes	Delaware	4195613	No
TSI Cobble Hill, LLC	Limited Liability Company	Yes	Delaware	4269013	No
TSI Colonia, LLC	Limited Liability Company	Yes	Delaware	2928572	No
TSI Columbia Heights, LLC	Limited Liability Company	Yes	Delaware	4269691	No
TSI Commack, LLC	Limited Liability Company	Yes	Delaware	4269015	No
TSI Connecticut Avenue, LLC	Limited Liability Company	Yes	Delaware	4269736	No
TSI Court Street, LLC	Limited Liability Company	Yes	Delaware	4269017	No
TSI Croton, LLC	Limited Liability Company	Yes	Delaware	4269019	No
TSI Danbury, LLC	Limited Liability Company	Yes	Delaware	4269758	No
TSI Davis Square, LLC	Limited Liability Company	Yes	Delaware	4160261	No
TSI Dedham, LLC	Limited Liability Company	Yes	Delaware	4510871	No
TSI Deer Park, LLC	Limited Liability Company	Yes	Delaware	4364946	No

	Type of			Assignor’s
	Organization			Organization
	(or, if the	Registered		Identification	Transmit
	Assignor is an	Organiza		Number	ting
Exact Legal Name of	Individual, so	tion?	Jurisdiction of	(or, if none, so	Utility?
Each Assignor	indicate)	(Yes/No)	Organization	indicate)	(Yes/No)

TSI Dobbs Ferry, LLC	Limited Liability Company	Yes	Delaware	4269114	No
TSI Downtown Crossing, LLC	Limited Liability Company	Yes	Delaware	4269741	No
TSI Dupont Circle, Inc.	Corporation	Yes	Delaware	2220114	No
TSI Dupont II, Inc.	Corporation	Yes	Delaware	2439444	No
TSI East 23, LLC	Limited Liability Company	Yes	Delaware	4269027	No
TSI East 31, LLC	Limited Liability Company	Yes	Delaware	4269030	No
TSI East 34, LLC	Limited Liability Company	Yes	Delaware	4269032	No
TSI East 36, LLC	Limited Liability Company	Yes	Delaware	4269035	No
TSI East 41, LLC	Limited Liability Company	Yes	Delaware	4269039	No
TSI East 48, LLC	Limited Liability Company	Yes	Delaware	4269115	No
TSI East 51, LLC	Limited Liability Company	Yes	Delaware	4269041	No
TSI East 59, LLC	Limited Liability Company	Yes	Delaware	4269047	No
TSI East 76, LLC	Limited Liability Company	Yes	Delaware	4269049	No
TSI East 86, LLC	Limited Liability Company	Yes	Delaware	4269119	No
TSI East 91, LLC	Limited Liability Company	Yes	Delaware	4269051	No
TSI East Brunswick, LLC	Limited Liability Company	Yes	Delaware	4343405	No

	Type of			Assignor’s
	Organization			Organization
	(or, if the	Registered		Identification	Transmit
	Assignor is an	Organiza		Number	ting
Exact Legal Name of	Individual, so	tion?	Jurisdiction of	(or, if none, so	Utility?
Each Assignor	indicate)	(Yes/No)	Organization	indicate)	(Yes/No)

TSI East Meadow, LLC	Limited Liability Company	Yes	Delaware	4269024	No
TSI Englewood, LLC	Limited Liability Company	Yes	Delaware	4099792
TSI F Street, LLC	Limited Liability Company	Yes	Delaware	4269753	No
TSI Fairfax, LLC	Limited Liability Company	Yes	Delaware	2951887	No
TSI Fenway, LLC	Limited Liability Company	Yes	Delaware	3899546	No
TSI First Avenue, LLC	Limited Liability Company	Yes	Delaware	4269053	No
TSI Forest Hills, LLC	Limited Liability Company	Yes	Delaware	4269055	No
TSI Fort Lee, LLC	Limited Liability Company	Yes	Delaware	2900457	No
TSI Framingham, LLC	Limited Liability Company	Yes	Delaware	4269136	No
TSI Franklin (MA), LLC	Limited Liability Company	Yes	Delaware	4269138	No
TSI Franklin Park, LLC	Limited Liability Company	Yes	Delaware	2928574	No
TSI Freehold, LLC	Limited Liability Company	Yes	Delaware	3057259	No
TSI Gallery Place, LLC	Limited Liability Company	Yes	Delaware	4269770	No
TSI Garden City, LLC	Limited Liability Company	Yes	Delaware	4269057	No

	Type of			Assignor’s
	Organization			Organization
	(or, if the	Registered		Identification	Transmit
	Assignor is an	Organiza		Number	ting
Exact Legal Name of	Individual, so	tion?	Jurisdiction of	(or, if none, so	Utility?
Each Assignor	indicate)	(Yes/No)	Organization	indicate)	(Yes/No)

TSI Garnerville, LLC	Limited Liability Company	Yes	Delaware	4376082	No
TSI Georgetown, LLC	Limited Liability Company	Yes	Delaware	4269763	No
TSI Germantown, LLC	Limited Liability Company	Yes	Delaware	2916539	No
TSI Glendale, LLC	Limited Liability Company	Yes	Delaware	4269128	No
TSI Glover, LLC	Limited Liability Company	Yes	Delaware	4269240	No
TSI Grand Central, LLC	Limited Liability Company	Yes	Delaware	4269060	No
TSI Great Neck, LLC	Limited Liability Company	Yes	Delaware	4269061	No
TSI Greenwich, LLC	Limited Liability Company	Yes	Delaware	4269761	No
TSI Hartsdale, LLC	Limited Liability Company	Yes	Delaware	4269062	No
TSI Hawthorne, LLC	Limited Liability Company	Yes	Delaware	4269066	No
TSI Herald, LLC	Limited Liability Company	Yes	Delaware	4269068	No
TSI Hicksville, LLC	Limited Liability Company	Yes	Delaware	4257117	No
TSI Highpoint, LLC	Limited Liability Company	Yes	Delaware	3140945	No
TSI Hoboken, LLC	Limited Liability Company	Yes	Delaware	3057253	No

	Type of			Assignor’s
	Organization			Organization
	(or, if the	Registered		Identification	Transmit
	Assignor is an	Organiza		Number	ting
Exact Legal Name of	Individual, so	tion?	Jurisdiction of	(or, if none, so	Utility?
Each Assignor	indicate)	(Yes/No)	Organization	indicate)	(Yes/No)

TSI Hoboken North, LLC	Limited Liability Company	Yes	Delaware	3773429	No
TSI Holdings (CIP), LLC	Limited Liability Company	Yes	Delaware	4269773	No
TSI Holdings (DC), LLC	Limited Liability Company	Yes	Delaware	4268598	No
TSI Holdings (MA), LLC	Limited Liability Company	Yes	Delaware	4268036	No
TSI Holdings (MD), LLC	Limited Liability Company	Yes	Delaware	4268623	No
TSI Holdings (NJ), LLC	Limited Liability Company	Yes	Delaware	3744923	No
TSI Holdings (PA), LLC	Limited Liability Company	Yes	Delaware	4268627	No
TSI Holdings (VA), LLC	Limited Liability Company	Yes	Delaware	4268618	No
TSI Huntington, LLC	Limited Liability Company	Yes	Delaware	4268974	No
TSI International, Inc.	Corporation	Yes	Delaware	2141083	No
TSI Irving Place, LLC	Limited Liability Company	Yes	Delaware	4268978	No
TSI Jamaica Estates, LLC	Limited Liability Company	Yes	Delaware	4402223	No
TSI Jersey City, LLC	Limited Liability Company	Yes	Delaware	3525625	No
TSI K Street, LLC	Limited Liability Company	Yes	Delaware	4269781	No
TSI Larchmont, LLC	Limited Liability Company	Yes	Delaware	4268983	No

	Type of			Assignor’s
	Organization			Organization
	(or, if the	Registered		Identification	Transmit
	Assignor is an	Organiza		Number	ting
Exact Legal Name of	Individual, so	tion?	Jurisdiction of	(or, if none, so	Utility?
Each Assignor	indicate)	(Yes/No)	Organization	indicate)	(Yes/No)

TSI Lexington (MA), LLC	Limited Liability Company	Yes	Delaware	4269142	No
TSI Lincoln, LLC	Limited Liability Company	Yes	Delaware	4268985	No
TSI Livingston, LLC	Limited Liability Company	Yes	Delaware	3305800	No
TSI Long Beach, LLC	Limited Liability Company	Yes	Delaware	4268987	No
TSI Lynnfield, LLC	Limited Liability Company	Yes	Delaware	4269143	No
TSI M Street, LLC	Limited Liability Company	Yes	Delaware	4269776	No
TSI Mahwah, LLC	Limited Liability Company	Yes	Delaware	2905457	No
TSI Mamaroneck, LLC	Limited Liability Company	Yes	Delaware	4268989	No
TSI Market Street, LLC	Limited Liability Company	Yes	Delaware	3123380	No
TSI Marlboro, LLC	Limited Liability Company	Yes	Delaware	3057264	No
TSI Matawan, LLC	Limited Liability Company	Yes	Delaware	3057208	No
TSI Mercer Street, LLC	Limited Liability Company	Yes	Delaware	4268990	No
TSI Midwood, LLC	Limited Liability Company	Yes	Delaware	4268993	No
TSI Montclair, LLC	Limited Liability Company	Yes	Delaware	3235308	No

	Type of			Assignor’s
	Organization			Organization
	(or, if the	Registered		Identification	Transmit
	Assignor is an	Organiza		Number	ting
Exact Legal Name of	Individual, so	tion?	Jurisdiction of	(or, if none, so	Utility?
Each Assignor	indicate)	(Yes/No)	Organization	indicate)	(Yes/No)

TSI Morris Park, LLC	Limited Liability Company	Yes	Delaware	4269130	No
TSI Murray Hill, LLC	Limited Liability Company	Yes	Delaware	4269000	No
TSI Nanuet, LLC	Limited Liability Company	Yes	Delaware	4269005	No
TSI Natick, LLC	Limited Liability Company	Yes	Delaware	4269786	No
TSI New Rochelle, LLC	Limited Liability Company	Yes	Delaware	4290057	No
TSI Newark, LLC	Limited Liability Company	Yes	Delaware	3548397	No
TSI Newbury Street, LLC	Limited Liability Company	Yes	Delaware	4269793	No
TSI Newton, LLC	Limited Liability Company	Yes	Delaware	4188428	No
TSI No Sweat, LLC	Limited Liability Company	Yes	Delaware	4071998	No
TSI North Bethesda, LLC	Limited Liability Company	Yes	Delaware	3018427	No
TSI Norwalk, LLC	Limited Liability Company	Yes	Delaware	4269791	No
TSI Oceanside, LLC	Limited Liability Company	Yes	Delaware	4269012	No
TSI Old Bridge, LLC	Limited Liability Company	Yes	Delaware	3057213	No
TSI Parsippany, LLC	Limited Liability Company	Yes	Delaware	2928568	No
TSI Plainsboro, LLC	Limited Liability Company	Yes	Delaware	2928573	No

	Type of			Assignor’s
	Organization			Organization
	(or, if the	Registered		Identification	Transmit
	Assignor is an	Organiza		Number	ting
Exact Legal Name of	Individual, so	tion?	Jurisdiction of	(or, if none, so	Utility?
Each Assignor	indicate)	(Yes/No)	Organization	indicate)	(Yes/No)

TSI Port Jefferson, LLC	Limited Liability Company	Yes	Delaware	4269018	No
TSI Princeton, LLC	Limited Liability Company	Yes	Delaware	2750867	No
TSI Princeton North, LLC	Limited Liability Company	Yes	Delaware	3946066	No
TSI Providence Downtown, LLC	Limited Liability Company	Yes	Delaware	4411647	No
TSI Providence Eastside, LLC	Limited Liability Company	Yes	Delaware	4411648	No
TSI Radnor, LLC	Limited Liability Company	Yes	Delaware	4034032	No
TSI Ramsey, LLC	Limited Liability Company	Yes	Delaware	3138497	No
TSI Reade Street, LLC	Limited Liability Company	Yes	Delaware	4269021	No
TSI Rego Park, LLC	Limited Liability Company	Yes	Delaware	4269031	No
TSI Ridgewood, LLC	Limited Liability Company	Yes	Delaware	3386883	No
TSI Rodin Place, LLC	Limited Liability Company	Yes	Delaware	3026591	No
TSI Scarsdale, LLC	Limited Liability Company	Yes	Delaware	4269037	No
TSI Seaport, LLC	Limited Liability Company	Yes	Delaware	4269040	No

	Type of			Assignor’s
	Organization			Organization
	(or, if the	Registered		Identification	Transmit
	Assignor is an	Organiza		Number	ting
Exact Legal Name of	Individual, so	tion?	Jurisdiction of	(or, if none, so	Utility?
Each Assignor	indicate)	(Yes/No)	Organization	indicate)	(Yes/No)

TSI Sheridan, LLC	Limited Liability Company	Yes	Delaware	4269043	No
TSI Silver Spring, LLC	Limited Liability Company	Yes	Delaware	3296686	No
TSI Smithtown, LLC	Limited Liability Company	Yes	Delaware	4269048	No
TSI Society Hill, LLC	Limited Liability Company	Yes	Delaware	3026597	No
TSI Soho, LLC	Limited Liability Company	Yes	Delaware	4269052	No
TSI Somers, LLC	Limited Liability Company	Yes	Delaware	4269058	No
TSI Somerset, LLC	Limited Liability Company	Yes	Delaware	2928575	No
TSI South Bethesda, LLC	Limited Liability Company	Yes	Delaware	3854033	No
TSI South End, LLC	Limited Liability Company	Yes	Delaware	4269795	No
TSI South Park Slope, LLC	Limited Liability Company	Yes	Delaware	4269064	No
TSI South Station, LLC	Limited Liability Company	Yes	Delaware	4269797	No
TSI Springfield, LLC	Limited Liability Company	Yes	Delaware	2928570	No
TSI Stamford Downtown, LLC	Limited Liability Company	Yes	Delaware	4269799	No
TSI Stamford Post, LLC	Limited Liability Company	Yes	Delaware	4269803	No
TSI Stamford Rinks, LLC	Limited Liability Company	Yes	Delaware	4269807	No

	Type of			Assignor’s
	Organization			Organization
	(or, if the	Registered		Identification	Transmit
	Assignor is an	Organiza		Number	ting
Exact Legal Name of	Individual, so	tion?	Jurisdiction of	(or, if none, so	Utility?
Each Assignor	indicate)	(Yes/No)	Organization	indicate)	(Yes/No)

TSI Staten Island, LLC	Limited Liability Company	Yes	Delaware	4269070	No
TSI Sterling, LLC	Limited Liability Company	Yes	Delaware	2978316	No
TSI Sunnyside, LLC	Limited Liability Company	Yes	Delaware	4324681	No
TSI Syosset, LLC	Limited Liability Company	Yes	Delaware	4269074	No
TSI University Management, LLC	Limited Liability Company	Yes	Delaware	4269811	No
TSI Varick Street, LLC	Limited Liability Company	Yes	Delaware	4269076	No
TSI Wall Street, LLC	Limited Liability Company	Yes	Delaware	4269078	No
TSI Waltham, LLC	Limited Liability Company	Yes	Delaware	3584187	No
TSI Washington, Inc.	Corporation	Yes	Delaware	2195425	No
TSI Water Street, LLC	Limited Liability Company	Yes	Delaware	4269087	No
TSI Watertown, LLC	Limited Liability Company	Yes	Delaware	4269336	No
TSI Wayland, LLC	Limited Liability Company	Yes	Delaware	4554568	No
TSI Wellesley, LLC	Limited Liability Company	Yes	Delaware	4269148	No
TSI Wellington Circle, LLC	Limited Liability Company	Yes	Delaware	4160262	No
TSI West 14, LLC	Limited Liability Company	Yes	Delaware	4269093	No

	Type of			Assignor’s
	Organization			Organization
	(or, if the	Registered		Identification	Transmit
	Assignor is an	Organiza		Number	ting
Exact Legal Name of	Individual, so	tion?	Jurisdiction of	(or, if none, so	Utility?
Each Assignor	indicate)	(Yes/No)	Organization	indicate)	(Yes/No)

TSI West 16, LLC	Limited Liability Company	Yes	Delaware	4269096	No
TSI West 23, LLC	Limited Liability Company	Yes	Delaware	4269098	No
TSI West 38, LLC	Limited Liability Company	Yes	Delaware	4269038	No
TSI West 41, LLC	Limited Liability Company	Yes	Delaware	4269045	No
TSI West 44, LLC	Limited Liability Company	Yes	Delaware	4269054	No
TSI West 48, LLC	Limited Liability Company	Yes	Delaware	4269067	No
TSI West 52, LLC	Limited Liability Company	Yes	Delaware	4269073	No
TSI West 73, LLC	Limited Liability Company	Yes	Delaware	4269077	No
TSI West 76, LLC	Limited Liability Company	Yes	Delaware	4269080	No
TSI West 80, LLC	Limited Liability Company	Yes	Delaware	4269085	No
TSI West 94, LLC	Limited Liability Company	Yes	Delaware	4269086	No
TSI West 115th Street, LLC	Limited Liability Company	Yes	Delaware	4269131	No
TSI West 125, LLC	Limited Liability Company	Yes	Delaware	4269090	No
TSI West 145th Street, LLC	Limited Liability Company	Yes	Delaware	4239620	No

	Type of			Assignor’s
	Organization			Organization
	(or, if the	Registered		Identification	Transmit
	Assignor is an	Organiza		Number	ting
Exact Legal Name of	Individual, so	tion?	Jurisdiction of	(or, if none, so	Utility?
Each Assignor	indicate)	(Yes/No)	Organization	indicate)	(Yes/No)

TSI West Caldwell, LLC	Limited Liability Company	Yes	Delaware	2928566	No
TSI West Hartford, LLC	Limited Liability Company	Yes	Delaware	4411640	No
TSI West Newton, LLC	Limited Liability Company	Yes	Delaware	4269593	No
TSI West Nyack, LLC	Limited Liability Company	Yes	Delaware	4269089	No
TSI West Springfield, LLC	Limited Liability Company	Yes	Delaware	3131927	No
TSI Westborough, LLC	Limited Liability Company	Yes	Delaware	4311117	No
TSI Westport, LLC	Limited Liability Company	Yes	Delaware	4269809	No
TSI Westwood, LLC	Limited Liability Company	Yes	Delaware	3478988	No
TSI Weymouth, LLC	Limited Liability Company	Yes	Delaware	4269814	No
TSI White Plains City Center, LLC	Limited Liability Company	Yes	Delaware	4269095	No
TSI White Plains, LLC	Limited Liability Company	Yes	Delaware	4269100	No
TSI Whitestone, LLC	Limited Liability Company	Yes	Delaware	4269102	No
TSI Woburn, LLC	Limited Liability Company	Yes	Delaware	4411649	No
TSI Woodmere, LLC	Limited Liability Company	Yes	Delaware	4269106	No

ANNEX C
to
SECURITY AGREEMENT
SCHEDULE OF TRADE AND FICTITIOUS NAMES
The Company and its Subsidiaries operate fitness clubs under the names “New York Sports Clubs”, “Washington Sports Clubs”, “Boston Sports Club”, and “Philadelphia Sports Clubs” and use the abbreviations “NYSC”, “WSC”, “BSC” and “PSC”, respectively, generally within an oval logo. Set out below is a list of the Company and its Subsidiaries and the trade or fictitious name(s) each operates under:

Name of Assignor	Trade and/or Fictitious Names

Town Sports International, LLC	None
TSI 217 Broadway, LLC	NYSC
TSI Alexandria, LLC	WSC
TSI Alexandria West, LLC	None
TSI Allston, LLC	BSC
TSI Andover, LLC	BSC
TSI Ardmore, LLC	PSC
TSI Arthro-Fitness Services, LLC	NYSC
TSI Astoria, LLC	NYSC
TSI Battery Park, LLC	NYSC
TSI Bay Ridge 86th Street, LLC	NYSC
TSI Bayonne, LLC	NYSC
TSI Bayridge, LLC	NYSC
TSI Bensonhurst, LLC	NYSC
TSI Bethesda, LLC	WSC
TSI Boylston, LLC	BSC
TSI Broadway, LLC	NYSC
TSI Brooklyn Belt, LLC	NYSC
TSI Brunswick, LLC	NYSC
TSI Bulfinch, LLC	BSC
TSI Butler, LLC	NYSC
TSI Carmel, LLC	NYSC
TSI Cash Management, LLC	None

Name of Assignor	Trade and/or Fictitious Names

TSI Central Square, LLC	BSC
TSI Cherry Hill, LLC	PSC
TSI Chevy Chase, LLC	WSC
TSI Clarendon, LLC	WSC
TSI Clifton, LLC	NYSC
TSI Cobble Hill, LLC	NYSC
TSI Colonia, LLC	NYSC
TSI Columbia Heights, LLC	WSC
TSI Commack, LLC	NYSC
TSI Connecticut Avenue, LLC	WSC
TSI Court Street, LLC	NYSC
TSI Croton, LLC	NYSC
TSI Danbury, LLC	NYSC
TSI Davis Square, LLC	BSC
TSI Dedham, LLC	BSC
TSI Deer Park, LLC	NYSC
TSI Dobbs Ferry, LLC	NYSC
TSI Downtown Crossing, LLC	BSC
TSI Dupont Circle, Inc.	None
TSI Dupont II, Inc.	None
TSI East Brunswick, LLC	NYSC
TSI East Meadow, LLC	NYSC
TSI East 23, LLC	NYSC
TSI East 31, LLC	NYSC
TSI East 34, LLC	NYSC
TSI East 36, LLC	NYSC
TSI East 41, LLC	NYSC
TSI East 48, LLC	NYSC
TSI East 51, LLC	NYSC

Name of Assignor	Trade and/or Fictitious Names

TSI East 59, LLC	NYSC
TSI East 76, LLC	NYSC
TSI East 86, LLC	NYSC
TSI East 91, LLC	NYSC
TSI Englewood, LLC	NYSC
TSI F Street, LLC	WSC
TSI Fairfax, LLC	WSC
TSI Fenway, LLC	BSC
TSI First Avenue, LLC	NYSC
TSI Forest Hills, LLC	NYSC
TSI Fort Lee, LLC	NYSC
TSI Framingham, LLC	BSC
TSI Franklin (MA), LLC	BSC
TSI Franklin Park, LLC	NYSC
TSI Freehold, LLC	NYSC
TSI Gallery Place, LLC	WSC
TSI Garden City, LLC	NYSC
TSI Garnerville, LLC	NYSC
TSI Georgetown, LLC	WSC
TSI Germantown, LLC	WSC
TSI Glendale, LLC	NYSC
TSI Glover, LLC	WSC
TSI Grand Central, LLC	NYSC
TSI Great Neck, LLC	NYSC
TSI Greenwich, LLC	NYSC
TSI Hartsdale, LLC	NYSC
TSI Hawthorne, LLC	NYSC
TSI Herald, LLC	NYSC
TSI Hicksville, LLC	NYSC

Name of Assignor	Trade and/or Fictitious Names

TSI Highpoint, LLC	PSC
TSI Hoboken, LLC	NYSC
TSI Hoboken North, LLC	NYSC
TSI Holdings (CIP), LLC	None
TSI Holdings (DC), LLC	None
TSI Holdings (MA), LLC	None
TSI Holdings (MD), LLC	None
TSI Holdings (NJ), LLC	None
TSI Holdings (PA), LLC	None
TSI Holdings (VA), LLC	None
TSI Huntington, LLC	NYSC
TSI International, Inc.	None
TSI Irving Place, LLC	NYSC
TSI Jamaica Estates, LLC	NYSC
TSI Jersey City, LLC	NYSC
TSI K Street, LLC	WSC
TSI Larchmont, LLC	NYSC
TSI Lexington (MA), LLC	BSC
TSI Lincoln, LLC	NYSC
TSI Livingston, LLC	NYSC
TSI Long Beach, LLC	NYSC
TSI Lynnfield, LLC	BSC
TSI M Street, LLC	WSC
TSI Mahwah, LLC	NYSC
TSI Mamaroneck, LLC	NYSC
TSI Market Street, LLC	PSC
TSI Marlboro, LLC	NYSC
TSI Matawan, LLC	NYSC
TSI Mercer Street, LLC	NYSC

Name of Assignor	Trade and/or Fictitious Names

TSI Midwood, LLC	NYSC
TSI Montclair, LLC	NYSC
TSI Morris Park, LLC	NYSC
TSI Murray Hill, LLC	NYSC
TSI Nanuet, LLC	NYSC
TSI Natick, LLC	BSC
TSI New Rochelle, LLC	NYSC
TSI Newark, LLC	NYSC
TSI Newbury Street, LLC	BSC
TSI Newton, LLC	BSC
TSI No Sweat, LLC	No Sweat
TSI North Bethesda, LLC	WSC
TSI Norwalk, LLC	NYSC
TSI Oceanside, LLC	NYSC
TSI Old Bridge, LLC	NYSC
TSI Parsippany, LLC	NYSC
TSI Plainsboro, LLC	NYSC
TSI Port Jefferson, LLC	NYSC
TSI Princeton, LLC	NYSC
TSI Princeton North, LLC	NYSC
TSI Providence Downtown, LLC	BSC I
TSI Providence Eastside, LLC	BSC II
TSI Radnor, LLC	PSC
TSI Ramsey, LLC	NYSC
TSI Reade Street, LLC	NYSC
TSI Rego Park, LLC	NYSC
TSI Ridgewood, LLC	NYSC
TSI Rodin Place, LLC	PSC
TSI Scarsdale, LLC	NYSC

Name of Assignor	Trade and/or Fictitious Names

TSI Seaport, LLC	NYSC
TSI Sheridan, LLC	NYSC
TSI Silver Spring, LLC	WSC
TSI Smithtown, LLC	NYSC
TSI Society Hill, LLC	PSC
TSI Soho, LLC	NYSC
TSI Somers, LLC	NYSC
TSI Somerset, LLC	NYSC
TSI South Bethesda, LLC	WSC
TSI South End, LLC	BSC
TSI South Park Slope, LLC	NYSC
TSI South Station, LLC	BSC
TSI Springfield, LLC	NYSC
TSI Stamford Downtown, LLC	NYSC
TSI Stamford Post, LLC	NYSC
TSI Stamford Rinks, LLC	NYSC
TSI Staten Island, LLC	NYSC
TSI Sterling, LLC	WSC
TSI Sunnyside, LLC	NYSC
TSI Syosset, LLC	NYSC
TSI University Management, LLC	None
TSI Varick Street, LLC	NYSC
TSI Wall Street, LLC	NYSC
TSI Waltham, LLC	BSC
TSI Washington, Inc.	WSC
TSI Water Street, LLC	NYSC
TSI Watertown, LLC	BSC
TSI Wayland, LLC	None
TSI Wellesley, LLC	BSC

Name of Assignor	Trade and/or Fictitious Names

TSI Wellington Circle, LLC	BSC
TSI West Caldwell, LLC	NYSC
TSI West Hartford, LLC	NYSC
TSI West Newton, LLC	BSC
TSI West Nyack, LLC	NYSC
TSI West Springfield, LLC	WSC
TSI West 14, LLC	NYSC
TSI West 16, LLC	NYSC
TSI West 23, LLC	NYSC
TSI West 38, LLC	NYSC
TSI West 41, LLC	NYSC
TSI West 44, LLC	NYSC
TSI West 48, LLC	NYSC
TSI West 52, LLC	NYSC
TSI West 73, LLC	NYSC
TSI West 76, LLC	NYSC
TSI West 80, LLC	NYSC
TSI West 94, LLC	NYSC
TSI West 115th Street, LLC	NYSC
TSI West 125, LLC	NYSC
TSI West 145th Street, LLC	NYSC
TSI Westport, LLC	NYSC
TSI Westborough, LLC	BSC
TSI Westwood, LLC	NYSC
TSI Weymouth, LLC	BSC
TSI White Plains City Center, LLC	NYSC
TSI White Plains, LLC	NYSC
TSI Whitestone, LLC	NYSC
TSI Woburn, LLC	BSC

Name of Assignor	Trade and/or Fictitious Names

TSI Woodmere, LLC	NYSC

ANNEX D
to
SECURITY AGREEMENT
DESCRIPTION OF COMMERCIAL TORT CLAIMS

Name of Assignor	Description of Commercial Tort Claims

Town Sports International, LLC	On September 22, 2009, in an action styled Town Sports International, LLC v. Ajilon Solutions, a division of Ajilon Professional Staffing LLC (Supreme Court of the State of New York, New York County, 602911-09), Town Sports International, LLC (“TSI”) brought an action in the Supreme Court of the State of New York, New York County, against Ajilon for breach of contract, conversion, and replevin, seeking, among other things, money damages against Ajilon for breaching its agreement to design and deliver to TSI a new sports club enterprise management system known as GIMS, including failing to provide copies of the computer source code written for GIMS, related documentation, properly identified requirements documents and other property owned and licensed by TSI. Subsequently, on October 14, 2009, Ajilon brought a counterclaim against TSI alleging, among other things, failure to pay outstanding invoices in the amount of $2.9 million. On March 7, 2011, TSI amended its complaint to add claims against Ajilon for fraud, negligent misrepresentation, and breach of the covenant of good faith and fair dealing.

ANNEX E
to
SECURITY AGREEMENT
SCHEDULE OF MARKS AND APPLICATIONS;
INTERNET DOMAIN NAME REGISTRATIONS
1. Marks and Applications: None.
2. Internet Domain Name Registrations:

Domain	Date Created	Date Expires	Registrant	Vendor

ACTIVTRAXPRO.COM	06/20/2007	06/202014	Doreen Sussman	Domain Registry of America
AMILLIONREASONSTOJOIN.COM	01/3/2001	01/3/2015	Doreen Sussman	Domain Registry of America
ATLANTASPORTSCLUB.COM	03/10/2000	03/10/2013	Doreen Sussman	Domain Registry of America
BOSTONSPORTSCLUBS.CO	07/29/2010	07/28/2011	Doreen Sussman	GoDaddy.com, Inc.
BOSTONSPORTSCLUB.COM	05/14/1998	05/13/2013	Doreen Sussman	Domain Registry of Americas
BOSTONSPORTSCLUBS.MOBI	09/26/2006	09/26/2011	Doreen Sussman	Dotster Inc.
BOSTONSPORTSCLUBS.COM	05/14/1998	05/13/2013	Doreen Sussman	Domain Registry of America
BOSTONSPORTSCLUBSSUCK.COM	10/15/1998	10/14/2012	Doreen Sussman	Domain Registry of America
BOSTONSPORTSCLUBSSUCKS.COM	10/15/1998	10/14/2012	Doreen Sussman	Domain Registry of America
BSC.MOBI	09/26/2006	09/26/2011	Doreen Sussman	Dotster Inc.
BSCSUCKS.COM	10/15/1998	10/14/2012	Doreen Sussman	Domain Registry of America
CHICAGOSPORTSCLUB.COM	03/10/2000	03/10/2013	Doreen Sussman	Domain Registry of America
COMPANIESGETFIT.COM	08/23/2004	08/23/2011	Doreen Sussman	Domain Registry of America
DENVERSPORTSCLUB.COM	12/31/2002	12/31/2012	Doreen Sussman	Domain Registry of America
JOINBSC.COM	03/24/2008	03/24/2015	Doreen Sussman	Domain Registry of America
JOINMYSPORTSCLUB.COM	07/24/2008	07/24/2017	Doreen Sussman	Domain Registry of America
JOINMYSPORTSCLUBS.COM	07/24/2008	07/24/2017	Doreen Sussman	Domain Registry of America
JOINNYSC.COM	03/24/2008	03/24/2015	Doreen Sussman	Domain Registry of America

75

Domain	Date Created	Date Expires	Registrant	Vendor

JOINPSC.COM	03/24/2008	03/24/2015	Doreen Sussman	Domain Registry of America
JOINWSC.COM	03/24/2008	03/24/2015	Doreen Sussman	Domain Registry of America
KUBYGETSFIT.COM	02/13/2006	02/13/2013	Doreen Sussman	Domain Registry of America
MIAMISPORTSCLUB.COM	03/10/2000	03/10/2013	Doreen Sussman	Domain Registry of America
MYREASONTOJOIN.COM	01/3/2001	01/3/2015	Doreen Sussman	Domain Registry of America
MYSPORTCLUB.CO	07/29/2010	07/28/2011	Doreen Sussman	GoDaddy.com, Inc.
MYSPORTSCLUB.CO	07/29/2010	07/28/2011	Doreen Sussman	GoDaddy.com, Inc.
MYSPORTSCLUBS.COM	06/27/2000	06/27/2018	Doreen Sussman	Domain Registry of America
MYSPORTSCLUBS.MOBI	09/26/2006	09/26/2011	Doreen Sussman	Dotster Inc.
MYSPORTSCO.COM	07/17/2001	07/17/2013	Doreen Sussman	Domain Registry of America
MYSPORTSCOMPANY.COM	07/18/2001	07/18/2013	Doreen Sussman	Domain Registry of America
MYSPORTSCOMPANY.MOBI	09/26/2006	09/26/2011	Doreen Sussman	Dotster Inc.
MYTSISUMMIT.COM	02/15/2007	02/15/2012	Doreen Sussman	Domain Registry of America
MYTSISUMMIT.INFO	02/15/2007	02/15/2012	Doreen Sussman	Domain Registry of America
NEWYORKSPORTSCLUB.COM	03/10/2000	03/10/2013	Doreen Sussman	Domain Registry Of America
NEWYORKSPORTSCLUBS.CO	07/29/2010	07/28/2011	Doreen Sussman	GoDaddy.com, Inc.
NEWYORKSPORTSCLUBS.MOBI	09/26/2006	09/26/2011	Doreen Sussman	Dotster Inc.
NEWYORKSPORTSCLUBSSUCK.COM	10/15/1998	10/14/2012	Doreen Sussman	Domain Registry of America
NEWYORKSPORTSCLUBSUCKS.COM	10/15/1998	10/14/2012	Doreen Sussman	Domain Registry of America
NOSWEATFIT.BIZ	04/20/2005	04/19/2012	Doreen Sussman	Domain Registry of America
NOSWEATFIT.COM	04/20/2005	04/20/2012	Doreen Sussman	Domain Registry of America
NOSWEATFIT.NET	04/20/2005	04/20/2012	Doreen Sussman	Domain Registry of America
NOSWEATFITNESS.BIZ	04/20/2005	04/19/2012	Doreen Sussman	Domain Registry of America

76

Domain	Date Created	Date Expires	Registrant	Vendor

NOSWEATFITNESS.NET	04/20/2005	04/20/2012	Doreen Sussman	Domain Registry of America
NYSC.COM	12/02/1995	12/01/2014	Doreen Sussman	Domain Registry of America
NYSC.MOBI	09/26/2006	09/26/2011	Doreen Sussman	Dotster Inc.
NYSCSUCKS.COM	10/15/1998	10/14/2012	Doreen Sussman	Domain Registry of America
NYSPORTCLUB.COM	10/19/2001	10/19/2013	Francine Hancock	Domain Registry of America
PHILADELPHIASPORTS.COM	05/14/1998	05/13/2013	Doreen Sussman	Domain Registry of America
PHILADELPHIASPORTSCLUB.COM	03/10/2000	03/10/2013	Doreen Sussman	Domain Registry of America
PHILADELPHIASPORTSCLUBS.CO	07./29/2010	07/28/2011	Doreen Sussman	GoDaddy.com, Inc.
PHILADELPHIASPORTSCLUBS.COM	01/18/2005	01/18/2016	Doreen Sussman	Domain Registry of America
PHILADELPHIASPORTSCLUBS.MOBI	09/26/2006	09/26/2011	Doreen Sussman	Dotster Inc.
PORTLANDSPORTSCLUB.COM	12/31/2002	12/31/2012	Doreen Sussman	Domain Registry of America
POUNDSOFFCLUB.COM	04/26/2006	04/26/2015	Doreen Sussman	Domain Registry of America
PSC.MOBI	09/26/2006	09/26/2011	Doreen Sussman	Dotster Inc.
PSCSUCKS.COM	10/15/1998	10/14/2012	Doreen Sussman	Domain Registry of America
ROCKTHESCALES.COM	11/22/2006	11/22/2013	Doreen Sussman	Domain Registry of America
SANFRANCISCOSPORTSCLUB.COM	12/31/2002	12/31/2012	Doreen Sussman	Domain Registry of America
SEATTLESPORTSCLUB.COM	12/31/2002	12/31/2012	Doreen Sussman	Domain Registry of America
SPORTCLUBNETWORK.COM	03/20/2002	03/20/2013	Doreen Sussman	Domain Registry of America
SPORTSCLUBNETWORK.COM	03/20/2002	03/20/2014	Doreen Sussman	Domain Registry of America
SPORTS-CLUB-NETWORK.COM	03/20/2002	03/20/2013	Doreen Sussman	Domain Registry of America

77

Domain	Date Created	Date Expires	Registrant	Vendor

SPORTSCLUBSFORKIDS.COM	10/31/2000	10/31/2013	Doreen Sussman	Domain Registry of America
SPORTSCLUBSNETWORK.COM	03/20/2002	03/20/2013	Doreen Sussman	Domain Registry of America
SPORTS-CLUBS-NETWORK.COM	03/20/2002	03/20/2013	Doreen Sussman	Domain Registry of America
SPORTSCLUBSNETWORKS.COM	03/20/2002	03/20/2013	Doreen Sussman	Domain Registry of America
SPORTS-CLUBS-NETWORKS.COM	03/20/2002	03/20/2013	Doreen Sussman	Domain Registry of America
TORONTOSPORTSCLUB.COM	03/10/2000	03/10/2013	Doreen Sussman	Domain Registry of America
TOWN-SPORTS.COM	05/27/1998	05/26/2012	Town Sports International	Network Solutions, LLC
TOWNSPORTSINTL.COM	05/27/1998	05/26/2013	Doreen Sussman	Domain Registry of America
TSAG.COM	02/20/1997	02/21/2013	Doreen Sussman	Domain Registry of America
WASHINGTONSPORTS.COM	08/3/1996	08/2/2013	Doreen Sussman	Domain Registry of America
WASHINGTONSPORTSCLUB.COM	03/10/2000	03/10/2013	Doreen Sussman	Domain Registry of America
WASHINGTONSPORTSCLUBS.CO	07/29/2010	07/28/2011	Doreen Sussman	GoDaddy.com, Inc.
WASHINGTONSPORTSCLUBS.MOBI	09/26/2006	09/26/2011	Doreen Sussman	Dotster Inc.
WASHINGTONSPORTSSUCKS.COM	10/15/1998	10/14/2012	Doreen Sussman	Domain Registry of America
WASHINGTONSPORTSUCKS.COM	10/15/1998	10/14/2012	Doreen Sussman	Domain Registry of America
WSC.MOBI	09/26/2006	09/26/2011	Doreen Sussman	Dotster Inc.
WSCSUCKS.COM	10/15/1998	10/14/2012	Doreen Sussman	Domain Registry of America

ANNEX F
to
SECURITY AGREEMENT
SCHEDULE OF PATENTS
None.

ANNEX G
to
SECURITY AGREEMENT
SCHEDULE OF COPYRIGHTS
None.

ANNEX H
to
SECURITY AGREEMENT
GRANT OF SECURITY INTEREST
IN UNITED STATES TRADEMARKS
          FOR GOOD AND VALUABLE CONSIDERATION, receipt and sufficiency of which are hereby acknowledged, [Name of Grantor], a __________ _________ (the “Grantor”) with principal offices at ____________________________, hereby grants to Deutsche Bank Trust Company Americas, as Collateral Agent, with principal offices at 60 Wall Street, New York, New York 10005 (the “Grantee”), a continuing security interest in (i) all of the Grantor’s right, title and interest in and to the United States trademarks, trademark registrations and trademark applications (the “Marks”) set forth on Schedule A attached hereto, (ii) all Proceeds (as such term is defined in the Security Agreement referred to below) and products of the Marks, (iii) the goodwill of the businesses with which the Marks are associated and (iv) all causes of action arising prior to or after the date hereof for infringement of any of the Marks or unfair competition regarding the same.
          THIS GRANT is made to secure the satisfactory performance and payment of all the Obligations of the Grantor, as such term is defined in the Security Agreement among the Grantor, the other assignors from time to time party thereto and the Grantee, dated as of May 11, 2011 (as amended, modified, restated and/or supplemented from time to time, the “Security Agreement”). Upon the occurrence of the Termination Date (as defined in the Security Agreement), the Grantee shall execute, acknowledge, and deliver to the Grantor an instrument in writing releasing the security interest in the Marks acquired under this Grant.
          Notwithstanding anything herein to the contrary, no security interest is granted in “intent-to-use” applications for registration of a Mark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the

Lanham Act with respect thereto, to the extent that, and during the period in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law.
          This Grant has been granted in conjunction with the security interest granted to the Grantee under the Security Agreement. The rights and remedies of the Grantee with respect to the security interest granted herein are as set forth in the Security Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provisions of this Grant are deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.
*     *     *

          IN WITNESS WHEREOF, the undersigned have executed this Grant as of the ____ day of ____________, __.

[NAME OF GRANTOR], Grantor
By
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent and Grantee
By
Name:
Title:

By
Name:
Title:

STATE OF	)

	)	ss.:
COUNTY OF	)

          On this ____ day of _________, ____, before me personally came ________ ________________ who, being by me duly sworn, did state as follows: that [s]he is ______________ of [Name of Grantor], that [s]he is authorized to execute the foregoing Grant on behalf of said ____________ and that [s]he did so by authority of the [Board of Directors] of said __________.

Notary Public

STATE OF	)

	)	ss:
COUNTY OF	)

          On this ____ day of _________, ____, before me personally came ________ _____________________ who, being by me duly sworn, did state as follows: that [s]he is __________________ of Deutsche Bank Trust Company Americas, that [s]he is authorized to execute the foregoing Grant on behalf of said corporation and that [s]he did so by authority of the Board of Directors of said corporation.

Notary Public

SCHEDULE A

MARK	REG. NO.	REG. DATE

ANNEX I
to
SECURITY AGREEMENT
GRANT OF SECURITY INTEREST
IN UNITED STATES PATENTS
          FOR GOOD AND VALUABLE CONSIDERATION, receipt and sufficiency of which are hereby acknowledged, [Name of Grantor], a __________ _________ (the “Grantor”) with principal offices at ____________________________, hereby grants to Deutsche Bank Trust Company Americas, as Collateral Agent, with principal offices at 60 Wall Street, New York, New York 10005 (the “Grantee”), a continuing security interest in (i) all of the Grantor’s rights, title and interest in and to the United States patents (the “Patents”) set forth on Schedule A attached hereto, in each case together with (ii) all Proceeds (as such term is defined in the Security Agreement referred to below) and products of the Patents, and (iii) all causes of action arising prior to or after the date hereof for infringement of any of the Patents or unfair competition regarding the same.
          THIS GRANT is made to secure the satisfactory performance and payment of all the Obligations of the Grantor, as such term is defined in the Security Agreement among the Grantor, the other assignors from time to time party thereto and the Grantee, dated as of May 11, 2011 (as amended, modified, restated and/or supplemented from time to time, the “Security Agreement”). Upon the occurrence of the Termination Date (as defined in the Security Agreement), the Grantee shall execute, acknowledge, and deliver to the Grantor an instrument in writing releasing the security interest in the Patents acquired under this Grant.

          This Grant has been granted in conjunction with the security interest granted to the Grantee under the Security Agreement. The rights and remedies of the Grantee with respect to the security interest granted herein are as set forth in the Security Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provisions of this Grant are deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.
*      *      *

          IN WITNESS WHEREOF, the undersigned have executed this Grant as of the ____ day of ____________, __.

[NAME OF GRANTOR], Grantor
By
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent and Grantee
By
Name:
Title:

By
Name:
Title:

STATE OF	)

	)	ss:
COUNTY OF	)

          On this ____ day of _________, ____, before me personally came ________ ________________ who, being by me duly sworn, did state as follows: that [s]he is ______________ of [Name of Grantor], that [s]he is authorized to execute the foregoing Grant on behalf of said ____________ and that [s]he did so by authority of the Board of Directors of said __________.

Notary Public

STATE OF	)

	)	ss:
COUNTY OF	)

          On this ____ day of _________, ____, before me personally came ________ _____________________ who, being by me duly sworn, did state as follows: that [s]he is __________________ of Deutsche Bank Trust Company Americas, that [s]he is authorized to execute the foregoing Grant on behalf of said corporation and that [s]he did so by authority of the Board of Directors of said corporation.

Notary Public

SCHEDULE A

PATENT	PATENT NO.	ISSUE DATE

ANNEX J
to
SECURITY AGREEMENT
GRANT OF SECURITY INTEREST
IN UNITED STATES COPYRIGHTS
          WHEREAS, [Name of Grantor], a _______________ _____________ (the “Grantor”), having its chief executive office at _____________, _____________, is the owner of all right, title and interest in and to the United States copyrights and associated United States copyright registrations and applications for registration set forth in Schedule A attached hereto;
          WHEREAS, DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent, having its principal offices at 60 Wall Street, New York, New York 10005 (the “Grantee”), desires to acquire a security interest in said copyrights and copyright registrations and applications therefor; and
          WHEREAS, the Grantor is willing to grant to the Grantee a security interest in and lien upon the copyrights and copyright registrations and applications therefor described above.
          NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and subject to the terms and conditions of the Security Agreement, dated as of May 11, 2011, made by the Grantor, the other assignors from time to time party thereto and the Grantee (as amended, modified, restated and/or supplemented from time to time, the “Security Agreement”), the Grantor hereby assigns to the Grantee as collateral security, and grants to the Grantee a continuing security interest in, the copyrights and copyright registrations and applications therefor set forth in Schedule A attached hereto.
          Upon the occurrence of the Termination Date (as defined in the Security Agreement), the Grantee shall execute, acknowledge, and deliver to the Grantor an instrument in writing releasing the security interest in the Copyrights acquired under this Grant.
          This Grant has been granted in conjunction with the security interest granted to the Grantee under the Security Agreement. The rights and remedies of the Grantee with respect to the security interest granted herein are as set forth in the Security Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provisions of this Grant are deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.
*      *      *

          EXECUTED AT __________________, ________________ the ____ day of ____________, __.

[NAME OF GRANTOR], Grantor
By
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent and Grantee
By
Name:
Title:

By
Name:
Title:

STATE OF	)

	)	ss:
COUNTY OF	)

          On this __ day of _________, ____, before me personally came ___________ ______________, who being duly sworn, did depose and say that [s]he is ___________________ of [Name of Grantor], that [s]he is authorized to execute the foregoing Grant on behalf of said corporation and that [s]he did so by authority of the Board of Directors of said corporation.

Notary Public

STATE OF	)

	)	ss.:
COUNTY OF	)

          On this ____ day of _________, ____, before me personally came ________ __________________ who, being by me duly sworn, did state as follows: that [s]he is __________________ of Deutsche Bank Trust Company Americas, that [s]he is authorized to execute the foregoing Grant on behalf of said __________ and that [s]he did so by authority of the Board of Directors of said ___________.

Notary Public

EXHIBIT H
TABLE OF CONTENTS

Page

ARTICLE I SECURITY INTERESTS	2

1.1 Grant of Security Interests	2
1.2 Power of Attorney	4

ARTICLE II GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS	4

2.1 Necessary Filings	4
2.2 No Liens	5
2.3 Other Financing Statements	5
2.4 Chief Executive Office	5
2.5 Legal Names; Type of Organization (and Whether a Registered Organization and/or a Transmitting Utility); Jurisdiction of Organization; Organizational Identification Numbers; Changes Thereto; etc.	5
2.6 Trade Names; Etc.	6

ARTICLE III SPECIAL PROVISIONS CONCERNING ACCOUNTS; CONTRACT RIGHTS; INSTRUMENTS; CHATTEL PAPER AND CERTAIN OTHER COLLATERAL	6

3.1 Maintenance of Records	6
3.2 Direction to Account Debtors; Contracting Parties; etc.	7
3.3 Collection	7
3.4 Instruments	7
3.5 Assignors Remain Liable Under Accounts	7
3.6 Assignors Remain Liable Under Contracts	8
3.7 Designated Deposit Accounts	8
3.8 Letter-of-Credit Rights	8
3.9 Commercial Tort Claims	8
3.10 Chattel Paper	9

ARTICLE IV SPECIAL PROVISIONS CONCERNING TRADEMARKS AND DOMAIN NAMES	9

4.1 Additional Representations and Warranties	9
4.2 Infringements	9
4.3 Preservation of Marks and Domain Names	10
4.4 Maintenance of Registration	10
4.5 Future Registered Marks	10

ARTICLE V SPECIAL PROVISIONS CONCERNING PATENTS, COPYRIGHTS AND TRADE SECRETS	10

5.1 Additional Representations and Warranties	10

ANNEX A	Schedule of Chief Executive Offices Address(es) of Chief Executive Office
ANNEX B	Schedule of Legal Names, Type of Organization (and Whether a Registered Organization and/or a Transmitting Utility), Jurisdiction of Organization and Organizational Identification Numbers

ANNEX C	Schedule of Trade and Fictitious Names
ANNEX D	Schedule of Commercial Tort Claims
ANNEX E	Schedule of Marks and Applications; Internet Domain Name Registrations
ANNEX F	Schedule of Patents
ANNEX G	Schedule of Copyrights
ANNEX H	Grant of Security Interest in United States Trademarks
ANNEX I	Grant of Security Interest in United States Patents
ANNEX J	Grant of Security Interest in United States Copyrights
[Remainder of this page intentionally left blank]

EXHIBIT I
SUBSIDIARIES GUARANTY
     SUBSIDIARIES GUARANTY, dated as of February 27, 2007 (as amended, modified or supplemented from time to time, this “Guaranty”), made by each of the undersigned guarantors (each a “Guarantor” and, together with any other entity that becomes a guarantor hereunder pursuant to Section 26 hereof, the “Guarantors”). Except as otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.
W I T N E S S E T H :
     WHEREAS, Town Sports International Holdings, Inc., Town Sports International, LLC (the “Borrower”), the lenders from time to time party thereto (the “Lenders”) and Deutsche Bank Trust Company Americas, as administrative agent (together with any successor administrative agent, the “Administrative Agent”), have entered into a Credit Agreement, dated as of February 27, 2007 (as amended, modified, restated and/or supplemented from time to time, the “Credit Agreement”), providing for the making of Loans to, and the issuance of, and participation in, Letters of Credit for the account of, the Borrower as contemplated therein (the Lenders, the Collateral Agent, the Issuing Lenders and the Administrative Agent are herein called the “Lender Creditors”);
     WHEREAS, the Borrower and/or one or more of its Subsidiaries may at any time and from time to time enter into one or more Interest Rate Protection Agreements or Other Hedging Agreements with one or more Lenders or any affiliate thereof (each such Lender or affiliate, even if the respective Lender subsequently ceases to be a Lender under the Credit Agreement for any reason, together with such Lender’s or affiliate’s successors and assigns, if any, collectively, the “Other Creditors” and, together with the Lender Creditors, the “Secured Creditors”);
     WHEREAS, each Guarantor is a direct or indirect Subsidiary of the Borrower;
     WHEREAS, it is a condition precedent to the making of Loans to the Borrower, and the issuance of, and participation in, Letters of Credit for the account of the Borrower under the Credit Agreement and to the Other Creditors entering into Interest Rate Protection Agreements and Other Hedging Agreements that each Guarantor shall have executed and delivered to the Administrative Agent this Guaranty; and
     WHEREAS, each Guarantor will obtain benefits from the incurrence of Loans to the Borrower, and the issuance of, and participation in, Letters of Credit for the account of the Borrower under the Credit Agreement and the entering into by the Borrower and/or one or more of its Subsidiaries of Interest Rate Protection Agreements or Other Hedging Agreements and, accordingly, desires to execute this Guaranty in order to satisfy the condition described in the preceding paragraph;

     NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Guarantor, the receipt and sufficiency of which are hereby acknowledged, each Guarantor hereby makes the following representations and warranties to the Secured Creditors and hereby covenants and agrees with each Secured Creditor as follows:
     1. Each Guarantor, jointly and severally, irrevocably, absolutely and unconditionally guarantees as a primary obligor and not merely as a surety: (i) to the Lender Creditors the full and prompt payment when due (whether at the stated maturity, by required prepayment, declaration, acceleration, demand or otherwise) of (x) the principal of, premium, if any, and interest on the Notes issued by, and the Loans made to, the Borrower under the Credit Agreement, and all reimbursement obligations and Unpaid Drawings with respect to Letters of Credit and (y) all other obligations (including, without limitation, obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due), liabilities and indebtedness owing by the Borrower to the Lender Creditors under the Credit Agreement and each other Credit Document to which the Borrower is a party (including, without limitation, indemnities, Fees and interest thereon (including, without limitation, any interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided for in the Credit Agreement, whether or not such interest is an allowed claim in any such proceeding), whether now existing or hereafter incurred under, arising out of or in connection with the Credit Agreement and any such other Credit Document and the due performance and compliance by the Borrower with all of the terms, conditions, covenants and agreements contained in all such Credit Documents (all such principal, premium, interest, liabilities, indebtedness and obligations under this clause (i), except to the extent consisting of obligations or liabilities with respect to Interest Rate Protection Agreements and Other Hedging Agreements, being herein collectively called the “Credit Document Obligations”); and (ii) to each Other Creditor the full and prompt payment when due (whether at the stated maturity, by required prepayment, declaration, acceleration, demand or otherwise) of all obligations (including, without limitation, obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due), liabilities and indebtedness (including, without limitation, any interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided for in the respective Interest Rate Protection Agreements or Other Hedging Agreements, whether or not such interest is an allowed claim in any such proceeding) owing by the Borrower and/or one or more of its Subsidiaries under any Interest Rate Protection Agreement or Other Hedging Agreement, whether now in existence or hereafter arising, and the due performance and compliance by the Borrower and such Subsidiaries with all of the terms, conditions, covenants and agreements contained in each Interest Rate Protection Agreement and Other Hedging Agreement to which it is a party (all such obligations, liabilities and indebtedness being herein collectively called the “Other Obligations” and, together with the Credit Document Obligations, the “Guaranteed Obligations”). As used herein, the term “Guaranteed Party” shall mean the Borrower and each Subsidiary thereof party to any Interest Rate Protection Agreement or Other Hedging Agreement with an Other Creditor. Each Guarantor understands, agrees and confirms that the Secured Creditors may enforce this Guaranty up to the full amount of the Guaranteed Obligations against such Guarantor without proceeding against any other Guarantor, the Borrower, any other Guaranteed Party, against any security for the Guaranteed Obligations, or under any other guaranty covering all or a portion of the Guaranteed Obligations.
     2. Additionally, each Guarantor, jointly and severally, unconditionally, absolutely and irrevocably, guarantees the payment of any and all Guaranteed Obligations whether or not due or payable by the Borrower or any other Guaranteed Party upon the occurrence in respect of the Borrower or any such other Guaranteed Party of any of the events specified in Section 10.05 of the Credit Agreement, and unconditionally, absolutely and irrevocably, jointly and severally, promises to pay such Guaranteed Obligations to the Secured Creditors, or order, on demand. This Guaranty shall constitute a guaranty of payment and performance, and not of collection.
     3. The liability of each Guarantor hereunder is primary, absolute, joint and several, and unconditional and is exclusive and independent of any security for or other guaranty of the indebtedness of the Borrower or any other Guaranteed Party whether executed by such Guarantor, any other Guarantor, any other guarantor or by any other party, and the liability of each Guarantor hereunder shall not be affected or impaired by any circumstance or occurrence whatsoever, including, without limitation: (a) any direction as to application of payment by the Borrower or any other Guaranteed Party or by any other party, (b) any other continuing or other guaranty, undertaking or maximum liability of a Guarantor or of any other party as to the Guaranteed Obligations, (c) any payment on or in reduction of any such other guaranty or undertaking, (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower or any other Guaranteed Party, (e) the failure of a Guarantor to receive any benefit from or as a result of its execution, delivery and performance of this Guaranty, (f) any payment made to any Secured Creditor on the indebtedness which any Secured Creditor repays the Borrower or any other Guaranteed Party pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding, (g) any action or inaction by the Secured Creditors as contemplated in Section 6 hereof or (h) any invalidity, recission, irregularity or unenforceability of all or any part of the Guaranteed Obligations or of any security therefor.
     4. The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor, any other guarantor, the Borrower or any other Guaranteed Party, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other Guarantor, any other guarantor, the Borrower or any other Guaranteed Party and whether or not any other Guarantor, any other guarantor, the Borrower or any other Guaranteed Party be joined in any such action or actions. Each Guarantor waives, to the fullest extent permitted by applicable law, the benefits of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Borrower or any other Guaranteed Party or other circumstance which operates to toll any statute of limitations as to the Borrower or any other Guaranteed Party shall operate to toll the statute of limitations as to each Guarantor.

     5. Each Guarantor hereby waives (to the fullest extent permitted by applicable law) notice of acceptance of this Guaranty and notice of the existence, creation or incurrence of any new or additional liability to which it may apply, and waives promptness, diligence, presentment, demand of payment, demand for performance, protest, notice of dishonor or nonpayment of any such liabilities, suit or taking of other action by the Administrative Agent or any other Secured Creditor against, and any other notice to, any party liable thereon (including such Guarantor, any other Guarantor, any other guarantor, the Borrower or any other Guaranteed Party) and each Guarantor further hereby waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice or proof of reliance by any Secured Creditor upon this Guaranty, and the Guaranteed Obligations shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended, modified, supplemented or waived, in reliance upon this Guaranty.
     6. Any Secured Creditor may (except as shall be required by applicable statute and cannot be waived) at any time and from time to time without the consent of, or notice to, any Guarantor, without incurring responsibility to such Guarantor, without impairing or releasing the obligations or liabilities of such Guarantor hereunder, upon or without any terms or conditions and in whole or in part:
     (a) change the manner, place or terms of payment of, and/or change, increase or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations (including, without limitation, any increase or decrease in the rate of interest thereon or the principal amount thereof), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, increased, accelerated, renewed or altered;
     (b) take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, surrender, impair, realize upon or otherwise deal with in any manner and in any order any property or other collateral by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset there against;
     (c) exercise or refrain from exercising any rights against the Borrower, any other Guaranteed Party, any other Credit Party, any Subsidiary thereof, any other guarantor of the Guaranteed Obligations or others or otherwise act or refrain from acting;
     (d) release or substitute any one or more endorsers, Guarantors, other guarantors, the Borrower, any other Guaranteed Party, or other obligors;
     (e) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower or any other Guaranteed Party to creditors of the Borrower or such other Guaranteed Party other than the Secured Creditors;

     (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower or any other Guaranteed Party to the Secured Creditors regardless of what liabilities of the Borrower or such other Guaranteed Party remain unpaid;
     (g) consent to or waive any breach of, or any act, omission or default under, any of the Interest Rate Protection Agreements or Other Hedging Agreements, the Credit Documents or any of the instruments or agreements referred to therein, or otherwise amend, modify or supplement any of the Interest Rate Protection Agreements or Other Hedging Agreements, the Credit Documents or any of such other instruments or agreements;
     (h) act or fail to act in any manner referred to in this Guaranty which may deprive such Guarantor of its right to subrogation against the Borrower or any other Guaranteed Party to recover full indemnity for any payments made pursuant to this Guaranty; and/or
     (i) take any other action or omit to take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of such Guarantor from its liabilities under this Guaranty.
     No invalidity, illegality, irregularity or unenforceability of all or any part of the Guaranteed Obligations, the Credit Documents, the Interest Rate Protection Agreements and Other Hedging Agreements or any other agreement or instrument relating to the Guaranteed Obligations or of any security or guarantee therefor shall affect, impair or be a defense to this Guaranty, and this Guaranty shall be primary, absolute and unconditional notwithstanding the occurrence of any event or the existence of any other circumstances which might constitute a legal or equitable discharge of a surety or guarantor except payment in full in cash of the Guaranteed Obligations.
     7. This Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of any Secured Creditor in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which any Secured Creditor would otherwise have. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Secured Creditor to any other or further action in any circumstances without notice or demand. It is not necessary for any Secured Creditor to inquire into the capacity or powers of the Borrower or any other Guaranteed Party or the officers, directors, partners or agents acting or purporting to act on its or their behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.
     8. Any indebtedness of the Borrower or any other Guaranteed Party now or hereafter held by any Guarantor is hereby subordinated to the indebtedness of the Borrower or such other Guaranteed Party to the Secured Creditors, and such indebtedness of the Borrower or such other Guaranteed Party to any Guarantor, if the Administrative Agent or the Collateral Agent, after the occurrence and during the continuance of an Event of Default, so requests, shall be collected, enforced and received by such Guarantor as trustee for the Secured Creditors and be paid over to the Secured Creditors on account of the indebtedness of the Borrower or the other Guaranteed Parties to the Secured Creditors, but without affecting or impairing in any manner the liability of such Guarantor under the other provisions of this Guaranty. Prior to the transfer by any Guarantor of any note or negotiable instrument evidencing any indebtedness of the Borrower or any other Guaranteed Party to such Guarantor, such Guarantor shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. Without limiting the generality of the foregoing, each Guarantor hereby agrees with the Secured Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Guaranteed Obligations have been irrevocably paid in full in cash (other than contingent indemnification obligations that are not then due and payable); provided, that if any amount shall be paid to such Guarantor on account of such subrogation rights at any time prior to the irrevocable payment in full in cash of all the Guaranteed Obligations, such amount shall be held in trust for the benefit of the Secured Creditors and shall forthwith be paid to the Secured Creditors to be credited and applied upon the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Credit Documents or, if the Credit Documents do not provide for the application of such amount, to be held by the Secured Creditors as collateral security for any Guaranteed Obligations thereafter existing.
     9. a. Each Guarantor waives any right (except as shall be required by applicable law and cannot be waived) to require the Secured Creditors to: (i) proceed against the Borrower, any other Guaranteed Party, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other party; (ii) proceed against or exhaust any security held from the Borrower, any other Guaranteed Party, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other party; or (iii) pursue any other remedy in the Secured Creditors’ power whatsoever. Each Guarantor waives any defense based on or arising out of any defense of the Borrower, any other Guaranteed Party, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other party other than payment in full in cash of the Guaranteed Obligations in accordance with the terms thereof, including, without limitation, any defense based on or arising out of the disability of the Borrower, any other Guaranteed Party, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other party, or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower or any other Guaranteed Party other than payment in full of the Guaranteed Obligations in cash. The Secured Creditors may, at their election, foreclose on any security held by the Administrative Agent, the Collateral Agent or the other Secured Creditors by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, or exercise any other right or remedy the Secured Creditors may have against the Borrower, any other Guaranteed Party or any other party, or any security, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Guaranteed Obligations have been paid in full in cash in accordance with the terms thereof. Each Guarantor waives any defense arising out of any such election by the

Secured Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower, any other Guaranteed Party or any other party or any security.
     (b) Each Guarantor waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional indebtedness. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s and each other Guaranteed Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which such Guarantor assumes and incurs hereunder, and agrees that the Secured Creditors shall have no duty to advise any Guarantor of information known to them regarding such circumstances or risks.
     10. Notwithstanding anything to the contrary contained elsewhere in this Guaranty, the Secured Creditors agree that this Guaranty may be enforced only by the action of the Administrative Agent or the Collateral Agent, in each case acting upon the instructions of the Required Lenders (or, after the date on which all Credit Document Obligations have been paid in full, the holders of at least a majority of the outstanding Other Obligations) and that no other Secured Creditors shall have any right individually to seek to enforce or to enforce this Guaranty or to realize upon the security to be granted by the Security Documents, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent or the Collateral Agent or, after all the Credit Document Obligations have been paid in full (other than contingent indemnification obligations that are not then due and payable), by the holders of at least a majority of the outstanding Other Obligations, as the case may be, for the benefit of the Secured Creditors upon the terms of this Guaranty and the Security Documents. The Secured Creditors further agree that this Guaranty may not be enforced against any director, officer, employee, partner, member or stockholder of any Guarantor (except to the extent such partner, member or stockholder is also a Guarantor hereunder). It is understood and agreed that the agreement in this Section 10 is among and solely for the benefit of the Secured Creditors and that, if the Required Lenders (or, after the date on which all Credit Document Obligations have been paid in full, the holders of at least a majority of the outstanding Other Obligations) so agree (without requiring the consent of any Guarantor), this Guaranty may be directly enforced by any Secured Creditor.
     11. In order to induce the Lenders to make Loans to, and issue Letters of Credit for the account of, the Borrower pursuant to the Credit Agreement, and in order to induce the Other Creditors to execute, deliver and perform the Interest Rate Protection Agreements and Other Hedging Agreements, each Guarantor represents, warrants and covenants that:
     (a) Such Guarantor (i) is a duly organized and validly existing corporation, partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization, (ii) has the corporate, partnership or limited liability company power and authority, as the case may be, to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the nature of its business requires such qualification except for failures to be so qualified which, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
     (b) Such Guarantor has the corporate, partnership or limited liability company power and authority, as the case may be, to execute, deliver and perform the terms and provisions of this Guaranty and each other Credit Document to which it is a party and has taken all necessary corporate, partnership or limited liability company action, as the case may be, to authorize the execution, delivery and performance by it of this Guaranty and each such other Credit Document. Such Guarantor has duly executed and delivered this Guaranty and each other Credit Document to which it is a party, and this Guaranty and each such other Credit Document constitutes the legal, valid and binding obligation of such Guarantor enforceable in accordance with its terms, except to the extent that the enforceability hereof or thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).
     (c) Neither the execution, delivery or performance by such Guarantor of this Guaranty or any other Credit Document to which it is a party, nor compliance by it with the terms and provisions hereof and thereof, will (i) contravene any provision of any applicable law, statute, rule or regulation or any applicable order, writ, injunction or decree of any court or governmental instrumentality, (ii) conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the property or assets of such Guarantor or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, credit agreement, or any other material agreement, contract or instrument to which such Guarantor or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) violate any provision of the certificate or articles of incorporation or by-laws (or equivalent organizational documents) of such Guarantor or any of its Subsidiaries.
     (d) No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made prior to the date when required and which remain in full force and effect), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required for, (i) the execution, delivery and performance of this Guaranty by such Guarantor or any other Credit Document to which such Guarantor is a party or (ii) the legality, validity, binding effect or enforceability of this Guaranty or any other Credit Document to which such Guarantor is a party.
     (e) There are no actions, suits or proceedings pending or, to such Guarantor’s knowledge, threatened (i) with respect to this Guaranty or any other Credit Document to which such Guarantor is a party or (ii) with respect to such Guarantor or any of its Subsidiaries that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     12. Each Guarantor covenants and agrees that on and after the Effective Date and until the termination of the Total Commitment and all Interest Rate Protection Agreements and Other Hedging Agreements and until such time as no Note or Letter of Credit remains outstanding and all Guaranteed Obligations have been paid in full (other than contingent indemnification obligations that are not then due and payable), such Guarantor will comply, and will cause each of its Subsidiaries to comply, with all of the applicable provisions, covenants and agreements contained in Sections 8 and 9 of the Credit Agreement, and will take, or will refrain from taking, as the case may be, all actions that are necessary to be taken or not taken so that it is not in violation of any provision, covenant or agreement contained in Section 8 or 9 of the Credit Agreement, and so that no Default or Event of Default is caused by the actions of such Guarantor or any of its Subsidiaries.
     13. The Guarantors hereby jointly and severally agree to pay all reasonable out-of-pocket costs and expenses of each Secured Creditor in connection with the enforcement of this Guaranty and of the Administrative Agent in connection with any amendment, waiver or consent relating hereto (including, in each case, without limitation, the reasonable fees and disbursements of counsel employed by each Secured Creditor).
     14. This Guaranty shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the Secured Creditors and their successors and assigns.
     15. Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated except with the written consent of each Guarantor directly affected thereby and with the written consent of either (x) the Required Lenders (or, to the extent required by Section 13.12 of the Credit Agreement, with the written consent of each Lender) at all times prior to the time on which all Credit Document Obligations have been paid in full (other than contingent indemnification obligations that are not then due and payable) or (y) the holders of at least a majority of the outstanding Other Obligations at all times after the time on which all Credit Document Obligations have been paid in full (other than contingent indemnification obligations that are not then due and payable); provided, that any change, waiver, modification or variance affecting the rights and benefits of a single Class (as defined below) of Secured Creditors (and not all Secured Creditors in a like or similar manner) shall also require the written consent of the Requisite Creditors (as defined below) of such Class of Secured Creditors (it being understood that the addition or release of any Guarantor hereunder in accordance with the terms hereof or the Credit Agreement shall not constitute a change, waiver, discharge or termination affecting any Guarantor other than the Guarantor so added or released and shall not require the consent of any Secured Creditor other than the Administrative Agent). For the purpose of this Guaranty, the term “Class” shall mean each class of Secured Creditors, i.e., whether (x) the Lender Creditors as holders of the Credit Document Obligations or (y) the Other Creditors as the holders of the Other Obligations. For the purpose of this Guaranty, the term “Requisite Creditors” of any Class shall mean (x) with respect to the Credit Document Obligations, the Required Lenders (or, to the extent required by Section 13.12 of the Credit Agreement, each Lender) and (y) with respect to the Other Obligations, the holders of at least a majority of all obligations outstanding from time to time under the Interest Rate Protection Agreements and Other Hedging Agreements.
     16. Each Guarantor acknowledges that an executed (or conformed) copy of each of the Credit Documents and Interest Rate Protection Agreements or Other Hedging Agreements has been made available to a senior officer of such Guarantor and such officer is familiar with the contents thereof.
     17. In addition to any rights now or hereafter granted under applicable law (including, without limitation, Section 151 of the New York Debtor and Secured Creditor Law) and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default (such term to mean and include any “Event of Default” (or similar term) as defined in the Credit Agreement or in any Interest Rate Protection Agreement or Other Hedging Agreement entered into with any Other Creditor and shall in any event include, without limitation, any payment default under any of the Obligations continuing after any applicable grace period), each Secured Creditor is hereby authorized, at any time or from time to time, without notice to any Guarantor or to any other Person, any such notice being expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Secured Creditor (including, without limitation, by branches and agencies of such Secured Creditor wherever located) to or for the credit or the account of such Guarantor, against and on account of the obligations and liabilities of such Guarantor to such Secured Creditor under this Guaranty, irrespective of whether or not such Secured Creditor shall have made any demand hereunder and although said obligations, liabilities, deposits or claims, or any of them, shall be contingent or unmatured.
     18. Except as otherwise provided herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be sent or delivered by mail, telegraph, telex, telecopy, cable or courier service and all such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to the Administrative Agent or any Guarantor shall not be effective until received by the Administrative Agent or such Guarantor, as the case may be. All notices and other communications shall be in writing and addressed to such party at (i) in the case of any Lender Creditor, as provided in the Credit Agreement, (ii) in the case of any Guarantor, at its address set forth opposite its signature page below, and (iii) in the case of any Other Creditor, at such address as such Other Creditor shall have specified in writing to the Borrower; or in any case at such other address as any of the Persons listed above may hereafter notify the others in writing.
     19. If any claim is ever made upon any Secured Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including, without limitation, the Borrower or any other Guaranteed Party) then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon such Guarantor, notwithstanding any revocation hereof or the cancellation of any Note, any Interest Rate Protection Agreement, any Other Hedging Agreement or any other instrument evidencing any liability of the Borrower or any other Guaranteed Party, and such Guarantor shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.
     20. (a) THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE SECURED CREDITORS AND OF THE UNDERSIGNED HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Guaranty or any other Credit Document to which any Guarantor is a party may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York in each case which are located in the County of New York, and, by execution and delivery of this Guaranty, each Guarantor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Guarantor hereby further irrevocably waives any claim that any such court lacks personal jurisdiction over such Guarantor, and agrees not to plead or claim in any legal action or proceeding with respect to this Guaranty or any other Credit Document to which such Guarantor is a party brought in any of the aforesaid courts that any such court lacks personal jurisdiction over such Guarantor. Each Guarantor further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Guarantor at its address set forth opposite its signature below, such service to become effective 30 days after such mailing. Each Guarantor hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other Credit Document to which such Guarantor is a party that such service of process was in any way invalid or ineffective. Nothing herein shall affect the right of any of the Secured Creditors to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against each Guarantor in any other jurisdiction.
     (b) Each Guarantor hereby irrevocably waives (to the fullest extent permitted by applicable law) any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Guaranty or any other Credit Document to which such Guarantor is a party brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that such action or proceeding brought in any such court has been brought in an inconvenient forum.
     (c) EACH GUARANTOR AND EACH SECURED CREDITOR (BY ITS ACCEPTANCE OF THE BENEFITS OF THIS GUARANTY) HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY, THE OTHER

CREDIT DOCUMENTS TO WHICH SUCH GUARANTOR IS A PARTY OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
     21. In the event that all of the capital stock of one or more Guarantors is sold or otherwise disposed of or liquidated in compliance with the requirements of Section 9.02 of the Credit Agreement (or such sale, other disposition or liquidation has been approved in writing by the Required Lenders (or all the Lenders if required by Section 13.12 of the Credit Agreement)) and the proceeds of such sale, disposition or liquidation are applied in accordance with the provisions of the Credit Agreement, to the extent applicable, such Guarantor shall upon consummation of such sale or other disposition (except to the extent that such sale or disposition is to Holdings or another Subsidiary thereof) be released from this Guaranty automatically and without further action and this Guaranty shall, as to each such Guarantor or Guarantors, terminate, and have no further force or effect (it being understood and agreed that the sale of one or more Persons that own, directly or indirectly, all of the capital stock or other equity interests of any Guarantor shall be deemed to be a sale of such Guarantor for the purposes of this Section 21).
     22. At any time a payment in respect of the Guaranteed Obligations is made under this Guaranty, the right of contribution of each Guarantor against each other Guarantor shall be determined as provided in the immediately following sentence, with the right of contribution of each Guarantor to be revised and restated as of each date on which a payment (a “Relevant Payment”) is made on the Guaranteed Obligations under this Guaranty. At any time that a Relevant Payment is made by a Guarantor that results in the aggregate payments made by such Guarantor in respect of the Guaranteed Obligations to and including the date of the Relevant Payment exceeding such Guarantor’s Contribution Percentage (as defined below) of the aggregate payments made by all Guarantors in respect of the Guaranteed Obligations to and including the date of the Relevant Payment (such excess, the “Aggregate Excess Amount”), each such Guarantor shall have a right of contribution against each other Guarantor who has made payments in respect of the Guaranteed Obligations to and including the date of the Relevant Payment in an aggregate amount less than such other Guarantor’s Contribution Percentage of the aggregate payments made to and including the date of the Relevant Payment by all Guarantors in respect of the Guaranteed Obligations (the aggregate amount of such deficit, the “Aggregate Deficit Amount”) in an amount equal to (x) a fraction the numerator of which is the Aggregate Excess Amount of such Guarantor and the denominator of which is the Aggregate Excess Amount of all Guarantors multiplied by (y) the Aggregate Deficit Amount of such other Guarantor. A Guarantor’s right of contribution pursuant to the preceding sentences shall arise at the time of each computation, subject to adjustment to the time of each computation; provided that no Guarantor may take any action to enforce such right until the Guaranteed Obligations have been irrevocably paid in full in cash and the Total Commitment and all Letters of Credit have been terminated, it being expressly recognized and agreed by all parties hereto that any Guarantor’s right of contribution arising pursuant to this Section 22 against any other Guarantor shall be expressly junior and subordinate to such other Guarantor’s obligations and liabilities in respect of the Guaranteed Obligations and any other obligations owing under this Guaranty. As used in this Section 22: (i) each Guarantor’s “Contribution Percentage” shall mean the percentage obtained by dividing (x) the Adjusted Net Worth (as defined below) of such

Guarantor by (y) the aggregate Adjusted Net Worth of all Guarantors; (ii) the “Adjusted Net Worth” of each Guarantor shall mean the greater of (x) the Net Worth (as defined below) of such Guarantor and (y) zero; and (iii) the “Net Worth” of each Guarantor shall mean the amount by which the fair saleable value of such Guarantor’s assets on the date of any Relevant Payment exceeds its existing debts and other liabilities (including contingent liabilities, but without giving effect to any Guaranteed Obligations arising under this Guaranty or any guaranteed obligations arising under any guaranty of the Senior Notes) on such date. Notwithstanding anything to the contrary contained above, any Guarantor that is released from this Guaranty pursuant to Section 21 hereof shall thereafter have no contribution obligations, or rights, pursuant to this Section 22, and at the time of any such release, if the released Guarantor had an Aggregate Excess Amount or an Aggregate Deficit Amount, same shall be deemed reduced to $0, and the contribution rights and obligations of the remaining Guarantors shall be recalculated on the respective date of release (as otherwise provided above) based on the payments made hereunder by the remaining Guarantors. All parties hereto recognize and agree that, except for any right of contribution arising pursuant to this Section 22, each Guarantor who makes any payment in respect of the Guaranteed Obligations shall have no right of contribution or subrogation against any other Guarantor in respect of such payment until all of the Guaranteed Obligations have been irrevocably paid in full in cash (other than contingent indemnification obligations that are not then due and payable). Each of the Guarantors recognizes and acknowledges that the rights to contribution arising hereunder shall constitute an asset in favor of the party entitled to such contribution. In this connection, each Guarantor has the right to waive its contribution right against any Guarantor to the extent that after giving effect to such waiver such Guarantor would remain solvent, in the reasonable determination of the Required Lenders.
     23. Each Guarantor and each Secured Creditor (by its acceptance of the benefits of this Guaranty) hereby confirms that it is its intention that this Guaranty not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code, the Uniform Fraudulent Conveyance Act of any similar Federal or state law. To effectuate the foregoing intention, each Guarantor and each Secured Creditor (by its acceptance of the benefits of this Guaranty) hereby irrevocably agrees that the Guaranteed Obligations guaranteed by such Guarantor shall be limited to such amount as will, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of such Guarantor that are relevant under such laws and after giving effect to any rights to contribution pursuant to any agreement providing for an equitable contribution among such Guarantor and the other Guarantors, result in the Guaranteed Obligations of such Guarantor in respect of such maximum amount not constituting a fraudulent transfer or conveyance.
     24. This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

     25. All payments made by any Guarantor hereunder will be made without setoff, counterclaim or other defense and on the same basis as payments are made by the Borrower under Sections 4.03 and 4.04 of the Credit Agreement.
     26. It is understood and agreed that any Subsidiary of the Borrower that is required to execute a counterpart of this Guaranty after the date hereof pursuant to the Credit Agreement shall become a Guarantor hereunder by (x) executing and delivering a counterpart hereof (or a Joinder Agreement) to the Administrative Agent and (y) taking all actions as specified in this Guaranty as would have been taken by such Guarantor had it been an original party to this Guaranty, in each case with all documents and actions required to be taken above to be taken to the reasonable satisfaction of the Administrative Agent.
*    *    *

     IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be executed and delivered as of the date first above written.

Address:	TSI 217 BROADWAY, LLC
c/o Town Sports International, LLC	TSI ALEXANDRIA, LLC
888 Seventh Avenue, 25th Floor	TSI ALLSTON, LLC
New York, NY 10106	TSI ANDOVER, LLC
Attention: Richard Pyle	TSI ARDMORE, LLC
Tel. No.: (212) 246-6700	TSI ARTHRO-FITNESS SERVICES, LLC
Fax No.: (212) 664-8906	TSI ASTORIA, LLC
TSI BATTERY PARK, LLC
TSI BETHESDA, LLC
TSI BAY RIDGE 86TH STREET, LLC
TSI BAYRIDGE, LLC
TSI BOYLSTON, LLC
TSI BROADWAY, LLC
TSI BROOKLYN BELT, LLC
TSI BRUNSWICK, LLC
TSI BULFINCH, LLC
TSI BUTLER, LLC
TSI CARMEL, LLC
TSI CASH MANAGEMENT, LLC
TSI CENTRAL SQUARE, LLC
TSI CHERRY HILL, LLC
TSI CHEVY CHASE, LLC
TSI CLARENDON, LLC
TSI CLIFTON, LLC
TSI COBBLE HILL, LLC
TSI COLONIA, LLC
TSI COLUMBIA HEIGHTS, LLC
TSI COMMACK, LLC
TSI CONNECTICUT AVENUE, LLC
TSI COURT STREET, LLC
TSI CROTON, LLC
TSI DANBURY, LLC
TSI DOBBS FERRY, LLC
TSI DAVIS SQUARE, LLC
TSI DOWNTOWN CROSSING, LLC
TSI DUPONT CIRCLE, INC.
TSI DUPONT II, INC., each as a Guarantor

By:	/s/ Richard Pyle
Title: Chief Financial Officer

Address:	TSI EAST MEADOW, LLC
c/o Town Sports International, LLC	TSI EAST 23, LLC
888 Seventh Avenue, 25th Floor	TSI EAST 31, LLC
New York, NY 10106	TSI EAST 34, LLC
Attention: Richard Pyle	TSI EAST 36, LLC
Tel. No.: (212) 246-6700	TSI EAST 41, LLC
Fax No.: (212) 664-8906	TSI EAST 48, LLC
TSI EAST 51, LLC
TSI EAST 59, LLC
TSI EAST 76, LLC
TSI EAST 86, LLC
TSI EAST 91, LLC
TSI ENGLEWOOD, LLC
TSI F STREET, LLC
TSI FAIRFAX, LLC
TSI FENWAY, LLC
TSI FIFTH AVENUE, INC.
TSI FIRST AVENUE, LLC
TSI FOREST HILLS, LLC
TSI FORT LEE, LLC
TSI FRAMINGHAM, LLC
TSI FRANKLIN (MA), LLC
TSI FRANKLIN PARK, LLC
TSI FREEHOLD, LLC
TSI GALLERY PLACE, LLC
TSI GARDEN CITY, LLC
TSI GEORGETOWN, LLC
TSI GERMANTOWN, LLC
TSI GLENDALE, LLC
TSI GLOVER, LLC
TSI GRAND CENTRAL, LLC
TSI GREAT NECK, LLC
TSI GREENWICH, LLC
TSI HARTSDALE, LLC
TSI HAWTHORNE, LLC
TSI HERALD, LLC
TSI HICKSVILLE, LLC
TSI HIGHPOINT, LLC TSI HOBOKEN, LLC
TSI HOBOKEN NORTH, LLC,
each as a Guarantor

By:	/s/ Richard Pyle
Title: Chief Financial Officer

Address:	TSI HOLDINGS (CIP), LLC
c/o Town Sports International, LLC	TSI HOLDINGS (DC), LLC
888 Seventh Avenue, 25th Floor	TSI HOLDINGS (IP), LLC
New York, NY 10106	TSI HOLDINGS (MA), LLC
Attention: Richard Pyle	TSI HOLDINGS (MD), LLC
Tel. No.: (212) 246-6700	TSI HOLDINGS (NJ), LLC
Fax No.: (212) 664-8906	TSI HOLDINGS (PA), LLC
TSI HOLDINGS (VA), LLC
TSI HUNTINGTON, LLC
TSI INSURANCE, INC.
TSI INTERNATIONAL, INC.
TSI IRVING PLACE, LLC
TSI JERSEY CITY, LLC
TSI K STREET, LLC
TSI LARCHMONT, LLC
TSI LEXINGTON (MA), LLC
TSI LINCOLN, LLC
TSI LIVINGSTON, LLC
TSI LONG BEACH, LLC
TSI LYNNFIELD, LLC
TSI M STREET, LLC
TSI MADISON, INC.
TSI MAHWAH, LLC
TSI MAMARONECK, LLC
TSI MARKET STREET, LLC
TSI MARLBORO, LLC
TSI MATAWAN, LLC
TSI MERCER STREET, LLC
TSI MIDWOOD, LLC
TSI MONTCLAIR, LLC
TSI MORRIS PARK, LLC
TSI MURRAY HILL, LLC
TSI NANUET, LLC
TSI NATICK, LLC
TSI NEW ROCHELLE, LLC
TSI NEWARK, LLC
TSI NEWBURY STREET, LLC
TSI NEWTON, LLC
TSI NO SWEAT, LLC
TSI NORTH BETHESDA, LLC
TSI NORWALK, LLC, each as a Guarantor

By:	/s/ Richard Pyle
Title: Chief Financial Officer

Address:	TSI OCEANSIDE, LLC
c/o Town Sports International, LLC	TSI OLD BRIDGE, LLC
888 Seventh Avenue, 25th Floor	TSI PARSIPPANY, LLC
New York, NY 10106	TSI PLAINSBORO, LLC
Attention: Richard Pyle	TSI PORT JEFFERSON, LLC
Tel. No.: (212) 246-6700	TSI PRINCETON, LLC
Fax No.: (212) 664-8906	TSI PRINCETON NORTH, LLC
TSI RADNOR, LLC
TSI RAMSEY, LLC
TSI READE STREET, LLC
TSI REGO PARK, LLC
TSI RIDGEWOOD, LLC
TSI RODIN PLACE, LLC
TSI RYE, INC.
TSI SCARSDALE, LLC
TSI SEAPORT, LLC
TSI SHERIDAN, LLC
TSI SILVER SPRING, LLC
TSI SMITHTOWN, LLC
TSI SOCIETY HILL, LLC
TSI SOHO, LLC
TSI SOMERS, LLC
TSI SOMERSET, LLC
TSI SOUTH BETHESDA, LLC
TSI SOUTH END, LLC
TSI SOUTH PARK SLOPE, LLC
TSI SOUTH STATION, LLC
TSI SPRINGFIELD, LLC
TSI STAMFORD DOWNTOWN, LLC
TSI STAMFORD POST, LLC
TSI STAMFORD RINKS, LLC
TSI STATEN ISLAND, LLC
TSI STERLING, LLC
TSI SYOSSET, LLC
TSI UNIVERSITY MANAGEMENT, LLC
TSI VARICK STREET, LLC
TSI WALL STREET, LLC
TSI WALTHAM, LLC
TSI WASHINGTON, INC.
TSI WATER STREET, LLC
TSI WATERTOWN, LLC,
each as a Guarantor

By:	/s/ Richard Pyle
Title: Chief Financial Officer

Address:	TSI WELLESLEY, LLC
c/o Town Sports International, LLC	TSI WELLINGTON CIRCLE, LLC
888 Seventh Avenue, 25th Floor	TSI WEST CALDWELL, LLC
New York, NY 10106	TSI WEST NEWTON, LLC
Attention: Richard Pyle	TSI WEST NYACK, LLC
Tel. No.: (212) 246-6700	TSI WEST SPRINGFIELD, LLC
Fax No.: (212) 664-8906	TSI WEST 14, LLC
TSI WEST 16, LLC
TSI WEST 23, LLC
TSI WEST 38, LLC
TSI WEST 41, LLC
TSI WEST 44, LLC
TSI WEST 48, LLC
TSI WEST 52, LLC
TSI WEST 73, LLC
TSI WEST 76, LLC
TSI WEST 80, LLC
TSI WEST 94, LLC
TSI WEST 115TH STREET, LLC
TSI WEST 125, LLC
TSI WEST 145TH STREET, LLC
TSI WESTPORT, LLC
TSI WESTWOOD, LLC
TSI WEYMOUTH, LLC
TSI WHITE PLAINS CITY CENTER, LLC
TSI WHITE PLAINS, LLC
TSI WHITESTONE, LLC
TSI WOODMERE, LLC, each as a Guarantor

By:	/s/ Richard Pyle
Title: Chief Financial Officer

Accepted and Agreed to:
DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Administrative Agent

By:	/s/ Carin Keegan Title: Vice President

By:	/s/ Mary Kay Coyle Title: Managing Director

EXHIBIT J
SOLVENCY CERTIFICATE
To the Administrative Agent and each of the Lenders
party to the Credit Agreement referred to below:
     I, the undersigned, the Chief Financial Officer of Town Sports International Holdings, Inc. (“Holdings”), a Delaware corporation, in that capacity only and not in my individual capacity (and without personal liability), do hereby certify on behalf of Holdings as of the date hereof that, based upon current assumptions which I do not believe to be unreasonable in light of the circumstances applicable thereto:
     1. This Certificate is furnished to the Administrative Agent and the Lenders pursuant to Section 6.13(i) of the Credit Agreement, dated as of May [__], 2011 among Holdings, Town Sports International, LLC (the “Borrower”), the lenders from time to time party thereto (each, a “Lender” and, collectively, the “Lenders”) and Deutsche Bank Trust Company Americas, as Administrative Agent (the “Administrative Agent”) (the “Credit Agreement”). Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.
     2. For purposes of this Certificate, the terms below shall have the following definitions:
(a)	“Fair Value”

The amount at which the assets (both tangible and intangible), in their entirety, of Holdings and its Subsidiaries (taken as a whole) would change hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act.

(b)	“Present Fair Salable Value”

The amount that could be obtained by an independent willing seller from an independent willing buyer if the assets of Holdings and its Subsidiaries (taken as a whole) are sold with reasonable promptness in an arm’s-length transaction under present conditions for the sale of comparable business enterprises.

(c)	“New Financing”

All Indebtedness incurred or to be incurred by Holdings and its Subsidiaries in connection with the Transaction (including Indebtedness under the Credit Documents (assuming the full utilization by the Borrower of the Commitments (except for any Incremental Term Loan

Commitment) under the Credit Agreement) and all other financings contemplated by the other Credit Documents), in each case after giving effect to the Transaction and the incurrence of all financings, redemptions and repayments in connection therewith.

(d)	“Stated Liabilities”

The recorded liabilities (including contingent liabilities that would be recorded in accordance with GAAP) of Holdings and its Subsidiaries (taken as a whole) as of the date hereof after giving effect to the consummation of the Transaction (which, for purposes of this Certificate, shall include the retirement and repayment on the Initial Borrowing Date of indebtedness in respect of the Refinancing and the Existing Holdings Notes Redemption Date, in each case with the proceeds of the New Financing), determined in accordance with GAAP consistently applied, together with the amount of the New Financing.

(e)	“Identified Contingent Liabilities”

The maximum estimated amount of liabilities reasonably likely to result from pending litigation, asserted claims and assessments, guaranties, uninsured risks and other contingent liabilities (other than such contingent liabilities included within the term “Stated Liabilities”) of Holdings and its Subsidiaries (taken as a whole), after giving effect to the Transaction (including all fees and expenses related thereto but exclusive of such contingent liabilities to the extent reflected in Stated Liabilities), as identified and explained in terms of their nature and estimated magnitude by responsible officers of Holdings and the Borrower or that have been identified as such by an officer of Holdings or the Borrower, determined in accordance with GAAP.

(f)	“will be able to pay its or their respective Stated Liabilities and Identified Contingent Liabilities as they mature or otherwise become payable”

For the period from the date hereof through the stated maturity of all New Financing, Holdings and its Subsidiaries (taken as a whole) will have sufficient assets and cash flow to pay its or their respective Stated Liabilities and Identified Contingent Liabilities as those liabilities mature or otherwise become payable.

(g)	“does or do not have Unreasonably Small Capital”

For the period from the date hereof through the stated maturity of all New Financing, Holdings and its Subsidiaries (taken as a whole) after consummation of the Transaction and all Indebtedness (including the Loans) being incurred, issued (including the Loans and Letters of Credit)

and Liens created by Holdings and its Subsidiaries in connection therewith, are a going concern and have sufficient capital to ensure that they will continue to be a going concern (as such term is determined in accordance with GAAP) for such period and to remain a going concern.
     3. For purposes of this Certificate, I, or officers of Holdings and/or its Subsidiaries under my direction and supervision, have performed the following procedures as of and for the periods set forth below.
(a)	Reviewed the financial statements (including the pro forma financial statements) referred to in Section 8.05 of the Credit Agreement.

(b)	Made inquiries of certain officials of Holdings and its Subsidiaries who have responsibility for financial and accounting matters regarding (i) the existence and amount of Identified Contingent Liabilities associated with the business of Holdings and its Subsidiaries and (ii) whether the financial statements referred to in paragraph (a) above are in conformity with GAAP applied on a basis consistent with that of Holdings’ audited financial statements as of December 31, 2010.

(c)	Reviewed to my satisfaction the Credit Documents and the respective Schedules and Exhibits thereto.

(d)	With respect to Identified Contingent Liabilities:
1.	inquired of certain officials of Holdings and/or its Subsidiaries who have responsibility for legal, financial and accounting matters as to the existence and estimated liability with respect to all contingent liabilities associated with the business of Holdings and its Subsidiaries;

2.	confirmed with officers of Holdings and/or its Subsidiaries that, to the best of such officers’ knowledge, (i) all appropriate items were included in Stated Liabilities or Identified Contingent Liabilities and that (ii) the amounts relating thereto were the maximum estimated amount of liabilities reasonably likely to result therefrom as of the date hereof; and

3.	to the best of my knowledge, in making the certification set forth in paragraph 4 below, considered all material Identified Contingent Liabilities that may arise from any pending litigation, asserted claims and assessments, guarantees, uninsured risks and other Identified Contingent Liabilities of Holdings and its Subsidiaries (exclusive of such Identified Contingent Liabilities to the extent reflected in Stated Liabilities) (after giving effect to the Transaction) and with respect to each such Identified Contingent

Liability the estimable maximum amount of liability with respect thereto was used in making such certification.
(e)	Made inquiries of certain officers of Holdings and/or its Subsidiaries who have responsibility for financial reporting and accounting matters regarding whether they were aware of any events or conditions that, as of the date hereof, would cause Holdings and its Subsidiaries (taken as a whole), after giving effect to the consummation of the Transaction and the related financing transactions (including the incurrence of the New Financing), to (i) have assets with a Fair Value or Present Fair Salable Value that are less than the sum of its or their Stated Liabilities and Identified Contingent Liabilities; (ii) have Unreasonably Small Capital; or (iii) not be able to pay its or their respective Stated Liabilities and Identified Contingent Liabilities as they mature or otherwise become payable.

(f)	Had the Projections relating to Holdings and/or its Subsidiaries which have been previously delivered to the Administrative Agent and the Lenders, prepared under my direction based on good faith estimates and assumptions, and have re-examined the Projections on the date hereof and considered the effect thereon of any changes since the date of the preparation thereof on the results projected therein.

4.	Based on and subject to the foregoing, I hereby certify on behalf of Holdings that, on and as of the date hereof and after giving effect to the consummation of the Transaction and the related financing transactions (including the incurrence of the New Financing), it is my opinion that (i) the Fair Value and Present Fair Salable Value of Holdings and its Subsidiaries (taken as a whole) exceed their respective Stated Liabilities and Identified Contingent Liabilities; (ii) Holdings and its Subsidiaries (taken as a whole) do not have Unreasonably Small Capital; and (iii) Holdings and its Subsidiaries (taken as a whole) intend to and believes that they will be able to pay their respective Stated Liabilities and Identified Contingent Liabilities as they mature or otherwise become payable.

5.	Holdings and the Borrower do not intend, in consummating the transactions contemplated by the New Financing, to delay, hinder, or defraud either present or future creditors.
     IN WITNESS WHEREOF, Holdings has caused this certificate to be executed on its behalf by the Chief Financial Officer of Holdings this [___]th day of April, 2011.

TOWN SPORTS INTERNATIONAL HOLDINGS, INC.

By:
Name: Dan Gallagher
Title: Chief Financial Officer

EXHIBIT K
COMPLIANCE CERTIFICATE
     This Compliance Certificate is delivered to you pursuant to Section 9.01(e) of the Credit Agreement, dated as of May [__], 2011 (as amended, restated, supplemented and/or modified from time to time, the “Credit Agreement”), among Town Sports International Holdings, Inc., Town Sports International, LLC, the lenders from time to time party thereto and Deutsche Bank Trust Company Americas, as Administrative Agent. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined.
     1. I am the duly elected, qualified and acting [Insert title of the Authorized Financial Officer] and deliver this Compliance Certificate in such capacity and not in my individual capacity.
     2. I have reviewed and am familiar with the contents of this Compliance Certificate. The matters set forth herein are true to the best of my knowledge after due inquiry.
     3. I have reviewed the terms of the Credit Agreement and the other Credit Documents and have made or caused to be made under my supervision a review in reasonable detail of the transactions and condition of Holdings and its Subsidiaries during the accounting period covered by the financial statements attached hereto as ANNEX 1 (the “Financial Statements”). Such review did not disclose the existence during or at the end of the accounting period covered by the Financial Statements, and I have no knowledge of the existence, as of the date of this Compliance Certificate, of any condition or event which constitutes a Default or an Event of Default [, except as set forth below].
     4. Attached hereto as ANNEX 2 are the computations showing (in reasonable detail) compliance with the covenants specified therein.
     5. Attached hereto as ANNEX 3 is the information required by Section 9.01(e)(iii) of the Credit Agreement as of the date of this Compliance Certificate and Holdings and its Subsidiaries have taken all actions required to be taken by them pursuant to the respective Security Documents in connection with the information set forth on ANNEX 3.
     6. Attached hereto as ANNEX 4 is the information required to establish compliance with Sections 5.02(d) and (f) of the Credit Agreement for the Relevant Period (as defined in Annex 2 hereto).
     [7. Attached hereto as ANNEX 5 is the information required by Section 9.01(e)(ii) of the Credit Agreement as of the date of this Compliance Certificate.]1

[1]	Insert only for a Relevant Period ending on December 31 in any fiscal year of Holdings (commencing with the fiscal year ending December 31, 2012).

     IN WITNESS WHEREOF, I have executed this Compliance Certificate this ____ day of 20_.

TOWN SPORTS INTERNATIONAL HOLDINGS, INC.

By:
Name:
Title:

ANNEX 1
[Applicable Financial Statements To Be Attached]

ANNEX 2
     The information described herein is as of                                         ,                      (the “Computation Date”) and, except as otherwise indicated below, pertains to the period from [the Initial Borrowing Date] [                                        , 20                    ]19 through the Computation Date (the “Relevant Period”).

	Period or Date of Determination	Amount
Negative and Financial Covenants

A. Liens (Section 10.01)
(i) Section 10.01(x)	Amount outstanding on Computation Date	$
(ii) Section 10.01(xvi)	Amount outstanding on Computation Date	$

B. Asset Sales, etc. (Section 10.02)
Section 10.02(iv)	Aggregate proceeds received during Relevant Period	$

C. Dividends (Section 10.03)
(i) Section 10.03(iii)	Aggregate amount made during Relevant Period	$ (of which (x) $ represents amounts funded with proceeds from the issuance of Holdings’ common stock to officers, directors or employees of Holdings and its Subsidiaries and (y) $ represents amounts funded with key-man life insurance proceeds)
(ii) Section 10.03(v)	Aggregate amount made during Relevant Period	$
(iii) Section 10.03(vi)	Aggregate amount made since the Initial Borrowing Date	$
(iv) Section 10.03(vii)	Aggregate amount made since the Initial Borrowing Date	$
(v) Section 10.03(viii)	Aggregate amount made since the Initial Borrowing Date	$

D. Indebtedness (Section 10.04)
(i) Section 10.04(iii)	Amount outstanding on Computation Date	$
(ii) Section 10.04(v)	Amount outstanding on Computation Date	$
(iii) Section 10.04(x)	Amount outstanding on Computation Date	$

[19]	Insert the first day of Holdings’ respective fiscal year; provided that, with respect to the Compliance Certificates delivered in respect of each Relevant Period ending on or prior to December 31, 2011, insert the Initial Borrowing Date.

	Period or Date of Determination	Amount
Negative and Financial Covenants
E. Investments (Section 10.05)
(i) Section 10.05(vii)
(a) Non-Guarantor Subsidiaries	Amount outstanding on Computation Date	$
(b) Captive Insurance Company	Amount outstanding on Computation Date	$
(ii) Section 10.05(viii)
(a) Captive Insurance Company	Amount outstanding on Computation Date	$
(b) Non-Guarantor Subsidiaries	Amount outstanding on Computation Date	$
(iii) Section 10.05(xiii)	Amount outstanding on Computation Date	$
(iv) Section 10.05(xiv)	Amount made since the Initial Borrowing Date	$
(v) Section 10.05(xv)	Amount made since the Initial Borrowing Date	$
F. Financial Covenant
Interest Expense Coverage Ratio (Section 10.07(a))
(a) Consolidated EBITDA[20] for the Test Period ended on the Computation Date		$
(b) Consolidated Interest Expense[21] for the Test Period ended on the Computation Date		$
(c) Ratio of line (a) to (b)		:1.00
(d) Required Covenant Level		:1.00
Total Leverage Ratio (Section 10.07(b))
(a) Consolidated Indebtedness[22] as at Computation Date		$
(b) Consolidated EBITDA[23] for the Test Period ended on the Computation Date		$
(c) Ratio of line (a) to (b)		:1.00
(d) Required Covenant Level		:1.00
G. Limitations on Payment of Permitted Unsecured Debt (Section 10.08(i))

[20]	Attach hereto in reasonable detail the calculations required to arrive at Consolidated EBITDA for purposes of the Interest Expense Coverage Ratio.

[21]	Attach hereto in reasonable detail the calculations required to arrive at Consolidated Interest Expense.

[22]	Attach hereto in reasonable detail the calculations required to arrive at Consolidated Indebtedness.

[23]	Attach hereto in reasonable detail the calculations required to arrive at Consolidated EBITDA for purposes of the Total Leverage Ratio.

	Period or Date of Determination	Amount
Negative and Financial Covenants
(i) Section 10.08(i)(x)	Aggregate amount made since the Initial Borrowing Date	$
(ii) Section 10.08(i)(y)	Aggregate amount made since the Initial Borrowing Date	$
(iii) Section 10.08(i)(z)	Aggregate amount made since the Initial Borrowing Date	$
H. Limitations on Capital Expenditures (Section 10.13)
(i) Section 10.13(a)	Aggregate amount made during Relevant Period	$
(ii) Section 10.13(b)	Aggregate amount made during Relevant Period	$
(iii) Section 10.13(c)	Aggregate amount made during Relevant Period	$
(iv) Section 10.13(d)	Aggregate amount made during Relevant Period	$
(v) Section 10.13(e)	Aggregate amount made during Relevant Period	$
I. Secured Leverage Ratio
(a) Consolidated Secured		$
Indebtedness[24] as at Computation Date
(b) Consolidated EBITDA[25] for the Test Period ended on the Computation Date		$
(c) Ratio of line (a) to (b)		:1.00

[24]	Attach hereto in reasonable detail the calculations required to arrive at Consolidated Secured Indebtedness.

[25]	Attach hereto in reasonable detail the calculations required to arrive at Consolidated EBITDA for purposes of the Secured Leverage Ratio.

ANNEX 3
     1. It is hereby certified that no changes are required to be made pursuant to the terms of the Security Documents to any of Annexes B through G, inclusive, in each case of the Security Agreement, Annexes A through F of the Pledge Agreement, in each case so as to make the information set forth therein accurate and complete as of date of this Certificate[, except as specifically set forth below:

ANNEX 4
     1. [During the Relevant Period, (i) the aggregate sale proceeds and Net Sale Proceeds received by Holdings and its Subsidiaries from all Asset Sales were $                     and $                    , respectively, of which (x) $                     has been applied as a mandatory repayment pursuant to Section 5.02(d) of the Credit Agreement, (y) $                     has been reinvested as permitted by Section 5.02(d) of the Credit Agreement, and (z) $                     has not yet been applied as a mandatory repayment or reinvestment.]26 [During the Relevant Period, neither Holdings nor any of its Subsidiaries has made any Asset Sale.]
     2. [During the Relevant Period, the aggregate cash proceeds and Net Cash Proceeds received by Holdings and its Subsidiaries from all Recovery Events were $                     and $                    , respectively, of which (x) $                     has been applied as a mandatory repayment pursuant to Section 5.02(f) of the Credit Agreement, (y) $                     has been reinvested as permitted by Section 5.02(f) of the Credit Agreement, and (z) $                     has not yet been applied as a mandatory repayment or reinvestment.]27 [During the Relevant Period, neither Holdings nor any of its Subsidiaries has received any cash proceeds from any Recovery Event.]

[26]	If Holdings or any of its Subsidiaries has received such Net Sale Proceeds during the Relevant Period, the certificate should describe the amounts and dates of the receipt thereof, as well as the amounts and dates of the required mandatory repayments pursuant to Section 5.02(d) of the Credit Agreement, together with the certification that such payments have in fact been made.

[27]	If Holdings or any of its Subsidiaries has received any such applicable proceeds from any Recovery Event during the Relevant Period, the certificate should describe same and state the date of each receipt thereof and the amount of such proceeds received on each such date, together with sufficient information as to mandatory repayments and/or reinvestments thereof to determine compliance with Section 5.02(f) of the Credit Agreement, together with a statement that the Borrower is in compliance with the requirements of said Section 5.02(f).

EXHIBIT K
     1. For the applicable Excess Cash Flow Payment Period, the Excess Cash Flow is $_____________ and the Applicable Excess Cash Flow Repayment Percentage is __%.28
     2. As of the Computation Date, the Cumulative Retained Excess Cash Flow Amount is $_____________ .29

[28]	This certification is only required in the case of a compliance certificate delivered with annual financial statements pursuant to Section 9.01(b) of the Credit Agreement. The certificate should describe in reasonable detail the calculations necessary to determine the amount of Excess Cash Flow for the applicable Excess Cash Flow Payment Period as well as the Applicable Excess Cash Flow Repayment Percentage and the amount and dates of the required mandatory repayments pursuant to Section 5.02(e) of the Credit Agreement, together with the certification that the required mandatory repayments have been (or will be) made on the Excess Cash Flow Payment Date.

[29]	The certificate should describe in reasonable detail the calculation necessary to determine the amount of Cumulative Retained Excess Cash Flow as of the Computation Date.

EXHIBIT L
FORM OF ASSIGNMENT
AND
ASSUMPTION AGREEMENT30
     This Assignment and Assumption Agreement (this “Assignment”), is dated as of the Effective Date set forth below, and is entered into by and between [the] [each] Assignor identified in item [1] [2] below ([the] [each, an] “Assignor”) and [[the] [each] Assignee identified in item 2 below ([the] [each, an] “Assignee”). [It is understood and agreed that the rights and obligations of such [Assignees] [and Assignors] hereunder are several and not joint.] Capitalized terms used herein but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, supplemented and/or otherwise modified from time to time, the “Credit Agreement”). The Standard Terms and Conditions for this Assignment set forth in Annex 1 hereto (the “Standard Terms and Conditions”) are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.
     For an agreed consideration, [the] [each] Assignor hereby irrevocably sells and assigns to [the] [each] Assignee, and [the] [each] Assignee hereby irrevocably purchases and assumes from [the] [each] Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, the interest in and to all of [the] [each] Assignor’s rights and obligations under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represent the amount and percentage interest identified below of all of the respective Assignor’s outstanding rights and obligations under the respective Tranches identified below (including, to the extent included in any such Tranches, Letters of Credit and Swingline Loans) ([the] [each, an] “Assigned Interest”). [Such] [Each] sale and assignment is without recourse to [the] [any] Assignor and, except as expressly provided in this Assignment, without representation or warranty by [the] [any] Assignor.

[1. Assignor:

2. Assignee:	][31]

[1.][3.] Credit Agreement:	Credit Agreement, dated as of May [__], 2011, among Town Sports International Holdings, Inc., Town Sports International, LLC, the Lenders party thereto from time to time and Deutsche

[30]	This Form of Assignment and Assumption Agreement should be used by Lenders for an assignment to a single Assignee or to funds managed by the same or related investment managers.

[31]	If the form is used for a single Assignor and Assignee, items 1 and 2 should list the Assignor and Assignee, respectively. In the case of an assignment to funds managed by the same or related investment managers, or an assignment by multiple Assignors, the Assignors and the Assignees should be listed in the table under bracketed item 2 below.

EXHIBIT L
Bank Trust Company Americas, as Administrative Agent (such Credit Agreement, as in affect on the date of this Assignment, being herein called the “Credit Agreement”).
[2. Assigned Interest:32

	Aggregate Amount of	Amount of Commitment/Loan
Tranche	Commitment/Loans under Relevant	under Relevant Tranche
Assigned[33]	Tranche for all Lenders	Assigned
[Name of [Name of
Assignor] Assignee]	$	$

[Name of [Name of
Assignor] Assignee]	$	$
[4.      Assigned Interest:34

	Aggregate Amount of Commitment/Loans	Amount of Commitment/Loan under
Tranche Assigned	under Relevant Tranche for all Lenders	Relevant Tranche Assigned
Initial Term Loan	$	$

Incremental Term Loans	$	$

Revolving Loan Commitment/ Revolving Loans	$	$
Effective Date ___________, ____, 20_.

[32]	Insert this chart if this Form of Assignment and Assumption Agreement is being used for assignments to funds managed by the same or related investment managers or for an assignment by multiple Assignors. Insert additional rows as needed.

[33]	For complex multi-Tranche assignments a separate chart for each Tranche should be used for ease of reference.

[34]	Insert this chart if this Form of Assignment and Assumption is being used by a single Assignor for an assignment to a single Assignee.

EXHIBIT L

Assignor[s] Information		Assignee[s] Information
Payment Instructions:		Payment Instructions:

	Reference:		Reference:

Notice Instructions:		Notice Instructions:

	Reference:		Reference:
The terms set forth in this Assignment are hereby agreed to:

ASSIGNOR	ASSIGNEE
[NAME OF ASSIGNOR]	[NAME OF ASSIGNEE][35]

By:	By:
Name:	Name:
Title:	Title:

[35]	Add additional signature blocks, as needed, if this Form of Assignment and Assumption Agreement is being used by funds managed by the same or related investment managers.

EXHIBIT L
[Consented to and]36 Accepted:
DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

[TOWN SPORTS INTERNATIONAL, LLC]

By:
Name:
Title:][37]

[DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Swingline Lender

By:
Name:
Title:

By:
Name:
Title:
[NAME OF EACH ISSUING LENDER]

[36]	Insert only if assignment is being made to an Eligible Transferee pursuant to Section 13.04(b)(y) of the Credit Agreement. Consent of the Administrative Agent shall not be unreasonably withheld or delayed.

[37]	Insert only if (i) no Event of Default under Section 11.01 or 11.05 of the Credit Agreement (other than with respect to an Immaterial Subsidiary) is then in existence and (ii) the assignment is being made to an Eligible Transferee pursuant to Section 13.04(b)(y) of the Credit Agreement. Consent of the Borrower shall not be unreasonably withheld or delayed, provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 5 Business Days of receiving notice thereof.

EXHIBIT L

By:
Name:
Title:

By:
Name:
Title:][38]

[38]	Insert for any assignment of Revolving Loan Commitments (and related Obligations) pursuant to Section 13.04(b)(y) of the Credit Agreement. Consent of the Swingline Lender and each Issuing Lender not to be unreasonably withheld or delayed.

EXHIBIT M
JOINDER AGREEMENT
     THIS JOINDER IN SUBSIDIARIES GUARANTY, SECURITY AGREEMENT AND PLEDGE AGREEMENT (this “Joinder”) is executed as of [DATE] by [NAME OF NEW SUBSIDIARY], a __________ [corporation] [limited liability company] [partnership] (“Joining Party”), and delivered to DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent and Collateral Agent, for the benefit of the Secured Creditors (as defined below). Except as otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.
W I T N E S S E T H :
     WHEREAS, Town Sports International Holdings, Inc. (“Holdings”), Town Sports International, LLC (the “Borrower”), the lenders from time to time party thereto (the “Lenders”), and Deutsche Bank Trust Company Americas, as administrative agent (together with any successor administrative agent, the “Administrative Agent”), have entered into a Credit Agreement, dated as of May [__], 2011 (as amended, modified, restated and/or supplemented from time to time, the “Credit Agreement”), providing for the making of Loans to the Borrower and the issuance of, and participation in, Letters of Credit for the account of the Borrower, all as contemplated therein (the Lenders, the Issuing Lenders, the Administrative Agent and the Collateral Agent are herein called the “Lender Creditors”);
     WHEREAS, the Borrower and/or one or more of its Subsidiaries may at any time and from time to time enter into one or more Interest Rate Protection Agreements or Other Hedging Agreements with one or more Lenders or any affiliate thereof (each such Lender or affiliate, even if the respective Lender subsequently ceases to be a Lender under the Credit Agreement for any reason, together with such Lender’s or affiliate’s successors and assigns, if any, collectively, the “Other Creditors” and, together with the Lender Creditors, the “Secured Creditors”);
     WHEREAS, the Joining Party is a direct or indirect Wholly-Owned Domestic Subsidiary of the Borrower and desires, or is required pursuant to the provisions of the Credit Agreement, to become a Subsidiary Guarantor under the Subsidiaries Guaranty, an Assignor under, and as defined in, the Security Agreement (an “Assignor”), and a Pledgor under, and as defined in, the Pledge Agreement (a “Pledgor”); and
     WHEREAS, the Joining Party will obtain benefits from the incurrence of Loans by, and the issuance of Letters of Credit for the account of, the Borrower, in each case pursuant to the Credit Agreement and the entering into by the Borrower and/or one or more of its other Subsidiaries of Interest Rate Protection Agreements and Other Hedging Agreements and, accordingly, desires to execute this Joinder in order to satisfy the requirements described in the preceding recital;
     NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to the Joining Party, the receipt and sufficiency of which are hereby acknowledged, the

EXHIBIT M
Joining Party hereby makes the following representations and warranties to the Secured Creditors and hereby covenants and agrees with each Secured Creditor as follows:
     NOW, THEREFORE, the Joining Party agrees as follows:
     1. By this Joinder, the Joining Party becomes (i) a Subsidiary Guarantor for all purposes under the Subsidiaries Guaranty, pursuant to Section 25 thereof, (ii) an Assignor for all purposes under the Security Agreement, pursuant to Section 10.12 thereof, and (iii) a Pledgor for all purposes under the Pledge Agreement, pursuant to Section 29 thereof.
     2. The Joining Party agrees that, upon its execution hereof, it will become a Subsidiary Guarantor under the Subsidiaries Guaranty with respect to all Guaranteed Obligations (as defined in the Subsidiaries Guaranty), and will be bound by all terms, conditions and duties applicable to a Subsidiary Guarantor under the Subsidiaries Guaranty and the other Credit Documents. Without limitation of the foregoing, and in furtherance thereof, the Joining Party unconditionally, absolutely and irrevocably guarantees on a joint and several basis the due and punctual payment and performance of all Guaranteed Obligations (on the same basis as the other Subsidiary Guarantors under the Subsidiaries Guaranty).
     3. The Joining Party agrees that, upon its execution hereof, it will become a Pledgor under the Pledge Agreement, and will be bound by all terms, conditions and duties applicable to a Pledgor under the Pledge Agreement. Without limitation of the foregoing and in furtherance thereof, as security for the due and punctual payment of the Obligations (as defined in the Pledge Agreement), the Joining Party hereby grants, pledges and assigns to the Collateral Agent for the benefit of the Secured Creditors and hereby grants to the Collateral Agent for the benefit of the Secured Creditors a continuing security interest in all Pledge Agreement Collateral, if any, now owned or, to the extent provided in the Pledge Agreement, hereafter acquired by it.
     4. The Joining Party agrees that, upon its execution hereof, it will become an Assignor under the Security Agreement, and will be bound by all terms, conditions and duties applicable to an Assignor under the Security Agreement. Without limitation of the foregoing and in furtherance thereof, as security for the due and punctual payment of the Obligations (as defined in the Security Agreement), the Joining Party hereby assigns and transfers unto the Collateral Agent for the benefit of the Secured Creditors and hereby pledges and grants to the Collateral Agent for the benefit of the Secured Creditors, a continuing security interest in all Security Agreement Collateral, if any, now owned or, to the extent provided in the Security Agreement, hereafter acquired by it.
     5. In connection with the grant by the Joining Party, pursuant to paragraph 3 above, of a security interest in all of its right, title and interest in the Pledge Agreement Collateral in favor of the Collateral Agent, the Joining Party agrees to deliver to the Collateral Agent for the benefit of the Secured Creditors, together with the delivery of this Joinder, each of the items required to be delivered by it pursuant to Section 3.2 of the Pledge Agreement.
     6. Without limiting the foregoing, the Joining Party hereby makes and undertakes, as the case may be, each covenant, representation and warranty made by, and as

EXHIBIT M
(i) each Subsidiary Guarantor pursuant to Section 11 of the Subsidiaries Guaranty, (ii) each Assignor pursuant to Articles II, III, IV, V and VI of the Security Agreement and (iii) each Pledgor pursuant to Section 16 of the Pledge Agreement, and agrees to be bound by all covenants, agreements and obligations of a Subsidiary Guarantor, Assignor and Pledgor pursuant to the Subsidiaries Guaranty, the Security Agreement and the Pledge Agreement, respectively, and all other Credit Documents to which it is or becomes a party.
     7. Annexes A, B, C, D, E, F and G to the Pledge Agreement are hereby amended by supplementing such Annexes with the information for the Joining Party contained on Annexes A, B, C, D, E, F and G attached hereto as Annex I. In addition, Annexes A, B, C, D, E, F and G to the Security Agreement are hereby amended by supplementing such Annexes with the information for the Joining Party contained on Annexes A, B, C, D, E, F and G attached hereto as Annex II.
     8. This Joinder shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and its successors and assigns. THIS JOINDER SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. This Joinder may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument. In the event that any provision of this Joinder shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Joinder which shall remain binding on all parties hereto.
     9. From and after the execution and delivery hereof by the parties hereto, this Joinder shall constitute a “Credit Document” for all purposes of the Credit Agreement and the other Credit Documents.
     10. The effective date of this Joinder is [DATE].
* * *

EXHIBIT M
     IN WITNESS WHEREOF, the Joining Party has caused this Joinder to be duly executed as of the date first above written.

[NAME OF NEW SUBSIDIARY]
By:
Name:
Title:

Accepted and Acknowledged by:
DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Administrative Agent and as
Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT M: ANNEX I
to
JOINDER AGREEMENT
SCHEDULES A, B, C, D, E, F and G TO THE PLEDGE AGREEMENT

EXHIBIT M: ANNEX A
to
PLEDGE AGREEMENT
SCHEDULE OF LEGAL NAMES, TYPE OF ORGANIZATION
(AND WHETHER A REGISTERED ORGANIZATION AND/OR
A TRANSMITTING UTILITY), JURISDICTION OF ORGANIZATION
AND ORGANIZATIONAL IDENTIFICATION NUMBERS

	Registered		Pledgor’s	Transmitting
Exact Legal Name of Each	Organization?	Jurisdiction of	Organization Identification Number (or, if	Utility?
Pledgor	(Yes/No)	Organization	it has none, so indicate)	(Yes/No)

EXHIBIT M: ANNEX B
to
PLEDGE AGREEMENT
SCHEDULE OF SUBSIDIARIES

Entity	Ownership	Jurisdiction of
Organization

EXHIBIT M: ANNEX C
to
PLEDGE AGREEMENT
SCHEDULE OF STOCK
1.	[PLEDGOR]

Sub-clause of
Name of					Section 3.2(a)
Issuing	Type of	Number of	Certificate	Percentage	of Pledge
Corporation	Shares	Shares	No.	Owned	Agreement
2.	[ADDITIONAL PLEDGOR(S)]

Sub-clause of
Name of					Section 3.2(a)
Issuing	Type of	Number of	Certificate	Percentage	of Pledge
Corporation	Shares	Shares	No.	Owned	Agreement

EXHIBIT M: ANNEX D
to
PLEDGE AGREEMENT
SCHEDULE OF NOTES
1.	[PLEDGOR]

Sub-clause of
Section 3.2(a)
Amount	Maturity Date	Obligor	of Pledge Agreement
2.	[ADDITIONAL PLEDGOR(S)]

Sub-clause of
Section 3.2(a)
Amount	Maturity Date	Obligor	of Pledge Agreement

EXHIBIT M: ANNEX E
to
PLEDGE AGREEMENT
SCHEDULE OF LIMITED LIABILITY COMPANY INTERESTS
1.	[PLEDGOR]

Name of			Sub-clause of
Issuing Limited	Type of		Section 3.2(a)
Liability Company	Interest	Percentage Owned	of Pledge Agreement
2.	[ADDITIONAL PLEDGOR(S)]

Name of			Sub-clause of
Issuing Limited	Type of		Section 3.2(a)
Liability Company	Interest	Percentage Owned	of Pledge Agreement

EXHIBIT M: ANNEX F
to
PLEDGE AGREEMENT
SCHEDULE OF PARTNERSHIP INTERESTS
1.	[PLEDGOR]

Sub-clause of
Name of	Type of		Section 3.2(a)
Issuing Partnership	Interest	Percentage Owned	of Pledge Agreement
2.	[ADDITIONAL PLEDGOR(S)]

Sub-clause of
Name of	Type of		Section 3.2(a)
Issuing Partnership	Interest	Percentage Owned	of Pledge Agreement

EXHIBIT M: ANNEX G
to
PLEDGE AGREEMENT
SCHEDULE OF CHIEF EXECUTIVE OFFICES

Name of Pledgor	Address(es) of Chief Executive Office

EXHIBIT M: ANNEX II
to
JOINDER AGREEMENT
SCHEDULES A, B, C, D, E, F and G TO THE SECURITY AGREEMENT

EXHIBIT M: ANNEX A
to
SECURITY AGREEMENT
SCHEDULE OF CHIEF EXECUTIVE OFFICES

Name of Assignor	Address(es) of Chief Executive Office

EXHIBIT M: ANNEX B
to
SECURITY AGREEMENT
SCHEDULE OF LEGAL NAMES, TYPE OF ORGANIZATION
(AND WHETHER A REGISTERED ORGANIZATION AND/OR
A TRANSMITTING UTILITY), JURISDICTION OF ORGANIZATION
AND ORGANIZATIONAL IDENTIFICATION NUMBERS

Type of Organization (or, if
Exact Legal Name	the Assignor is an	Registered		Assignor's Organization	Transmitting
of Each	Individual, so	Organization?	Jurisdiction of	Identification Number (or,	Utility?
Assignor	indicate)	(Yes/No)	Organization	if it has none, so indicate)	(Yes/No)

EXHIBIT M: ANNEX C
to
SECURITY AGREEMENT
SCHEDULE OF TRADE AND FICTITIOUS NAMES

Name of	Trade and/or
Assignor	Fictitious Names

EXHIBIT M: ANNEX D
to
SECURITY AGREEMENT
DESCRIPTION OF COMMERCIAL TORT CLAIMS

Name of Assignor	Description of Commercial Tort Claims

EXHIBIT M: ANNEX E
to
SECURITY AGREEMENT
SCHEDULE OF MARKS AND APPLICATIONS;
INTERNET DOMAIN NAME REGISTRATIONS
1.	Marks and Applications:

Marks	Country	Registration No.

2. Internet Domain Name Registrations:
Internet Domain Names	Country	Registration No. (or other applicable identifier)

EXHIBIT M: ANNEX F
to
SECURITY AGREEMENT
SCHEDULE OF PATENTS

EXHIBIT M
SCHEDULE OF COPYRIGHTS

NUMBERS	PUBLICATION	COPYRIGHT
REGISTRATION	DATE	TITLE

EXHIBIT N
FORM OF SUBORDINATION PROVISIONS
     Section 1.01. Subordination of Liabilities. [Name of Payor] (the “Payor”), for itself, its successors and assigns, covenants and agrees, and each holder of the Note to which this Annex A is attached (the “Note”) by its acceptance thereof likewise covenants and agrees, that the payment of the principal of, interest on, and all other amounts owing in respect of, the Note (the “Subordinated Indebtedness”) is hereby expressly subordinated, to the extent and in the manner set forth below, to the prior payment in full in cash of all Senior Indebtedness (as defined in Section 1.07 of this Annex A). The provisions of this Annex A shall constitute a continuing offer to all persons or other entities who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such holders are made obligees hereunder the same as if their names were written herein as such, and they and/or each of them may proceed to enforce such provisions.
     Section 1.02. Payor Not to Make Payments with Respect to Subordinated Indebtedness in Certain Circumstances. (a) Upon the maturity of any Senior Indebtedness (including interest thereon or fees or any other amounts owing in respect thereof), whether at stated maturity, by acceleration or otherwise, all Obligations (as defined in Section 1.07 of this Annex A) owing in respect of the Senior Indebtedness shall first be paid in full in cash in accordance with the terms thereof, before any payment of any kind or character, whether in cash, property, securities or otherwise, is made on account of the Subordinated Indebtedness.
     (b) The Payor may not, directly or indirectly (and no person or other entity on behalf of the Payor may), make any payment of any Subordinated Indebtedness and may not acquire any Subordinated Indebtedness for cash or property until all Senior Indebtedness has been paid in full in cash if any event of default under the Credit Agreement (as defined in Section 1.07 of this Annex A) or any other issue of Senior Indebtedness is then in existence or would result therefrom. Each holder of the Note hereby agrees that, so long as any such event of default in respect of any issue of Senior Indebtedness exists, it will not sue for, or otherwise take any action to enforce the Payor’s obligations to pay, amounts owing in respect of the Note. Each holder of the Note understands and agrees that to the extent that clause (a) of this Section 1.02 or this clause (b) prohibits the payment of any Subordinated Indebtedness, such unpaid amount shall not constitute a payment default under the Note and the holder of the Note may not sue for, or otherwise take action to enforce the Payor’s obligation to pay such amount, provided that such unpaid amount shall remain an obligation of the Payor to the holder of the Note pursuant to the terms of the Note.
     (c) In the event that, notwithstanding the provisions of the preceding subsections (a) and (b) of this Section 1.02, the Payor (or any Person on behalf of the Payor) shall make (or the holder of the Note shall receive) any payment on account of the Subordinated Indebtedness at a time when payment is not permitted by said subsection (a) or (b), such payment shall be held by the holder of the Note, in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of Senior Indebtedness or their representative or the trustee under the indenture or other agreement pursuant to which any instruments evidencing any

EXHIBIT N:
ANNEX C to SECURITY AGREEMENT
Senior Indebtedness may have been issued, as their respective interests may appear (including by giving effect to any intercreditor or subordination arrangements among such holders), for application pro rata to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in cash in accordance with the terms of such Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness. Without in any way modifying the provisions of this Annex A or affecting the subordination effected hereby if such notice is not given, the Payor shall give the holder of the Note prompt written notice of any maturity of Senior Indebtedness after which such Senior Indebtedness remains unsatisfied.
     Section 1.03. Subordination to Prior Payment of All Senior Indebtedness on Dissolution, Liquidation or Reorganization of Payor. (a) Upon any distribution of assets of the Payor upon dissolution, winding up, liquidation or reorganization of the Payor (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):
     (i) the holders of all Senior Indebtedness shall first be entitled to receive payment in full in cash of all Senior Indebtedness in accordance with the terms thereof (including, without limitation, post-petition interest at the rate provided in the documentation with respect to the Senior Indebtedness, whether or not such post-petition interest is an allowed claim against the debtor in any bankruptcy or similar proceeding) before the holder of the Note is entitled to receive any payment of any kind or character on account of the Subordinated Indebtedness;
     (ii) any payment or distributions of assets of the Payor of any kind or character, whether in cash, property or securities to which the holder of the Note would be entitled except for the provisions of this Annex A, shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or other trustee or agent, directly to the holders of Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture under which any instruments evidencing any such Senior Indebtedness may have been issued as their respective interests may appear (including by giving effect to any intercreditor or subordination arrangements among such holders), to the extent necessary to make payment in full in cash of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and
     (iii) in the event that, notwithstanding the foregoing provisions of this Section 1.03, any payment or distribution of assets of the Payor of any kind or character, whether in cash, property or securities, shall be received by the holder of the Note on account of Subordinated Indebtedness before all Senior Indebtedness is paid in full in cash in accordance with the terms thereof, such payment or distribution shall be received and held in trust for and shall be paid over to the holders of the Senior Indebtedness remaining unpaid or their representative or representatives, or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, as their respective interests may appear (including by giving effect to any intercreditor or subordination arrangements among such holders)

EXHIBIT N:
ANNEX C to SECURITY AGREEMENT
for application to the payment of such Senior Indebtedness until all such Senior Indebtedness shall have been paid in full in cash in accordance with the terms thereof, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.
     (b) To the extent any payment of Senior Indebtedness (whether by or on behalf of any Payor, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar person, the Senior Indebtedness or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment has not occurred.
     (c) If the holder of the Note does not file a proper claim or proof of debt in the form required in any proceeding or other action referred to in the introduction paragraph of this Section 1.03 prior to 30 days before the expiration of the time to file such claim or claims, then any of the holders of the Senior Indebtedness or their representative is hereby authorized to file an appropriate claim for and on behalf of the holder of the Note.
     (d) Without in any way modifying the provisions of this Annex A or affecting the subordination effected hereby if such notice is not given, the Payor shall give prompt written notice to the holder of the Note of any dissolution, winding up, liquidation or reorganization of the Payor (whether in bankruptcy, insolvency or receivership proceedings or upon assignment for the benefit of creditors or otherwise).
     Section 1.04. Subrogation. Subject to the prior payment in full in cash of all Senior Indebtedness in accordance with the terms thereof, the holder of the Note shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Payor applicable to the Senior Indebtedness until all amounts owing on the Note shall be paid in full, and for the purpose of such subrogation no payments or distributions to the holders of the Senior Indebtedness by or on behalf of the Payor or by or on behalf of the holder of the Note by virtue of this Annex A which otherwise would have been made to the holder of the Note shall, as between the Payor, its creditors other than the holders of Senior Indebtedness, and the holder of the Note, be deemed to be payment by the Payor to or on account of the Senior Indebtedness, it being understood that the provisions of this Annex A are and are intended solely for the purpose of defining the relative rights of the holder of the Note, on the one hand, and the holders of the Senior Indebtedness, on the other hand.
     Section 1.05. Obligation of the Payor Unconditional. Nothing contained in this Annex A or in the Note is intended to or shall impair, as between the Payor and the holder of the Note, the obligation of the Payor, which is absolute and unconditional, to pay to the holder of the Note the principal of and interest on the Note as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holder of the Note and creditors of the Payor other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the holder of the Note from exercising all remedies otherwise permitted by applicable law upon an event of default under the Note, subject to the

EXHIBIT N:
ANNEX C to SECURITY AGREEMENT
provisions of this Annex A and the rights, if any, under this Annex A of the holders of Senior Indebtedness in respect of cash, property, or securities of the Payor received upon the exercise of any such remedy. Upon any distribution of assets of the Payor referred to in this Annex A, the holder of the Note shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the holder of the Note, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Payor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Annex A.
     Section 1.06. Subordination Rights Not Impaired by Acts or Omissions of Payor or Holders of Senior Indebtedness. No right of any present or future holders of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Payor or by any act or failure to act in good faith by any such holder, or by any noncompliance by the Payor with the terms and provisions of the Note, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of the Senior Indebtedness may, without in any way affecting the obligations of the holder of the Note with respect hereto, at any time or from time to time and in their absolute discretion, change the manner, place or terms of payment of, change or extend the time of payment of, or renew, increase or otherwise alter, any Senior Indebtedness or amend, modify or supplement any agreement or instrument governing or evidencing such Senior Indebtedness or any other document referred to therein, or exercise or refrain from exercising any other of their rights under the Senior Indebtedness including, without limitation, the waiver of default thereunder and the release of any collateral securing such Senior Indebtedness, all without notice to or assent from the holder of the Note.
     Section 1.07. Senior Indebtedness. The term “Senior Indebtedness” shall mean all Obligations (as defined below) (i) of the Payor under, or in respect of, (x) the Credit Agreement (as amended, modified, supplemented, extended, restated, refinanced, replaced or refunded from time to time, the “Credit Agreement”), dated as of May [__], 2011, by and among Town Sports International Holdings, Inc., [the Payor] [Town Sports International, LLC], the lenders from time to time party thereto and Deutsche Bank Trust Company Americas, as Administrative Agent, and any renewal, extension, restatement, refinancing or refunding thereof, and (y) each other Credit Document (as defined in the Credit Agreement) to which the Payor is a party and (ii) of the Payor under, or in respect of (including by reason of its Guaranty (as defined in the Credit Agreement) to the extent that the Payor is a party thereto), any Interest Rate Protection Agreements or Other Hedging Agreements (each as defined in the Credit Agreement). As used herein, the term “Obligation” shall mean any principal, interest, premium, penalties, fees, expenses, indemnities and other liabilities and obligations (including guaranties of the foregoing liabilities and obligations) payable under the documentation governing any Senior Indebtedness (including post-petition interest at the rate provided in the documentation with respect to such Senior Indebtedness, whether or not such interest is an allowed claim against the debtor in any bankruptcy or similar proceeding).

EXHIBIT N:
ANNEX C to SECURITY AGREEMENT
     Section 1.08. Miscellaneous. If, at any time, all or part of any payment with respect to Senior Indebtedness theretofore made by the Payor or any other Person or entity is rescinded or must otherwise be returned by the holders of Senior Indebtedness for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of the Payor or such other Person or entity), the subordination provisions set forth herein shall continue to be effective or be reinstated, as the case may be, all as though such payment had not been made.

EXHIBIT O-1
INCREMENTAL TERM LOAN COMMITMENT AGREEMENT
[Name(s) of Lender(s)]
_____________, ______
Town Sports International, LLC
5 Penn Plaza
4th Floor
New York, New York 10001

Re:	Incremental Term Loan Commitments
Ladies and Gentlemen:
     Reference is hereby made to the Credit Agreement, dated as of May [__], 2011, (as amended, restated, modified and/or supplemented from time to time, the “Credit Agreement”), among Town Sports International Holdings, Inc. (“Holdings”), Town Sports International, LLC (the “Borrower”), the lenders from time to time party thereto (the “Lenders”) and Deutsche Bank Trust Company Americas, as administrative agent (in such capacity, the “Administrative Agent”). Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings set forth in the Credit Agreement.
     Each Lender (each an “Incremental Term Loan Lender”) party to this letter agreement (this “Agreement”) hereby severally agrees to provide the Incremental Term Loan Commitment set forth opposite its name on Annex I attached hereto (for each such Incremental Term Loan Lender, its “Incremental Term Loan Commitment”). Each Incremental Term Loan Commitment provided pursuant to this Agreement shall be subject to all of the terms and conditions set forth in the Credit Agreement, including, without limitation, Sections 2.01(c) and 2.14 thereof.
     Each Incremental Term Loan Lender, the Borrower and the Administrative Agent acknowledge and agree that the Incremental Term Loan Commitments provided pursuant to this Agreement shall constitute Incremental Term Loan Commitments of the respective Tranche specified in Annex I attached hereto and, upon the incurrence of Incremental Term Loans pursuant to such Incremental Term Loan Commitments, shall constitute Incremental Term Loans under such specified Tranche for all purposes of the Credit Agreement and the other applicable Credit Documents. Each Incremental Term Loan Lender, the Borrower and the Administrative Agent further agree that, with respect to the Incremental Term Loan Commitment provided by each Incremental Term Loan Lender pursuant to this Agreement, such Incremental Term Loan Lender shall receive from the Borrower such upfront fees, unutilized commitment fees and/or other fees, if any, as may be separately agreed to in writing with the Borrower and the Incremental Term Loan Lenders (and which fees have been identified by the Borrower to the Administrative Agent), all of which fees shall be due and payable to such Incremental Term Loan Lender on the terms and conditions set forth in each such separate agreement.

EXHIBIT O-1

     Furthermore, each of the parties to this Agreement hereby agree to the terms and conditions set forth on Annex I hereto in respect of each Incremental Term Loan Commitment provided pursuant to this Agreement.
     Each Incremental Term Loan Lender party to this Agreement, to the extent not already a party to the Credit Agreement as a Lender thereunder, (i) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and to become a Lender under the Credit Agreement, (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and the other Credit Documents, (iii) appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents, as are delegated to the Administrative Agent and the Collateral Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto, (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the other Credit Documents are required to be performed by it as a Lender, and (v) in the case of each Incremental Term Loan Lender that is a Foreign Lender, attaches the forms and/or Certificates referred to in Section 5.04(b) of the Credit Agreement, certifying as to its entitlement as of the date hereof to a complete exemption from United States withholding taxes with respect to all payments to be made to it by the Borrower under the Credit Agreement and the other Credit Documents.
     Upon the date of (i) the execution of a counterpart of this Agreement by each Incremental Term Loan Lender, the Administrative Agent, the Borrower, Holdings and each Subsidiary Guarantor, (ii) the delivery to the Administrative Agent of a fully executed counterpart (including by way of facsimile) hereof, (iii) the payment of any fees then due and payable in connection herewith and (iv) the satisfaction of any other conditions precedent set forth in Section 8 of Annex I hereto (such date, the “Agreement Effective Date”), each Incremental Term Loan Lender party hereto (i) shall be obligated to make the Incremental Term Loans provided to be made by it as provided in this Agreement on the terms, and subject to the conditions, set forth in the Credit Agreement and in this Agreement, and (ii) to the extent provided in this Agreement, shall have the rights and obligations of a Lender thereunder and under the other applicable Credit Documents.
     The Borrower acknowledges and agrees that (i) it shall be liable for all Obligations with respect to the Incremental Term Loan Commitments provided hereby including, without limitation, all Incremental Term Loans made pursuant thereto, and (ii) all such Obligations (including all such Incremental Term Loans) shall constitute (and be included in the definition of) “Guaranteed Obligations” under each Guaranty and be entitled to the benefits of the respective Security Documents and each Guaranty as, and to the extent, provided in the Credit Agreement and in such other Credit Documents.
     Holdings and each Subsidiary Guarantor acknowledges and agrees that all Obligations with respect to the Incremental Term Loan Commitments provided hereby and all Incremental Term Loans made pursuant thereto shall (i) be fully guaranteed pursuant to the Guaranties as, and to the extent, provided in the respective Guaranties and in the Credit

EXHIBIT O-1

Agreement, and (ii) be entitled to the benefits of the respective Security Documents as, and to the extent, provided therein and in the Credit Agreement.
     Attached hereto as Annex II is the officer’s certificate required to be delivered pursuant to clause (iii) of the definition of “Incremental Commitment Requirements” contained in the Credit Agreement certifying as to compliance with clauses (i) and (ii) of such definition and containing the calculations (in reasonable detail) required by such clause (ii) thereof.
     Attached hereto as Annex III [is an opinion] [are opinions] of [insert name or names of counsel, including in-house counsel, who will be delivering opinions], counsel to the respective Credit Parties required to be delivered pursuant to clause (v) of the definition of “Incremental Commitment Requirements” contained in the Credit Agreement.
     Attached hereto as Annex IV are true and correct copies of the applicable officers’ certificates and board of directors resolutions of the Credit Parties and, solely with respect to the Borrower, good standing certificate, required to be delivered pursuant to clause (vi) of the definition of “Incremental Commitment Requirements” appearing in the Credit Agreement.
     You may accept this Agreement by signing the enclosed copies in the space provided below, and returning one copy of same to us before the close of business on ____________, ____. If you do not so accept this Agreement by such time, our Incremental Term Loan Commitments set forth in this Agreement shall be deemed canceled.
     After the execution and delivery to the Administrative Agent of a fully executed copy of this Agreement (including by way of counterparts and by facsimile transmission) by the parties hereto, this Agreement may only be changed, modified or varied by written instrument in accordance with the requirements for the modification of Credit Documents pursuant to Section 13.12 of the Credit Agreement.
     In the event of any conflict between the terms of this Agreement and those of the Credit Agreement, the terms of the Credit Agreement shall control.
*****

EXHIBIT O-1

     THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICTS OF LAWS PRINCIPLES.

Very truly yours,

[NAME OF EACH INCREMENTAL TERM LOAN LENDER]

By

Name:
Title
Agreed and Accepted
this ___ day of __________, ____:

TOWN SPORTS INTERNATIONAL, LLC

By:
Name:
Title:

EXHIBIT O-1

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT O-1

Each of Holdings and each Subsidiary Guarantor acknowledges and agrees to each the foregoing provisions of this Incremental Term Loan Commitment Agreement and to the incurrence of the Incremental Term Loans to be made pursuant thereto.
[INSERT SIGNATURE BLOCK FOR HOLDINGS AND SUBSIDIARY GUARANTORS]

EXHIBIT O-1
TERMS AND CONDITIONS FOR
INCREMENTAL TERM LOAN COMMITMENT AGREEMENT
Dated as of _____________, ____
1. Name of Borrower and jurisdiction of organization: Town Sports International, LLC, a New York limited liability company.
2. Incremental Term Loan Commitment Amounts (as of the Agreement Effective Date):

Amount of Incremental Term Loan
Names of Incremental Term Loan Lenders	Commitment stated Dollars
Total:39
3.	Designation of Tranche of Incremental Term Loan Commitments (and Incremental Term Loans to be funded thereunder)[40]:

4.	Indicate the Incremental Term Loan Borrowing Date:

5.	Incremental Term Loan Maturity Date:[41]

6.	Dates for, and amounts of, Incremental Term Loan Scheduled Repayments:[42]

[39]	The aggregate amount of each Tranche of Incremental Term Loan Commitments must be at least $25,000,000 (or such lower amount as may be acceptable to the Administrative Agent) and in integral multiples of $5,000,000 in excess thereof.

[2]	Designate the respective Tranche for such Incremental Term Loan Commitments or indicate that it is to be added to (and form part of) an existing Tranche of Term Loans.

[3]	Insert Maturity Date for the Incremental Term Loans to be incurred pursuant to the Incremental Term Loan Commitments provided hereunder, provided that (i) such Incremental Term Loan Maturity Date shall be no earlier than the Initial Term Loan Maturity Date, and (ii) in the event the Incremental Term Loan Commitments to be provided pursuant to this Agreement are to be added to (and form a part of ) an existing Tranche of Term Loans, the Incremental Term Loan Maturity Date for the Incremental Term Loans to be incurred pursuant to such Incremental Term Loan Commitments shall be the same Maturity Date as for such existing Tranche of Term Loans.

[4]	Set forth the Scheduled Incremental Term Loan Repayment Dates and the principal amount (expressed as a numerical amount or as a percentage of the aggregate amount of Incremental Term Loans to be incurred
(continued...)

Exhibit O-1

7.	Applicable Margins, Base Rate floor and Eurodollar Rate floor:[43]

8.	Other Conditions Precedent:[44]

[9.	The Borrower agrees to pay compensation as, and to the extent, provided in the last paragraph of Section 2.14(c) of the Credit Agreement.][45]

(...continued)

pursuant to the Incremental Term Loan Commitments provided hereunder), provided that (i) to the extent the Incremental Term Loan Commitments being provided hereunder constitute a new Tranche of Term Loans, the Weighted Average Life to Maturity of such new Tranche shall be no less than the Weighted Average Life to Maturity as then in effect for the Initial Term Loans, and (ii) in the event the Incremental Term Loan Commitments to be provided hereunder are to be added to (and form a part of) an existing Tranche of Term Loans, (x) the Scheduled Incremental Term Loan Repayments for such Incremental Term Loans shall be the same (on a proportionate basis) as is theretofore applicable to the existing Tranche of Term Loans to which such new Incremental Term Loans are being added, and (y) such Incremental Term Loans shall have the same Scheduled Incremental Term Loan Repayment Dates.

[43]	Insert the Applicable Margins, Base Rate floor and Eurodollar Rate floor that shall apply to the Incremental Term Loans being provided hereunder, provided in the event the Incremental Term Loan Commitments to be provided hereunder are to be made under (and form a part of) an existing Tranche of Term Loans, the Incremental Term Loans to be incurred pursuant to such Incremental Term Loan Commitments shall have the same Applicable Margins applicable to such existing Tranche of Term Loans.

[7]	Insert any additional conditions precedent which may be required to be satisfied prior to the Agreement Effective Date.

[45]	Insert if the respective Incremental Term Loan Commitments are to be added to (and form a part of) an existing Tranche of Term Loans and to the extent any related breakage type compensation is required to be paid by the Borrower.

EXHIBIT O-2
INCREMENTAL RL COMMITMENT AGREEMENT
[Name(s) of Lender(s)]
_____________, ______
Town Sports International, LLC
5 Penn Plaza
4th Floor
New York, New York 10001

Re:	Incremental RL Commitments
Ladies and Gentlemen:
     Reference is hereby made to the Credit Agreement, dated as of May [__], 2011, (as amended, restated, modified and/or supplemented from time to time, the “Credit Agreement”), among Town Sports International Holdings, Inc. (“Holdings”), Town Sports International, LLC (the “Borrower”), the lenders from time to time party thereto (the “Lenders”) and Deutsche Bank Trust Company Americas, as administrative agent (in such capacity, the “Administrative Agent”). Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings set forth in the Credit Agreement.
     Each Lender (each an “Incremental RL Lender”) party to this letter agreement (this “Agreement”) hereby severally agrees to provide the Incremental RL Commitment set forth opposite its name on Annex I attached hereto (for each such Incremental RL Lender, its “Incremental RL Commitment”). Each Incremental RL Commitment provided pursuant to this Agreement shall be subject to all of the terms and conditions set forth in the Credit Agreement, including, without limitation, Sections 2.01(b) and 2.15 thereof.
     Each Incremental RL Lender, the Borrower and the Administrative Agent acknowledge and agree that the Revolving Loans incurred pursuant to the Incremental RL Commitments provided pursuant to this Agreement shall constitute Revolving Loans for all purposes of the Credit Agreement and the other applicable Credit Documents. Each Incremental RL Lender, the Borrower and the Administrative Agent further agree that, with respect to the Incremental RL Commitment provided by each Incremental RL Lender pursuant to this Agreement, such Incremental RL Lender shall receive from the Borrower such upfront fees, unutilized commitment fees and/or other fees, if any, as may be separately agreed to in writing with the Borrower and the Incremental RL Lenders (and which fees have been identified by the Borrower to the Administrative Agent), all of which fees shall be due and payable to such Incremental RL Lender on the terms and conditions set forth in each such separate agreement.
     Furthermore, each of the parties to this Agreement hereby agree to the terms and conditions set forth on Annex I hereto in respect of each Incremental RL Commitment provided pursuant to this Agreement.

Exhibit O-2

     Each Incremental RL Lender party to this Agreement, to the extent not already a party to the Credit Agreement as a Lender thereunder, (i) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and to become a Lender under the Credit Agreement, (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and the other Credit Documents, (iii) appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents, as are delegated to the Administrative Agent and the Collateral Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto, (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the other Credit Documents are required to be performed by it as a Lender, and (v) in the case of each Incremental RL Lender that is a Foreign Lender, attaches the forms and/or Certificates referred to in Section 5.04(b) of the Credit Agreement, certifying as to its entitlement as of the date hereof to a complete exemption from United States withholding taxes with respect to all payments to be made to it by the Borrower under the Credit Agreement and the other Credit Documents.
     Upon the date of (i) the execution of a counterpart of this Agreement by each Incremental RL Lender, the Administrative Agent, the Borrower, Holdings and each Subsidiary Guarantor, (ii) the delivery to the Administrative Agent of a fully executed counterpart (including by way of facsimile) hereof, (iii) the payment of any fees then due and payable in connection herewith and (iv) the satisfaction of any other conditions precedent set forth in Section 5 of Annex I hereto (such date, the “Agreement Effective Date”), each Incremental RL Lender party hereto (i) shall be obligated to make the Revolving Loans provided to be made by it as provided in this Agreement on the terms, and subject to the conditions, set forth in the Credit Agreement and in this Agreement, and (ii) to the extent provided in this Agreement, shall have the rights and obligations of a Lender thereunder and under the other applicable Credit Documents.
     The Borrower acknowledges and agrees that (i) it shall be liable for all Obligations with respect to the Incremental RL Commitments provided hereby including, without limitation, all Revolving Loans made pursuant thereto, and (ii) all such Obligations (including all such Revolving Loans) shall constitute (and be included in the definition of) “Guaranteed Obligations” under each Guaranty and be entitled to the benefits of the respective Security Documents and each Guaranty as, and to the extent, provided in the Credit Agreement and in such other Credit Documents.
     Holdings and each Subsidiary Guarantor acknowledges and agrees that all Obligations with respect to the Incremental RL Commitments provided hereby and all Revolving Loans made pursuant thereto shall (i) be fully guaranteed pursuant to the Guaranties as, and to the extent, provided in the respective Guaranties and in the Credit Agreement, and (ii) be entitled to the benefits of the respective Security Documents as, and to the extent, provided therein and in the Credit Agreement.

Exhibit O-2

     Attached hereto as Annex II is the officer’s certificate required to be delivered pursuant to clause (iii) of the definition of “Incremental Commitment Requirements” contained in the Credit Agreement certifying as to compliance with clauses (i) and (ii) of such definition and containing the calculations (in reasonable detail) required by such clause (ii) thereof.
     Attached hereto as Annex III [is an opinion] [are opinions] of [insert name or names of counsel, including in-house counsel, who will be delivering opinions], counsel to the respective Credit Parties required to be delivered pursuant to clause (v) of the definition of “Incremental Commitment Requirements” contained in the Credit Agreement.
     Attached hereto as Annex IV are true and correct copies of the applicable officers’ certificates and board of directors resolutions of the Credit Parties and, solely with respect to the Borrower, good standing certificate, required to be delivered pursuant to clause (vi) of the definition of “Incremental Commitment Requirements” appearing in the Credit Agreement.
     You may accept this Agreement by signing the enclosed copies in the space provided below, and returning one copy of same to us before the close of business on ____________, ____. If you do not so accept this Agreement by such time, our Incremental RL Commitments set forth in this Agreement shall be deemed canceled.
     After the execution and delivery to the Administrative Agent of a fully executed copy of this Agreement (including by way of counterparts and by facsimile transmission) by the parties hereto, this Agreement may only be changed, modified or varied by written instrument in accordance with the requirements for the modification of Credit Documents pursuant to Section 13.12 of the Credit Agreement.
     In the event of any conflict between the terms of this Agreement and those of the Credit Agreement, the terms of the Credit Agreement shall control.
*****

Exhibit O-2

     THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICTS OF LAWS PRINCIPLES.

Very truly yours,
[NAME OF EACH INCREMENTAL RL LENDER]

By	Name:
Title
Agreed and Accepted
this ___ day of __________, ____:
TOWN SPORTS INTERNATIONAL, LLC

By:
Name:
Title:

Exhibit O-2

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

Exhibit O-2

Each of Holdings and each Subsidiary Guarantor acknowledges and agrees to each the foregoing provisions of this Incremental RL Commitment Agreement and to the incurrence of the Revolving Loans to be made pursuant thereto.
[INSERT SIGNATURE BLOCK FOR HOLDINGS AND SUBSIDIARY GUARANTORS]

EXHIBIT O-2
TERMS AND CONDITIONS FOR
INCREMENTAL RL COMMITMENT AGREEMENT
Dated as of _____________, ____
1. Name of Borrower and jurisdiction of organization: Town Sports International, LLC, a New York limited liability company.
2. Incremental RL Commitment Amounts (as of the Agreement Effective Date):

Amount of Incremental RL Commitment stated
Names of Incremental RL Lenders	Dollars
Total:46
3.	Indicate the Incremental RL Commitment Date:

4.	Applicable Margins:[47]

5.	Other Conditions Precedent:[48]

[6.	The Borrower agrees to pay compensation as, and to the extent, provided in Section 2.15(c) of the Credit Agreement.][49]

[46]	The aggregate amount of Incremental RL Commitments must be at least $25,000,000 (or such lower amount as may be acceptable to the Administrative Agent) and in integral multiples of $5,000,000 in excess thereof.

[47]	Insert the Applicable Margins that shall apply to the Revolving Loans to be incurred pursuant to the Incremental RL Commitments being provided hereunder.

[48]	Insert any additional conditions precedent which may be required to be satisfied prior to the Agreement Effective Date.

[49]	Insert to the extent any related breakage type compensation is required to be paid by the Borrower.